                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 033-46723-02
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 9, 1997)

                                   $705,485,000 (APPROXIMATE)
                                  MORGAN STANLEY CAPITAL I INC.

XL 1997
                                AS DEPOSITOR
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-XL1

                             --------------------

   The Series 1997-XL1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of fourteen classes (each a "Class"), designated as the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class X Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class Q Certificates, Class R Certificates and Class LR Certificates. Only the Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby; the Class G, Class H, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Fitch Investors Service, L.P. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Service ("S&P" and, together with Fitch and Moody's the "Rating Agencies") as set forth in the table below.

   The Certificates will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Morgan Stanley Capital I Inc. (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 12 mortgage loans, with original terms to maturity of not more than 30 years (the "Mortgage Loans"), secured by first liens on 104 commercial properties (the "Mortgaged Properties"). The Mortgaged Properties include retail properties, multifamily properties, office properties and hotel properties. The Mortgage Loans were originated or acquired by Morgan Stanley Mortgage Capital Inc. ("MSMC"). See "Mortgage Pool Characteristics--General" herein. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described under "Mortgage Pool Characteristics" and "Description of the Mortgaged Properties and the Mortgage Loans" herein.

   The master servicer of the Mortgage Loans will be GMAC Commercial Mortgage Corporation (in such capacity, the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances (as defined herein) in respect of the Mortgage Loans. See "The Pooling Agreement--Advances" herein. The Master Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Master Servicer fails to make a required Advance, LaSalle National Bank (the "Trustee"), as acting or successor Master Servicer, acting in accordance with the servicing standard set forth in the Pooling Agreement, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the "Fiscal Agent"), acting in accordance with the servicing standard set forth in the Pooling Agreement, will be required to make such Advance.

See "Risk Factors" beginning on page S-35 herein and "Risk Factors" beginning on page 13 in the Prospectus for certain factors to be considered in purchasing the Offered Certificates.

    THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, MSMC, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITER, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED
                BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH
     IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              -----------------
                         (cover continued on page S-3)

                     APPROXIMATE
                 INITIAL CERTIFICATE     INITIAL                                         RATED FINAL
                     PRINCIPAL OR      PASS-THROUGH                   EXPECTED RATINGS   DISTRIBUTION
CLASS            NOTIONAL AMOUNT (1)       RATE      DESCRIPTION (2)(FITCH/MOODYS/S&P)       DATE
---------------  ------------------- --------------  --------------- ----------------  ---------------
Class A-1 ......     $238,000,000         6.590%          Fixed            AAA/Aaa/AAA October 3, 2030
Class A-2 ......     $ 64,000,000         6.880%         Fixed(3)          AAA/Aaa/AAA October 3, 2030
Class A-3 ......     $226,171,000         6.950%         Fixed(3)          AAA/Aaa/AAA October 3, 2030
Class X(4) .....     $754,531,157         1.156%          WAC/IO            AAA/Aaa/NR October 3, 2030
Class B ........     $ 22,636,000         6.995%           WAC             AAA/Aaa/AA+ October 3, 2030
Class C.........     $ 22,636,000         7.035%           WAC              AA+/Aa1/AA October 3, 2030
Class D ........     $ 45,271,000         7.135%           WAC                 A+/A2/A October 3, 2030
Class E ........     $ 45,271,000         7.325%           WAC            BBB/Baa2/BBB October 3, 2030
Class F ........     $ 41,500,000         7.415%           WAC              BBB-/NR/NR October 3, 2030

--------------------

(Footnotes on page S-3)

                    -------------------------------------

   The Offered Certificates will be purchased by Morgan Stanley & Co. Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 108% of the initial aggregate Certificate Principal Amount of the Offered Certificates, plus accrued interest, if any, from October 1, 1997 before deducting expenses payable by the Depositor.

   The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") in the United States and Cedel Bank, S.A. ("CEDEL") and The Euroclear System ("Euroclear") in Europe, on or about October 17, 1997 against payment therefor in immediately available funds.

                          MORGAN STANLEY DEAN WITTER

          The date of this Prospectus Supplement is October 9, 1997.

                         INSIDE FRONT COVER

                  [GRAPHICS OR IMAGE MATERIAL OMITTED]

Photographs of the following properties: 605 Third Avenue, Clusters of Whitehall, Dreher Plaza, Three Fountains Plaza, Trenholm Plaza, North Shore Towers, Embassy Suites Palm Beach Garden, Radisson Plaza, Newark/Freemont Hilton, Mansion Grove Apartments, Fashion Mall - Keystone at the Crossing

(continuation of cover page)



------------
(1)    Approximate, subject to adjustment as described herein.

(2) "WAC" means weighted average coupon as described herein and "Fixed" means fixed rate coupon. "WAC" and "Fixed" are descriptions of the type of Pass-Through Rates borne by the related Classes and "IO" designates that the related Class is entitled only to distributions of interest.

(3) In no event shall the Pass-Through Rate on the Class A-2 or Class A-3 Certificates exceed the WAC Rate (as defined herein).

(4) The Class X Certificates will not have a Certificate Principal Amount and will not be entitled to receive distributions of principal. Interest will accrue on such Class of Certificates at the Pass-Through Rate thereof on the Notional Amount thereof. The Notional Amount of the Class X Certificates is initially $754,531,157, which is equal to the aggregate initial Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. See "Description of the Offered Certificates--General" herein.

   Distributions on the Offered Certificates will be made, to the extent of Available Funds (as defined herein), on the third Business Day of each month, beginning on November 5, 1997 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest on the Certificates on each Distribution Date will be based on the pass-through rate for the respective Class (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Principal Amount") or notional balance (the "Notional Amount"), as applicable, of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates--Distributions--Payment Priorities."

   The yield to maturity on each Class of the Offered Certificates will be sensitive to, and the yield to maturity on the Class X Certificates will be extremely sensitive to, the rate and timing of principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and payments with respect to repurchases thereof that have the effect of reducing the Certificate Principal Amount or Notional Amount, as the case may be, of such Class. The yield to investors, in particular the investors in subordinate Classes, will be sensitive to the timing and magnitude of delinquencies and losses on the Mortgage Loans. The rights of the holders of the Class B, Class C, Class D, Class E, and Class F Certificates to receive distributions of principal and interest will be subordinated to such rights of the holders of Certificates with an earlier sequential designation (and the Class X Certificates with respect to payments of interest). In addition, with respect to any Class of Certificates entitled to principal distributions, to the extent losses on the Mortgage Loans exceed the principal amount of all Classes of Certificates subordinate to such Class, such Class will bear a loss equal to the amount of such excess up to an amount equal to the remaining principal amount thereof. No representation is made as to the rate, timing or magnitude of any such event with respect to any of the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificate. See "Yield, Prepayment and Maturity Considerations" herein.

   Elections will be made to treat designated portions of the Trust Fund (such portions of the Trust Fund, the "Trust REMICs"), exclusive of the Reserve Accounts, Lock Box Accounts, the Cash Collateral Accounts, the Deferred Interest, the Default Interest, the Deferred Interest Distribution Account and the Class Q Distribution Account (each as defined herein), and the Trust REMICs, in the opinion of counsel, will qualify, as two separate "real estate mortgage investment conduits" (each, a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively) for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will represent "regular interests" in the Upper-Tier REMIC. The Class R and Class LR Certificates will constitute the sole Classes of "residual interests" in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. In addition, the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will also represent undivided beneficial interests in designated portions of the Deferred Interest, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. The Offered Certificates, together with the Class G and Class H Certificates, are sometimes collectively referred to herein as the "Regular Certificates". See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF THE DEPOSITOR'S CERTIFICATES AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED OCTOBER 9, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL JANUARY 9, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" HEREIN AND "PLAN OF DISTRIBUTION" IN THE PROSPECTUS.

   There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

   The distribution of this Prospectus Supplement dated October 9, 1997 and the Prospectus dated October 9, 1997, and the offer or sale of Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of Certificates in the United Kingdom. See "Plan of Distribution" herein.

                               ---------------

                          FORWARD-LOOKING STATEMENTS

   IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                             -------------------


   No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                            PROSPECTUS SUPPLEMENT
                              TABLE OF CONTENTS

                                                                                              PAGE
                                                                                           ---------
EXECUTIVE SUMMARY.........................................................................     S-8

SUMMARY OF PROSPECTUS SUPPLEMENT..........................................................    S-11

RISK FACTORS..............................................................................    S-35
 The Mortgage Loans.......................................................................    S-35
 Conflicts of Interest....................................................................    S-58
 The Offered Certificates.................................................................    S-58

MORTGAGE POOL CHARACTERISTICS.............................................................    S-62
 General..................................................................................    S-62
 Security for the Mortgage Loans..........................................................    S-63
 Certain Characteristics of the Mortgage Loans............................................    S-63
 Underwriting Standards...................................................................    S-74
 Additional Information...................................................................    S-75

DESCRIPTION OF THE MORTGAGED PROPERTIES AND THE MORTGAGE LOANS ...........................    S-76
 605 Third Avenue.........................................................................    S-76
 Edens & Avant Pool.......................................................................    S-90
 FGS Pool.................................................................................   S-106
 Mansion Grove Apartments.................................................................   S-123
 North Shore Towers.......................................................................   S-135
 Fashion Mall.............................................................................   S-143
 Yorktown Shopping Center.................................................................   S-156
 Grand Kempinski Hotel....................................................................   S-167
 Arrowhead Towne Center...................................................................   S-177
 Mark Centers Pool........................................................................   S-186
 Westgate Mall............................................................................   S-199
 Westshore Mall...........................................................................   S-210

DESCRIPTION OF THE OFFERED CERTIFICATES...................................................   S-224
 General..................................................................................   S-224
 Distributions............................................................................   S-225
 Subordination............................................................................   S-232
 Appraisal Reductions.....................................................................   S-232
 Delivery, Form and Denomination..........................................................   S-233
 Book-Entry Registration..................................................................   S-234
 Definitive Certificates..................................................................   S-235
 Transfer Restrictions....................................................................   S-236

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.............................................   S-237
 Yield....................................................................................   S-237
 Yield on the Offered Certificates........................................................   S-238
 Rated Final Distribution Date............................................................   S-242
 Weighted Average Life of Offered Certificates............................................   S-242

                                      S-5

                                                                                              PAGE
                                                                                           ---------
THE POOLING AGREEMENT.....................................................................   S-251
 General..................................................................................   S-251
 Assignment of the Mortgage Loans.........................................................   S-251
 Representations and Warranties; Repurchase...............................................   S-251
 Servicing of the Mortgage Loans; Collection of Payments..................................   S-252
 Advances.................................................................................   S-253
 Accounts.................................................................................   S-255
 Withdrawals From the Collection Account..................................................   S-256
 Successor Manager........................................................................   S-256
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses............................   S-257
 Inspections..............................................................................   S-258
 Evidence as to Compliance................................................................   S-258
 Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer ...   S-258
 Events of Default........................................................................   S-259
 Rights Upon Event of Default.............................................................   S-260
 Amendment................................................................................   S-261
 Realization Upon Mortgage Loans; Modifications...........................................   S-261
 Optional Termination ....................................................................   S-266
 The Trustee..............................................................................   S-266
 Duties of the Trustee....................................................................   S-267
 The Fiscal Agent.........................................................................   S-268
 Duties of the Fiscal Agent...............................................................   S-268
 The Master Servicer......................................................................   S-268
 Servicing Compensation and Payment of Expenses...........................................   S-269
 Special Servicer.........................................................................   S-269
 Master Servicer and Special Servicer Permitted to Buy Certificates.......................   S-270
 Reports to Certificateholders............................................................   S-270

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...............................................   S-272

USE OF PROCEEDS...........................................................................   S-274

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................................   S-274

ERISA CONSIDERATIONS......................................................................   S-275

LEGAL INVESTMENT..........................................................................   S-277

PLAN OF DISTRIBUTION......................................................................   S-277

EXPERTS...................................................................................   S-278

VALIDITY OF OFFERED CERTIFICATES..........................................................   S-278

RATINGS...................................................................................   S-278

INDEX OF SIGNIFICANT DEFINITIONS..........................................................   S-280

 Financial Information
 605 Third Avenue Property................ Exhibit A-1
 Edens & Avant Pool Properties ........... Exhibit A-2
Representations and Warranties ........... Exhibit B
Form of Report to Certificateholders  .... Exhibit C
Term Sheet ............................... Exhibit D
Mortgaged Properties Characteristics  .... Annex A

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.

                             CERTIFICATE SUMMARY

                                                                                 APPROXIMATE
    APPROXIMATE                                                                  PERCENT OF
  CREDIT SUPPORT                                                                    TOTAL
                                                                                 CERTIFICATES
                                                    INITIAL
                                                  CERTIFICATE
                                                   PRINCIPAL          RATINGS
                                      CLASS         AMOUNT    (FITCH/MOODY'S/S&P)
             --------------------   -----------  -------------   ----------------
            CLASS X                Class A-1     $238,000,000    (AAA/Aaa/AAA)       31.5%
            $754,531,157
            (Approximate Notional
            Amount)
            (AAA/Aaa/NR)

                                   -----------  --------------   ---------------
                                   Class A-2     $ 64,000,000    (AAA/Aaa/AAA)        8.5%

                                   -----------  --------------   ---------------
                                   Class A-3     $226,171,000    (AAA/Aaa/AAA)       30.0%

30.0%(1)

                                   -----------  --------------   ---------------
27.0%                              Class B       $ 22,636,000    (AAA/Aaa/AA+)        3.0%
                                   -----------  --------------   ---------------
24.0%                              Class C       $ 22,636,000    (AA+/Aa1/AA)         3.0%
                                   -----------  --------------   ---------------
18.0%                              Class D       $ 45,271,000    (A+/A2/A)            6.0%
                                   -----------  --------------   ---------------
12.0%                              Class E       $ 45,271,000    (BBB/Baa2/BBB)       6.0%
                                   -----------  --------------   ---------------
 6.5%                              Class F       $ 41,500,000    (BBB-/NR/NR)         5.5%
                                   -----------  --------------   ---------------
 3.0%                              Class G(2)    $ 26,408,000    (BB/Ba3/BB)          3.5%
                                   -----------  --------------   ---------------
 n/a                               Class H(2)    $ 22,638,157    (B-/B2/B)            3.0%
                                   -----------  --------------   ---------------

         (1) Represents the approximate credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.

         (2)   Not offered hereby.

               The Class Q, Class R and Class LR Certificates are not represented in this table.

                              CERTIFICATE SUMMARY

                            INITIAL
                          CERTIFICATE
           RATINGS(1)     PRINCIPAL OR                                       INITIAL
         FITCH/MOODY'S/     NOTIONAL      % OF                            PASS-THROUGH    WTD. AVG.    PRINCIPAL
 CLASS         S&P           AMOUNT      TOTAL         DESCRIPTION            RATE      LIFE(2)(YRS.)  WINDOW(2)
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
Offered Certificates
-----------------------------------------------------------------------------------------------------------------
A-1       AAA/Aaa/AAA     $238,000,000    31.5%  Fixed Rate                   6.590%         5.58         1-86
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
A-2       AAA/Aaa/AAA     $ 64,000,000     8.5%  Fixed Rate                   6.880%         8.74        86-110
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
A-3       AAA/Aaa/AAA     $226,171,000    30.0%  Fixed Rate                   6.950%         9.51       110-119
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
                                                Interest Only:
X         AAA/Aaa/NR      $754,531,157     n/a   Weighted Average Coupon      1.156%         n/a          n/a
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
B         AAA/Aaa/AA+     $ 22,636,000     3.0%  Weighted Average Coupon      6.995%         9.88         119
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
C         AA+/Aa1/AA      $ 22,636,000     3.0%  Weighted Average Coupon      7.035%         9.88         119
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
D         A+/A2/A         $ 45,271,000     6.0%  Weighted Average Coupon      7.135%         9.93       119-120
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
E         BBB/Baa2/BBB    $ 45,271,000     6.0%  Weighted Average Coupon      7.325%         9.96         120
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
F         BBB-/NR/NR      $ 41,500,000     5.5%  Weighted Average Coupon      7.415%         9.96         120
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
Non-Offered Certificates
-----------------------------------------------------------------------------------------------------------------
G         BB/Ba3/BB       $ 26,408,000     3.5%  Weighted Average Coupon      7.695%         9.96         120
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------
H         B-/B2/B         $ 22,638,157     3.0%  Fixed Rate                   6.590%         9.96         120
-------  -------------- --------------  ------- -----------------------  -------------- ------------  -----------

   The Class Q, Class R and Class LR Certificates are not represented in this table.

(1) The Rated Final Distribution Date for each Class of rated Certificates is the Distribution Date in October 2030.

(2) The weighted average life ("Weighted Average Life") and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of Certificates are based on the assumptions that there are no losses on the Mortgage Loans, no extensions of maturity dates of Mortgage Loans that do not have Effective Maturity Dates, prepayment in full of Mortgage Loans having Effective Maturity Dates on such dates, and otherwise on the basis of the assumptions for Scenario 1 set forth under "Yield, Prepayment and Maturity Considerations--Weighted Average Life of Offered Certificates". The Principal Window is expressed in months following the Closing Date, commencing with the first Distribution Date.

                             MORTGAGE LOAN SUMMARY

                                CUT-OFF
                                  DATE       EFFECTIVE    FINAL        ORIGINAL                          CUT-OFF
    MORTGAGE        NO.        PRINCIPAL     MATURITY    MATURITY    AMORTIZATION    MORTGAGE             DATE      EMD
      LOAN       PROPERTIES     BALANCE        DATE        DATE     TERM (MONTHS)      RATE     DSCR(1)    LTV    LTV(2)
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
605 Third
 Avenue               1       $120,000,000    10/1/07    10/1/27   Interest Only(3)    7.917%    2.04x    66.7%    58.3%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Edens & Avant
 Pool                63       $ 82,750,000      n/a      8/31/07   Interest Only(4)    7.300%    3.35x    36.8%    36.8%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
FGS Pool             15       $ 73,537,438    1/21/07     2/1/17         240           8.600%    2.16x    50.9%    36.4%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Mansion Grove
 Apartments           1       $ 72,862,226    7/1/07      7/1/27         360           8.350%    1.39x    61.7%    54.7%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
North Shore
 Towers               1       $ 70,280,966      n/a      12/1/04         360           9.320%(5) 2.83x    20.1%    18.4%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Fashion Mall          1       $ 64,864,238    6/13/07     7/1/27         360           7.850%    1.73x    55.9%    49.1%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Yorktown
 Shopping
 Center               1       $ 57,304,459      n/a       7/1/04         300           8.250%    1.33x    48.0%    40.8%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Grand
 Kempinski
 Hotel                1       $ 55,000,000    10/1/07    10/1/22         300           8.630%    1.73x    61.1%    50.1%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Arrowhead
 Towne Center         1       $ 48,899,962      n/a       1/1/02         360           8.600%    1.79x    46.6%    44.4%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Mark Centers
 Pool                17       $ 45,449,576   10/31/06    11/1/21         300           8.840%    1.50x    63.8%    53.3%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Westgate Mall         1       $ 42,681,517      n/a      12/1/06         300           9.250%    1.20x    65.7%    55.2%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Westshore Mall        1       $ 20,900,775    3/1/04      3/1/27         360           8.070%    1.68x    63.3%    58.9%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------
Total/Weighted
 Average            104       $754,531,157      n/a          n/a         n/a             n/a     2.00x    52.7%    45.5%
-------------- ------------ -------------- ----------- ---------- ---------------- ----------- ------- --------- -------

------------
The terms "Effective Maturity Date", "DSCR", "EMD LTV" and "Cut-Off Date LTV" are defined in this Prospectus Supplement in the explanatory notes set forth prior to the tables under "Mortgage Pool Characteristics".

(1)    Based on Underwritable Cash Flow.

(2) The North Shore Towers Loan, the Edens & Avant Pool Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan do not have Effective Maturity Dates. The date used to calculate the EMD LTV for such Mortgage Loans is their stated maturity date.

(3) Interest-only loan from origination to the related Effective Maturity Date; thereafter principal payments are based on amortization term of 240 months. The EMD LTV with respect to the 605 Third Avenue Loan takes into account the application of payments under the Third Avenue Principal Amortization Letters of Credit. See "Description of the Mortgaged Properties and the Mortgage Loans--605 Third Avenue: The Loan" herein.

(4) Interest-only loan with balloon payment at related stated maturity date.

(5) The interest rate on the North Shore Towers Loan that will be payable to the Trust Fund will be 6.75% per annum, which is net of the Hancock Retained Interest (as defined herein).

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Significant Definitions included at the end of this Prospectus Supplement sets forth the pages on which the definitions of certain principal terms appear.

TITLE OF CERTIFICATES .........  Morgan Stanley Capital I Inc., Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 1997-XL1 (the "Certificates").

CERTIFICATE PRINCIPAL AMOUNT
AND NOTIONAL AMOUNT ...........  Each Class of Offered Certificates has the
                                 approximate aggregate initial Certificate
                                 Principal Amount or Notional Amount set
                                 forth on the cover page of this Prospectus
                                 Supplement, subject to a variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date (the "Pooling Agreement") among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

DEPOSITOR .....................  Morgan Stanley Capital I Inc., a Delaware
                                 corporation (the "Depositor"), an affiliate of Morgan Stanley Mortgage Capital Inc., a New York corporation ("MSMC"), and Morgan Stanley & Co. Incorporated (the "Underwriter"). See "The Depositor" in the Prospectus.

MASTER SERVICER ...............  GMAC Commercial Mortgage Corporation, a
                                 California corporation (in such capacity, the "Master Servicer"), will serve as the master servicer of the Mortgage Loans. The Master Servicer will appoint John Hancock Mutual Life Insurance Company, a Massachusetts corporation ("John Hancock"), as subservicer with respect to the North Shore Towers Loan, and Trowbridge, Kieselhorst & Co. Inc., a California corporation ("Trowbridge"), as subservicer with respect to the Mansion Grove Loan. Notwithstanding the existence of any subservicing agreement, the Master Servicer shall remain primarily liable for the servicing of the Mortgage Loans. See "The Pooling Agreement--The Master Servicer" herein and "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus.

SPECIAL SERVICER ..............  Initially, GMAC Commercial Mortgage
                                 Corporation will be appointed special
                                 servicer (in such capacity, the "Special
                                 Servicer"). See "The Pooling
                                 Agreement--Special Servicer" herein.

TRUSTEE .......................  LaSalle National Bank, a national banking association (the "Trustee"). See "The
                                 Pooling Agreement--The Trustee" herein.

FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent"), and the indirect corporate parent of the Trustee. See "The Pooling Agreement--The Fiscal Agent" herein.

CUT-OFF DATE ..................  October 1, 1997.

CLOSING DATE ..................  On or about October 17, 1997.

DISTRIBUTION DATE .............  The third Business Day of each month, commencing on November 5, 1997.

                                  "Business Day" means any day other than a
                                 Saturday, a Sunday or any day on which
                                 banking institutions in the City of New
                                 York, New York, the cities in which the
                                 principal servicing offices of the Master
                                 Servicer or the Special Servicer are
                                 located, or the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed.

RECORD DATE ...................  With respect to each Distribution Date and each Class of Offered Certificates, the
                                 close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

INTEREST ACCRUAL PERIOD .......  With respect to any Distribution Date and with respect to each Class of Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

RATED FINAL DISTRIBUTION DATE .  As to each Class of Offered Certificates, the Distribution Date in October 2030, which is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan.

DUE DATE ......................  With respect to any Mortgage Loan, the first day of each month, and with respect to any Distribution Date, the Due Date occurring in the month in which such Distribution Date occurs.

COLLECTION PERIOD .............  With respect to a Distribution Date and each
                                 Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the day after the Cut-Off Date) and ending at the close of business on the Due Date in the month in which such Distribution Date occurs.

DENOMINATIONS .................  The Offered Certificates (other than the
                                 Class X Certificates) will be issuable in registered form, in minimum denominations of $10,000 initial Certificate Principal Amount and multiples of $1 in excess thereof and the Class X Certificates will be issuable in registered form, in minimum denominations of $100,000 initial Notional Amount and multiples of $1 in excess thereof.

CLEARANCE AND SETTLEMENT ......  Holders of Offered Certificates may hold their Certificates through any of The
                                 Depository Trust Company ("DTC") (in the
                                 United States) and Cedel Bank, S.A.
                                 ("CEDEL") and The Euroclear System
                                 ("Euroclear") (in Europe). Transfers within
                                 DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Transfers between persons holding directly or indirectly through DTC, CEDEL or Euroclear will be effected in DTC through the relevant Depositories of CEDEL or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered
                                 Certificates--Delivery, Form and
                                 Denomination", "--Book-Entry Registration" and "--Definitive Certificates" herein and "Description of the Certificates--General" in the Prospectus.

THE MORTGAGE POOL .............  The "Mortgage Pool" will consist of 12
                                 Mortgage Loans, each evidenced by one or more promissory notes and, in certain cases, note consolidation agreements (each, a "Note") secured by first mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on one or more commercial properties (the "Mortgaged

                                 Properties"). See "Description of the
                                 Mortgaged Properties and the Mortgage Loans" herein. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date. In connection with its acquisition of the Mortgage Loans, the Depositor will be the beneficiary of or will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of certain representations and warranties described herein. See "Description of the Mortgage Pool Characteristics--General" and "The Pooling Agreement--Representations and
                                 Warranties; Repurchase".

                                 As of the Cut-Off Date, the Mortgage Loans will have the following approximate characteristics:

Aggregate Principal Balance..............................    $754,531,157
Lowest Mortgage Loan Principal Balance...................      $20,900,775
Highest Mortgage Loan Principal Balance..................     $120,000,000
Average Mortgage Loan Principal Balance..................      $62,877,596
Range of Remaining Terms to Effective
 Maturity Date or Final Maturity Date, as applicable  ...   51 to 120 months
Weighted Average Remaining Term to Effective
 Maturity Date or Final Maturity Date, as applicable ....      105 months
Range of Mortgage Rates..................................   7.3% to 9.32%(1)
Weighted Average Mortgage Rate...........................         8.34%
Range of Cut-Off Date LTV Ratios.........................    20.1% to 66.7%
Weighted Average Cut-Off Date LTV Ratio..................         52.7%
Range of Debt Service Coverage Ratios....................    1.20x to 3.35x
Weighted Average Debt Service Coverage Ratio.............         2.00x

                                 ----------------
                                 (1) The interest rate on the North Shore
                                     Towers Loan is 9.32%; however, the
                                     interest rate at which interest will be
                                     payable to the Trust Fund will be net of the Hancock Retained Interest (as defined herein), and will be equal to 6.75% per annum.

DESCRIPTION OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A. 605 THIRD AVENUE ...........  The "605 Third Avenue Loan" has a principal balance as of the Cut-Off Date of
                                 approximately $120,000,000 and is evidenced by a Note issued by 605 Third Avenue LLC, a New York limited liability company (the "Third Avenue Borrower"). The 605 Third Avenue Loan is secured by a first priority mortgage lien encumbering a 43 story office building located in New York, New York and an adjacent 7 story parking garage (the "Third Avenue Property"). The Third Avenue Borrower is indirectly owned 50% each by the Fisher family and National Bulk Carriers, Inc., which is owned by two trusts created by Daniel K. Ludwig.

                                 The Third Avenue Property consists of a 43 story office building (the "Third Avenue Building"), with a gross leaseable area ("GLA") of approximately 984,447 square feet, a net rentable area of approximately 946,369 square feet and an adjacent 7 story parking garage with 750 parking spaces, located at 605 Third Avenue in Manhattan. The occupancy rate of the Third Avenue Building as of June 30, 1997 was 98.0%. Major tenants include John Wiley & Sons, Inc., a publishing company, Neuberger & Berman, a financial services company, Grant Thornton, an accounting firm, and ESPN, Inc., a sports broadcasting network. An appraisal dated August 1, 1997 determined a value for the Third Avenue Property of approximately $180,000,000, resulting in a Cut-Off Date LTV of approximately 66.7%. The DSCR based on Underwritable Cash Flow for the Third Avenue Property as of the Cut-off Date is approximately 2.04x.

                                 The 605 Third Avenue Loan bears interest at a fixed rate per annum equal to 7.917% (the "Third Avenue Initial Interest Rate") to but not including October 1,

                                 2007 (the "Third Avenue Effective Maturity
                                 Date") and has a final maturity date of
                                 October 1, 2027 (the "Third Avenue Maturity
                                 Date"). The 605 Third Avenue Loan requires monthly payments of interest only of $791,700 through the payment date next following the Third Avenue Effective Maturity Date and 240 constant monthly payments of principal and interest (which shall be determined by mortgagee such that the principal amount of the Third Avenue Loan will be fully amortized on the Third Avenue Maturity Date) during the period commencing on the second payment date following the Third Avenue Effective Maturity Date and ending on the Third Avenue Maturity Date. From and after the Third Avenue Effective Maturity Date, the 605 Third Avenue Loan will bear interest at an increased rate (see "Description of the Mortgaged Properties and the Mortgage Loans--605 Third Avenue: The Loan--Payment Terms") (the "Third Avenue Revised Interest Rate"). After the Third Avenue Effective Maturity Date, all interest accrued at the excess of the Third Avenue Revised Interest Rate over the Third Avenue Initial Interest Rate will be deferred, will bear interest at the Third Avenue Revised Interest Rate and will not be paid until after the principal balance of the 605 Third Avenue Loan has been reduced to zero (such deferred interest and interest thereon, the "Third Avenue Deferred Interest").

                                 From and after 2 years after the Closing
                                 Date until the Third Avenue Effective
                                 Maturity Date, the Third Avenue Borrower may deposit U.S. Treasury obligations as substitute collateral for the Third Avenue Property, as more fully described herein. Voluntary prepayment of the 605 Third Avenue Loan is prohibited prior to the period commencing 90 days prior to the Third Avenue Effective Maturity Date. Thereafter, the 605 Third Avenue Loan may be prepaid without payment of a yield maintenance or prepayment premium. Security for the 605 Third Avenue Loan includes letters of credit (the "Third Avenue Principal Amortization Letters of Credit"), of which $5,000,000 in face amount were provided on the date of origination of the 605 Third Avenue Loan and an additional $10,000,000 in face amount are required to be provided in annual increments of $1,666,666.67 on September 10 of each year commencing in 1998 and ending in 2003. The Third Avenue Principal Amortization Letters of Credit may be applied to repay the 605 Third Avenue Loan if it is not repaid by the Third Avenue Effective Maturity Date or there is an event of default thereunder. The scheduled principal balance of the 605 Third Avenue Loan on the Third Avenue Effective Maturity Date will be approximately $105,000,000 (assuming application of the Third Avenue Principal Amortization Letters of Credit on the Third Avenue Effective Maturity Date).

B. EDENS & AVANT POOL .........  The "Edens & Avant Pool Loan" has a
                                 principal balance as of the Cut-Off Date of approximately $82,750,000 and is evidenced by a Note issued by Edens & Avant Financing Limited Partnership, a Delaware limited partnership (the "Edens & Avant Pool Borrower"). The Edens & Avant Pool Loan is secured by first priority mortgage liens encumbering 54 community and neighborhood retail shopping centers, 7 freestanding retail stores and 2 office buildings located in South Carolina, North Carolina, Georgia and Tennessee (collectively, the "Edens & Avant Pool Properties"). The Edens & Avant Pool Borrower is indirectly owned by the State of Michigan Retirement System (83.5%) and Joseph Edens and other principals and employees of affiliates of the Edens & Avant Pool Borrower (16.5%).

                                 The Edens & Avant Pool Properties contain approximately 4,439,655 square feet of GLA. As of April 8, 1997, the weighted average occupancy rate of the Edens & Avant Pool Properties was approximately 91%. The aggregate calculated value for the Edens & Avant Pool Properties, based on Underwritable Cash Flow of $20,253,312 and a 9.0% capitalization rate, was approximately $225,036,809, result-
                                 ing in a Cut-Off Date LTV of approximately
                                 36.8%. The DSCR based on Underwritable Cash
                                 Flow for the Edens & Avant Pool Properties as of the Cut-Off Date is approximately 3.35x.

                                 The Edens & Avant Pool Loan bears interest at a fixed rate per annum equal to 7.30% (the "Edens & Avant Pool Interest Rate") through and including August 31, 2007 (the "Edens & Avant Pool Maturity Date"). The Edens & Avant Pool Loan requires monthly payments of interest only of $503,395.83 and payment of the remaining principal balance on the Edens & Avant Pool Maturity Date.

                                 From and after 2 years after the Closing
                                 Date, the Edens & Avant Pool Borrower may deposit U.S. Treasury obligations as substitute collateral for the Edens & Avant Pool Properties, as more fully described herein. Voluntary prepayment of the Edens & Avant Pool Loan is prohibited prior to the period commencing 60 days prior to the Edens & Avant Pool Maturity Date. Thereafter, the Edens & Avant Pool Loan may be prepaid without payment of a yield maintenance or prepayment premium. The Edens & Avant Pool Loan permits the Edens & Avant Pool Borrower to substitute other properties for any one or more of the Mortgaged Properties securing the Edens & Avant Pool Loan provided that certain conditions are satisfied.

C. FGS POOL ...................  The "FGS Pool Loan" (previously referred to as the "Ashford Financial Pool Loan" in the preliminary Prospectus Supplement for the Certificates dated September 26, 1997) has a principal balance as of the Cut-Off Date of approximately $73,537,438 and is evidenced by two Notes issued by 15 Delaware limited partnerships (collectively, the "FGS Borrowers"). The FGS Pool Loan is secured by first priority mortgage liens encumbering 14 hotels and 1 office building located in California, Florida, Massachusetts,
                                 Nebraska, New Jersey, New York, Texas and
                                 Virginia (collectively, the "FGS Pool
                                 Properties"). The FGS Borrowers are
                                 indirectly owned by members of the Fisher family, Gordon Getty, George Soros, members of the Bennett family and certain other persons.

                                 The FGS Pool Properties contain an aggregate of 2,923 rooms and each hotel is franchised by Hilton, Embassy Suites, Radisson, Holiday Inn, Ramada or Howard Johnson. The 1 office building property contains approximately 93,773 square feet of GLA. The weighted average occupancy rate of the hotels included in the FGS Pool Properties for the year ended May 31, 1997 was approximately 66.3%, the weighted average daily room rate ("ADR") for such year was approximately $74.19 and the weighted average revenue per available room ("RevPAR") for such year was approximately $49.19. Appraisals dated as of January 1, 1997 determined an aggregate value for the FGS Pool Properties of approximately $144,450,000, resulting in a Cut-Off Date LTV of approximately 50.9%. The DSCR based on Underwritable Cash Flow for the FGS Pool Properties as of the Cut-Off Date is approximately 2.16x.

                                 The FGS Pool Loan bears interest at a fixed rate per annum equal to 8.60% (the "FGS Initial Interest Rate") to but not including January 21, 2007 (the "FGS Effective Maturity Date") and has a final maturity date of February 1, 2017 (the "FGS Maturity Date"). From and after the FGS Effective Maturity Date, the FGS Pool Loan will bear interest at an increased rate (see "Description of the Mortgaged Properties and the Mortgage Loans--FGS Pool: The Loan--Payment Terms") (the "FGS Revised Interest Rate"). The FGS Pool Loan requires 240 equal monthly payments of principal and interest of $651,251.25 (based on a 240 month amortization schedule and the FGS Initial Interest Rate). After the FGS Effective Maturity Date, all interest accrued at the excess of the FGS Revised

                                 Interest Rate over the FGS Initial Interest
                                 Rate will be deferred, will bear interest at the FGS Revised Interest Rate and will not be paid until after the principal balance of the FGS Pool Loan has been reduced to zero (such deferred interest and interest thereon, the "FGS Deferred Interest").

                                 From and after 2 years after the Closing
                                 Date, the FGS Borrower may deposit U.S.
                                 Treasury obligations as substitute
                                 collateral for the FGS Pool Properties, as more fully described herein. Voluntary prepayment of the FGS Pool Loan is prohibited prior to the period commencing 60 days prior to the FGS Effective Maturity Date. Thereafter, the FGS Pool Loan may be prepaid without payment of a yield maintenance or prepayment premium. The scheduled principal balance of the FGS Pool Loan on the FGS Effective Maturity Date will be approximately $52,574,915.

D. MANSION GROVE APARTMENTS ...  The "Mansion Grove Loan" has a principal balance as of the Cut-Off Date of
                                 approximately $72,862,226 and is evidenced by a Note issued by Lick Mill Creek Apartments, a California limited partnership (the "Mansion Grove Borrower"). The Mansion Grove Loan is secured by a first priority mortgage lien encumbering an 877 unit residential complex located in Santa Clara, California (the "Mansion Grove Property"). The Mansion Grove Borrower is owned by Sanford N. Diller and Helen P. Diller, as trustees of the DNS Trust (89%), the Wagner Family Trust (6%) and the Kroll Family Trust (5%).

                                 The Mansion Grove Property consists of 24 three-story buildings, one cottage containing a two-bedroom unit used as a maintenance and concierge office, an approximately 5,800 square foot recreation facility, a 1,124 space parking garage and 501 surface parking spaces. The occupancy rate of the Mansion Grove Property as of June 26, 1997 was approximately 97%. An appraisal dated April 9, 1997 determined a value for the Mansion Grove Property of approximately $118,000,000, resulting in a Cut-Off Date LTV of approximately 61.7%. The DSCR based on Underwritable Cash Flow for the Mansion Grove Property as of the Cut-Off Date is approximately 1.39x.

                                 The Mansion Grove Loan bears interest at a fixed rate per annum equal to 8.35% (the "Mansion Grove Initial Interest Rate") to but not including July 1, 2007 (the "Mansion Grove Effective Maturity Date") and has a final maturity date of July 1, 2027 (the "Mansion Grove Maturity Date"). From and after the Mansion Grove Effective Maturity Date, the Mansion Grove Loan will bear interest at an increased rate (see "Description of the Mortgaged Properties and the Mortgage Loans--Mansion Grove
                                 Apartments: The Loan--Payment Terms") (the
                                 "Mansion Grove Revised Interest Rate"). The
                                 Mansion Grove Loan requires 360 equal
                                 monthly payments of principal and interest of $553,565.02 (based on a 360-month amortization schedule and the Mansion Grove
                                 Initial Interest Rate). After the Mansion
                                 Grove Effective Maturity Date, all interest accrued at the excess of the Mansion Grove Revised Interest Rate over the Mansion Grove Initial Interest Rate will be deferred, will bear interest at the Mansion Grove Revised Interest Rate, and will not be paid until after the principal balance of the Mansion Grove Loan has been reduced to zero (such deferred interest and interest thereon, the "Mansion Grove Deferred Interest"). Voluntary prepayment of the Mansion Grove Loan is prohibited prior to July 1, 2002. Thereafter, the Mansion Grove Loan may be prepaid, upon payment of a yield maintenance premium, up to 90 days prior to the Mansion Grove Effective Maturity Date, and thereafter without payment of a yield maintenance or prepayment premium. The scheduled principal balance of the Mansion Grove Loan on the Mansion Grove Effective Maturity Date will be approximately $64,491,537.

 E. NORTH SHORE TOWERS ........  The "North Shore Towers Loan" has a
                                 principal balance as of the Cut-Off Date of approximately $70,280,966 and is evidenced by a Note issued by North Shore Towers Apartments Incorporated, a New York corporation (the "North Shore Towers Borrower"). The North Shore Towers Loan is secured by a first priority mortgage lien encumbering a residential cooperative apartment complex located in Floral Park, New York (the "North Shore Towers Property"). The North Shore Towers Borrower is owned approximately 84% by tenant-shareholders and approximately 16% by the original sponsor, Three Towers Holding, Inc.

                                 The North Shore Towers Property consists of three 33-story cooperative apartment buildings with 1,844 residential apartments (of which 295 are owned by the original sponsor), a 2,374 space parking garage and a "residents only" country club. The units owned by the sponsor are subject to rent stabilization; however, the rental income from those units is currently sufficient in most cases to cover maintenance costs. The buildings are connected by a below-ground arcade that stretches approximately one quarter mile and contains commercial space. A marketability study dated July 14, 1997 determined a value for the North Shore Towers Property as of June 30, 1997 of approximately $350,000,000, resulting in a Cut-Off Date LTV of approximately 20.1%. The DSCR based on Underwritable Cash Flow for the North Shore Towers Property as of the Cut-Off Date is approximately 2.83x.

                                 The North Shore Towers Loan bears interest at a fixed rate per annum equal to 9.32% (the "North Shore Towers Interest Rate") through December 1, 2004 (the "North Shore Towers Maturity Date"). The North Shore Towers Loan was acquired by MSMC pursuant to an agreement pursuant to which John Hancock has retained a portion of the interest thereon accruing at the rate of 2.57% per annum (the "Hancock Retained Interest"), and is acting as subservicer of the North Shore Towers Loan. Accordingly, the interest rate payable to the Trust Fund on the North Shore Towers Loan will be 6.75% (the "North Shore Towers Net Interest Rate"). The North Shore Towers Loan requires 120 equal monthly payments of principal and interest of $593,498.89 (based on a 360-month amortization schedule and the North Shore
                                 Towers Interest Rate) and payment of the remaining principal balance on the North Shore Towers Maturity Date. Voluntary prepayment of the North Shore Towers Loan is permitted at any time upon payment of a yield maintenance premium up to 3 months prior to the North Shore Towers Maturity Date, and thereafter without payment of a yield maintenance or prepayment premium. John Hancock is entitled to approximately 77.9% of any Prepayment Premium (as defined herein) received on the North Shore Towers Loan. The scheduled principal balance of the North Shore Towers Loan on the North Shore Towers Maturity Date will be approximately $64,482,117.

F. FASHION MALL ...............  The "Fashion Mall Loan" has a principal balance as of the Cut-Off Date of
                                 approximately $64,864,238 and is evidenced by a Note issued by Galahad Real Estate Corporation, a Delaware corporation (the "Fashion Mall Borrower"). The Fashion Mall Loan is secured by a first priority mortgage lien encumbering a regional mall located in Indianapolis, Indiana (the "Fashion Mall Property"). The Fashion Mall Borrower is owned 100% by Pendragon Real Estate Corporation which, in turn, is owned 100% by a European pension fund.

                                 The Fashion Mall Property consists of The
                                 Fashion Mall--Keystone at the Crossing, a regional mall located in suburban Indianapolis, Indiana, containing approximately 682,912 square feet of GLA. Approximately 88% of the mall store space was leased as of May 31, 1997. Anchor stores at the Fashion Mall Property are Parisian and Jacobson's, and significant mall store tenants include The Limited, Victoria's Secret, Banana Republic, The Gap, Coach, Talbots, Williams-Sonoma, Pottery Barn and Abercrombie & Fitch. An appraisal dated March 18, 1997 determined a value for the Fashion Mall Property of approximately $116,000,000, resulting in a Cut-Off Date LTV of approximately 55.9%. The DSCR based on Underwritable Cash Flow for the Fashion Mall Property as of the Cut-Off Date is approximately 1.73x.

                                 The Fashion Mall Loan bears interest at a fixed rate per annum equal to 7.85% (the "Fashion Mall Initial Interest Rate") to but not including June 13, 2007 (the "Fashion Mall Effective Maturity Date") and has a final maturity date of July 1, 2027 (the "Fashion Mall Maturity Date"). From and after the Fashion Mall Effective Maturity Date, the Fashion Mall Loan will bear interest at an increased rate (see "Description of the Mortgaged Properties and the Mortgage Loans--Fashion Mall: The Loan--Payment Terms") (the "Fashion Mall Revised Interest Rate"). The Fashion Mall Loan requires 360 equal monthly payments of principal and interest of $470,167.67 (based on a 30-year amortization schedule and the Fashion Mall Initial Interest Rate). After the Fashion Mall Effective Maturity Date, all interest accrued at the excess of the Fashion Mall Revised Interest Rate over the Fashion Mall Initial Interest Rate will be deferred, will bear interest at the Fashion Mall Revised Interest Rate and will not be paid until after the principal balance of the Fashion Mall Loan has been reduced to zero (such deferred interest and interest thereon, the "Fashion Mall Deferred Interest"). Voluntary prepayment of the Fashion Mall Loan is prohibited prior to the second anniversary of the Closing Date. Thereafter, the Fashion Mall Loan may be prepaid upon payment of a yield maintenance premium up to 90 days prior to the Fashion Mall Effective Maturity Date, and thereafter without payment of a yield maintenance premium. The scheduled principal balance of the Fashion Mall Loan on the Fashion Mall Effective Maturity Date will be approximately $56,941,015.

G. YORKTOWN SHOPPING CENTER ...  The "Yorktown Shopping Center Loan" has a
                                 principal balance as of the Cut-Off Date of approximately $57,304,459 and is evidenced by a Note issued by Yorktown Joint Venture, an Illinois general partnership (the "Yorktown Borrower"). The Yorktown Shopping Center Loan is secured by a first priority lien encumbering certain mall store space in a regional mall located in Lombard, Illinois (the "Yorktown Property"). The Yorktown Borrower is owned by the Estate of E.D. Pehrson, et. al. (52.00%), the Rogers Brothers (21.00%), Pehrson Yorktown Investments, L.P. (14.06%), Carroll Yorktown Investments, L.P. (8.44%), Joel B. Wilder (3.50%) and Sumner Schein (1.00%).

                                 The Yorktown Property consists of 480,539 square feet of mall store space and mall periphery space in Yorktown Shopping Center, a regional mall located in Lombard, Illinois. The Yorktown Shopping Center contains a total of approximately 1,305,907 square feet of GLA (including 825,368 square feet of self-owned anchor stores). Approximately 91.7% of the mall store space in Yorktown Shopping Center was leased as of June 30, 1997. Anchor stores at the Yorktown Shopping Center are JC Penney, Carson Pirie Scott & Co., Von Maur and Montgomery Ward, and significant mall store tenants include The Limited, Structure, Victoria's Secret, Express, The Disney Store and The Gap. An appraisal completed on September 9, 1997 determined an aggregate value for the Yorktown Property of approximately $119,500,000, resulting in a Cut-Off Date LTV of approximately 48%. The DSCR based on Underwritable Cash Flow for the Yorktown Property as of the Cut-Off Date is approximately 1.33x.

                                 The Yorktown Shopping Center Loan bears
                                 interest at a fixed rate per annum equal to 8.25% (the "Yorktown Shopping Center Interest Rate") to but not including July 1, 2004 (the "Yorktown Shopping Center Maturity Date"). The Yorktown Shopping Center Loan requires 120 equal monthly payments of principal and interest of $473,000 (based on a 300 month amortization schedule and the Yorktown Shopping Center Interest Rate) and payment of the remaining principal balance on the Yorktown Shopping Center Maturity Date. Voluntary prepayment of the Yorktown Shopping Center Loan is prohibited prior to July 1, 1999. Thereafter, the Yorktown Shopping Center Loan may be prepaid in full only upon payment of a yield maintenance premium up to 90 days prior to the Yorktown Shopping Center Maturity Date, and thereafter without payment of a yield maintenance or prepayment premium. The scheduled principal balance of the Yorktown Shopping Center Loan on the Yorktown Shopping Center Maturity Date will be approximately $48,776,057.

H. GRAND KEMPINSKI HOTEL ......  The "Grand Kempinski Loan" has a principal balance as of the Cut-Off Date of
                                 approximately $55,000,000 and is evidenced by a Note issued by Registry Dallas Associates Limited Partnership, a Delaware limited partnership (the "Grand Kempinski Borrower"). The Grand Kempinski Loan is secured by a first priority mortgage lien encumbering a luxury convention hotel located in Dallas, Texas (the "Grand Kempinski Property").

                                 The Grand Kempinski Property consists of the
                                 Grand Kempinski Hotel, a four-star luxury convention hotel with 528 rooms, 6 food and beverage facilities, 76,000 square feet of meeting space, 2 swimming pools and a health club located in Dallas, Texas. The average occupancy rate for the Grand Kempinski Property for the year ended June 30, 1997 was 70%, the ADR for such period was $110.99, and the RevPar for such period was $77.58. An appraisal dated April 1, 1997 determined a value for the Grand Kempinski Property of approximately $90,000,000, resulting in a Cut-Off Date LTV of approximately 61.1%. The DSCR based on Underwritable Cash Flow for the Grand Kempinski Property as of the Cut-Off Date is approximately 1.73x.

                                 The Grand Kempinski Loan bears interest at a fixed rate per annum equal to 8.63% (the "Grand Kempinski Initial Interest Rate") to but not including October 1, 2007 (the "Grand Kempinski Effective Maturity Date") and has a final maturity date of October 1, 2022 (the "Grand Kempinski Maturity Date"). From and after the Grand Kempinski Effective Maturity Date, the Grand Kempinski Loan will bear interest at an increased rate (see "Description of the Mortgaged Properties and the Mortgage Loans--Grand Kempinski Hotel:
                                 The Loan--Payment Terms") (the "Grand
                                 Kempinski Revised Interest Rate"). The Grand
                                 Kempinski Loan requires 300 equal monthly payments of principal and interest of $447,703.56 (based on a 25 year amortization schedule and the Grand Kempinski Initial Interest Rate). After the Grand Kempinski Effective Maturity Date, all interest accrued at the excess of the Grand Kempinski Revised Interest Rate over the Grand Kempinski Initial Interest Rate will be deferred, will bear interest at the Grand Kempinski Revised Interest Rate and will not be paid until after the principal balance of the Grand Kempinski Loan has been reduced to zero (such deferred interest and interest thereon, the "Grand Kempinski Deferred Interest"). Voluntary prepayment of the Grand Kempinski Loan is prohibited prior to September 11, 2000. Thereafter, the Grand Kempinski Loan may be prepaid upon payment of a yield maintenance premium, up to the Grand Kempinski Effective Maturity Date, and thereafter without payment of a yield maintenance or prepayment premium. The scheduled principal balance of the Grand Kempinski Loan on the Grand Kempinski Effective Maturity Date will be approximately $45,114,370.

I. ARROWHEAD TOWNE CENTER .....  The "Arrowhead Towne Center Loan" has a
                                 principal balance as of the Cut-Off Date of approximately $48,899,962 and is evidenced by a Note issued by New River Associates, an Arizona general partnership (the "Arrowhead Borrower"). The Arrowhead Towne Center Loan is secured by a first priority mortgage lien encumbering certain mall store space in a super-regional mall located in Glendale, Arizona (the "Arrowhead Property"). The Arrowhead Borrower is indirectly owned 33 1/3% each by Westcor Realty Limited Partnership, General Growth Properties Inc. and JCP Realty Inc.

                                 The Arrowhead Property consists of 394,297 square feet of mall store space in Arrowhead Towne Center, a super-regional mall located in Glendale, Arizona. The Arrowhead Towne Center contains a total of 1,132,244 square feet (including 737,947 square feet of self-owned anchor stores). Approximately 89.2% of the mall store space in Arrowhead Towne Center was leased as of June 30, 1997. Anchor stores at the Arrowhead Towne Center are Dillard's, JC Penney, Mervyn's, Montgomery Ward and Robinson's-May, and significant mall store tenants include The Limited, Eddie Bauer, Gymboree, Bombay Company and The Gap. An appraisal dated September 4, 1997 determined a value for the Arrowhead Property of approximately $105,000,000, resulting in a Cut-Off Date LTV of approximately 46.6%. The DSCR based on Underwritable Cash Flow for the Arrowhead Property as of the Cut-Off Date is approximately 1.79x.

                                 The Arrowhead Towne Center Loan bears
                                 interest at a fixed rate per annum equal to 8.60% (the "Arrowhead Interest Rate") to but not including January 1, 2002 (the "Arrowhead Maturity Date"). The Arrowhead Towne Center Loan requires 84 equal monthly payments of principal and interest of $388,000 (based on a 30 year amortization schedule and the Arrowhead Interest Rate) and payment of the remaining principal balance on the Arrowhead Maturity Date. Voluntary prepayment of the Arrowhead Towne Center Loan is permitted at any time upon payment of a yield maintenance premium up to 4 months prior to the Arrowhead Maturity Date, and thereafter without payment of a yield maintenance or prepayment premium. The scheduled principal balance of the Arrowhead Towne Center Loan on the Arrowhead Maturity Date will be approximately $46,597,454.

J. MARK CENTERS POOL ..........  The "Mark Centers Pool Loan" has a principal balance as of the Cut-Off Date of
                                 approximately $45,449,576 and is evidenced by a Note issued by 10 limited partnerships (collectively, the "Mark Centers Pool Borrowers"). The Mark Centers Pool Loan is secured by a first priority mortgage lien encumbering 17 community and neighborhood retail shopping centers located in Pennsylvania, Alabama, Florida, Georgia, New York, South Carolina and Virginia (collectively, the "Mark Centers Pool Properties"). The Mark Centers Pool Borrowers are all 100% owned by Mark Centers Limited Partnership, the operating subsidiary of Mark Centers Trust, a publicly traded REIT.

                                 The Mark Centers Pool Properties consist of
                                 17 community and neighborhood retail shopping centers, containing an aggregate of approximately 2,317,463 square feet of GLA. The average occupancy rate for the Mark Centers Pool Properties was 93% as of June 30, 1997. Appraisals dated from May 5, 1996 to July 11, 1996 determined an aggregate value for the Mark Centers Pool Properties of approximately $71,200,000, resulting in a Cut-Off Date LTV of approximately 63.8%. The DSCR based on Underwritable Cash Flow for the Mark Centers Pool Properties as of the Cut-Off Date is approximately 1.50x.

                                 The Mark Centers Pool Loan bears interest at a fixed rate per annum equal to 8.84% (the "Mark Centers Pool Initial Interest Rate") to but not including October 31, 2006 (the "Mark Centers Pool Effective Maturity Date") and has a final maturity date of November 1, 2021 (the "Mark Centers Pool Maturity Date"). From and after the Mark Centers Pool Effective Maturity Date, the Mark Centers Pool Loan will bear interest at an increased rate (see "Description of the Mortgaged Properties and the Mortgage Loans--Mark Centers Pool: The Loan--Payment Terms") (the "Mark Centers Pool Revised Interest Rate"). The Mark Centers Pool Loan requires 300 equal monthly payments of principal and interest of $380,421.23 (based on a 25 year amortization schedule and the Mark Centers Pool Initial Interest Rate). After the Mark Centers Pool Effective Maturity Date, all interest accrued at the excess of the Mark Centers Pool Revised Interest Rate over the Mark Centers Pool Initial Interest Rate will be deferred, will bear interest at the Mark Centers Revised Interest Rate and will not be paid until after the principal balance of the Mark Centers Pool Loan has been reduced to zero (such deferred interest and interest thereon, the "Mark Centers Pool Deferred Interest"). Voluntary prepayment of the Mark Centers Pool Loan is prohibited prior to November 1, 1999. Thereafter, the Mark Centers Pool Loan may be prepaid upon payment of a yield maintenance premium up to 180 days prior to the Mark Centers Pool Effective Maturity Date, and thereafter without payment of a yield maintenance or prepayment premium. The scheduled principal balance of the Mark Centers Pool Loan on the Mark Centers Pool Effective Maturity Date will be approximately $37,962,282.

K. WESTGATE MALL ..............  The "Westgate Mall Loan" has a principal balance as of the Cut-Off Date of
                                 approximately $42,681,517 and is evidenced by a Note issued by Westgate Joint Venture, an Ohio general partnership (the "Westgate Mall Borrower"). The Westgate Mall Loan is secured by a first priority lien encumbering certain mall store space in a shopping mall located in Fairview Park, Ohio (the "Westgate Mall Property"). The Westgate Mall Borrower is owned by JG Westgate Ltd., a subsidiary of the Richard E. Jacobs Group (80%), Boykin Westgate Co. (10%), and certain family trusts (10%).

                                 The Westgate Mall Property consists of
                                 617,222 square feet of space in Westgate
                                 Mall, a regional mall located in Fairview
                                 Park, Ohio consisting of mall store space
                                 (225,553 square feet), periphery space
                                 (67,343 square feet) and the fee interest in the land of certain ground-lease tenants. The Westgate Mall contains a total of approximately 789,222 square feet (including 172,000 square feet of self-owned anchor stores). Approximately 88.5% of the mall store space in Westgate Mall was leased as of June 30, 1997. Anchor stores at the Westgate Mall are Dillard's North, Dillard's South and Kohl's, and significant mall store tenants include Ann Taylor, The Gap, The Limited, Lane Bryant, The Bombay Company and Waldenbooks. An appraisal dated September 18, 1997 determined an aggregate value for the Westgate Mall Property of approximately $65,000,000, resulting in a Cut-Off Date LTV of approximately 65.7%. The DSCR based on Underwritable Cash Flow for the Westgate Mall Property as of the Cut-Off Date is approximately 1.20x.

                                 The Westgate Mall Loan bears interest at a fixed rate per annum equal to 9.25% (the "Westgate Mall Interest Rate") to but not including December 1, 2006 (the "Westgate Mall Maturity Date") and payment of the remaining principal balance on the Westgate Mall Maturity Date. The Westgate Mall Loan requires 120 equal monthly payments of principal and interest of $368,442.60 (based on a 300 month amortization schedule and the Westgate Mall Interest Rate). Voluntary prepayment of the Westgate Mall Loan is prohibited prior to December 1, 2000. Thereafter, the

                                 Westgate Mall Loan may be prepaid upon
                                 payment of a yield maintenance premium up to three months prior to the Westgate Mall Maturity Date, and thereafter without payment of a yield maintenance or prepayment premium. The scheduled principal balance of the Westgate Mall Loan on the Westgate Mall Maturity Date will be $35,890,982.

L. WESTSHORE MALL .............  The "Westshore Mall Loan" has a principal balance as of the Cut-Off Date of
                                 approximately $20,900,775 and is evidenced by a Note issued by Westshore Properties L.L.C., a Delaware limited liability company (the "Westshore Mall Borrower"). The Westshore Mall Loan is secured by a first priority lien encumbering certain community mall space and shopping center space located in Holland, Michigan (the "Westshore Mall Property"). The Westshore Mall Borrower is owned indirectly by Wilmorite, Inc. (15%) and by Ivanhoe (85%), the retail real estate group of the Canadian pension fund Caisse de Depot et Placement du Quebec.

                                 The Westshore Mall Property consists of
                                 393,949 square feet, consisting of mall store space (143,034 square feet), mall anchor stores (213,817 total square feet), non-anchor community shopping center space (26,087 square feet), and ground leases for two periphery spaces (11,011 square feet) in the Westshore Mall, a regional mall and community shopping center located in Holland, Michigan. Approximately 95.3% of the mall store space in the Westshore Mall was leased as of June 30, 1997. Anchor stores at the Westshore Mall are JC Penney, Sears, Younkers and Steketee's and Target at the community shopping center. Significant mall store tenants include The Limited, Lane Bryant, Bath and Body Works, Foot Locker, Paul Harris and Waldenbooks. An appraisal completed on December 31, 1996 determined an aggregate value for the Westshore Mall Property of approximately $33,000,000, resulting in a Cut-Off Date LTV of approximately 63.3%. The DSCR based on Underwritable Cash Flow for the Westshore Mall Property as of the Cut-Off Date is approximately 1.68x.

                                 The Westshore Mall Loan bears interest at a fixed rate per annum equal to 8.07% (the "Westshore Mall Initial Interest Rate") to but not including March 1, 2004 (the "Westshore Mall Effective Maturity Date") and has a final maturity date of March 1, 2027 (the "Westshore Mall Maturity Date"). From and after the Westshore Mall Effective Maturity Date, the Westshore Mall Loan will bear interest at an increased rate (see "Description of the Mortgaged Properties and the Mortgage Loans--Westshore Mall: The Loan--Payment Terms") (the "Westshore Mall Revised Interest Rate"). The Westshore Mall Loan requires 360 equal monthly payments of principal and interest of $155,116.56 (based on a 30 year amortization schedule and the Westshore Mall Initial Interest Rate). After the Westshore Mall Effective Maturity Date, all interest accrued at the excess of the Westshore Mall Revised Interest Rate over the Westshore Mall Initial Interest Rate will be deferred, will bear interest at the Westshore Mall Revised Interest Rate and will not be paid until after the principal balance of the Westshore Mall Loan has been reduced to zero (such deferred interest and interest thereon, the "Westshore Mall Deferred Interest").

                                 From and after two years after the Closing
                                 Date, the Westshore Mall Borrower may deposit U.S. Treasury obligations as substitute collateral for the Westshore Mall Property, as more fully described herein. Voluntary prepayment of the Westshore Mall Loan is prohibited prior to March 1, 2002. Thereafter, the Westshore Mall Loan may be prepaid upon payment of a yield maintenance premium up to 90 days prior to the Westshore Mall Effective Maturity Date, and thereafter without payment of a yield maintenance or prepayment premium. The scheduled principal balance of the Westshore Mall Loan on the Westshore Mall Effective Maturity Date will be approximately $19,438,469.

M. ORIGINATORS ................  To facilitate loan closings, MSMC engaged
                                 Secore Financial Corporation, a Pennsylvania corporation ("Secore") to originate the Edens & Avant Pool Loan, the Fashion Mall Loan, the 605 Third Avenue Loan, the Grand Kempinski Loan, the Mark Centers Pool Loan, the FGS Pool Loan, the Mansion Grove Loan and the Westshore Mall Loan. John Hancock originated the North Shore Towers Loan. Teacher's Insurance and Annuity Association of America, a New York corporation ("TIAA"), originated the Arrowhead Town Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan. Secore, John Hancock and TIAA are collectively referred to herein as the "Originators". MSMC will make certain representations and warranties with respect to the Mortgage Loans.

N. GENERAL ....................  For a further description of the Mortgage
                                 Loans and Mortgaged Properties, see
                                 "Description of the Mortgaged Properties and the Mortgage Loans" and "Mortgage Pool Characteristics" herein.

 O. PREPAYMENT PROVISIONS .....  The following table sets forth certain general information regarding the prepayment provisions of the Mortgage Loans.

                               PREPAYMENT TERMS

                                                                                     PREPAYMENT                 PREPAYMENT
                                                                                      FEE/YIELD                  FEE/YIELD
                      LOAN                                   DEFEASANCE              MAINTENANCE                MAINTENANCE
    MORTGAGE LOAN     TYPE         LOCKOUT PERIOD               TERM                    TERM                    PREMIUM(1)
-------------------  ------- -------------------------- -------------------  -------------------------- -------------------------

605 Third Avenue  .. EMD     10 years; to July, 2007;   From October, 1999   N/A                        N/A
                             90 days prior to EMD       to EMD

Edens & Avant Pool   Balloon 10 years; to June, 2007;   From                 N/A                        N/A
                             60 days prior to           October,
                             Maturity Date              1999

FGS Pool............ EMD     10 years; to November, 2006; From               N/A                        N/A
                             60 days prior to EMD       October, 1999

Mansion Grove                5 years; to                N/A                  July 1, 2002               Greater of 1%,
 Apartments......... EMD     July 1, 2002                                    to April, 2007;            and Yield
                                                                             90 days prior to           Maintenance at
                                                                             EMD                        Treasuries

North Shore Towers   Balloon None                       N/A                  Origination to             Greater of 1%, and
                                                                             September, 2004;           Yield Maintenance
                                                                             90 days prior              at Treasuries
                                                                             to Maturity Date

Fashion Mall ....... EMD     2 years; to                N/A                  October, 1999 to           Greater of 1%, and
                             October, 1999                                   March, 2007;               Yield Maintenance
                                                                             90 days prior to           at Treasuries + 50bp
                                                                             EMD

Yorktown Shopping            2 years; to                N/A                  July, 1999 to              Greater of 2%,
 Center ............ Balloon July, 1999                                      April, 2004;               declining annually
                                                                             90 days prior              by .25% to 1%, and
                                                                             to Maturity Date           Yield Maintenance
                                                                                                        at Treasuries + 50bp
Grand Kempinski
 Hotel ............. EMD     3 years; to                N/A                  September,                 Greater of 1%, and
                             September, 2000                                 2000 to October, 2007;     Yield Maintenance
                                                                             EMD                        at Treasuries
Arrowhead Towne
 Center ............ Balloon None                       N/A                  January, 1997 to           Greater of 2%,
                                                                             120 days                   declining annually
                                                                             prior to                   by .5% to 1%, and
                                                                             Maturity Date              Yield Maintenance
                                                                                                        at Treasuries

Mark Centers Pool .. EMD     3 years; to                N/A                  November 1, 1999 to        Greater of 1%,
                             November 1,                                     April, 2006; 180 days      Yield Maintenance
                             1999                                            prior to EMD               at Treasuries

Westgate Mall ...... Balloon 4 years; to                N/A                  December 1, 2000 to        Greater of 2%,
                             December 1,                                     September, 2006;           declining annually by
                             2000                                            90 days prior to           .5% to 1%, and
                                                                             Maturity Date              Yield Maintenance
                                                                                                        at Treasuries + 50bp

Westshore Mall ..... EMD     5 years; to                From October, 1999   March 1, 2002, to          Greater of 1%, and
                             March 1, 2002              to EMD               December, 2003;            Yield Maintenance
                                                                             90 days prior to           at Treasuries
                                                                             EMD

------------
(1) A more complete description of the prepayment or yield maintenance premium provisions for each Mortgage Loan is contained in the descriptions of each Mortgage Loan set forth under "Description of the Mortgaged Properties and Mortgage Loans" herein.

 THE OFFERED CERTIFICATES .....  The Class A-1 Certificates will have an initial Certificate Principal Amount of
                                 $238,000,000.

                                 The Class A-2 Certificates will have an
                                 initial Certificate Principal Amount of
                                 $64,000,000.

                                 The Class A-3 Certificates will have an
                                 initial Certificate Principal Amount of
                                 $226,171,000.

                                 The Class A-1, Class A-2 and Class A-3
                                 Certificates are collectively referred to herein as the "Class A Certificates". The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates are collectively referred to herein as the "Principal Balance Certificates".

                                 The Class X Certificates will have an initial Notional Amount of approximately $754,531,157. The Notional Amount of the Class X Certificates will generally be equal to the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, plus the amount of any unpaid Interest Shortfall on such Classes.

                                 The Class B Certificates will have an initial Certificate Principal Amount of $22,636,000.

                                 The Class C Certificates will have an initial Certificate Principal Amount of $22,636,000.

                                 The Class D Certificates will have an initial Certificate Principal Amount of $45,271,000.

                                 The Class E Certificates will have an initial Certificate Principal Amount of $45,271,000.

                                 The Class F Certificates will have an initial Certificate Principal Amount of $41,500,000.

THE PRIVATE CERTIFICATES ......  The Class G Certificates will have an initial Certificate Principal Amount of
                                 $26,408,000.

                                 The Class H Certificates will have an initial Certificate Principal Amount of $22,638,157.

                                 The Class Q, Class R and Class LR
                                 Certificates will not have Certificate
                                 Principal Amounts or Notional Amounts.

                                 The Class G, Class H, Class Q, Class R and
                                 Class LR Certificates are not offered hereby.

PASS-THROUGH RATES ............  The per annum rate at which interest accrues
                                 (the "Pass-Through Rate") on each Class of
                                 Offered Certificates during any Interest
                                 Accrual Period will be as follows:

                                 The Pass-Through Rate on the Class A-1
                                 Certificates will be 6.590% per annum.

                                 The Pass-Through Rate on the Class A-2
                                 Certificates will be 6.880% per annum,
                                 provided, however, in no event will the Class A-2 Pass-Through Rate exceed the WAC Rate.

                                 The Pass-Through Rate on the Class A-3
                                 Certificates will be 6.950% per annum,
                                 provided, however, in no event will the Class A-3 Pass-Through Rate exceed the WAC Rate.

                                 The Pass-Through Rate on the Class X
                                 Certificates will be a per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component, and the Class H Component, weighted on the basis of their respective Component Notional Amounts. The Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-1 Certificates. The Pass-Through Rate on the Class A-2 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-2 Certificates. The Pass-Through Rate on the Class A-3 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-3 Certificates. The Pass-Through Rate on the Class B Component is a per annum rate equal to 1.07%. The Pass-Through Rate on the Class C Component is a per annum rate equal to 1.03%. The Pass-Through Rate on the Class D Component is a per annum rate equal to 0.93%. The Pass-Through Rate on the Class E Component is a per annum rate equal to 0.74%. The Pass-Through Rate on the Class F Component is a per annum rate equal to 0.65%. The Pass-Through Rate on the Class G Component is a per annum rate equal to 0.37%. The Pass-Through Rate on the Class H Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class H Certificates.

                                 The Pass-Through Rate on the Class B
                                 Certificates is a per annum rate equal to the WAC Rate minus 1.07%.

                                 The Pass-Through Rate on the Class C
                                 Certificates is a per annum rate equal to the WAC Rate minus 1.03%.

                                 The Pass-Through Rate on the Class D
                                 Certificates is a per annum rate equal to the WAC Rate minus 0.93%.

                                 The Pass-Through Rate on the Class E
                                 Certificates is a per annum rate equal to the WAC Rate minus 0.74%.

                                 The Pass-Through Rate on the Class F
                                 Certificates is a per annum rate equal to the WAC Rate minus 0.65%.

                                 The Pass-Through Rate on the Class G
                                 Certificates is a per annum rate equal to the WAC Rate minus 0.37%.

                                 The Pass-Through Rate on the Class H
                                 Certificates will be 6.590% per annum.

                                 Calculations of interest on the Offered
                                 Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

                                 The "WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Date in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

                                 The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the Servicing Fee Rate and, in the case of the North Shore Towers Loan, minus the Hancock Retained Interest. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

                                 The "Mortgage Rate" with respect to any
                                 Mortgage Loan is the per annum rate in effect from time to time at which interest accrues on such Mortgage Loan as stated in the related Note, in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate.

DISTRIBUTIONS .................  On each Distribution Date prior to the
                                 Cross-over Date (as defined below), the
                                 Available Funds for such Distribution Date, as further described under "Description of the Offered Certificates--Distributions" herein, will be distributed in the following amounts and order of priority:

                                 First, pro rata, in respect of interest, to the Class A-1, Class A-2, Class A-3 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

                                 Second, to the Class A Certificates, in
                                 reduction of their respective Certificate
                                 Principal Amounts in the following order:
                                 first, to the Class A-1 Certificates, second, to the Class A-2 Certificates and third, to the Class A-3 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount for such Distribution Date;

                                 Third, to the Class B Certificates, in
                                 respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

                                 Fourth, to the Class B Certificates, in
                                 reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                                 Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 Sixth, to the Class C Certificates, in
                                 respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

                                 Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                                 Eighth, to the Class C Certificates, an
                                 amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

                                 Tenth, to the Class D Certificates, in
                                 reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                                 Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 Twelfth, to the Class E Certificates in
                                 respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

                                 Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                                 Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 Fifteenth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

                                 Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                                 Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

                                 Eighteenth, to the Private Certificates in the amounts and order of priority described under "Description of the
                                 Certificates--Distributions--Payment
                                 Priorities" herein.

                                 On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority second in the preceding sentence, an amount equal to the aggregate of the Principal Distribution Amounts will be distributed, first, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts until the Certificate Principal Amount of each such Class is reduced to zero; and second, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata, in accordance with the amount of such unreimbursed Realized Losses previously allocated to each such Class. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each of the Principal Balance Certificates other than the Class A Certificates has been reduced to zero. The Class X Certificates will not be entitled to any distributions of principal.

                                 The "Interest Distribution Amount" with
                                 respect to any Distribution Date and each Class of Offered Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) the amount of any Excess Prepayment Interest Shortfall allocated to such Class as described under "--Subordination" below. The "Interest

                                 Accrual Amount", with respect to any
                                 Distribution Date and any Class of Principal
                                 Balance Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount of such Class, and with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the applicable Notional Amount of such Class.

                                 An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than any Deferred Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date, and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

                                 For purposes of calculating the Interest
                                 Accrual Amount for any Class of Offered
                                 Certificates and any Distribution Date, any reduction of Certificate Principal Amount or Notional Amount, as applicable, as a result of distributions to such Class or any related Class, respectively, and reductions in Certificate Principal Amount or Notional Amount, as applicable, as a result of the occurrence and allocations of Realized Losses on the Distribution Date occurring in the related Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date is equal to the sum for all Mortgage Loans, without duplication of (i) the principal component of all Monthly Payments (other than Balloon Payments) due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans, (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans, (iii) the principal component of any payment (including any Balloon Payment) on any Mortgage Loan received or applied on or after the maturity date thereof in the related Collection Period, (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan, and (v) the principal portion of the Repurchase Price with respect to each Mortgage Loan received or applied during the related Collection Period from the Trust Fund.

                                 Any Prepayment Premiums (net, in the case of the North Shore Towers Loan, of any portion of such Prepayment Premium required to be paid to John Hancock in connection with the Hancock Retained Interest) received will be distributed to the holders of the Class X, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates in the manner and priority described in "Description of the Offered Certificates--Distributions--Prepayment
                                 Premiums".

                                 Any Deferred Interest received with respect to the Mortgage Loans will be distributed in the following percentages to holders of the following Classes: 5% to the Class B Certificates, 7% to the Class C Certificates, 15% to the Class D Certificates, 15% to the Class E Certificates, 17% to the Class F Certificates, 19% to the Class G Certificates and 22% to the Class H Certificates.

                                 Except as described in this paragraph, the holders of the Class Q, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The holders of the Class Q Certificates will be entitled to distributions of Net Default Interest to the extent set forth in the Pooling Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the Upper-Tier Distribution Account on any Distribution Date after all distributions with respect to the Regular Certificates on such Distribution Date have been made. The Class LR Certificateholders will be entitled to receive any funds remaining in the Lower-Tier Distribution Account on any Distribution Date after all distributions with respect to the regular interests in the Lower-Tier REMIC on such Distribution Date have been made. The Class LR Certificateholders will also be entitled to receive the proceeds of the remaining assets in the Lower-Tier REMIC, if any, after the Certificate Principal Amounts of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC on such date.

                                 See "Description of the Offered
                                 Certificates--Distributions".

P&I ADVANCES ..................  The Master Servicer is required to make an advance (each, a "P&I Advance") in respect of delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. P&I Advances will generally equal the delinquent portion of the Monthly Payment as specified in the related Note (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
                                 Rate). The Master Servicer will not be
                                 required to advance Default Interest,
                                 Deferred Interest, Prepayment Premiums or
                                 Balloon Payments. The amount required to be advanced in respect of any Distribution Date and any delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event (as defined herein) will equal (i) the amount required to be advanced by the Master Servicer without giving effect to the related Appraisal Reduction Amount, less (ii) the product of (a) the amount required to be advanced by the Master Servicer in respect of delinquent payments of interest without giving effect to the related Appraisal Reduction Amount and (b) a fraction, the numerator of which is the Appraisal Reduction Amount and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. If the Master Servicer fails to make a required P&I Advance, the Trustee, as acting or successor Master Servicer, acting in accordance with the Servicing Standard, will be required to make the P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance, each subject to a determination of recoverability. See "The Pooling Agreement--Advances" herein.

SUBORDINATION .................  Except as described below, as a means of providing a certain amount of protection to the holders of the Class A and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest (other than Deferred Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Classes of the Class A and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H

                                 Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G and Class H Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F, Class G and Class H Certificates. The Class F Certificates will likewise be protected by the subordination of the Class G and Class H Certificates. The Class G Certificates will likewise be protected by the subordination of the Class H Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest (other than Deferred Interest) and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; and finally, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective outstanding Certificate Principal Amounts. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. See "Description of the Offered Certificates" herein.

                                 Shortfalls in Available Funds resulting from Servicing Compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Default Interest), extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court or other unanticipated or default-related expenses of the Trust Fund for which there is no corresponding collection from the borrower will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from Excess Prepayment Interest Shortfalls will be allocated to reduce the interest entitlement of each Class of Certificates, pro rata, based upon the amount of interest which would otherwise be distributable to each Class. See "Description of the Offered
                                 Certificates--Distributions--Payment
                                 Priorities" herein.

OPTIONAL TERMINATION ..........  The Depositor, and if the Depositor does not exercise the option, the Master Servicer and, if neither the Master Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans, and all property acquired through exercise of remedies in respect of any Mortgage Loan, remaining in the Trust Fund, and thereby effect the termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                 See "The Pooling Agreement--Optional
                                 Termination" herein.

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES ..................  The Trust Fund will include two separate real estate mortgage investment conduits
                                 (each, a "REMIC"). One REMIC (the
                                 "Lower-Tier REMIC") will hold the Mortgage
                                 Loans and any related property. Collections in the Lower-Tier REMIC will be used to make payments of principal and interest on regular interests in the Lower-Tier REMIC held by the second REMIC (the "Upper-Tier REMIC"), and which in turn are used to make distributions on the Certificates (other than the Class LR and Class Q Certificates), which represent interests in the Upper-Tier

                                 REMIC. For ease of presentation,
                                 distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                                 Elections will be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as REMICs and in the opinion of counsel, each will qualify as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Regular Certificates") will represent "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively, the "Residual Certificates") will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. In addition, the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates also represent undivided beneficial interests in portions of the Deferred Interest, which portions of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Furthermore, the Class Q Certificates will represent the right to receive Net Default Interest, which portion of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes.

                                 The regular interests represented by the Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting. Although not free from doubt, it is anticipated that the Class X Certificates will be treated as issued with original issue discount for income tax purposes in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price, including accrued interest. It is anticipated that the regular interests represented by the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates will be issued at a premium for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Certain Federal Income Tax Consequences" herein.

ERISA CONSIDERATIONS ..........  The United States Department of Labor has
                                 issued to the Underwriter an individual
                                 prohibited transaction exemption, Prohibited
                                 Transaction Exemption 90-24 (the
                                 "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the civil penalties imposed by 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates, such as the Offered Certificates, by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and Keogh plans, which are subject to Title I of ERISA and/or Section 4975 of the Code (each of which is hereinafter referred to as a "Plan"), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) and the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

                                 The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1, Class A-2, Class A-3 and Class X Certificates (the "Senior Offered Certificates"), other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Offered Certificates.

                                 The Exemption does not apply to the purchase or holding of Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of any such borrowers, should not purchase any of the Certificates.

                                 THE CLASS B, CLASS C, CLASS D, CLASS E AND
                                 CLASS F CERTIFICATES ARE SUBORDINATE TO ONE
                                 OR MORE OTHER CLASSES OF CERTIFICATES, AND,
                                 ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE
                                 PURCHASED BY OR TRANSFERRED TO A PLAN OR ANY
                                 PERSON ACTING ON BEHALF OF OR INVESTING THE
                                 ASSETS OF ANY SUCH PLAN, UNLESS SUCH PERSON
                                 IS AN INSURANCE COMPANY INVESTING THE ASSETS
                                 OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES
                                 WHEREBY THE PURCHASE AND HOLDING OF ANY SUCH
                                 CERTIFICATE WOULD BE EXEMPT FROM THE
                                 PROHIBITED TRANSACTION PROVISIONS OF ERISA
                                 AND THE CODE UNDER PROHIBITED TRANSACTION
                                 CLASS EXEMPTION 95-60.

RATINGS .......................  It is a condition to the issuance of the
                                 Offered Certificates that (i) each of the Class A-1, Class A-2 and Class A-3 Certificates be rated "AAA" by Fitch Investors Service, L.P. ("Fitch"), "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Service ("S&P", and collectively with Fitch and Moody's, the "Rating Agencies"); (ii) the Class B Certificates be rated "AAA" by Fitch, "Aaa" by Moody's and "AA+" by S&P;
                                 (iii) the Class C Certificates be rated
                                 "AA+" by Fitch, "Aa1" by Moody's and "AA" by
                                 S&P; (iv) the Class D Certificates be rated
                                 "A+" by Fitch, "A2" by Moody's and "A" by
                                 S&P; (v) the Class E Certificates be rated
                                 "BBB" by Fitch, "Baa2" by Moody's and "BBB" by S&P; (vi) the Class F Certificates be rated "BBB-" by Fitch; and (vii) the Class X Certificates be rated "AAA" by Fitch and "Aaa" by Moody's. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class X Certificates, the ultimate distribution of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might receive a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment
                                 Premiums, Deferred Interest or Default
                                 Interest or the tax treatment of the
                                 Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or defaults, rapid prepayments (both voluntary and involuntary), or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. See "Ratings" herein and "Yield Considerations" in the Prospectus.

LEGAL INVESTMENT ..............  The Class A-1, Class A-2, Class A-3, Class
                                 X, Class B and Class C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as such Certificates are rated in one of the two highest rating categories by one or more Rating Agencies and the Mortgage Loans are secured by real estate. THE OTHER CLASSES OF OFFERED CERTIFICATES WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" WITHIN THE MEANING OF SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine the extent to which the Offered Certificates may be purchased by such investors. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed, in whole or in part, by any governmental entity, by any private mortgage or other insurer, or by the Depositor, MSMC, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, the Fiscal Agent or any of their respective subsidiaries, shareholders, partners, directors, officers, employees or other affiliates.

   Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgaged Properties and the Mortgage Loans" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity, if applicable, or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

   Limitations with Respect to Representations and Warranties. MSMC will make certain limited representations and warranties regarding the Mortgage Loans, and such representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit B hereto for a summary of such representations and warranties. A material breach of such representations and warranties that is not cured within a specified time period may, under certain circumstances described herein, obligate MSMC to repurchase the defective Mortgage Loan.

   It is possible that one or more Mortgage Loans may contain defects without giving rise to an obligation to repurchase on the part of MSMC. If MSMC is required to but does not cure or remedy a breach of a representation or warranty, payments on the Offered Certificates may be substantially less than such payments would be if MSMC had cured or remedied such a breach. In addition, in the event that MSMC repurchases a Mortgage Loan, the Repurchase Price will be passed through to the holders of certain Classes of Certificates with the same effect as if such Mortgage Loan had been prepaid in full (but without any prepayment premium or yield maintenance charge), which may adversely affect the yield to maturity on such Certificates. See "--The Offered Certificates--Special Prepayment, Yield and Loss Considerations" below.

   The obligation of MSMC to repurchase a Mortgage Loan may constitute the sole remedy available to holders of Certificates or the Trustee for a breach of a representation or warranty by MSMC. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriter or the Fiscal Agent will be obligated to purchase a Mortgage Loan if MSMC defaults on its obligation to repurchase or cure, and no assurance can be given that MSMC will fulfill such obligations. If such obligation is not met with respect to a breach that would cause a Mortgage Loan not to be a "qualified mortgage" under the REMIC provisions of the Code, the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified as REMICs. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein.

   Commercial Lending Generally. The Mortgage Loans are secured by regional mall properties, other retail properties, multifamily properties, office properties and hotel properties. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four family lending since it typically involves larger loans to a single borrower than residential one-to-four family lending. Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. See "--Concentration of Mortgage Loans and Mortgaged Property Types".

   Commercial property values and net operating income are subject to volatility, and net operating income may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project, the business operated by the tenants and the creditworthiness of such tenants (i.e., the ability of the applicable property to produce net operating income) rather than upon the liquidation value of the underlying real estate. The volatility of property values and net operating income depends upon a number of factors, including (i) the volatility of property revenue, determined primarily by (a) the length of tenant lease commitments, (b) the creditworthiness of tenants, (c) in the case of retail properties characterized by rentals based all or in part on tenant sales, the volume of those sales, (d) in the case of hotel properties, the continued existence, reputation and financial strength of the franchisor or hotel manager and the public perception of the franchise or chain service mark, and (e) the variability of other property revenue sources; and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. Even when the current net operating income is sufficient to cover debt service, there can be no assurance that this will continue to be the case in the future. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of retail space, office space or housing); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, condition, services and attractiveness of the property; the proximity and availability of competing alternatives to the Mortgaged Property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; consumer confidence, unemployment rates, customer tastes and preferences; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

   Net operating income from a real estate project may be reduced, and the borrower's ability to repay the loan impaired, as a result of, among other things, an increase in vacancy rates for the project, a decline in rental rates as leases are renewed or entered into with new tenants, an increase in operating expenses of the project and/or an increase in capital expenditures needed to maintain the project and make improvements required by tenants. In the case of Mortgage Loans that are secured by Mortgaged Properties leased to a single tenant, or with high tenant concentrations, a deterioration in the financial condition of such tenant, resulting in a failure to pay rent, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Mortgage Loans secured by Mortgaged Properties leased to a single tenant or to a small number of tenants are also more susceptible to interruptions of cash flow if such tenants decide not to renew their leases, since the impact of such a decision is proportionately greater, the time required to re-lease the space may be longer and greater capital costs may be incurred in making the space appropriate for replacement tenants than would be the case with Mortgaged Properties having a larger number of relatively smaller tenants. For example, John Wiley & Sons, Inc., Neuberger & Berman Management, Grant Thornton L.L.P. and ESPN, Inc., in the aggregate, lease approximately 50% of the Third Avenue Property GLA under leases that are scheduled to expire in the years 2003, 2007, 1999 and 2004, respectively. In addition, 7 of the 63 Edens & Avant Pool Properties (representing approximately 1.8% of the Allocated Loan Amount of the Edens & Avant Pool Loan) are each leased to a single tenant. In the case of the Mortgage Loans secured by Mortgaged Properties having multiple tenants, expenditures for re-leasing may be more frequent than would be the case with respect to Mortgaged Properties with single tenants, thereby reducing cash flow available for debt service payments. In addition, multi-tenanted Mortgaged Properties may experience higher continuing vacancy rates and greater volatility in rental income and expenses than single-tenanted Mortgaged Properties.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements needed to maintain the property. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced.

   Additionally, some of the Mortgaged Properties may not readily be convertible to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand, regulatory changes or other factors. The conversion of commercial properties to alternate uses generally requires substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related Mortgage Loan, than would be the case if such Mortgaged Property were readily adaptable to other uses. Zoning or other restrictions may also prevent alternate use; for example, the Radisson Fort Worth Hotel included in the FGS Pool Properties has been designated as an historical landmark and the written permission of the City of Fort Worth is required in order to demolish the building or adversely affect its structural, physical or visual integrity.

    A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local, regional or national economy will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, fiscal policy and zoning or tax laws; potential environmental legislation or liabilities or other legal liabilities; the availability of refinancing; and changes in interest rate levels. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value used in connection with the origination of such Mortgage Loan.

   Other retail centers, office buildings, hotels and multifamily apartment buildings located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of the same types to attract retailers, customers and tenants. Increased competition could adversely affect income from and the market value of the Mortgaged Properties.

   The availability of credit for borrowers to refinance the Mortgage Loans or sell Mortgaged Properties will be significantly dependent upon economic conditions in the markets where the Mortgaged Properties are located, as well as the willingness and ability of lenders to make such loans. Such lenders typically include banks, insurance companies, finance companies and real estate investment trusts. The availability of funds in the credit markets changes over time and there can be no assurance that the availability of such funds will increase above, or will not contract below, current levels. In addition, the availability of assets similar to the Mortgaged Properties and the competition for available credit may affect the ability of potential purchasers to obtain financing for the acquisition of the Mortgaged Properties. The ability of the Trust Fund to make distributions to the Certificateholders will depend significantly on the ability of the borrowers to refinance the Mortgage Loans or sell the Mortgaged Properties.

   Concentration of Mortgage Loans and Mortgaged Property Types. The 605 Third Avenue Loan and the Edens & Avant Pool Loan represent approximately 15.9% and 11.0%, respectively, of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. Each of the other Mortgage Loans represents less than 10% of the Cut-Off Date aggregate principal balance. Regional mall properties, multifamily properties, office properties, hotel properties, and other retail properties represent approximately 31.1%, 19.00%, 16.90%, 16.60% and 16.50%, respectively, of the aggregate principal balance of the Mortgage Pool as of the Cut-Off Date (based on the primary property type for combined office/retail properties).

   A mortgage pool consisting of fewer loans, each having a relatively higher outstanding principal balance, may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the mortgage loans in such pool. Because there are only 12 Mortgage Loans, losses on any one Mortgage Loan may have a substantial negative effect on the Offered Certificates.

   The 605 Third Avenue Borrower is indirectly owned 50% by members of the Fisher family and Martin L. Edelman, an affiliate of the Fisher family; members of the Fisher family and Martin L. Edelman also have a a substantial indirect ownership interest in the FGS Borrowers.

   Geographic Concentration. Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. The Mortgaged Properties are located in 19 states. The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. For example, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. In addition, the economy of the State of California would be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in that state. A decline in the general economic condition in regions in which Mortgaged Properties securing a significant portion of the Mortgage Loans are located could result in a decrease in commercial property, housing or consumer demand in the region and the income from and market value of the Mortgaged Properties may be adversely affected. See the table entitled "Mortgaged Properties by Location" under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans," for a description of the geographic location of the Mortgaged Properties. All of the Mortgaged Properties securing the Edens & Avant Pool Loan are located in the southeastern region, particularly South Carolina, North Carolina, Georgia and Tennessee. In addition, although the Edens & Avant Pool Loan is secured by 63 Mortgaged Properties, 44 of such Mortgaged Properties are located in South Carolina. 10 of the 17 Mortgaged Properties securing the Mark Centers Pool Loan are located in Pennsylvania. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located and, except as set forth in the table below, no state contains more than 5% (by Cut-Off Date Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                               PERCENTAGE OF
                                CUT-OFF DATE    CUT-OFF DATE
                   NUMBER OF     ALLOCATED       ALLOCATED     WEIGHTED AVERAGE
STATE             PROPERTIES    LOAN AMOUNT     LOAN AMOUNT          DSCR
---------------  ------------ --------------  --------------- ----------------
New York .......       6        $199,500,169       26.40%            2.32
California......       3        $ 94,577,979       12.50%            1.57
Texas...........       2        $ 68,226,868        9.00%            1.81
Indiana.........       1        $ 64,864,238        8.60%            1.73
South Carolina        45        $ 62,865,695        8.30%            3.27
Illinois .......       1        $ 57,304,459        7.60%            1.33
Arizona ........       1        $ 48,899,962        6.50%            1.79
Ohio ...........       1        $ 42,681,517        5.70%            1.20


   The aggregate principal balance of the Mortgage Loans secured by Mortgaged Properties in each state was calculated based on the Cut-Off Date Allocated Loan Amount of each Mortgaged Property, as described below under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

   Risks Associated With Retail Properties. The Edens & Avant Pool Properties, the Mark Centers Pool Properties, the Arrowhead Property, the Fashion Mall Property, the Westgate Mall Property, the Westshore Mall Property and the Yorktown Property are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between the success of tenant businesses and property value may be more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchors at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants. Certain of the properties representing anchor stores in the Yorktown Property, the Westgate Mall Property and the Arrowhead Property are owned by the anchor stores and not by the owner of such Mortgaged Property. Accordingly, the property on which such stores are located is not included in the Mortgaged Property securing the Mortgage Loan, and the borrower under such Mortgage Loan does not receive rental income from such anchor stores. 3 of the self-owned anchors in the Yorktown Property (JC Penney, Carson, Pirie, Scott & Co. and Montgomery Ward) have operating agreements, pursuant to which such anchor stores have agreed to maintain a retail store at the Yorktown Property, which have expired, and Dillard's, an anchor store in the Westgate Mall Property, has an operating agreement which is scheduled to expire prior to the maturity date for the Westgate Mall Loan. All of the tenant anchors in the Westshore Mall Property (JC Penney, Younkers, Steketee's and Sears), representing approximately 45.1% of the GLA of such property, have leases which are scheduled to expire prior to the Effective Maturity Date for the Westshore Mall Loan.

   The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of a self-owned anchor or an anchor tenant (notwithstanding its continued payment of rent) can have a material negative effect on the economic performance of a retail property. Montgomery Ward & Co., Incorporated the parent company of Montgomery Ward, a self-owned anchor in each of the Yorktown Property, the Arrowhead Property and one of the Mark Centers Pool Properties (Northside Plaza), is in bankruptcy. The anchor stores, however, are currently operating, but no assurance can be given that they will continue to do so. However, based on a published list of planned store closings, Montgomery Ward & Co., Incorporated is not currently planning to close the Montgomery Ward Stores on the Mortgaged Properties. Ames, which operates two stores that comprise 5.8% of the GLA at the Mark Centers Pool Properties, is also in bankruptcy. Woolworth, which leases 10.4% of the GLA securing the Yorktown Shopping Center Loan, has announced that it is closing all Woolworth stores. Woolworth no longer occupies leased mall store space of 49,850 square feet, but according to the Yorktown Borrower, it is current on rental payments. Woolworth rent of $3.24 per square foot per annum is less than average mall store base rent per square foot of $19.57 exclusive of vacant square footage, month to month tenants and Woolworth as of the June 30, 1997 rent roll. There is also a Woolworth store at 25th Street Plaza, one of the Mark Centers Pool Properties. One anchor tenant in the Mark Centers Pool Properties (Bi-Lo, located in Ames Plaza) is currently closed (although rent payments are current) and two Wal-Mart's (anchor tenants in the Edens & Avant Pool Properties) are currently closed, but are in the process of being replaced. There can be no assurance that if other anchor stores in the Mortgaged Properties were to close the related borrower would be able to replace such anchors in a timely manner or without incurring additional costs and adverse economic effects. See "Description of the Mortgaged Properties and the Mortgage Loans" herein. See also "--Risks Relating to Tenants; Reserves" below. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property. Several of the anchor stores at the retail mall properties have co-tenancy clauses which permit such anchors to cease operating if certain other stores are not operated at such properties. For example, at the Fashion Mall Property, the Parisian store has the right to cease operation at the property if the Jacobson's store ceases operation at the property. At the Yorktown Property the operating covenant for the Von Maur store permits such store to cease operation if another anchor ceases operation with no intention to reopen and no acceptable replacement is found within 18 months. At the Arrowhead Towne Center, the operating covenants for each of the anchor stores (Dillard's, JC Penney, Robinson's-May, Montgomery Ward and Mervyn's) permit such anchor store to cease operations if two other such stores cease or fail to operate as required by such covenants and such failure continues for six continuous months. At the Westgate Mall Property, the Kohl's store may cease operation after July 28, 2005 if no other department store is then operating at the property. At the Westshore Mall Property, the lease for the Sears Roebuck & Co. store requires at least one of J.C. Penney Co., Inc and Younkers to be open and operating, and if a failure to meet such covenant is not cured within 12 months, Sears may terminate its lease. The lease for the JC Penney Store at the Westshore Mall requires at least two of Sears, Steketee's and Younkers to be open and operating or JC Penney may terminate its operating covenant. Anchor store leases and operating agreements contain various other covenants regarding usage of the applicable property, the breach of which may permit the store to cease operating.

   In addition, certain tenant leases for non-anchor stores at retail properties may permit the affected tenants to terminate their leases if certain other stores are not operated at such properties or if such tenants fail to meet certain business objectives; for example, non-anchor leases pertaining, in the aggregate, to approximately 27% of the GLA at the Westshore Mall Property permit their respective tenants to terminate the lease if: (i) certain anchor stores (typically 2 in number) fail to remain open; (ii) the Westshore Mall Property fails to maintain certain minimum mall store tenant occupancy levels, generally between 50% and 65% of the GLA; or
(iii) the affected tenant fails to achieve certain sales levels for certain specified years of its lease term.

   Unlike office properties, retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool. Increased competition could adversely affect income from and market value of the Mortgaged Properties.

   Additional competing retail properties may be built in the areas where the retail properties are located. For example, in the case of the Westshore Mall, a new mall is being developed in Grandeville, Michigan, approximately 30 minutes from the Westshore Mall, with proposed anchors to include Hudson's, Sears and JC Penney. The new mall is expected to provide substantial competition for the Westshore Mall. With respect to the Fashion Mall Property, mall store sales declined from $372 per square foot in 1995 to $359 per square foot in 1996 after Circle Center, a competing mall, was opened in 1995.

   Risks Associated With Multifamily Properties. The Mansion Grove Loan is secured by a multifamily property located in the City of Santa Clara. The North Shore Towers Loan is secured by a multifamily property located in the Borough of Queens in the City of New York; however, it is operated as a co-operative and only approximately 16% of the North Shore Towers Property is still owned and rented by the sponsor. Significant factors determining the value and successful operation of a multifamily property include the location of the property, the rental rate in relation to the size of the apartment, the physical attributes of the apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance and the types of services it provides. There are a number of multifamily rental properties located in the vicinity of the Mansion Grove Property and the North Shore Towers Property and in the Santa Clara and Queens market that compete with the Mansion Grove Property and the North Shore Towers Property, respectively. In addition, apartments comparable to the apartments in the Mansion Grove Property and the North Shore Towers Property are available for purchase in condominium or cooperative apartment buildings in Santa Clara and Queens, respectively.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase rather than lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Risks Associated with Cooperative Apartment Buildings. The North Shore Towers Loan, representing approximately 9.3% of the Cut-Off Date Principal Balance, is secured by a lien on real property improved with a cooperative apartment building located in the State of New York. To convert ownership of the apartment building to cooperative ownership, the ownership interest in the land and building was transferred by Three Towers Holding, Inc., the sponsor of the conversion (the "sponsor") to the North Shore Towers Borrower. The North Shore Towers Borrower then issued shares of stock that were allocated among the apartment units. Each "purchaser" of an apartment unit (the "tenant-stockholder") received the shares allocable to such purchaser's unit and a "proprietary lease" that permitted such purchaser to reside in the unit. The governing documents provide that the cooperative shares and the related proprietary lease are inseparable. The proprietary lease and additional governing documents require the tenant-stockholders to pay, according to their proportionate interests in the North Shore Towers Borrower, monthly maintenance charges that are used to pay debt service on the building's mortgage, taxes, utilities, repair and maintenance expenses and other costs of building operation. If a tenant-stockholder fails to make its maintenance payments, the North Shore Towers Borrower has the right to terminate the proprietary lease, re-acquire the related cooperative shares and apply the proceeds of any resale thereof to the arrearages.

   The conversion of the apartment building to cooperative ownership was accomplished pursuant to a "non-eviction" plan. Under current New York law, a sponsor which obtains subscriptions to "purchase" units from at least 15% of the building's tenants may convert the building to cooperative ownership pursuant to a "non-eviction" plan, with the non-subscribing tenants retaining the right to continue in possession of their units as subtenants of the units' new "owner." At the closing of the sale of the building to the North Shore Towers Borrower, shares allocable to the units occupied by non-purchasing tenants or to vacant units were issued to the sponsor, which may sell those shares to investors or retain them. 1,549 of the units have been sold and all, except 6 of these units are owner-occupied; the remaining 295 units are held by the sponsor. The non-occupying sponsor will be required to pay the monthly maintenance charges under each related proprietary lease even if there is "negative carry," i.e., if the unit does not produce rental income sufficient to cover such charges. Any such negative carry may have an impact on the sponsor's ability to contribute its share of the cooperative's maintenance payments. The failure of the sponsor to make maintenance payments may affect the financial condition of the North Shore Towers Borrower and impact the ability of the North Shore Towers Borrower to service the North Shore Towers Loan. If any unit occupied by a non-purchasing tenant is subject to local rent control or rent stabilization laws, such tenant (and, in certain circumstances, certain relatives and members of the household) will generally be entitled to occupy the unit indefinitely and the rent that may be charged generally will be limited to amounts below prevailing market rents. Accordingly, "negative carry," on a unit may continue indefinitely and may increase if rental increases permitted by law do not keep pace with increased maintenance charges. The aggregate rental income currently received by the sponsor is more than the aggregate of the current maintenance charges for the related units.

   If the North Shore Towers Borrower defaults on the North Shore Towers Loan, the mortgagee can foreclose upon such loan and, if desired, terminate all of the proprietary leases. By foreclosing the mortgage and terminating all the proprietary leases, the mortgagee extinguishes the equity of the tenant-stockholders in the real estate derived from their ownership of the North Shore Towers Borrower. However, the mortgagee or purchaser at foreclosure will take the building subject to the rights of "non-owner" tenants in possession of rent-controlled or rent-stabilized units. In addition, following foreclosure, proprietary lessees may be entitled to remain in occupancy of their respective apartments at rents that are regulated by the applicable jurisdiction and such rents may be substantially below market rents. A recent New York case, Federal Home Loan Mortgage Corporation v. New York Division of Housing and Community Renewal, 87 N.Y.2d 325, 332 (1995) has held that "units in a rent stabilized building that was converted to cooperative ownership revert to units subject to the [New York City]

Rent Stabilization Law [(see, NYC Admin. Code Section 26.501, et. seq.)], upon the foreclosure of the cooperative's underlying mortgage and the return of the building to operation as rental housing." The decision, however, did not resolve the uncertainty as to the appropriate rent level, i.e., stabilized rents as of conversion, stabilized rents as of conversion plus rent stabilization increases, stabilized rents as if the building were new construction, or the tenant-stockholder's former maintenance payment. The New York State Division of Housing and Community Renewal (the "DHCR") has not issued regulations as to the appropriate rent level if the fee mortgage were foreclosed. However, the DHCR has taken the position that there is some potential for a rollback of the rent such tenant-stockholders would pay to less than what they had been paying under their proprietary leases.

   The law is not clear whether to successfully foreclose on a mortgage encumbering a cooperative building the mortgagee need only name the cooperative corporation as a defendant in the foreclosure action or must also join each tenant-stockholder. If each tenant-stockholder is not joined as a defendant in the action, the cooperative corporation may seek to dismiss the foreclosure action by arguing that all necessary parties to such action have not been named. If all the tenant-stockholders are joined as defendants in the action there is a risk that if one or more of them were to file for bankruptcy protection, the entire foreclosure action could be stayed unless the claim against such tenant-stockholder were severed from the main foreclosure action or the automatic stay was lifted. These procedural issues may contribute to uncertainty and delays in the foreclosure process.

   Other secured lenders that have lent money to tenant-stockholders to finance the acquisition of their respective cooperative units will have a lien on the related proprietary leases and the related unit owner's shares in the North Shore Towers Borrower. If the mortgagee moves to foreclose on the fee mortgage, such tenant-stockholders and other secured lenders may raise defenses and counterclaims to the mortgagee's foreclosure action. Such defenses and counterclaims may delay the conclusion of the foreclosure action.

   Risks Associated With Hotels. The FGS Pool Loan and the Grand Kempinski Loan are secured by 14 hotels and 1 hotel, respectively. Various factors, including location, quality and franchise or hotel management company affiliation affect the economic performance of a hotel. Adverse economic and social conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or resorts can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have an impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in a hotel property's room and other hotel revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   The Mortgaged Property securing the Grand Kempinski Loan is managed by Kempinski International, Inc. The Grand Kempinski Borrower has executed an agreement with the Inter-continental Hotels Corporation to take over management of the Grand Kempinski Property. Under this agreement, as executed, Inter-Continental Hotels Corporation will assume management on November 1, 1997. 2 of the Mortgaged Properties securing the FGS Pool Loan are franchises of Hilton Inns, Inc., 1 of such Mortgaged Properties is a franchise of Radisson Hotels International, Inc., 1 of such Mortgaged Properties (operating as an Embassy Suites) is a franchise of Promos Hotels, Inc., 2 of such Mortgaged Properties are franchises of Holiday Inn Franchising, Inc., 3 of such Mortgaged Properties are franchises of Ramada Franchise Systems, Inc., and 5 of such Mortgaged Properties are franchises of Howard Johnson International, Inc. The performance of any hotel property which is affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company, the public perception of the franchise or hotel chain service mark and the duration of the franchise licensing or management agreements. Franchise licensing agreements may impose certain affirmative obligations on the owners or operators of the Mortgaged Properties with respect to the operation of such properties. The franchise agreements for 5 of the FGS Pool Properties terminate between 2001 and 2005, prior to the Effective Maturity Date of the FGS Pool Loan, and all the franchise agreements for the FGS Pool Properties terminate prior to the maturity date of such loan. Upon a termination of the franchise for such hotels, it is possible that a replacement franchise would require significantly higher fees. The transferability of franchise license agreements is restricted and, in the event of a foreclosure on any Mortgaged Property, the mortgagee or its agent as operator of the Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. Conversely, a mortgagee, in the case of certain Mortgage Loans, may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure. Moreover, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. No assurance can be given that the Trust Fund could renew a franchise or management agreement or obtain a new franchise or management contract. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee on behalf of the Trust Fund or a purchaser of such Mortgaged Property would be entitled to the rights under any liquor license for such Mortgaged Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained. See "--Liquor License Considerations" herein.

   Risks of Concentration of Tenants and Hotel Affiliations. Retail and office properties may be adversely affected if there is an economic decline in the business operated by their tenants. The risk of such an adverse effect is increased if there is a significant concentration of tenants or concentration of tenants in a particular business or industry. For example, at the Mark Centers Pool Properties, K-Mart operates 3 stores representing approximately 8.2% of annualized base rent and approximately 12.6% of GLA. At the Edens & Avant Pool Properties, Food Lion operates 26 stores representing approximately 17.1% of annualized base rent and approximately 16.2% of GLA. In addition, The Limited and its affiliated stores represent approximately 13% of mall store GLA.

   Similarly, to the extent that a Mortgage Loan is secured by properties affiliated with one hotel chain, such loans may be affected by an economic decline or a decline in the public's perception of such hotel chain. 5 of the Mortgaged Properties securing the FGS Pool Loan are hotels that are operated as Howard Johnson's hotels under management by Remington Employers Corporation and 3 of the Mortgaged Properties securing the FGS Pool Loan are hotels that are operated as Ramada Inns hotels under management by Remington Hospitality, Inc. The Mortgaged Property securing the Grand Kempinski Loan is a hotel that is currently operated as a Kempinski hotel under management by Kempinski International, Inc.; however, the Grand Kempinski Borrower has executed an agreement with Inter-Continental Hotels Corporation pursuant to which Inter-Continental Hotels Corporation has agreed to assume the management of the Grand Kempinski Property effective November 1, 1997. See "Description of the Mortgaged Properties and the Mortgage Loans--FGS Pool:
The Borrowers; The Properties" and "--Grand Kempinski Hotel: The Borrower; The Property."

   Risks Associated With Office Properties. The 605 Third Avenue Loan is secured by an office property, the Edens & Avant Pool Loan is secured by 63 properties, including 2 office buildings, and the FGS Pool Loan is secured by 1 office property (as well as 14 hotels). Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. See "--Commercial Lending Generally." For example, John Wiley & Sons, Inc., Neuberger & Berman Management, Grant Thornton, L.L.P. and ESPN, Inc., in the aggregate, lease approximately 50% of the Third Avenue Property GLA under leases that are scheduled to expire in years 2003, 2007, 1999, and 2004, respectively.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber-optic cables, satellite communications or other base building technological features). The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Risks Relating to Tenants; Reserves. Income from, and the market value of, the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased or re-leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under Title 11 of the United States Code (the "Bankruptcy Code"), or if for any other reason rental payments could not be collected. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. For example, with respect to Mortgaged Properties that contain retail space, if tenants' sales were to decline, percentage rents may decline and tenants may be unable to pay their rent or other occupancy costs. If a tenant defaults in its obligations to a borrower, the borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

   Repayment of the Mortgage Loans secured by retail and office properties will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Tables containing information regarding the expiration dates of certain leases are set forth under "Description of the Mortgaged Properties and the Mortgage Loans" herein. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the Mortgaged Properties.

   2 of the Mortgage Loans required reserves to be established upon the closing of the loan to fund identified capital expenditure items and certain leasing costs. 4 of the Mortgage Loans require that reserves be funded on a monthly basis from cash flow of the applicable Mortgaged Property or Properties which may be used by the applicable borrower to fund ongoing capital improvements and leasing costs, while an additional 4 Mortgage Loans require reserves for capital improvements, but not leasing costs, to be funded on an ongoing monthly basis. There can be no assurance that the reserve amounts established at the closing of a loan will be sufficient to offset the actual costs of the items for which the reserves were established, or that cash flow from the properties will be sufficient in the future to fully fund the ongoing monthly reserve requirements or that such ongoing monthly reserves will be sufficient to offset the future capital expenditure and leasing costs of the properties. See "Description of the Mortgaged Properties and the Mortgage Loans" herein for a discussion of the reserve accounts for each Mortgage Loan.

   The bankruptcy or insolvency of a major tenant or a number of smaller tenants in retail and office properties may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease (but not to exceed three years' rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

   Montgomery Ward & Co., the parent company of Montgomery Ward, an anchor at each of the Arrowhead Property, the Yorktown Property and one of the Mark Centers Pool Properties (Northside Plaza), is in bankruptcy. Montgomery Ward comprises approximately 12.7% of the total square feet at the Yorktown Shopping Center (including self-owned anchors). Ames, which operates two stores that comprise approximately 5.8% of the GLA at the Mark Centers Pool Properties, is in bankruptcy.

   No assurance can be given that tenants in the Mortgaged Properties will continue making payments under their leases or that other tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

   Risk Associated With Lack of Special Purpose Requirements for
Borrower. The loan documents and organizational documents of the North Shore Towers Borrower, the Arrowhead Borrower, the Yorktown Borrower and the Westgate Mall Borrower do not limit the purpose of such borrowers to owning their respective properties. For example, the Yorktown Borrower is permitted to own and operate a contiguous property known as the Yorktown Convenience Center, which does not secure the Yorktown Shopping Center Loan. Further, the loan documents and organizational documents of such borrowers do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special-purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions on amending its organizational documents). The North Shore Towers Borrower does not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. Neither the Arrowhead Borrower, the Yorktown Borrower or the Westgate Mall Borrower, nor any entity having an interest in any such borrower, has an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of any such borrower. One of the purposes of an independent director of the borrower or a special-purpose entity having an interest in the borrower, is to avoid a bankruptcy petition filing which is not justified by the borrower's own economic circumstances but is instead intended to benefit an affiliate.

   Risks Associated With Mortgage Loans not Originated for
Securitization. None of the Arrowhead Towne Center Loan, the Westgate Mall Loan, the North Shore Towers Loan or the Yorktown Shopping Center Loan were originated for securitization, and therefore they lack certain provisions which are customary in loans originated for securitization. None of these Mortgage Loans have any lockbox arrangement. In addition, these Mortgage Loans do not require the related borrower to maintain adequate reserves for certain expenses such as capital expenditures, tenant improvements and leasing commissions and insurance premiums. For example, the North Shore Towers Borrower is required only to maintain a reserve for real estate taxes. The Arrowhead Borrower, the Yorktown Borrower and the Westgate Mall Borrower are required only to maintain reserves for real estate taxes and if any deficiencies in maintenance are found upon a survey instituted by the mortgagee, to deposit certain sums with the mortgagee for such repairs. In addition, under each of the Arrowhead Towne Center Loan, the Westgate Mall Loan, the North Shore Towers Loan and the Yorktown Shopping Center Loan, the mortgagee does not have the right to terminate the related manager upon the occurrence of certain events. In addition, except for the Arrowhead Towne Center Loan, such loans do not require mortgagee approval of a replacement manager. See "Description of the Mortgaged Properties and the Mortgage Loans--North Shore Towers: The Borrower; The Property--Property Management"; "--Arrowhead Town Center: The Borrower; The Property--Property Management"; "--Westgate Mall: The Borrower; The Property--Property Management"; and "--Yorktown Shopping Center: The Borrower; The Property--Property Management" herein.

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor generally is not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or strong potential for contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property and a borrower's ability to repay its Mortgage Loan.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the lender actually takes possession of a borrower's property or control of its operations as, for example, through the appointment of a receiver. If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof.

   Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus. Similarly, certain states (including California) may have anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower and may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Notwithstanding the anti-deficiency laws, however, some states, such as California, have exceptions for environmentally impaired real property. Moreover, any such action against a borrower may be adversely affected by the limitations on recourse in the loan documents. See "Certain Legal Aspects of the Mortgage Loans," below.

    All of the Mortgaged Properties have been subject to recent environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments, and in several cases, Phase II site assessments (together, the "Environmental Site Assessments"). Such assessments were intended to evaluate the environmental condition of and potential environmental liabilities associated with the Mortgaged Properties and included a visual observation of the Mortgaged Properties during a site visit, a review of certain records concerning the Mortgaged Properties and publicly available information concerning known conditions at the Mortgaged Properties or in the vicinity of the Mortgaged Properties, consideration of the likely presence of ACMs or radon gas in the buildings on the Mortgaged Properties and of polychlorinated biphenyls ("PCBs") in the electrical transformers, a discussion of the presence of underground or above-ground storage tanks, and the preparation of a written report. Some of the Environmental Site Assessments included sampling or analysis of soil, groundwater or other environmental media or subsurface investigations. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments.

   Certain of the Environmental Site Assessments identified environmental conditions which have impacted or may impact some of the Mortgaged Properties, including the presence of ACMs, leaks from chemical storage tanks and on-site spills. Certain Mortgaged Properties presently have or formerly had landfills, waste disposal areas, factories, oil wells, gasoline stations and/or dry cleaning businesses located on or near the premises. Corrective action, as required by regulatory agencies, has been undertaken, and in some cases, the related borrowers have made deposits into environmental reserve accounts for such corrective actions. However, there can be no assurance that the reserve amounts in such reserve accounts will be sufficient to remediate such environmental conditions or that all such environmental conditions have been identified.

   Certain of the Mortgaged Properties are in the vicinity of sites containing "leaking underground storage tanks" ("LUSTs") or other potential sources of groundwater contamination. The Environmental Site Assessments generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, CERCLA and many state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency (the "EPA") stated its position that, with respect to federal enforcement actions and subject to certain conditions specified therein, where hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property, the EPA will not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. However, though the owners of such Mortgaged Properties and the Trust Fund may not be liable for such contamination, enforcement of the related borrower's or the Trust Fund's rights against third parties may result in additional transaction costs and the presence of such contamination or potential contamination may affect the related borrower's ability to refinance using such property as collateral or to sell the property to a third party.

   ACMs have been detected through sampling by environmental consultants at several Mortgaged Properties and suspected at others. ACMs found or suspected at these Mortgaged Properties are not expected to present a significant risk as long as it continues to be properly managed. Nonetheless, the value of a Mortgaged Property as collateral for the Mortgage Loan could be adversely affected by the presence of ACMs. The Third Avenue Property contains ACMs which the consultant estimates will cost between $2,400,000 and $3,000,000 to abate over the next several years as part of tenant improvements. The Third Avenue Borrower will be reserving over $25,000,000 for tenant improvements, including ACMs abatement, over this time period. An asbestos operation and management program is in place at the Third Avenue Property.

   The Mansion Grove Property is currently undergoing soil and groundwater remediation pursuant to a Remedial Action Plan approved by the California Department of Toxic Substances Control ("DTSC"). The site was formerly used in the production of certain chemical compounds and for solvent recycling and reclamation by a previous owner of the site, Imcera Corporation (now known as Mallinckrodt), and as a result has been designated as a "Superfund" site. Pursuant to a court order and settlement agreements among Mallinckrodt, the borrower and the site developer, Mallinckrodt has assumed sole responsibility for all federal, state and local agency directives in responding to contamination on or from the Mansion Grove Property. As a result, the Mansion Grove Borrower currently does not have any obligations with respect to this clean-up of the Mansion Grove Property. The Remedial Action Plan calls for a soil vapor extraction and treatment system ("SVE") to remediate soils and six groundwater extraction wells to treat groundwater. The SVE system has operated for 5 years and is expected to accomplish cleanup within the next two years at a cost of $110,000 per year. The groundwater treatment has operated for 18 months and will continue for up to 30 years at a cost of $215,000 per year. Mallinckrodt is a publicly-traded corporation rated "Baa2" by Moody's and "A-" by S&P, and has provided financial assurance satisfactory to the State of

California that it has the financial resources necessary to continue to pay for annual remediation costs. With the exception of the Remedial Action Plan, the Depositor is not aware of any other corrective actions, pending lawsuits or other claims related to the contamination at the Mansion Grove Property.

   For several Mortgaged Properties, the Environmental Site Assessments also recommend limited further investigations or minor repairs; however, based on the information currently available to the Depositor and reviews performed by the Depositor's environmental consultants, the Depositor does not believe any of such other issues would have a material adverse effect on the related Mortgaged Properties.

   The Pooling Agreement requires that the Special Servicer obtain an Environmental Site Assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory Environmental Site Assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling Agreement--Realization Upon Mortgage Loans; Modifications--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

   The Environmental Site Assessments of the Mortgaged Properties have not revealed any environmental liability that the Depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, it is possible that the Environmental Site Assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Depositor is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Mortgaged Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Mortgaged Properties (such as the presence of underground storage tanks), or by other parties.

   Limitations of Appraisals and Market Studies. Appraisals were obtained with respect to each of the Mortgaged Properties (other than the North Shore Towers Property and the Edens & Avant Pool Properties) prior to the origination of the applicable Mortgage Loan. A marketability study was obtained with respect to the North Shore Towers Property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties presented under "Mortgage Pool Characteristics" herein is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties. With respect to the Edens & Avant Pool Properties, the aggregate calculated value of $225,036,809 was determined by MSMC using Underwritable Cash Flow of $20,253,312 and a 9.0% capitalization rate. See "Description of the Mortgaged Properties and the Mortgage Loans--Edens & Avant Pool: The Borrower; The Properties" herein.

   Risk of Different Timing of Mortgage Loan Amortization. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of Mortgaged Properties, types of Mortgaged Properties and Mortgaged Property characteristics and with respect to the number of borrowers. Because principal on the Offered Certificates is generally payable in sequential order, and generally no Class entitled to distributions of principal receives principal until the Certificate Principal Amount of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation (other than the Class A-1 Certificates as described under "Description of the Offered Certificates--Distributions" herein) are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher priority.

   Effective Maturity Date and Stated Maturity Date Principal Balances. All of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective Effective Maturity Dates or stated maturity dates, as applicable. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" and "Description of the Mortgaged Properties and the Mortgage Loans" herein. No representation or warranty is made by the Depositor as to the ability of any of the related borrowers to make required Mortgage Loan payments on a full and timely basis or as to whether a borrower will repay or have the ability to repay the remaining principal at the Effective Maturity Dates or stated maturity dates of these Mortgage Loans. Mortgage Loans like the North Shore Towers Loan, the Edens & Avant Pool Loan, the

 Arrowhead Towne Center Loan and the Yorktown Shopping Center Loan with substantial remaining principal balances at their stated maturity involve greater degrees of risk at stated maturity than fully amortizing loans. The ability of a borrower to repay a loan on its respective Effective Maturity Date or maturity date, as applicable, typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to repay the loan on the Effective Maturity Date or stated maturity date, as the case may be. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted refinancing or sale, including the level of available mortgage credit, the prevailing interest rates, the fair market value of the related properties, the borrower's equity in the related properties, the financial condition of the borrower and operating history and occupancy level of the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for commercial real estate projects.

   Other Financing. The non-managing members of the Third Avenue Borrower are borrowers under a loan (the "Third Avenue Mezzanine Loan") originated by Secore and purchased on its origination date and currently held by an affiliate of the Third Avenue Borrower, secured by such non-managing members' membership interests in the Third Avenue Borrower and the stock of the managing members of the Third Avenue Borrower. The limited partner of the Grand Kempinski Borrower is the borrower under a loan (the "Grand Kempinski Mezzanine Loan," and, together with the Third Avenue Mezzanine Loan, the "Mezzanine Loans") originated by Secore and purchased on its origination date and currently held by MSMC secured by such limited partner's partnership interest in the Grand Kempinski Borrower and the stock of the general partner of the Grand Kempinski Borrower. The Mezzanine Loans require that the Third Avenue Borrower and the Grand Kempinski Borrower, respectively, distribute to their non-managing members or limited partner, as applicable, for payment of their Mezzanine Loan, all property cash flow in excess of amounts due on the related Mortgage Loan, reserves and property expenses. In the event that there is a default under a Mezzanine Loan, the lender thereunder is entitled to foreclose on the ownership interests in the related Mortgage Loan borrower and its managing member or general partner, as applicable, pledged to it, subject to the requirement that the Rating Agencies shall have confirmed in writing that such foreclosure will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates. Upon any such foreclosure, the lender under the Mezzanine Loan or its transferee in a sale pursuant to the Uniform Commercial Code will become the new owner of the applicable Mortgage Loan borrower. Each Mezzanine Loan is transferable to certain institutional buyers, and to affiliates of the related borrower, in each case without mortgagee or Rating Agency consent. In addition, an affiliate of the Third Avenue Borrower is the current holder of the Third Avenue Mezzanine Loan. The ownership of a Mezzanine Loan by an affiliate of the related Mortgage Loan borrower creates the risk that such borrower may attempt to use its rights as owner of the Mezzanine Loan to protect itself against an exercise of rights by the mortgagee under the Mortgage Loan.

   The Yorktown Shopping Center Loan permits the Yorktown Borrower to incur subordinated indebtedness secured by the Yorktown Property, upon specific request to the mortgagee and after full disclosure of the terms and conditions of a proposed financing consistent with the following criteria:
(a) the net operating income of the Yorktown Shopping Center Property exceeds 125% of the sum of the debt service attributable to both the Yorktown Shopping Center Loan and the proposed secondary financing; (b) the occupancy rate is at least 85%; (c) the proposed secondary financing is provided by a financial institution with total net assets of $5 billion or more; (d) there is no default; (e) the outstanding indebtedness under the Yorktown Shopping Center Loan when combined with the amount of the proposed financing does not exceed 90% of the appraised value of the Yorktown Property; and (f) the documents for the secondary financing are in form and content satisfactory to the lender and provide for subordination to the lender and certain other conditions to protect the lender's interest in the Yorktown Property. A title search of the Yorktown Property did not disclose any additional debt secured by the Yorktown Property; however there can be no assurance such debt does not exist.

   The Yorktown Shopping Center Loan, Arrowhead Towne Center Loan, Westgate Mall Loan and Northshore Towers Loan prohibit additional liens on the related Mortgaged Property (other than as provided above with respect to the Yorktown Shopping Center Loan) but do not prohibit the borrower from incurring additional indebtedness. The Yorktown Borrower is the borrower under a mortgage loan of approximately $300,000, which is secured by a mortgage on Yorktown Convenience Center, a shopping center adjacent to (but not included in) the Yorktown Property which is owned by the Yorktown Borrower. The Westshore Mall Loan permits the Westshore Mall Borrower to incur subordinated unsecured debt to affiliates, subject to certain conditions.

   Where the borrower under a Mortgage Loan or its constituent members also has one or more other loans (even if subordinated or mezzanine loans), the Trust Fund is subjected to additional risk. The Borrower may have difficulty servicing and repaying multiple loans. The existence of another loan (even if a subordinated loan or a mezzanine loan) generally will also make it more difficult for the borrower to obtain refinancing of the Mortgage Loan, and thereby may jeopardize repayment of the Mortgage Loan. Further, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the Mortgaged Property.

   If the borrower or its constituent members defaults on the Mortgage Loan and/or any other loan or loans, the existence of such other loans and actions taken by other lenders could impair the security available to the Trust Fund and could interfere with or delay the taking of action by the Trust Fund. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the ability of the Trust Fund to take certain actions such as foreclosure would be automatically stayed and principal and interest payments might not be made during the course of a bankruptcy case. The bankruptcy of another lender may also operate to stay foreclosure or similar proceedings by the Trust Fund.

   If another loan secured by the Mortgaged Property is in default, even if the Mortgage Loan is not in default, absent an agreement to the contrary, the other lender may foreclose on the property, thereby causing either a delay in payments and/or an involuntary repayment of the Mortgage Loan prior to maturity. The Trust Fund may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

   With respect to each Mezzanine Loan, foreclosure by the related lender will be on the ownership interests in the related borrower rather than on the related Mortgaged Property. Such a foreclosure, however, will result in a change in control of the borrower and ownership of the borrower by an entity which may have interests in conflict with the Trust Fund. While such risk is mitigated by the requirement of Rating Agency approval of such foreclosure, there can be no assurance that such foreclosure would not have an adverse effect on the related Mortgage Loan. Further, the lender under each Mezzanine Loan (except at any time that the Mezzanine Loan is held by an affiliate of the borrower) has the right to cure a default by the borrower under the related Mortgage Loan. Prior to the lapse of the mezzanine lender's cure period, the mortgagee may not accelerate the related Mortgage Loan or foreclose the related Mortgaged Loan Property. Further, with respect to each Mezzanine Loan, the lender is permitted to cure payment defaults under the related Mortgage Loan on an ongoing basis until the date that is six months after the Effective Maturity Date. Accordingly, the risk exists that the Mortgaged Property will decline in value during the time that the lender under the related Mezzanine Loan is exercising its cure rights, thereby lessening the recovery on any ultimate foreclosure on the related Mortgage Loan.

   Additionally, substantially all of the Mortgage Loans generally permit the related borrower to incur limited indebtedness incurred in the ordinary course of business. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers. See also "Certain Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the Prospectus.

   Limitations on Lock Boxes. The North Shore Towers Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan do not require the related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the mortgagee. Under each of the Mansion Grove Loan, the Westshore Mall Loan, the Edens & Avant Pool Loan and the FGS Pool Loan, rent checks and other payments are permitted to be sent first to the applicable property manager who is then required to deposit such payments into an account, and under the Grand Kempinski Loan and the Fashion Mall Loan, credit card receivables, rent checks and other payments are required to be sent first to the borrower's respective collection account, and deposits therein are transferred, in each such case, by wire on a daily basis (or on a bi-weekly basis in the case of the FGS Pool
Loan) to a cash collateral account maintained on behalf of the mortgagee. Further, under the Mansion Grove Loan, unless an event of default thereunder has occurred, there is no requirement that amounts in the lock box account be retained to provide for debt service on the Mansion Grove Loan; instead amounts in such account are released to the Mansion Grove Borrower once certain reserves have been funded. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds. A bankruptcy of a borrower may also result in the mortgagee being unable to enforce lockbox requirements. See "--Bankruptcy Limitations on Lenders," "Description of the Mortgaged Properties and the Mortgage Loans--North Shore Towers: The Loan--Lockbox and Reserves", "--Mansion Grove: The Loan--Lockbox and Reserves," "--Edens & Avant Pool: The Loan--Lockbox and Reserves", "--Arrowhead Towne Center: The Loan--Lockbox and Reserves", "--Westgate Mall: The Loan--Lockbox and Reserves," "--Yorktown Shopping Center: The Loan--Lockbox and Reserves", "--Mark Centers Pool: The Loan--Lockbox and Reserves," "--Grand Kempinski Hotel: The Loan--Lockbox and Reserves" and "--Fashion Mall: The Loan--Lockbox and Reserves" herein.

   Bankruptcy Limitations on Lenders. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the exercise of a power of sale and the commencement or continuation of a foreclosure action against the real property owned by that borrower. The resulting delay may be significant. In addition, a court which determines the value of a mortgaged property to be less than the principal balance of the loan it secures may (subject to certain protections available to the lender) stop a lender from foreclosing on the mortgaged property and, as a part of a restructuring plan, reduce the amount of secured indebtedness to the value of the mortgaged property as it exists at the time of the proceeding (leaving the lender as a general unsecured creditor for the difference between that value and the amount of its outstanding mortgage indebtedness). A bankruptcy court may also grant a debtor a reasonable time to cure a payment default, reduce monthly payments due under a mortgage loan, change the rate of interest due on a mortgage loan or otherwise alter the mortgage loan's repayment schedule.

   Creditors of borrowers in bankruptcy are also generally prohibited from taking any action to obtain repayment of a loan while the bankruptcy case is pending. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on such junior lien. In addition, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. Even if a claim against a debtor is not avoided or subordinated, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected on such Mortgage Loans may be substantially less than the amount owed. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

   The Bankruptcy Code may also interfere with or affect the ability of the Trustee to enforce an assignment by a borrower of rents and leases related to the mortgaged property and to collect rents in a lockbox if the related borrower is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) to the extent such rents are used by the borrower to maintain the mortgaged property or for other court authorized expenses or (ii) to the extent other collateral may be substituted for the rents.

   The ability of the borrowers to repay the Mortgage Loans is, in many cases, dependent on leases of the Mortgaged Properties. To the extent a borrower's ability to make payment on a Mortgage Loan is dependent upon a lease of the related Mortgaged Property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. See "--Risks Relating to Tenants; Reserves."

   As a result of the foregoing factors, the amount and timing of receipts with respect to the Mortgage Loans may be materially adversely affected.

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Taxes" in the Prospectus. See "Certain Federal Income Tax Consequences" herein.

   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. Different property types vary as to the extent a property manager is involved in property marketing and operations on a daily basis. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and advising the borrower so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators or managers or persons who may become operators or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, third party property managers are typically operating companies and, unlike limited-purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Consequently, there can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. See "--Conflicts of Interest--Conflicts Between Managers and the Borrowers".

   Enforceability. All of the Mortgages include debt-acceleration clauses, which permit the mortgagee to accelerate the debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. The equity courts of any jurisdiction, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   All of the Mortgage Loans on Mortgaged Properties that have tenants are secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, upon the election of and (in certain cases) notice by the mortgagee, the license terminates and the mortgagee is entitled to collect rents. In certain jurisdictions, such assignments may not be enforceable unless the mortgagee complies with applicable state law for taking actual possession of the property or the cash by the mortgagee until the mortgagee secures the appointment of a receiver before achieving a priority relative to other persons with interests in the rents related to the Mortgaged Property. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases" in the Prospectus.

   Limitations on Remedies. Several jurisdictions (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling Agreement will require the Master Servicer or Special Servicer, as applicable, to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, with respect to any Mortgage Loan, the Master Servicer or Special Servicer, as applicable, may be required to foreclose first on the Mortgaged Properties securing such Mortgage Loan located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and the Leases--Foreclosure" in the Prospectus.

   As a result of the foregoing considerations, among others, the ability of the Master Servicer or the Special Servicer, as applicable, to realize upon the Mortgage Loans, may be limited by the application of state laws. Such actions may also, in certain circumstances, subject the Trust Fund to liability as a "mortgagee-in-possession" or result in the equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. Under the terms of the Pooling Agreement, the Master Servicer or the Special Servicer, as applicable, may take these state laws into consideration in deciding which remedy to choose following a default by a borrower. As more fully described herein under "Description of the Mortgaged Properties and the Mortgage Loans--The 605 Third Avenue Loan: The Loan--Transfers by Mortgagee," the 605 Third Avenue Loan contains certain limits on transfers of such loan by the mortgagee. While such limits do not apply to foreclosure or sale of the related property, such limits may limit the ability of the Trustee to realize upon such Mortgage Loan following an event of default by selling such Mortgage Loan.

   Leasehold Interests. The interest of the Fashion Mall Borrower in the land underlying the Fashion Mall Property is a ground leasehold interest. See "Description of the Mortgaged Properties and the Mortgage Loans--Fashion
Mall: The Borrower; The Property--Ground Leases" herein. The North Shore Towers Loan is secured by, among other things, a ground leasehold interest in the land underlying an approximately 4.47 acre portion of the North Shore Towers Property (consisting of the first hole of the golf club, part of the tennis court and an entrance roadway). See "Description of the Mortgaged Properties and the Mortgage Loans--North Shore Towers: The Borrower, The Property--Ground Leases" herein. The Edens & Avant Pool Loan is secured by, among other things, ground leasehold interests in all or a portion of the land underlying 4 of the Edens & Avant Pool Properties (the "Edens & Avant Pool Ground Leases"). See "Description of the Mortgaged Properties and the Mortgage Loans--Edens & Avant Pool: The Borrower, The Properties--Ground Leases" herein. The Mark Centers Pool Loan is secured by, among other things, ground leasehold interests in all or a portion of the land underlying 11 of the Mark Centers Pool Properties (the "Mark Centers Pool Ground Leases"). See "Description of the

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Mortgaged Properties and the Mortgage Loans--Mark Centers Pool: The Borrowers,
the Properties--Ground Leases" herein. The FGS Pool Loan is secured by, among other things, ground leasehold interests in all or a portion of the land underlying 3 of the FGS Pool Properties (the "FGS Pool Ground Leases"). See "Description of the Mortgaged Properties and the Mortgage Loans--FGS Pool: The Borrowers, The Properties--Howard Johnson Plaza Saddle Brook", "--Howard Johnson Westbury" and "--Radisson Plaza Fort Worth" herein. The Howard Johnson Westbury hotel included in the FGS Pool Properties is owned in fee by the related FGS Borrower; however, such borrower has ground leased such property to a third party, which in turn subleased such property back to the borrower. Such sublease lacks substantially all mortgagee protections that are commonly required by institutional lenders, including the right to cure a default by the tenant and to acquire a new lease. As a result, if the FGS Borrower or its sublessor were to default on its obligations under its ground sublease, the Trust Fund's interest in such subleasehold interest could be forfeited. The Mortgage on such property covers the FGS Borrower's fee interest as well as its subleasehold interest. Accordingly, if the subleasehold interest were to be terminated, the Trust Fund would still retain a Mortgage on the fee. However, the fee interest would remain subject to the primary ground lease; accordingly, the FGS Borrower and its mortgagee would receive income only from ground rent and not from hotel room rentals. In order to mitigate the risks arising from the lack of mortgagee protections, the FGS Pool Loan requires that the ground rent for such lease for each year be paid in advance by the FGS Borrower at the beginning of such year and the FGS Borrower was required to establish a reserve fund containing six months rent under such ground lease, to be applied to pay such ground rent if necessary. In addition, the FGS Pool Loan is evidenced by two Notes, one (in the amount of $2,500,000) evidencing the portion of the FGS Pool Loan that relates to the Howard Johnson Westbury property (the "FGS Westbury Note") and one (in the amount of $72,000,000) relating to the other FGS Pool Properties (the "FGS Multistate Note"). The FGS Multistate Note is not cross-defaulted to the FGS Westbury Note.

   On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. Pursuant to Section 365(h) of the Bankruptcy Code, a lessee whose lease is rejected by a debtor lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the lease (including renewals). In the event of a lessee/borrower bankruptcy in which such debtor rejects any or all of its leases, the leasehold mortgagee would have the right to succeed to the lessee/borrower's position under the lease only if the lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the lessor and the lessee/borrower, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Considerations Relating to Engineering Matters. The residential units at the Mansion Grove Property have been finished with hardboard siding. The Mansion Grove Borrower has experienced problems with the siding, including curvature and buckling, which could have a negative effect on the appeal of the Mansion Grove Property to renters, and if not fixed, may ultimately create safety issues. The engineering report for the Mansion Grove Loan estimated that 15% of the siding would need to be replaced over a period of time at a cost of approximately $666,000. Pursuant to the Mansion Grove Loan, the Mansion Grove Borrower is required to escrow an amount equal to $400 per unit or approximately $350,000 annually for capital improvements which may be available to replace the siding. However, the Mansion Grove Borrower is under no obligation to use such reserves to pay for replacement of the siding. The Mansion Grove Borrower has initiated litigation against the manufacturer of the siding for the purpose of recovering the costs of such replacement and damages.

   The North Shore Towers Property maintains its own energy plant (which supplies electricity, hot water, heat and air conditioning), and does not receive electricity, hot water, heat or air conditioning from any other source. Consequently, a breakdown of such energy plant could have a material adverse effect on the viability of the North Shore Towers Property. The North Shore Towers Borrower has such energy plant inspected annually. According to the study conducted by a consulting engineer in December 1996 and reported as Supplementary Information to the Audited Financial Statements of the North Shore Towers Borrower dated as of December 31, 1996, the energy plant will require repairs and maintenance having an aggregate cost of $4,000,000 during the next 4 to 7 years. The North Shore Towers Borrower maintains reserve funds which as of December 31, 1996, contained approximately $7,794,189, for capital improvements, repairs and maintenance, which may be applied toward repairs and maintenance to the energy plant. However, such reserve funds do not secure the North Shore Towers Loan, nor does the mortgagee control their application or use.

   Risks Relating to Letter of Credit Collateral. Security for the 605 Third Avenue Loan includes the Third Avenue Principal Amortization Letters of Credit, of which $5,000,000 in face amount were provided on the date of the origination of the 605 Third Avenue Loan and an additional $10,000,000 in face amount are required to be provided in annual increments of $1,666,666.67 on September 10 of each year commencing in 1998 and ending in 2003. In a bankruptcy proceeding, the

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
obligation of the Third Avenue Borrower to provide the additional amount of Third Avenue Principal Amortization Letters of Credit could be avoided as a preference if the Third Avenue Borrower were to be insolvent within the applicable period (typically 90 days) prior to providing any such letter of credit. The Third Avenue Borrower has been structured to be a bankruptcy remote entity; however, as is the case with any entity operating a business, there can be no assurance that it will not become insolvent. Certain other Mortgage Loans provide for letters of credit to be supplied as additional collateral upon certain events such as a decline in DSCR during the first twelve months of the loan; such obligations may also be avoidable if the related borrower is insolvent as described above. However, in either such event the Trustee would have the right to draw upon any Third Avenue Principal Amortization Letter of Credit, or any such other letters of credit, as applicable, provided to it prior to the applicable preference period to the extent the conditions to such drawing set forth in the related Mortgage Loan were satisfied.

   Zoning Compliance; Inspections. The zoning ordinance (the "Zoning Ordinance") under which the Grand Kempinski Hotel was built requires on its face 1,438 parking spaces. A City of Addison informal policy relating to hotel parking requirements, which MSMC was informed de facto supersedes the Zoning Ordinance in the city's practical enforcement of parking requirements, would require 1,019 spaces. The Grand Kempinski Hotel has 860 parking spaces. Nevertheless, the City of Addison has confirmed in writing that it does not consider the Grand Kempinski Hotel to be non-conforming because of parking issues, and an unqualified certificate of occupancy has been issued and is in effect for the Hotel.

   The Zoning Ordinance also permitted the Grand Kempinski Hotel's height to be either 117 feet, "or as approved by [the] FAA." The hotel, with antenna, is 192 feet tall. However, the city has no documentation regarding the FAA approval height. The city has delivered a letter stating that the structure's height is acceptable and does not encroach onto air traffic. The property is not in a deed-restriction zone where height is specifically limited by the FAA, and there are taller buildings in the proximity of the hotel.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement were identified in such inspections. See "Mortgage Pool Characteristics--Underwriting Standards--Property Condition Assessments" herein for further information regarding the inspections on the Mortgaged Properties.

   Availability of Earthquake, Flood and Other Insurance. Although the Mortgaged Properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to each Mortgaged Property for which insurance proceeds may not be adequate (such as floods or earthquakes) or which may result from risks not covered by insurance (such as supplemental hurricane insurance). In addition, certain of the Mortgaged Properties are located in California and Texas, which are states that have been historically at greater risk to acts of nature (such as hurricanes, floods and earthquakes) than properties located in other states. There can be no assurance borrowers have complied or will in the future be able to comply with requirements to maintain adequate insurance with respect to the Mortgaged Properties. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrower to effect such reconstruction, major repair or improvement. As a result of the occurrence of any of these events, the amount realized with respect to the Mortgage Loans, and the amount available to make distributions on the Certificates, could be reduced.

   The Edens & Avant Pool Properties known as Capital Square, Crossroads Shopping Center, Edisto Village, Lawndale Village, Northside-Clinton, Shoppers Port, Trenholm Plaza and Woodbury Plaza are located in federally designated flood zones. The Edens & Avant Pool Borrower is required to maintain flood insurance, if available at rates comparable to rates for comparable properties, with respect to any part of the Edens & Avant Pool Properties located within a federally designated hazard zone in an amount equal to the lesser of the Allocated Loan Amount for the applicable Edens & Avant Pool Property and the maximum limit of coverage available and windstorm insurance with limits and deductibles as are generally required for similar properties in the same geographic area. The Edens & Avant Pool Borrower has obtained property damage insurance for the Edens & Avant Pool Properties in the amount of $233,455,724 (subject to a $10,000,000 sublimit for flood and earthquake damage). Property damage insurance is subject to a $2,500 deductible for all losses except losses caused by flood and/or earthquake in which case the deductible increases to $50,000. All required insurance is provided by the sole insurer Fireman's Fund Insurance with cut-thru endorsement to America Reinsurance Corporation, which has a claims paying ability rating of "AAA" by S&P and "A+g(FSC XII)" by Best's.

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
    Two of the FGS Pool Properties are located in California in high seismic activity zones. The FGS Borrowers are required to maintain, with respect to any FGS Pool Properties that are located in California, earthquake coverage with such limits and deductibles as are generally required by institutional lenders for similar properties in the geographic area where the FGS Pool Properties are located, but in any event at least equal to the lesser of the Allocated Loan Amount for the applicable FGS Pool Property and the maximum limit of coverage available with respect to such property. The FGS Pool Properties located in St. Petersburg, Florida and Woburn, Massachusetts are each located in part in Zone "A" flood zones; in part in Zone B flood zones and in part in Zone C flood zones. The FGS Pool Property located in Palm Beach, Florida is located in a Zone B flood zone. The FGS Pool Properties located in Westbury, New York, Beverly Hills, California, Newark, California, Clark, New Jersey and Commack, New York, are located in Zone C flood zones. The FGS Borrowers are required to maintain, if any improvement is located within an area designated as "flood prone" or a "special flood hazard area," flood insurance if available, in an amount equal to the lesser of the Allocated Loan Amount for the applicable FGS Pool Property and the maximum limit of coverage available with respect to the applicable FGS Pool Property, acceptable to the mortgagee; provided, however, that if flood insurance shall be unavailable from private carriers, flood insurance provided by the federal or state government, if available. The FGS Borrowers have obtained property damage insurance for the FGS Pool Properties in the amount of $545,110,470 per occurrence (subject to a $50,000,000 sublimit for flood and earthquake damage and a $20,000,000 sublimit for high hazard flood zone A properties) and rent loss insurance in the amount of $95,119,026. Property damage and rental loss insurance are subject to the following deductibles: (a) $10,000 for any loss (b) $25,000 for any loss caused by flood damage (c) $25,000 for any loss caused by a non-California earthquake and (d) for any California building included in the FGS Pool Properties, the greater of 5% of the value of such building or $250,000. Insurance in the amount of $5,000,000 for losses incurred in connection with a building located in flood zone A, $25,000,000 for losses caused by all other floods, $25,000,000 for losses caused by a non-California earthquake and $2,500,000 for losses caused by a California earthquake, is provided by Zurich Insurance Co., which has a claims paying ability rating of "AA" by S&P and "A+p(FSC XV)" by Best's. Excess earthquake insurance (for a total insurance coverage of $35,000,000) is provided by several insurers; the insurers providing insurance in excess of the first $10,000,000 or less are rated "BBB" by S&P (except for one insurer rated "A").

   The Mansion Grove Property is located in California in a high seismic activity zone. The Mansion Grove Borrower has obtained property damage insurance for the Mansion Grove Property in the amount of $46,494,000 (subject to a $40,000,000 sublimit for flood and earthquake damage), and rent loss insurance in the amount of $13,178,057. Property damage insurance and rent loss insurance are subject to a deductible of $10,000 for any one loss except flood and earthquake damage in which case the deductible shall be the greater of 5% of the Mansion Grove Property's insured value or $100,000. Flood and earthquake damage insurance is provided by primary insurers, Lexington Insurance Co., which has a claims paying ability rating of "AAA" by S&P and "A++(FSC XII)" by Best's, Landmark Insurance Co., which has a claims paying ability rating of "AAA" by S&P and "A++g(FSC XV)" by Best's and Mutual Office of America Co. (CNA Underwriters Insurance Co.), which has a claims paying ability rating of "A+" by S&P and "A(FSC XV)" by Best's. If a flood and/or earthquake occurs and losses are less than $10,000,000 these primary insurers shall each contribute respectively $5,000,000, $1,500,000 and $3,500,000. If a flood and/or earthquake occurs and losses are incurred: in excess of $10,000,000 an additional $10,000,000 will be provided by Allianz Underwriters Insurance Co., which has a claims paying ability rating of "A" by S&P and "Ap(FSC VIII)" by Best's, RLI Insurance Co., which has a claims paying ability rating of "BBB" by S&P and "Ag(FSC VIII)" by Best's and Hartford Fire Insurance Co., which has a claims paying ability rating of "AA+" by S&P and "A+pu(FSC XV)" by Best's each will pay respectively $4,500,000, $5,000,000 and $500,000; in excess of $20,000,000 an additional
$10,000,000 will be provided by Pacific Insurance Co., which has a claims paying ability rating of "AA+" by S&P and "A-p(FSC XIV)" by Best's, St Paul Surplus Lines Co., which has a claims paying ability rating of "AAA" by S&P and "A+p(FSC XV)" by Best's and Gen Star Indemnity Insurance Co., which has a claims paying ability rating of "AAA" by S&P and "A++(FSC IX)" by Best's each will pay respectively $5,000,000, $2,000,000 and $3,000,000; in excess of $30,000,000 an additional $5,000,000 will be provided by Guaranty National Insurance Co. of California, which has a claims paying ability rating of "BBB" by S&P and "Ar(FSC VIII)" by Best's; in excess of $35,000,000 an additional $5,000,000 will be provided by Essex Insurance Co., which has a claims paying ability rating of "A" by S&P and "R(FSC VI)" by Best's.

   The Mark Centers Pool Property known as Ames Plaza in Shamokin, Pennsylvania is located in a Zone AE flood zone; the Mark Centers Pool Property known as Kings Fairground in Danville, Virginia is located in a Zone A-10 flood zone; the Mark Centers Pool Property known as Northside Mall in Dothan, Alabama is located in part in a 100 year flood zone; the Mark Centers Pool Properties known as New Smyrna Plaza, New Smyrna and Kingston Plaza, Kingston, Pennsylvania are located in Zone B flood zones and the Mark Centers Pool Properties known as Plaza 15 in Lewisburg, Pennsylvania, Monroe Plaza in Stroudsberg, Pennsylvania, Martintown Plaza in North Augusta, South Carolina and Troy Plaza in Troy, New York are located in Zone C flood zones. The New Smyrna Plaza, New Smyrna, Florida, is located in an area subject to windstorm. The Mark Centers Pool Borrower is required to maintain flood insurance, if available, with respect to any of the Mark Centers Pool Properties located within a federally designated flood hazard zone in an amount equal to the lesser of the Allocated Loan Amount for the applicable Mark Centers Pool Property and the maximum limit of coverage available, and with respect to New Smyrna Plaza only, windstorm insurance coverage with such limits and deductibles as are generally required by institutional lenders for similar properties in the geographic area where such Mark Centers Pool Property is located, in any event at least equal to the lesser of the Allocated Loan Amount for such Mark Centers Pool Property and the maximum limit of coverage available with respect to such Mark Centers Pool Property. The Mark Centers Pool Loan requires the Mark Centers Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated (x) not less than "A" by S&P and "A" or its equivalent by one or more of the other Rating Agencies and (y) not less than "A" by Best's with a financial size category of not less than IX. The Mark Centers Pool Borrower has obtained property damage insurance for the Mark Centers Pool Property in the amount of $299,979,939 (subject to a $5,000,000 sublimit for flood and earthquake damage with additional underlying National Flood Insurance Program Protection purchased where required in the amount of $500,000 per building and a $50,000,000 sublimit for any boiler or machinery damage), and rental loss insurance in an amount equal to actual loss sustained. Property damage and rent loss insurance are subject to a deductible of $25,000 for loss due to flood and $5000 for every other loss. Insurance for property damage and rent loss are provided by Fidelity & Guaranty Insurance Company, which has a claims paying ability rating of "A" by S&P and "Ar(FSC
XIII)" by Best's.

   Certain Mortgage Loans have insurance requirements, or the borrowers are maintaining insurance policies that vary from those typically required for loans originated for securitization. For example, the Yorktown Borrower is generally required to maintain such general liability and casualty insurance as may be reasonably required from time to time by mortgagee, insuring against loss or damage by, or abatement of rental income resulting from, fire, earthquake, boiler explosion, perils insured against under extended coverage insurance, vandalism, malicious mischief, sprinkler leakage and such other hazards, casualties and contingencies (including, but not limited to, war risk insurance, if available) in such amounts and for such periods and by such companies as may be required by the mortgagee, and will pay when due any premium on such insurance. The Yorktown Borrower shall also carry and maintain such liability and indemnity insurance (including without limitation water damage insurance and the so-called assumed and contractual liability coverage) as mortgagee may require from time to time in form, amount and with companies satisfactory to mortgagee. All insurance shall be carried by companies approved by the mortgagee. The Yorktown Borrower has obtained property damage insurance for the Yorktown Property in the amount of $105,165,503 (subject to a $100,000,000 sublimit for flood and earthquake damage), rent loss insurance in the amount of $8,000,000 and public/excess liability insurance in the amount of $25,000,000. Property damage and rent loss insurance are subject to a deductible of $25,000 for flood and earthquake damage and $10,000 for all other losses. Insurance is provided as follows: (1) insurance for property damage and rent loss insurance is provided by Kemper National Insurance, which has a claims paying ability rating of "A" by S&P and "A(FSC XIV)" by Best's and (2) general/excess liability insurance is provided solely by Crum & Forster Commercial Insurance, which has a claims paying ability rating of "A" by S&P and "Ar(FSC
XI)" by Best's.

   The Arrowhead Borrower is generally required to maintain such general liability and casualty insurance as may be reasonably required from time to time by mortgagee, insuring against loss or damage by, or abatement of rental income resulting from, fire, earthquake, boiler explosion, perils insured against under extended coverage insurance, vandalism, malicious mischief and sprinkler leakage and such other hazards, casualties and contingencies (including but not limited to, war risk insurance, if such war risk insurance is available at reasonable rates) in such amounts and for such periods as may be reasonably required by mortgagee, and is required to pay when due any premium on such insurance. All such insurance shall be carried by companies approved by mortgagee; provided, that any such company shall be deemed approved if it has a Best's rating of AX or better, is licensed in Arizona and has actively been in business for at least five years. The Arrowhead Borrower has obtained property damage insurance for the Arrowhead Property in the amount of $32,600,000 (subject to a $25,000,000 sublimit for flood and earthquake damage and a $50,000,000 sublimit for boiler and machinery damage), rent loss insurance in the amount of $13,013,000 and public/excess liability insurance in the amount of $52,000,000. Property damage insurance is subject to a deductible of $25,000 for flood and earthquake damage and $5,000 for all other damage. Insurance is provided as follows: (1) property damage and rent loss insurance are provided by Travelers Indemnity, which has a claims paying ability rating of "A+" by S&P and "A++(FSC XV)" by Best's and
(2) general/excess liability insurance is provided by Federal Insurance Co., which has a claims paying ability rating of "AAA" by S&P and "Ap(FSC XV)" by Best's.

   The Westgate Mall Borrower is obligated to insure the Westgate Mall Property "against loss or damage by and abatement of rental income resulting from fire and such other hazards, casualties, and contingencies (including, but not limited to war risk insurance, if available, and earthquake and sink hole insurance) in such amounts (but never less than the full replacement costs) and for such periods as the mortgagee reasonably requires, but not in amounts exceeding any limitations imposed by law." The Westgate Mall Borrower is also obligated to carry and maintain such liability and indemnity insurance (including, but not limited to, water damage and so called assumed and contractual liability insurance) as the mortgagee requires from time to time. The Westgate Mall Borrower has obtained property damage insurance for the Westgate Mall Property in the amount of $1,312,212,000 (subject to a $100,000,000 sublimit for flood and earthquake damage), rent loss insurance in the amount of $583,219,000 and public/excess liability insurance in the amount of $200,000,000. Property damage and rent loss insurance are subject to a deductible of $25,000 for all losses. Insurance is provided as follows: (1) property damage and rent loss insurance are provided by Protection Mutual Insurance Co., which has a claims paying ability rating of "BBB" by S&P and "A+(FSC IX)" by Best's and (2) general/excess liability insurance is provided primarily by National Union Fire Insurance, which has a claims paying ability rating of "AAA" by S&P and "A++g(FSC XV)" by Best's.

   The Westshore Mall Property's general/excess liability insurance is provided by Lumberman Mutual Casualty Co., which has a claims paying ability rating of "A+" by S&P and "Ap(FSC XIV)" by Best's.

   The 605 Third Avenue Loan permits the Third Avenue Borrower to obtain insurance from Travelers and/or Aetna so long as they maintain a claims-paying-ability rating by S&P of not less than "A+" and its equivalent by any other Rating Agency.

   The Mansion Grove Loan does not require the Mansion Grove Borrower to maintain earthquake insurance in an amount equal to the maximum probable loss but instead the requirements under such loan are as follows. If the Mansion Grove Property is part of a pool for earthquake insurance coverage along with some or all of the Mansion Grove Affiliated Properties (as defined below), then the Mansion Grove Borrower shall seek to include the Mansion Grove Property as part of that pool for earthquake insurance coverage purposes, provided that such coverage can be obtained utilizing the same or similar underwriting criteria, and providing for the same or similar terms and conditions of coverage, as are applicable with respect to the other properties included in that pool; and provided further, that if the Mansion Grove Property is included in the afore-described pool, then the Mansion Grove Borrower shall be required to spend at least $120,000 per year for such earthquake coverage. The "Mansion Grove Affiliated Properties" generally means properties owned or controlled by, or managed by any person controlled by, the same party or parties who control the general partner of the Mansion Grove Borrower. If the Mansion Grove Property is not part of a pool for earthquake insurance coverage, then the Mansion Grove Borrower shall seek to obtain separate earthquake insurance coverage for the Mansion Grove Property under such terms and conditions as it deems reasonable in its good faith judgment, provided that such earthquake insurance coverage is available on commercially reasonable terms as determined by the Mansion Grove Borrower in its good faith judgment; and provided further, that if such coverage is available on commercially reasonable terms, then the Mansion Grove Borrower shall be required to spend at least $120,000 per year in obtaining such earthquake coverage. Any insurers providing earthquake insurance coverage shall have, for the first $10,000,000 of coverage, a claims-paying ability rating by S&P of not less than "A-" or its equivalent by any other Rating Agency.

   There can be no assurance that the amount of earthquake or flood insurance currently required or provided would be sufficient to cover damages caused by an earthquake or flood, or that such insurance will be commercially available in the future. In addition, earthquake insurance coverage is often not obtainable from "AA" or higher-rated insurers and the loan documents permit such insurance to be obtained from such lower rated insurance companies.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related loan, property inspection reports were obtained which included limited information regarding compliance with the ADA. There can be no assurance that the related Mortgaged Properties will comply with the ADA in all respects once the related conditions are remedied, that such property-inspection reports identified all risks or conditions relating to the ADA or that amounts reserved (if any) are sufficient to pay such costs. The FGS Pool Loan and the Fashion Mall Loan require that certain alterations be made to the related Mortgaged Properties to bring them into compliance with the ADA, and provide that it is an event of default if such alterations are not completed by a specified date. The FGS Borrower has informed MSMC that it has made all alterations required to be made by the date hereof in accordance with the agreed schedule for such alterations. The Fashion Mall Borrower has informed MSMC that its required alterations are in progress and will be completed by the required date. No reserves for costs associated with complying with the ADA were established or required to be funded under either loan.

   Limited Cross-Collateralization; Limitations on Enforceability of Cross-Collateralization. The Mark Centers Pool Loan and FGS Pool Loan are each comprised of the obligations of the several borrowers thereunder, each of which owns at least one of the related Mortgaged Properties. All the Mark Centers Pool Borrower Entities have executed a single Mortgage pursuant to which the lien on each of the Mortgaged Properties owned by the Mark Centers Pool Borrower (other than 2 properties, located in Florida and New York, which for purposes of minimizing recording taxes secure a lower amount, equal to approximately 101% of the Allocated Loan Amounts of such properties) secures the entire indebtedness under the Mark Centers Pool Loan (including both the amount of indebtedness allocated to such Mortgaged Property and the amount of indebtedness allocated to each other Mortgaged Property). Each Mortgage of an FGS Borrower (other than 6 properties, located in Florida and New York, which for purposes of minimizing recording taxes secure a lower amount, ranging from 101.3% to 112% of the Allocated Loan Amounts of such properties) secures a Note in the amount of the indebtedness allocated to the Mortgaged Property in Jericho, New York (the Howard Johnson Westbury), and another Note in the amount of the indebtedness allocated to the remaining Mortgaged Properties. See "--Leasehold Interests" above. These provisions are designed to achieve "cross-collateralization," i.e., except as limited with respect to the Mark Centers Pool Properties and FGS Pool Properties in Florida and New York, all of the Mark Centers Pool Properties and the FGS Pool Properties are to be security for all or any part of the related Notes.

   The limitation of the liens of the related Mortgages with respect to the Mark Centers Pool Properties and the FGS Pool Properties located in Florida and New York results in only such limited amount, rather than the full value of such properties, being available to repay the related loan following an event of default; and therefore limits the benefits of cross-collateralization. The Cut-Off Date LTV for the FGS Pool Loan and the Mark Centers Pool Loan, based on the amount of the security, rather than the full appraised values of such properties, would be 57.6% and 66.9%, respectively, compared to 50.9% and 63.8%, respectively, if full appraised value is used.

   In addition, the Depositor makes no representation that the foregoing cross-collateralization arrangements are enforceable. Such arrangements could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case, or, if such borrower were to become a debtor in a bankruptcy case, by such borrower. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property or an interest in property (including the granting of a lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and
(a) was insolvent or was rendered insolvent by such obligation or transfer,
(b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or (c) intended to, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a Mark Centers Pool Borrower Entity or an FGS Borrower to secure repayment of the Mark Centers Pool Loan or the FGS Pool Loan, respectively, could be avoided if a court were to determine that (a) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured and (b) such borrower did not, when it allowed its Mortgaged Property or Properties to be encumbered by a lien securing the entire indebtedness represented by the Mark Centers Pool Loan or the FGS Pool Loan, as the case may be, receive fair consideration or reasonably equivalent value for pledging its Mortgaged Property or Properties for the benefit of the other Mark Centers Pool Borrower Entities or FGS Borrowers, as the case may be. Among other things, a legal challenge to the granting of the liens by a Mark Centers Pool Borrower Entity or an FGS Borrower may focus on the benefits realized by such Mark Centers Pool Borrower or FGS Borrower from the respective Mortgage Loan proceeds, as well as the overall cross-collateralization. If a court were to find or conclude that the granting of the liens associated with the Mark Centers Pool Loan or the FGS Pool Loan was an avoidable fraudulent conveyance with respect to a particular borrower, that court could subordinate all or part of the Mark Centers Pool Loan or the FGS Pool Loan, as the case may be, to existing or future indebtedness of that borrower, recover payments made under the respective Mortgage Loan, or take other actions detrimental to the holders of the Certificates, including under certain circumstances, invalidating the Mark Centers Pool Loan or the FGS Pool Loan or the Mortgages securing such cross-collateralization.

   Special Tax Assessments Affecting the Arrowhead Property. The Arrowhead Towne Center Borrower is party to a Development Agreement with the City of Glendale (the "City") pursuant to which the borrower is required to pay semi-annual assessments by the City in connection with the repayment of bonds which were issued by the city to fund certain improvements on public land located near the Arrowhead Property. As is the case with other tax assessments, pursuant to local tax law the City's right to payment thereof is secured by a lien on the Arrowhead Property which is prior to the lien of the mortgagee. The title policy issued in connection with the origination of the Arrowhead Towne Center Loan disclosed two liens relating to City of Glendale bond obligations in the amounts of $9.5 million and $5.6 million, respectively.

   In conjunction with the Development Agreement, the City agreed to reimburse the Arrowhead Borrower in an amount equal to 95.1515% of the assessments paid by the Arrowhead Borrower which relate to reimbursable off-site costs, as defined. Such payments to be made by the City are based on the amount of privilege license taxes collected by the City on retail sales, rental and construction activities during the preceding six-month period, limited to 66% of annual collections. Any amounts not paid to the Arrowhead Borrower by the City (due to declines in tax collections or otherwise) will accumulate in a short-fall account and will earn interest at the prime rate. The Arrowhead Borrower's initial assessment and, accordingly, the City's first reimbursement payment to the Arrowhead Borrower began in June 1994. Under the terms of the agreement, semi-annual assessment and reimbursement payments will continue until the full assessed amount has been paid in full, or until June 2014.

   The notes to the financial statements of the Arrowhead Borrower for its 1996 fiscal year stated "Management believes that approximately $16,881,000 remains to be assessed to the [Arrowhead Borrower], of which approximately $14,925,000 will be subject to reimbursement by the City. The amount not reimbursed by the City will be subject to reimbursement by the tenants of Arrowhead Towne Center. During 1996 and 1995 the [Arrowhead Borrower] was reimbursed by the City for all assessments paid ($1,424,000 in 1996 and $1,454,000 in 1995)." The Development Agreement contains an acknowledgment by the City and the Arrowhead Borrower that pursuant to Arizona law the City cannot legally commit to expend funds in any year prior to the year in which the expenditure is to be made; however, the City agreed to use its best reasonable efforts, subject to applicable law, to include in its budget for each year an amount sufficient to make its reimbursement payments. There can be no assurance that the City will make such an allocation of its budget, that the applicable tax revenues will be sufficient to make reimbursement payments to the Arrowhead Borrower or that tenants will make any such reimbursements not made by the City.

   Risks Associated with Blanket Insurance Policies. Certain of the Mortgaged Properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each Mortgaged Property's insurable risks.

   Attornment Considerations. Some of the operating leases and tenant leases, including the anchor tenant leases, contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the Mortgaged Property following foreclosure. Some of the leases may be either subordinate to the liens created by the Mortgages or contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a jurisdiction and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., particularly if such tenants were paying above-market rents or could not be replaced). If a Mortgage is subordinate to a lease, the Trust Fund will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the Mortgaged Property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of mortgagee's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the Mortgage. Certain of the anchor leases and other leases at the retail properties included in the Trust Fund are not subordinate to the related Mortgage.

   Liquor License Considerations. Several of the Mortgaged Properties which are hotel properties have liquor licenses. The liquor licenses for such Mortgaged Properties may be held by the property manager or operator, as the case may be (or an affiliate thereof) rather than by the related borrower. In addition, some states do not permit liquor licenses to be held other than by a natural person and, consequently liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property, it is unlikely that the Trustee (or Master Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such a license. There can be no assurance that a new liquor license could be obtained.

   Litigation. There may be pending or threatened legal proceedings against the borrowers and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distribution to Certificateholders.

CONFLICTS OF INTEREST

   General. The potential for various conflicts of interest exists with respect to the offering of the Certificates, including conflicts of interests among certain of the borrowers, the property or asset managers, the Depositor and Morgan Stanley & Co. Incorporated, in its capacity as the Underwriter.

   Conflicts Between Affiliates of MSMC and the Trust Fund. Conflicts of interest between affiliates of MSMC, Morgan Stanley & Co. Incorporated and the Depositor that engage in the acquisition, development, operation, financing and disposition of real estate, on the one hand, and the Trust Fund, on the other hand, may arise because such affiliates will not be prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers.

   Affiliates of MSMC, Morgan Stanley & Co. Incorporated and the Depositor intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, affiliates of the Depositor may acquire, own or sell properties or finance mortgage loans secured by properties which are in the same markets as the Mortgaged Properties. In such a case, the interests of such affiliates may differ from and compete with the interests of the Trust Fund, and decisions made with respect to such assets may adversely affect the amount and timing of distributions with respect to the Certificates.

   In addition, MSMC is currently the owner of the Grand Kempinski Mezzanine Loan, and could in the future own the Third Avenue Mezzanine Loan. In its capacity as owner of a Mezzanine Loan, MSMC's interests may conflict with those of the Trust Fund.

   Conflicts Between Managers and the Borrowers. Substantially all of the third party and borrower affiliated property managers for the Mortgaged Properties (or their affiliates) manage additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, and certain of the managers themselves, may also own or manage other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such Mortgaged Properties.

THE OFFERED CERTIFICATES

   Special Prepayment, Yield and Loss Considerations. The yield to maturity on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Amounts of the Principal Balance Certificates. In addition, in the event of any repurchase of a Mortgage Loan by MSMC from the Trust Fund under the circumstances described under "The Pooling Agreement--Representations and Warranties; Repurchase" herein, the Repurchase Price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in part or in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such repurchase). In addition, with respect to any Class of Offered Certificates, to the extent losses on the Mortgage Loans exceed the aggregate Certificate Principal Amount of the Classes of Certificates subordinated to such Class, such Class will bear a loss equal to the amount of such excess up to an amount equal to the outstanding Certificate Principal Amount thereof. No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) or rate or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificate. See "Yield, Prepayment and Maturity Considerations--Yield" herein.

   The Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class
B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. Therefore, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof. Although the payment of a Prepayment Premium is required in connection with a voluntary prepayment of certain of the Mortgage Loans, there can be no assurance that the related Borrowers would refrain from prepaying such Mortgage Loans due to the existence of such a Prepayment Premium, or that such Prepayment Premiums would be held to be enforceable if challenged. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the length of any Prepayment Lockout Period, the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors, and no representation is made as to the anticipated rate of prepayments on the Mortgage Loans.

   No Mortgage Loan (other than the Mark Centers Pool Loan, which permits voluntary prepayment without payment of a yield maintenance premium during the period commencing 180 days prior to the Effective Maturity Date) permits voluntary prepayment without payment of a yield maintenance premium earlier than 120 days prior to the related Effective Maturity Date (or in the case of the North Shore Towers Loan, the Edens & Avant Pool Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan, prior to their respective maturity dates). See "Description of the Mortgaged Properties and the Mortgage Loans". However, there is no assurance that involuntary prepayments will not occur or that the restrictions contained in the related Mortgage Loans would ultimately be enforceable in legal proceedings. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans (including the length of time during which the Mortgage Loans may not be voluntarily prepaid (each a "Prepayment Lockout Period"), and yield maintenance charges and/or prepayment premiums applicable to the Mortgage Loans and by the extent to which the Master Servicer or Special Servicer, as the case may be, is able to enforce such provisions), the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors.

   Because approximately 77.9% of any Prepayment Premium payable in connection with a prepayment of the North Shore Towers Loan is required to be paid to John Hancock in connection with the Hancock Retained Interest, a Certificateholder entitled to receive an allocation of the Prepayment Premium in connection with a prepayment of the North Shore Towers Loan will receive less of such Prepayment Premium than would have been the case if John Hancock were not entitled to a portion of such Prepayment Premium. This entitlement of John Hancock will adversely affect such Certificateholder's yield to maturity.

   Each of the Mortgage Loans may be prepaid in certain circumstances in connection with a casualty or condemnation. No yield maintenance charge or prepayment premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

   In the event that insurance or condemnation proceeds are applied to amounts due under the Mansion Grove Loan upon the occurrence of certain circumstances described in "Description of the Mortgaged Properties and the Mortgage Loans--Mansion Grove Apartments: The Loan--Prepayment" and "--Condemnation and Casualty" herein and the resulting outstanding principal amount of the Mansion Grove Loan is less than or equal to $10,000,000, the Mansion Grove Borrower is permitted to prepay such outstanding principal amount without payment of any yield maintenance or prepayment premium.

   The Arrowhead Towne Center Loan, the North Shore Towers Loan and the Edens & Avant Pool Loan do not require that prepayments be made on a Due Date. If a prepayment under any such Mortgage Loan was made on a date other than a Due Date, the related borrower would be required to pay interest only to the date of prepayment, thereby creating Prepayment Interest Shortfall. Any such Prepayment Interest Shortfall (to the extent not offset by the Servicing Fee as provided herein) will be allocated to Certificateholders and will have a negative effect on Certificateholders' yield. See "Description of the Offered Certificates--Distributions" herein.

   Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure process will be sufficient to pay such yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as prepayment there can be no assurance that a court would not interpret such provisions as requiring a yield maintenance charge or prepayment premium and thus not enforceable under applicable law or as being usurious. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Applicability of Usury Laws" in the Prospectus.

   In general, if an Offered Certificate is purchased by an investor at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required yield maintenance charge and/or prepayment premium, if any, are not received by such investor, such investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

   Pursuant to the agreement (the "Hancock Agreement") under which MSMC acquired the North Shore Towers Loan from John Hancock, unless a North Shore Towers Credit Event (as defined herein) has occurred, John Hancock has the right to approve any material modification to any economic or priority terms of the North Shore Towers Loan, which approval must not be unreasonably withheld. Such restriction could limit the Master Servicer's or Special Servicer's ability to maximize the recovery on the North Shore Towers Loan and could result in Realized Losses being incurred. In addition, if the North Shore Towers Loan is modified or restructured and the interest rate is reduced, pursuant to the Hancock Agreement, the Monthly Payments must first be applied to interest and such interest is required to be allocated to John Hancock and the Trust Fund pro rata.

   Each Mortgage Loan (other than the North Shore Towers Loan, the Edens & Avant Pool Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan which do not have Effective Maturity Dates) requires that commencing on the first Due Date after the related Effective Maturity Date, certain cash flow in excess of that required for debt service and other items with respect to the related Mortgaged Properties (as described more fully herein "Excess Cash Flow") will be applied towards the payment of principal until the principal balance of the related Mortgage Loan has been reduced to zero. Each Mortgage Loan (other than the North Shore Towers Loan, the Edens & Avant Pool Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan) also provides that principal outstanding after the related Effective Maturity Date will bear interest at a revised rate (the "Revised Interest Rate") which will be higher than the rate previously in effect (the "Initial Interest Rate"). While interest at the Initial Interest Rate accrues and is payable on a current basis on such loans, interest at the excess of the Revised Interest Rate over the Initial Interest Rate for such loans ("Deferred Interest") will be deferred and will be paid only after the outstanding principal balance of the related loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that such Mortgage Loans will be prepaid by the borrower on the applicable Effective Maturity Date; however no assurance can be given that any Mortgage Loan will be repaid on its applicable Effective Maturity Date.

   See "Yield, Prepayment and Maturity Considerations" and "Certain Federal Income Tax Consequences" herein and "Yield Considerations" and "Certain Federal Income Tax Consequences" in the Prospectus.

   Effect of Borrower Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   As and to the extent described herein, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances. Such interest will generally accrue from (and including) the date on which the related Advance is made or the related expense incurred through the date of reimbursement, less any amount of interest previously paid in respect thereof. The Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered
Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted. See "The Pooling Agreement--Special Servicer" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default.

   Related Parties May Purchase Certificates. Related parties, including the Master Servicer, the Special Servicer or affiliates of the borrowers may purchase all or part of one or more Classes of Certificates. A purchase by the Master Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Mortgage Loans shall be administered in accordance with the Servicing Standard without regard to ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate thereof.

   Book-Entry Registration. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, Cedel Bank, S.A. ("CEDEL") and The Euroclear System ("Euroclear") and their participating organizations. See "Description of the Offered Certificates--Delivery, Form and Denomination" and "--Book-Entry Registration" herein. A beneficial owner holding a Certificate through the book-entry system will be entitled to receive the reports and notices described under the Pooling Agreement (to the extent that its name and address has been provided to the Certificate Registrar) only through the facilities of DTC, CEDEL and Euroclear and their respective participants (except that the reports will be made available directly from the Trustee upon request). Additionally, certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement number 284.

   Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised the Depositor that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

   Pass-Through Rate Considerations. The Pass-Through Rates on the Class B, Class C, Class D, Class E and Class F Certificates are based on the WAC Rate of the Mortgage Loans and the Pass-Through Rate on the Class A-2, Class A-3 and Class X Certificates will be partially based upon the WAC Rate of the Mortgage Loans, and all of such Classes will be affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the Mortgage Loans. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such Classes of Certificates. See "Yield, Prepayment and Maturity Considerations--Yield" herein.

                        MORTGAGE POOL CHARACTERISTICS

GENERAL

   The Trust Fund will consist primarily of 12 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of $754,531,157. All of the numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The Mortgage Loans are evidenced by one or more promissory notes and, in certain cases, note consolidation agreements (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating a first lien on the related borrower's fee and/or leasehold estate in one or more commercial or multifamily properties (each, a "Mortgaged Property") as set forth on the following table:

 INTEREST IN PROPERTY ENCUMBERED         NUMBER OF MORTGAGED PROPERTIES
---------------------------------------  ------------------------------
Fee Estate .............................               84
Leasehold Estate .......................               14
Borrower's Fee and Leasehold Estate(1)                  6

------------
(1) "Borrower's Fee and Leasehold Estate" means that the borrower's interest in the Mortgaged Property consists of a fee interest in a portion of the property and a leasehold interest in the remaining portion.

   The Mortgaged Properties consist of retail properties, hotel properties, multifamily properties and office buildings. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse is limited to the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan, as well as such limited other assets as may have been specifically pledged to secure such Mortgage Loan, and not against the borrower's other assets or any assets of the borrower's affiliates. To facilitate loan closings, MSMC engaged Secore Financial Corporation, a Pennsylvania corporation, to originate the FGS Pool Loan, the Edens & Avant Pool Loan, the Fashion Mall Loan, the 605 Third Avenue Loan, the Grand Kempinski Loan, the Mansion Grove Loan, the Mark Centers Pool Loan, and the Westshore Pool Loan. John Hancock Mutual Life Insurance Company, a Massachusetts corporation ("John Hancock"), originated the North Shore Towers Loan which amends and consolidates various loans originated by Chase Manhattan Mortgage and Realty Trust ("Chase Realty") and its successors and assigns in October 1972 and September 1983. Teacher's Insurance and Annuity Association, a New York corporation ("TIAA"), originated the Arrowhead Town Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan. Secore, John Hancock and TIAA are collectively referred to herein as the "Originators". The Depositor will purchase the Mortgage Loans on or before the Closing Date from MSMC pursuant to the Loan Sale Agreement (the "Loan Sale Agreement") between MSMC and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to LaSalle National Bank, as Trustee (the "Trustee"), pursuant to the Pooling Agreement. GMAC Commercial Mortgage Corporation, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling Agreement.

   Pursuant to the Loan Sale Agreement, MSMC will make certain representations and warranties to the Depositor with respect to the Mortgage Loans and MSMC may be obligated to repurchase a Mortgage Loan in the event of a material breach of a representation or warranty with respect to such Mortgage Loan. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit B hereto. Under the Pooling Agreement, the Depositor will assign its rights with respect to the representations, warranties and remedies in the Loan Sale Agreement to the Trustee for the benefit of the Trust Fund. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. MSMC will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by them pursuant to the Loan Sale Agreement, to the extent assigned by the Depositor to the Trustee. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and "Description of the Agreements--Representations and Warranties; Repurchases" in the Prospectus.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by a Mortgage or Mortgages encumbering the related borrower's or borrowers' interest in the related Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's or borrowers' interest in the leases, rents and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities and the establishment and pledge of one or more reserve or escrow accounts or letters of credit for necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, tenant improvements, leasing commissions, deferred maintenance and/or scheduled capital improvements (such accounts, "Reserve Accounts").

   Each Mortgage constitutes a first lien on the related Mortgaged Properties, subject generally only to (i) liens for real estate and other taxes and special assessments and (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances, whether or not of public record as of the date of recording of the related Mortgage, all of which were determined to have been acceptable to the related Originator or MSMC in connection with the origination of the related Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   All of the Mortgage Loans have Due Dates that occur on the first day of each month, or, if such day is not a business day, the next business day. The Arrowhead Towne Center Loan and Yorktown Shopping Center Loan each has a grace period of five calendar days from the due date for payment of principal and interest. The Westgate Mall Loan has a grace period of five calendar days from the date of mailing or actual communication of notice to the borrower for payment of principal and interest. The Westshore Mall Loan has a one business day grace period for payment of principal and interest. The 605 Third Avenue Loan and Grand Kempinski Loan provide the lender under the related Mezzanine Loan a two Business Day period after notice to cure any payment default. Prior to the maturity date thereof, the Westgate Mall Loan and the Yorktown Shopping Center Loan do not accrue default interest following an event of default thereunder until the loan is accelerated. As of the Cut-Off Date, the Mortgage Loans had the following characteristics:

 Aggregate Principal Balance ............................................$754,531,157
Lowest Mortgage Loan Principal Balance ................................. $20,900,775
Highest Mortgage Loan Principal Balance ................................ $120,000,000
Average Mortgage Loan Principal Balance ................................ $62,877,596
Range of Remaining Terms to Effective Maturity Date/Maturity  .......... 51 to 120 months
Weighted Average Remaining Term to Effective Maturity Date/Maturity  ... 105 months
Range of Mortgage Rates per annum ...................................... 7.3% to 9.32%(1)
Weighted Average Mortgage Rate ......................................... 8.34%
Range of Cut-Off Date Loan-to-Appraised Value ("LTV") Ratios  .......... 20.1% to 66.7%
Weighted Average Cut-Off Date LTV Ratios ............................... 52.7%
Range of Debt Service Coverage Ratios .................................. 1.20x to 3.35x
Weighted Average Debt Service Coverage Ratio ........................... 2.00x

------------
(1) The portion of the Mortgage Rate on the North Shore Towers Loan is 9.32%; however the Mortgage Rate that will be payable to the Trust Fund will be net of the Hancock Retained Interest (as defined herein) and will be equal to 6.75% per annum.

   Seven of the Mortgage Loans (the "EMD Mortgage Loans" identified in the following table by the symbol "EMD") contain a provision whereby after a certain date (each, an "Effective Maturity Date") principal outstanding on the related Mortgage Loan will bear interest at an increased rate (the "Revised Interest Rate") which will be higher than the rate (the "Initial Interest Rate") previously in effect. The Revised Interest Rate may be the greater of a specified percentage plus the Initial Interest Rate or such percentage plus a rate based on the then current comparable Treasury rate; provided, however in no case will the Revised Interest Rate be greater than 5% plus the Initial Interest Rate. While interest at the Initial Interest Rate accrues and is payable on a current basis on such loans, interest at the excess of the Revised Interest Rate over the Initial Interest Rate for such loans ("Deferred Interest") will be deferred and will be paid only after the outstanding principal balance of the related Mortgage Loan has been paid in full. Commencing on the first Due Date (or, in the case of the 605 Third Avenue Loan, the second Due Date) after the related Effective Maturity Date, certain cash flow in excess of that required for debt service and other items with respect to the related Mortgaged Properties (as described more fully herein "Excess Cash Flow") will be applied towards the payment of principal until the principal balance of the related Mortgage Loan has been reduced to zero. A balloon payment would be required to pay off an EMD Mortgage Loan on the Effective Maturity Date; however all of the EMD Mortgage Loans, if not prepaid at their Effective Maturity Date, are scheduled to fully amortize by their stated final maturity date.

    The following table sets forth certain general information regarding the prepayment terms of the Mortgage Loans.

                               PREPAYMENT TERMS

      MORTGAGE LOAN        LOAN TYPE       LOCKOUT PERIOD       DEFEASANCE TERM
-----------------------  ------------- ---------------------  -------------------
605 Third Avenue ....... EMD           Origination to 90      2 yrs. from
                                       days prior to          securitization
                                       EMD                    to EMD

Edens & Avant Pool...... Balloon       Origination to 60      From
                                       days prior to          October,
                                       Maturity Date          1999

FGS Pool ............... EMD           Origination to 60      From
                                       days prior to          October,
                                       EMD                    1999

Mansion Grove            EMD           Origination to         N/A
 Apartments ............               July 1, 2002

North Shore Towers  .... Balloon       None                   N/A

Fashion Mall ........... EMD           Origination to         N/A
                                       October, 1999
Yorktown Shopping
 Center ................ Balloon       First 5 yrs. (to       N/A
                                       July, 1999)
Grand Kempinski
Hotel .................. EMD           Origination to         N/A
                                       September, 2000
Arrowhead Towne
Center ................. Balloon       None                   N/A

Mark Centers Pool ...... EMD           Origination to         N/A
                                       November 1,
                                       1999

Westgate Mall .......... Balloon       Origination to         N/A
                                       December 1,
                                       2000

Westshore Mall ......... EMD           Origination to         2 yrs. from
                                       March 1, 2002          securitization
                                                              to EMD

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             PREPAYMENT FEE/           PREPAYMENT FEE/
                            YIELD MAINTENANCE         YIELD MAINTENANCE
      MORTGAGE LOAN                TERM                    PREMIUM
-----------------------  ----------------------- -------------------------
605 Third Avenue ....... N/A                     N/A

Edens & Avant Pool...... N/A                     N/A

FGS Pool ............... N/A                     N/A

Mansion Grove            July 1, 2002 to         Greater of 1%,
 Apartments ............ April, 2007; 90         and Yield Maintenance at
                         days prior to EMD       Treasuries

North Shore Towers  .... Origination to          Greater of 1%, and Yield
                         September, 2004;        Maintenance at Treasuries
                         90 days prior
                         to Maturity Date

Fashion Mall ........... October, 1999           Greater of 1%, and Yield
                         to March, 2007;         Maintenance at Treasuries +
                         90 days prior to        50bp
                         EMD
Yorktown Shopping
 Center ................ July, 1999 to           Greater of 2%, declining
                         April, 2004;            annually by .25% to 1%, and
                         90 days prior           Yield Maintenance at
                         to Maturity             Treasuries + 50bp
                         Date
Grand Kempinski
Hotel .................. September, 2000         Greater of 1%, and Yield
                         to October, 2007;       Maintenance at Treasuries
                         EMD
Arrowhead Towne
Center ................. January, 1997 to        Greater of 2%, declining
                         120 days                annually by .5% to 1%, and
                         prior to                Yield Maintenance at
                         Maturity Date           Treasuries

Mark Centers Pool ...... November 1, 1999        Greater of 1%, and Yield
                         to April, 2006;         Maintenance at Treasuries
                         180 days prior to
                         EMD

Westgate Mall .......... December 1, 2000        Greater of 2%, declining
                         to September, 2006;     annually by .5% to 1%, and
                         90 days prior to        Yield Maintenance at
                         Maturity Date           Treasuries + 50bp

Westshore Mall ......... March 1, 2002, to       Greater of 1%, and Yield
                         December, 2003; 90      Maintenance at Treasuries
                         days prior to EMD

------------
(1) A more complete description of the prepayment fee or yield maintenance premium for each Mortgage Loan is contained in the descriptions of each Mortgage Loan set forth under "Description of the Mortgaged Properties and Mortgage Loans."

    All of the Mortgage Loans provide for prepayment thereof in certain circumstances following the occurrence of a casualty or condemnation. No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Certain of the Mortgage Loans, including the Arrowhead Towne Center Loan, the North Shore Towers Loan and the Edens & Avant Pool Loan do not expressly require that prepayments be made on a due date. Accordingly, if such loans are prepaid on a date other than a regularly scheduled due date, prepayment interest shortfalls may result.

   The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the Originators or MSMC by the respective borrowers, other than assumptions or projections used in calculating such statistics, which were determined by the Depositor. Some of the calculations of the statistics in the tables were not made with adjustments which would be required under generally accepted accounting principles ("GAAP"). For purposes of the tables and Annex A, the defined terms have the meanings described below:

     (1) "Total Revenue" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means, for the historical year stated, total revenue generated at such Mortgaged Property or Properties during the twelve calendar months ending at the indicated date.

     (2) "NOI" or "Net Operating Income" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means, for the year stated, the excess of the total revenue for such Mortgaged Property or Properties for the period referenced in item (1) above less the total operating expenses of such Mortgaged Property or Properties incurred during such period.

     NOI and the revenues and expenses used to determine the NOI for each Mortgaged Property or group of Mortgaged Properties are derived from information furnished by the related borrowers. There can be no assurance that the components of net operating income for any Mortgaged Property or group of Mortgaged Properties (i.e., revenues and expenses) as determined under GAAP would be the same as those used in computing the stated NOI for such Mortgaged Property. Moreover, NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     (3) "Underwritable Cash Flow" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means cash flow (as determined by MSMC) for a twelve month period based upon the following assumptions:

     a. Revenue: In calculating Underwritable Cash Flow, revenue was generally determined by using the annual rental income as reflected in the most recent rent rolls (June 1997 rent rolls for majority of Mortgaged Properties) provided by the related borrower, or, in the case of hotels, revenue for the prior 12-month period ended May 1997 (the FGS Pool Properties) and June 1997 (the Grand Kempinski Property).

     b. Management Fees: Management fees used in the calculation of Underwritable Cash Flow are generally as follows, except as listed on the chart below: 3.5% of total departmental revenues for hotels; 3.5% of net rental income for multi-family properties; 5.0% of base rent plus percentage rent for retail properties; and 3.0% of effective gross income for office properties.

     c. Franchise Fees: Franchise fees used in the calculation of Underwritable Cash Flow for hotel properties are calculated as 5.5% of Rooms Revenue.

     d. Capital Reserves: Annual reserves assumed in calculating Underwritable Cash Flow are as follows, except as listed on the chart below: $0.20/sf for office; $0.20/sf for retail properties; the FGS Pool Properties: 5.0% of total departmental revenues for the hotel properties; the Mansion Grove
    Property: $400/unit; and the Grand Kempinski Property: 4.5% of total departmental revenues.

      e. Rollover Expenses: Annual expenses of tenant rollover (i.e., tenant improvements ("TI") and leasing commissions ("LC")) assumptions used in calculating Underwritable Cash Flow are generally as follows:

                                                                                       LEASING
                                                              TENANT IMPROVEMENTS   COMMISSIONS(1)
                       BASE RENT                              --------------------------------------
                          PER       AVG. LEASE     RENEWAL       NEW    RENEWAL     NEW     RENEWAL   MANAGEMENT    CAPITAL
                      SQUARE FOOT   TERM (YRS)   PROBABILITY   TENANT    TENANT    TENANT   TENANT       FEES      RESERVES
                    ------------- ------------  ------------- -------- --------- -------- ---------  ------------ ----------
605 Third Avenue(2)        NA           10            75%      $35.00    $10.00    $14.00    $7.00       2.5%        $0.20
Edens & Avant Pool
 Retail.............      $10            5            65%      $ 2.00    $    0    $ 2.50    $1.25     3.0%-4.0%     $0.15
Edens & Avant Pool
 Office.............      $13            5            65%      $ 7.00    $ 1.00    $ 3.25    $1.63       4.0%        $0.20
FGS Pool............      $15            5            65%      $ 7.00    $ 1.00    $ 3.75    $1.88       3.0%        $0.20
Fashion Mall........       NA           10            65%      $15.00    $ 5.00    $ 2.50    $1.50       5.0%        $0.20
Yorktown Shopping
 Center ............       NA            7            65%      $15.00    $ 5.00    $ 2.50    $1.50       5.0%        $0.20
Arrowhead Towne
 Center.............       NA           10            65%      $15.00    $ 5.00    $ 2.50    $1.50       5.0%        $0.20
Mark Centers Pool ..       NA            5            65%      $ 5.00    $    0        NA       NA       4.0%        $0.15
Westgate Mall.......       NA           10            65%      $15.00    $ 5.00    $ 2.50    $1.50       5.0%        $0.20
Westshore Mall......       NA           10            65%      $15.00    $ 5.00    $ 2.50    $1.50       5.0%        $0.20

------------
(1)    Leasing commissions are included in tenant improvements.

(2) Specific reserves for tenant improvements and leasing commissions have been established for major tenants.

     f. Occupancy: In calculating Underwritable Cash Flow, adjustments were made to total revenues to reflect maximum occupancies generally as the lower of actual or 95% for retail, hotel, office and multifamily properties. The only exception of any significance was for the 605 Third Avenue Loan; an occupancy rate of 97% was used for the Third Avenue Property.

     g. Real Estate Taxes: In calculating Underwritable Cash Flow, historical 1996 real estate tax expense as provided by the borrower was generally used.

     h. Expenses: In calculating expenses, historical 1996 expenses based on operating statements provided by the related borrower were generally used with the following exceptions: non-recurring extraordinary expenses, to the extent determinable, were excluded; depreciation and amortization were removed from operating expense categories.

     The management fees and reserves used in calculating Underwritable Cash Flow differ in many cases from the management fees and reserves provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritable Cash Flow. In particular, the assumptions regarding tenant vacancies, renewal rates, tenant improvements and leasing commissions and other conditions used in calculating Underwritable Cash Flow for the retail and office properties may differ substantially from actual conditions. Such assumptions may also differ from those used by the Rating Agencies or by investors. Each investor should make its own determination of the appropriate assumptions to be used in determining Underwritable Cash Flow.

     Underwritable Cash Flow reflects the calculations and assumptions used by MSMC and may or may not reflect the amounts calculated and used by the Rating Agencies for their own analysis. Underwritable Cash Flow and the Debt Service Coverage Ratios derived therefrom are not a substitute for cash flow as determined in accordance with GAAP as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Leasing costs and capital expenditures are crucial to the operation of commercial properties. Each investor should make its own assessment of the level of leasing costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income and debt service coverage ratios of the Mortgage Loans.

     No representation is made as to the future net cash flows of the properties, nor is Underwritable Cash Flow set forth herein intended to represent such future net cash flow.

     (4) "Value" means, for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by the appraisal thereof reviewed in connection with the origination or purchase of the related Mortgage Loan, or in the case of the Edens & Avant Pool Property, based on Underwritable Cash Flow of $20,253,312 and a 9.0% capitalization rate. "Total Value" is the aggregate Value for all of the Mortgaged Properties.

      (5) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Underwritable Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Underwritable Cash Flow, net operating income, appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, defeasance or otherwise. "Cut-Off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such Mortgaged Property as of the Cut-Off Date.

     (6) "Annual Debt Service" means on any Mortgage Loan, the annual debt service (interest, including interest allocable to payment of the Servicing Fee and, if applicable, principal,) on such Mortgage Loan for the twelve month period commencing on the Cut-Off Date.

     (7) "Effective Maturity Date" for each EMD Mortgage Loan is the date on which (i) such Mortgage Loan commences to accrue interest at the Revised Interest Rate for such Mortgage Loan, (ii) all excess cash flow for such Mortgage Loan is required to be applied to payment of principal of such Mortgage Loan and (iii) such Mortgage Loan may be voluntarily repaid by the borrower without payment of a yield maintenance charge or prepayment premium. There can be no assurance that any Mortgage Loan will be repaid on its Effective Maturity Date.

     (8) "DSCR" or "Debt Service Coverage Ratio" means with respect to any Mortgage Loan (i) the aggregate Underwritable Cash Flow for all of the related Mortgaged Properties divided by (ii) Annual Debt Service.

     The DSCRs set forth herein for the Mortgage Loans and Mortgaged Properties vary (and may vary substantially) from the debt service coverage ratios for such Mortgage Loans and Mortgaged Properties as calculated pursuant to the definition of such ratio as set forth in the related loan documents.

     (9) "Loan to Value Ratio" or "LTV" or "Cut-Off Date LTV" means with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan. In the case of the FGS Pool Loan and Mark Centers Pool Loan, each of the Mortgaged Properties, other than those located in Florida and New York, secures the full amount of the related Mortgage Loan; and, in order to minimize recording taxes, the related Mortgaged Properties located in Florida and New York secure a lesser amount equal to 101% or more of the related Cut-off Date Allocated Loan Amount. The Cut-off Date LTV for the FGS Pool Loan and Mark Centers Pool Loan, based on the amount of the security, rather than the full appraised value, of such properties, would be 57.6% and 66.9%, respectively.

     (10) "Effective Maturity Date Balance," for each of the EMD Mortgage Loans, is equal to the outstanding principal amount of such Mortgage Loan as of its Effective Maturity Date, taking into account scheduled amortization, assuming no prepayments or defaults, and in the case of the 605 Third Avenue Loan, assuming application of the Third Avenue Principal Amortization Letters of Credit to reduce the principal balance thereof on the Effective Maturity Date.

     (11) "Effective Maturity Date LTV" or "EMD LTV" means with respect to any EMD Mortgage Loan, the Effective Maturity Date Balance, and with respect to any other Mortgage Loan, the Balloon Balance, for such Mortgage Loan divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan as of the Cut-Off Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Mortgaged Properties securing a Mortgage Loan on the Effective Maturity Date or maturity date, as applicable, is the same as the Value or Values thereof as of the Cut-Off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined or increased from its value as of the Cut-Off Date.

     (12) "SF/Units" means, in the case of office or retail properties, total square footage or GLA (as provided by the borrower), and in the case of multifamily properties and hotel properties, the number of apartment units and hotel rooms, respectively.

     (13) "GLA" means the square footage of the gross leaseable or rentable area.

     (14) "Occupancy" or "OCC" means the percentage of SF/Units of the property that are leased as of the date indicated in the column with the heading "As of Date". Such percentage includes month to month tenants and tenants which have vacated their space but continue to make rental payments.

      (15) "Annualized Base Rent" is calculated by multiplying by 12 the contractual monthly base rent, as of the point in time for which "Occupancy" was calculated for the related property, as reflected in the rent rolls provided by the related borrower.

     (16) "Average Base Rent Per Square Foot" is calculated by dividing Annualized Base Rent or annual base rent by total GLA as of the same date as of which the Annualized Base Rent or annual base rent was calculated.

     (17) "First P&I Date" means the first Due Date on which the borrower is required to pay both principal and interest.

     (18) "Original Principal Balance" means the principal balance of the Mortgage Loan at origination.

     (19) "Anticipated Term" means the term of the Mortgage Loan in months from the date of the first full monthly payment thereon to the related Effective Maturity Date or stated maturity date, as applicable.

     (20) "Sales per SF" means sales, based on the most recent sales data provided by the applicable borrower to MSMC, for the previous applicable 12 month period, or if 12 months of sales data was not available, such sales data as was available, annualized.

     (21) The term "psf" means per square foot.

     (22) "Occupancy Costs" means the sum of minimum rent, percentage rent, and tenant reimbursements divided by sales.

     (23) "LTM" means, with respect to any period, the last 12 months preceding such period.

     (24) "Balloon Balance" means, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan on its stated maturity date or Effective Maturity Date, as applicable, taking into account scheduled amortization, assuming no prepayments, or defaults, and in the case of the 605 Third Avenue Loan, assuming application of the Third Avenue Principal Amortization Letters of Credit to reduce the principal balance thereof on the Effective Maturity Date.

     (25) "Refinancing DSCR" with respect to each Mortgage Loan is calculated in the manner set forth in the footnotes to the table entitled "Certain Loan Statistics" included in each loan description set forth under the heading "Description of the Mortgaged Properties and Mortgage Loans." The calculation of Refinancing DSCR at Maturity or Effective Maturity assumes that Underwritable Cash Flow at the maturity date, or for EMD Mortgage Loans, the Effective Maturity Date, will remain the same as current Underwritable Cash Flow, and that the loan constant set forth therein will be the loan constant used in a refinancing loan. There can be no assurance that actual net operating income will not be less or greater than such Underwritable Cash Flow or as to what the loan constant or debt service would be on a refinancing loan.

     (26) "Comparable Store" means, with respect to each regional mall for which mall store sales are shown, mall stores for which sales information was available for all annual periods shown.

     (27) "Non-Comparable Store" means, with respect to each regional mall for which mall store sales are shown, mall stores that are not "Comparable Stores."

   In addition to the tables set forth below, investors should review the accompanying notes in the prior section when reading the following information, the information set forth under "Description of the Mortgaged Properties and Mortgage Loans," and the information set in Annex A hereto. A table of Mortgaged Property characteristics is attached as Annex A to this Prospectus Supplement.

                         MORTGAGE LOAN CHARACTERISTICS

                                                                    ORIGINAL  REMAINING
                                                                    TERM TO    TERM TO
                                                                   EFFECTIVE  EFFECTIVE
                               ORIGINAL                 ORIGINAL    MATURITY  MATURITY  EFFECTIVE
                  NUMBER OF   PRINCIPAL    MORTGAGE   AMORTIZATION    DATE      DATE     MATURITY   STATED
    LOAN NAME    PROPERTIES    BALANCE       RATE        (MOS.)      (MOS.)    (MOS.)      DATE    MATURITY
---------------  ---------- ------------  ---------- ------------  --------- ---------  --------- --------
605 Third
 Avenue.........       1     $120,000,000   7.9170%          (2)      120        120      10/1/07  10/1/27
Edens & Avant
 Pool...........      63       82,750,000   7.3000%          (2)      120        119      8/31/07  8/31/07
FGS Pool........      15       74,500,000   8.6000%       240         119        111      1/21/07   2/1/17
Mansion Grove
 Apartments.....       1       73,000,000   8.3500%       360         120        117       7/1/07   7/1/27
North Shore
 Towers.........       1       71,700,000   9.3200%(4)    360         120         86      12/1/04  12/1/04
Fashion Mall-- .       1       65,000,000   7.8500%       360         119        116      6/13/07   7/1/27
Yorktown
 Shopping
 Center.........       1       60,000,000   8.2500%       300         120         81       7/1/04   7/1/04
Grand Kempinski
 Hotel..........       1       55,000,000   8.6300%       300         120        120      10/1/07  10/1/22
Arrowhead Towne
 Center.........       1       50,000,000   8.6000%       360          84         51       1/1/02   1/1/02
Mark Centers
 Pool...........      17       45,929,800   8.8400%       300         119        108     10/31/06  11/1/21
Westgate Mall ..       1       43,023,168   9.2500%       300         119        110      12/1/06  12/1/06
Westshore Mall .       1       21,000,000   8.0700%       360          84         77       3/1/04   3/1/27
                  ---------- ------------
Total/Weighted
 Average........     104     $761,902,968   8.3394%       322         116        105
                  ========== ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              PRINCIPAL
                                              BALANCE AT
                                              EFFECTIVE
                   CUT-OFF      PERCENT OF     MATURITY                                                          EFFECTIVE
                     DATE        CUT-OFF       DATE OR                     ANNUAL    UNDERWRITABLE       CUT-OFF MATURITY
                  PRINCIPAL   DATE PRINCIPAL   MATURITY     APPRAISED       DEBT         CASH             DATE     DATE
    LOAN NAME     BALANCE(1)     BALANCE         DATE        VALUE(3)      SERVICE       FLOW      DSCR  LTV(5)   LTV(6)
--------------- ------------ -------------- ------------ -------------- ----------- ------------- ----- ------- ---------
605 Third
 Avenue......... $120,000,000      15.9%     $105,000,000 $  180,000,000 $ 9,500,400 $ 19,403,628  2.04x  66.7%    58.3%
Edens & Avant
 Pool...........   82,750,000      11.0        82,750,000    225,036,809   6,040,750   20,253,313  3.35x  36.8%    36.8%
FGS Pool........   73,537,438       9.7        52,574,915    144,450,000   7,815,015   16,886,490  2.16x  50.9%    36.4%
Mansion Grove
 Apartments.....   72,862,226       9.7        64,491,537    118,000,000   6,642,780    9,246,143  1.39x  61.7%    54.7%
North Shore
 Towers.........   70,280,966       9.3        64,482,117    350,000,000   7,121,987   20,124,264  2.83x  20.1%    18.4%
Fashion Mall-- .   64,864,238       8.6        56,941,015    116,000,000   5,642,012    9,748,888  1.73x  55.9%    49.1%
Yorktown
 Shopping
 Center.........   57,304,459       7.6        48,776,057    119,500,000   5,676,000    7,570,166  1.33x  48.0%    40.8%
Grand Kempinski
 Hotel..........   55,000,000       7.3        45,114,370     90,000,000   5,372,443    9,289,725  1.73x  61.1%    50.1%
Arrowhead Towne
 Center.........   48,899,962       6.5        46,597,454    105,000,000   4,656,000    8,356,914  1.79x  46.6%    44.4%
Mark Centers
 Pool...........   45,449,576       6.0        37,962,282     71,200,000   4,565,057    6,847,352  1.50x  63.8%    53.3%
Westgate Mall ..   42,681,517       5.7        35,890,982     65,000,000   4,421,311    5,321,105  1.20x  65.7%    55.2%
Westshore Mall .   20,900,775       2.8        19,438,469     33,000,000   1,861,399    3,119,597  1.68x  63.3%    58.9%
                 ------------     ------     ------------ -------------- ----------- ------------  ----   ----     ----
Total/Weighted
 Average........ $754,531,157     100.0%     $660,019,198 $1,617,186,809 $69,315,153 $136,167,585  2.00x  52.7%    45.5%
                 ============     ======     ============ ============== =========== ============

------------
(1)    Cut-Off Date is October 1, 1997.
(2) The 605 Third Avenue Loan is an interest only loan to its Effective Maturity Date; the Edens & Avant Pool Loan is an interest only loan.
(3) Edens & Avant Pool Appraised Value is calculated by applying a 9.0% cap rate to the Underwritable Cash Flow.
(4) The portion of interest on the Mortgage Loan payable to the Trust Fund will be net of the Hancock Retained Interest (as defined herein) and will be equal to 6.75% per annum.
(5)    See definition of Cut-Off Date LTV.
(6)    See definition of Effective Maturity Date LTV.

                       LOAN AMOUNT ALLOCATION (IN $MM)

    PROPERTY              AMOUNT          PERCENTAGE
    --------              ------          ----------
605 Third Avenue          $120.0            15.9%
Edens & Avant Pool        $ 82.8            11.0%
FGS Pool                  $ 73.5             9.7%
Mansion Grove Apartments  $ 72.9             9.7%
North Shore Towers        $ 70.3             9.3%
Fashion Mall              $ 64.9             8.6%
Yorktown Shopping Center  $ 57.3             7.6%
Grand Kempinski Hotel     $ 55.0             7.3%
Arrowhead Town Center     $ 48.9             6.5%
Mark Centers Pool         $ 45.4             6.0%
Westgate Mall             $ 42.7             5.7%
Westshore Mall            $ 20.9             2.8%

                       MORTGAGED PROPERTIES BY LOCATION

                                               PERCENTAGE
                                 CUT-OFF       OF CUT-OFF
                                   DATE           DATE
                  NUMBER OF     ALLOCATED      ALLOCATED
STATE            PROPERTIES    LOAN AMOUNT    LOAN AMOUNT
--------------  ------------ --------------  -------------
New York.......        6       $199,500,169       26.4%
California.....        3         94,577,979       12.5
Texas..........        2         68,226,868        9.0
Indiana........        1         64,864,238        8.6
South
 Carolina......       45         62,865,695        8.3
Illinois.......        1         57,304,459        7.6
Arizona........        1         48,899,962        6.5
Ohio...........        1         42,681,517        5.7
Pennsylvania ..       10         29,125,458        3.9
Florida........        4         21,770,709        2.9
Michigan.......        1         20,900,775        2.8
North
 Carolina......       11         10,677,820        1.4
Tennessee......        3          8,656,771        1.1
Georgia........        6          6,122,631        0.8
Alabama........        2          5,915,496        0.8
New Jersey.....        2          4,244,443        0.6
Massachusetts .        2          3,553,487        0.5
Virginia.......        2          3,556,893        0.5
Nebraska.......        1          1,085,788        0.1
                ------------ --------------  -------------
Total/
 Weighted
 Average.......      104       $754,531,157      100.0%
                ============ ==============  =============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   PERCENTAGE                                 WEIGHTED
                                    OF TOTAL                     PERCENTAGE    AVERAGE    WEIGHTED
                 UNDERWRITABLE    UNDERWRITTEN                    OF TOTAL     CUT-OFF    AVERAGE
STATE              CASH FLOW       CASH FLOW         VALUE         VALUE      DATE LTV      DSCR
--------------  --------------- --------------  -------------- ------------  ---------- ----------
New York.......   $ 41,005,056        30.1%     $  543,800,000      33.6%       49.7%      2.32x
California.....     14,373,035        10.6         155,400,000       9.6        59.3%      1.57x
Texas..........     12,440,513         9.1         115,850,000       7.2        59.1%      1.81x
Indiana........      9,748,888         7.2         116,000,000       7.2        55.9%      1.73x
South
 Carolina......     15,081,865        11.1         166,030,757      10.3        38.0%      3.27x
Illinois.......      7,570,166         5.6         119,500,000       7.4        48.0%      1.33x
Arizona........      8,356,914         6.1         105,000,000       6.5        46.6%      1.79x
Ohio...........      5,321,105         3.9          65,000,000       4.0        65.7%      1.20x
Pennsylvania ..      4,120,484         3.0          45,200,000       2.8        63.8%      1.50x
Florida........      4,195,753         3.1          39,100,000       2.4        51.8%      2.11x
Michigan.......      3,119,597         2.3          33,000,000       2.0        63.3%      1.68x
North
 Carolina......      2,695,100         2.0          29,945,550       1.9        36.8%      3.35x
Tennessee......      2,151,718         1.6          23,907,979       1.5        36.8%      3.35x
Georgia........      1,219,842         0.9          13,277,522       0.8        48.5%      2.55x
Alabama........        970,193         0.7           8,675,000       0.5        63.8%      1.50x
New Jersey.....      1,763,005         1.3          14,200,000       0.9        50.9%      2.16x
Massachusetts .      1,159,565         0.9          11,200,000       0.7        50.9%      2.16x
Virginia.......        763,523         0.6           8,500,000       0.5        54.1%      2.00x
Nebraska.......        111,263         0.1           3,600,000       0.2        50.9%      2.16x
                --------------- --------------  -------------- ------------  ---------- ----------
Total/
 Weighted
 Average.......   $136,167,585       100.0%     $1,617,186,809     100.0%       52.7%      2.00x
                =============== ==============  ============== ============  ========== ==========


                         MORTGAGED PROPERTY LOCATIONS

                      [Graphics or Image Material Omitted]

Map of the United States with captions that set forth the following information:

Nebraska               Illinois               Indiana
1 property             1 property             1 property
$1,085,788             $57,304,459            $64,864,238
0.1% of total          7.6% of total          8.6% of total

Ohio                   Michigan               Pennsylvania
1 property             1 property             10 properties
$42,681,517            $20,900,775            $29,125,458
5.7% of total          2.8% of total          3.9% of total

New York               Massachusetts          New Jersey
6 properties           2 properties           2 properties
$199,500,169           $3,553,487             $4,244,443
26.4% of total         0.5% of total          0.6% of total

Virginia               North Carolina         South Carolina
2 properties           11 properties          45 properties
$3,556,893             $10,677,820            $62,865,695
0.5% of total          1.4% of total          8.3% of total

Florida                Georgia                Alabama
4 properties           6 properties           2 properties
$21,770,709            $6,122,631             $5,915,496
2.9% of total          0.8% of total          0.8% of total

Tennessee              Texas                  Arizona
3 properties           2 properties           1 property
$8,656,771             $68,226,868            $48,899,962
1.1% of total          9.0% of total          6.5% of total

California
3 properties
$94,577,979
12.5% of total

             RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE

                                                        PERCENTAGE OF    WEIGHTED
                            NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    AVERAGE    WEIGHTED    WEIGHTED
                            MORTGAGED     PRINCIPAL       PRINCIPAL      MORTGAGE    AVERAGE    AVERAGE
LOAN-TO-VALUE RATIO        PROPERTIES      BALANCE         BALANCE         RATE       DSCR        LTV
------------------------  ------------ --------------  --------------- ----------  ---------- ----------
15.00%-45.00%............       64       $153,030,966        20.28%        8.23%      3.11x      29.10%
45.01%-55.00%............       17        179,741,859        23.82         8.49%      1.80x      48.80%
55.01%-65.00%............       21        259,076,815        34.34         8.35%      1.59x      60.60%
65.01%-75.00%............        2        162,681,517        21.56         8.27%      1.82x      66.40%
                          ------------ --------------  --------------- ----------  ---------- ----------
Totals/Weighted
 Averages................      104       $754,531,157       100.00%        8.34%      2.00x      52.70%
                          ============ ==============  =============== ==========  ========== ==========

      RANGE OF LOAN-TO-VALUE RATIOS AS OF THE EFFECTIVE MATURITY DATE(1)

                                                                                                EFFECTIVE
                                          PRINCIPAL                                             MATURITY
                                          BALANCE AT    PERCENTAGE OF    WEIGHTED                 DATE
                            NUMBER OF     EFFECTIVE      CUT-OFF DATE    AVERAGE    WEIGHTED    WEIGHTED
                            MORTGAGED      MATURITY       PRINCIPAL      MORTGAGE    AVERAGE     AVERAGE
LOAN-TO-VALUE RATIO        PROPERTIES        DATE          BALANCE         RATE       DSCR         LTV
------------------------  ------------ --------------  --------------- ----------  ---------- -----------
15.00%-40.00%............       79       $199,807,032        30.27%        8.35%      2.80x       30.80%
40.01%-50.00%............        3        152,304,182        23.08         8.20%      1.62x       45.00%
50.01%-60.00%............       22        307,897,640        46.65         8.40%      1.67x       55.40%
                          ------------ --------------  --------------- ----------  ---------- -----------
Totals/Weighted
 Averages................      104       $660,008,854       100.00%        8.34%      2.00x       45.50%
                          ============ ==============  =============== ==========  ========== ===========

------------
(1) Effective Maturity Date used for EMD Mortgage Loans and stated maturity date for the remaining Mortgage Loans.

     REMAINING TERM TO EFFECTIVE MATURITY DATE AS OF THE CUT-OFF DATE(1)

      REMAINING TERM TO                                     PERCENTAGE OF    WEIGHTED
   EFFECTIVE MATURITY DATE      NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    AVERAGE    WEIGHTED    WEIGHTED
   AS OF THE CUT-OFF DATE,      MORTGAGED     PRINCIPAL       PRINCIPAL      MORTGAGE    AVERAGE    AVERAGE
            (MOS.)             PROPERTIES      BALANCE         BALANCE         RATE       DSCR        LTV
----------------------------  ------------ --------------  --------------- ----------  ---------- ----------
50-72........................        1       $ 48,899,962         6.48%        8.60%      1.79x      46.60%
72-84........................        2         78,205,234        10.36         8.20%      1.43x      52.10%
84-96........................        1         70,280,966         9.31         9.32%      2.83x      20.10%
96-108.......................       17         45,449,576         6.02         8.84%      1.50x      63.80%
108-120......................       83        511,695,419        67.82         8.16%      2.04x      56.80%
                              ------------ --------------  --------------- ----------  ---------- ----------
Totals/Weighted Averages ....      104       $754,531,157       100.00%        8.34%      2.00x      52.70%
                              ============ ==============  =============== ==========  ========== ==========

------------
(1) Effective Maturity Date used for EMD Mortgage Loans and stated maturity date for the remaining Mortgage Loans.

                MORTGAGED PROPERTIES BY PRIMARY PROPERTY TYPE

                                                            PERCENTAGE
                                               CUT-OFF      OF CUT-OFF
                   NUMBER      PERCENTAGE       DATE           DATE
                     OF            OF         ALLOCATED      ALLOCATED                   APPRAISED
 PROPERTY TYPE   PROPERTIES    PROPERTIES    LOAN AMOUNT    LOAN AMOUNT    SF/UNITS        VALUE
--------------  ------------ ------------  -------------- -------------  ----------- ---------------
Regional Mall .        5           4.8%     $234,650,951        31.1%     2,568,919   $  438,500,000
Multifamily....        2           1.9       143,143,192        19.0          2,721      468,000,000
Office.........        4           3.8       127,493,934        16.9      1,202,026      196,348,327
Hotel..........       15          14.4       124,983,951        16.6          3,451      228,450,000
Other Retail ..       78          75.0       124,259,130        16.5      6,595,234      285,888,481
                ------------ ------------  -------------- -------------  ----------- ---------------
Total/Weighted
 Averages .....      104         100.0%     $754,531,157       100.0%                 $1,617,186,809
                ============ ============  ============== =============  =========== ===============

                   CUT-OFF
                     DATE                                                        PERCENTAGE
                  ALLOCATED         1996                                          OF TOTAL      WEIGHTED   WEIGHTED
                 LOAN AMOUNT       TOTAL           1996        UNDERWRITABLE   UNDERWRITABLE    AVERAGE     AVERAGE
 PROPERTY TYPE   PER SF/UNIT      REVENUE           NOI          CASH FLOW       CASH FLOW        LTV        DSCR
--------------  ------------- --------------  -------------- ---------------  --------------- ----------  ----------
Regional Mall .   $    91.34    $ 51,600,677   $ 35,909,852    $ 34,116,670         25.1%         54.5%      1.55x
Multifamily....   $52,606.83      12,248,641      9,363,629      29,370,407         21.6          41.3       2.10x
Office.........   $   106.07      44,883,590     24,482,861      21,055,602         15.5          65.3       2.09x
Hotel..........   $36,216.73      98,121,439     28,854,082      25,455,590         18.7          55.4       1.97x
Other Retail ..   $    18.84      35,900,861     26,974,999      26,169,315         19.2          46.7       2.68x
                              --------------  -------------- ---------------  --------------- ----------  ----------
Total/Weighted
 Averages .....                 $242,755,208   $125,585,423    $136,167,585        100.0%         52.7%      2.00x
                              ==============  ============== ===============  =============== ==========  ==========

                            PRIMARY PROPERTY TYPE
                    BY CUT-OFF DATE ALLOCATED LOAN AMOUNT

                      [Graphics or Image Material Omitted]

Pie chart with captions that set forth the following information:

                               Regional Mall
                                   31.1%

                                Multifamily
                                   19.0%

                                  Office
                                   16.9%

                                   Hotel
                                   16.6%

                                   Retail
                                   16.5%

UNDERWRITING STANDARDS

   General. The underwriting standards utilized in connection with the origination or purchase of the Mortgage Loans addressed, with respect to each Mortgaged Property, property valuations and property financial performance, environmental conditions and physical conditions, as described below.

   Appraisals and Market Studies. An appraisal of each of the Mortgaged Properties was performed except for the North Shore Towers Property and the Edens & Avant Pool Properties. A marketability study was performed for the North Shore Towers Property and market studies were performed for each of the Edens & Avant Pool Properties. The appraisals were performed by independent MAI appraisers and determined that, with respect to each Mortgage Loan, at the time of the appraisal the aggregate value of the related Mortgaged Properties exceeded the original principal amount of such Mortgage Loan. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. The marketability study and the market studies were also performed by independent MAI appraisers; however while the marketability study did give an opinion of value, the market studies do not. LTV figures herein for the Edens & Avant Pool Loan are based on a 9% capitalization rate on Underwritable Cash Flow. See "Risk Factors--The Mortgage Loans--Limitations of Appraisals and Market Studies" herein. Information regarding the value of each Mortgaged Property as of the Cut-Off Date presented under "--Certain Characteristics of the Mortgage Loans" above is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties.

   Operating Statements, Financial Data, Occupancy Statements. In connection with the origination of the Mortgage Loans, the related Originator or MSMC reviewed operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by borrowers and, with respect to the Mortgage Loans secured by office properties and retail properties, certain major tenant leases.

   Environmental Assessments. As part of the origination, all of the Mortgaged Properties have been subject to either Phase I site assessments, updates of previously performed Phase I site assessments, or other site assessments which were updated and upgraded to comply with Phase I standards through follow up investigations, within the last eighteen months. Additionally, all borrowers were required to provide certain environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the Mortgaged Properties. For a discussion of environmental issues identified on the Mortgaged Properties, see "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   Property Condition Assessments. Inspections of the Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports of the inspecting engineers (the "Property Condition Reports") indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property, as well as the estimated cost of such items and improvements. In each instance, the related Originator or MSMC either determined that such items and improvements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in some instances, that reserves be established to cover the related costs. See "Description of the Mortgaged Properties and the Mortgage Loans" herein for descriptions of the reserves or other security provided for deferred maintenance and capital improvements related to each Mortgaged Property. See also "Risk Factors--The Mortgage Loans--Considerations Relating to Engineering Matters" herein.

   There are violations of the ADA at some of the Mortgaged Properties that are not expected to have a material impact on the value of or earnings from such properties. See "Risk Factors--The Mortgage Loans--Costs of Compliance with Americans with Disabilities Act."

   Zoning and Building Code Compliance. Each of the borrowers has, under its related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated and/or provided a legal opinion, a title insurance policy endorsement and/or other evidence, to the effect that the use and operation of the related Mortgaged Properties are in compliance in all material respects with applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. See "Risk Factors--The Mortgage Loans--Zoning Compliance; Inspections."

    Property Management. The manager for each Mortgaged Property was approved by MSMC in connection with the origination or purchase of the related Mortgage Loan. Generally, a manager is responsible for responding to changes in the local market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Except in the case of the Arrowhead Towne Center Loan, Yorktown Shopping Center Loan, Westgate Mall Loan and North Shore Towers Loan, upon the occurrence of certain events specified in each Mortgage Loan, the related management agreement is terminable by the Master Servicer or terminates unless the Master Servicer otherwise elects. For a discussion of the management contracts and the Master Servicer's rights thereunder, see "Description of the Mortgaged Properties and the Mortgage Loans" herein. Neither the Master Servicer nor the Special Servicer manages any of the Mortgaged Properties and they are not expected to manage any REO Properties (as defined herein).

ADDITIONAL INFORMATION

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-Off Date. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

        DESCRIPTION OF THE MORTGAGED PROPERTIES AND THE MORTGAGE LOANS

605 THIRD AVENUE: THE BORROWER; THE PROPERTY

   The Loan. The 605 Third Avenue Loan was originated by Secore and acquired by MSMC on September 10, 1997. The 605 Third Avenue Loan had a principal balance at origination of $120,000,000 and has a principal balance as of the Cut-Off Date of $120,000,000. It is secured by, among other things, a Mortgage (the "Third Avenue Mortgage") encumbering a single commercial office building and an adjacent parking garage located at 605 Third Avenue, New York, New York (collectively, the "Third Avenue Property").

   The Borrower. 605 Third Avenue LLC (the "Third Avenue Borrower") is a special purpose New York limited liability company whose purpose and business is limited to acquiring, owning, holding, leasing, financing, mortgaging and selling the Third Avenue Property and conducting such other activities as may be necessary or appropriate to promote or conduct such business. The Third Avenue Borrower has no material assets other than the Third Avenue Property and related interests. The Third Avenue Borrower is owned 49.5% by Hadwin LLC (the "Fisher Owner"), a special purpose New York limited liability company formed solely for the purpose of acting as a non-managing member of the Third Avenue Borrower and borrowing the Third Avenue Mezzanine Loan described below under "--605 Third Avenue: The Loan--Mezzanine Debt", 0.5% by FB 605 Corp. (the "Fisher SPC"), a special purpose New York corporation formed solely for the purpose of acting as a managing member of the Third Avenue Borrower, 49.5% by Hawaiian 605 Mezzanine LLC (the "Hawaiian Owner"), a special purpose New York limited liability company formed solely for the purpose of acting as a non-managing member of the Third Avenue Borrower and borrowing the Third Avenue Mezzanine Loan described below under "--605 Third Avenue: The Loan--Mezzanine Debt," and 0.5% by Hawaiian 605 Special Corp. (the "Hawaiian SPC"), a special purpose New York corporation formed solely for the purpose of acting as a managing member of the Third Avenue Borrower. The Fisher Owner is owned 1% by Fisher 605 Special Corp. (the "Fisher Mezzanine SPC"), a special purpose New York corporation formed solely for the purpose of acting as a managing member of Fisher Owner, and 99% by Fisher 40th & 3rd Company ("Fisher 40th & 3rd"), a New York general partnership. 100% of the stock of both the Fisher SPC and the Fisher Mezzanine SPC and 100% of the partnership interests of Fisher 40th & 3rd are owned by members of the Fisher family. The Hawaiian Owner is owned 1% by Hawaiian 605 Mezzanine Special Corp. (the "Hawaiian Mezzanine SPC"), a special purpose New York corporation formed solely for the purpose of acting as a managing member of the Hawaiian Owner, and 99% by Hawaiian Realty, Inc. ("Hawaiian Realty"), a New York corporation. 100% of the stock of both the Hawaiian SPC and the Hawaiian Mezzanine SPC is owned by Hawaiian Realty. 100% of the stock of Hawaiian Realty is owned by National Bulk Carriers, Inc., which in turn is owned by two trusts created by Daniel K. Ludwig.

   The Property. The Third Avenue Property consists of a 43-story office building constructed in 1963, with an adjacent 7-story tiered parking garage, located on Third Avenue between 39th and 40th Streets in New York, New York. The Third Avenue Property has GLA of approximately 984,447 square feet (946,369 net rentable square feet) and the parking garage contains 750 parking spaces. Public entrances to the building are grade level and include a front entrance as well as separate entrances to the ground floor retail spaces occupied by Republic National Bank and Cosmetics Plus. As of June 30, 1997, the occupancy rate was 98.0%. Major tenants include John Wiley & Sons, Inc., a publishing company specializing in professional books, textbooks and science and professional books, Neuberger & Berman, an investment management firm, Grant Thornton, an accounting firm and ESPN, Inc., a sports broadcasting network. Neuberger & Berman has executed leases for an additional 122,710 square feet beginning in 1999 and 2000, increasing its net rentable area to 262,158 square feet. Upon taking occupancy of this space, Neuberger & Berman will become the building's largest tenant, occupying 27.7% of the net rentable area. John Wiley & Sons will continue to occupy 24.4%, Grant Thorton 5.9% and ESPN 5.7%, bringing the top four tenant total to 63.7% of the building's net rentable area. An appraisal completed on August 1, 1997 determined a value of $180,000,000 for the Third Avenue Property.

   Market Overview. According to a New York area year-end market report for 1996 prepared by Cushman & Wakefield, Inc., the New York office real estate overall market vacancy has declined from approximately 16% as of year-end 1995 to approximately 12.3% as of year-end 1996. Vacancy rates for the midtown Manhattan Class A office market have fallen below 10%.

   Location/Access. The Third Avenue Property is located in the Grand Central sub-market midtown. This sub-market encompasses the area around Grand Central Station and is generally considered to be the area between Fifth and Second Avenues and 39th and 47th Streets. Approximately 80 office properties comprising roughly 40 million square feet are located in this area. The sub-market is close to Grand Central Station, a hub of regional transportation.

   Operating History. The following table shows certain information regarding the operating history of the Third Avenue Property:

                     ADJUSTED NET OPERATING INCOME (000S)

                                                                 1997
                           1994        1995       1996     UNDERWRITABLE NOI
                        ---------- ----------  ---------- -----------------
Total Revenue..........  $ 42,062    $ 42,742   $ 41,791       $ 41,778
Total Expense..........   (17,572)    (18,407)   (18,967)       (19,819)
                        ---------- ----------  ---------- -----------------
  Net Operating
 Income................  $ 24,491    $ 24,335   $ 22,823       $ 21,959
                        ========== ==========  ========== =================

   Occupancy History. The following table shows certain historical information regarding average occupancy of the Third Avenue Property:

 OCCUPANCY PERIOD  OCCUPANCY
----------------  -----------
 June 30, 1997 ..     98.0%
 1996 ...........     98.1%
 1995 ...........     98.6%
 1994 ...........    100.0%
 1993 ...........     99.5%
 1992 ...........     99.5%
 1991 ...........     85.2%
 1990 ...........     99.0%
 1989 ...........     92.8%
 1988 ...........    100.0%
 1987 ...........    100.0%
 1986 ...........    100.0%

   Major Tenant Summary. The following table shows certain information regarding the major tenants of the Third Avenue Property:

                                 TENANT           % OF                       % OF TOTAL
                              NET RENTABLE      TOTAL NET      ANNUALIZED    ANNUALIZED  ANNUALIZED BASE RENT
TENANT NAME                     AREA (SF)     RENTABLE AREA    BASE RENT     BASE RENT            PSF
---------------------------  -------------- ---------------  ------------- ------------  --------------------
John Wiley & Sons                231,047           24.4%      $ 8,682,754       27.1%           $37.58
Neuberger & Berman               139,448           14.7         4,677,992       14.6             33.55
Unisys(1)                         77,144            8.2         3,092,463        9.7             40.09
Rollins Hudig Hall(2)             71,080            7.5         2,772,120        8.7             39.00
Grant Thornton                    55,688            5.9         1,733,016        5.4             31.12
ESPN, Inc.                        53,674            5.7         1,573,947        4.9             29.32
Univision Holdings                35,814            3.8         1,157,508        3.6             32.32
Stinnes                           25,560            2.7           945,720        3.0             37.00
Snow, Becker, Kroll               25,270            2.7           717,830        2.2             28.41
Esanu Katsky Korins & Siger       19,867            2.1           566,210        1.8             28.50
                             -------------- ---------------  ------------- ------------  --------------------
  Total Major Tenants            734,592           77.6%      $25,919,560       81.0%           $35.28
Other Tenants                    193,082           20.4         6,090,083       19.0             31.54
Vacant Tenants                    18,695            2.0                 0        0.0              0.00
  Total Net Rentable Area        946,369          100.0%      $32,009,643      100.0%           $34.51(3)
                             ============== ===============  ============= ============  ====================

------------
(1) Neuberger & Berman currently sub-leases and has an executed lease beginning in 1999 for 66,625 of the 77,144 square feet occupied by Unisys. The remaining 10,519 square feet is currently sub-leased to Cosmetics Plus.

(2) Space has been re-measured to 74,780 square feet. Neuberger & Berman has an executed lease beginning in 2000 for 75% of this space (56,085 square feet.) Neuberger & Berman is currently subleasing this space.

(3)    Excludes vacant space of 18,695 square feet.

    Lease Roll-Over Summary. Over 50% of the leased square footage that expires in 1999 is currently leased by Unisys Corporation, with Neuberger & Berman being the primary occupant. Neuberger & Berman has already executed lease agreements for their occupied portion of this square footage beginning in 1999.

                  NUMBER OF
                   TENANTS      EXPIRING      PERCENT OF
EXPIRATION YEAR    EXPIRING    SQUARE FEET   SQUARE FEET
---------------  ----------- -------------  -------------
Vacant .........                  18,695          1.98%
1997 ...........       2          17,996          1.90
1999(2) ........       7         150,722         15.93
2000 ...........       5          95,844         10.13
2001 ...........       3           8,000          0.85
2003 ...........       3         231,047         24.41
2004 ...........       7          72,321          7.64
2005 ...........       8          69,468          7.34
2006 ...........       2          29,568          3.12
2007 or Later  .       9         252,708         26.70
                 ----------- -------------  -------------
Total/Weighted
 Average .......      46         946,369        100.00%
                 =========== =============  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   CUMULATIVE                  ANNUALIZED                 CUMULATIVE
                   PERCENT OF    ANNUALIZED     BASE RENT    PERCENT OF   PERCENT OF
EXPIRATION YEAR   SQUARE FEET     BASE RENT      PER SF      BASE RENT     BASE RENT
---------------  ------------- -------------  ------------ ------------  ------------
Vacant .........       1.98%     $         0     $ 0.00          0.00%        0.00%
1997 ...........       3.88%         452,400      25.14          1.41         1.41%
1999(2) ........      19.80%       5,530,256      36.69         17.28        18.69%
2000 ...........      29.93%       3,660,384      38.19         11.44        30.13%
2001 ...........      30.78%         225,500      28.19          0.70        30.83%
2003 ...........      55.19%       8,682,754      37.58         27.13        57.96%
2004 ...........      62.83%       2,127,207      29.41          6.65        64.60%
2005 ...........      70.17%       2,185,268      31.46          6.83        71.43%
2006 ...........      73.30%       1,161,952      39.30          3.63        75.06%
2007 or Later  .     100.00%       7,983,922      31.59         24.94       100.00%
                 ------------- -------------  ------------ ------------  ------------
Total/Weighted
 Average .......                 $32,009,643     $34.51(3)     100.00%
                 ============= =============  ============ ============

------------
(1)    Based on June 30, 1997 rent roll.

(2) 1999 expirations include: Unysis (77,144 sq.ft.), Grant Thornton (55,688 sq.ft.), and Smith Barney (17,890 sq.ft.). Neuberger & Berman has already executed leases for 66,625 sq.ft. of the space leased by Unysis. Neuberger & Berman currently subleases this space.

(3)    Excludes vacant space.

   Environmental Report. A Phase I site assessment was performed dated June 20, 1997 on the Third Avenue Property. The Third Avenue Property contains ACMs which will cost between $2,400,000 and $3,000,000 to abate over the next several years as part of tenant improvements. The Third Avenue Borrower is obligated to reserve $25,000,000 over 9 years, which reserve is available for tenant improvements, including ACMs abatement. The Phase I site assessment did not reveal any other environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Report. A Property Condition Report was completed on the Third Avenue Property on July 1, 1997 by a third party due diligence firm. The Property Condition Report concluded that the Third Avenue Property was generally in good physical condition and identified approximately $55,200 in deferred maintenance requirements. At origination of the 605 Third Avenue Loan, the Third Avenue Borrower established a deferred maintenance reserve account equal to $70,000 to fund the cost of addressing the identified items.

   Property Management. Fisher Brothers Management Co., a New York general partnership (together with any successor property manager, the "Third Avenue Manager"), provides certain property management services with respect to the Third Avenue Property pursuant to a management agreement (the "Third Avenue Management Agreement") between the Third Avenue Manager, as manager, and Hawaiian Realty and Fisher 40th & 3rd, as owner, as amended on December 17, 1985, and further amended and assigned on September 10, 1997. The Third Avenue Manager is 100% owned by senior members of the Fisher family. The Third Avenue Management Agreement provides for (a) a management fee equal to $150,000 per year as such amount has been and will be adjusted for inflation yearly since 1985 and (b) leasing commissions at market rates. An affiliate of the Fisher family also provides cleaning services under a contract with the Third Avenue Borrower.

   The initial term of the Third Avenue Management Agreement and the other service agreements will terminate on April 29, 2084.

   The mortgagee may require the Third Avenue Borrower to replace the Third Avenue Manager with a firm of the mortgagee's choice upon any of the following occurrences (provided that with respect to replacement of the Third Avenue Manager pursuant to clause (c) below only, the Third Avenue Borrower may choose the replacement firm, subject to the mortgagee's approval of such firm): (a) the occurrence of a monetary event of default under the 605 Third Avenue Loan or the acceleration of the 605 Third Avenue Loan, (b) at any time following the date which is 6 months after the Third Avenue

 Effective Maturity Date, provided that the mortgagee may not replace the Third Avenue Manager solely due to the fact that the Effective Maturity Date has passed, (c) if at any time the Third Avenue DSCR (as defined below) falls below 1.15 to 1.0 as determined by mortgagee in its reasonable discretion on a quarterly basis (unless the Third Avenue Borrower provides additional collateral for a portion of the 605 Third Avenue Loan such that the required Third Avenue DSCR can be maintained on the 605 Third Avenue Loan net of such additional collateral) and/or (d) at any time following the determination by either a court of competent jurisdiction or a Third Avenue Neutral Arbitrator (as defined below) that the Third Avenue Manager has engaged in (i) gross negligence, (ii) fraud or (iii) willful misconduct arising out of or in connection with its management agreement with the Third Avenue Borrower, unless any such gross negligence or willful misconduct (but not fraud) is remedied by the Third Avenue Manager within 10 days following receipt of notice of such determination. Notwithstanding the foregoing, the mortgagee is not entitled to require the Third Avenue Borrower to terminate the Third Avenue Management Agreement pursuant to clause (c) above so long as (i) a Fisher Manager is acting as the Third Avenue Manager or (ii) (w) no event of default has occurred and is continuing under the 605 Third Avenue Loan, (x) a Fisher Manager has voluntarily resigned as the Third Avenue Manager, (y) a new property manager acceptable to mortgagee and the Rating Agencies assumes the Third Avenue Manager's duties under the Third Avenue Management Agreement and (z) the Third Avenue DSCR falls below the required level due to events beyond the control of the Third Avenue Borrower and the new Third Avenue Manager, including without limitation (A) a bankruptcy of any tenant contributing more than 10% of the rentals at the Third Avenue Property, provided the new Third Avenue Manager is diligently (1) attempting to recover amounts due under such lease or any guaranty of such lease, (2) pursuing its rights in such bankruptcy case or (3) attempting to re-lease such space, and
(B) a decline in the market conditions affecting occupancy and rental rates in the Manhattan real estate market for first-class office buildings. "Third Avenue DSCR" means for any period the ratio of net operating income for the prior twelve months (determined based on the accrual method of accounting used for federal income tax purposes and after adjusting net operating income for nonsustainable revenues and expenses) to debt service on the Third Avenue Note (based on a debt service constant of the greater of 10% per annum and the actual debt service constant on the Third Avenue Note) for such period, provided, however, that for any period during which the Third Avenue Borrower has posted the Applicable Third Avenue Defeasance Collateral (as defined below), the debt service on the 605 Third Avenue Loan shall be based upon the non-defeased portion of the debt. "Fisher Manager" means (i) the Third Avenue Manager or (ii) an entity which is under the control of one or more Fisher Principals active in the operation and management of real estate and which is an entity whose primary business is the management of commercial real estate similar to the Third Avenue Property. "Fisher Principal" means certain specified members of the Fisher family and Martin L. Edelman.

   The Third Avenue Borrower has agreed not to modify the terms of the Third Avenue Management Agreement, unless such modification is approved by the mortgagee. The Third Avenue Borrower has agreed not to terminate the Third Avenue Management Agreement, unless such termination is accompanied by the replacement of the Third Avenue Manager, such replacement manager is acceptable to the mortgagee, and the Rating Agencies confirm in writing that such replacement will not result in the reduction, withdrawal or qualification of the then rating of any of the Certificates.

   Pursuant to a Subordination Agreement between the Third Avenue Manager and the mortgagee with respect to the Third Avenue Management Agreement, the Third Avenue Manager has agreed that its rights under the Third Avenue Management Agreement are in all respects subordinate to the rights of the mortgagee.

   As of August 1, 1997, the Third Avenue Manager manages and leases approximately 5,200,000 square feet of properties owned by the Fisher family, primarily in New York City. Through a subsidiary, Sandhurst Associates, the Third Avenue Manager manages another 3,000,000 square feet of property for third parties, including the Admiralty One Office Tower included in the FGS Pool Properties.

 605 THIRD AVENUE: THE LOAN

                   CERTAIN 605 THIRD AVENUE LOAN STATISTICS

                                LOAN PER        LOAN TO                      REFINANCING
                             SQUARE FOOT(1)  VALUE RATIO(2) ACTUAL DSCR(3)     DSCR(4)
                             -------------- --------------  -------------- -------------
Cut-Off Date................      $116            66.7%          2.04x          1.70x
At Effective Maturity Date        $100            58.3%(5)       2.33x          1.95x

------------
(1) Based on the 946,369 square feet net rentable area securing the 605 Third Avenue Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable, and net of the $10,000,000 Parking Garage allocated loan amount.
(2) Based on the August 1, 1997 appraisal and Cut-Off Date Principal Balance or Balloon Balance, as applicable.
(3) Based on (a) Underwritable Cash Flow of $19,403,628 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the loan assuming a balance equal to the Balloon Balance, a coupon equal to the Third Avenue Initial Interest Rate and no amortization.
(4) Based on Underwritable Cash Flow of $19,403,628 and in the case of Cut-Off Date Refinancing DSCR assuming annual debt service equals 9.5% of the Cut-Off Date Principal Balance of the loan, and in the case of Effective Maturity Date Refinancing DSCR assuming annual debt service equals 9.5% of the Balloon Balance.
(5) Takes into account the application of payments under the Third Avenue Principal Amortization Letters of Credit. See "--Security" and "--Payment Terms" below.

   Security. The 605 Third Avenue Loan is a nonrecourse loan, secured only by the fee estate of the Third Avenue Borrower in the Third Avenue Property, and certain collateral relating thereto (including an assignment of leases and rents, the funds and permitted investments in certain reserves and certain letters of credit). The Third Avenue Borrower has agreed to provide the mortgagee with letters of credit (the "Third Avenue Principal Amortization Letters of Credit") in the amount of $15,000,000 as additional security for the 605 Third Avenue Loan, $5,000,000 of which was provided on the date of the initial funding of the 605 Third Avenue Loan and the remaining $10,000,000 of which is required to be provided by the Third Avenue Borrower to the mortgagee on the following dates: $1,666,666.67 on September 10, 1998, $1,666,666.67 on September 10, 1999, $1,666,666.67 on September 10, 2000,
$1,666,666.67 on September 10, 2001, $1,666,666.67 on September 10, 2002 and
$1,666,666.67 on September 10, 2003. The Third Avenue Principal Amortization Letters of Credit are required to be issued by banks having a long term unsecured debt rating of at least "AA" or its equivalent by each Rating Agency. The Third Avenue Borrower has agreed to indemnify the mortgagee and its successors and assigns with respect to the liabilities arising from and in connection with certain environmental matters. The mortgagee is the insured under the title insurance policy (which will be assigned to the Trust
Fund) which insures that the related Mortgage constitutes a valid and enforceable first lien on the Third Avenue Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The 605 Third Avenue Loan matures on October 1, 2027 (the "Third Avenue Maturity Date") and bears interest (a) at a fixed rate per annum equal to 7.917% (the "Third Avenue Initial Interest Rate") during the period from September 10, 1997 through September 30, 2007 and (b) from and including October 1, 2007 (the "Third Avenue Effective Maturity Date") at a fixed rate per annum (the "Third Avenue Revised Interest Rate") equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the Third Avenue Initial Interest Rate plus 5%. Any interest accrued at the excess of the Third Avenue Revised Interest Rate over the Third Avenue Initial Interest Rate shall be deferred and added to the outstanding indebtedness (but not to principal) under the 605 Third Avenue Loan and shall earn interest at the Third Avenue Revised Interest Rate (such deferred interest and interest thereon, "Third Avenue Deferred Interest"). Interest on the 605 Third Avenue Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the 605 Third Avenue Loan is the 1st business day of each month, and there is no grace period for a default in payment of principal or interest. However, as described below under "--Third Avenue Mezzanine Debt," the Third Avenue Mezzanine Lender has rights to cure a payment default until the date that is 2 business days after it is given notice thereof, and the 605 Third Avenue Loan may not be accelerated or foreclosed during the cure period. Commencing on November 1, 1997 through and including the payment date immediately following the Third Avenue Effective Maturity Date, the 605 Third Avenue Loan requires 120 constant monthly payments of interest only (the "Third Avenue Initial Monthly Debt Service Payments") of $791,700. Commencing on the 2nd payment date following the Third Avenue Effective Maturity Date and on each payment date thereafter, the 605 Third Avenue Loan requires 240 constant monthly payments of principal and interest (which monthly payments of principal and interest shall be determined by the mortgagee such that the principal amount of the 650 Third Avenue Loan will be fully amortized on the Third Avenue Maturity Date) (the "Third Avenue Revised Monthly Debt Service Payments," and, collectively with the Third Avenue Initial Monthly Debt Service Payments, the "Third Avenue Monthly Debt Service Payments"). On the Third Avenue Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the loan documents, is required. Commencing on the Third Avenue Effective Maturity Date and continuing on each payment date thereafter, the Third Avenue Borrower is required to apply 100% of rents and other revenues from the Third Avenue Property to the following items in the following order of priority: (a) to payment of interest accruing at the Third Avenue Default Rate (as defined below), and late payment charges, if any, (b) to payment of amounts of taxes and insurance premiums approved by the mortgagee, (c) to payment of Third Avenue Monthly Debt Service Payments, (d) to payment of monthly cash expenses pursuant to the annual budget approved by the mortgagee (which may be increased by the Third Avenue Borrower by an overage up to 5%), (e) to payment of extraordinary unbudgeted operating expenses or capital expenses approved by the mortgagee, (f) to payments to be applied against outstanding principal until such principal amount is paid in full, (g) to payments of Third Avenue Deferred Interest, (h) to payments of any other amounts due under the 605 Third Avenue Loan documents and (i) lastly, to payment to the Third Avenue Borrower of any excess amounts.

   In addition, the mortgagee has the right, in its sole and absolute discretion, to draw down (in whole or in part) on the Third Avenue Principal Amortization Letters of Credit and apply such funds against the outstanding principal balance of the 605 Third Avenue Loan, at any time after the occurrence of any one or more of the following events: (i) an event of default has occurred under any of the 605 Third Avenue Loan documents including failure to renew the Third Avenue Principal Amortization Letters of Credit and/or (ii) the Third Avenue Borrower has not prepaid the entire principal balance of the 605 Third Avenue Loan and any other amounts outstanding under the 605 Third Avenue Loan documents on or before the Third Avenue Effective Maturity Date.

   If the Third Avenue Borrower defaults in the payment of any monthly installment of principal and/or interest on the date due, it is required to pay a late payment charge equal to 3% of the amount of the installment not paid. Upon the occurrence and during the continuation of any event of default, the entire unpaid principal amount of the 605 Third Avenue Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the 605 Third Avenue Loan (i.e. the Third Avenue Initial Interest Rate or the Third Avenue Revised Interest Rate) plus 5% (the "Third Avenue Default Rate").

   Release in Exchange for Substitute Collateral. At any time during the period from the date that is 2 years from the date of securitization of the 605 Third Avenue Loan to and including the Third Avenue Effective Maturity Date, provided no event of default under the 605 Third Avenue Loan has occurred and is then continuing, the Third Avenue Borrower is permitted, on any regularly scheduled payment date selected by the Third Avenue Borrower with at least thirty days' notice to the mortgagee (the "Third Avenue Defeasance Date"), to defease either (i) all of the 605 Third Avenue Loan (a "Third Avenue Total Defeasance") (and release the lien of the Mortgage with respect to the entire Third Avenue Property) or (ii) a portion of the 605 Third Avenue Loan with respect to the parking garage in the amount of $11,000,000 (the "Parking Garage Defeasance") (and release the lien of the Mortgage with respect to the parking garage), provided that, among other conditions, the Third Avenue Borrower pays on the Third Avenue Defeasance Date (a) all scheduled principal and interest payments and other amounts then due and payable under the 605 Third Avenue Loan payable on such payment date and (b) the Applicable Third Avenue Defeasance Collateral. In addition, in connection with any such defeasance, the Third Avenue Borrower is required to deliver to the mortgagee, among other things, (i) a security agreement in customary form and substance creating a first priority lien on the Applicable Third Avenue Defeasance Collateral, (ii) a written confirmation from each Rating Agency that such defeasance will not result in the qualification, downgrade or withdrawal of the ratings of the Certificates, (iii) certain required opinion letters and (iv) in connection with a Parking Garage Defeasance, (A) certain title endorsements and certain subdivision and zoning approvals and (B) a restrictive covenant restricting the use which may be made of the property on which the parking garage is located. In addition, it is a precondition to a Parking Garage Defeasance that the Third Avenue Borrower convey title to the portion of the Third Avenue Property on which the parking garage is located to a third party and that the release of the parking garage shall not result in the termination of any lease of space at the Third Avenue Property (other than leases of parking garage space) or the abatement or reduction of any rents payable in connection therewith.

   The "Applicable Third Avenue Defeasance Collateral" means direct noncallable obligations of the United States Government, including, without limitation, treasury bills, notes and bonds (a) generally, with respect to a Third Avenue Total Defeasance, providing payments on or prior to, but as close as possible to, all successive scheduled payment dates upon which interest and/or principal payments are required under the 605 Third Avenue Loan from and after the Third Avenue Defeasance Date through and including the Third Avenue Effective Maturity Date and in amounts equal to the payments due on such dates under the 605 Third Avenue Loan and in the amount of the full outstanding principal balance of the 605 Third Avenue Loan and all accrued interest thereon on the Third Avenue Effective Maturity Date and (b) generally, with respect to a Parking Garage Defeasance, providing payments on or prior to, but as close as possible to, all successive scheduled payment dates upon which interest and/or principal payments are required under the 605 Third Avenue Loan from and after the Third Avenue Defeasance Date through and including the Third Avenue Effective Maturity Date and in amounts equal to such payments due on such dates with respect to the $11,000,000 portion of the 605 Third Avenue Loan applicable to the parking garage and in the amount of the full outstanding principal balance of $11,000,000 applicable to the parking garage and all accrued interest thereon on the Third Avenue Effective Maturity Date. Upon the satisfaction of such conditions, the entire Third Avenue Property or the parking garage, as applicable, will be released from the lien of the Third Avenue Mortgage and the Applicable Third Avenue Defeasance Collateral will serve as the sole collateral, or a portion of the collateral, as applicable, for the repayment of the 605 Third Avenue Loan or such portion thereof, as applicable. In connection with a Third Avenue Total Defeasance, either the mortgagee or the Third Avenue Borrower may elect to have the 605 Third Avenue Loan assumed by a successor borrower which is required to be a special purpose entity, provided that each Rating Agency shall have confirmed in writing that such transfer would not result in the reduction, qualification or withdrawal of its then-current ratings of the Certificates.

   Prepayment. Voluntary prepayment is prohibited under the 605 Third Avenue Loan prior to the period commencing 90 days prior to the Third Avenue Effective Maturity Date. Thereafter, the 605 Third Avenue Loan may be voluntarily prepaid in whole or in part on any Payment Date without payment of a prepayment premium.

   Principal prepayments on the 605 Third Avenue Loan may occur on payment dates after the Third Avenue Effective Maturity Date through application of rents, as described above under "--Payment Terms," and must be made, at the mortgagee's option, upon acceleration of the loan following the occurrence of an event of default. Prepayments made following an event of default will be subject to the payment of a yield maintenance premium (the "Third Avenue Yield Maintenance Premium").

   The Third Avenue Yield Maintenance Premium is an amount equal to the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by
(ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest through the Third Avenue Effective Maturity Date (including any final installment or payment of principal, if any, and interest payable on the Third Avenue Effective Maturity Date, if the 605 Third Avenue Loan was repaid in full on such date) determined by discounting such payments at the Third Avenue Discount Rate. The "Third Avenue Discount Rate" means the rate which, when compounded monthly, equals the yield calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of prepayment to the Third Avenue Effective Maturity Date.

   No yield maintenance premium is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds unless an event of default has occurred and is continuing. To the extent the Third Avenue Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of the Third Avenue Property under the 605 Third Avenue Loan or to apply any excess insurance proceeds or condemnation awards to any reserve account under the 605 Third Avenue Loan, the mortgagee has the option to apply such proceeds to prepay the 605 Third Avenue Loan.

   Lockbox and Reserves. Pursuant to the terms of the 605 Third Avenue Loan, the Third Avenue Borrower has established, in the name of the mortgagee, an interest bearing cash collateral account (the "Third Avenue Lockbox"), which is subject to the sole dominion, control and discretion of the mortgagee and its authorized agents or designees. The Third Avenue Borrower has notified all tenants of the Third Avenue Property to make all payments of rent and other sums due under tenant leases, and has covenanted that all other rents and operating revenue (other than transient parking garage receipts) will be directly deposited, into the Third Avenue Lockbox.

    The following escrows and reserves have been established and are more particularly described in the text below the table:

                                                                                                       FUTURE FUNDING
       RESERVE ACCOUNT                          PURPOSE                       INITIAL DEPOSIT           REQUIREMENTS
---------------------------  --------------------------------------------- -------------------  ----------------------------
(a)Taxes and Insurance       Escrow for taxes and insurance                $2,093,750           1/12 monthly
(b)Debt Service              Monthly P&I payment                           None                 $791,700
(c)Repair                    Identified deferred maintenance               $70,000              None
(d)Replacement               Lender approved replacements                  None                 $219,728.40 annually
(e)General Tenant            Leasing costs; commissions and tenant         $5,000,000           Monthly top up (not to
   Improvement               improvement costs (not covered by (f) and                          exceed $200,000 per
                             (g) below)                                                         month)
(f)John Wiley Tenant         Costs for Re-leasing of John Wiley &          None                 $165,000 monthly through
   Improvement               Sons space at lease expiration                                     October 1, 2002
(g) Neuberger Tenant         Costs for Re-leasing of Neuberger &           None                 $35,000 monthly through
    Improvement              Berman space at lease expiration                                   October 1, 2002; then
                                                                                                $165,000 monthly through
                                                                                                October 1, 2006

   The mortgagee will apply funds in the Third Avenue Lockbox to the following items in the following order of priority: (a) to the tax and insurance reserve account, (b) to the debt service reserve account, (c) to the replacement reserve account, (d) to the general tenant improvement reserve account, (e) to a tenant improvement reserve account, for the payment of certain costs and expenses, such as leasing commissions, tenant improvements, and free rent incurred in connection with the re-leasing of the space in the Third Avenue Property currently occupied by John Wiley & Sons (the "Wiley Space"), but in no event more than $40 per square foot multiplied by the square footage of the re-leased Wiley Space, such account to be funded on each monthly payment date through and including October 1, 2002, in the amount of $165,000 ( 1/2 of which amount may be maintained in the form of a letter of credit), provided that upon such time as less than 50,000 rentable square feet of the Wiley Space remains unleased (if no event of default has occurred and is continuing) the mortgagee shall disburse to the Third Avenue Borrower any amounts remaining in such account in excess of $60 per rentable square foot for such unleased space, and provided further that upon the complete re-leasing of the Wiley Space all amounts remaining in such account shall be disbursed to the Third Avenue Borrower (notwithstanding the foregoing, in the event the Third Avenue Borrower and John Wiley & Sons enter into an acceptable lease extension on or before the termination of such lease, the amount to be held in this tenant improvement reserve account shall be adjusted to a sum ranging from $9,900,000 in the case of a lease expiring on or before December 31, 2007 to $4,950,000 in the case of a lease expiring between January 1, 2012 and October 1, 2012 and equal to zero in the case of a lease expiring thereafter), (f) to a tenant improvement reserve account, for the payment of certain costs and expenses, such as leasing commissions, tenant improvements, and free rent incurred in connection with the re-leasing of the space in the Third Avenue Property currently occupied by Neuberger & Berman (the "Neuberger Space"), but in no event more than $40 per square foot multiplied by the square footage of the re-leased Neuberger Space, such account to be funded (i) on each monthly payment date through and including October 1, 2002, in the amount of $35,000 and (ii) on each monthly payment date from November 1, 2002 through and including October 1, 2006, in the amount of $165,000 ( 1/2 of which amount may be maintained in the form of a letter of credit) provided that upon such time as less than 50,000 rentable square feet of the Neuberger Space remains unleased (if no event of default has occurred and is continuing) the mortgagee shall disburse to the Third Avenue Borrower any amounts remaining in such account in excess of $60 per rentable square foot for such unleased space, and provided further that upon the complete re-leasing of the Neuberger Space all amounts remaining in such account shall be disbursed to the Third Avenue Borrower (notwithstanding the foregoing, in the event the Third Avenue Borrower and Neuberger & Berman enter into an acceptable lease extension on or before the termination of such lease, no further deposits will be required into this tenant improvement reserve account, but if such extension reduces the rent payable under such lease, the Third Avenue Borrower is required to provide a letter of credit in the aggregate amount of such reduction), (g) to a free rent reserve account, into which an amount equal to any free rent and rent abatements provided to any tenant and any lease termination fees paid by any such tenant in connection with the re-leasing or surrender of the Wiley Space and/or the Neuberger Space will, to the extent of available funds, be deposited from the tenant improvement reserve accounts established as described in subparagraphs
(e) and (f),

(h) provided no event of default has occurred, to a mortgagor subaccount reserve account for the payment of expenses in accordance with the annual budget in effect as approved by the mortgagee, (i) provided no event of default has occurred, then in accordance with the written directions of the Third Avenue Mezzanine Lender (as defined below), to an account for the payment of principal and interest payable under the Third Avenue Mezzanine Loan (as defined below) and (j) provided no event of default has occurred, then any remaining funds to a mortgagor subaccount reserve account for disbursement to the Third Avenue Borrower. In the event the funds in the Third Avenue Lockbox are insufficient to fund any of the above reserve requirements, the Third Avenue Borrower is required to deposit funds into the Third Avenue Lockbox to remedy such shortfall.

   Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. The Third Avenue Borrower is generally prohibited from transferring or encumbering the Third Avenue Property except that the Third Avenue Borrower has the right to transfer, not more than one time during the term of the 605 Third Avenue Loan, in whole its interest in the Third Avenue Property, after consideration and approval by the mortgagee and receipt of written confirmation from each Rating Agency that such transfer or encumbrance will not, in and of itself, result in a qualification, downgrade or withdrawal of the then current ratings of any Class of Certificates, provided that, among other things, (i) the mortgagee receives at least 30 days' prior written notice of the date of such transfer, (ii) no event of default shall have occurred and remain uncured under the 605 Third Avenue Loan, (iii) the proposed transferee is reputable and creditworthy and complies with all single purpose entity and other applicable Rating Agency requirements, (iv) the mortgagee receives a satisfactory non-consolidation opinion from the Third Avenue Borrower's counsel, (v) the Rating Agencies confirm in writing that such transfer will not result in the reduction, withdrawal or qualification of the rating then assigned to any of the Certificates, (vi) the transferee executes and delivers a satisfactory assumption agreement,
(vii) the mortgagee is reimbursed for all of its costs and expenses in connection with such transfer and (viii) the mortgagee receives a transfer fee equal to 0.5% of the then outstanding principal amount of the 605 Third Avenue Loan.

   The 605 Third Avenue Loan generally prohibits the transfer of any interest in the Third Avenue Borrower without the prior written consent of the mortgagee. However, the mortgagee's consent is not required with respect to transfers of direct or indirect beneficial interests in the Third Avenue Borrower, provided that (i) no event of default shall have occurred and be continuing, (ii) the Third Avenue Borrower (or the transferor of such interest) shall deliver notice thereof to mortgagee and the Rating Agencies at least 30 days prior to the effective date of such transfer, (iii) the Third Avenue Borrower, the Fisher SPC and the Hawaiian SPC shall remain single purpose entities and (iv) the transfer (a) is for estate planning purposes and is a transfer to Fisher Related Persons or (b) is a transfer among Fisher Related Persons, so long as Fisher Principals active in the ownership and management of real estate after such transfer own an aggregate of not less than 10% of the Third Avenue Borrower or (c) is a transfer from a Hawaiian Affiliate to a transferee listed in clause (b) above or (d) is a transfer of any such interest in the Third Avenue Borrower held by a Hawaiian Affiliate to a Hawaiian Affiliate. If 12.5% or more of direct or indirect beneficial interests in the Third Avenue Borrower is transferred, if any transfer shall result in a person or entity or a group of affiliates or family members, as applicable, acquiring more than a 49% direct or indirect interest in the Third Avenue Borrower or its special purpose corporation members, or if there is any transfer of any direct interest in the Third Avenue Borrower held by any special purpose corporation member of the Third Avenue Borrower, the Third Avenue Borrower is required to deliver or cause to be delivered to the Rating Agencies and the mortgagee (x) a satisfactory non-consolidation opinion addressed to the Rating Agencies and the mortgagee and dated as of the date of the transfer, and (y) an officer's certificate certifying that such transfer is not an event of default. "Fisher Related Persons" means any of the following: (A) any Fisher Principal or Additional Fisher Person, (B) any spouse or descendant, whether by marriage or adoption, of any Fisher Principal or any Additional Fisher Person, (C) any spouse of any descendant referred to in clause (B), (D) any trust created for the benefit of any person(s) referred to in clauses (A) through (C), (E) any executor or administrator for any person(s) referred to in clauses (A) through (D), (F) any partnership or limited liability company comprised in its entirety of any person(s), or having all of its membership interest held by any persons, referred to in (A) through (E), (G) any corporate foundation created by and controlled by any of the foregoing person(s) which was created for charitable or eleemosynary purposes, and (H) any corporation (including, without limitation, any subsidiary or sub-subsidiary of any such corporation) which is owned and controlled, directly or indirectly, by any one or more persons referred to in clauses (A) through (G). "Fisher Principals" and "Additional Fisher Persons" each refers to certain members of the Fisher family and Martin L. Edelman as more particularly identified in the 605 Third Avenue Loan documents. "Hawaiian Affiliate" means any of the following: (A) the spouse or descendant of D.K. Ludwig, (B) the estate of D.K. Ludwig or any person described in clause (A), (C) any trust or corporate foundation, each of the beneficiaries of which is either a person described in clauses (A) or
(B) or is a charitable or eleemosynary institution or as to which any funds of such trust or foundation, neither reinvested nor utilized for such persons, are dedicated to charitable or eleemosynary purposes,

(D) any executor or administrator for any person referred to in clauses (A) through (C), (E) any partnership comprised in its entirety of any persons referred to in clauses (A) through (D), (F) any corporate foundation created by any of the foregoing persons for charitable or eleemosynary purposes or (G) any corporation (including without limitation any subsidiary or sub-subsidiary of any such corporation) which is wholly owned and controlled, directly or indirectly, by any persons referred to in clauses (A) through (F).

   The Third Avenue Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for operating expenses incurred in the ordinary course of business which does not exceed $3,000,000 individually or in the aggregate and is paid within 90 days of the date due unless (a) the Third Avenue Borrower is in good faith contesting its obligation to pay such indebtedness in a manner satisfactory to the mortgagee, (b) adequate reserves with respect thereto are maintained on the books of the Third Avenue Borrower in accordance with GAAP, (c) such contest operates to suspend collection of such amounts or enforcement of such obligations and (d) no event of default exists and is continuing.

   Transfers by Mortgagee. The mortgagee has the right to sell, assign or otherwise transfer the 605 Third Avenue Loan or any portion thereof or interest therein held by the mortgagee without the consent of the Third Avenue Borrower or the satisfaction of any other requirement with respect to the Third Avenue Borrower (i) in connection with the securitization of the 605 Third Avenue Loan, and/or (ii) to a Major Institutional Lender. A "Major Institutional Lender" is defined as: (i) Morgan Stanley Mortgage Capital Inc. or any Affiliate thereof; or (ii) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), or an institution substantially similar to any of the foregoing, in each case under this clause (ii) having at least $250,000,000 in capital/statutory surplus or shareholder's equity and at least $12,000,000,000 in total assets, and being experienced in making commercial real estate loans; or (iii) any entity wholly owned by any one or more institutions meeting the foregoing criteria. Such restrictions on transfer do not apply to a foreclosure or foreclosure sale of the Third Avenue Property. In addition, from and after the occurrence of an event of default, the mortgagee also has the right to make a transfer of the 605 Third Avenue Loan to a person not described in the preceding paragraph (an "Alternative Third Avenue Loan Transferee"), so long as such transfer is made in accordance with the following procedures: (i) the mortgagee shall obtain from the proposed Alternative Third Avenue Loan Transferee a written term sheet setting forth the material terms and conditions of such proposed transfer, and shall deliver a copy of such term sheet to the Third Avenue Borrower; (ii) within 15 days the Third Avenue Borrower shall either (A) elect within such 15 day period itself to purchase the 605 Third Avenue Loan on terms identical to those in such term sheet, in which event the Third Avenue Borrower shall deliver to the mortgagee within such 15 day period (1) a term sheet executed by the Third Avenue Borrower containing terms identical to such term sheet delivered by the mortgagee and (2) a non-refundable deposit in the amount of 5% of the purchase price or (B) elect not to purchase the 605 Third Avenue Loan. In the event the Third Avenue Borrower fails to deliver to the mortgagee both the term sheet and the deposit within the 15 day period as described above, then the Third Avenue Borrower shall be deemed to have elected not to purchase the 605 Third Avenue Loan, and the mortgagee shall have the right to make the transfer to the proposed Third Avenue Alternative Transferee on the terms set forth in the initial term sheet; provided that such transfer must be made within 90 days of expiration of such 15 day period, and if not made in such period the mortgagee will again have to undergo the foregoing procedures in order to transfer the 605 Third Avenue Loan to an Alternative Third Avenue Transferee. In the event the Third Avenue Borrower delivers to the mortgagee both the term sheet and the deposit within the 15 day period as described above, then the Third Avenue Borrower shall have 90 days in which to close its purchase of the 605 Third Avenue Loan.

   Insurance. The Third Avenue Borrower is required to maintain (a) fire and extended coverage insurance insuring against all hazards included in an "all risks" endorsement in an amount equal to the full insurable value of the improvements and building equipment, (b) with respect to any part of the Third Avenue Property that is located in an area identified by the U.S. Department of Housing and Urban Development as a flood hazard area, or in an area designated as "flood prone" pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, such insurance as is available under the National Flood Insurance Program, (c) comprehensive public liability insurance in an amount not less than $2,000,000 per occurrence with an aggregate limit of not less than $10,000,000, (d) business interruption insurance which will cover actual losses for a period of at least 18 months, (e) broad form boiler and machinery insurance in such amounts as are generally available, (f) statutory workers compensation insurance and (g) during any period of construction or renovation, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Third Avenue Property. The 605 Third Avenue Loan requires the Third Avenue Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA" by S&P or its equivalent by any other Rating

Agency and an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than IX. In addition, the 605 Third Avenue Loan permits the Third Avenue Borrower to obtain insurance from Travelers and/or Aetna so long as they maintain a claims paying ability rating by S&P of not less than "A+" and its equivalent by any other Rating Agency. All policies of insurance are required to name the mortgagee as additional named insured.

   Condemnation and Casualty. After the occurrence of any damage or destruction to all or any portion of the Third Avenue Property, the Third Avenue Borrower is required to restore the Third Avenue Property, provided that the mortgagee makes any insurance proceeds or condemnation awards received by the mortgagee in connection with such casualty or condemnation available to the Third Avenue Borrower for the purpose of such restoration.

   If (a) an event of default has occurred and is continuing, (b) the amount of insurance or condemnation proceeds equals or exceeds the outstanding principal amount of the 605 Third Avenue Loan, (c) the condemnation award exceeds the amount needed to effect the restoration of the Third Avenue Property and the condemnation award is not used to fund any deficiencies in the Third Avenue Lockbox pursuant to the terms of the loan agreement, (d) a Third Avenue Total Loss (as defined below) with respect to the Third Avenue Property has occurred, or (e) the restoration of the Third Avenue Property cannot be completed before the earlier to occur of (i) the date which is six months prior to the Third Avenue Effective Maturity Date and (ii) the date on which the business interruption insurance carried by the Third Avenue Borrower with respect to the Third Avenue Property expires, then the mortgagee shall have the option of applying insurance proceeds or condemnation awards received to prepay the 605 Third Avenue Loan and such prepayment shall be without payment of a yield maintenance premium unless an event of default has occurred and is continuing.

   A "Third Avenue Total Loss" means (i) a casualty, damage or destruction of the Third Avenue Property, the cost of restoration of which would exceed $45,000,000, and with respect to which the Third Avenue Borrower is not required, under the applicable tenant leases, to apply insurance proceeds to the restoration of the Third Avenue Property or (ii) a permanent taking of 25% or more of the gross leasable area of the Third Avenue Property or so much of the Third Avenue Property such that it would be impracticable, in the mortgagee's sole discretion, even after restoration, to operate the Third Avenue Property as an economically viable whole and with respect to which the applicable tenant leases do not require such restoration.

   If no event of default exists at the time of settlement, the Third Avenue Borrower has the right to settle insurance claims and condemnation proceedings with respect to any casualty or condemnation where the estimated restoration cost is less than $6,000,000 (the "Third Avenue Threshold Amount"), and the Third Avenue Borrower may receive the insurance or condemnation proceeds for the purpose of paying the cost of such restoration. If the restoration cost exceeds the Third Avenue Threshold Amount, the mortgagee may participate in the settlement of all insurance claims and condemnation proceedings relating to such casualty or condemnation and all insurance or condemnation proceeds will be paid directly to the mortgagee and, subject to the provisions described in the preceding paragraphs, advanced to the Third Avenue Borrower in reimbursement for amounts expended to restore the Third Avenue Property.

   Financial Reporting. The Third Avenue Borrower is required to furnish to the mortgagee: (a) not later than 120 days after the end of each fiscal year, audited financial statements (including balance sheet and statement of revenues and expenses), prepared in accordance with the accrual method of accounting for federal income tax purposes, and (b) not later than 60 days after the end of each fiscal quarter, unaudited financial statements, internally prepared in accordance with the accrual method of accounting for federal income tax purposes.

   Approval Rights. Prior to the Third Avenue Effective Maturity Date, the mortgagee has no approval rights with respect to capital budgets, operating budgets or major contracts affecting the Third Avenue Property. From and after the Third Avenue Effective Maturity Date, the Third Avenue Borrower must obtain the mortgagee's prior written consent to all proposed capital budgets, operating budgets and major contracts affecting the Third Avenue Property, which consent may be granted or withheld by the mortgagee in the mortgagee's sole and absolute discretion.

   Without the mortgagee's consent, the Third Avenue Borrower may not enter into any management agreement (other than the management agreements in effect on the origination date of the loan). If during the term of the 605 Third Avenue Loan, the Third Avenue Borrower wishes to designate another property manager acceptable to the mortgagee, the Third Avenue Borrower must notify the mortgagee and the Rating Agencies in writing and obtain the mortgagee's approval of such manager and a written confirmation from the Rating Agencies that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. The mortgagee has the right to replace or cause the Third Avenue Borrower to replace the property manager upon certain events described above under "--605 Third Avenue: The Borrower; The Property--Property Management."

    Provided that no event of default shall have occurred and be continuing, prior to the Third Avenue Effective Maturity Date, the Third Avenue Borrower shall have the right, without the mortgagee's consent, to undertake any alteration, improvement, demolition or removal of the Third Avenue Property or any portion thereof (any such alteration, improvement, demolition or removal, a "Third Avenue Alteration") so long as such Third Avenue Alteration will not have a material adverse effect on (a) the value of the Third Avenue Property, (b) the net operating income from the Third Avenue Property or (c) the Third Avenue Borrower's financial condition. If any of the foregoing conditions are not met, the Third Avenue Borrower must obtain the mortgagee's prior written consent to such Third Avenue Alteration, which consent shall not be unreasonably withheld. Any Third Avenue Alteration in excess of $6,000,000 (a "Third Avenue Material Alteration") is required to be conducted under the supervision of an independent architect and no Third Avenue Material Alteration may be undertaken until 5 business days after there shall have been filed with the mortgagee, for information purposes only and not for approval by the mortgagee, detailed plans and specifications and cost estimates therefor, prepared by such independent architect. Notwithstanding anything to the contrary contained in the foregoing, no Third Avenue Material Alteration (exclusive of Third Avenue Alterations being directly paid for by tenants) which exceeds $6,000,000 may be performed unless the Third Avenue Borrower has first delivered to the mortgagee cash and cash equivalents and/or a letter of credit as security in an amount not less than the estimated cost of the Third Avenue Material Alteration. From and after the Third Avenue Effective Maturity Date and during the occurrence and continuance of an event of default, the Third Avenue Borrower must obtain the mortgagee's prior written consent to any and all proposed Third Avenue Alterations, which consent may be granted or withheld by the mortgagee in the mortgagee's sole and absolute discretion.

   Provided that no event of default shall have occurred and be continuing, prior to the Third Avenue Effective Maturity Date the mortgagee has no approval rights with respect to leases for 25,000 square feet of space or less in the Third Avenue Property. All proposed leases (including renewals or extensions) which cover more than 25,000 square feet of space in the Third Avenue Property require the mortgagee's prior written approval, which approval will not be unreasonably withheld if (a) rent payable thereunder is at rates at least equal to the fair market rental value, including any renewal options (provided, however, that expansion options and renewal options at 95% of fair market value shall be acceptable), (b) all lease terms are at market, (c) the mortgagee, in its reasonable judgment, shall have determined that the proposed tenant is creditworthy in light of the proposed tenant's obligations under the proposed lease, (c) the lease represents an arms-length transaction with an independent third party and (d) the lease is otherwise in accordance with the 605 Third Avenue Loan documents. The Third Avenue Borrower may not, without the consent of the mortgagee, amend, modify or waive the provisions of any lease or terminate, reduce rents under or shorten the term of any lease (x) in any manner which would have a material adverse effect on the Third Avenue Property taken as a whole, or (y) affecting more than 25,000 square feet of space (provided that as to modifications of leases under this clause (y), mortgagee's consent shall not be unreasonably withheld and the mortgagee agrees to approve such modification if such lease, as so modified, complies with the provisions of clauses (a) through (d) above). From and after the Third Avenue Effective Maturity Date and during the occurrence and continuance of an event of default, the Third Avenue Borrower must obtain the mortgagee's prior written consent to any and all proposed leases and to any and all amendments, waivers, surrenders or terminations of any lease, which consent may be granted or withheld by the mortgagee in the mortgagee's sole and absolute discretion. In the event of any dispute which arises between the Third Avenue Borrower and the mortgagee prior to the Third Avenue Effective Maturity Date with respect to the exercise of any of the above approval rights related to Third Avenue Alterations and/or leases, and only in such cases, the same will be determined by arbitration conducted at the American Arbitration Association in New York, New York. The parties will each appoint a disinterested individual as arbitrator on its behalf and the two arbitrators thus appointed will appoint a third disinterested individual (the "Third Avenue Neutral Arbitrator"), and said Third Avenue Neutral Arbitrator will, as promptly as possible, but in no event later than the 9th business day after his appointment, determine the matter which is the subject of the arbitration by selecting either the Third Avenue Borrower's position or the mortgagee's position. The award of the Third Avenue Neutral Arbitrator shall be conclusive and binding on the mortgagee and the Third Avenue Borrower.

   Mezzanine Debt. The Fisher Owner and the Hawaiian Owner (collectively, the "Third Avenue Mezzanine Borrowers") are borrowers under a mezzanine loan (the "Third Avenue Mezzanine Loan") originated by Secore on the closing date of the 605 Third Avenue Loan and purchased on the same date and currently held by Fisher Note Company, an affiliate of the Third Avenue Borrower (together with its successors and assigns in such capacity, the "Third Avenue Mezzanine Lender"), in the amount of $12,000,000. The Third Avenue Mezzanine Loan is secured by a pledge by the Third Avenue Mezzanine Borrowers of their membership interests in the Third Avenue Borrower and a pledge by the owners thereof (the "Third Avenue Stock Owners") of 100% of the stock in each of the Fisher SPC and the Hawaiian SPC (collectively, the "Third Avenue Pledged Interests"). Pursuant to the pledge agreement relating to such pledges, the Third Avenue Stock Owners have agreed to cause the related Fisher SPC and the Hawaiian SPC to cause the Third Avenue Borrower to comply with the covenants in the Third Avenue Mezzanine Loan documents. MSMC and the Third Avenue Mezzanine Lender are subject to a Third Avenue Intercreditor Agreement dated September 10, 1997 (the "Third Avenue Intercreditor Agreement") relating to their respective rights under the 605 Third Avenue Loan and the Third Avenue Mezzanine Loan, which Third Avenue Intercreditor Agreement has been assigned by MSMC to the Trustee. The Third Avenue Intercreditor Agreement provides that prior to foreclosing on the Third Avenue Pledged Interests, the Third Avenue Mezzanine Lender must obtain a written confirmation from each Rating Agency that such foreclosure will not result in the reduction, qualification or withdrawal of the ratings assigned to the Certificates by such Rating Agency.

   The Third Avenue Mezzanine Loan matures on October 1, 2007 and bears interest at a fixed rate per annum equal to 9.095%. Commencing on November 1, 1997 and on the first day of each month thereafter, the Third Avenue Mezzanine Loan requires 120 constant monthly payments of principal and interest of $152,628.58 (based on a 10 year amortization schedule and the interest rate on the Third Avenue Mezzanine Loan).

   The Third Avenue Mezzanine Loan may not be prepaid until April 1, 2007. The Third Avenue Mezzanine Loan may be defeased in whole by the Third Avenue Mezzanine Borrowers only after April 1, 2001 upon terms similar to the Third Avenue Total Defeasance of the 605 Third Avenue Loan. Upon any prepayment of principal of the Third Avenue Mezzanine Loan following an event of default thereon, the Third Avenue Mezzanine Borrowers are required to pay a yield maintenance premium. Notwithstanding the foregoing, the Third Avenue Mezzanine Loan shall be prepaid from any net casualty or condemnation proceeds and from any net proceeds of refinancings of the Third Avenue Property, in each case in an amount equal to the excess of the portion thereof applied to restoration or required to be applied under the 605 Third Avenue Loan. In addition, any overdue amount, and upon the occurrence and during the continuance of an event of default the entire principal amount of the Third Avenue Mezzanine Loan, will bear interest at a default rate that is 5% in excess of the interest rate on the Third Avenue Mezzanine Loan. The Third Avenue Mezzanine Lender is also entitled to receive a 3% late fee on overdue amounts. Upon an event of default under the Third Avenue Mezzanine Loan, all property cash flow remaining after payment of amounts due or payable pursuant to the 605 Third Avenue Loan, including without limitation principal, interest and reserves, and expenses of the Third Avenue Property, are required to be applied to prepay the Third Avenue Mezzanine Loan.

   The Third Avenue Mezzanine Loan documents provide that the Third Avenue Mezzanine Borrowers and the Fisher SPC and Hawaiian SPC may not allow the Third Avenue Borrower to transfer or encumber the Third Avenue Property, or prepay or refinance or amend the 605 Third Avenue Loan, without the consent of the Third Avenue Mezzanine Lender. However, a refinancing of the Third Avenue Property is permitted without Third Avenue Mezzanine Lender consent if
(i) it occurs at any time after the date that is 6 months prior to the Third Avenue Effective Maturity Date (unless the 605 Third Avenue Loan has been repaid in full or there has been a total defeasance thereof), (ii) which is effected in connection with the repayment of the 605 Third Avenue Loan at its maturity date or hyperamortization date, (iii) which is effected in connection with a repayment of the Third Avenue Mezzanine Loan or a defeasance of the Third Avenue Mezzanine Loan; or (iv) as to which certain conditions are met, including without limitation: (a) any proceeds of such refinancing in excess of the amount due under the 605 Third Avenue Loan are applied to repay the Third Avenue Mezzanine Loan, (b) the combined debt service coverage ratio of the new loan and the Third Avenue Mezzanine Loan is not less than the combined debt service coverage ratio of the 605 Third Avenue Loan and the Third Avenue Mezzanine Loan prior to the refinancing, (c) the cash flow and other terms of the refinancing are not more burdensome to the Third Avenue Mezzanine Lender than the terms of the 605 Third Avenue Loan and (d) the new lender shall assume the obligations of the mortgagee under the Third Avenue Intercreditor Agreement. The Third Avenue Mezzanine Lender also may not unreasonably withhold its consent to the one-time transfer of the Third Avenue Property described above so long as certain conditions are met, including without limitation: (1) the Rating Agencies confirm in writing that such transfer will not result in the downgrade, withdrawal or qualification of the then current ratings on the Offered Certificates, (2) the ownership structure of the new property owner is substantially similar to that of the Third Avenue Borrower or is otherwise satisfactory to Third Avenue Mezzanine Lender and (3) the owners of the new property owner assume the Third Avenue Mezzanine Loan and have been approved as to their credit and character by the Third Avenue Mezzanine Lender.

   The Third Avenue Mezzanine Loan requires the Third Avenue Mezzanine Borrowers to provide additional collateral to the Third Avenue Mezzanine Lender in the form of cash or letters of credit if the combined debt service coverage ratio (calculated assuming 15% of net operating income is not sustainable) falls below 1.10 during the first 12 full months of the Third Avenue Mezzanine Loan which collateral is required to be released if such debt service coverage ratio equals or exceeds 1.10 for four consecutive calendar quarters.

    The Third Avenue Mezzanine Loan may be transferred to permitted institutional transferees, including (i) Fisher Note Company or an affiliate thereof; provided that no such person shall be a permitted institutional transferee if such person is not an affiliate of both the Fisher Mezzanine Borrower and the Third Avenue Borrower; or (ii) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer) or an institution substantially similar to any of the foregoing, in each case under this clause
(ii) having at least $250,000 in capital surplus and $12,000,000,000 in assets and being experienced in making commercial real estate loans; or (iii) any entity wholly-owned by any one or more institutions meeting the criteria in the foregoing clause (ii).

   The Third Avenue Intercreditor Agreement prohibits the amendment, modification or waiver of the Third Avenue Mezzanine Loan without the consent of the mortgagee under the 605 Third Avenue Loan, except for certain immaterial modifications or waivers. The Third Avenue Intercreditor Agreement permits the amendment, modification or waiver of the Third Avenue Loan without the consent of the Third Avenue Mezzanine Lender; provided that the 605 Third Avenue Loan may not be amended to increase the amount payable thereunder or interest thereon, modify the maturity, spread the lien of the 605 Third Avenue Loan to encumber additional collateral or cross-default the Third Avenue Loan with any additional indebtedness, without the consent of the Third Avenue Mezzanine Lender. The Third Avenue Intercreditor Agreement also requires the mortgagee under the 605 Third Avenue Loan and the Third Avenue Mezzanine Lender to notify each other of defaults and events of default under their respective loans. At any time that the Third Avenue Mezzanine Lender is not an affiliate of the Third Avenue Borrower, the Third Avenue Mezzanine Lender has the right to cure any payment default or other default that can be cured solely by the payment of money and does not have any grace period (each a "Third Avenue Monetary Default") until the date that is 2 business days after the mortgagee under the 605 Third Avenue Loan gives the Third Avenue Mezzanine Lender notice thereof. The Third Avenue Mezzanine Lender also has the right to cure any other default (except a bankruptcy or insolvency related default) during the same grace period as the Third Avenue Borrower; provided that such grace period runs from the day on which notice is given by the mortgagee under the 605 Third Avenue Loan to the Third Avenue Mezzanine Lender. The Pooling Agreement will require the Master Servicer to give notice of any default or event of default under the 605 Third Avenue Loan to the Third Avenue Mezzanine Lender on the same date notice is given to the Third Avenue Borrower, and to give both immediate notice of any Third Avenue Monetary Default. The right of the Third Avenue Mezzanine Lender to cure defaults under the 605 Third Avenue Loan terminates on the date that is six months after the Third Avenue Effective Maturity Date. During the above referenced cure periods the mortgagee under the 605 Third Avenue Loan may not seek the appointment of a receiver for the Third Avenue Property, accelerate the 605 Third Avenue Loan or foreclose on the Third Avenue Property. However, such cure right does not affect the right of the mortgagee under the 605 Third Avenue Loan to apply the Third Avenue Principal Amortization Letters of Credit, to receive interest at the Third Avenue Default Rate or late payment charges during any period when such event of default remains uncured or to make protective advances, or other consequences of any such event of default or default.

 EDENS & AVANT POOL: THE BORROWER; THE PROPERTIES

   The Loan. The Edens & Avant Pool Loan was originated by Secore and acquired by MSMC on July 15, 1997. The Edens & Avant Pool Loan had a principal balance at origination, and as of the Cut-Off Date, of $82,750,000. It is secured by, among other things, thirty-five mortgage instruments (collectively, the "Edens & Avant Pool Mortgages") encumbering 63 community and neighborhood retail shopping centers, free-standing retail stores and office properties located in four southeastern states (the "Edens & Avant Pool Properties").

   The Borrower. Edens & Avant Financing Limited Partnership (the "Edens & Avant Pool Borrower") is a special purpose Delaware limited partnership that was organized for the sole purpose of owning the Edens & Avant Pool Properties and carrying on all incidental or related activities. The Edens & Avant Pool Borrower owns no material assets other than the Edens & Avant Pool Properties and related interests. The sole general partner of the Edens & Avant Pool Borrower is Edens & Avant Financing, LLC, a Delaware limited liability company (the "Edens & Avant Pool GP"), formed for the limited purpose of acting as general partner of the Edens & Avant Pool Borrower. The Edens & Avant Pool GP has two members: (i) Edens & Avant Properties Limited Partnership (the "Edens & Avant Pool Operating Partnership"), a Delaware limited partnership, and (ii) E & A Special Purpose, Inc., a Delaware corporation formed for the limited purpose of acting as member of the Edens & Avant Pool GP and a wholly-owned subsidiary of the Edens & Avant Pool Operating Partnership. The Edens & Avant Pool Operating Partnership is also the sole limited partner of the Edens & Avant Pool Borrower. The Edens & Avant Pool Operating Partnership is indirectly owned 83.5% by the State of Michigan Retirement System and 16.5% by a group consisting of Joseph Edens and other principals and employees of affiliates of the Edens & Avant Borrower.

   The Properties. The Edens & Avant Pool Properties securing the Edens & Avant Pool Loan are comprised of the Edens & Avant Pool Borrower's fee or leasehold interest in 54 community and neighborhood retail shopping centers, 7 freestanding retail stores and 2 office buildings, located in South Carolina, North Carolina, Georgia, and Tennessee. The Edens & Avant Pool Properties contain approximately 4,439,655 square feet of GLA. The Edens & Avant Pool Properties range in size from approximately 2,090 square feet of GLA to approximately 247,064 square feet of GLA, with an average size of approximately 70,471 square feet of GLA. As of April 8, 1997, the average occupancy rate of the Edens & Avant Pool Properties was approximately 91% and the aggregate annualized base rent was approximately $24,344,657 or approximately $6.06 per square foot of occupied GLA. The aggregate calculated value of the Edens & Avant Pool Properties, based on Underwritable Cash Flow of $20,253,312 and a 9.0% capitalization rate, was approximately $225,036,809, with the calculated values for the individual Edens & Avant Pool Properties ranging from approximately $150,323 to approximately $14,567,776. As of April 8, 1997, no single Edens & Avant Pool Property accounted for more than approximately 5.6% of the total GLA, more than approximately 6.8% of annualized base rent from the Edens & Avant Pool Properties and more than approximately 7.2% of the Net Operating Income in respect of the twelve months ended December 31, 1996.

   Geographic Location. The following table summarizes the geographic location of the Edens & Avant Pool Properties based on square footage of GLA:

                                                                                                   PERCENT OF
                           COMMUNITY CENTER   FREE STANDING    OFFICE      TOTAL     PERCENT OF       GLA
STATE                             GLA              GLA          GLA         GLA       TOTAL GLA      LEASED
-------------------------  ---------------- ---------------  --------- -----------  ------------ ------------
South Carolina............     2,844,855         27,290       161,884    3,034,029       68.3%        89.6%
North Carolina............       609,708          8,000            --      617,708       13.9         87.8%
Tennessee.................       482,997             --            --      482,997       10.9         98.0%
Georgia...................       298,521          6,400            --      304,921        6.9         93.3%
                           ---------------- ---------------  --------- -----------  ------------ ------------
  Total/Weighted Average       4,236,081         41,690       161,884    4,439,655      100.0%        90.5%
                           ================ ===============  ========= ===========  ============ ============

   Operating History. The following table shows certain information regarding the operating history of the Edens & Avant Pool Properties:

                    ADJUSTED NET OPERATING INCOME (000'S)

                                                         UNDERWRITABLE
                           1994      1995       1996          NOI
                        --------- ---------  --------- ---------------
Revenues...............  $17,421    $20,875   $26,297       $28,331
Expenses...............   (5,020)    (5,411)   (6,058)       (6,375)
                        --------- ---------  --------- ---------------
 Net Operating Income .  $12,401    $15,463   $20,239       $21,956
                        ========= =========  ========= ===============
 Adjusted Net
  Operating Income(1) .  $11,862    $13,163   $13,450       $14,584
                        ========= =========  ========= ===============

------------
(1) The Adjusted Net Operating Income reflects operating results for only 47 of the Edens and Avant Pool Properties which were owned for the full 12 months of each of 1994, 1995 and 1996.

   Occupancy History. The following table summarizes the occupancy history of the Edens & Avant Pool Properties:

 OCCUPANCY PERIOD/DATE: PERCENT LEASED
----------------------  --------------
April 8, 1997..........      90.5%
1996...................      90.5%
1995...................      90.9%

   Sales History. The following table shows certain information regarding the 1995 and 1996 sales history for certain tenants at the Edens & Avant Pool
Properties:

                                                         ANNUAL 1995          ANNUAL 1996
                                                         SALES(1)(2)          SALES(1)(2)
                                                    -------------------- --------------------
                                           SF          TOTAL                TOTAL
TENANT NAME                          APRIL 8, 1997    (000'S)    PER SF    (000'S)    PER SF
----------------------------------  --------------- ----------  -------- ----------  --------
Food Lion..........................      630,970      $162,743    $258     $170,721    $271
Bi-Lo..............................      284,799        83,345    $293       84,733     298
Wal-Mart...........................      166,709        58,558    $351       58,998     354
Revco..............................      196,671        46,074    $234       49,915     254
Blockbuster Video .................       24,800         4,413    $178        3,920     158
Winn-Dixie ........................      115,844        23,744    $205       21,201     183
National Bank of South
 Carolina(3).......................       46,350           N/A    N/A           N/A    N/A
Eckerd's ..........................       51,022         8,965    $176        9,917     194
Cato ..............................       56,460         6,838    $121        6,523     116
                                    --------------- ----------  -------- ----------  --------
  Total/Weighted Average ..........    1,573,625      $394,682    $258     $405,929    $266
                                    =============== ==========  ======== ==========  ========

------------
(1) Historical sales figures and square footage amounts are only listed for tenants reporting sales in both 1995 and 1996.

(2) Per square foot sales figures are based on only those stores which reported sales for full years 1995 and 1996.

(3)    Sales figures are not applicable for bank tenants.

    Description of the Tenants. Approximately 57.4% of the leased GLA of the Edens & Avant Pool Properties is leased as of April 8, 1997, to tenants with leased area greater than or equal to 15,000 square feet per lease, which include leases of supermarkets, drug stores, and value-oriented department, furniture and apparel stores. Tenants in the Edens & Avant Pool Properties generally offer basic consumer necessities, such as food, health and beauty aids, moderately priced clothing, furniture and home improvement supplies.

   The largest single tenant of the Edens & Avant Pool Properties is Food Lion, Inc., whose 26 leases at the Edens & Avant Pool Properties generated less than approximately 17.1% of the annualized base rent of the Edens & Avant Pool Properties as of April 8, 1997. The 10 largest tenants average approximately 19,959 square feet per lease. Other than Food Lion, Inc., no single tenant represented more than approximately 6.6% of the annualized base rent of the Edens & Avant Pool Properties as of April 8, 1997.

   The following table shows certain information regarding the ten largest tenants at the Edens & Avant Pool Properties:

  TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--EDENS & AVANT POOL LOAN

                                                              % OF                   % OF TOTAL    ANNUALIZED
     TENANT OR TENANT                             TENANT      TOTAL    ANNUALIZED    ANNUALIZED    BASE RENT
     PARENT COMPANY(1)          STORE NAME       GLA (SF)      GLA      BASE RENT     BASE RENT      PER SF
-------------------------  ------------------- -----------  -------- -------------  ------------ ------------
Food Lion, Inc.            Food Lion               721,290     16.2%   $ 4,170,035       17.1%       $ 5.78
Royal Ahold                Bi-Lo                   304,799      6.9      1,581,702        6.5          5.19
Wal-Mart Stores            Wal-Mart                446,483     10.1      1,499,524        6.2          3.36
Revco DS, Inc.             Revco                   232,821      5.2      1,383,127        5.7          5.94
Blockbuster Entertainment  Blockbuster              50,128      1.1        817,699        3.4         16.31
Winn Dixie Stores          Winn Dixie              115,844      2.6        747,224        3.1          6.45
National Bank of South     National Bank of
 Carolina                     South Carolina        46,350      1.0        637,565        2.6         13.76
Eckerd Corp.               Eckerd's                 59,662      1.3        423,779        1.7          7.10
Cato Corp.                 CATO                     60,460      1.4        423,443        1.7          7.00
Publix Supermarkets        Publix Supermarkets      37,912      0.9        318,456        1.3          8.40
                                               -----------  -------- -------------  ------------ ------------
 Total/Weighted Average                          2,075,749     46.8%   $12,002,554       49.3%       $ 5.78

Other Major Tenants (more
 than 5000 SF)                                   1,440,959     32.5      6,161,447       25.3          4.28
Remaining Tenants                                  503,013     11.3      6,133,856       25.2         12.19
Vacant Space                                       419,934      9.5         46,800        0.2          0.11
                                               -----------  -------- -------------  ------------ ------------
 Total/Weighted Average                          4,439,655    100.0%   $24,344,657      100.0%       $ 6.06(2)
                                               ===========  ======== =============  ============ ============

------------
(1)    The parent company may not be the obligor under the applicable lease.

(2)    Excludes vacant space.

    Lease Expirations. The following table shows scheduled lease expirations at the Edens & Avant Pool Properties as of April 8, 1997, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date(1):

               NUMBER OF                                                               ANNUALIZED                CUMULATIVE
  EXPIRATION    LEASES                                    CUMULATIVE     ANNUALIZED    BASE RENT    PERCENT OF   PERCENT OF
     YEAR      EXPIRING    EXPIRING SF   PERCENT OF SF   PERCENT OF SF    BASE RENT      PER SF     BASE RENT    BASE RENT
------------------------ ------------- --------------- --------------- ------------- ------------ ------------ ------------
Vacant ......      83         419,934          9.5 %           9.5 %     $    46,800     $0.11          0.2 %        0.2 %
No Expiration
 Date (2) ...      20          76,452          1.7            11.2 %         358,015      4.68          1.5          1.7 %
1997 ........      74         164,590          3.7            14.9 %       1,322,361      8.03          5.4          7.1 %
1998 ........     141         653,786         14.7            29.6%        3,769,348      5.77         15.5         22.6%
1999 ........     122         379,753          8.6            38.2%        2,694,931      7.10         11.1         33.7%
2000 ........      81         417,548          9.4            47.6%        2,516,703      6.03         10.3         44.0%
2001 ........      62         371,125          8.4            55.9%        2,641,518      7.12         10.9         54.8%
2002 ........      27         126,621          2.9            58.9%          783,637      6.19          3.2         58.1%
2003 ........      12          55,770          1.3            60.0%          323,573      5.80          1.3         59.4%
Thereafter ..      78       1,774,076         40.0           100.0%        9,887,771      5.57         40.6        100.0%
             ----------- ------------- --------------- --------------- ------------- ------------ ------------ ------------
Total/Weighted
 Average ....     700       4,439,655        100.0 %                     $24,344,657     $6.06(3)     100.0 %
             =========== ============= =============== =============== ============= ============ ============

------------
(1)    Based on the April 8, 1997 rent roll.

(2) The No Expiration Date category includes those leases which are listed on the rent roll as being either month-to-month, or having expirations that are prior to the date of the rent roll, or having no expiration date.

(3)    Excludes vacant space.

   Property Summary. The following table sets forth certain information regarding location, Cut-Off Date Allocated Loan Amount, GLA, occupancy history, financial history, and the tenancy of the Edens & Avant Pool
Properties:

                  THE EDENS & AVANT POOL PROPERTIES SUMMARY

                                               CUT-OFF DATE                            OCCUPANCY
                                                ALLOCATED                         --------------------
                                                   LOAN       TOTAL   YEAR BUILT/            APRIL 8,
PROPERTY NAME                    LOCATION         AMOUNT    SF/UNITS   RENOVATED  1995  1996   1997
--------------------------  ----------------- ------------  -------- -----------  ---- ----  --------
Florence Mall.............. Florence, SC        $5,516,883   247,064   1965/1984    94%  99%    100%
Trenholm Plaza............. Forest Acres, SC    $4,399,870   172,957   1960/1997    89%  81%     86%
NBSC Building.............. Columbia, SC        $3,588,694   147,890   1970/1994    71%  81%     80%
Hampton Plaza.............. Clarksville, TN     $3,021,907   189,302        1988    98%  91%     97%
Cumberland Plaza........... McMinnville, TN     $2,835,486   143,951        1988    99%  90%     97%
Cunningham Place........... Clarksville, TN     $2,799,378   149,744        1987    99%  99%    100%
Bay Village................ Conway, SC          $2,381,777   133,480        1988    --   99%     99%
Belvedere Plaza............ Anderson, SC        $2,331,027   158,739   1965/1992    97%  86%     73%
Lakeside Shopping Ctr. .... Anderson, SC        $2,134,162   137,507        1979    --   74%     96%
Triangle Village........... Lexington, SC       $2,031,662   115,754        1986    99% 100%     97%
Widewater Square........... Columbia, SC        $2,028,788    95,700   1976/1990    99% 100%     95%
Palmetto Plaza............. Sumter, SC          $2,013,032    97,864   1964/1996    96%  96%     98%
Edisto Village............. Orangeburg, SC      $1,980,334   108,668   1972/1994    95%  98%     98%
Gateway Plaza.............. Sumter, SC          $1,956,673    91,150        1989    87%  96%     88%
Shoppers Port.............. Charleston, SC      $1,890,984    74,400   1974/1992    96% 100%    100%
Raleigh Boulevard           Raleigh, NC         $1,755,941    72,232        1990    95%  95%     94%
 Shopping Ctr..............
Kalmia Plaza............... Aiken, SC           $1,747,952   215,330        1967    76%  77%     75%
Westland Square............ West Columbia, SC   $1,692,883    62,735   1987/1996    97%  98%     96%
Woodberry Plaza............ West Columbia, SC   $1,645,846    82,930   1976/1994    98% 100%    100%
Northway Plaza............. Columbia, SC        $1,580,781    74,689   1974/1988    97%  95%     93%
Western Square............. Laurens, SC         $1,379,182    80,764        1978    84%  87%     82%
Lawndale Village........... Greensboro, NC      $1,323,007    46,337        1987   100% 100%    100%
Raeford--Hoke Village ..... Raeford, NC         $1,319,807    73,530        1982   100% 100%    100%
Fairfield Square........... Winnsboro, SC       $1,306,443    54,640        1987   100% 100%    100%
Northside                   Henderson, NC       $1,283,456    66,090   1981/1995    85%  95%     90%
 Plaza--Henderson..........
St. George Plaza........... St. George, SC      $1,282,442    53,211   1982/1997    89%  89%     78%
Waterway Plaza............. Little River, SC    $1,282,040    49,750        1991    96% 100%    100%
Northside Plaza--Clinton .. Clinton, NC         $1,234,189    80,030        1982    59%  87%     92%
Ravenel Town Center........ Ravenel, SC         $1,153,951    48,050        1996    --   --     100%
South Square Shopping       Lancaster, SC       $1,148,991    44,350        1992   100% 100%    100%
 Ctr.......................
Barnwell Plaza............. Barnwell, SC        $1,148,471    70,725        1985   100% 100%    100%
Capitol Square............. West Columbia, SC   $1,048,824    79,921   1974/1993    81%  75%     75%
Blowing Rock Square........ Blowing Rock, NC    $1,047,320    42,559        1990    95%  96%    100%
Bainbridge Mall............ Bainbridge, GA      $1,046,440   145,124        1973    98%  96%     91%
Three Fountains Plaza ..... West Columbia, SC   $1,009,260    41,450   1986/1996    95%  95%     95%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           NOI                             ANNUALIZED      PRIMARY TENANTS WITH
                            ---------------------------------- ANNUALIZED  BASE RENT           GREATER THAN
                                                     UNDER-    BASE RENT      PSF                15,000 SF
PROPERTY NAME                  1995        1996     WRITABLE     4/8/97    4/8/97(9)             4/8/97(1)
--------------------------  ---------- ----------  ---------- ----------  ----------- -----------------------------
Florence Mall.............. $1,212,016  $1,455,783 $1,437,808  $1,620,624    $ 6.59   (2)
Trenholm Plaza.............    888,547     813,906  1,169,694   1,347,017    $ 9.07   (3)
NBSC Building..............    629,258     824,054  1,004,518   1,548,621    $13.06   National Bank of South
                                                                                      Carolina (2001)
Hampton Plaza..............         --     781,197    842,969     874,105    $ 4.74   (4)
Cumberland Plaza...........         --     763,145    734,416     771,673    $ 5.53   Wal-Mart (2008), Food Lion
                                                                                      (2009)
Cunningham Place...........         --     721,321    728,112     732,436    $ 4.89   Winn Dixie (2007), Wal-Mart
                                                                                      (2007)
Bay Village................         --     626,742    622,050     658,566    $ 4.98   (5)
Belvedere Plaza............    755,482     633,309    619,894     722,619    $ 6.27   Hamrick's, Inc. (2000),
                                                                                      Farmers Furniture (1999)
Lakeside Shopping Ctr. ....         --     382,626    577,785     615,486    $ 4.66   Wal-Mart (2000), Bi-Lo (2011)
Triangle Village...........    457,390     569,913    531,221     554,284    $ 4.95   Food Lion (2006), Wal-Mart
                                                                                      (2005)
Widewater Square...........    480,744     552,949    523,760     564,087    $ 6.19   Bi-Lo (2011)
Palmetto Plaza.............    377,185     405,067    521,389     444,327    $ 4.64   McCrory (1999), Food Lion
                                                                                      (2017)
Edisto Village.............    508,410     522,835    523,910     584,097    $ 5.48   (6)
Gateway Plaza..............    404,198     524,229    526,056     527,115    $ 6.57   Bi-Lo (2008)
Shoppers Port..............    376,494     247,359    481,101     539,857    $ 7.26   Food Lion (2010)
Raleigh Boulevard              392,579     447,969    472,236     535,022    $ 7.84   Food Lion (2010)
 Shopping Ctr..............
Kalmia Plaza...............    513,263     472,148    567,238     507,771    $ 3.14   Food Lion (2017), Rose's
                                                                                      Stores (1998)
Westland Square............    313,524     405,525    421,235     465,791    $ 7.70   Food Lion (2016)
Woodberry Plaza............    395,610     433,989    425,963     477,688    $ 5.76   Winn-Dixie (2014), Big Lots
                                                                                      (2000)
Northway Plaza.............    307,721     316,010    407,212     347,301    $ 5.02   Food Lion (2017)
Western Square.............    369,630     406,709    361,482     429,787    $ 6.49   Bi-Lo (2012)
Lawndale Village...........    319,903     334,921    334,339     336,530    $ 7.26   Winn-Dixie (2007)
Raeford--Hoke Village .....    316,682     348,292    343,935     387,756    $ 5.27   B.C Moore & Sons Inc. (2004),
                                                                                      Food Lion (2015)
Fairfield Square...........    298,788     297,506    333,707     349,820    $ 6.40   Food Lion (2007)
Northside                      236,050     264,741    337,256     283,706    $ 4.78   Food Lion (2017)
 Plaza--Henderson..........
St. George Plaza...........    195,054     193,730    326,445     210,990    $ 5.10   Food Lion (2017)
Waterway Plaza.............    317,599     325,972    327,264     364,215    $ 7.32   Food Lion (2016)
Northside Plaza--Clinton ..    165,653     190,241    326,970     388,019    $ 5.26   Food Lion (2016), Maxway
                                                                                      (2001)
Ravenel Town Center........         --     250,848    294,670     289,650    $ 6.03   Food Lion (2016)
South Square Shopping          292,215     293,716    298,175     338,838    $ 7.64   Food Lion (2017)
 Ctr.......................
Barnwell Plaza.............    283,679     340,256    303,738     338,750    $ 4.79   Food Lion Inc. (2005),
                                                                                      Wal-Mart (2005)
Capitol Square.............    291,520     289,527    281,841     307,087    $ 5.13   Bi-Lo (2010)
Blowing Rock Square........    270,922     271,699    277,168     306,748    $ 7.21   Food Lion (2016)
Bainbridge Mall............     89,014     302,407    322,218     382,070    $ 2.90   (7)
Three Fountains Plaza .....    171,010     204,675    257,491     297,458    $ 7.54   Food Lion (2016)

                                                           CUT-OFF DATE                             OCCUPANCY
                                                            ALLOCATED                          --------------------
                                                               LOAN       TOTAL    YEAR BUILT/            APRIL 8,
PROPERTY NAME                          LOCATION               AMOUNT     SF/UNITS   RENOVATED  1995  1996   1997
---------------------------  ---------------------------- ------------  --------- -----------  ---- ----  --------
Crossroads Shopping Ctr.  .. Asheboro, NC                  $ 1,000,793     51,440        1981   100% 100%    100%
Saluda Town Centre.......... Saluda, SC                    $   972,557     37,450        1996    --  100%    100%
Clusters of Whitehall....... Columbia, SC                  $   970,542     68,029   1973/1988    83%  81%     64%
Lexington Village........... Lexington, SC                 $   954,392     30,764        1988   100%  99%     95%
Dreher Plaza................ West Columbia, SC             $   931,594     20,276        1989    99% 100%    100%
Tri-County Plaza............ Royston/Franklin Springs, GA  $   929,948     63,510        1986    98%  97%     89%
Clover Plaza................ Clover, SC                    $   903,605     45,575        1990    99%  97%     98%
Stephens Plaza.............. Toccoa, GA                    $   804,486     47,850        1989    94%  95%    100%
Goldrush Shopping Ctr.  .... McCormick, SC                 $   757,251     39,700        1993   100% 100%    100%
Mitchell Plaza.............. Batesburg, SC                 $   751,239     39,970        1987    97%  98%    100%
Blockbuster/Taco
 Bell--Lexington............ Lexington, SC                 $   662,593      9,200        1990   100% 100%    100%
Rosewood Extension.......... Columbia, SC                  $   641,374     13,188        1989   100%  98%     88%
Edgecombe Square............ Tarboro, NC                   $   603,720     85,740        1990    42%  42%     42%
Forest Drive Shopping Ctr.   Columbia, SC                  $   519,033     16,399        1988    86%  85%     85%
Friarsgate Plaza............ Irmo, SC                      $   491,790     68,235   1981/1996    85%  85%     82%
Catawba Village............. Newton-Conover, NC            $   477,676     58,450        1978    73%  74%     86%
Waynesville Plaza........... Waynesville, NC               $   426,181     33,300        1985    81%  83%    100%
Shotwell Square............. Bainbridge, GA                $   403,332     42,037        1980   100% 100%    100%
Mauldin Square.............. Mauldin, SC                   $   352,348     15,800        1986    90% 100%    100%
1634 Main Street............ Columbia, SC                  $   351,753     13,994   1934/1988    80%  77%     89%
Blockbuster--Irmo........... Irmo, SC                      $   333,806      6,000        1988   100% 100%    100%
Blockbuster--Decker......... Columbia, SC                  $   321,007      6,000        1989   100% 100%    100%
Blockbuster--Warner
 Robbins.................... Warner Robbins, GA            $   281,004      6,400        1989   100% 100%    100%
Blockbuster--Broad River ... Columbia, SC                  $   222,634      6,000        1988   100% 100%    100%
Jackson Plaza Expansion .... Sylva, NC                     $   205,730      8,000        1985   100% 100%    100%
Edens KW Winnsboro.......... Winnsboro, SC                 $    71,575      7,200        1989   100% 100%    100%
Taco Cid.................... West Columbia, SC             $    60,155      2,090        1980   100% 100%    100%
Lakeside Square............. Anderson, SC                      N/A         48,441        1975    --   41%     34%
                                                                        ---------              ---- ----  --------
Total/Weighted Average .....                               $82,750,000  4,439,655                91%  91%     91%
                                                          ============  =========              ==== ====  ========
Total/Weighted Average (as
 adjusted)(8)...............                               $71,644,551  3,551,730                90%  91%     90%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              NOI                   ANNUALIZED   ANNUALIZED  PRIMARY TENANTS WITH
                             -------------------------------------     BASE      BASE RENT       GREATER THAN
                                                         UNDER-        RENT         PSF           15,000 SF
PROPERTY NAME                    1995        1996       WRITABLE    4/8/97(9)    4/8/97(9)        4/8/97(1)
---------------------------  ----------- -----------  ----------- ------------  ----------- --------------------
Crossroads Shopping Ctr.  .. $   250,624  $   253,833 $   261,586  $   302,991     $ 5.89   Food Lion (2006)
Saluda Town Centre..........          --       50,148     246,548      290,535     $ 7.76   Food Lion (2016)
Clusters of Whitehall.......     296,926      350,336     235,331      291,049     $ 6.71   N/A
Lexington Village...........     226,936      242,398     240,126      268,139     $ 9.16   N/A
Dreher Plaza................     230,745      245,187     230,485      255,749     $12.61   N/A
Tri-County Plaza............     279,402      276,523     247,414      268,367     $ 4.73   Bi-Lo (2006)
Clover Plaza................     258,037      221,453     244,372      277,237     $ 6.22   Food Lion (2010)
Stephens Plaza..............     169,792      212,771     222,778      289,570     $ 6.05   Bi-Lo (2009)
Goldrush Shopping Ctr.  ....     220,994      199,132     196,637      224,292     $ 5.65   Food Lion (2013)
Mitchell Plaza..............     187,583      195,230     199,258      240,241     $ 6.01   Food Lion (2006)
Blockbuster/Taco
 Bell--Lexington............     175,127      169,250     161,974      178,602     $19.41   N/A
Rosewood Extension..........     175,522      179,432     158,373      163,809     $14.17   N/A
Edgecombe Square............     210,907      184,919     178,405      237,260     $ 6.65   Food Lion (2015)
Forest Drive Shopping Ctr.       118,399      131,983     132,244      139,047     $ 9.96   N/A
Friarsgate Plaza............     167,774      160,735     144,776      186,319     $ 3.32   Bi-Lo (2001)
Catawba Village.............     113,655      139,314     174,827      202,601     $ 4.05   Bi-Lo (1998)
Waynesville Plaza...........     113,202      114,667     127,729      148,700     $ 4.47   Food Lion (2006)
                                                                                            Harvey's Supermarket
Shotwell Square.............     105,294      122,197     113,120      157,276     $ 3.74   (2000)
Mauldin Square..............      74,905       92,941      90,428      110,880     $ 7.02   N/A
1634 Main Street............      73,057       57,060      97,981      159,526     $12.77   N/A
Blockbuster--Irmo...........      79,467       88,121      82,080       82,500     $13.75   N/A
Blockbuster--Decker.........      83,598       85,698      79,025       88,500     $14.75   N/A
Blockbuster--Warner
 Robbins....................      75,840       75,126      71,111       78,400     $12.25   N/A
Blockbuster--Broad River ...      63,111       56,650      55,543      100,555     $16.76   N/A
Jackson Plaza Expansion ....      46,703       47,723      46,716       45,200     $ 5.65   N/A
Edens KW Winnsboro..........      20,013       21,237      19,966       34,200     $ 4.75   N/A
Taco Cid....................      15,572       21,709      14,841       21,600     $10.33   N/A
Lakeside Square.............          --       27,454      17,057       51,600     $ 3.18   N/A
                             ----------- -----------  ----------- ------------  ----------- --------------------
Total/Weighted Average ..... $15,463,325  $20,238,543 $21,955,996  $24,344,657     $ 6.06
                             =========== ===========  =========== ============  ===========
Total/Weighted Average (as
 adjusted)(8)............... $15,463,325  $16,794,666 $17,892,389  $20,060,606     $ 6.15

------------
(1)    Lease expirations are listed assuming no renewal options are exercised.

(2) Rogers Brothers Fabrics (2000), Book A Million (2005), Fleet Mortgage Group (1998), Piggly Wiggly (2009), Peebles-Kimbrell Company (1997)

(3)    Publix Supermarkets (2017), Books a Million (2004), Fresh Market (2007)

(4) Gregg Appliances, Inc. (2006), Wal-Mart (2008), Central Tractor Farm & Country (2000), Michaels Arts & Craft (2001)

(5) Big Lots (1998), Wal--Mart (2008), Goody's Family Clothing (no lease expiration date)

(6)    Bi-Lo (2014), Badcock Furniture (1998), Maxway Store (1999)

(7) Belk-Simpson (1998), Heilig-Meyers Furniture (2002), Goody's Family Clothing (1998), Bargain Town (1998)

(8) The Total/Weighted Average (as adjusted) reflect only those Edens & Avant Pool Properties for which NOI figures for 1995 were available.

(9)    Excludes vacant space

   Ground Leases. At 4 of the Edens & Avant Pool Properties, all or a portion of the underlying land is leased to the Edens & Avant Pool Borrower pursuant to a ground lease (collectively, the "Edens & Avant Pool Ground Leases").

   The interest of the Edens & Avant Pool Borrower in Stephens Plaza, located in Stephens County, Georgia, consists of a ground leasehold interest created under a lease dated July 18, 1988, between A & M Properties as lessor and Edens Toccoa Partners--88 as lessee. Edens Toccoa Partners--88 assigned its interest in the lease to the Edens & Avant Pool Borrower. The initial term of the lease commenced on December 10, 1989, expires 30 years thereafter, and contains 10 successive five year renewal options. The current annual rent under the lease is $48,300, and increases by 15% after each 5 year renewal period.

   The interest of the Edens & Avant Pool Borrower in Jackson Plaza Expansion, located in Jackson County, North Carolina, consists of a ground leasehold interest created under a lease dated June 10, 1980, between The Midwood Company Inc. as lessor and B. E. T. Investments as lessee. Joseph Edens succeeded to the interest of B. E. T. Investments, and assigned his interest in the lease to the Edens & Avant Pool Borrower. The initial term of the lease expires on September 20, 2007, and there are 3 successive ten year renewal options. The annual rent is $960.00, and there is an additional rent of 33 1/3% of all rents paid to the ground lessee.

   The interest of the Edens & Avant Pool Borrower in Blockbuster-Broad River, located in Richland County, South Carolina, consists in part of a fee simple interest and in part of a ground leasehold interest which was created under a lease dated July 1, 1988, between Kathryn N. Shull and ID Investment Co., Inc. as lessor and Edens Broad River Road Investments--88 as lessee. Edens Broad River Road Investments--88 assigned its interest in the lease to the Edens & Avant Pool Borrower. The initial term of the lease commenced on July 1, 1988, expires 20 years thereafter, and contains 4 successive five year renewal options. The current annual rent is $34,367.76, with increases after each five year renewal period based on the immediately preceeding year's rent multiplied by 85% of any increase in the Consumer Price Index for All Urban Consumers, subject to a minimum annual increase of 3% and a maximum annual increase of 5% on a cumulative basis.

   The interest of the Edens & Avant Pool Borrower in a portion of Ravenel Town Center, located in Charleston County, South Carolina, used for septic sewage purposes, consists of a ground leasehold interest created under a lease dated April 11, 1996, between Kenneth Baldwin as lessor and Planta Properties Limited Partnership as lessee. Planta Properties Limited Partnership assigned its interest in the lease to the Edens & Avant Pool Borrower. The initial term of the lease expires on the earlier of 100 years from lease commencement or 90 days after the property owned in fee simple is served by a public sanitary sewer system. The annual rent is $1.00, and has been paid for the full 100 year term.

   Environmental Reports. Environmental Site Assessments have been performed on the Edens & Avant Pool Properties within the past two years. The Environmental Site Assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Edens & Avant Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Reports. Property Condition Reports were completed on the Edens & Avant Pool Properties between April 21, 1997 and June 30, 1997 by a third party due diligence firm. The Property Condition Reports concluded that the Edens & Avant Pool Properties were generally in good physical condition and identified approximately $253,607 in deferred maintenance. At origination of the Edens & Avant Pool Loan, the Edens & Avant Pool Borrower established a deferred maintenance reserve account and made an initial deposit equal to $317,009 to fund the cost of addressing the identified items.

   Property Management. The Edens & Avant Pool Properties are managed by the Edens & Avant Pool Operating Partnership (the "Edens & Avant Pool Manager"), an affiliate of the Edens & Avant Pool Borrower, pursuant to an Exclusive Leasing and Management Agreement (the "Edens & Avant Pool Management Agreement"), between the Edens & Avant Pool Manager and the Edens & Avant Pool Borrower. The Edens & Avant Pool Manager is responsible for the management of the Edens & Avant Pool Properties and the administration of the leases with respect thereto.

   The term of the Edens & Avant Pool Management Agreement continues until July 14, 1998, and automatically renews for successive one-year terms unless terminated by (a) either party by 30 days prior written notice to the other,
(b) either party upon a default or breach of the terms of the Edens & Avant Pool Management Agreement which is not cured within the applicable period of time set forth in the Edens & Avant Pool Management Agreement, or (c) the Edens & Avant Pool Borrower in the event of a bona fide sale and conveyance of the Edens & Avant Pool Properties and the payment of a termination fee equal to two months' management fee for every full or partial year remaining thereunder. In addition, upon the occurrence of an event of default under the Edens & Avant Pool Loan documents, the Edens & Avant Pool Borrower and/or the mortgagee shall be permitted to terminate the Edens & Avant Pool Management Agreement without additional penalty, if so required under the Edens & Avant Pool Loan documents.

   Pursuant to a Manager's Consent and Subordination of Management Agreement with respect to the Edens & Avant Pool Management Agreement between the Edens & Avant Pool Borrower and the Edens & Avant Pool Manager (the "Edens & Avant Pool Manager's Subordination"), the Edens & Avant Pool Manager has agreed, among other things, that (a) it shall not terminate, amend or modify the Edens & Avant Pool Management Agreement without first obtaining the mortgagee's written consent (except for termination for non-payment of management fees, which the mortgagee has the right to cure), (b) all liens, rights and interests owned, claimed or held by the Edens & Avant Pool Manager in and to the Edens & Avant Pool Properties, are and shall be, in all respects subordinate and inferior to the liens and security interests created for the benefit of the mortgagee, including those created under the Edens & Avant Pool Loan documents, and (c) upon the occurrence of an event of default under the Edens & Avant Pool Loan documents, it shall, at the request of the mortgagee continue performance of its obligations under the Edens & Avant Pool Management Agreement, provided that the mortgagee gives the Edens & Avant Pool Manager written notice that it has elected to assert the Edens & Avant Pool Borrower's rights under the Edens & Avant Pool Management Agreement and the mortgagee (or the Edens & Avant Pool Borrower) performs the obligations of the Edens & Avant Pool Borrower to the Edens & Avant Pool Manager under the Edens & Avant Pool Management Agreement arising from and after, and with respect to the period commencing upon, the effective date of such notice.

   In addition, pursuant to the terms of the Edens & Avant Pool Manager's Subordination, the mortgagee may terminate the Edens & Avant Pool Management Agreement (i) upon, or at any time after, the occurrence of an event of default under the Edens & Avant Pool Loan documents or continuing default by the Edens & Avant Pool Manager under the Edens & Avant Pool Management Agreement, (ii) upon, or at any time after, a 50% or more change in control of the ownership of the Edens & Avant Pool Manager, and (iii) at any time for cause (including, but not limited to, the Edens & Avant Pool Manager's gross negligence, willful misconduct or fraud), and (iv) at such time as the Edens & Avant Pool DSCR (as defined below) shall be less than 1.25 to 1.0, in accordance with the terms of the Edens & Avant Pool Loan documents (unless the Edens & Avant Pool Borrower shall deposit additional collateral in the form of cash or a letter of credit, as described under "--Edens & Avant Pool:
The Loan--Debt Service Coverage Ratio Covenant") by giving the Edens & Avant Pool Manager 30 days prior written notice of such termination, in which event the Edens & Avant Pool Manager shall resign as manager of the Edens & Avant Pool Properties effective upon the end of such 30 day period.

   The Edens & Avant Pool Manager and its affiliates are one of the largest full-service commercial real estate firms in the Southeastern United States having ownership interests in over 5.1 million square feet of properties consisting primarily of grocery and anchored necessity retail centers. Those properties have a current estimated value of almost $260 million. Under the terms of the Edens & Avant Pool Management Agreement, the Edens & Avant Pool Manager is entitled to (a) a monthly management fee equal to 4% of gross revenues of the Edens & Avant Pool Properties for each month, (b) a leasing commission ranging from 33% to 100% (depending on the length of the lease term) of the first full month's rental for new leases and negotiated renewals, plus 5% of the base rents received thereafter during the term of the lease, (c) a special services fee ranging from 5% to 7% of the amount of capital improvements, major repairs, tenant upfittings and subdivisions or expansions of spaces within the Edens & Avant Pool Properties contracted for and/or managed by the Edens & Avant Pool Manager, (d) all third party costs advanced by the Edens & Avant Pool Manager for the Edens & Avant Pool Borrower pursuant to such agreement, (e) the reasonable value of the services rendered pursuant to such agreement by the Edens & Avant Pool Manager beyond the day-to-day management services, and (f) a fee of 10% of the gross sales price for an outlot sale.

 EDENS & AVANT POOL: THE LOAN

                  CERTAIN EDENS & AVANT POOL LOAN STATISTICS

                     LOAN PER        LOAN TO                        REFINANCING
                  SQUARE FOOT(1)  VALUE RATIO(2) ACTUAL DSCR(3)       DSCR(4)
                  -------------- --------------  -------------- -----------------
Cut-Off Date  ...       $19            36.8%          3.35x            2.58x
At Maturity
 Date............       $19            36.8%          3.35x            2.58x

------------
(1) Based on the 4,439,655 square feet of community center, retail store and office building GLA securing the Edens & Avant Pool Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on a calculated value of $225,036,809 assuming Underwritable Cash Flow of $20,253,312 and a 9.0% capitalization rate and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $20,253,312 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Edens & Avant Pool Loan during the 12 months following the Cut-Off Date, and in the case of Maturity Date Actual DSCR, 12 months of debt service on the Edens & Avant Pool Loan assuming a balance equal to the Balloon Balance and a coupon equal to the Edens & Avant Interest Rate.

(4) Based on (a) Underwritable Cash Flow of $20,253,312 and (b) in the case of Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.50% of the Cut-Off Date Principal Balance of the Edens & Avant Pool Loan, and in the case of the Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.50% of the Balloon Balance.

   Security. The Edens & Avant Pool Loan is a non-recourse loan, secured only by the fee or leasehold estate of the Edens & Avant Pool Borrower in the Edens & Avant Pool Properties and certain other collateral relating thereto (including assignments of leases and rents, and an assignment of certain agreements and the funds in certain accounts). The mortgagee is the insured under the title insurance policy (which will be assigned to the Trust Fund) which insures, among other things, that the Edens & Avant Pool Mortgages constitute valid and enforceable first liens on each Edens & Avant Pool Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The Edens & Avant Pool Loan matures on August 31, 2007 (the "Edens & Avant Pool Maturity Date") and bears interest at a fixed rate per annum equal to 7.30% (the "Edens & Avant Pool Interest Rate") through and including the Edens & Avant Pool Maturity Date. Interest on the Edens & Avant Pool Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Edens & Avant Pool Loan is the first business day of each month, and there is no grace period for a default in payment of interest. Commencing on September 1, 1997, the Edens & Avant Pool Loan requires monthly payments of interest only (the "Edens & Avant Pool Monthly Debt Service Payments") of $503,395.83. On the Edens & Avant Pool Maturity Date, payment of the entire balance of the Edens & Avant Pool Loan, together with all accrued and unpaid interest and all other sums payable under the Edens & Avant Pool Loan documents, is required.

   If the Edens & Avant Pool Borrower defaults in the payment of any monthly installment of interest on any payment date due, it is required to pay a late payment charge in an amount equal to 5% of the amount of the installment not paid. An additional late charge equal to 5% of the monthly payment due will be charged for each successive month the payment remains outstanding. Upon the occurrence of any event of default, the entire unpaid principal amount of the Edens & Avant Pool Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the Edens & Avant Pool Interest Rate plus 5% (the "Edens & Avant Pool Default Rate").

   Release in Exchange for Substitute Collateral. On any payment date that is 2 years after the Closing Date, the Edens & Avant Pool Borrower may obtain the release of one or more Edens & Avant Pool Properties from the lien of the Edens & Avant Pool Mortgages; provided that, with respect to each release of an Edens & Avant Pool Property, among other conditions, (a) the Edens & Avant Pool Borrower shall have given 30 days' prior written notice of such proposed release, (b) the Edens & Avant Pool Borrower shall deliver the Edens & Avant Pool Defeasance Collateral (as defined below) in an amount sufficient to pay 125% of the Allocated Loan Amount for the released Edens & Avant Pool
Property plus scheduled interest payments on the portion of the Edens & Avant Pool Loan equal to such Allocated Loan Amount, or with respect to a release of all of the Edens & Avant Pool Properties, Edens & Avant Pool Defeasance Collateral in an amount sufficient to pay the outstanding principal balance plus all remaining scheduled interest payments, (c) after giving effect to the delivery of the Edens & Avant Pool Defeasance Collateral, the Edens & Avant Pool DSCR is not less than the Edens & Avant Pool DSCR for the immediately preceding 12 month period or the date of loan origination, whichever is greater, (d) each of the Rating Agencies shall have given the mortgagee written affirmation that the ratings on the Certificates will not be qualified, downgraded or withdrawn as a result of such defeasance, (e) no event of default shall have occurred and be continuing, (f) if the defeasance relates to Edens & Avant Pool Properties with aggregate Allocated Loan
Amounts which are 15% or more
of the principal amount of the Edens & Avant Pool Loan, the loan-to-value ratio of the Edens & Avant Pool Properties which will remain as Edens & Avant Pool Properties following the defeasance shall not be less than the loan-to-value ratio of the Edens & Avant Pool Loan as of the date of origination, and (g) the Edens & Avant Pool Borrower shall have delivered or caused to be delivered certain required certificates, endorsements to title insurance policies, appraisals, legal opinions and financial statements. "Edens & Avant Pool Defeasance Collateral" consists of obligations or securities that are not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof, or the obligations of which are backed by the full faith and credit of the United States of America, which qualify under Section 1.860G-2(a)(8) of United States Treasury regulations, and which mature prior to the dates on which they are required to be applied under the Edens & Avant Pool Loan. The "Edens & Avant Pool DSCR" for any period means the ratio of aggregate net operating income on the Edens & Avant Pool Properties, calculated in accordance with GAAP, to debt service on the Edens & Avant Pool Loan (based on a debt service constant equal to 10.09% per annum) for such period.

   The Edens & Avant Pool Borrower may have one or more Edens & Avant Partial Release Parcels released from the lien of the applicable Edens & Avant Pool Mortgage prior to the Edens & Avant Pool Maturity Date upon satisfaction of the conditions for defeasance set forth above as well as, among other things, the following conditions: (i) the Edens & Avant Pool Borrower has delivered to the mortgagee evidence that the entity that holds the option for the Edens & Avant Partial Release Parcel has exercised its option to purchase such parcel, (ii) the Edens & Avant Pool Borrower has delivered to the mortgagee Edens & Avant Pool Defeasance Collateral in an amount sufficient to pay 125% of the Allocated Loan Amount applicable to the Edens & Avant Partial Release Parcel which is the subject of the partial release, and sufficient to pay scheduled interest payments on the portion of the Edens & Avant Pool Loan equal to such Allocated Loan Amount on such Edens & Avant Partial Release Parcel through and including the Edens & Avant Pool Maturity Date together with the outstanding principal balance of the Edens & Avant Pool Loan as of the Edens & Avant Pool Maturity Date, (iii) no event of default shall have occurred and be continuing, and (iv) the Edens & Avant Pool Borrower has delivered to the mortgagee an officer's certificate certifying that the condition precedents for such partial release have been complied with. An "Edens & Avant Partial Release Parcel" means those portions of the Edens & Avant Pool Properties identified in the Edens & Avant Pool Loan, each of which portion is subject to an option of a tenant to purchase such portion pursuant to a right granted by the related lease or permitted encumbrance existing on the date of origination of the Edens & Avant Pool Loan.

   Prepayment. Voluntary prepayment is prohibited under the Edens & Avant Pool Loan prior to July 2, 2007, which is 60 days prior to the Edens & Avant Pool Maturity Date. The Edens & Avant Pool Loan may be voluntarily prepaid without a yield maintenance or prepayment premium commencing on the date 60 days prior to the Edens & Avant Pool Maturity Date.

   Principal prepayments on the Edens & Avant Pool Loan must be made, at the mortgagee's option, upon acceleration of the Edens & Avant Pool Loan following the occurrence of an event of default thereunder. Prepayments made following an event of default will be subject to the payment of a yield maintenance premium (the "Edens & Avant Pool Yield Maintenance Premium") equal to the greater of (a) 1% of the portion of the accelerated principal amount being prepaid and (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance of the Edens & Avant Pool Loan being prepaid and whose denominator is the entire outstanding principal balance of the Edens & Avant Pool Loan as of the date of such prepayment multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of the Edens & Avant Pool Loan as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on the Edens & Avant Pool Loan (including the payment of principal on the Edens & Avant Pool Maturity Date) determined by discounting such payments at the Edens & Avant Pool Discount Rate. The "Edens & Avant Pool Discount Rate" means the rate which, when compounded monthly, equals the Edens & Avant Pool Treasury Rate. The "Edens & Avant Pool Treasury Rate" means the yield, as of the date of prepayment, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of prepayment to the Edens & Avant Pool Maturity Date.

   To the extent that the Edens & Avant Pool Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of one or more of the Edens & Avant Pool Properties under the Edens & Avant Pool Loan, the mortgagee will apply such proceeds to prepay the Edens & Avant Pool Loan. No yield maintenance or prepayment premium is required to be paid in connection with any prepayment resulting from such application of insurance or condemnation proceeds.

   Substitution of Other Mortgaged Properties for the Mortgaged Properties. The Edens & Avant Pool Borrower is permitted to substitute one or more properties (each, an "Edens & Avant Pool Substitute Property") for properties which are collateral for the Edens & Avant Pool Loan (each, an "Edens & Avant Pool Replaced Property"). To qualify as an Edens & Avant Pool Substitute Property, the following conditions must be satisfied with respect to such property: (a) the property must have an appraised fair market value of no less than the greater of (1) the fair market value of the Edens & Avant Pool Replaced Property as of origination, and (2) the fair market value of the Edens & Avant Pool Replaced Property immediately prior to the substitution (which value may be evidenced by a then-current arms-length sales price to a third party); (b) the property must have net operating income of at least 105% of that of the Edens & Avant Pool Replaced Property for the immediately preceding 12-month period; (c) all tenants with more than 25,000 square feet of space, any tenant which is the largest supermarket or grocery store, and any tenant which is the largest drug or pharmaceutical store must be occupying their space, open for business, paying rent not in arrears more than 30 days and not be in bankruptcy; (d) the average terms of leases for more than 10% of the rentable space at the property must be no less than (i) five years from the date of substitution, or (ii) the average of terms remaining under anchor tenant leases at the Edens & Avant Pool Replaced Property; (e) tenants having more than 10% of the rentable space at the property must have sales for the three most recent years of no less than the average sales of similar retailers at other properties securing the Edens & Avant Pool Loan; (f) the Edens & Avant Pool Borrower must hold the property in indefeasible fee or ground leasehold title and the property must be free of all other encumbrances except permitted encumbrances and easements, covenants and other title exceptions and tenant leases which do not have a material adverse effect on utility or value of property for its current use; (g) the Edens & Avant Pool Borrower must deliver an environmental report acceptable to the Rating Agencies showing that the property is free of hazardous substances; (h) the Edens & Avant Pool Borrower must (x) deliver an engineering report acceptable to the Rating Agencies showing that the property is in reasonably good repair, and (y) deposit 125% of deferred maintenance costs into the Edens & Avant Pool Deferred Maintenance Reserve Account (as defined below); and (i) the property must comply in all material respects with all legal requirements and insurance requirements.

   In addition, in order to effect a substitution, the following conditions, among others, must be met: (a) the Rating Agencies must have confirmed in writing that the credit rating of the Certificates will not be qualified, downgraded or withdrawn as a result of the substitution; (b) the representations and warranties in the Edens & Avant Pool Loan documents applicable to the Edens & Avant Pool Replaced Property must be true and correct as to the Edens & Avant Pool Substitute Property in all material respects; (c) the Edens & Avant Pool Borrower must pay all related costs and expenses; (d) no event of default shall have occurred and be continuing; and
(e) the Edens & Avant Pool Borrower must deliver certain other closing documents relating to the Edens & Avant Pool Substitute Property, including an officer's certificate, a substitute security instrument and assignment of leases, a title insurance policy or endorsement to the mortgagee's existing title insurance policy, a current as-built survey, UCC-1 financing statements, insurance certificates, and certain legal opinions.

   The approval of the Rating Agencies is not required for any substitution if (a) the Edens & Avant Pool Replaced Property is not among the following Edens & Avant Pool Properties, which at origination were the following top seven properties ranked by Underwritable Cash Flow (as determined by MSMC), as specified at origination: (i) Florence Mall, Florence, South Carolina;
(ii) Trenholm Plaza, Columbia, South Carolina; (iii) NBSC Building, Columbia, South Carolina; (iv) Hampton Plaza, Clarksville, Tennessee; (v) Cumberland Plaza, McMinnville, Tennessee; (vi) Cunningham Place, Clarksville, Tennessee; and (vii) Bay Village, Conway, South Carolina; (b) the net operating income of the Edens & Avant Pool Substitute Property is less than 5% of the sum of the net operating income for all Edens & Avant Pool Properties, for the 12-month period immediately preceding the proposed substitution; and (c) the aggregate amount of annual net operating income for all Edens & Avant Pool Substitute Properties (including the Edens & Avant Pool Property proposed for substitution) substituted since origination is less than 15% of the annual net operating income for all Edens & Avant Pool Properties as of the date of origination of the Edens & Avant Pool Loan.

   Lockbox and Reserves. The Edens & Avant Pool Borrower has established with the National Bank of South Carolina (the "Edens & Avant Pool Lockbox Bank"), in the name of the Edens & Avant Pool Lockbox Bank, as agent for the mortgagee, as secured party, a cash collateral account (the "Edens & Avant Pool Operating Account"). Pursuant to the terms of the Edens & Avant Pool Loan, the Edens & Avant Pool Borrower is required to direct tenants to pay rents directly into property accounts for the Edens & Avant Pool Properties, the balances of which are transferred to the Edens & Avant Pool Operating Account on a daily basis. If the Edens & Avant Pool DSCR is less than 1.50 to
1.0 or an event of default occurs (an "Edens & Avant Pool Lockbox Event"), the Edens & Avant Pool Borrower is required to direct all tenants to pay their rents directly into the Edens & Avant Pool Operating Account, or upon receipt by the Edens & Avant Pool Borrower, to deposit into such account all operating revenue from the Edens & Avant Pool Properties.

   The Edens & Avant Pool Borrower has established (a) a debt service reserve account (the "Edens & Avant Pool Interest Escrow Account") to be funded each month in an amount equal to the interest payment for the next month (the "Edens &

Avant Pool Interest Escrow Amount"), (b) a mortgage escrow account (the "Edens & Avant Pool Mortgage Escrow Account") funded at the initial closing of the Edens & Avant Pool Loan in the amount of $1,545,583.00 and to be funded each month in an additional amount equal to one-twelfth of the annual amount of insurance premiums and taxes payable with respect to the Edens & Avant Pool Properties (the "Edens & Avant Pool Tax and Insurance Amount"), (c) a deferred maintenance reserve account (the "Edens & Avant Pool Deferred Maintenance Reserve Account") funded at the initial closing of the Edens & Avant Pool Loan in the amount of $317,009.00, (d) an environmental reserve account (the "Edens & Avant Pool Environmental Reserve Account") funded at the initial closing of the Edens & Avant Pool Loan in the amount of $391,188.00, and (e) a capital and tenant improvement reserve account (the "Edens & Avant Pool Capital Expenditure Reserve Account") funded at the initial closing of the Edens & Avant Pool Loan in the amount of $4,795,088.00, and required to be funded monthly in an additional amount equal to $73,994.00 (the "Edens & Avant Pool Capital Expenditure Reserve Amount").

   The Edens & Avant Pool Lockbox Bank will withdraw from the Edens & Avant Pool Operating Account as soon as there shall be sufficient collected funds on deposit in the Edens & Avant Pool Operating Account, funds in an amount sufficient to make the following monthly deposits next due and in the following order of priority: (i) funds in an amount equal to the Edens & Avant Pool Tax and Insurance Amount, for deposit into the Edens & Avant Pool Mortgage Escrow Account; (ii) funds in an amount equal to the Edens & Avant Pool Interest Escrow Amount, for deposit into the Edens & Avant Pool Interest Escrow Account; and (iii) funds in an amount equal to the Edens & Avant Pool Capital Expenditure Reserve Amount, for deposit into the Edens & Avant Pool Capital Expenditure Reserve Account. Provided that no event of default has occurred, after the foregoing monthly deposits have been made any remaining funds shall be paid or released by the Edens & Avant Pool Lockbox Bank as directed by the Edens & Avant Pool Borrower.

   The Edens & Avant Pool Borrower may, at any time, elect to replace any Edens & Avant Pool Tax and Insurance Amount then being retained by the Edens & Avant Pool Lockbox Bank and satisfy its obligations by delivery to the mortgagee of a letter of credit, cash or cash equivalents (any such security, the "Edens & Avant Pool Mortgage Escrow Security") in an amount reasonably estimated by the Edens & Avant Pool Borrower to be one-half of the amount sufficient (including the amount of any remaining Edens & Avant Pool Tax and Insurance Amount) to discharge the real estate taxes and insurance premiums which shall become due during the 12 month period immediately after the date of delivery of such Edens & Avant Pool Mortgage Escrow Security (and for each 12-month period thereafter for so long as the Edens & Avant Pool Borrower elects to post such security). Any such letter of credit shall be (i) either an "evergreen" letter of credit or shall not expire until a date two months after the Edens & Avant Pool Maturity Date, and (ii) issued by a bank with a long-term unsecured debt rating of at least "AA" or its equivalent by each of the Rating Agencies or, if not rated by all the Rating Agencies, then at least "AA" or its equivalent by two of the Rating Agencies (provided that one of such Rating Agencies shall be S&P) (an "Edens & Avant Approved Bank").

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Edens & Avant Pool Borrower is generally prohibited from transferring or encumbering the Edens & Avant Pool Properties except for a transfer of an Edens & Avant Pool Property that has been released as described under "--Release in Exchange for Substitute Collateral" above. Notwithstanding the foregoing, a sale or transfer of all of the Edens & Avant Pool Properties, with the consent of the mortgagee, once by the Edens & Avant Pool Borrower and a second time by the Edens & Avant Pool Borrower's transferee only, may be permitted after consideration and approval by the mortgagee and the Rating Agencies, in their sole discretion, of all relevant factors, provided that the following conditions, among others, are met: (i) no event of default has occurred and is continuing; (ii) the proposed transferee (the "Edens & Avant Pool Transferee") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, and shall comply in all respects with the provisions set forth in the definition of single purpose entity and all other applicable criteria of the Rating Agencies; (iii) mortgagee shall have received evidence in writing from the Rating Agencies to the effect that such transfer will not result in a qualification, reduction or withdrawal of any rating initially assigned to the Certificates; (iv) mortgagee shall have received a non-consolidation opinion relating to the Edens & Avant Pool Transferee; and (v) the Edens & Avant Pool Transferee shall have agreed to assume the obligations of the Edens & Avant Pool Borrower under the Edens & Avant Pool Loan.

   The Edens & Avant Pool Loan generally prohibits the transfer of any interest in the Edens & Avant Pool Borrower without the prior written consent of the mortgagee. The consent of the mortgagee and the Rating Agencies shall not be required, however, with respect to the following transfers of direct or indirect beneficial interests in the Edens & Avant Pool Borrower, provided that (a) the Edens & Avant Pool Borrower shall demonstrate to the mortgagee that the Edens & Avant Pool Borrower shall remain a single purpose entity,
(b) the Edens & Avant Pool Borrower shall deliver a non-consolidation opinion to the mortgagee, and (c) unless the transfer is of the nature described in clause (i)(C) below, the Edens & Avant Pool Borrower shall certify that no change of control of the Edens & Avant Pool Manager shall have occurred except as approved by the mortgagee in writing in its sole discretion: (i) any transfer to any one or more of the following: (A) an insurance company that has investments in real estate and real estate-related assets equal in value to at least $500,000,000 and that has a senior unsecured credit rating by S&P of at least "AA-" and by Moody's of at least "Aa3", (B) a pension fund that has investments in real estate and real estate-related assets equal in value to at least $500,000,000 and that has a senior unsecured credit rating by S&P of at least "A-" and by Moody's of at least "A3", (C) a real estate investment trust having a senior unsecured credit rating of at least investment grade, or (D) any affiliate or subsidiary of the foregoing so long as such affiliate or subsidiary has the equivalent rating; (ii) any transfer by E & A Affiliates, LP, a South Carolina limited partnership, of any of its direct or indirect interests in the Edens & Avant Pool Borrower to the State of Michigan or any department or agency thereof ("Michigan"); and (iii) any transfer pursuant to which any direct or indirect interest in the Edens & Avant Pool Borrower is sold in connection with one or more offerings of securities that is either registered or exempt from registration under the Securities Act of 1933, provided that either (x) Michigan, alone or in combination with one or more transferees permitted under clause (i) above, or
(y) such permitted transferees described in clause (i) above shall: own at least (A) 40% of all such securities for a period of one year after the issuance thereof; (B) 30% of all such securities for a period of two years after the issuance thereof; (C) 20% of all such securities for a period of three years after the issuance thereof; and (D) 10% of all such securities for a period of four years after the issuance thereof.

   In addition, transfers of limited partner interests in the Edens & Avant Pool Borrower are permitted without the mortgagee's consent, provided that
(i) no event of default shall have occurred and be continuing, (ii) at least 15 business days' notice shall be delivered to the mortgagee, (iii) the Edens & Avant Pool Borrower shall remain a single purpose entity, (iv) no transfer of limited partner, non-managing member or shareholder interests shall result in any one person (together with members of his or her immediate family or any affiliates thereof) owning, directly, indirectly or beneficially, 49% or more of the interests in the Edens & Avant Pool Borrower, (v) no such transfer of interest shall result in a change of control of the Edens & Avant Pool Borrower or the day to day operations of the Edens & Avant Pool Properties, (vi) the Rating Agencies will not qualify, reduce or withdraw the ratings applicable to the Certificates, and (vii) the Edens & Avant Pool Borrower provides such legal opinions as may be reasonably required by the mortgagee and the Rating Agencies. In addition, a transfer shall not require the consent of the mortgagee if such transfer occurs by inheritance, device or bequest or by operation of law upon the death of a natural person holding, directly or indirectly, a limited partner interest in the Edens & Avant Pool Borrower, provided such transfer is to an immediate family member of such person or a trust established for the benefit of such family member.

   The Edens & Avant Pool Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for operating expenses incurred in the ordinary course of business not to exceed $2,068,750 and which is paid within 60 days of the date incurred unless the Edens & Avant Pool Borrower is in good faith and by proper legal proceedings diligently contesting the validity or amount of such obligation and at the time of commencement of such proceedings and during the pendency thereof (a) no event of default shall exist and be continuing, (b) adequate reserves with respect thereto are maintained on the books of the Edens & Avant Pool Borrower in accordance with GAAP and (c) such contest operates to suspend collection of such amounts or enforcement of such obligations, and (ii) unsecured indebtedness (not evidenced by a note or other instrument for borrowed money) for amounts payable or reimbursable to any tenant on account of work performed at the Edens & Avant Pool Properties by such tenant or for costs incurred by such tenant in connection with its occupancy of space, including for tenant improvements.

   Insurance. The Edens & Avant Pool Borrower is required to maintain for each Edens & Avant Pool Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount equal to the full replacement cost of the improvements and equipment, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $1,000,000 per occurrence and with an aggregate limit of not less than $5,000,000, (c) statutory workers' compensation insurance,
(d) business interruption and/or loss of rental value insurance to cover the loss of at least 18 months of income, (e) during any period of repair or restoration, builder's "all risks" insurance in an amount not less than the full insurable value of the Edens & Avant Pool Property, (f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to such Edens & Avant Pool Property, (g) flood insurance, if available at rates comparable to rates for comparable properties, with respect to any of the Edens & Avant Pool Properties located within a federally designated one hundred-year flood plain in an amount equal to the lesser of the

Allocated Loan Amount for the applicable Edens & Avant Pool Property and the maximum limit of coverage available, (h) windstorm insurance with limits and deductibles as are generally required for similar properties in the same geographic area, and (i) at the mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Edens & Avant Pool Properties and any sublimits in such blanket policy applicable to the Edens & Avant Pool Properties, which amounts shall not be less than the amounts required pursuant to, and which shall in any case comply in all other respects with the requirements of, the Edens & Avant Pool Loan. All insurance policies are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except as described below under "--Condemnation and Casualty" and to contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the Edens & Avant Pool Borrower; (ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Edens & Avant Pool Borrower, the mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the the mortgagee knowingly in violation of the conditions of such policy;
(iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to and in the general vicinities of the Edens & Avant Pool Properties, but in no event in excess of $50,000, except in the case of earthquake coverage, for which such deductible shall not exceed that generally required by institutional lenders on loans of similar amounts secured by comparable properties provided such insurance is available at rates comparable to rates for similar properties in comparable market areas; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least 30 days' prior written notice to the mortgagee, in each instance.

   The Edens & Avant Pool Loan requires the Edens & Avant Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated (x) not less than "AA" by S&P or its equivalent by one or more of the other Rating Agencies and (y) not less than "A" by Best's with a financial size category of not less than IX. Such coverage may be provided by "cut-through" endorsement with insurers meeting the requirements set forth in clauses (x) and (y). If premiums increase to an annual cost which exceeds 130% of the premiums for the previous year or 150% of the premiums for the first year of the term of the Edens & Avant Pool Loan, then the Edens & Avant Pool Borrower may provide insurance through a consortium of insurers through which (a) at least 60% of the coverage is provided by insurers meeting the requirements set forth above, and (b) the remainder of the coverage is provided through insurers meeting the requirements set forth above, except that the rating by S&P may not be less than "A" and such insurers must have an equivalent rating by any other Rating Agency. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance."

   Condemnation and Casualty. Following a casualty or condemnation at any Edens & Avant Pool Property, any insurance and condemnation proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the Edens & Avant Pool Loan and the prepayment of the principal amount outstanding thereon, if: (i) the casualty or condemnation affects more than one property and the proceeds equal or exceed $4,137,500, (ii) an event of default has occurred and is continuing, (iii) an Edens & Avant Pool Total Loss has occurred, (iv) the work of restoration cannot be completed before the earlier of (a) the date which is 6 months before the Edens & Avant Pool Maturity Date or (b) the date on which the business interruption insurance required to be carried by the Edens & Avant Pool Borrower expires, (v) the property is not capable of being substantially restored to its condition prior to the condemnation or casualty, or (vi) the Edens & Avant Pool Borrower is unable to demonstrate to the mortgagee's satisfaction its continuing ability to pay the Edens & Avant Pool Loan. An "Edens & Avant Pool Total Loss" means (x) a casualty to an Edens & Avant Pool Property, the cost of restoration of which would exceed 50% of the Allocated Loan Amount or a lesser amount which would permit any anchor tenant or single tenant to terminate its lease or (y) a permanent taking by condemnation of 50% or more of the GLA of an Edens & Avant Pool Property or a lesser amount which would permit any anchor tenant or single tenant to terminate its lease or so much of an Edens & Avant Pool Property in either case, such that it would be impractical, in the mortgagee's sole discretion, even after restoration, to operate such Edens & Avant Pool Property as an economically viable whole and with respect to which the applicable tenant leases do not require restoration.

   Pursuant to the Edens & Avant Pool Loan, if any casualty or condemnation proceeds exceed $4,137,500 when aggregated with all other unapplied proceeds or there has been an Edens & Avant Pool Total Loss, all casualty and condemnation proceeds are required to be paid directly to the mortgagee. If such unapplied proceeds do not in the aggregate exceed $4,137,500 and there has not been an Edens & Avant Pool Total Loss, such casualty and condemnation proceeds are to be paid directly to the Edens & Avant Pool Borrower to be used for restoration, provided that if the mortgagee has given notice to the Edens & Avant Pool Borrower, any proceeds paid in respect of business interruption insurance will be deposited directly into the Edens & Avant Pool Operating Account and will be disbursed in accordance with the Edens & Avant Pool Loan documents.

   Promptly after the occurrence of any damage or destruction to all or any portion of any Edens & Avant Pool Property or a condemnation of a portion of any Edens & Avant Pool Property, in either case which does not constitute an Edens & Avant Pool Total Loss or unapplied proceeds do not in the aggregate exceed $4,137,500, the Edens & Avant Pool Borrower is obligated promptly either (i) to apply the proceeds to repayment of the Edens and Avant Pool Loan and obtain a release of such Edens & Avant Pool Property in accordance with the release provisions described in "--Release in Exchange for Substitute Collateral" herein, or substitute such Edens & Avant Pool Property in accordance with the substitution provisions described in "--Substitution of Other Mortgaged Properties for the Mortgaged Properties" herein, or (ii) to commence and diligently prosecute to completion the repair, restoration and rebuilding of such Edens & Avant Pool Property.

   Debt Service Coverage Ratio Covenant. The Edens & Avant Pool Borrower is required to achieve, and within 30 days of the end of each calendar quarter (the "Edens & Avant Pool DSCR Determination Date") provide evidence to the mortgagee of the achievement of an Edens & Avant Pool DSCR for the Edens & Avant Pool Properties of not less than 1.25 to 1.0 (the "Edens & Avant Pool Management Replacement DSCR").

   If the Edens & Avant Pool Management Replacement DSCR is not maintained, the mortgagee shall have the right to terminate the Edens & Avant Pool Management Agreement unless the Edens & Avant Pool Borrower shall deposit funds (in the form of cash or a letter of credit issued by an Edens & Avant Approved Bank) in the Edens & Avant Pool Operating Account in an amount such that if debt service were to be calculated on the difference between the principal amount of the Edens & Avant Pool Loan and such additional funds deposited, the Edens & Avant Pool DSCR would be equal to the Edens & Avant Pool Management Replacement DSCR. Any such funds escrowed shall be returned to the Edens & Avant Pool Borrower if the Edens & Avant Pool DSCR (without taking into account any such escrowed funds) is greater than the Edens & Avant Pool Management Replacement DSCR for two consecutive calendar quarters.

   Approval Rights. Without the mortgagee's consent (which may not be unreasonably withheld, delayed or conditioned), the Edens & Avant Pool Borrower may not enter into any new management agreement with any new property manager. If during the term of the Edens & Avant Pool Loan, the Edens & Avant Pool Borrower wishes to designate another property manager acceptable to the mortgagee for all or any of the Edens & Avant Pool Properties, the Edens & Avant Pool Borrower must notify the mortgagee and the Rating Agencies in writing and obtain from the Rating Agencies written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates, provided that Rating Agency approval shall not be required, for purposes of permitted transfers as described under "--Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt" herein, with respect to any property manager that (a) is a permitted transferee under clause (i) of the second paragraph under "--Transfer of Properties and Interest in Borrower; Encumbrance; Other Debt" herein, or (b) is an affiliate of such a permitted transferee, that on the date of determination manages (for itself or otherwise) commercial real estate assets containing at least 5,000,000 square feet, of which no less than 25 individual properties, containing no less than 2,500,000 square feet in the aggregate, are comprised of "neighborhood" retail or "strip" shopping centers. The mortgagee has the right to replace the property manager upon the occurrence of the events described above under "--Property Management" and to direct the retention of a new property manager at any time following the occurrence and during the continuance of an event of default.

   No new lease or renewal lease shall contain any option to purchase or any right of first refusal to purchase any Edens & Avant Pool Property or any portion thereof without the prior written consent of mortgagee, which consent shall not be unreasonably withheld or delayed. Provided no event of default has occurred and is continuing, the Edens & Avant Pool Borrower may enter into any new lease or renewal lease for 7,500 square feet or less of net rentable space for any Edens & Avant Pool Property without the consent of the mortgagee. Provided no event of default has occurred and is continuing, and so long as the Edens & Avant Pool DSCR remains greater than 1.75 to 1.0, the Edens & Avant Pool Borrower may, without the consent of the mortgagee, enter into any new lease or renewal lease in an arms-length transaction with any experienced and creditworthy tenant for more than 7,500 but not exceeding 25,000 square feet of net rentable space for any Edens & Avant Pool Property. The Edens & Avant Pool Borrower may not, without the prior written consent of the mortgagee (which consent may not be unreasonably withheld or delayed), enter into any new lease or renewal lease, amend or terminate a lease

(i) with any tenant for more than 25,000 square feet of net rentable space, or
(ii) with any tenant which is the largest supermarket, grocery, drug or pharmaceutical store at any Edens & Avant Pool Property. In determining the amount of net rentable area affected by a lease, proposed leases with any national or regional chain store retailers within any 6 month period shall be treated as a single lease notwithstanding that such leases affect more than one Edens & Avant Pool Property.

   Provided that no event of default shall have occurred and be continuing, the Edens & Avant Pool Borrower has the right, without the mortgagee's consent, to undertake any alteration, improvement, demolition or removal of any Edens & Avant Pool Property or any portion thereof (any such alteration, improvement, demolition or removal, an "Edens & Avant Pool Alteration") so long as (i) the Edens & Avant Pool Borrower provides the mortgagee with prior written notice of any Edens & Avant Pool Alteration which, when aggregated with all related Edens & Avant Pool Alterations constituting a single project, involves an estimated cost exceeding the greater of 5% of the Allocated Loan Amount for such Edens & Avant Pool Property or $300,000 with respect to Edens & Avant Pool Alterations being undertaken at a single Edens & Avant Pool Property or $4,137,500 with respect to Edens & Avant Pool Alterations being undertaken at all the Edens & Avant Pool Properties at such time (in each case, an "Edens & Avant Pool Material Alteration") and (ii) any Edens & Avant Pool Alteration is not prohibited by any lease or operating agreement and will not upon completion materially adversely (A) affect the value, use or operation of the affected Edens & Avant Pool Property taken as a whole or (B) reduce the net operating income for such Edens & Avant Pool Property from the level available immediately prior to commencement of such Edens & Avant Pool Alteration. Any Edens & Avant Pool Material Alteration is required to be conducted under the supervision of an independent architect and no Edens & Avant Pool Material Alteration may be undertaken until 5 business days after there shall have been filed with the mortgagee, for information purposes only and not for approval by the mortgagee, detailed plans and specifications and cost estimates therefor, prepared by such independent architect. Notwithstanding anything to the contrary contained in the foregoing, no Edens & Avant Pool Material Alteration nor any Edens & Avant Pool Alterations which, when aggregated with all other Edens & Avant Pool Alterations (other than Edens & Avant Pool Material Alterations) then being undertaken by the Edens & Avant Pool Borrower exceeds $4,137,500, may be performed unless the Edens & Avant Pool Borrower has first delivered to the mortgagee cash and cash equivalents and/or a letter of credit issued by an Edens & Avant Approved Bank as security in an amount not less than the estimated cost of the Edens & Avant Pool Material Alteration.

   Financial Reporting. The Edens & Avant Pool Borrower is required to furnish to the mortgagee: (a) annually within 120 days after the end of each fiscal year, a copy of its year-end financial statements audited by a "Big Six" accounting firm or other firm reasonably acceptable to the mortgagee, and upon request by mortgagee, drafts of all such financial statements within 90 days after the end of each fiscal year; (b) quarterly, within 45 days of each calendar quarter, unaudited certified financial statements prepared internally in accordance with GAAP (provided that rents shall not be straight-lined); (c) quarterly within 45 days of each calendar quarter, a complete rent roll and a report of tenant sales for each tenant that reports sales to the Edens & Avant Pool Borrower; (d) annually within 45 days after each calendar year, a summary of each capital expenditure in excess of $10,000 made at each Edens & Avant Pool Property during the prior twelve-month period; and (e) promptly, such further information regarding the Edens & Avant Pool Properties, as the mortgagee may reasonably request.

FGS POOL: THE BORROWERS; THE PROPERTIES

   The Loan. The FGS Pool Loan was originated by Secore and acquired by MSMC on January 21, 1997. The FGS Pool Loan had a principal balance at origination of $74,500,000 and has a principal balance as of the Cut-Off Date of approximately $73,537,438. The FGS Pool Loan is evidenced by: (i) a note, having an original principal balance of $72,000,000 (the "FGS Multistate Note"), issued jointly by 14 limited partnerships (collectively, the "Multistate Borrowers), and (ii) a note, having an original principal balance of $2,500,000 (the "FGS Westbury Note"; together with the FGS Multistate Note, the "FGS Notes"), issued by Westbury New York Hotel Limited Partnership (the "FGS Westbury Borrower"; together with the Multistate Borrowers, the "FGS Borrowers"). The FGS Pool Loan is secured by, among other things, 4 mortgages and deeds of trust (collectively, the "FGS Mortgages") encumbering 14 hotels and 1 office building located in several states (the "FGS Pool Properties").

   The Borrowers. The borrowers under the FGS Pool Loan (collectively, the "FGS Borrower") are 15 special purpose Delaware limited partnerships whose respective purposes are limited to owning, operating and managing their respective FGS Pool Properties. The FGS Borrowers own no material assets other than their respective FGS Pool Properties and related interests. Each FGS Pool Borrower has a 1% general partner as to which Class A shares representing 30% of total shares are owned by members of the Fisher family and Martin L. Edelman, Class A shares representing 20% of total shares are owned by Gordon P. Getty and Class B shares representing 50% of total shares are owned by George Soros. The limited partnership interests in each FGS Pool Borrower are owned by members of the Fisher family and Martin L. Edelman (percentages ranging from 23.7% to 39.3%, Gordon P. Getty and his affiliates (percentages ranging from 15.8% to 26.2%), George Soros and his affiliates (percentages ranging from 27.83% to 49%) and by entities owned by Monty Bennett and the Bennett family and their affiliates, and in some cases employees of the FGS Pool Borrower.

   The Properties. The FGS Pool Properties consist of 2 Hilton hotels, 1 Radisson hotel, 1 Embassy Suites hotel, 2 Holiday Inn hotels, 3 Ramada Inn hotels, 5 Howard Johnson hotels and 1 office building known as the Admiralty One Office Tower. The FGS Borrower has covenanted not to terminate any of the franchise agreements with respect to the FGS Pool Properties without the prior written consent of the mortgagee. The appraisals performed by Hospitality Valuation Services for the FGS Pool Properties as of January 1, 1997 determined an aggregate value of approximately $144,450,000 for the FGS Borrower's ownership interest in the FGS Pool Properties. The office building and 11 of the hotels are fee simple interests and 3 of the hotels are a combination of fee simple and leasehold interests.

   Geographic Location. The following table summarizes the geographic location of the FGS Pool Properties:

                                  % OF
                         TOTAL    TOTAL
STATE                    ROOMS    ROOMS
----------------------  ------- -------
California.............    571     19.5%
Texas..................    517     17.7
Florida................    493     16.9
New Jersey.............    332     11.4
New York...............    306     10.5
Massachusetts..........    296     10.1
Nebraska...............    215      7.4
Virginia...............    193      6.6
                        ------- -------
  Total/Weighted
   Average.............  2,923    100.0%
                        ======= =======

   Operating History. The following table shows certain information regarding the operating history of the FGS Pool Properties (excluding the Admiralty One Office Tower) on an aggregate basis:

                    ADJUSTED NET OPERATING INCOME (000'S)

                                                                                     1997
                                                                                 UNDERWRITABLE
                                                1995        1996     LTM 5/97         NOI
                                             ---------- ----------  ---------- ---------------
Revenues....................................  $ 58,329    $ 66,689   $ 71,236      $ 71,236
Expenses....................................   (46,902)    (49,252)   (51,121)      (51,508)
                                             ---------- ----------  ---------- ---------------
 Net Operating Income.......................  $ 11,427    $ 17,437   $ 20,115      $ 19,728
 Net Operating Income (Admiralty One Office
  Tower)....................................  $    826    $    778        N/A      $    838
                                             ---------- ----------  ---------- ---------------
  Total Net Operating Income................  $ 12,253    $ 18,216        N/A      $ 20,566
                                             ========== ==========  ========== ===============

    Occupancy History. The following table shows historical average occupancy, average daily room rate ("ADR") and revenues per available room ("RevPAR") for the FGS Pool Properties (excluding the Admiralty One Office Tower):

 OCCUPANCY PERIOD   AVERAGE OCCUPANCY
------------------  -----------------
 LTM ended May
  1997.............       66.3%
  1996.............       65.9%
  1995.............       63.7%
                           ADR
                    -----------------
 LTM ended May
  1997.............       $74.19
  1996.............       $70.03
  1995.............       $62.41
                          REVPAR
                    -----------------
 LTM ended May
  1997.............       $49.19
  1996.............       $46.15
  1995.............       $39.76


   Property Summary. The following table also sets forth certain information, on a comparative basis, concerning, among other things, the Cut-Off Date Allocated Loan Amount, number of rooms, occupancy rates, ADR and financial history at the FGS Pool Properties:

                       THE FGS POOL PROPERTIES SUMMARY

                                                     CUT-OFF DATE
                                                      ALLOCATED     TOTAL   YEAR BUILT/
PROPERTY NAME                       LOCATION         LOAN AMOUNT  SF/ROOMS   RENOVATED   FEE/LEASEHOLD
---------------------------  ---------------------- ------------  -------- -----------  ---------------
Newark/Fremont Hilton        Newark, CA              $14,016,532      311    1984/1994     Fee Simple
Radisson, Fort Worth         Fort Worth, TX           13,226,868      517    1921/1983    Fee Simple &
                                                                                          Ground Lease
Embassy Suites Palm Beach    Palm Beach Gardens, FL    8,883,717      160    1989/1995     Fee Simple
 Gardens
St. Petersburg Bayfront      St. Petersburg, FL        7,797,930      333    1971/1995     Fee Simple
 Hilton
Holiday Inn Select, Beverly  Beverly Hills, CA         7,699,222      260    1973/1994     Fee Simple
 Hills
Holiday Inn Select, Clark    Clark, NJ                 3,059,947      191    1973/1995     Fee Simple
Howard Johnson, Woburn       Woburn, MA                2,763,823      100    1972/1994     Fee Simple
Ramada Inn Seminary Plaza    Alexandria, VA            2,665,115      193    1975/1995     Fee Simple
Howard Johnson, Middletown   Middletown, NY            2,566,407      117    1975/1984     Fee Simple
Howard Johnson, Westbury     Westbury, NY              2,467,699       80    1967/1994    Fee Simple &
                                                                                        Ground Sublease
Howard Johnson, Commack      Commack, NY               1,776,743      109    1971/1995     Fee Simple
Howard Johnson, Saddle       Saddle Brook, NJ          1,184,496      141    1969/1994    Fee Simple &
 Brook                                                                                    Ground Lease
Ramada Inn, Omaha            Omaha, NE                 1,085,788      215    1973/1995     Fee Simple
Ramada Hotel, Woburn         Woburn, MA                  789,664      196    1972/1995     Fee Simple
 Sub-total/Weighted Average                          $69,983,951    2,923
                                                    ------------  --------
Admiralty Bank Building      Palm Beach Gardens, FL    3,553,487   93,773    1989/N/A      Fee Simple
 Total                                               $73,537,438
                                                    ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    OCCUPANCY                   ADR                            NOI
                             ------------------------------------------------ -------------------------------------
                                                                                                          UNDER-
PROPERTY NAME                 1995    1996  LTM 5/97   1995   1996   LTM 5/97     1995        1996       WRITABLE
---------------------------  ------ ------  -------- ------  ------ --------  ----------- -----------  -----------
Newark/Fremont Hilton        76.70%  81.20%   81.40%  $65.65 $78.47   $86.92  $ 2,386,246  $ 3,584,474  $ 4,139,092
Radisson, Fort Worth         58.40   59.40    59.40    70.77  79.81    85.74    2,508,653    3,526,146    3,871,097
Embassy Suites Palm Beach    80.20   77.70    79.80    76.66  95.41    98.08    1,166,437    1,624,318    1,746,520
 Gardens
St. Petersburg Bayfront      67.10   66.90    64.90    63.27  69.65    71.00    1,557,034    2,031,243    1,960,805
 Hilton
Holiday Inn Select, Beverly  68.10   76.70    75.70    58.57  64.31    68.84      747,380    1,714,187    1,870,510
 Hills
Holiday Inn Select, Clark    54.70   59.20    69.80    70.24  72.75    82.54      468,732      811,208    1,686,223
Howard Johnson, Woburn       67.90   72.80    72.40    58.73  66.32    68.38      445,830      654,728      677,867
Ramada Inn Seminary Plaza    59.30   58.00    60.90    61.31  65.85    69.36      454,917      580,732      789,971
Howard Johnson, Middletown   60.20   59.40    53.30    49.88  55.02    55.95      488,222      551,390      464,897
Howard Johnson, Westbury     81.10   83.50    81.10    65.30  69.10    71.44      476,479      588,802      573,744
Howard Johnson, Commack      56.90   58.40    59.30    61.32  64.64    65.38      342,720      418,900      424,261
Howard Johnson, Saddle       50.60   60.70    62.00    60.92  65.78    67.66       39,921      459,954      474,657
 Brook
Ramada Inn, Omaha            59.50   54.40    53.10    43.34  46.58    48.35      303,313      224,712      242,329
Ramada Hotel, Woburn         56.40   61.40    61.70    51.49  62.85    66.07       41,048      666,581      805,672
 Sub-total/Weighted Average  63.70%  65.90%   66.30%  $62.41 $70.03   $74.19  $11,426,932  $17,437,375  $19,727,645
                             ------ ------  -------- ------  ------ --------  ----------- -----------  -----------
Admiralty Bank Building      --         --    93.50%     N/A   N/A       N/A      825,821      778,325      838,112
 Total                                                                        $12,252,753  $18,215,700  $20,565,757
                             ------                                           =========== ===========  ===========

FGS POOL INDIVIDUAL PROPERTY DESCRIPTIONS

   Newark/Fremont Hilton. The Newark/Fremont Hilton, located on approximately
7.77 acres in Newark, California, is a multi-story, 311-room, first-class, lodging facility including a restaurant and lounge, an outdoor pool, a whirlpool, a gift shop and an exercise room. The Newark/Fremont Hilton was built in 1984. The franchise agreement for the Newark/Fremont Hilton with Hilton Inns, Inc. expires on March 6, 2004, and requires payment of a royalty fee of 5% of gross room revenues, a promotion fee of 0.70% of gross room revenues, a reservation fee of 1.7% of gross room revenues and a fee of $8.40 per available room per month. Six properties which have been identified as proposed or under development in the area of the Newark/Fremont Hilton and which may be competitive therewith are: a 120-room Residence Inn by Marriott, approximately 6.5 miles from the Newark/Fremont Hilton, which is under construction; a 154-unit Courtyard and a 142-unit Town Plaza Suites at the Great Mall of Milpitas, approximately nine miles from the Newark/Fremont Hilton; a 118-unit economy extended stay facility known as Homestead Village, approximately eight miles from the Newark/Fremont Hilton and two extended stay America projects: a 122-unit property, one mile northwest of the Newark/Fremont Hilton and a 146-unit property, approximately eight miles southeast of the Newark/Fremont Hilton. For the LTM ended May 31, 1997, the average occupancy rate for the Newark/Fremont Hilton was approximately 81.4% and the ADR was approximately $86.92. As of January 1, 1997, the appraised value of the Newark/Fremont Hilton was approximately $21,800,000.

   Radisson Plaza Fort Worth. The Radisson Plaza Fort Worth, located on approximately 2.5 acres in Fort Worth, Texas, consists of a 15-story and a 13-story, 517-room, full-service lodging facility including two restaurants, a lounge, eight meeting rooms totaling approximately 62,738 square feet, a fitness room, an outdoor swimming pool, a gift shop, beauty shop, flower shop and airline ticket office. The Radisson Plaza Fort Worth opened in 1921 and a second guest room tower was added in 1983. The property also includes an underground parking garage facility on approximately 49,000 square feet. The franchise agreement for the Radisson Plaza Fort Worth with Radisson Hotels International, Inc. expires in October 2001, and requires payment of royalty fees of 3.25% of gross room revenues and marketing fees of 3.5% of gross room revenues. A 203-room Courtyard by Marriott, proposed for the former Blackstone Hotel building, located two blocks north of the Radisson Plaza, is likely to compete with the Radisson Plaza Fort Worth. For the LTM ended May 31, 1997, the average occupancy rate for the Radisson Plaza Fort Worth was approximately 59.4% and the ADR was approximately $85.74. As of January 1, 1997, the appraised value of the Radisson Plaza Fort Worth was approximately $25,850,000. The Radisson Plaza Fort Worth has been designated as an historic landmark and the written permission of the City of Fort Worth is required in order to demolish the building or adversely affect its structural, physical or visual integrity. Such limitation could adversely affect the amount of proceeds which the mortgagee may obtain upon a foreclosure or post-foreclosure sale of the Radisson Plaza Fort Worth, and may also limit the ability of the FGS Borrower to renovate the property.

   A portion of the interest of the FGS Borrower in the Radisson Plaza Fort Worth consists of a ground leasehold interest created under a lease dated March 26, 1960, between Charles W. Seibold, George W. Seibold, Jr. and Ted Seibold, as lessor and The Fort Worth National Bank, as lessee, as amended (the "FGS Radisson Plaza Ground Lease"). The FGS Radisson Plaza Ground Lease expires on May 1, 2040 and provides for rent of $30,000 per year until May 2010, $40,000 per year from 2010 to 2020, $60,000 per year from 2020 to 2030 and $80,000 per year from 2030 to 2040. In addition, the parking garage located at the Radisson Plaza Fort Worth is leased by the FGS Borrower pursuant to a lease dated April 30, 1980, between The City of Fort Worth as lessor and Hunt Hotel Fort Worth, Ltd. as lessee (the "FGS Parking Garage Ground Lease"), which expires in April 2030. The annual rent under the FGS Parking Garage Ground Lease is (a) the greater of a minimum base rent of $75,000 (which increases by $5,000 in the year 2000 and each fifth year thereafter) and an adjusted base rent of $60,000 (increased by the percentage increase in the Consumer Price Index from commencement of the lease); and (b) a percentage rent equal to 80% of net profits.

   Embassy Suites Palm Beach Gardens; Admiralty One Office Tower. The Embassy Suites Palm Beach Gardens and the Admiralty One Office Tower were built in 1989 and are located on approximately 12.5 acres in Palm Beach Gardens, Florida. The Embassy Suites Palm Beach Gardens is a 10-story lodging facility with 160 all-suite rooms, two restaurants, one lounge and four meeting rooms containing approximately 5,110 square feet of meeting space. The Admiralty One Office Tower is a class A ten-story multiple tenant office building which contains approximately 80,125 square feet of net rentable floor area. The property also contains approximately 4.5 acres of excess land. The franchise agreement for the Embassy Suites Palm Beach Gardens with Promos Hotels, Inc. expires in October 2015, and requires payment of a royalty fee of 4% of gross room revenues and a marketing and reservation contribution of 3.5% of gross room revenues. A 78-suite Residence Inn to be located on the southwest corner of 45th Street and I-95 is proposed and is expected to be competitive with the Embassy Suites Palm Beach Gardens. As of June 30, 1997, the Admiralty One Office Tower was approximately 93.5% leased and had a square foot rent of approximately $19.03 per square foot. The Admiralty One Office Tower also contains approximately 13,648 square feet of retail space which was 100% occupied at an average rent of $15.18 per square foot as of June 30, 1997. For the LTM ended May 31, 1997, the average occupancy rate for the Embassy Suites Palm Beach Gardens was approximately 79.8% and the ADR was approximately $98.08. As of January 1, 1997, the appraised value of the Embassy Suites Palm Beach Gardens and the Admiralty One Office Tower was approximately $21,000,000.

   St. Petersburg Bayfront Hilton. The St. Petersburg Bayfront Hilton, located on approximately 4.68 acres in St. Petersburg, Florida, is a 15-story, 333-room, full service lodging facility, which includes a restaurant, a bar, a food court and 15 meeting rooms totaling approximately 31,844 square feet. The St. Petersburg Bayfront Hilton was built in 1971. The franchise agreement for the St. Petersburg Bayfront Hilton with Hilton Inns, Inc. expires on August 31, 2005, and requires payment of a monthly franchise fee of 3% of gross room sales through August 31, 1997, and thereafter 5% of gross room revenues, as well as a monthly advertising fee in the amount of 1% of gross room revenues. For the LTM ended May 31, 1997, the average occupancy rate was approximately 64.9% and the ADR was approximately $71.00. As of January 1, 1997, the appraised value of the St. Petersburg Bayfront Hilton was approximately $14,300,000.

   Holiday Inn Select Beverly Hills. The Holiday Inn Select Beverly Hills, located on approximately 1.64 acres in Los Angeles, California, is a 12-story, 260 room, full-service lodging facility which includes a restaurant, a lounge and seven meeting rooms containing approximately 5,017 square feet, a swimming pool, a gift shop and a detached 5-story indoor garage structure that is currently leased to a third party. The Holiday Inn Select Beverly Hills was built in 1973. The franchise agreement for the Holiday Inn Select Beverly Hills with Holiday Inn Franchising, Inc. expires on February 6, 2005, and requires payment of a franchise fee of 5% of gross room revenues. For the LTM ended May 31, 1997, the average occupancy rate was approximately 75.70% and the ADR was approximately $68.84. As of January 1, 1997, the appraised value of the Holiday Inn Select Beverly Hills was approximately $15,600,000.

   Holiday Inn Select Clark. The Holiday Inn Select Clark, located on approximately 5 acres in Clark, New Jersey, is a six-story, 191-room, full-service lodging facility which includes approximately 7,493 square feet of meeting space, a restaurant, a lounge, an outdoor pool with an outdoor grill area, a gift shop and an exercise room. The Holiday Inn Select Clark opened for business in 1973. The franchise agreement for the Holiday Inn Select Clark with Holiday Inns Franchising, Inc. expires on February 29, 2005, and requires payment of royalty fees of 5% of gross room revenues, marketing fees of 1.5% of gross room revenues, a reservation contribution of 1% of gross room revenues, and a monthly holidex fee of $6.43 for each guest room. For the LTM ended May 31, 1997, the average occupancy rate was approximately 69.8% and the ADR was approximately $82.54. As of January 1, 1997, the appraised value of the Holiday Inn Select Clark was approximately $10,700,000.

   Howard Johnson Woburn. The Howard Johnson Woburn, located on approximately
5.2 acres in Woburn, Massachusetts, is a 100-room full-service lodging facility containing a restaurant, four meeting rooms totaling approximately 4,431 square feet and an indoor swimming pool. The Howard Johnson Woburn was built in 1972. The franchise agreement for the Howard Johnson Woburn with Howard Johnson Franchise Systems, Inc. expires in May 2009, and requires payment of royalty fees of 4% of gross room revenues, marketing contributions of 2% of gross room revenues and reservation fees equal to 2.5% of gross room revenues. A 101-room Sierra Suites Hotel is proposed or under development in the Woburn area, which is expected to be competitive with the Howard Johnson Woburn. For the LTM ended May 31, 1997, the average occupancy rate was approximately 72.4% and the ADR was approximately $68.38. As of January 1, 1997, the appraised value of the Howard Johnson Woburn was approximately $5,200,000.

   Ramada Inn Seminary Plaza. The Ramada Inn Seminary Plaza, located on approximately 2.63 acres in Alexandria, Virginia, is a 11-story, 193-room, full-service lodging facility which includes approximately 6,344 square feet of meeting space, a restaurant and bar, an indoor swimming pool, a small exercise room, a gift shop, a business center and an adjacent parking garage. The Ramada Inn Seminary Plaza was constructed in 1975. The franchise agreement for the Ramada Inn Seminary Plaza with Ramada Franchise Systems, Inc. expires in October 2009, and requires payment of a fee of 4% of gross room revenues. For the LTM ended May 31, 1997, the average occupancy rate was approximately 60.9% and the ADR was approximately $69.36. As of January 1, 1997, the appraised value of the Ramada Inn Seminary Plaza was approximately $6,600,000.

   Howard Johnson Middletown. The Howard Johnson Middletown, located on approximately 7 acres in Middletown, New York, is a 117-room, economy class hotel containing approximately 1,731 square feet of meeting space, an indoor swimming pool and sauna, a restaurant and a lounge. The restaurant and lounge is currently leased to an independent operator. The Howard Johnson Middletown opened for business in 1975. The franchise agreement for the Howard Johnson Middletown with Howard Johnson International, Inc. expires on May 11, 2009, and requires payment of a special royalty fee of 3.32% of gross room revenues (increasing on January 1 of each year by 0.09%, with a maximum cap of 4%), a marketing contribution of 2% of gross room revenues and a room sales charge for reservations of 2.5% of gross room revenues. A 98-room Best Western Goshen, located approximately 6 miles southeast of the Howard Johnson Middletown, and a 100-unit Hampton Inn are currently proposed or under development and may be competitive with the Howard Johnson Middletown. For the LTM ended May 31, 1997, the average occupancy rate was approximately 53.3% and the ADR was approximately $55.95. As of January 1, 1997, the appraised value of the Howard Johnson Middletown was approximately $3,300,000.

   Howard Johnson Westbury. The Howard Johnson Westbury, located on approximately 1.68 acres in Jericho, New York, is a 2-story, 80-room, limited service lodging facility which includes a lobby, an outdoor swimming pool, and approximately 800 square feet of meeting space. The Howard Johnson Westbury was built in 1967. The franchise agreement for the Howard Johnson Westbury with Howard Johnson Franchise Systems, Inc. expires on May 11, 2009, and requires payment of a special royalty fee of 3.32% of gross room revenues (increasing on January 1 of each year by 0.09%, with a maximum cap of 4%), a marketing contribution of 2% of gross room revenues and a room sales charge for reservations of 2.5% of gross room revenues. For the LTM ended May 31, 1997, the average occupancy rate was approximately 81.1% and the ADR was approximately $71.44. As of January 1, 1997, the appraised value of the Howard Johnson Westbury was approximately $3,800,000.

   The interest of the FGS Borrower in the Howard Johnson Westbury consists of a fee interest and a ground subleasehold interest. The FGS Borrower owns the fee interest and leases the property to Jacob and Malca Goldfarb pursuant to a ground lease dated November 7, 1964 (the "FGS Westbury Ground Lease") which provides for an initial term of five years and 9 automatic renewals of five years each. The rent is $12,000 per year for the first 20 years, $13,000 for the next 20 years and $14,000 for the last 10 years. The FGS Westbury Ground Lease with all remaining renewal options, expires on November 25, 2014. The FGS Borrower subleases the property from Jacob and Malca Goldfarb pursuant to a sublease dated August 22, 1966, as amended (the "FGS Westbury Sublease"). The FGS Westbury Sublease with all remaining renewal options runs through November 25, 2014. Rent is payable under the FGS Westbury Sublease at an annual rate of $51,400. The FGS Westbury Sublease lacks substantially all mortgagee protections that are commonly required by institutional lenders, including the right to cure a default by the tenant and to acquire a new lease. See "Risk Factors--The Mortgage Loans--Leasehold Interests" herein.

   Howard Johnson Commack. The Howard Johnson Commack, located on approximately 4.13 acres in Commack, New York, is a two-story, 109-room limited service, lodging facility which includes a gatehouse, approximately 800 square feet of meeting space, an outdoor swimming pool, and an area where continental breakfast is served. The Howard Johnson Commack opened for business in 1971. The franchise agreement for the Howard Johnson Commack with Howard Johnson Franchise Systems, Inc. expires on August 24, 2009, and requires payment of a special royalty fee of 3.32% of gross room revenues (increasing on January 1 of each year by 0.09%, with a maximum cap of 4%), a marketing contribution of 2% of gross room revenues and a room sales charge for reservations of 2.5% of gross room revenues. For the LTM ended May 31, 1997, the average occupancy rate was approximately 59.3% and the ADR was approximately $65.38. As of January 1, 1997, the appraised value of the Howard Johnson Commack was approximately $3,200,000.

   Howard Johnson Plaza Saddle Brook. The Howard Johnson Plaza Saddle Brook, located in Saddle Brook, New Jersey, is an 8-story, 141-room full-service lodging facility containing approximately 6,193 square feet of meeting space, a restaurant that is currently leased to an independent operator, an exercise room, an indoor pool and a whirlpool. The Howard Johnson Plaza Saddle Brook was built in 1969. The franchise agreement for the Howard Johnson Plaza Saddle Brook with Howard Johnson expires in August 2009, and requires payment of a royalty fee of 4% of gross room revenues, a marketing fee of 2% of gross room revenues and a room sales charge of 2.5% of gross room revenues. For the LTM ended May 31, 1997, the average occupancy rate was approximately 62% and the ADR was approximately $67.66. As of January 1, 1997, the appraised value of the Howard Johnson Plaza Saddle Brook was approximately $3,500,000.

   A portion of the interest of the FGS Borrower in the Howard Johnson Plaza Saddle Brook consists of a ground leasehold interest created under a lease dated March 30, 1967, with Saddle Brook Interchange, Inc., which is currently held by Paul Ferber trading as PLF Company (the "FGS Saddle Brook Ground Lease"). The term of the FGS Saddle Brook Ground Lease, which has been extended, expires in June 2014. The FGS Saddle Brook Ground Lease contains two further extension options of one period of 21 years and one period of 33 1/3 years. Rent is payable under the FGS Saddle Brook Ground Lease at the rate of $45,000 per year.

   Ramada Hotel Omaha. The Ramada Hotel Omaha, located on approximately 3.995 acres in Omaha, Nebraska, is a 9-story, 215-room, full-service lodging facility, which includes a restaurant, a lounge, six meeting rooms totaling approximately

5,787 square feet, an exercise room and an indoor swimming pool. The Ramada Hotel Omaha was built in 1973. The franchise agreement for the Ramada Hotel Omaha with Ramada Franchise Systems, Inc. expires in October 2009, and requires payment of a royalty fee of 4% of gross room revenues and a RINA services assessment fee of 4.5% of gross room revenues. A number of properties have been proposed or are under construction that are likely to compete with the Ramada Hotel Omaha, including a 72-unit Holiday Inn Express currently under construction four miles southwest of the Ramada Hotel Omaha, a 246-room Embassy Suites Hotel located in downtown Omaha, an 80-room Ramada Limited located in western Omaha, a 105-room Comfort Inn located at the intersection of Dodge and 87th Streets and a 131-room Candlewood Hotel scheduled for development in the Old Mill area of Omaha. For the LTM ended May 31, 1997, the average occupancy rate was approximately 53.1% and the ADR was approximately $48.35. As of January 1, 1997, the appraised value of the Ramada Hotel Omaha was approximately $3,600,000.

   Ramada Plaza Woburn. The Ramada Plaza Woburn, located on approximately 7.5 acres in Woburn, Massachusetts, is a 196-room, full-service lodging facility containing a restaurant/lounge, approximately 5,330 square feet of meeting and banquet space, an indoor swimming pool and an exercise room. The Ramada Plaza Woburn was constructed in 1972. The franchise agreement for the Ramada Plaza Woburn with Ramada Franchise Systems, Inc. expires on October 2, 2009, and requires payment of a royalty fee of 4% of gross room revenues and a service fee equal to 4.5% of gross room revenues. A 101-room Sierra Suites hotel, which will be located approximately one-half mile north of the Ramada Plaza Woburn, has been proposed or is under construction, and will be likely to compete with the Ramada Plaza Woburn. For the LTM ended May 31, 1997, the average occupancy rate was approximately 61.7% and the ADR was approximately $66.07. As of January 1, 1997, the appraised value of the Ramada Plaza Woburn was approximately $6,000,000.

   Environmental Reports. Environmental Site Assessments have been performed on the FGS Pool Properties within the past two years. The Environmental Site Assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the FGS Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Reports. Property Condition Reports were completed on the FGS Pool Properties between November 1, 1996 and January 29, 1997 by a third party due diligence firm. The Property Condition Reports concluded that the FGS Pool Properties were generally in good physical condition and identified approximately $819,765 in deferred maintenance. At origination of the FGS Pool Loan, the FGS Borrower established a deferred maintenance reserve account and made a deposit equal to $318,000 to fund the cost of addressing the identified items.

   Property Management. The FGS Pool Properties are managed by the following management companies (each, an "FGS Manager" and collectively, the "FGS Managers") pursuant to five separate property management agreements (each, an "FGS Management Agreement" and collectively, the "FGS Management Agreements"): (a) Remington Hospitality, Inc., a Texas corporation, with respect to the Radisson Plaza Fort Worth, the Ramada Inn Seminary Plaza, the Ramada Plaza Woburn and the Ramada Hotel Omaha; (b) Remington Employers Corporation, a Texas corporation, with respect to the Newark/Fremont Hilton, the St. Petersburg Bayfront Hilton, the Howard Johnson Commack, the Howard Johnson Woburn, the Howard Johnson Middletown and the Howard Johnson Saddle Brook; (c) Remington Clark Employers Corporation, a Texas corporation, with respect to the Holiday Inn Select Clark; (d) Sandhurst Associates, Ltd., Inc., a New York corporation, with respect to the Embassy Suites Palm Beach Gardens; and (e) Remington Employers Corporation with respect to the Howard Johnson Westbury. Pursuant to each FGS Management Agreement, each FGS Manager is responsible for the management of its respective FGS Pool Property or Properties. The FGS Managers and their affiliates manage hotels with approximately 10,000 rooms throughout the United States. Under the FGS Management Agreements, the FGS Managers are entitled to an annual management fee, payable monthly, equal to 3% of the gross revenues of their respective FGS Pool Properties.

   Each FGS Management Agreement provides that the FGS Manager will manage its respective FGS Pool Properties for a term of 15 years, and each FGS Manager has an option, which must be exercised at least 180 days prior to the expiration of the FGS Management Agreement, to renew the FGS Management Agreement for 5 years. Each FGS Management Agreement may be terminated upon the bankruptcy or insolvency of its respective FGS Manager, a monetary default that is not cured within ten days after notice thereof, or a non-monetary default that is not cured within 30 days after notice thereof.

   Pursuant to five separate agreements, each among the mortgagee, the applicable FGS Borrower and the applicable FGS Manager (the "FGS Manager's Subordination"), each FGS Manager has agreed that: (i) all fees and all other amounts payable to such FGS Manager pursuant to the FGS Management Agreement is and will be, in all respects, subordinate and inferior to the liens and security interests created by the FGS Pool Loan, (ii) it will not terminate the FGS Management Agreement without first obtaining the mortgagee's prior written consent, (iii) in the event of a default in the payment of the management fee, the mortgagee shall have 60 days following written notice thereof from such FGS Manager to cure such default, and (iv) upon the occurrence of an event of default under the FGS Notes, such FGS Manager shall continue to perform its duties at the mortgagee's request.

   The mortgagee will have the right to terminate each FGS Management Agreement and cause a new manager to be engaged (i) upon the appointment of a receiver, at any time after a foreclosure, or following an acceleration of the indebtedness, or a monetary event of default under the FGS Pool Loan documents, (ii) upon, or at any time after, a 50% or more change in control of the ownership of the FGS Manager without the consent of the mortgagee,
(iii) for gross negligence, willful misconduct or fraud of the FGS Manager; and (iv) (a) if the FGS Borrower shall fail to maintain an FGS Pool DSCR (as defined below) of 1.15 to 1.0, and (b) the ratio of the revenues per available room generated by the FGS Pool Properties to the revenues per available room generated by the FGS Pool Properties and the competitive properties identified in the FGS Mortgages is less than 72.9% based upon rates reported in the Smith Travel Research Report for the preceding twelve month period, unless the FGS Borrower deposits additional funds in the applicable FGS Lockbox Account in an amount which will increase the net operating income and thereby maintain an FGS Pool DSCR in excess of 1.15 to 1.0.

 FGS POOL: THE LOAN

                       CERTAIN FGS POOL LOAN STATISTICS

                                 LOAN        LOAN TO                      REFINANCING
                             PER ROOM(1)  VALUE RATIO(2) ACTUAL DSCR(3)     DSCR(4)
                             ----------- --------------  -------------- -------------
Cut-Off Date ...............   $23,943         50.9%          2.16x          2.30x
At Effective Maturity Date     $17,117         36.4%          3.06x          3.21x

------------
(1) Based on 2,923 guest rooms securing the FGS Pool Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on the January 1, 1997 appraisals and Cut-Off Date Principal Balance or Balloon Balance, as applicable. See "--Security" below.

(3) Based on (a) Underwritable Cash Flow of $16,886,490 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the FGS Pool Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the FGS Pool Loan assuming a balance equal to the Balloon Balance, a coupon equal to the FGS Initial Interest Rate and an amortization term equal to 240 months.

(4) Based on (a) Underwritable Cash Flow of $16,886,490 and (b) in the case of Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 10.0% of the Cut-Off Date Principal Balance of the FGS Pool Loan, and in the case of Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 10.0% of the Balloon Balance.

   Security. The FGS Pool Loan is a nonrecourse loan, secured only by the direct and indirect fee (and in certain instances leasehold estate) of each of the FGS Borrowers in the FGS Pool Properties and certain other collateral relating thereto (including assignments of leases and rents and funds in certain accounts). The mortgagee is the insured under the title insurance policies (which will be assigned to the Trust Fund) which insure, among other things, that the FGS Mortgages constitute valid and enforceable first liens on the FGS Pool Properties, subject to certain exceptions and exclusions from coverage set forth therein.

   An event of default under the FGS Westbury Note will not constitute an event of default under the Multistate Note; however, an event of default under the Multistate Note will constitute an event of default under the FGS Westbury Note.

   With respect to all of the FGS Pool Properties other than those located in Florida and New York, each such FGS Pool Property secures the entire outstanding principal amount of the FGS Pool Loan. With respect to the 6 FGS Pool Properties located in Florida and New York, in order to minimize mortgage recording taxes, a common practice in such jurisdictions, each such property secures a lesser amount equal to a percentage of the Cut-Off Date Allocated Loan Amount of such property (112% in the case of the St. Petersburg Bayfront Hilton, 105.5% in the case of the Embassy Suites Palm Beach Gardens and Admiralty One Office Tower, and 101.3% in the case of each New York Property). The Cut-Off Date LTV of the FGS Pool Loan, based on the amount of the security, rather than the full appraised value, for such properties, would be approximately 57.6%.

   Payment Terms. The FGS Pool Loan matures on February 1, 2017 (the "FGS Maturity Date") and bears interest (a) at a fixed rate per annum equal to 8.60% (the "FGS Initial Interest Rate") through and including January 20, 2007, and (b) from and including January 21, 2007 (the "FGS Effective Maturity Date"), at a rate per annum (the "FGS Revised Interest Rate") equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the FGS Initial Interest Rate plus 5%. Any interest accrued after the FGS Effective Maturity Date at the excess of the FGS Revised Interest Rate over the FGS Initial Interest Rate, but not paid by application of rents and revenues as described in clause (c) of the next succeeding paragraph, shall be deferred and added to the outstanding indebtedness under the FGS Pool Loan and shall, to the extent permitted by applicable law, earn interest at the FGS Revised Interest Rate (such deferred interest and interest thereon, the "FGS Deferred Interest"). Interest on the FGS Pool Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the FGS Pool Loan is the first business day of each month, and there is no grace period for a default in payment of principal or interest. Commencing on March 1, 1997, the FGS Pool Loan requires 240 equal monthly payments of principal and interest (the "FGS Monthly Debt Service Payments") of $651,251.25 ($629,397.18 under the FGS Multistate Note and $21,854.07 under the FGS Westbury Note) (based on a 240-month amortization schedule and the FGS Initial Interest Rate). On the FGS Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the FGS Pool Loan documents, is required. The principal balance of the FGS Pool Loan on the FGS Effective Maturity Date, based on scheduled amortization, will be approximately $52,574,915. In the event that the FGS Borrower has not paid the principal of and interest on the FGS Pool Loan in full on or before the FGS Effective Maturity Date, then commencing on the FGS Effective Maturity Date and continuing on each payment date thereafter, pursuant to the cash collateral agreement, the FGS Borrower is required to apply 100% of rents and other revenues from the FGS Pool Properties to the following items in the following order of priority:

(a) to payment of the FGS Tax, Insurance and Ground Rent Amount (as defined below) for deposit into the FGS Mortgage Escrow Account; (b) to payment of the FGS Monthly Debt Service Payments, including interest accruing thereon at the FGS Default Rate for deposit into the FGS Interest Escrow Account; (c) to payment of the FGS Contested Payables Reserve Amount (as defined below), if any, for deposit into the FGS Mortgage Escrow Account; (d) to payment of the monthly FGS FF&E Reserve Amount (as defined below) for deposit into the FGS FF&E Account; (e) to payment to the mortgagee of the monthly allocation of operating expenses in the annual budget, and extraordinary expenses, approved by the mortgagee; (f) to payments to be applied against the outstanding principal balance of the FGS Pool Loan until such principal is paid in full; and (g) to payments of the FGS Deferred Interest including interest thereon at the FGS Default Rate, if applicable.

   If the FGS Borrower defaults in the payment of any monthly installment of interest or principal on any payment date due, it is required to pay a late payment charge equal to 3% of the amount of the installment not paid. Upon the occurrence of an event of default, the entire unpaid principal amount of the FGS Pool Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the FGS Pool Loan (i.e., the FGS Initial Interest Rate or the FGS Revised Interest Rate) plus 5% (the "FGS Default Rate").

   Release in Exchange for Substitute Collateral. On any payment date after the second anniversary of the Closing Date, the FGS Borrower may obtain the release of one or more FGS Pool Properties from the lien of the FGS Mortgages; provided that, with respect to each release of an FGS Pool Property, among other conditions, (a) the FGS Borrower shall have given 30 days' prior written notice of such proposed release, (b) the FGS Borrower shall deliver for deposit in a defeasance collateral account the FGS Pool Defeasance Collateral (as defined below) in an amount sufficient to pay (i) with respect to a release of less than all of the FGS Pool Properties, 125% of the Allocated Loan Amount for the released FGS Pool Property plus scheduled interest and principal payments on the portion of the FGS Pool Loan equal to such Allocated Loan Amount, assuming an interest rate equal to the actual interest rate on the FGS Notes, through and including the FGS Effective Maturity Date, together with the outstanding principal balance of the FGS Notes as of the FGS Effective Maturity Date, and (ii) with respect to a release of all of the FGS Pool Properties, all principal indebtedness outstanding as of the date of defeasance under the FGS Notes as it becomes due (which for this purpose shall be deemed to be no later than the Effective Maturity Date) and sufficient to pay scheduled interest payments on the FGS Pool Loan, assuming an interest rate equal to the actual interest rate on the FGS Notes, (c) after giving effect to the proposed release, the FGS Pool DSCR would be not less than 1.70 to 1.0, (d) each of the Rating Agencies shall have given the mortgagee written affirmation that the ratings on the Certificates will not be qualified, downgraded or withdrawn as a result of such defeasance, (e) no event of default shall have occurred and be continuing, (f) as evidenced by appraisals performed by independent appraisers, from and after the FGS Effective Maturity Date, the fair market value of the FGS Pool Properties that will remain subject to the lien of the FGS Mortgages as of the date of the proposed release shall not be less than the fair market value of such FGS Pool Properties as of January 21, 1997, and
(g) the FGS Borrower shall have delivered or caused to be delivered certain required certificates, endorsements to title insurance policies, legal opinions and financial statements. "FGS Pool Defeasance Collateral" consists of obligations or securities that are not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States or any agency or instrumentality thereof (including obligations of the Government National Mortgage Association), or the obligations of which are backed by the full faith and credit of the United States of America, which qualify under Sections 1.860G-2(a)(8) of United States Treasury regulations, and which mature prior to the dates on which they are required to be applied under the FGS Pool Loan.

   The "FGS Pool DSCR" for any period means the ratio of net operating income (calculated in accordance with the accrual method of accounting for federal income tax purposes, consistently applied) to debt service on the FGS Pool Loan (based on a debt service constant on the FGS Notes equal to the product of (i) the greater of 10.09% per annum and the actual debt service constant on the FGS Notes, and (ii) the principal amount outstanding under the FGS Pool Loan) for such period.

   Prepayment. Voluntary prepayment is prohibited under the FGS Pool Loan prior to November 22, 2006, which is 60 days prior to the FGS Effective Maturity Date. Thereafter, provided that there is no event of default under the FGS Pool Loan documents, the FGS Pool Loan may be voluntarily prepaid in whole or in part, on any payment date without the payment of a yield maintenance or prepayment premium.

   Upon acceleration of the FGS Notes in accordance with their respective terms, the FGS Borrower is required to pay a prepayment premium (the "FGS Yield Maintenance Premium") equal to the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance of the FGS Notes on the date of prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the outstanding principal balance of the FGS Notes as of the date of such prepayment, from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest due under the FGS Notes (including any final installment of principal payable on the FGS Effective Maturity Date), discounted at a rate equal to the FGS Discount Rate. The "FGS Discount Rate" means the rate which, when compounded monthly, is equal to the yield, as of the prepayment date, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of prepayment to the FGS Effective Maturity Date.

   To the extent that the FGS Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of the FGS Pool Properties under the FGS Pool Loan, the mortgagee shall apply such proceeds to prepay the FGS Pool Loan. Unless an event of default has occurred and is continuing, no yield maintenance or prepayment premium is required to be paid in connection with any prepayment resulting from the application of insurance proceeds or condemnation proceeds.

   Lockbox and Reserves. Pursuant to the terms of the FGS Pool Loan, the FGS Borrower has established with Texas Commerce Bank National Association (the "FGS Lockbox Bank"), in the name of the FGS Lockbox Bank, as agent for the mortgagee, as secured party, 14 cash collateral operating accounts (collectively, the "FGS Lockbox Accounts"). The FGS Borrower has delivered irrevocable written instructions to certain collection banks which hold the property operating accounts for the FGS Pool Properties (collectively, the "FGS Property Accounts"), to deposit by wire transfer or via the ACH system on a bi-weekly basis (for so long as each FGS Property Account is maintained with an investment grade bank) or on a daily basis (if an FGS Property Account is maintained with a bank other than one of investment grade) to the applicable FGS Lockbox Account, upon receipt, all operating revenue from the applicable FGS Pool Property (provided that at all times a balance of $5,000 may be maintained in each FGS Property Account). The FGS Borrower has also delivered irrevocable instructions to the banks which receive and process credit card receipts for the FGS Pool Properties to deposit, on a daily basis, by wire transfer or via the ACH system to the applicable FGS Property Account, all amounts constituting available credit card receivables. The FGS Borrower has covenanted to deposit all operating revenue from the FGS Pool Properties into the applicable FGS Property Accounts.

   The FGS Borrower has also established with the FGS Lockbox Bank the following accounts, each in the name of the FGS Lockbox Bank, as agent for the mortgagee, as secured party: (a) an interest escrow account (the "FGS Interest Escrow Account") to be funded from the FGS Lockbox Account each month prior to the FGS Effective Maturity Date in an amount equal to the FGS Monthly Debt Service Payments, (b) a mortgage escrow account (the "FGS Mortgage Escrow Account") funded at the initial closing of the FGS Pool Loan in the amount of $763,072.08 and to be funded from the FGS Lockbox Account each month prior to the FGS Effective Maturity Date in an additional amount equal to the monthly FGS Tax, Insurance and Ground Rent Amount, and into which the FGS Contested Payables Reserve Amounts may also be deposited from time to time, (c) a deferred maintenance reserve account (the "FGS Deferred Maintenance Reserve Account") funded at the initial closing of the FGS Pool Loan in the amount of $318,000, and (d) a capital improvements reserve account (the "FGS FF&E Reserve Account") to be funded from the FGS Lockbox Account each month prior to the FGS Effective Maturity Date in a monthly amount equal to the FGS FF&E Reserve Amount (as defined below). The "FGS Tax, Insurance and Ground Rent Amount" means such amounts as are sufficient to discharge the obligations of the FGS Borrower with respect to real estate taxes, assessments and other impositions and insurance premiums, as and when they become due. The "FGS Contested Payables Reserve Amount" means an amount to be deposited in the FGS Mortgage Escrow Account equal to 125% of any trade payables which exceed $250,000 in the aggregate and are being contested by the FGS Borrower, less $250,000.

   The FGS Borrower shall either (i) deposit into the FGS FF&E Reserve Account an annual amount, payable in monthly installments, equal to 4% of annual revenues projected for the FGS Pool Properties for the ensuing year, subject to certain identified credits at certain properties for amounts deposited in the FGS Deferred Maintenance Reserve Account (the "FGS FF&E Reserve Amount"), or (ii) deliver to the mortgagee invoices for furniture, fixtures and equipment related costs and an officer's certificate stating that the FGS Borrower has incurred such costs equal to 4% of annual revenues projected for the FGS Pool Properties. In addition, the FGS Borrower shall, with respect to the installation of a sprinkler system at the Radisson Plaza Fort Worth, deposit into the FGS FF&E Reserve Account each month commencing on March 1, 1997 and continuing through November 1, 1998, an amount equal to $28,571.43. The FGS Borrower shall deposit into the FGS Mortgage Escrow Account included as part of the FGS Tax, Insurance and Ground Rent Amount, monthly installments of $4,284, for advance payment of ground rent with respect to the Howard Johnson Westbury. In the event that the FGS Borrower fails to complete certain work identified in connection with certain compliance plans with respect to the Americans with Disabilities Act for certain years, it shall deposit into the FGS Deferred Maintenance Reserve Account the sums projected for such work.

    Until the FGS Effective Maturity Date, the FGS Lockbox Bank will withdraw from the FGS Lockbox Account on the fifteenth day of each month (or if such day is not a business day, on the next succeeding business day) funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the FGS Tax, Insurance and Ground Rent Amount, for deposit into the FGS Mortgage Escrow Account; (ii) funds in an amount equal to the FGS Monthly Debt Service Payments, for deposit into the FGS Interest Escrow Account; (iii) funds in an amount equal to the FGS Contested Payables Reserve Amount, if any, for deposit into the FGS Mortgage Escrow Account; (iv) funds in an amount equal to the FGS FF&E Reserve Amount, for deposit into the FGS FF&E Reserve Account; and (v) to the FGS Borrower, provided (a) no event of default under the FGS Pool Loan documents has occurred and is continuing, and
(b) no trade payables of the FGS Borrower are more than 90 days past due unless they are being contested in good faith and no other obligations of the FGS Borrower are past due.

   Funds, if any, on deposit in the FGS Interest Escrow Account are required to be paid by theFGS Lockbox Bank to the mortgagee on each payment date in an amount equal to the FGS Monthly Debt Service Payments. Funds from the FGS Mortgage Escrow Account may be withdrawn by the mortgagee (i) for payment of real estate taxes and insurance premiums from time to time, and (ii) as of each December 1, commencing on December 1, 1997, in the amount of $51,400 to pay ground rent with respect to the Howard Johnson Westbury; provided that the FGS Lockbox Bank shall at all times retain a balance of $25,700 in the FGS Mortgage Escrow Account equal to six months of ground rent payments in addition to the monthly escrow amounts. Within 5 business days after receipt of an officer's certificate stating that certain identified maintenance items have been substantially completed, and upon inspection of the remediation work, provided no event of default shall have occurred and be continuing, the mortgagee will instruct the FGS Lockbox Bank to disburse specified funds from the FGS Deferred Maintenance Reserve Account to pay specified contractors or reimburse the FGS Borrower. Failure by the FGS Borrower to complete the deferred maintenance at each FGS Pool Property by January 21, 1998 shall be a default under the FGS Mortgages. Funds on deposit in the FGS FF&E Reserve Account are required to be disbursed by the FGS Lockbox Bank to the FGS Borrower pursuant to instructions from the mortgagee upon delivery to the mortgagee of an officer's certificate and invoices of such furniture, fixtures and equipment costs. From and after the FGS Effective Maturity Date, the monthly allocation of operating expenses in the annual budget and the extraordinary expenses approved by the mortgagee shall be disbursed by the FGS Lockbox Bank to the mortgagee, and shall be disbursed by the mortgagee, in the case of the operating expenses, in accordance with the terms of such budget and, in the case of the extraordinary expenses, in accordance with the direction of the FGS Borrower.

   The FGS Borrower may, at any time, elect to replace any FGS Tax, Insurance and Ground Rent Amounts then being retained by the FGS Lockbox Bank and satisfy its obligations by delivery to the mortgagee of a letter of credit, cash or cash equivalents (any such security, the "FGS Mortgage Escrow Security") in an amount reasonably estimated by the FGS Borrower to be one-half of the amount sufficient (including the amount of any remaining FGS Tax, Insurance and Ground Rent Amounts) to discharge the real estate taxes and insurance premiums which shall become due during the 12 month period immediately after the date of delivery of such FGS Mortgage Escrow Security (and for each 12-month period thereafter for so long as the FGS Borrower elects to post such security). Any such letter of credit shall be (i) either an "evergreen" letter of credit or shall not expire until a date two months after the FGS Maturity Date, and (ii) issued by a bank with a long-term unsecured debt rating of at least "AA" or its equivalent by each of the Rating Agencies or, if not rated by all the Rating Agencies, then at least "AA" or its equivalent by two of the Rating Agencies (provided that one of such Rating Agencies shall be S&P), and provided further that Texas Commerce Bank shall also be an approved bank for so long as it shall maintain a long-term debt rating by S&P of "A+" or better (an "FGS Approved Bank"). In addition, at its option, the FGS Borrower may deliver to the mortgagee a letter or letters of credit issued by an FGS Approved Bank in the amount required to be on deposit at that time in either the FGS Deferred Maintenance Reserve Account or the FGS FF&E Reserve Account in lieu of cash.

   Transfer of Properties and Interests in Borrowers; Encumbrance; Other
Debt. The FGS Borrower is generally prohibited from transferring, encumbering or filing a declaration of condominium with respect to, any of the FGS Pool Properties, except (i) for a transfer of an FGS Pool Property that has been released as described under "--Release in Exchange for Substitute Collateral" above, and (ii) that the FGS Borrower shall have the right to sell, not more than once during the term of the FGS Pool Loan, in whole its interest in the FGS Pool Properties to an FGS Qualified Purchaser (as defined below), subject to the prior written approval of the mortgagee and the satisfaction of the following conditions, among others: (i) the FGS Borrower shall give the mortgagee at least 30 days' prior written notice of the proposed date of sale (the "FGS Sale Date"), (ii) no event of default shall have occurred and be continuing, (iii) the mortgagee receives written confirmation from the Rating Agencies reaffirming the credit rating of the Certificates, (iv) the FGS Qualified Purchaser shall agree to assume, on a non-recourse basis, the obligations of the FGS Borrower under the FGS Pool Loan, (v) the FGS Borrower shall provide evidence as may be reasonably requested by the mortgagee of the real estate experience, qualifications, creditworthiness and hotel management ability of the FGS Qualified Purchaser and its property manager, (vi) the mortgagee shall have received acceptable opinions of counsel, including an acceptable nonconsolidation opinion addressed to the mortgagee and the Rating Agencies, and (vii) the FGS Borrower shall pay the mortgagee a transfer fee equal to 1% of the principal amount of the FGS Pool Loan as of the FGS Sale Date.

   An "FGS Qualified Purchaser" means a single purpose entity, acceptable to the mortgagee and the Rating Agencies in their sole discretion, meeting such requirements of creditworthiness, real estate experience, ownership and/or management as the mortgagee shall deem pertinent in its reasonable discretion. An FGS Qualified Purchaser shall be an experienced owner and operator of nationally recognized hotel properties.

   The FGS Pool Loan generally prohibits the transfer of any direct or indirect beneficial interest in any FGS Borrower without the prior written consent of the mortgagee, except that mortgagee's consent is not required with respect to transfers of direct or indirect beneficial interests in any FGS Borrower, including the transfer of any Soros ownership interests to an FGS Permitted Transferee (except as provided below), provided that: (i) no event of default shall have occurred and be continuing, (ii) at least fifteen business days prior notice shall have been delivered to the mortgagee and the Rating Agencies; (iii) the FGS Borrower shall remain a single-purpose entity, and the FGS Pool Properties shall continue to be managed by a manager acceptable to the mortgagee; (iv) no transfer of a limited partner, non-managing member or shareholder interest (other than a transfer to an FGS Permitted Transferee, except as qualified below) shall result in any one person (or any group of affiliates) owning directly or indirectly 50% or more of the beneficial ownership interests of any FGS Borrower; (v) no transfer of a limited partner, non-managing member or shareholder interest shall result in Monty Bennett, Archie Bennett or their estate, legatees or devisees, or any entity controlled by such parties (a "Bennett Related Person''), directly or indirectly owning more than 40% of the beneficial interests of any FGS Borrower; and (vi) Fisher Related Persons, Getty Related Persons and/or Soros Related Persons should at all times own, directly or indirectly, not less than 51% of the beneficial interests in the FGS Borrower. A "Fisher Related Person" means any member of the Fisher family or Martin L. Edelman, or their estates, legatees or devisees, or any entity all of the equity interests in which are owned by one or more such parties, or any trust of which members of the Fisher family or Martin L. Edelman are income beneficiaries. A "Getty Related Person" means FGT, LP or Gordon P. Getty, or his estate, legatees, devisees, or any entity all of the equity interests in which are owned by any such party, or any trust in which Gordon P. Getty is the income beneficiary. A "Soros Related Person" means George Soros or his estate, legatees or devisees, or Evan M. Marks, or any entity all of the equity interests in which are owned by one or more such parties, or any trust established by George Soros in which his family members are primary income beneficiaries or remainder beneficiaries or any other entity controlled by George Soros.

   If 10% or more of the direct beneficial interests in the FGS Borrower are transferred (other than any transfer of any Soros ownership interests) to any Fisher Related Person, Getty Related Person, Soros Related Person or Bennett Related Person (collectively, the "FGS Permitted Transferees"), or if any such transfer shall result in any person (or group of affiliates) acquiring more than a 50% interest as set forth above or any transfer shall result in a person that had more than a 50% interest in the FGS Borrower having less than a 50% interest in the FGS Borrower, the FGS Borrower is required to deliver to the mortgagee and the Rating Agencies a nonconsolidation opinion addressed to the Rating Agencies and the mortgagee, and an officer's certificate certifying that such transfer is not an event of default. The FGS Pool Loan documents also provide that not less than 15 business days prior to any transfer (i) of a 10% direct or indirect beneficial interest in the FGS Borrower, (ii) that will result in a person acquiring a greater than 50% interest in the FGS Borrower, or (iii) that will result in a person that had a greater than 50% interest in the FGS Borrower having less than a 50% interest in the FGS Borrower, the FGS Borrower is required to deliver to the mortgagee and the Rating Agencies (a) an officer's certificate certifying that the transfer is permitted, and (b) an opinion of counsel to the transferee, addressed to the Rating Agencies and the mortgagee, as to nonconsolidation in bankruptcy.

   The FGS Borrower is not permitted to incur any additional indebtedness without the consent of the mortgagee, provided that if no event of default has occurred and is continuing, the FGS Borrower may incur unsecured indebtedness (a) for operating expenses incurred in the ordinary course of business, provided each such amount is paid within 90 days of the date incurred, unless the FGS Borrower is in good faith and by proper legal proceedings diligently contesting its obligation to pay such indebtedness, and provided that at the time of commencement of such proceedings and during the pendency thereof (i) adequate reserves with respect thereto are maintained on the books of the FGS Borrower, (ii) such contest operates to suspend collection of such amounts or enforcement of such obligations and
(iii) no event of default exists and is continuing; (b) payable or reimbursable to any tenant on account of work performed at any FGS Pool Property or for costs incurred by such tenant in connection with its occupancy of space at the FGS Pool Property, (c) payable or reimbursable to the hotel franchisers for the initial franchise fees and fees for the use of the reservation equipment, and (d) with respect to equipment leases for vans, telephone systems, energy management systems, signage and reservation systems.

   Insurance. The FGS Borrower is required to maintain for the FGS Pool Properties (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount at all times sufficient to prevent the FGS Borrower from becoming a co-insurer, but in any event equal to the full insurable value (i.e. actual replacement cost) of the improvements and the building equipment, (b) comprehensive general liability insurance, including bodily injury, contractual injury, death and property damage liability, and excess and/or umbrella liability insurance in such amounts as are generally required by institutional lenders for comparable properties, but in no event less than $1,000,000 per occurrence and with an aggregate limit of not less than $5,000,000 per FGS Pool Property, (c) statutory workers' compensation insurance, (d) business interruption and/or loss of "rental value" insurance, where applicable, in an amount sufficient to avoid any co-insurance penalty and to cover the loss of profits and rents sustained during the period from the date of loss to the reopening of the FGS Pool Property, provided that such policies of insurance shall be subject only to exclusions that are acceptable to the mortgagee and the Rating Agencies, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the FGS Pool Properties, (f) broad-form boiler and machinery insurance (without exclusion for explosion) and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the FGS Pool Properties, (g) if any improvement is located within an area designated as "flood prone" or a "special flood hazard area", flood insurance if available, in an amount equal to the lesser of the Allocated Loan Amount for the applicable FGS Pool Property and the maximum limit of coverage available with respect to the applicable FGS Pool Property, acceptable to the mortgagee; provided, however, that if flood insurance shall be unavailable from private carriers, flood insurance provided by the federal or state government, if available, (h) with respect to any FGS Pool Property located in California, earthquake coverage with such limits and deductibles generally required by institutional lenders for similar properties in the geographic area where the FGS Pool Properties are located, but in any event at least equal to the lesser of the Allocated Loan Amount for the applicable FGS Pool Property and the maximum limit of coverage available with respect to such property, (i) with respect to any FGS Pool Property located in Florida, windstorm coverage with such limits and deductibles generally required by institutional lenders for similar properties in the geographic area where the FGS Pool Properties are located, but in any event at least equal to the lesser of the Allocated Loan Amount for the applicable FGS Pool Property and the maximum limit of coverage available with respect to such property, and
(j) at the mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties. Such earthquake and windstorm coverage may insure additional properties on a pooled risk basis.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion, if less than all, of the total coverage of such policy that is allocated to the FGS Pool Properties and any sublimits in such blanket policy applicable to the FGS Pool Properties, which amounts shall not be less than the amounts required pursuant to, and which shall in any case comply in all other respects with the requirements of, the FGS Pool Loan. All insurance policies are required to name the mortgagee as an additional insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except as described below under "--Condemnation and Casualty" and to contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the FGS Borrower; (ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the FGS Borrower, the mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the mortgagee knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to and in the general vicinity of the FGS Pool Properties, but in no event in excess of $100,000, except with respect to earthquake coverage for which the deductible shall not be in excess of that generally required by institutional lenders on loans of similar amounts secured by comparable properties; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least 30 days' prior written notice to the mortgagee, in each instance.

   The FGS Pool Loan requires the FGS Borrower to obtain the insurance described above, in all cases except as otherwise provided with respect to earthquake insurance and windstorm insurance, from domestic primary insurance carriers having both (x) a claims paying ability rating by S&P of not less than "AA" or its equivalent by any other Rating Agency, and (y) a Best's rating of "A" or better with a financial size category of not less than IX. Notwithstanding the foregoing, the FGS Borrower shall maintain (i) the initial $10,000,000 of earthquake insurance coverage with a domestic primary insurer acceptable to the mortgagee having a claims paying ability rating by S&P of not less than "AA" and the second $10,000,000 of insurance coverage with a domestic primary insurer acceptable to the mortgagee having a claims paying ability rating by S&P of not less than "BBB", and (ii) the initial $25,000,000 of windstorm insurance coverage with a domestic primary insurer acceptable to the mortgagee having a claims paying ability rating by S&P of not less than "AA" and the remainder of such coverage with a domestic primary insurer having a claims paying ability rating by S&P of not less than "BBB". See "Risk Factors--Availability of Earthquake, Flood and Other Insurance."

   Condemnation and Casualty. Following a casualty or condemnation at any FGS Pool Property, any insurance and condemnation proceeds (other than proceeds with respect to business interruption insurance) in excess of the greater of $250,000 and 7.5% of the Allocated Loan Amount with respect to such FGS Pool Property (the "FGS Threshold Amount") will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the FGS Pool Loan and the prepayment of the principal amount outstanding thereon, only if: (a)(i) an event of default has occurred and is continuing,
(ii) an FGS Pool Total Loss (as defined below) has occurred, (iii) either (A) the work of restoration cannot be completed before the earlier of the date which is six months before the FGS Maturity Date or the date on which the business interruption insurance required to be carried by the FGS Borrower expires, or (B) the condemnation or casualty occurs on a date which is less than 6 months prior to the FGS Maturity Date, (iv) such proceeds equal or exceed the Allocated Loan Amount with respect to the applicable FGS Pool Property, (v) the amount of such proceeds equal or exceed the outstanding principal amount of the FGS Pool Loan, or (vi) the FGS Borrower is unable to demonstrate to the mortgagee's satisfaction its continuing ability to pay the FGS Pool Loan; or (b) such proceeds were the result of condemnation, and after restoration is completed, there are excess proceeds which were not required to effect such restoration. Such excess proceeds shall be applied to the prepayment of the amounts due under the FGS Pool Loan, or at the FGS Borrower's election, shall be deposited in the FGS FF&E Reserve Account and disbursed in accordance with the provisions of the FGS Pool Loan.

   An "FGS Pool Total Loss" means (x) a casualty to an FGS Pool Property, the cost of restoration of which would exceed 50% of the Allocated Loan Amount and with respect to which the FGS Borrower is not required under the applicable tenant leases to apply such proceeds to restoration of the FGS Pool Property or (y) a permanent taking by condemnation of 25% or more of the GLA of an FGS Pool Property or so much of an FGS Pool Property, in either case, such that it would be impractical, in the mortgagee's sole discretion, even after restoration, to operate such FGS Pool Property as an economically viable whole and with respect to which the applicable tenant leases do not require restoration.

   Pursuant to the FGS Pool Loan, if (i) there is a casualty as to an FGS Pool Property that constitutes an FGS Pool Total Loss and the mortgagee elects not to permit the FGS Borrower to restore such FGS Pool Property, or
(ii) there is a condemnation as to an FGS Pool Property that constitutes an FGS Pool Total Loss and the mortgagee elects to apply the proceeds against payment of the indebtedness due under the FGS Pool Loan, then the FGS Borrower must prepay the FGS Notes to the extent of the proceeds received up to an amount equal to 125% of the original Allocated Loan Amount with respect to the applicable FGS Pool Property. Upon prepayment of the FGS Notes in such amount, the FGS Borrower shall be entitled to obtain from the mortgagee a release of the applicable FGS Pool Property from the lien of the applicable FGS Mortgage, provided no event of default has occurred and is continuing.

   Notwithstanding the foregoing, and excluding the situations described above requiring prepayment of the FGS Notes, to the extent that condemnation or insurance proceeds do not exceed the FGS Threshold Amount, or if less than the FGS Threshold Amount but when aggregated with all other unapplied proceeds with respect to any FGS Pool Property, do not exceed $1,500,000 in the aggregate, such proceeds shall be paid to the FGS Borrower to be applied to restoration of the applicable FGS Pool Property.

   Promptly after the occurrence of any damage or destruction to all or any portion of any FGS Pool Property or a condemnation of a portion of any FGS Pool Property, in either case which does not constitute an FGS Pool Total Loss, the FGS Pool Borrower is obligated either (1) to obtain a release of such FGS Pool Property in accordance with the release provisions described above, or (2) to commence and diligently prosecute to completion the repair, restoration and rebuilding of such FGS Pool Property.

   If insurance or condemnation proceeds are not required to be applied to the payment or prepayment of the FGS Pool Loan as described above, then the mortgagee is obligated to make such insurance and condemnation proceeds
(other than business interruption insurance proceeds) available to the FGS Borrower for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the FGS Pool Property, subject to the following conditions: (i) at the time of loss or damage or at any time thereafter while the FGS Borrower is holding any portion of the proceeds, there shall be no continuing event of default; (ii) if the estimated cost of the work (as estimated by the independent architect referred to in clause (iii) below) shall exceed the proceeds, the FGS Borrower shall, at its option, either deposit with or deliver to the mortgagee (A) cash and cash equivalents, (B) a letter or letters of credit issued by an FGS Approved Bank in an amount equal to the estimated cost of the work less the proceeds available or (C) such other evidence of the FGS Borrower's ability to meet such excess costs which is satisfactory to the mortgagee and the Rating Agencies; and (iii) the mortgagee shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the work accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the work of restoration. Disbursement of the proceeds in cash or cash equivalents to the FGS Borrower shall be made from time to time (but not more frequently than once in any month) by the mortgagee but only for so long as no event of default shall have occurred and be continuing, as the work progresses upon receipt by mortgagee of an officer's certificate of the FGS Borrower and an independent architect's certificate as to the progress of the restoration. No payment made prior to the final completion of the work, except for payment made to contractors whose work shall have been fully completed and from whom final lien waivers have been received, shall exceed 95% of the value of the work performed from time to time, and at all times the undisbursed balance of said proceeds together with all amounts deposited, bonded or guaranteed, shall be at least sufficient to pay for the estimated cost of completion of the work.

   Debt Service Coverage Ratio Covenants. For the period commencing on January 21, 1997 and terminating on December 31, 1997, the FGS Borrower is required to maintain an FGS Pool DSCR, determined as of the last day of each calendar quarter with respect to the preceding 4 quarters, of greater than
1.70 to 1.0 (the "FGS Minimum DSCR"). If the FGS Minimum DSCR is not maintained, the FGS Borrower is required to deliver to the mortgagee, within 60 days after the end of the applicable four quarter period, cash, cash equivalents or a letter of credit issued by an FGS Approved Bank (to be held as additional collateral) equal to the amount that would be required to pay down the FGS Pool Loan so that the FGS Pool DSCR for the applicable four quarter period is greater than the FGS Minimum DSCR. Any funds so escrowed shall be returned to the FGS Borrower if the FGS Minimum DSCR is achieved for four consecutive quarterly periods.

   The FGS Borrower is required to achieve, and within 30 days of the end of each calendar quarter (the "FGS DSCR Determination Date") provide evidence to the mortgagee of the achievement of an FGS Pool DSCR for the FGS Pool Properties of not less than 1.15 to 1.0 (the "FGS Management Replacement DSCR"). If the FGS Management Replacement DSCR is not maintained and the ratio of revenues per available room generated by the FGS Pool Properties to the revenues per available room generated by the FGS Pool Properties and the competitive properties identified in the FGS Mortgages is less than 72.9% for the preceding 12 month period, the mortgagee shall have the right to terminate the FGS Management Agreement unless the FGS Borrower shall deposit additional funds in the FGS Operating Account in an amount which, if treated as income from the operations of the FGS Pool Properties, would increase net operating income and thereby maintain an FGS Pool DSCR in excess of the FGS Management Replacement DSCR. Any such funds escrowed shall be returned to the FGS Borrower if the FGS Management Replacement DSCR is achieved for two consecutive FGS DSCR Determination Dates without taking into account any such escrowed funds in making such determination.

   Approval Rights. On and after the FGS Effective Maturity Date, the mortgagee has the right to approve the annual budget of the FGS Borrower. Prior to the FGS Effective Maturity Date, the FGS Borrower is not required to obtain the approval of the mortgagee with respect to the annual budget.

   Without the mortgagee's consent (which may not be unreasonably withheld), the FGS Borrower may not enter into any management agreement other than the management agreement in effect on the origination of the FGS Pool Loan. If during the term of the FGS Pool Loan, the FGS Borrower wishes to designate another property manager acceptable to the mortgagee, the FGS Borrower must notify the mortgagee and obtain its approval and must notify the Rating Agencies in writing and obtain written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. The mortgagee has the right to direct the retention of a new property manager upon certain events described above under "--Property Management."

   Provided that no event of default shall have occurred and be continuing, the FGS Borrower has the right to undertake any alteration, improvement, demolition or removal of an FGS Pool Property or any portion thereof (any such alteration, improvement, demolition or removal, an "FGS Alteration") so long as the FGS Borrower provides the mortgagee with prior written notice of any FGS Alteration which, when aggregated with all related FGS Alterations, involves an estimated cost exceeding the greater of $250,000 or 7.5% of the Allocated Loan Amount with respect to such FGS Pool Property with respect to FGS Alterations being undertaken at a single FGS Pool Property at such time or $1,500,000 with respect to FGS Alterations (including the FGS Alteration in question) being undertaken at all the FGS Pool Properties at such time (such an alteration, an "FGS Material Alteration"). No FGS Material Alteration nor any FGS Alterations which, when aggregated with all other FGS Alterations (other than FGS Material Alterations), exceeds $1,500,000 may be performed unless the FGS Borrower has delivered to the mortgagee cash, cash equivalents and/or a letter of credit issued by an FGS Approved Bank as security in an amount not less than the estimated cost of the FGS Material Alteration or the FGS Alterations in excess of an amount equal to the greater of $250,000 or 7.5% of the Allocated Loan Amount with respect to such FGS Pool Property.

   The FGS Borrower may not, without the consent of the mortgagee, amend, modify, waive, terminate, reduce rents under or shorten the term of (i) any lease with an annual rent of more than $50,000, or (ii) any commercial tenant lease in any manner which would have a material adverse effect on the applicable FGS Pool Property taken as a whole.

   Financial Reporting. The FGS Borrower is required to furnish to the mortgagee: (a) annually within 120 days following the end of each calendar year, a copy of its audited year-end financial statements, (b) not later than 45 days after the end of each calendar quarter (i) unaudited financial statements prepared internally in accordance with the accrual method of accounting for federal income tax purposes and reconciled to a presentation in accordance with the Uniform System of Accounts for Hotels (most recent edition), consistently applied, covering such accounting period, including a balance sheet as of the end of such quarter, a statement of revenues and expenses for such quarter, a statement of net operating income for such quarter and, upon request of either the Rating Agencies or the mortgagee, a statement of profit and losses as to each FGS Pool Property, and (ii) a report of occupancy for such quarter, including average daily rate, (c) not later than 45 days after the end of each fiscal quarter, a true and complete rent roll for the Admiralty One Office Tower; and (d) within 45 days after the end of each calendar year, an annual summary of all capital expenditures during the prior twelve month period.

MANSION GROVE APARTMENTS: THE BORROWER; THE PROPERTY

   The Loan. The Mansion Grove Loan was originated by Secore and acquired by MSMC on June 9, 1997. The Mansion Grove Loan had a principal balance at origination of $73,000,000 and has a principal balance as of the Cut-Off Date of approximately $72,862,226. It is secured by, among other things, a Mortgage (the "Mansion Grove Mortgage") encumbering an 877 unit residential complex known as Mansion Grove Apartments, located in Santa Clara, California (the "Mansion Grove Property").

   The Borrower. Lick Mill Creek Apartments (the "Mansion Grove Borrower") is a special purpose California limited partnership that was organized for the limited purpose of owning, operating and financing the Mansion Grove Property. The Mansion Grove Borrower owns no material asset other than the Mansion Grove Property and related interests. The sole general partner of the Mansion Grove Borrower is Santa Clara Citimarc Devco, Inc., a California corporation (the "Mansion Grove GP"), which was formed for the limited purpose of acting as general partner of the Mansion Grove Borrower and has a 1% general partnership interest in the Mansion Grove Borrower. The limited partners of the Mansion Grove Borrower are Sanford N. Diller and Helen P. Diller, as Trustees of the DNS Trust, a Revocable Family Trust, dated February 12, 1981, as amended (the "DNS Trust"), the Wagner Family Trust and the Kroll Family Trust (collectively, the "Owning Trusts"). The DNS Trust, the Wagner Family Trust and the Kroll Family Trust have an 89%, 6% and 5% limited partnership interest in the Mansion Grove Borrower, respectively. The Mansion Grove GP is wholly-owned by the DNS Trust.

   The Property. The Mansion Grove Property securing the Mansion Grove Loan consists of an 876 unit residential complex with 24 three-story buildings (consisting of 438 one-bedroom apartments and 438 two-bedroom apartments), one cottage containing a two-bedroom unit used as a maintenance and concierge office, an approximately 5,800 square foot recreation facility, a 1,124 space parking garage and 501 surface parking spaces. The recreation facility incorporates a convenience store, weight and aerobic rooms and a clubhouse. Other amenities include three pools, three spas and three tennis courts. The Mansion Grove Property is situated on approximately 28.77 acres. The buildings were constructed between 1987 and 1989.

   As of June 26, 1997, the occupancy rate of the residential units of the Mansion Grove Property was approximately 97%.

   The table below summarizes certain information relating to the residential units at the Mansion Grove Property as of April 9, 1997:

                                                                       AVERAGE      ANNUALIZED
                        NO.        %                               MARKET MONTHLY     MARKET
   DESCRIPTION         UNITS    OF UNITS   AVERAGE SF    TOTAL SF       RENT        RENT/PER SF
--------------------  ------- ----------  ------------ ----------  -------------- -------------
2 bedroom, 1 bath(1)     1          --        1,000        1,000          N/A            N/A
1 bedroom, 1 bath       438       49.9%         700      306,600       $1,250         $21.43
2 bedroom, 2 bath(2)    150       17.1          961      144,150       $1,600         $19.98
2 bedroom, 2 bath       288       32.8          950      273,600       $1,550         $19.58
                      ------- ----------               ----------
                        877        100%                  725,350
                      ======= ==========               ==========

-------------
(1)    Maintenance and concierge office.

(2)    Contain stacked washer/dryers.

   An appraisal prepared by Landauer Associates, Inc., dated as of April 9, 1997, determined a value for the Mansion Grove Property of approximately $118,000,000. The appraisal specifically assumes, among other things, that the Mansion Grove Property is not impacted by soil and water contamination beyond the costs of the current monitoring program. See "Risk Factors--The Mortgage Loans--Limitations of Appraisals and Market Studies" and "--Environmental Law Considerations."

   Market Overview. San Jose is the third largest city in California and as of January 1995, had approximately 846,000 residents. The area surrounding Santa Clara is known as "Silicon Valley" due to the concentration of high technology and computer-related firms located there. San Francisco is approximately 30 miles to the northwest. Santa Clara County is the San Francisco Bay Area's most populous county and as of the fourth quarter of 1996, had a population of almost 1.6 million. Based on the Landauer Associates appraisal, the average household income within the San Jose Primary Metropolitan Statistical Area is $71,000.

    Location/Access. The Mansion Grove Property is located in the City of Santa Clara, Santa Clara County, California, a suburb to the larger city of San Jose. Highways 237 and 101 as well as Interstate 880 provide access to the major bay area metropolitan centers of San Jose, San Francisco and Oakland. Bus and passenger rail service are available means of transportation in the area. The San Francisco International Airport, the Oakland Airport and the San Jose International Airport provide regularly scheduled commercial flights.

   Competition. The primary competitors of the Mansion Grove Property are apartment complexes known as Bella Vista, E'lan, Willow Lake and Woodland Meadows, which were generally built at the same time as, and provide similar amenities to, the Mansion Grove Property.

   The following table shows an overview of the primary and secondary competition to the Mansion Grove Property as of April 9, 1997:

 BUILDING NAME/           YEAR      NO.                                MONTHLY
PROPERTY ADDRESS         BUILT    OF UNITS   TYPE        SIZE        RENTAL RATES
----------------------  ------- ----------  ------ --------------  ---------------
Subject Property
----------------------
  Mansion Grove           1989      877       1/1       700 SF      $1,150-$1,215
  502 Mansion Park Dr.                        2/2     950-961 SF    $1,500-$1,610
  Santa Clara, CA

Competition
----------------------
  Bella Vista             1991      634       1/1     509-619 SF    $1,165-$1,315
  1500 Vista Club                             2/2    735-1,175 SF   $1,475-$2,155
   Circle
  Santa Clara, CA
  E'lan                   1991      941       1/1     532-780 SF    $1,129-$1,455
  345 Village Center                          2/2    760-1,230 SF   $1,410-$1,895
   Dr.
  San Jose, CA
  Willow Lake             1989      408       1/1       732 SF      $1,275-$1,445
  1331 Lakeshore                              2/2      1,015 SF     $1,595-$1,895
   Circle
  Woodland Meadows        1992      366       1/1       836 SF      $1,265-$1,445
  2544 Vista Wood                             2/2   1,104-1,119 SF  $1,525-$1,925
   Circle
  San Jose, CA

   Operating History. The following table shows certain information regarding the operating history of the Mansion Grove Property:

                    ADJUSTED NET OPERATING INCOME (000'S)

                                                       UNDERWRITABLE
                         1994      1995       1996          NOI
                      --------- ---------  --------- ---------------
Revenues.............  $ 9,887    $10,665   $12,249       $13,075
Expenses.............   (3,476)    (3,130)   (2,885)       (3,478)
                      --------- ---------  --------- ---------------
  Net Operating
   Income............  $ 6,411    $ 7,535   $ 9,364       $ 9,597
                      ========= =========  ========= ===============


   Occupancy History. The occupancy history of the Mansion Grove Property is as follows:

                        PERCENT
OCCUPANCY PERIOD/DATE    LEASED
                       ---------
 June 26, 1997........    96.8%
 1996.................    95.3%
 1995.................    94.3%

   Environmental Report. A Phase I site assessment dated July 24, 1997 was performed on the Mansion Grove Property. The Mansion Grove Property is currently undergoing soil and groundwater remediation pursuant to a Remedial Action Plan approved by the California Department of Toxic Substances Control. The site was formerly used in the production of certain chemical compounds and for solvent recycling and reclamation by a previous owner of the site, Imcera Corporation (now known as Mallinckrodt). Mallinckrodt has assumed sole responsibility for responding to contamination on or from the Mansion Grove Property. Mallinckrodt is a publicly-traded corporation rated "Baa2" by Moody's and "A-" by S&P. As a result, the Mansion Grove Borrower currently does not have any obligations with respect to this clean-up of the Mansion Grove Property. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" for a more complete discussion. The Phase I assessment did not reveal any other environmental liability that the Depositor believes would have a material adverse effect on the Mansion Grove Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment.

   Engineering Report. A Property Condition Report was completed on the Mansion Grove Property on May 20, 1997 by a third party due diligence firm. The Property Condition Report concluded that the Mansion Grove Property was generally in good physical condition and did not identify any items of deferred maintenance.

   Property Management. The Mansion Grove Property is managed by Maxim Property Management (the "Mansion Grove Manager"), pursuant to the terms of a Management and Operating Agreement (the "Mansion Grove Management Agreement"). The DNS Trust holds an 89% ownership interest in the Mansion Grove Manager. The Mansion Grove Manager is responsible for the management, operation, maintenance and leasing of the Mansion Grove Property. The Mansion Grove Management Agreement is on a month-to-month basis, subject to the right of either party to terminate the agreement upon 30 days' prior written notice.

   If during the term of the Mansion Grove Loan, the Mansion Grove Borrower wishes to designate another property manager acceptable to the mortgagee, the Mansion Grove Borrower must notify the mortgagee and the Rating Agencies in writing and obtain from the Rating Agencies prior to such appointment, written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. Without the mortgagee's consent (which may not be unreasonably withheld or delayed), the Mansion Grove Borrower may not enter into any new management agreement with such proposed property manager. Pursuant to the Mansion Grove Loan, the mortgagee has the right to direct the Mansion Grove Borrower to terminate the Mansion Grove Management Agreement upon (i) the occurrence and continuance of an event of default which is not cured within applicable cure periods and the appointment of a receiver, or
(ii) the Mansion Grove DSCR falling below 1.10 to 1.0 and the giving of notice and lapse of the cure period as described in "--Debt Service Coverage Ratio Covenant" below.

   Pursuant to the terms of a manager's consent and subordination of management agreement between the Mansion Grove Borrower and the Mansion Grove Manager (the "Mansion Grove Manager's Subordination"), the Mansion Grove Manager has agreed (i) to the termination rights of the mortgagee described above, (ii) that all liens, rights and interests owned or held by the Mansion Grove Manager in and to the Mansion Grove Property are subordinate to the liens of the mortgagee, including the Mansion Grove Mortgage, (iii) not to terminate the Mansion Grove Management Agreement without first obtaining the mortgagee's written consent, except with respect to non-payment of the management fee and mortgagee has not cured such non-payment, and (iv) that it will not amend or modify the Mansion Grove Management Agreement in any material respect without the prior written consent of the mortgagee.

   The Mansion Grove Manager and its affiliates manage over 2,100 units (including seven projects) in the City of Santa Clara. The Mansion Grove Manager is entitled to a monthly management fee equal to 3% of the total operating revenues of the Mansion Grove Property and a fee for supervision of capital improvement expenditures equal to 8% of the total amount of expenditures for projects in excess of $5,000.

MANSION GROVE APARTMENTS: THE LOAN

                     CERTAIN MANSION GROVE LOAN STATISTICS

                                LOAN PER        LOAN TO      ACTUAL    REFINANCING
                                 UNIT(1)     VALUE RATIO(2)  DSCR(3)     DSCR(4)
                             -------------- --------------  -------- -------------
Cut-Off Date ...............     $83,081          61.7%       1.39x       1.41x
At Effective Maturity Date       $73,537          54.7%       1.58x       1.59x

------------

(1) Based on the 877 residential apartment units securing the Mansion Grove Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on the April 9, 1997 appraisal and Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $9,246,143 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Mansion Grove Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Mansion Grove Loan assuming a balance equal to the Balloon Balance, a coupon equal to the Mansion Grove Initial Interest Rate and an amortization term equal to 360 months.

(4) Based on (a) Underwritable Cash Flow of $9,246,143 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Cut-Off Date Principal Balance of the Mansion Grove Loan, and in the case of Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Balloon Balance.

   Security. The Mansion Grove Loan is a nonrecourse loan, secured only by the direct fee estate of the Mansion Grove Borrower in the Mansion Grove Property and certain other collateral relating thereto (including an assignment of leases, rents and security deposits and the funds in certain accounts). The mortgagee is the insured under the title insurance policy (which will be assigned to the Trust Fund) which insures, among other things, that the Mansion Grove Mortgage constitutes a valid and enforceable first lien on the Mansion Grove Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The Mansion Grove Loan matures on July 1, 2027 (the "Mansion Grove Maturity Date") and bears interest (a) at a fixed rate per annum equal to 8.35% (the "Mansion Grove Initial Interest Rate") through and including June 30, 2007 and (b) from and including July 1, 2007 (the "Mansion Grove Effective Maturity Date"), at a rate per annum (the "Mansion Grove Revised Interest Rate") equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (A) the Mansion Grove Initial Interest Rate plus 2% and (B) the Mansion Grove Treasury Rate plus 2%, subject to a cap on the Mansion Grove Initial Interest Rate plus 5%. The "Mansion Grove Treasury Rate" means the yield, as of the Mansion Grove Effective Maturity Date, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Mansion Grove Effective Maturity Date to the Mansion Grove Maturity Date, as determined by the mortgagee on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or other recognized source of financial market information selected by the mortgagee for the week prior to the Mansion Grove Effective Maturity Date. Any interest accrued after the Mansion Grove Effective Maturity Date at the excess of the Mansion Grove Revised Interest Rate over the Mansion Grove Initial Interest Rate, but not paid by application of rents and revenues as described in clause (b) of the next succeeding paragraph, shall be deferred and added to the outstanding indebtedness under the Mansion Grove Loan and shall, to the extent permitted by applicable law, earn interest at the Mansion Grove Revised Interest Rate (such deferred interest and interest thereon, the "Mansion Grove Deferred Interest"). Interest on the Mansion Grove Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Mansion Grove Loan is the first business day of each month, and there is no grace period for a default in payment of principal or interest. Commencing on August 1, 1997, the Mansion Grove Loan requires 360 equal monthly payments of principal and interest (the "Mansion Grove Monthly Debt Service Payments") of $553,565.02 (based on a 360-month amortization schedule and the Mansion Grove Initial Interest Rate). On the Mansion Grove Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the Mansion Grove Loan documents, is required. The principal balance of the Mansion Grove Loan on the Mansion Grove Effective Maturity Date, based on scheduled amortization, will be approximately $64,491,537. In the event that the Mansion Grove Borrower has not paid the principal of and interest on the Mansion Grove Loan in full on or before the Mansion Grove Effective Maturity Date, then commencing on the Mansion Grove Effective Maturity Date and continuing on each payment date thereafter, the Mansion Grove Borrower is required to apply 100% of rents and other revenues from the Mansion Grove Property to the following items in the following order of priority: (a) to payment of the Mansion Grove Tax and Insurance Amounts (as defined below); (b) to payment of the Mansion Grove Monthly Debt Service

Payments, including interest accruing thereon at the Mansion Grove Default Rate (as defined below), and late payment charges, if any; (c) to payment of the Mansion Grove Capital Reserve Amount (as defined below); (d) to payment of monthly cash expenses pursuant to the annual budget approved by the mortgagee;
(e) to payment of extraordinary, unbudgeted operating expenses or capital expenses approved by the mortgagee, if any; (f) to payment of the outstanding principal due under the Mansion Grove Loan until such principal amount is paid in full; (g) to payment of the Mansion Grove Deferred Interest, including interest thereon, if any, accruing at the Mansion Grove Revised Interest Rate or the Mansion Grove Default Rate, as applicable; (h) to payment of any other amounts due under the Mansion Grove Loan documents; and (i) lastly, to payment to the Mansion Grove Borrower of any excess amounts.

   If the Mansion Grove Borrower defaults in the payment of any monthly installment of principal and/or interest on the payment date due, it is required to pay a late payment charge in an amount equal to 5% of the amount of the installment not paid. Upon the occurrence of any event of default, the entire unpaid principal amount of the Mansion Grove Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and
(b) the then applicable interest rate on the Mansion Grove Loan (i.e., the Mansion Grove Initial Interest Rate or the Mansion Grove Revised Interest
Rate) plus 4% per annum (the "Mansion Grove Default Rate").

   Prepayment. Voluntary prepayment is prohibited under the Mansion Grove Loan prior to July 1, 2002. Thereafter, the Mansion Grove Loan may be voluntarily prepaid in whole, but not in part, upon payment of a prepayment premium (the "Mansion Grove Yield Maintenance Premium") equal to the greater of: (a) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance of the Mansion Grove Loan being prepaid and whose denominator is the entire outstanding principal balance of the Mansion Grove Loan on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of the Mansion Grove Loan as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on the Mansion Grove Loan (including any final installment of principal payable on the Mansion Grove Maturity Date) determined by discounting such payments at the Mansion Grove Discount Rate; and (b) 1% of the then outstanding principal balance of the Mansion Grove Loan. The "Mansion Grove Discount Rate" means the rate which, when compounded monthly, equals the Mansion Grove Treasury Rate. Notwithstanding the foregoing, the Mansion Grove Loan may be prepaid without a yield maintenance or prepayment premium during the period commencing 90 days prior to the Mansion Grove Effective Maturity Date.

   Principal prepayments on the Mansion Grove Loan may occur on payment dates after the Mansion Grove Effective Maturity Date through application of rents, as described above under "--Payment Terms," and must be made, at the mortgagee's option, upon acceleration of the Mansion Grove Loan in accordance with its terms or following the occurrence of an event of default thereunder. Prepayments made following an event of default will be subject to the payment of the Mansion Grove Yield Maintenance Premium.

   To the extent that the Mansion Grove Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of the Mansion Grove Property under the Mansion Grove Loan, the mortgagee shall apply such proceeds to prepay the Mansion Grove Loan. The Mansion Grove Yield Maintenance Premium is not required to be paid in connection with any prepayment made from insurance or condemnation proceeds. In the event that, following the application of insurance or condemnation proceeds in accordance with the provisions set forth in clauses (i) through (vii) as described in "--Condemnation and Casualty" below, the outstanding principal amount of the Mansion Grove Loan shall be less than or equal to $10,000,000, the Mansion Grove Borrower shall have the right to prepay such outstanding principal amount without payment of the Mansion Grove Yield Maintenance Premium.

   Lockbox and Reserves. Pursuant to the terms of the Mansion Grove Loan, the Mansion Grove Borrower has established with LaSalle National Bank (the "Mansion Grove Lockbox Bank"), in the name of MSMC, as secured party, a cash collateral operating account (the "Mansion Grove Lockbox"). The Mansion Grove Borrower has delivered irrevocable written instructions to Bank of America, the bank which holds the property account for the Mansion Grove Property (the "Mansion Grove Property Account"), to deposit on a daily basis by wire transfer to the Mansion Grove Lockbox, upon receipt, all operating revenue from the Mansion Grove Property and other amounts received in the Mansion Grove Property Account. The Mansion Grove Borrower has covenanted to deposit all operating revenue from the Mansion Grove Property into the Mansion Grove Property Account.

   The Mansion Grove Borrower has also established with the Mansion Grove Lockbox Bank the following accounts, each in the name of MSMC, as secured party: (a) an interest escrow account (the "Mansion Grove Interest Escrow Account"), (b) a mortgage escrow account (the "Mansion Grove Mortgage Escrow Account") funded at the initial closing of the

Mansion Grove Loan in the amount of $454,598 and to be funded from the Mansion Grove Lockbox each month prior to the Mansion Grove Effective Maturity Date in an additional amount equal to the monthly Mansion Grove Tax and Insurance Amount, and into which the Mansion Grove Contested Payables Reserve Amounts may also be deposited from time to time, and (c) a capital improvements reserve account (the "Mansion Grove Capital Reserve Account") to be funded from the Mansion Grove Lockbox each month prior to the Mansion Grove Effective Maturity Date in the amount of $29,200 (the "Mansion Grove Capital Reserve Amount"). The "Mansion Grove Tax and Insurance Amount" means such amounts as are sufficient to discharge the obligations of the Mansion Grove Borrower with respect to, among other things, insurance, taxes, assessments and other impositions, as and when they become due. The "Mansion Grove Contested Payables Reserve Amount" means an amount to be deposited in the Mansion Grove Mortgage Escrow Account equal to 125% of any trade payables which exceed $300,000 in the aggregate and are being contested by the Mansion Grove Borrower, less $300,000.

   Notwithstanding the establishment of the Mansion Grove Interest Escrow Account, prior to (a) any failure of the Mansion Grove Borrower to make any payment of interest on or principal of the Mansion Grove Loan when due or failure to pay the principal balance of the Mansion Grove Loan when due or
(b) the occurrence of any other event of default and the acceleration of the Mansion Grove Loan, the Mansion Grove Lockbox Bank shall not be required to deposit any amounts into the Mansion Grove Interest Escrow Account or pay the mortgagee funds from such account, but the Mansion Grove Borrower shall make payments due under the Mansion Grove Loan directly to the mortgagee and all amounts which would otherwise have been required to be deposited into the Mansion Grove Interest Escrow Account shall be disbursed to the Mansion Grove Borrower.

   Until the Mansion Grove Effective Maturity Date, the Mansion Grove Lockbox Bank will withdraw from the Mansion Grove Lockbox on the first business day of each month funds in the following amounts and in the following order of priority: (i) if the conditions to funding such account have occurred, funds in an amount equal to the Mansion Grove Monthly Debt Service Payments, for deposit into the Mansion Grove Interest Escrow Account; (ii) funds in an amount equal to the Mansion Grove Tax and Insurance Amount, for deposit into the Mansion Grove Mortgage Escrow Account; (iii) funds in an amount equal to the Mansion Grove Contested Payables Reserve Amount, if any, for deposit into the Mansion Grove Mortgage Escrow Account; (iv) funds in an amount equal to the Mansion Grove Capital Reserve Amount, for deposit into the Mansion Grove Capital Reserve Account; and (v) to the Mansion Grove Borrower, provided (a) no event of default under the Mansion Grove Loan documents has occurred and is continuing, and (b) no trade payables of the Mansion Grove Borrower are more than 60 days past due unless they are being contested in good faith and no other obligations of the Mansion Grove Borrower are past due.

   Funds, if any, on deposit in the Mansion Grove Interest Escrow Account are required to be paid by the Mansion Grove Lockbox Bank to the mortgagee on each payment date in the amount of interest and principal due on the Mansion Grove Loan on such payment date. Funds from the Mansion Grove Mortgage Escrow Account may be withdrawn by the mortgagee for payment of real estate taxes and insurance premiums. Funds on deposit in the Mansion Grove Capital Reserve Account are required to be disbursed by the Mansion Grove Lockbox Bank to the Mansion Grove Borrower for invoiced costs associated with capital expenditures not more frequently than once per month pursuant to instructions from the mortgagee, upon delivery by the Mansion Grove Borrower to the mortgagee of an officer's certificate certifying as to certain matters, provided no event of default shall have occurred and be continuing. If the Mansion Grove Lockbox Bank determines that there will be insufficient amounts in the Mansion Grove Lockbox to fund the Mansion Grove Capital Reserve Account, the Mansion Grove Borrower shall be required, after notice thereof, to deposit the shortfall into the Mansion Grove Capital Reserve Account.

   The Mansion Grove Borrower may, at any time, elect to replace any Mansion Grove Tax and Insurance Amounts then being retained by the Mansion Grove Lockbox Bank and satisfy its obligations by delivery to the mortgagee of a letter of credit, cash or cash equivalents (any such security, the "Mansion Grove Mortgage Escrow Security") in an amount reasonably estimated by the Mansion Grove Borrower to be one-half of the amount sufficient (including the amount of any remaining Mansion Grove Tax and Insurance Amounts) to discharge the real estate taxes, insurance premiums and impositions which shall become due during the 12 month period immediately after the date of delivery of such Mansion Grove Mortgage Escrow Security (and for each 12 month period thereafter for so long as the Mansion Grove Borrower elects to post such security). Any such letter of credit shall either (i) be an "evergreen" letter of credit or (ii) not expire until a date not sooner than two months after the Mansion Grove Maturity Date or (iii) be a series of letters of credit each with a term of one year; provided, that on or before the date which is 30 days prior to the expiration of each such one-year letter of credit, the Mansion Grove Borrower shall deliver to the mortgagee a replacement one-year letter of credit and the term of the final one-year letter of credit shall not expire until a date not sooner than two months after the Mansion Grove Maturity Date; provided, further, that

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in the event that the Mansion Grove Borrower fails to deliver to the mortgagee a replacement one-year letter of credit within the time periods set forth above, the mortgagee shall be entitled to draw the entire amount of the then effective letter of credit for application to the payment of such taxes or impositions. Each such letter of credit shall be issued by a bank with a long-term unsecured debt rating of at least "AA" or its equivalent by each Rating Agency or, if not rated by all the Rating Agencies, then at least "AA" or its equivalent by two of the Rating Agencies (provided that one of such Rating Agencies shall be S&P) (a "Mansion Grove Approved Bank").

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Mansion Grove Borrower is generally prohibited from transferring or encumbering the Mansion Grove Property except that the Mansion Grove Borrower shall have the right to sell, not more than once during the term of the Mansion Grove Loan, in whole its interest in the Mansion Grove Property to a Mansion Grove Qualified Purchaser (as defined below), subject to the prior written approval of the mortgagee, which approval shall not be unreasonably withheld, and to the satisfaction of the following conditions, among others:
(i) the Mansion Grove Borrower shall give at least 30 days' notice of the proposed date of sale (the "Mansion Grove Sale Date"); (ii) no event of default shall have occurred and be continuing as of the date of such notice or the Mansion Grove Sale Date; (iii) the Mansion Grove Borrower shall provide evidence of the real estate experience, qualifications, creditworthiness and management ability of the proposed Mansion Grove Qualified Purchaser and its property manager; (iv) the Mansion Grove Qualified Purchaser shall agree to assume the obligations of the Mansion Grove Borrower under the Mansion Grove Loan; (v) the mortgagee shall receive acceptable opinions of counsel, including an acceptable nonconsolidation opinion addressed to the mortgagee and the Rating Agencies; (vi) the Mansion Grove Borrower shall pay the mortgagee a transfer fee equal to 1% of the principal amount of the Mansion Grove Loan as of the Mansion Grove Sale Date, and (vii) any transfer described herein shall be subject to the prior written consent of the mortgagee, as well as delivery by the Rating Agencies of written confirmation that any such transfer will not result in the withdrawal, qualification or downgrading of the then current ratings of the Certificates.

   A "Mansion Grove Qualified Purchaser" means a single purpose entity, acceptable to the mortgagee and the Rating Agencies in their sole discretion, meeting such requirements of creditworthiness and real estate experience ownership and/or management as the mortgagee shall deem pertinent in its sole discretion. Notwithstanding anything to the contrary, approval of a proposed transferee as a Mansion Grove Qualified Purchaser by the mortgagee and the Rating Agencies shall not be required provided the following criteria are met: (i) the proposed transferee is, or is controlled by, a pension fund, a pension fund advisor, an insurance company, a reputable bank doing substantial business in a major financial market or a real estate investment trust rated investment grade by the Rating Agencies (in any such case, the "Controlling Entity"); (ii) the Controlling Entity has a net worth of at least $150,000,000 and total assets of at least $300,000,000 or, if the Controlling Entity is a pension fund advisor, controls at least $1,000,000,000 in assets; and (iii) the proposed transferee controls at least 20 multi-family apartment properties with an aggregate of at least 5,000 units, substantially comparable to the Mansion Grove Property with respect to standard of operation and maintenance, quality and location (provided such properties need not be located in the same metropolitan area as the Mansion Grove Property).

   The Mansion Grove Loan generally prohibits the transfer of any interest in the Mansion Grove Borrower without the prior written consent of the mortgagee, except that mortgagee's consent is not required with respect to transfers of direct or indirect beneficial interests in the Mansion Grove Borrower, provided that (i) no event of default shall have occurred and be continuing, (ii) at least fifteen business days' notice shall be delivered to the mortgagee and the Rating Agencies, (iii) the Mansion Grove Borrower shall remain a single purpose entity, and (iv) no transfer of limited partner, non-managing member or shareholder interests shall result in any one person (or any group of Affiliates), other than Sanford N. Diller, owning, directly or indirectly, 50% or more of the beneficial ownership interests of the Mansion Grove Borrower. If 10% or more of the direct beneficial interests in the Mansion Grove Borrower are transferred or if any transfer shall result in a person or a group of Affiliates acquiring more than a 50% interest as set forth above, the Mansion Grove Borrower is required to deliver to the Rating Agencies and the mortgagee a satisfactory opinion of counsel as to nonconsolidation in bankruptcy, and an officer's certificate certifying that such transfer is not an event of default. However, neither mortgagee's consent nor delivery of a nonconsolidation opinion is required in connection with any of the following transfers: (i) a transfer or transfers of limited partnership interests in the Mansion Grove Borrower to Sanford N. Diller, Robert W. Wagner or Mark R. Kroll or the spouse of any of them as a result of the revocation of the Owning Trusts, (ii) a transfer or transfers of direct or indirect beneficial interests in the Mansion Grove Borrower by any individual described in the foregoing clause (i) or his related Owning Trust to such person's estate, heirs, spouse or direct lineal descendants or their respective spouses or to any trust for the benefit of any of them, and (iii) a transfer or transfers of direct or indirect beneficial interests in the Mansion Grove

Borrower by Robert W. Wagner or Mark R. Kroll, their related Owning Trust, such individual's spouse, estate or heirs to Sanford N. Diller, his related Owning Trust, lineal descendant, estate or heirs or a trust benefiting any of the foregoing; provided, however, that any subsequent transfer by any person who is such a transferee shall be subject to the restrictions otherwise set forth in this paragraph.

   The Mansion Grove Borrower is not permitted to incur any additional indebtedness without the consent of the mortgagee, other than unsecured indebtedness for operating expenses incurred in the ordinary course of business which does not exceed, at any time, $2,500,000 and is paid within 60 days of the date incurred, unless the Mansion Grove Borrower is in good faith and by proper legal proceedings diligently contesting its obligation to pay such indebtedness, and provided that at the time of commencement of such proceedings and during the pendency thereof (i) adequate reserves with respect thereto are maintained on the books of the Mansion Grove Borrower in accordance with GAAP, (ii) such contest operates to suspend collection of such amounts or enforcement of such obligations and (iii) no event of default exists and is continuing.

   Insurance. The Mansion Grove Borrower is required to maintain for the Mansion Grove Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount at all times sufficient to prevent the Mansion Grove Borrower from becoming a co-insurer, but in any event equal to the full insurable value (i.e. actual replacement cost) of the improvements and the building equipment, (b) comprehensive general liability insurance, including bodily injury, contractual injury, death and property damage liability, and excess and/or umbrella liability insurance in such amounts as are generally required by institutional lenders for comparable properties, but in no event less than $1,000,000 per occurrence and with an aggregate limit of not less than $5,000,000, (c) statutory workers' compensation insurance, (d) business interruption and/or loss of "rental value" insurance in an amount sufficient to avoid any co-insurance penalty and to cover at least 12 months of net revenue, but not less than $12,825,000, provided that such policies of insurance shall be subject only to exclusions that are acceptable to the mortgagee and the Rating Agencies, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Mansion Grove Property, (f) broad-form boiler and machinery insurance (without exclusion for explosion) and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Mansion Grove Property, (g) if any improvement is located within an area designated as "flood prone" or a "special flood hazard area", flood insurance if available, in an amount equal to the lesser of the outstanding principal amount of the Mansion Grove Loan and the maximum limit of coverage available with respect to the Mansion Grove Property, acceptable to the mortgagee; provided, however, that if flood insurance shall be unavailable from private carriers, flood insurance provided by the federal or state government, if available, (h) earthquake insurance as described below, and (i) at the mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.

   If the Mansion Grove Property is part of a pool for earthquake insurance coverage along with some or all of the Mansion Grove Affiliated Properties (as defined below), then the Mansion Grove Borrower shall seek to include the Mansion Grove Property as part of that pool for earthquake insurance coverage purposes, provided that such coverage can be obtained utilizing the same or similar underwriting criteria, and providing for the same or similar terms and conditions of coverage, as are applicable with respect to the other properties included in that pool; and provided further, that if the Mansion Grove Property is included in the afore-described pool, then the Mansion Grove Borrower shall be required to spend at least $120,000 per year for such earthquake coverage. The "Mansion Grove Affiliated Properties" generally means properties owned or controlled by, or managed by any person controlled by, the same party or parties who control the general partner of the Mansion Grove Borrower. If the Mansion Grove Property is not part of a pool for earthquake insurance coverage, then the Mansion Grove Borrower shall seek to obtain separate earthquake insurance coverage for the Mansion Grove Property under such terms and conditions as it deems reasonable in its good faith judgment, provided that such earthquake insurance coverage is available on commercially reasonable terms as determined by the Mansion Grove Borrower in its good faith judgment; and provided further, that if such coverage is available on commercially reasonable terms, then the Mansion Grove Borrower shall be required to spend at least $120,000 per year in obtaining such earthquake coverage. Any insurers providing earthquake insurance coverage shall have, for the first $10,000,000 of coverage, a claims-paying ability rating by S&P of not less than "A-" or its equivalent by any other Rating Agency.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion, if less than all, of the total coverage of such policy that is allocated to the Mansion Grove Property and any sublimits in such blanket policy applicable to the Mansion Grove Property, which amounts shall not be less than the amounts required pursuant to, and which shall in any case comply in all other respects with the requirements of, the Mansion Grove Loan. All insurance policies are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except as described below under "--Condemnation and Casualty" and to contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the Mansion Grove Borrower; (ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Mansion Grove Borrower, mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the mortgagee knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to and in the general vicinity of the Mansion Grove Property, but in no event in excess of (A) $100,000 and (B) with respect to earthquake insurance, the greater of $100,000 and 10% of the value of the building in question; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least 30 days' prior written notice to the mortgagee, in each instance.

   The Mansion Grove Loan requires the Mansion Grove Borrower to obtain the insurance described above, in all cases except as otherwise provided with respect to earthquake insurance, from domestic primary insurance carriers having both (x) a claims paying ability rating by S&P of not less than "AA" or its equivalent by any other Rating Agency ("AA Rating"), and (y) a Best's rating of "A" or better with a financial size category of not less than IX. Notwithstanding the foregoing, the Fireman's Fund Insurance Corporation is deemed to be an acceptable insurer; provided, however, that in the event the claims-paying ability rating assigned to Fireman's Fund Insurance Corporation by S&P falls below "A-", then the Mansion Grove Borrower shall be obligated to obtain the insurance coverage required above. Notwithstanding the foregoing, the Mansion Grove Borrower shall be obligated to spend a maximum of $150,000 (for annual insurance premiums) to obtain the coverage required under the Mansion Grove Mortgage from insurers with a "AA" Rating; to the extent that the coverage required under the Mansion Grove Mortgage is not available from insurers with a "AA" Rating or is available therefrom at a cost in excess of such maximum, the Mansion Grove Borrower shall be obligated to obtain such coverage, irrespective of cost, from insurers having a claims-paying-ability rating by S&P of not less than "A" and its equivalent by any other Rating Agency and otherwise in accordance with the requirements of the Mansion Grove Mortgage, to the extent available. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance."

   Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Mansion Grove Property or a condemnation of a portion of the Mansion Grove Property, in either case which does not constitute a Mansion Grove Total Loss, the Mansion Grove Borrower is obligated either (1) to pay in full the principal and interest and all other amounts due on the Mansion Grove Loan or (2) to commence and diligently prosecute to completion the repair, restoration and rebuilding of the Mansion Grove Property. A "Mansion Grove Total Loss" means (i) a casualty, damage or destruction of the Mansion Grove Property, the cost of restoration of which would exceed 50% of the outstanding principal amount of the Mansion Grove Loan, or (ii) a permanent condemnation of 50% or more of the GLA of the Mansion Grove Property or so much thereof, in either case, such that it would be impracticable, in the mortgagee's reasonable discretion, even after restoration, to operate the Mansion Grove Property as an economically viable whole and with respect to which the applicable tenant leases and licenses of the property do not require such restoration.

   Following a casualty or condemnation at the Mansion Grove Property, any insurance and condemnation proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the Mansion Grove Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds equal or exceed the outstanding principal balance of the Mansion Grove Loan, (ii) an event of default has occurred or is continuing, (iii) a Mansion Grove Total Loss has occurred, (iv) the work of repair or restoration cannot be completed before the earlier of (a) the date which is six months before the Mansion Grove Maturity Date or (b) the date on which the business interruption insurance expires, (v) the Mansion Grove Property is not capable of being restored substantially to its condition prior to such casualty or condemnation, (vi) the Mansion Grove Borrower is unable to demonstrate to the mortgagee's reasonable satisfaction its continuing ability to pay the Mansion Grove Loan, or (vii) such proceeds were the result of a condemnation, and after restoration is completed, there are excess proceeds which were not required to effect such restoration, subject to the Mansion Grove Borrower's right to elect to deposit such excess proceeds in an escrow account as described below.

   In the event of (a) a Mansion Grove Total Loss resulting from a casualty, damage or destruction, if either (i) the cost to repair the Mansion Grove Property would exceed 5% of the outstanding principal amount of the Mansion Grove Loan (the "Mansion Grove Threshold Amount") and the restoration of the Mansion Grove Property cannot reasonably be completed before the date which is the later to occur of the date of expiration of any business interruption insurance or the date of expiration of any letter of credit posted in lieu thereof or in addition thereto and under such circumstances the Mansion Grove Borrower is not required under any tenant lease to make the proceeds available to restore the Mansion Grove Property or
(ii) the mortgagee elects not to permit the Mansion Grove Borrower to restore the Mansion Grove Property, or (b) a Mansion Grove Total Loss resulting from a condemnation, and the mortgagee elects to apply the proceeds against the indebtedness, then the Mansion Grove Borrower must prepay the Mansion Grove Loan to the extent of the insurance or condemnation proceeds received.

   If any insurance or condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Mansion Grove Threshold Amount, then all such proceeds will be paid over to the mortgagee and applied to amounts due under the Mansion Grove Loan and the prepayment of the principal amount outstanding thereon, without a prepayment premium or penalty, if any of the requirements in clauses (i) through (vii) in the second paragraph of "--Condemnation and Casualty" herein are met. If such insurance or condemnation proceeds received do not exceed the Mansion Grove Threshold Amount, they are to be paid to the Mansion Grove Borrower to be used for restoration. If such insurance or condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Mansion Grove Threshold Amount and are not required to be applied to the payment or prepayment of the Mansion Grove Loan as described above, then the mortgagee is obligated to make all insurance and condemnation proceeds (other than business interruption insurance proceeds) available to the Mansion Grove Borrower for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the Mansion Grove Property, subject to the following conditions: (i) at the time of loss or damage or at any time thereafter while the Mansion Grove Borrower is holding any portion of the proceeds, there shall be no continuing event of default; (ii) if the estimated cost of the work (as estimated by the independent architect referred to in clause (iii) below) shall exceed the proceeds, the Mansion Grove Borrower shall, at its option, either deposit with or deliver to the mortgagee (A) cash and cash equivalents, (B) a letter or letters of credit issued by a Mansion Grove Approved Bank in an amount equal to the estimated cost of the work less the proceeds available or (C) such other evidence of the Mansion Grove Borrower's ability to meet such excess costs which is reasonably satisfactory to the mortgagee; and (iii) the mortgagee shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the work accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the work of restoration. Disbursement of the proceeds in cash or cash equivalents to the Mansion Grove Borrower shall be made from time to time (but not more frequently than once in any month) by the mortgagee but only for so long as no event of default shall have occurred and be continuing, as the work progresses upon receipt by mortgagee of an officer's certificate of the Mansion Grove Borrower and an independent architect's certificate as to the progress of the restoration. No payment made prior to the final completion of the work, except for payment made to contractors whose work shall have been fully completed and from whom final lien waivers have been received, shall exceed 95% of the value of the work performed from time to time, and at all times the undisbursed balance of said proceeds together with all amounts deposited, bonded or guaranteed, shall be at least sufficient to pay for the estimated cost of completion of the work.

   If, after the work is completed and all costs of completion have been paid, there are excess proceeds, then upon 10 days' prior written notice from the Mansion Grove Borrower to the mortgagee, provided no event of default has occurred and is then continuing, the Mansion Grove Borrower shall have the option of directing the mortgagee to either (a) retain such proceeds in the Mansion Grove Capital Reserve Account to be applied by the Mansion Grove Borrower to the cost of improvements, alterations, tenant improvements or other capital improvements, (b) apply such excess proceeds with respect to the condemnation or casualty to the payment or prepayment of all or any portion of the indebtedness secured by the Mansion Grove Mortgage without penalty or premium, or (c) if the amount of such excess proceeds is less than $1,000,000, or if such excess proceeds of any amount are the product of a Mansion Grove Siding Litigation Recovery, pay same to the Mansion Grove Borrower. The Mansion Grove Borrower has disclosed to the mortgagee that it has engaged as plaintiff in litigation seeking damages in connection with the quality of materials used for hardboard siding on the improvements. In the event that the Mansion Grove Borrower's litigation results in a recovery by the Mansion Grove Borrower (a "Mansion Grove Siding Litigation Recovery"), such Mansion Grove Siding Litigation Recovery shall be applied in accordance with the provisions set forth herein as though the same constituted "proceeds" for the replacement of hardboard siding on the improvements; provided, that in no event shall such Mansion Grove Siding Litigation Recovery or any portion thereof be required to be used to prepay the Mansion Grove Loan.

   Debt Service Coverage Ratio Covenant. The Mansion Grove Borrower is required to achieve, and within 30 days of the end of each calendar quarter (the "Mansion Grove DSCR Determination Date") provide evidence to the mortgagee of the achievement of, a Mansion Grove DSCR for the Mansion Grove Property of not less than 1.10 to 1.0 (the "Mansion Grove

Management Replacement DSCR"). The "Mansion Grove DSCR" means, as of the last day of any fiscal quarter of the Mansion Grove Borrower, for the most recent period of 12 consecutive calendar months ending on or prior to such date, the ratio of net operating income determined in accordance with GAAP to the amount of interest and principal due and payable during such period (based on a debt service constant of the greater of 9.66% per annum and the actual debt service constant for such period).

   If the Mansion Grove Management Replacement DSCR is not maintained and the Mansion Grove Manager is managing the Mansion Grove Property in a manner that is inconsistent with standards that are customary for comparable properties, the mortgagee shall deliver to the Mansion Grove Borrower notice thereof and shall, provided that the Mansion Grove Management Replacement DSCR is not achieved within, and the Mansion Grove Manager continues to manage the Mansion Grove Property in a manner that is inconsistent with standards that are customary for comparable properties for, 90 days following the giving of such notice, have the right to terminate the Mansion Grove Management Agreement unless the Mansion Grove Borrower shall deposit additional funds in the Mansion Grove Lockbox in an amount which, if treated as income from the operations of the Mansion Grove Property, would increase net operating income and thereby maintain a Mansion Grove DSCR in excess of the Mansion Grove Management Replacement DSCR. Any such funds escrowed shall be returned to the Mansion Grove Borrower if the Mansion Grove Management Replacement DSCR is achieved for two consecutive Mansion Grove DSCR Determination Dates without taking into account any such escrowed funds in making such determination.

   Approval Rights. Under the Mansion Grove Loan, the Mansion Grove Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 60 days prior to the commencement of each calendar year. If the mortgagee notifies the Mansion Grove Borrower within 10 days of any objections to such budget, the Mansion Grove Borrower is required to revise the same and resubmit it to the mortgagee until the mortgagee approves an annual budget. In the event that the Mansion Grove Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required promptly to deliver to the mortgagee, for the mortgagee's approval, a reasonably detailed explanation of such proposed expense.

   Without the mortgagee's consent (which may not be unreasonably withheld or delayed), the Mansion Grove Borrower may not enter into any management agreement. If during the term of the Mansion Grove Loan, the Mansion Grove Borrower wishes to designate another property manager acceptable to the mortgagee, the Mansion Grove Borrower must notify the mortgagee and the Rating Agencies in writing and obtain from the Rating Agencies written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. The mortgagee has the right to replace the property manager upon the occurrence of the events described above under "--Property Management" and to direct the retention of a new property manager at any time following the occurrence and during the continuance of an event of default and the appointment of a receiver, and at any time after July 1, 2007.

   Provided that no event of default shall have occurred and be continuing, the Mansion Grove Borrower has the right, without the mortgagee's consent, to undertake any alteration, improvement, demolition or removal of the Mansion Grove Property or any portion thereof (any such alteration, improvement, demolition or removal, a "Mansion Grove Alteration") so long as (i) the Mansion Grove Borrower provides the mortgagee with prior written notice of any Mansion Grove Alteration which, when aggregated with all related Mansion Grove Alterations constituting a single project, involves an estimated cost exceeding the Mansion Grove Threshold Amount (a "Mansion Grove Material Alteration") and (ii) any Mansion Grove Alteration is undertaken in accordance with the Mansion Grove Loan documents and is not prohibited by any leases, and will not upon completion materially adversely (A) affect the value, use or operation of the Mansion Grove Property taken as a whole or (B) reduce the net operating income for the Mansion Grove Property from the level available immediately prior to commencement of such Mansion Grove Alteration. Any Mansion Grove Material Alteration is required to be conducted under the supervision of an independent architect and no such Mansion Grove Material Alteration may be undertaken until five business days after there shall have been filed with the mortgagee, for information purposes only and not for approval by the mortgagee, detailed plans and specifications and cost estimates therefor, prepared by such independent architect. Notwithstanding anything to the contrary contained in the foregoing, no Mansion Grove Material Alteration nor any Mansion Grove Alterations which when aggregated with all other Mansion Grove Alterations (other than Mansion Grove Material Alterations) then being undertaken by the Mansion Grove Borrower exceeds the Mansion Grove Threshold Amount, may be performed unless the Mansion Grove Borrower has first delivered to the mortgagee cash, cash equivalents and/or a letter of credit by a Mansion Grove Approved Bank as security in an amount not less than the estimated cost of the Mansion Grove Material Alteration or the Mansion Grove Alterations in excess of the Mansion Grove Threshold Amount.

    The Mansion Grove Borrower may, without the consent of the mortgagee, amend, modify or waive the provisions of any tenant lease or terminate, reduce rents under or shorten the term of any tenant lease.

   Financial Reporting. The Mansion Grove Borrower is required to furnish to the mortgagee: (a) annually within 120 days after the end of each fiscal year, a copy of its year-end financial statements audited by a nationally recognized, independent public accounting firm reasonably acceptable to the mortgagee; (b) monthly within 30 days following the end of each calendar month (except the last month of its fiscal year), unaudited financial statements prepared internally in accordance with GAAP; (c) monthly within 30 days of each calendar month, a complete and certified rent roll; (d) annually, no later than 15 business days after the first day of each fiscal year, a schedule describing all taxes and other impositions payable or estimated to be payable during such fiscal year; and (e) such reasonable additional information regarding the Mansion Grove Property as the mortgagee may reasonably request in writing.

 NORTH SHORE TOWERS: THE BORROWER; THE PROPERTY

   The Loan. The North Shore Towers Loan was made by John Hancock Mutual Life Insurance Company ("John Hancock") on November 21, 1994 to North Shore Towers Apartments Incorporated (the "North Shore Towers Borrower") and amends and consolidates various loans originated by Chase Manhattan Mortgage and Realty Trust and its successors and assigns in October 1972 and September 1983. The North Shore Towers Loan was acquired by MSMC on September 25, 1997 pursuant to the Hancock Agreement pursuant to which John Hancock will retain a portion of the interest (the "Hancock Retained Interest") accruing thereon equal to 2.57% per annum and will act as subservicer of the North Shore Towers Loan. The Hancock Retained Interest is payable to John Hancock whether or not it is subservicing the North Shore Towers Loan. The North Shore Towers Loan has a principal balance as of the Cut-Off Date of approximately $70,280,966. It is secured by, among other things, a Mortgage (the "North Shore Towers Mortgage") encumbering a co-operative apartment project known as North Shore Towers, located in Floral Park, Queens County, New York (the "North Shore Towers Property").

   The Borrower. The North Shore Towers Borrower is a New York corporation organized for the purpose of owning the North Shore Towers Property and carrying on all incidental or related activities. The North Shore Towers Borrower owns no material asset other than the North Shore Towers Property and related interests. The North Shore Towers Borrower is owned approximately 84% by tenant-shareholders and approximately 16% by the original sponsor, Three Towers Holding, Inc.

   The Property. The North Shore Towers Property securing the North Shore Towers Loan includes three 33-story, cooperative, apartment buildings with 1,844 residential apartments (including 9 below grade units), an underground parking garage with approximately 2,374 parking spaces, surface parking lots that can accommodate approximately 547 cars and a "residents only" country club with an 18-hole golf course. The North Shore Towers Property is situated on approximately 111 acres. All of the land is owned by the North Shore Towers Borrower in fee, except for approximately 4.47 acres, on which a portion of the golf course, the eastern entrance roadway and a corner of the tennis courts are situated, which is held under a ground lease that does not expire until 2071. The three buildings, which were constructed in 1971, are connected by a below-ground arcade that stretches approximately one quarter mile and contains commercial space which is occupied by several businesses, including a Chase bank branch, a doctor's office, a 470 seat movie theater, a supermarket deli, boutique, florist, beauty parlor, jeweler, dry cleaner and a card store. The country club's amenities include an 18-hole golf course, 5 lighted tennis courts, indoor and outdoor swimming pools, whirlpool, steam sauna and fitness facilities. The North Shore Towers Property has its own energy plant which supplies the three buildings with electricity, hot water, heat and air conditioning.

   1,549 of the residential apartments have been sold and all, except 6 of these units which have been sublet, as of June 30, 1997, are owner occupied. The apartment owners, other than the sponsor, are permitted to sublet their units once only for a period of 1 to 2 years. 295 of the residential apartments are owned by the sponsor, Three Towers Holding, Inc. These units are rent stabilized units and are regulated under the New York Department of Housing and Community Renewal. As of August 22, 1997, 25 of the sponsor-owned units were vacant.

   The table below summarizes certain information, as of June 30, 1997, with respect to the apartment units at the North Shore Towers Property that are owned by Three Towers Holding, Inc.:

                   SPONSOR-HELD RESIDENTIAL APARTMENT UNITS

                                             STABILIZED
                 NO.                          MONTHLY        MONTHLY
DESCRIPTION     UNITS    ROOMS   TOTAL SF       RENT     MAINTENANCE(1)
-------------  ------- -------  ---------- ------------  --------------
Studio             1         2        450     $    690      $    440
Studio             1         3        600     $  1,145      $    617
One Bed           54       162     37,800     $ 49,159      $ 37,542
One Bed          131       524    121,830     $165,300      $151,225
Two Bed           93       465    111,600     $155,222      $152,982
Three Bed         14        84     18,900     $ 26,347      $ 31,879
Three Bed          1         8      2,000     $  4,037      $  3,905
               ------- -------  ----------
 Total           295     1,248    293,180
               ======= =======  ==========

------------
(1) Monthly maintenance is calculated by allocating the maintenance charges per available share, including electricity, from the December 31, 1996 financial statement to individual units based on their share allocation outlined in the Offering Plan.

    The commercial portion of the North Shore Towers Property had an annualized base rent of approximately $458,452.80 as of March 20, 1997.

   A marketability study dated July 14, 1997, prepared by Regional Appraisal Associates determined a value, as of June 30, 1997, assuming co-operative ownership above any underlying mortgage or financing, for the North Shore Towers Property of approximately $350,000,000.

   Market Overview and Competition. According to the marketability study performed by Regional Appraisal Associates, the range and quality of the North Shore Towers Property's amenities (particularly the country club and on-site shops, entertainment, banking and medical facilities) made it difficult to find comparable properties on which to base a competitive analysis. Competitors in the local area include the Bay Club, an enclosed condominium complex containing two 22-story apartment buildings with 630 units, a health club and 24 hour doormen, and the Versailles, a 16-story, 243 unit cooperative building, both of which are located approximately four miles northwest of the North Shore Towers Property. The Versailles shares common grounds with two other cooperative buildings, the Americana and the Seville. The Seville is a 16-story, 290 unit building and the Americana is a 16-story, 243 unit building. The Versailles, the Americana and the Seville were built around 1969 and have a health club, a below grade shopping area and doormen. Another competitor in the local area is One Kensington Gate, a six-story cooperative building built around 1970 and located approximately six miles north of the North Shore Towers Property with amenities that include a swimming pool, doorman and built-in garage. The North Shore Towers Property also competes with other properties in the New York City area.

   Location/Access. The North Shore Towers Property is located on the northeast corner of the Grand Central Parkway Service Road and 267th Street in Floral Park, Queens County, New York, on the border of Queens and Nassau Counties. The surrounding communities include Glen Oaks and Bellerose to the west, Lake Success (Nassau County) and Little Neck to the north, North New Hyde Park (Nassau County) to the east and Floral Park (Nassau County) to the south. The main local shopping district is Union Turnpike which has several shopping centers. New York Surface Bus Transportation provides daily express bus service to and from Manhattan. This service is augmented by private bus transportation to shopping centers and other points, on a daily basis. There is no subway service in this area of Queens. The area is serviced by the Long Island Expressway and the Grand Central Parkway.

   Ground Leases. The interest of the North Shore Towers Borrower in a 4.47 acre portion of the North Shore Towers Property (on which a portion of the golf course, the eastern entrance roadway and a corner of the tennis courts are situated) consists of a ground leasehold interest created under a lease dated March 24, 1977, between Michelin Tire Corporation as lessor and Sigmund Sommer as lessee. Sigmund Sommer assigned its interest in the lease to the North Shore Towers Borrower. The initial term of the lease expires on June 30, 2071. The annual rent is $100.00.

   The North Shore Towers Borrower is the holder of both the lessor's and, by assignments, the lessee's interests (which interests have expressly not been merged) in a ground lease dated July 1, 1972, between Sigmund Sommer as lessor and North Shore Developers, a New York limited partnership, as lessee, covering another portion of the North Shore Towers Property. Sigmund Sommer assigned its interest in the lease to the North Shore Towers Borrower. Both the ground lease and the fee interest of the North Shore Towers Borrower in the portion of the property subject to the ground lease are security under the North Shore Towers Mortgage.

   Environmental Report. A Phase I site assessment dated August 1997 was performed on the North Shore Towers Property. The Phase I assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the North Shore Tower Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Report. The annual property inspection by an engineer was completed on the North Shore Towers Property on December 31, 1996 by a third party engineering firm. The inspection concluded that the North Shore Towers Property was generally in good physical condition and identified no immediate deferred maintenance requirements. As of December 31, 1996, the North Shore Towers Borrower had a reserve fund of $4,423,242 and an auxiliary reserve fund of $3,370,947, to fund capital improvements, repairs and maintenance on the North Shore Towers Property. See "--Lockbox and Reserves" herein.

   Property Management. The North Shore Towers Property is managed by North Shore Towers Management Incorporated (the "North Shore Towers Manager"), pursuant to the terms of a Management Agreement dated May 1, 1995

(the "North Shore Towers Management Agreement"). The North Shore Towers Manager is an affiliate of the sponsor, Three Towers Holding, Inc., and is dedicated solely to the management of the North Shore Towers Property. The North Shore Towers Manager is responsible for the management, operation, maintenance and leasing of the North Shore Towers Property (including the country club). The initial term of the North Shore Towers Management Agreement will terminate on June 30, 1998.

   The North Shore Towers Borrower has agreed pursuant to the terms of the North Shore Towers Mortgage that the North Shore Towers Management Agreement shall be expressly subject and subordinate to the North Shore Towers Mortgage. The North Shore Towers Borrower shall advise the mortgagee prior to any amendment, modification or termination of the North Shore Towers Management Agreement or upon entering into any new or replacement management contract, but the North Shore Towers Borrower shall have the right to make all final decisions relating thereto.

   The North Shore Towers Manager is entitled to (a) a monthly management fee of $72,916.67, (b) a commission equal to 6% of the purchase price of shares of stock of the North Shore Towers Borrower in connection with services relating to the sale of such shares, and (b) a leasing commission equal to the aggregate of (i) 7% of the rent for the first lease year, (ii) 5% of the rent for the second lease year, and (iii) 3% of the rent for each of the third, fourth and fifth lease years, in connection with leasing or subleasing spaces at the North Shore Towers Property acquired or reacquired by the North Shore Towers Borrower.

 NORTH SHORE TOWERS: THE LOAN

                  CERTAIN NORTH SHORE TOWERS LOAN STATISTICS

                    LOAN PER        LOAN TO      ACTUAL    REFINANCING
                     UNIT(1)     VALUE RATIO(2)  DSCR(3)    DSCR (4)
                 -------------- --------------  -------- -------------
Cut-Off Date  ..     $38,113          20.1%       2.83x       3.18x
At Maturity  ...     $34,969          18.4%       3.14x       3.47x

------------

(1) Based on the 1,844 residential apartment units securing the North Shore Towers Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on the July 14, 1997 marketability study and Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $20,124,264 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the North Shore Towers Loan during the 12 months following the Cut-Off Date, and in the case of Maturity Date DSCR, 12 months of debt service on the North Shore Towers Loan assuming a balance equal to the Balloon Balance, a coupon equal to the North Shore Towers Interest Rate and an amortization term equal to 360 months.

(4) Based on (a) Underwritable Cash Flow of $20,124,264 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Cut-Off Date Principal Balance of the North Shore Towers Loan, and in the case of Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Balloon Balance.

   Security. The North Shore Towers Loan is a nonrecourse loan, secured only by the fee and leasehold estates of the North Shore Towers Borrower in the North Shore Towers Property and certain other collateral relating thereto (including an assignment of leases and rents, an assignment of the management contract and an assignment of proprietary leases). John Hancock is the named insured under the title insurance policy (which will be assigned to the Trust
Fund) which insures, among other things, that the North Shore Towers Mortgage constitutes a valid and enforceable first lien on the North Shore Towers Property, subject to certain exceptions and exclusions from coverage set forth therein.

   The North Shore Towers Loan amends and consolidates, pursuant to a Note Consolidation Agreement, certain prior loans made by Chase Manhattan Mortgage and Realty Trust and its successors and assigns. In connection with the sale of the North Shore Towers Loan, John Hancock delivered to MSMC an originally executed Note Consolidation Agreement, but did not deliver originals of 3 of the 4 consolidated Notes. The loss of such Notes creates the risk that a bona fide purchaser of such Notes could assert competing claims for payment under such Notes. John Hancock has delivered to MSMC a Lost Note Certificate and Indemnity pursuant to which it agrees to indemnify MSMC and its assigns against any and all losses, costs, or liabilities incurred by MSMC or its assigns as a result of any person claiming an interest in any of the consolidated Notes.

   Payment Terms. The North Shore Towers Loan matures on December 1, 2004 (the "North Shore Towers Maturity Date") and bears interest at a fixed rate per annum equal to 9.32% (the "North Shore Towers Interest Rate") through and including the North Shore Towers Maturity Date. As a result of the Hancock Retained Interest required to be paid to John Hancock as described in "--North Shore Towers: The Borrower; the Property--The Loan" above, the interest rate payable to the Trust Fund on the North Shore Towers Loan will be 6.75%. Interest on the North Shore Towers Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the North Shore Towers Loan is the first day of each calendar month, and there is no grace period for a default in payment of principal or interest. Commencing on January 1, 1995 and ending on November 1, 2004, the North Shore Towers Loan requires constant monthly payments of principal and interest (the "North Shore Towers Monthly Debt Service Payments") of $593,498.89 (based on a 360-month amortization schedule and the North Shore Towers Interest Rate). On the North Shore Towers Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the North Shore Towers Loan documents, is required. The principal balance of the North Shore Towers Loan at the North Shore Towers Maturity Date, based on scheduled amortization, will be approximately $64,482,117.

   Upon the occurrence of any event of default, the entire unpaid principal amount of the North Shore Towers Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law, and (b) 12.32% per annum (the "North Shore Towers Default Rate").

   Prepayment. Voluntary prepayment is permitted in whole (but not in part), upon not less than 30 nor more than 90 days' prior written notice and payment of a prepayment premium (the "North Shore Towers Yield Maintenance Premium") equal to the greater of (a) the product obtained by multiplying (i) the difference obtained by subtracting from 9.5028% the yield rate on publicly traded United States Treasury Securities having the closest matching maturity date to the maturity date of the North Shore Towers Loan (the "North Shore Towers Treasury Rate"), as such yield rate is reported in the Wall Street Journal or other similar business publication of general circulation on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded United States Treasury Securities is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury Securities, as determined by mortgagee in its reasonable discretion, and (ii) the number of years and fraction thereof remaining between the prepayment date and the scheduled maturity date of the North Shore Towers Loan, and (iii) the amount of the then outstanding principal balance of the North Shore Towers Loan, which product, assuming that it were paid in equal monthly installments until the maturity date of the North Shore Towers Loan, shall be discounted to present value in mortgagee's customary manner and using the North Shore Towers Treasury Rate as a discount rate; and (b) 1% of the then outstanding principal balance of the North Shore Towers Loan. Notwithstanding the foregoing, the North Shore Towers Loan may be prepaid in full (but not in part) without a yield maintenance or prepayment premium during the last 3 months prior to the North Shore Towers Maturity Date. Pursuant to the Hancock Agreement, a substantial portion of any Prepayment Premium paid by the North Shore Towers Borrower will be allocated to John Hancock, equal to the amount of such Prepayment Premium multiplied by a fraction, the numerator of which is 2.57% per annum (the Hancock Retained Interest) and the denominator of which is 3.30% per annum. Any portion of such Prepayment Premium payable to John Hancock will not be included in the Trust Fund and will not be available to Certificateholders.

   Upon acceleration of the North Shore Towers Loan due to an event of default at any time other than during the last 3 months prior to the North Shore Towers Maturity Date, the North Shore Towers Borrower must pay the North Shore Towers Yield Maintenance Premium. No yield maintenance or prepayment premium is required to be paid in connection with any insurance proceeds or condemnation awards that are paid as a result of a North Shore Towers Total Loss (as defined below).

   Lockbox and Reserves. Pursuant to the terms of the North Shore Towers Loan documents, the North Shore Towers Borrower has established a reserve fund (the "North Shore Towers Tax Reserve Fund") with Shawmut Bank Connecticut N.A., as escrow agent, to pay real estate taxes and special assessments on the North Shore Towers Property. On the tenth day of each month, the North Shore Towers Borrower is required to deposit in the North Shore Towers Tax Reserve Fund an amount equal to $727,500, which amount shall be adjusted to an amount sufficient to pay such taxes and assessments as they become due and payable. Funds deposited in the North Shore Towers Tax Reserve Fund shall be invested by the escrow agent in certain permitted investments at the direction of the North Shore Towers Borrower. Funds on deposit in the North Shore Towers Tax Reserve Fund are required to be disbursed, upon presentation of tax bills, to the North Shore Towers Borrower who will make payment of the taxes and assessments when due to the taxing authorities and obtain receipts for such payments for the escrow agent. In the event that the balance in the North Shore Towers Tax Reserve Fund is insufficient, on notice from the escrow agent, the North Shore Towers Borrower shall immediately deposit sufficient sums to cover any such deficiency so escrow agent shall be able to pay the required amount. The North Shore Towers Borrower shall be entitled to any income earned on the deposits held in the North Shore Towers Tax Reserve Fund. Any deposits in the North Shore Towers Tax Reserve Fund in excess of the amount needed to pay taxes and assessments shall be remitted to the North Shore Towers Borrower, provided that no event of default under any of the North Shore Towers Loan documents has occurred and is continuing, and the North Shore Towers Borrower has made the required deposits to the North Shore Towers Tax Reserve Fund. The North Shore Towers Loan has no lockbox arrangement.

   In addition to the North Shore Towers Tax Reserve Fund, as of December 31, 1996, the North Shore Towers Borrower had a reserve fund of $4,423,242 and an auxiliary reserve fund of $3,370,947, to fund capital improvements, repairs and maintenance on the North Shore Towers Property. Such reserve funds do not secure the North Shore Towers Loan, and the mortgagee does not have the right to control their application or use (except to the limited extent set forth below under "--Approval Rights").

   Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. Unless permitted by the North Shore Towers Loan documents as described below, it is an event of default under the North Shore Towers Mortgage if the North Shore Towers Borrower shall, voluntarily or by operation of law, directly or indirectly (including, without limitation, by a transfer, conveyance or other disposition of all or any shares of stock or other ownership interests in the North Shore Towers Borrower or in any entity owning, directly or indirectly, all or any shares of stock or other ownership interest in the North Shore Towers Borrower or in any such entity, other than the sale of stock of the North Shore Towers Borrower by a lessee under a proprietary lease in connection with the transfer, in the ordinary course, of the unit covered by such proprietary lease), sell, assign, transfer, convey or otherwise dispose of, or enter into a contract for the sale of, or mortgage, encumber or grant a security interest with respect to, all or any part of the North Shore Towers Property (including, without limitation, any interest as lessee under the ground leases, or enter into any agreement the effect of which is to transfer (directly or indirectly) any development rights appurtenant to the North Shore Towers Property, or if a change shall occur in the ownership or control of the North Shore Towers Borrower (except for transfers of proprietary leases in the ordinary course of the North Shore Towers Borrower's business) unless (i) the mortgagee shall consent thereto in writing, which consent may be withheld by the mortgagee in its absolute discretion, (ii) the original borrower executing the North Shore Towers Mortgage shall remain primarily liable for the indebtedness secured thereby and the performance of all the terms, covenants, and conditions of the North Shore Towers Mortgage, (iii) the mortgagee is furnished with certified copies of the documentation effecting such transfer or encumbrance and (iv) the transferee(s) execute(s) the North Shore Towers Mortgage as a security agreement and such financing statements and other documents, certificates and instruments as may be required by the mortgagee.

   The North Shore Towers Mortgage provides that the North Shore Towers Borrower will not create any lien or other encumbrance on the North Shore Towers Property, other than (a) encumbrances permitted under the North Shore Towers Loan documents, (b) liens, which are subject and subordinate to the lien of the North Shore Towers Mortgage, of mechanics, materialmen or suppliers incurred in the ordinary course of business of the North Shore Towers Borrower, and (c) leases, licenses and occupancy agreements (including proprietary and commercial leases) (the "North Shore Towers Space Leases") affecting the North Shore Towers Property, which by their terms are expressly subordinate to the North Shore Towers Mortgage.

   The North Shore Towers Loan documents do not prohibit the North Shore Towers Borrower from incurring any additional indebtedness. However, it is an event of default under the North Shore Towers Mortgage if, with respect to any indebtedness for borrowed money in excess of $700,000 in the aggregate, the North Shore Towers Borrower shall default (as principal or surety) in the payment of any principal of, premium, if any, or interest, or in the due performance or observance of any of the other terms of any such indebtedness, in each case beyond any applicable notice and grace period, provided that there shall be no such event of default if the North Shore Towers Borrower is contesting any such claimed default diligently and in good faith by appropriate legal proceedings.

   Insurance. The North Shore Towers Borrower is required to maintain for the North Shore Towers Property (a) insurance against fire, flood, lightning and other risks as are included under standard "all-risk" policies with extended coverage in an amount not less than 100% of the actual replacement value of the improvements, (b) public liability (including personal injury and property damage) insurance in such amounts as usually carried by prudent persons operating similar properties in the same general locality, but in any event with a single limit of not less than $2,000,000 for any one claim with respect to personal injury, a combined aggregate limit of not less than $2,000,000 per occurrence, together with umbrella liability insurance coverage of not less than $15,000,000, (c) statutory workers' compensation insurance and employer's liability insurance in customary amounts, (d) business interruption and/or loss of "rental value" insurance to cover the loss of at least 18 months of income, (e) during any period during which there is construction work being performed, all risk, builders' risk insurance for the North Shore Towers Property, (f) explosion insurance for boilers and similar apparatus located on the North Shore Towers Property in such amounts as usually carried by prudent persons operating similar properties in the same general locality, (g) if the North Shore Towers Property is in a designated flood area, insurance against loss/damage caused by flood in such amounts as usually carried by persons operating similar properties in the same general locality, but in any event in an amount not less than required by such designation, (h) war risk insurance (to the extent obtainable from the United States Government or any agency thereof), and (i) such other insurance for the North Shore Towers Property in such amounts and against such insurable hazards as mortgagee from time to time may reasonably require by written notice to the North Shore Towers Borrower.

   Any such insurance may be effected under a blanket policy so long as such policy shall specify the portion, if less than all, of the total coverage of such policy that is allocated to the North Shore Towers Property and shall in other respects comply with the requirements of the North Shore Towers Loan. All insurance policies are required to (a) (except for worker's compensation insurance) name the North Shore Towers Borrower and the mortgagee as insureds as their respective interests may appear, (b) (except for worker's compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by the North Shore Towers Borrower, subject to the approval of the mortgagee in the event the proceeds shall exceed $250,000, and shall be payable to the mortgagee, to be held and applied as described below under "--Condemnation and Casualty", (c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by the North Shore Towers Mortgage and the North Shore Towers Property and all claims for insurance premiums against the mortgagee, (d) provide that any losses shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured,

(ii) the occupation or use of the North Shore Towers Property for purposes more hazardous than permitted by the terms thereof, (iii) any foreclosure or other action or proceeding taken by the mortgagee pursuant to any provision of the North Shore Towers Mortgage, or (iv) any change in title or ownership of the North Shore Towers Property, (e) provide that no cancellation or material change in coverage shall be effective until at least 30 days after receipt by mortgagee of written notice thereof, and (f) be satisfactory in all other respects to the mortgagee. The North Shore Towers Loan requires the North Shore Towers Borrower to obtain the insurance described above from insurance carriers approved by the mortgagee. See "Risk Factors--Availability of Earthquake, Flood and Other Insurance."

   Condemnation and Casualty. Following a casualty or condemnation at the North Shore Towers Property, any insurance and condemnation proceeds will be applied, at the mortgagee's option, in any one or more of the following ways (subject to the next succeeding paragraph): (a) released to the North Shore Towers Borrower for application to the cost of restoration, (b) to fulfill any of the covenants contained in the North Shore Towers Mortgage as the mortgagee may determine, or (c) regardless of whether part or all of the indebtedness secured by the North Shore Towers Mortgage shall then be matured or unmatured, as follows: (i) first, to the payment of the costs and expenses of the recovery of such proceeds, (ii) second, to the payment of any indebtedness secured by the North Shore Towers Mortgage, other than indebtedness with respect to the North Shore Towers Loan, (iii) third, to the payment of all amounts of principal and interest then outstanding on the North Shore Towers Loan, and (iv) fourth, the balance, if any, to the North Shore Towers Borrower, unless a court orders otherwise.

   The North Shore Towers Mortgage provides that the mortgagee shall apply insurance or condemnation proceeds received as a result of a North Shore Towers Total Loss in the manner specified in clause (c) of the preceding paragraph. A "North Shore Towers Total Loss" means (i) a permanent taking by condemnation of the entire North Shore Towers Property, or (ii) a taking of less than the entire North Shore Towers Property or any damage to or destruction of the North Shore Towers Property, in either case which renders the North Shore Towers Property remaining after such taking, damage or destruction unsuitable for restoration for use as property of substantially the same value, condition, character and general utility as the North Shore Towers Property prior to such taking, damage or destruction. Notwithstanding the provisions contained in the North Shore Towers Mortgage which may be to the contrary, the mortgagee has agreed in a side letter with the North Shore Towers Borrower that it will permit the use of any fire insurance loss proceeds received by the mortgagee by reason of insured damage to the North Shore Towers Property for restoration and rebuilding, provided the North Shore Towers Loan is not then in default and subject to reasonable regulation by the mortgagee with respect to the use of the funds and the disbursement thereof, and provided, further, that such agreement applies only to such of the proceeds as may be needed to defray the cost of the restoration and rebuilding and shall not apply to fire insurance loss proceeds paid to the mortgagee by reason of a loss or damage as to which the fire insurance company denies liability to a named insured.

   Subject to the immediately preceding sentence, in the case of a condemnation or casualty (other than a North Shore Towers Total Loss), the North Shore Towers Borrower will, at its expense, whether or not the insurance or condemnation proceeds shall be made available to the North Shore Towers Borrower, or if made available, shall be sufficient, promptly perform the replacement, repair or restoration of the North Shore Towers Property as nearly as practicable to the value, condition, character and general utility thereof immediately prior to such condemnation or casualty.

   Approval Rights. Prior to amending, modifying, supplementing or terminating any management contract entered into by the North Shore Towers Borrower relating to the North Shore Towers Property (including the North Shore Towers Management Agreement), or granting any material consent or waiver thereunder (each, a "North Shore Towers Management Contract Transaction"), the North Shore Towers Borrower is required to advise the mortgagee, in a reasonably detailed written notice, as to the nature of such North Shore Towers Management Contract Transaction. The North Shore Towers Borrower shall consult with the mortgagee regarding such North Shore Towers Management Contract Transaction and shall in good faith consider any suggestions by the mortgagee relating thereto, provided that the North Shore Towers Borrower shall have the right to make all final decisions regarding such North Shore Towers Management Contract Transaction.

   The North Shore Towers Borrower shall have the right to make reasonable alterations, additions, improvements, modifications or changes (the "North Shore Towers Alterations") to the North Shore Towers Property without first obtaining the consent of the mortgagee, provided that upon the completion of such North Shore Towers Alteration, the North Shore Towers Borrower's reserve fund is not reasonably anticipated to be less than $2,000,000. If the foregoing condition regarding the North Shore Towers Borrower's reserve fund is not satisfied, then (a) any North Shore Towers Alteration that costs in excess of $700,000 per project shall be subject to prior written consent (which consent shall not be unreasonably withheld or delayed), and (b) the North Shore Towers Borrower shall give the mortgagee prior written notice of any North Shore Towers Alteration that costs $700,000 or less (although the mortgagee's consent to such North Shore Towers Alteration shall not be required). Notwithstanding the foregoing, if any event of default under the North Shore Towers Loan shall have occurred and be continuing, then any North Shore Towers Alterations shall require the prior written consent of the mortgagee. The North Shore Towers Borrower agrees, among other things, that any North Shore Towers Alterations shall (i) not change the general character of the North Shore Towers Property or reduce the fair market value thereof below its value immediately before such North Shore Towers Alteration, or impair the usefulness of the North Shore Towers Property, and (ii) be made under the supervision of a qualified architect or engineer.

   The North Shore Towers Borrower shall not, without first obtaining the written approval of the mortgagee (which consent shall not be unreasonably withheld), (a) enter into any North Shore Towers Space Leases, except for proprietary leases between the North Shore Towers Borrower, as lessor and a tenant-stockholder of the North Shore Towers Borrower, or (b) cancel any North Shore Towers Space Leases, except if a tenant thereunder has defaulted, accept a surrender thereof or reduce the payment of rent thereunder (except under a proprietary lease in the ordinary course of business) or amend any of the provisions thereof which in any way affects the rights of the mortgagee by more than a de minimis amount or grant any consent or waiver thereunder (except for proprietary leases) or accept any prepayment of rent thereunder (except any amount which may be required to be prepaid by the terms of any such North Shore Towers Space Lease). The North Shore Towers Borrower shall not, without the prior written consent of the mortgagee, surrender the leasehold estate created by any of the ground leases or terminate, cancel, modify or amend any of the ground leases in any respect.

   The North Shore Towers Borrower shall neither cancel nor terminate any of the charter, articles of incorporation, by-laws or proprietary leases in effect or amend or modify the provisions thereof which in any way affects the mortgagee's rights by more than a de minimis amount, without first obtaining the prior written approval of the mortgagee.

   Financial Reporting. The North Shore Towers Borrower is required to furnish to the mortgagee: (a) on or about January 1 of each year a certified statement of the rent roll with respect to commercial leases of the North Shore Towers Property, (b) on or about February 1 of each year, a written summary of sales of cooperative apartments by tenant-stockholders of the North Shore Towers Borrower (including the sponsor) for the preceding calendar year, (c) on the first day of each calendar quarter a written report describing all material North Shore Towers Alterations then in progress and indicating the amount in the North Shore Towers Borrower's reserve fund as of such date, (d) pursuant to the terms of a side letter, provided no event of default has occurred, annual statements of income and expenses in detail satisfactory to the mortgagee in connection with the North Shore Towers Property within 90 days of the expiration of each fiscal year certified by the North Shore Towers Borrower, the North Shore Towers Borrower's accountant or a financial officer thereof, provided that statements certified by a certified public accountant are not available, (e) if an event of default has occurred, not later than 4 months after the end of each fiscal year of the North Shore Towers Borrower, statements in detail satisfactory to the mortgagee, certified by a firm of certified public accountants, of annual income and expenses with respect to ownership and operation of the North Shore Towers Property for such fiscal year, and (f) such information and data with respect to the operations, condition, properties and assets of the North Shore Towers Borrower and the North Shore Towers Property as the mortgagee may from time to time reasonably request. In addition, the North Shore Towers Borrower is required to use its best efforts to provide the mortgagee on or about January 1 of each year with a rent roll for the cooperative apartment units then owned by the sponsor.

   Hancock Agreement. Pursuant to the Hancock Agreement, John Hancock is entitled to receive from interest received on the North Shore Towers Loan, the Hancock Retained Interest, and in the event any Prepayment Premium is received on the North Shore Towers Loan, John Hancock is entitled to receive a substantial portion of such Prepayment Premium, as described above under "--North Shore Towers: The Loan--Prepayment."

   The Hancock Agreement also provides that, unless a North Shore Towers Credit Event has occurred, John Hancock has the right to approve any material modification to any economic or priority terms of the North Shore Towers Loan, which approval must not be unreasonably withheld. In addition, if the North Shore Towers Loan is modified or restructured and the interest rate is reduced, pursuant to the Hancock Agreement, the Monthly Payments must first be applied to interest and such interest is required to be allocated to John Hancock and the Trust Fund pro rata, based on the ratio of the Hancock Retained Interest or the North Shore Towers Net Interest Rate, as applicable, to the North Shore Towers Interest Rate.

FASHION MALL: THE BORROWER; THE PROPERTY

   The Loan. The Fashion Mall Loan was originated by Secore and acquired by MSMC on June 13, 1997. The Fashion Mall Loan had a principal balance at origination of $65,000,000 and has a principal balance as of the Cut-Off Date of approximately $64,864,238. It is secured by, among other things, a Mortgage (the "Fashion Mall Mortgage") encumbering a regional shopping center known as The Fashion Mall--Keystone at the Crossing, located in Indianapolis, Indiana (the "Fashion Mall Property").

   The Borrower. Galahad Real Estate Corporation (the "Fashion Mall Borrower") is a special purpose Delaware corporation whose purpose and business is limited to holding ownership and leasehold interests in the Fashion Mall Property, leasing, managing, developing, operating, maintaining, financing and otherwise using, and as necessary improving, the Fashion Mall Property and engaging in related activities. The Fashion Mall Borrower owns no material asset other than the Fashion Mall Property and related interests. The Fashion Mall Borrower is a direct wholly-owned subsidiary of Pendragon Real Estate Corporation, which is a direct wholly-owned subsidiary of a European pension fund.

   The Property. The Fashion Mall Property was originally built in 1973 and remodeled and expanded at various times, most recently in 1993. The Fashion Mall Property is comprised of the Fashion Mall Borrower's leasehold interest in Keystone at the Crossing Fashion Mall, an enclosed, 2-level, 2-anchor regional mall located in the northern suburbs of Indianapolis, Indiana. The Fashion Mall Property is anchored by Jacobson's and Parisian and contains approximately 682,912 total square feet, of which approximately 349,222 square feet is mall store GLA, approximately 249,721 square feet is anchor store GLA, approximately 29,140 square feet is strip center GLA, and approximately 54,829 square feet is outparcel GLA. The Fashion Mall--Keystone at the Crossing is situated on approximately 48.155 acres which is ground leased by the Fashion Mall Borrower as described under "--Ground Leases" below and contains approximately 2,157 surface parking spaces and 990 deck parking spaces. The ratio of parking spaces per 1,000 square feet of GLA is
4.61 to 1. An appraisal completed by Landauer Associates, Inc. on March 18, 1997 determined a market value of $116,000,000 for the Fashion Mall Borrower's ownership interest in the Fashion Mall Property.

   The table below summarizes the components of total square feet at the Fashion Mall as of May 31, 1997:

                                      % OF
                           GLA      TOTAL GLA
                        --------- -----------
Anchor Stores
----------------------
 Parisian .............  129,721       19.0%
 Jacobson's ...........  120,000       17.6
                        --------- -----------
  Total Anchor Stores    249,721       36.6%
Mall Store Space ......  349,222       51.1
Strip Center Space  ...   29,140        4.3
Outparcels ............   54,829        8.0
                        --------- -----------
  GLA Total ...........  682,912      100.0%
                        ========= ===========

   Location/Access. The Fashion Mall Property is located in the Keystone at the Crossing development near Interstate 465 and Keystone Avenue, in Marion County, a northern suburb of Indianapolis, Indiana. Keystone at the Crossing is a 165-acre development, which contains primarily retail, office and lodging developments. In addition to commercial areas, the surrounding neighborhood includes single and multi-family developments for upper-middle to upper-income households. Access to the property for residents of northern, central, eastern and western Indianapolis is provided via the Indianapolis Interstate 465 loop, located immediately adjacent to the property. Indiana Route 431 (Keystone Avenue), the primary north-south artery through Indianapolis, is located proximate to the Fashion Mall Property.

    Operating History. The following table shows certain information regarding the operating history of the Fashion Mall Property (see
Underwritable Cash Flow definition):

                        ADJUSTED NET OPERATING INCOME

                                                      UNDERWRITABLE
                             1995          1996            NOI
                        ------------- -------------  ---------------
Revenues ..............  $13,619,519    $13,946,994    $14,218,275
Expenses ..............   (3,768,597)    (3,776,727)    (3,999,479)
                        ------------- -------------  ---------------
 Net Operating Income    $ 9,850,922    $10,170,267    $10,218,796
                        ============= =============  ===============

   Occupancy History. The occupancy history for the mall store space of the Fashion Mall Property is as follows:

                     MALL STORES
                   PERCENT LEASED
                   --------------
Occupancy as of:
-----------------
 May 31, 1997.....      88.0%
 December 31,
  1996............      87.6%
 December 31,
  1995............      89.7%

   Occupancy Cost. According to Landauer Associates, Inc., the estimated ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance, and common area maintenance charges) to the comparable sales per square foot for mall store tenants is approximately 9.95% for 1997.

   Tenant Sales. The Fashion Mall Property's historical mall store sales and anchor store sales are summarized as follows:

                                       SQUARE
                                      FOOTAGE    ANNUAL 1995 SALES     ANNUAL 1996 SALES
                                     --------- -------------------- ---------------------
                                                  TOTAL       PER      TOTAL       PER
                                        1996      (000S)      SF       (000S)       SF
                                     --------- ----------  -------- ----------  ---------
Anchor Store Sales(1)
 Jacobson's ........................  120,000    $ 28,670    $239     $ 28,003     $233
 Parisian ..........................  129,721      21,429    $165       21,084     $163
                                     --------- ----------  -------- ----------  ---------
  Total Anchor Store ...............  249,721    $ 50,099    $201     $ 49,088     $197
                                     =========             ========             =========

Mall Store Sales(1)
Comparable Store ..................  253,595    $ 94,406    $372     $ 90,959     $359
 Non-Comparable Store ..............   51,656       3,495    $ 68(2)    10,918     $211(2)
                                     --------- ----------  -------- ----------  ---------
  Total Mall Store .................  305,251    $ 97,901    $321     $101,878     $334
                                     =========             ========             =========
Gross Sales--Anchors and Mall
 Stores ............................             $148,000             $150,965
                                               ==========           ==========

------------
(1) Based on the December 31, 1996 sales report. Information is based solely upon the sales figures provided by the Fashion Mall Borrower from data provided by the tenants.

(2) Non-comparable store tenants may not be in occupancy for a full calendar year and therefore non-comparable sales per square foot may not be reflective of full year sales per square foot.

    Mall Stores. The Fashion Mall Property's tenant base is primarily comprised of national retailers such as The Limited, Victoria's Secret, Banana Republic, The Gap, Eddie Bauer, Coach, Talbot's, Abercrombie & Fitch, Williams-Sonoma, Pottery Barn, Aveda, Laura Ashley, Brooks Brothers and J. Crew. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

   The following table shows certain information regarding the ten largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):

  TEN LARGEST MALL STORE AND ANCHOR TENANTS BASED ON ANNUALIZED BASE RENT(1)

 TENANT OR TENANT                                TENANT    % OF TOTAL
PARENT COMPANY                STORE NAME           GLA         GLA
----------------------  ---------------------- ---------  ------------
The Limited Inc.        The Limited               37,531       10.7%
                        Abercrombie and Fitch
                        Structure
                        Bath & Body Works
                        Victoria's Secret

Williams-Sonoma, Inc.   Hold Everything           20,148        5.8
                        Pottery Barn
                        Williams-Sonoma

The Gap, Inc.           Banana Republic           15,537        4.4
                        The Gap
                        Gap Kids
                        Baby Gap

Spiegel, Inc.           Eddie Bauer               17,534        5.0

J. Crew Group Inc.      J. Crew                    8,566        2.5

Talbots                 Talbots                    9,508        2.7
                        Talbots Kids

Laura Ashley Holdings,  Laura Ashley               8,000        2.3
 Plc.

Marks & Spencer, Plc.   Brooks Brothers            6,678        1.9

Jos. A. Bank Clothiers  Jos. A. Bank Clothiers     7,608        2.2

Raleigh Limited         Raleigh Limited            6,000        1.7
                                               ---------  ------------
 Total/Weighted Average                          137,110       39.3%
  (10 Largest)

Remaining (excluding                             168,199       48.2
 non-owned anchors)

Vacant Space                                      43,913       12.6
                                               ---------  ------------
 Total (excluding                                349,222      100.0%
                                                          ============
  non-owned anchors)

Jacobson Stores Inc.    Jacobson's               120,000

Proffitt's Inc.         Parisian                 129,721
                                               ---------  ------------
 Total (including                                598,943
  non-owned anchors)                           =========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                       % OF TOTAL
TENANT OR TENANT         ANNUALIZED    ANNUALIZED  ANNUALIZED BASE RENT
PARENT COMPANY            BASE RENT    BASE RENT          PER SF
----------------------  ------------ ------------  --------------------
The Limited Inc.           $716,383       9.9%         $  19.09

Williams-Sonoma, Inc.       424,119       5.8             21.05

The Gap, Inc.               418,696       5.8             26.95

Spiegel, Inc.               403,282       5.6             23.00

J. Crew Group Inc.          308,376       4.3             36.00

Talbots                     218,176       3.0             22.95

Laura Ashley Holdings,      208,000       2.9             26.00
 Plc.

Marks & Spencer, Plc.       153,594       2.1             23.00

Jos. A. Bank Clothiers      144,552       2.0             19.00

Raleigh Limited             135,900       1.9             22.65
                         ----------      ----             -----
 Total/Weighted Average  $3,131,077      43.2%            22.84
  (10 Largest)

Remaining (excluding      4,121,583      56.8             24.50
 non-owned anchors)

Vacant Space                      0         0                 0
                        -----------      ----             -----

 Total (excluding       $ 7,252,660     100.0%         $  23.89(2)
  non-owned anchors)    -----------     =====

Jacobson Stores Inc.      1,078,203                            8.99

Proffitt's Inc.           1,083,170                            8.35
                         ----------     -----                  ----
 Total (including        $9,414,033                       $16.90(2)
  non-owned anchors)     ==========                       =========


------------
(1)    Based on May 31, 1997 rent roll.

(2)    Does not include vacant and open expiration square footage.

    Mall Store Lease Expiration. The following table shows scheduled lease expirations of mall store GLA at the Fashion Mall Property as of May 31, 1997 assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date.(1) See "--Anchor Stores" below for anchor lease or reciprocal easement agreement ("REA") expirations.

                          LEASE EXPIRATION SCHEDULE

                    NUMBER OF                             CUMULATIVE                    ANNUAL                   CUMULATIVE
                     LEASES     EXPIRING    PERCENT OF    PERCENT OF    ANNUALIZED    BASE RENT    PERCENT OF    PERCENT OF
 YEAR EXPIRATION    EXPIRING       SF           SF        BASE RENT     BASE RENT       PER SF      BASE RENT    BASE RENT
----------------- -----------  ---------- ------------  ------------  ------------- ------------  ------------ ------------
Vacant  ..........                43,913       12.57%        12.57%     $        0      $ 0.00         0.00%         0.00%
Open Expiration ..       4         9,979        2.86         15.43%        198,384       19.88         2.74          2.74%
1997 .............       3         6,570        1.88         17.31%        174,528       26.56         2.41          5.14%
1998 .............      16        22,338        6.40         23.71%        597,891       26.77         8.24         13.39%
1999 .............      17        36,733       10.52         34.23%        834,907       22.73        11.51         24.90%
2000 .............       9        40,208       11.51         45.74%        749,370       18.64        10.33         35.23%
2001 .............       3        10,113        2.90         48.64%        247,411       24.46         3.41         38.64%
2002 .............       4         4,529        1.30         49.93%        126,471       27.92         1.74         40.38%
2003 .............      11        22,069        6.32         56.25%        646,354       29.29         8.91         49.30%
2004 .............      11        35,063       10.04         66.29%        794,538       22.66        10.96         60.25%
2005 .............       8        46,512       13.32         79.61%      1,071,285       23.03        14.77         75.02%
2006 .............       8        35,310       10.11         89.72%        998,131       28.27        13.76         88.78%
2007 or Later ....       7        35,885       10.28        100.00%        813,389       22.67        11.22        100.00%
                  -----------  ---------- ------------                ------------- ------------  ------------
 Total/Weighted
 Avg.  ...........     101       349,222      100.00%                   $7,252,660      $23.89(2)    100.00%
                  ===========  ========== ============                ============= ============  ============

------------
(1) Based on the May 31, 1997 rent roll. Mall Store Space only includes Fashion Mall East and Fashion Mall West. Excludes Keystone Shoppes and outparcels.

(2)    Does not include vacant and open expiration square footage.

   Anchor Stores. The following table shows certain information for each of Fashion Mall's anchor tenants (and its corporate parent):

                                    CREDIT RATING OF
                                         PARENT                   ANCHOR-                      OPERATING
                                       COMPANY(1)                  OWNED/         LEASE         COVENANT         REA
   ANCHORS       PARENT COMPANY     (S&P)/(MOODY'S)     GLA      COLLATERAL   EXPIRATION(2)  EXPIRATION(3)   TERMINATION
------------  -------------------- ----------------  --------- ------------  -------------- --------------  -------------
Parisian..... Proffitt's Inc.            BB/Ba2       129,721    Collateral    11/30/2043      11/30/2013        N/A
Jacobson's .. Jacobson Stores Inc.       NA/Ba3       120,000    Collateral     8/31/2048(4)    8/31/2018(4)     N/A

------------
(1)    Reflects long-term debt rating as of September 22, 1997.

(2)    Includes initial term and options identified in the lease.

(3) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.

(4) Based on the latest required term commencement date of the lease. The actual commencement date, and expiration date, may be earlier.

   Operating Agreement. Parisian, Inc., the anchor tenant under a lease dated October 2, 1992, as amended, has agreed to operate the department store called "Parisian" (or such other name as the tenant uses in the majority of its fashion stores in the southeastern United States) through November 30, 2008 and to operate a first class retail department store at the premises thereafter until November 30, 2013 unless (i) the Jacobson department store is closed for 12 consecutive months or (ii) the Fashion Mall Borrower continues in material default of its operating covenants as landlord under the lease after notice and opportunity to cure. Jacobson Stores Inc., the anchor tenant under a lease dated March 30, 1987, has agreed to operate and utilize the premises it leases as a first class specialty department store under the name "Jacobson's" (or such other name as the tenant uses in substantially all of the tenant's specialty department store locations in Indiana, Michigan and Ohio) through August 31, 2018.

    Market Overview and Competition. According to the March 18, 1997 Landauer Associates, Inc. appraisal, the Fashion Mall Property trade area (estimated by Landauer Associates, Inc. to be a 10-mile radius) is estimated, as of 1996, to have 623,182 people in approximately 255,750 households with an average household income of $50,037. These estimates represent a compound annual growth rate from 1990 to 1996 of 1.7%, 2.0% and 2.9%, respectively.

   Including the Fashion Mall Property, there are a total of six super-regional and regional malls located in the greater Indianapolis metropolitan area. Two local department stores, Lazarus and L.S. Ayres, which are traditional regional mall anchors in the Indianapolis area, are absent from the Fashion Mall Property, while one or both are present at Washington Square, Lafayette Square and Glendale Center.

   The following table shows an overview of the competition to the Fashion Mall Property:

                                                              APPROXIMATE DISTANCE
                           YEAR BUILT/         OWNER/        FROM KEYSTONE FASHION     ANCHORS/         SIZE
  MALL/RETAIL PROPERTY      RENOVATED        MANAGEMENT             (MILES)           MALL STORES       (SF)
------------------------  ------------- -------------------  --------------------- ---------------  -----------
Subject Property
 The Fashion Mall-
 Keystone at the
 Crossing                        1973   Galahad Real                               Jacobson's          120,000
                                        Estate Corporation/                        Parisian            129,721
                                        Urban Retail                               Mall Stores         349,222
                                        Properties, Inc.                           Stripcenter          29,140
                                                                                   Outparcels           54,829
                                                                                                    -----------
                                                                                    Total              682,912
Competition
 Circle Centre Mall              1995   Simon-DeBartolo                10          Nordstrom           208,178
                                         Company                                   Parisian            144,000
                                                                                   Mall Stores         427,822
                                                                                                    -----------
                                                                                    Total              780,000

 Castleton Square Mall      1972/1990   Simon-DeBartolo                 2          L.S. Ayers          150,000
                                         Company                                   JC Penney           180,000
                                                                                   Lazarus             300,000
                                                                                   Sears               220,000
                                                                                   Kohl's               60,000
                                                                                   Montgomery Ward      95,000
                                                                                   Mall Stores         472,407
                                                                                                    -----------
                                                                                    Total            1,447,407

 Washington Square               1974   Simon-DeBartolo                 8          JC Penney           220,000
                                         Company                                   L.S. Ayers          155,000
                                                                                   Lazarus             150,000
                                                                                   Montgomery Ward     130,000
                                                                                   Sears               200,000
                                                                                   Mall Stores         487,830
                                                                                                    -----------
                                                                                    Total            1,342,830

 Lafayette Square                1968/  Simon-DeBartolo                 8          JC Penney           200,000
                                 1986/   Company                                   L.S. Ayers          150,000
                                 1996                                              Lazarus             160,000
                                                                                   Montgomery Ward     150,000
                                                                                   Sears               230,000
                                                                                   Mall Stores         570,646
                                                                                                    -----------
                                                                                    Total            1,460,646

 Glendale Center                 1958/  Equity Investors                5          L.S. Ayers          240,000
                                 1985                                              Lazarus             165,000
                                                                                   Mall Stores         395,000
                                                                                                    -----------
                                                                                    Total              800,000

------------
Source: Landauer Associates, Inc.

    Ground Leases. All of the Fashion Mall Property is ground leased by the Fashion Mall Borrower. The ground lease for the parking garage is between the Fashion Mall Borrower, as lessee, and WRC Properties, Inc., as ground lessor, and runs through December 31, 2067 after 10 5-year renewals at lessee's option. The rent is $1.00 per year through calendar year 2012, and thereafter 7.5% per year of the value of the land only. The Fashion Mall Property exclusive of the parking garage is ground leased under 6 ground leases, each of which is between the Fashion Mall Borrower, as lessee, and one or more members of the Kerr family, as lessor, and each of which runs through October 31, 2067. The aggregate rent under the Kerr family ground leases includes monthly minimum rent of $8,005.34 plus percentage rent of 5% of gross rentals from tenant leases.

   Environmental Report. A Phase I site assessment, dated May 22, 1997, was performed on the Fashion Mall Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations".

   Engineering Report A Property Condition Report was completed on the Fashion Mall Property on May 23, 1997 by a third party due diligence firm. The Property Condition Report concluded that the Fashion Mall Property was generally in good physical condition and did not identify any items of deferred maintenance.

   Property Management. The Fashion Mall Property is managed by Urban Retail Properties, Inc. (the "Fashion Mall Manager"), which is an affiliate of Urban Shopping Centers, a public real estate investment trust, pursuant to a management and leasing agreement, dated October 15, 1996 (the "Fashion Mall Management Agreement"), between the Fashion Mall Manager and the Fashion Mall Borrower. The Fashion Mall Management Agreement provides for (i) a management fee, payable monthly, of (x) 2.00% of the gross receipts derived from the net leased outparcels and (y) 3.75% of the gross receipts derived from the remaining facilities at the Fashion Mall Property and (ii) leasing commissions (a) ranging from $0.80 per square foot leased under leases with terms of 1 year to $5.50 per square foot leased under leases for terms of 10 years or more, in the case of mall shops and strip center space, and (b) ranging from $0.60 per square foot leased under leases with terms of 1 year to $3.00 per square foot leased under leases for terms of 5 years or more, in the case of the outparcels and (c) in the case of renewals or extensions of existing leases, of 1/2 of such amounts.

   The Fashion Mall Management Agreement is for a term ending December 31, 1997 with automatic extensions on a month-to-month basis. It may be terminated by either party upon 30 days' notice to the other. The Fashion Mall Manager has agreed that it will not terminate the Fashion Mall Management Agreement without the prior written consent of the mortgagee (except for non-payment of management fees, which the mortgagee has the right to cure) and that if the mortgagee obtains possession or title to the Fashion Mall Property the mortgagee may either assume the Fashion Mall Management Agreement or terminate it upon 30 days' notice. The Fashion Mall Loan provides that the mortgagee may direct the replacement of the Fashion Mall Manager at any time following the occurrence and during the continuance of an event of default thereunder.

   The Fashion Mall Manager is controlled by a publicly traded real estate investment trust which is not an affiliate of the Fashion Mall Borrower. In the industry trade publication Shopping Center World (March 1997), the Fashion Mall Manager has been ranked as the 3rd largest retail property manager in the United States, with approximately 54,421,000 square feet under management.

   Asset management services, including acting as representative of the Fashion Mall Borrower with regard to the Fashion Mall Manager, are provided to the Fashion Mall Borrower by AMRESCO Advisors, Inc.

 FASHION MALL: THE LOAN

                     CERTAIN FASHION MALL LOAN STATISTICS

                               LOAN PER
                              SQUARE FOOT      LOAN TO                      REFINANCING
                                  (1)       VALUE RATIO(2) ACTUAL DSCR(3)     DSCR(4)
                            -------------- --------------  -------------- -------------
Cut-Off Date...............       $95            55.9%          1.73x          1.67x
At Effective Maturity
 Date......................       $83            49.1%          1.97x          1.90x

------------
(1) Based on the 682,912 square feet securing the Fashion Mall Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on the March 18, 1997 Landauer Associates, Inc. appraised market value and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on the (a) Underwritable Cash Flow of $9,748,888 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Fashion Mall Loan during the 12 months following the Cut-Off Date, and in the case of Maturity Date Actual DSCR, 12 months of debt service on the Fashion Mall Loan assuming a balance equal to the Balloon Balance, a coupon equal to the Fashion Mall Initial Interest Rate and an amortization term equal to 360 months.

(4) Based on (a) Underwritable Cash Flow of $9,748,888 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Cut-Off Date Principal Balance of the Fashion Mall Loan, and, in the case of Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Balloon Balance.

   Security. The Fashion Mall Loan is a nonrecourse loan, secured only by the direct and indirect leasehold estate of the Fashion Mall Borrower in the Fashion Mall Property and certain other collateral relating thereto (including an assignment of leases and rents, an assignment of certain agreements and the funds in certain accounts). The mortgagee is the insured under the title insurance policies (which will be assigned to the Trust Fund) which insure, among other things, that the Fashion Mall Mortgage constitutes a valid and enforceable first lien on the Fashion Mall Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The Fashion Mall Loan matures on July 1, 2027 (the "Fashion Mall Maturity Date") and bears interest (a) at a fixed rate per annum equal to 7.85% (the "Fashion Mall Initial Interest Rate") through and including June 12, 2007 and (b) from and including June 13, 2007 (the "Fashion Mall Effective Maturity Date"), at a fixed rate per annum (the "Fashion Mall Revised Interest Rate") equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the greater of (A) the Fashion Mall Initial Interest Rate plus 2% and (B) the Fashion Mall Treasury Rate plus 2%, subject to a cap of the Fashion Mall Initial Interest Rate plus 5%. The "Fashion Mall Treasury Rate" means the yield, as of the Fashion Mall Effective Maturity Date, calculated by linear interpolation of the yields of noncallable U.S. Treasury Obligations with terms (one longer and one shorter) most nearly approximating the period from the Fashion Mall Effective Maturity Date to the Fashion Mall Maturity Date. Any interest accrued after the Fashion Mall Effective Maturity Date at the excess of the Fashion Mall Revised Interest Rate over the Fashion Mall Initial Interest Rate, but not paid by application of rents and revenues as described in clause (c) of the next succeeding paragraph, shall be deferred and added to the outstanding indebtedness under the Fashion Mall Loan and shall, to the extent permitted by applicable law, earn interest at the Fashion Mall Revised Interest Rate (such deferred interest and interest thereon, the "Fashion Mall Deferred Interest"). Interest on the Fashion Mall Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Fashion Mall Loan is the first business day of each month, and there is no grace period for a default in payment of principal or interest. Commencing on August 1, 1997, the Fashion Mall Loan requires 360 equal monthly payments of principal and interest (the "Fashion Mall Monthly Debt Service Payments") of $470,167.69 (based on a 360-month amortization schedule and the Fashion Mall Initial Interest Rate). On the Fashion Mall Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the loan documents, is required. The principal balance of the Fashion Mall Loan on the Fashion Mall Effective Maturity Date, based on scheduled amortization, is $56,941,015. In the event that the Fashion Mall Borrower has not paid the principal of and interest on the Fashion Mall Loan in full on or before the Fashion Mall Effective Maturity Date, then commencing on the Fashion Mall Effective Maturity Date and continuing on each payment date thereafter, the Fashion Mall Borrower is required to apply 100% of rents and other revenues from the Fashion Mall Property to the following items in the following order of priority: (a) to payment of interest accruing at the Fashion Mall Default Rate (as defined below) and late payment charges, if any; (b) to payment of required monthly amounts of taxes and insurance premiums; (c) to payment of the Fashion Mall Monthly Debt Service Payments; (d) to payment of monthly cash expenses pursuant to the annual budget approved by the mortgagee; (e) to payment of extraordinary, unbudgeted operating expenses approved by the mortgagee, if any; (f) to payments to be applied against the outstanding principal of the loan until such principal amount is paid in full; (g) to payments of Fashion Mall Deferred Interest; (h) to payments of any other amounts due under the loan documents; and (i) lastly, to payment to the Fashion Mall Borrower of any excess amounts.

   If the Fashion Mall Borrower defaults in the payment of any monthly installment of principal or interest on the payment date due, it is required to pay a late payment charge in an amount equal to 5% of the amount of the installment not paid. Upon the occurrence of any event of default, the entire unpaid principal amount of the Fashion Mall Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the Fashion Mall Loan (i.e. the Fashion Mall Initial Interest Rate or the Fashion Mall Revised Interest Rate) plus 4% (the "Fashion Mall Default Rate").

   Prepayment. Voluntary prepayment is prohibited under the Fashion Mall Loan prior to the second anniversary of the Closing Date. Thereafter, the Fashion Mall Loan may be voluntarily prepaid in whole or in part on any payment date upon payment of a prepayment premium (the "Fashion Mall Yield Maintenance Premium") equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest (including any final installment of principal payment on the Fashion Mall Effective Maturity Date) determined by discounting such payments at a discount rate equivalent to 0.50% plus the Fashion Mall Discount Rate. The "Fashion Mall Discount Rate" means the rate which, when compounded monthly, equals the yield, as of the date of prepayment, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of prepayment to the Fashion Mall Effective Maturity Date. Notwithstanding the foregoing, the Fashion Mall Loan may be prepaid without a prepayment premium during the period commencing 90 days prior to the Fashion Mall Effective Maturity Date.

   Principal prepayments on the Fashion Mall Loan may occur on payment dates after the Fashion Mall Effective Maturity Date through application of rents, as described above under "--Payment Terms," and must be made, at the mortgagee's option, upon acceleration of the loan following the occurrence of an event of default. Prepayments made following an event of default will be subject to the payment of the Fashion Mall Yield Maintenance Premium.

   To the extent that the Fashion Mall Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of the Fashion Mall Property under the Fashion Mall Loan, the mortgagee has the option to apply such proceeds to prepay the Fashion Mall Loan. No yield maintenance premium is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds.

   Lockbox and Reserves. Pursuant to the terms of the Fashion Mall Loan, the Fashion Mall Borrower has established in the name of NBD Bank, N.A., as agent for the mortgagee, as secured party, a cash collateral account (the "Fashion Mall Lockbox") with such bank (the "Fashion Mall Lockbox Bank"). The Fashion Mall Borrower has delivered irrevocable written instructions to such bank (which also holds the operating accounts for the Fashion Mall Property (collectively, the "Fashion Mall Property Account")), to deposit on a daily basis by transfer to the Fashion Mall Lockbox, upon receipt, all operating revenue from the Fashion Mall Property and other amounts received in the Fashion Mall Property Account. The Fashion Mall Borrower has instructed and is required to instruct all tenants either to mail all checks or to wire all funds with respect to rent due under the leases to the Fashion Mall Property Account, and has covenanted to deposit all operating revenue from the Fashion Mall Property into the Fashion Mall Property Account.

   The Fashion Mall Borrower has established (a) an interest escrow account (the "Fashion Mall Interest Escrow Account") to be funded each month before the Fashion Mall Effective Maturity Date in an amount equal to the Fashion Mall Monthly Debt Service Payment, (b) a mortgage escrow account (the "Fashion Mall Mortgage Escrow Account") funded at the initial closing of the loan in the amount of $204,130.04 and to be funded each month before the Fashion Mall Effective Maturity Date in an additional amount equal to $68,044.00 (the "Fashion Mall Tax and Insurance Amount"), into which Fashion Mall Contested Payables Reserve Amounts (as defined below) may also be deposited from time to time, (c) a capital improvements reserve account (the "Fashion Mall Capital Reserve Account") to be funded each month before the Fashion Mall Effective Maturity Date in the amount of $8,518.00 (the "Fashion Mall Capital Reserve Amount") and (d) a ground rent escrow account (the "Fashion Mall Ground Rent Escrow Account") funded at the initial closing of the loan in the amount of $143,358.33 and to be funded each month in an additional amount (i) of $35,840.00 during the period ending March 31,

1998 or (ii) during the period from April 1, 1998 through the Fashion Mall Effective Maturity Date, equal to the greater of (A) 105% of the corresponding month's ground rent from the previous year and (B) the amount of ground rent specified for such month in the annual budget approved by the mortgagee (the "Fashion Mall Ground Rent Amount").

   The Fashion Mall Borrower may instruct the Fashion Mall Lockbox Bank to transfer from the Fashion Mall Lockbox to the Fashion Mall Mortgage Escrow Account an amount equal to 125% of any amounts being contested in connection with any payables which exceed $250,000 in the aggregate (such amounts in excess of $250,000 delivered in connection with any such contest in excess of $250,000 are referred to herein as "Fashion Mall Contested Payables Reserve Amounts").

   Until the Fashion Mall Effective Maturity Date, the Fashion Mall Lockbox Bank will withdraw from the Fashion Mall Lockbox on the first business day of each month funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the Fashion Mall Monthly Debt Service Payment, for deposit into the Fashion Mall Interest Escrow Account;
(ii) funds in an amount equal to the Fashion Mall Tax and Insurance Amount, for deposit into the Fashion Mall Mortgage Escrow Account; (iii) funds in an amount equal to the Fashion Mall Capital Reserve Amount, for deposit into the Fashion Mall Capital Reserve Account, (iv) funds in the amount of the Fashion Mall Ground Rent Amount, for deposit into the Fashion Mall Ground Rent Escrow Account, and (v) to the Fashion Mall Borrower, provided (a) no event of default under the loan documents has occurred and is continuing, (b) no trade payables are more than 60 days past due, unless they are being contested in good faith, and no other obligations of the Fashion Mall Borrower are past due, and (c) the Fashion Mall Borrower has caused the deposit into the Fashion Mall Mortgage Escrow Account of all Fashion Mall Contested Payables Reserve Amounts in connection with accounts payable being contested in good faith.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Fashion Mall Borrower is generally prohibited from transferring or encumbering the Fashion Mall Property except that the Fashion Mall Borrower has the right to sell, not more than two times during the term of the Fashion Mall Loan, in whole its interest in the Fashion Mall Property, subject to the prior written approval of the mortgagee, which approval shall be in the sole and absolute discretion of the mortgagee (unless the purchaser shall be a Fashion Mall Qualified Purchaser (as defined below), in which event, no approval shall be required) and to the satisfaction of the following conditions, among others: (i) the Fashion Mall Borrower shall give at least thirty (30) days' prior written notice of the date proposed for such sale (the "Fashion Mall Sale Date"); (ii) no event of default shall have occurred and be continuing as of the date of such notice or the Fashion Mall Sale Date; (iii) the Fashion Mall Borrower shall provide evidence of real estate experience, qualifications and creditworthiness and management ability of the proposed transferee and its property manager; (iv) the Fashion Mall Qualified Purchaser shall have expressly agreed to assume the obligations of the Fashion Mall Borrower under the Fashion Mall Loan; (v) the mortgagee shall receive acceptable opinions of counsel, including an acceptable nonconsolidation opinion addressed to the mortgagee and the Rating Agencies;
(vi) the Fashion Mall Borrower shall pay a transfer fee equal to 0.1% of the then outstanding principal amount of the Fashion Mall Loan in the case of the first transfer, and 0.5% of the then outstanding principal amount of the loan in the case of the second transfer; and (vii) if the purchaser is not a Fashion Mall Qualified Purchaser, the Fashion Mall Borrower shall have obtained written confirmation from the Rating Agencies that such transfer shall not result in a downgrade, withdrawal, or qualification of the then ratings of the Certificates.

   A "Fashion Mall Qualified Purchaser" means a single purpose entity which is: (a) a person controlled by a pension fund, account or trust, an insurance company, a major money center bank or a real estate investment trust with a long-term debt rating of not less than BBB-/Baa3 (or equivalent) by the Rating Agencies; (b) a person controlled by an entity which, together with its affiliates, has a current net worth exclusive of the Fashion Mall Property of at least $150,000,000 and total assets of at least $300,000,000, or, if controlled by a pension fund advisor, then such advisor has assets under its control of at least $1,000,000,000; and (c) a person, which together with its affiliates, controls at least five regional malls of not less than 3,000,000 square feet in the aggregate.

   The Fashion Mall Loan generally prohibits the transfer of any interest in the Fashion Mall Borrower without the prior written consent of the mortgagee. However, mortgagee's consent is not required with respect to transfers of direct or indirect beneficial interests in the Fashion Mall Borrower, provided that Pendragon Real Estate Corporation, a Delaware corporation, shall at all times directly or indirectly own not less than 51% of the beneficial interests in the Fashion Mall Borrower (or if Fashion Mall
Property has been sold as described below, the majority shareholder, managing member or general partner of such purchaser at the time of such sale shall own not less than 51% of the beneficial interest of such purchaser or the interest held at the time of such purchase, whichever is less). Moreover, no consent is required (a) with respect to any transfer of any or all interests in a direct or indirect shareholder of the Fashion Mall Borrower to a Fashion Mall Qualified Purchaser (however, such transfer as described in this clause
(a) shall constitute one of the two permitted sales of the Fashion Mall Property described above) or (b) any transfer of any or all direct or indirect interest in the Fashion Mall Borrower to an entity that is 100% owned, directly or indirectly, and controlled by the sole shareholder of Pendragon Real Estate Corporation. Such transfer as described in clause (b) above will not be deemed to apply against the two permitted sales described above. If 10% or more of direct beneficial interests in the Fashion Mall Borrower are transferred or if any transfer results in a person or a group of affiliates acquiring more than a 50% interest as set forth above, the Fashion Mall Borrower is required to deliver or cause to be delivered to the Rating Agencies and the mortgagee a satisfactory opinion of counsel as to nonconsolidation in bankruptcy.

   The Fashion Mall Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for operating expenses incurred in the ordinary course of business which does not exceed, at any time, $1,800,000 and is paid within 60 days of the date incurred unless (a) the Fashion Mall Borrower is in good faith contesting its obligation to pay such indebtedness in a manner satisfactory to the mortgagee, (b) adequate reserves with respect thereto are maintained on the books of the Fashion Mall Borrower in accordance with GAAP, (c) such contest operates to suspend collection of such amounts or enforcement of such obligations and (d) no event of default exists and is continuing and (ii) unsecured indebtedness (not evidenced by a note or other instrument for borrowed money) for amounts payable or reimbursable to any tenant on account of work performed at the Fashion Mall Property by such tenant or for costs incurred by such tenant in connection with its occupancy of space, including for tenant improvements.

   Insurance. The Fashion Mall Borrower is required to maintain for the Fashion Mall Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount at all times sufficient to prevent the Fashion Mall Borrower from becoming a co-insurer, but in any event equal to the full insurable value of the improvements and equipment, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $5,000,000 per occurrence and with an aggregate limit of not less than $10,000,000, (c) statutory workers compensation insurance, (d) business interruption and/or loss of "rental value" insurance to cover the loss of at least 18 months income, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Fashion Mall Property,
(f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Fashion Mall Property, (g) flood insurance, if available, with respect to any Fashion Mall Property located within a federally designated flood hazard zone in an amount equal to the lesser of the outstanding principal amount of the loan and the maximum limit of coverage available, and (h) at the mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Fashion Mall Property and any sublimits in such blanket policy applicable to the Fashion Mall Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of, the Fashion Mall Loan. All insurance policies are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except as described below under "--Casualty and Condemnation" and to contain:
(i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the Fashion Mall Borrower; (ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Fashion Mall Borrower, the mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the mortgagee knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to and in the general vicinity of the Fashion Mall Property, but in no event in excess of $250,000; and (v) a provision that such policies shall not be canceled, terminated or expired without at least thirty days' prior written notice to the mortgagee, in each instance. The Fashion Mall Loan requires the Fashion Mall Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated (x) not less than "AA" by S&P and "AA" or its equivalent by one or more of the other Rating Agencies and
(y) not less than "A" by Alfred M. Best Company, Inc. with a financial size category of not less than IX. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance."

    Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Fashion Mall Property or a condemnation of a portion of the Fashion Mall Property, in either case which does not constitute a Fashion Mall Total Loss, the Fashion Mall Borrower is obligated promptly either (1) to pay in full the principal and interest and all other amounts due on the Fashion Mall Loan or (2) to commence and diligently prosecute to completion the repair, restoration and rebuilding of the Fashion Mall Property.

   A "Fashion Mall Total Loss" means (x) a casualty, damage or destruction of the Fashion Mall Property, the cost of restoration of which would exceed 50% of the outstanding principal balance of the Fashion Mall Loan or (y) a permanent taking by condemnation of 50% or more of the GLA of the Fashion Mall Property, in either case, such that it would be impractical, in the mortgagee's sole discretion, even after restoration, to operate the Fashion Mall Property as an economically viable whole and with respect to which the applicable tenant leases do not require restoration.

   Following a casualty or condemnation at the Fashion Mall Property, any insurance and condemnation proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the Fashion Mall Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds equal or exceed the outstanding principal balance of the Fashion Mall Loan, or (ii) an event of default has occurred or is continuing, or (iii) a Fashion Mall Total Loss has occurred, or (iv) the work of restoration cannot be completed before the earlier of (a) the date which is six months before the Maturity Date or (b) the date on which the business interruption insurance expires, or (v) the Fashion Mall Property is not capable of being restored substantially to its condition prior to the casualty or condemnation, or (vi) the Fashion Mall Borrower is unable to demonstrate to the mortgagee's reasonable satisfaction its continuing ability to pay the Fashion Mall Loan.

   In the event of (i) a Fashion Mall Total Loss resulting from a casualty, damage or destruction, if either (A) the cost to repair the Fashion Mall Property would exceed $3,250,000 (the "Fashion Mall Threshold Amount") and the restoration of the Fashion Mall Property cannot reasonably be completed before the date which is the later to occur of the date of expiration of any business interruption insurance or the date of expiration of any letter of credit posted in lieu thereof or in addition thereto and under such circumstances the Fashion Mall Borrower is not required under any tenant lease to make the proceeds available to restore the Fashion Mall Property or
(B) the mortgagee elects not to permit the Fashion Mall Borrower to restore the Fashion Mall Property, or (ii) a Fashion Mall Total Loss resulting from a condemnation, then the Fashion Mall Borrower must prepay the Fashion Mall Loan to the extent of the casualty or condemnation proceeds received, up to an amount equal to the outstanding principal thereof.

   If any insurance or condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Fashion Mall Threshold Amount, then all such proceeds will be applied to amounts due under the Fashion Mall Loan and the prepayment of the principal amount outstanding thereon, without prepayment premium or penalty, only if: (A)(i) the amount of such proceeds is equal to or greater than the outstanding principal amount of the Loan, or (ii) the casualty or condemnation occurs less than 180 days before the Fashion Mall Loan Maturity Date, or (iii) more than 25% of the rentable area of the Fashion Mall Property has been the subject of the casualty or condemnation, or (B) such proceeds are condemnation proceeds received in excess of the amount needed to restore the Fashion Mall Property after a partial taking by condemnation, in which case prepayment will be made to the extent of such unneeded proceeds or they will be deposited in the Fashion Mall Capital Reserve Account for use at the Fashion Mall Property.

   If any casualty or condemnation proceeds exceed the Fashion Mall Threshold Amount, all casualty and condemnation proceeds are required to be paid directly to the mortgagee. If such proceeds do not exceed the Fashion Mall Threshold Amount, they are to be paid to the Fashion Mall Borrower to be used for restoration. In the event that any insurance or condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Fashion Mall Threshold Amount and are not required to be applied to the payment or prepayment of the Fashion Mall Loan as described above, then the mortgagee is obligated to make all casualty and condemnation proceeds (other than business interruption insurance proceeds) available to the Fashion Mall Borrower or the applicable tenant for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the Fashion Mall Property if, among other conditions, (i) the mortgagee is furnished with an estimate of the cost of the work accompanied by appropriate plans and specifications for the work of restoration and an independent architect's certification as to such costs and (ii) in the case that the cost of the work exceeds the proceeds, the Fashion Mall Borrower, at its option, either deposits with or delivers to the mortgagee (and promptly following any such deposit or delivery, provides written notice of same to the Rating Agencies)
(A) cash and cash equivalents, (B) a letter or letters of credit in an amount equal to the estimated cost of the work less the proceeds available or (C) such other evidence of the Fashion Mall Borrower's ability to meet such excess costs as is reasonably satisfactory to the mortgagee and the Rating Agencies.

    Debt Service Coverage Ratio Covenants. For the period ending June 13, 1998, the Fashion Mall Borrower is required to maintain a Fashion Mall DSCR (as defined below), determined as of the last day of each calendar quarter with respect to the preceding 4 quarters, equal to or greater than 1.30 to 1. The "Fashion Mall DSCR" means, for any period, the ratio of net operating income determined in accordance with GAAP to the amount of interest and principal due and payable during such period (based on a debt service constant of the greater of 9.66% per annum and the actual debt service constant for such period).

   If at any time before June 13, 1998, the Fashion Mall DSCR for any period of 4 calendar quarters is less than 1.30 to 1, then promptly after the delivery by the Fashion Mall Borrower of the applicable quarterly financial statement in accordance with the provisions of the Fashion Mall Loan, but in no event later than the 50th day after the end of the applicable quarter, the Fashion Mall Borrower shall deliver to the mortgagee cash and/or cash equivalents or a letter of credit (the "Fashion Mall Debt Service Collateral") in an amount, as determined by the mortgagee, equal to the amount that would be required to pay down the loan so that the Fashion Mall DSCR for the applicable 4 quarter period would have been equal to or greater than 1.30 to 1. The Fashion Mall Debt Service Collateral will be held by the mortgagee as additional collateral for the Fashion Mall Loan. If an event of default occurs before the Fashion Mall Debt Service Collateral is released, the mortgagee may apply the same to the payment of principal and interest (including any Fashion Mall Yield Maintenance Premium).

   The Fashion Mall Debt Service Collateral will be released, provided no event of default shall have occurred and be continuing, at such time as the Fashion Mall DSCR for any consecutive four quarter period is equal to or greater than 1.30 to 1.

   If at any time the Fashion Mall DSCR for any period of 4 calendar quarters is not equal to or greater than 1.10:1, the mortgagee has the right to terminate the property manager and to require the Fashion Mall Borrower to retain a different qualifying property manager. Notwithstanding the foregoing, however, the mortgagee has no such right to terminate the manager if and for so long as the Fashion Mall Borrower shall deliver to the mortgagee cash and/or cash equivalents or a letter of credit (the "Fashion Mall Additional Collateral") in the amount, as determined by the mortgagee, that would be required to pay down the loan so that the Fashion Mall DSCR for the applicable 4 quarter period would have been equal to 1.10:1. The Fashion Mall Additional Collateral will be held by the mortgagee as additional collateral for the loan. If an event of default occurs before the Fashion Mall Additional Collateral is released, the mortgagee may apply the same to the payment of principal and interest (including any Fashion Mall Yield Maintenance Premium).

   The Fashion Mall Additional Collateral will be released, provided no event of default shall have occurred and be continuing, at such time as the Fashion Mall DSCR for any 2 consecutive quarters (with respect to the preceding 4 quarters in each case) is equal to or greater than 1.10 to 1.

   Any letter of credit delivered as Fashion Mall Debt Service Collateral or Fashion Mall Additional Collateral is required to be an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of the mortgagee and entitling the mortgagee to draw thereon in New York, New York, issued by a domestic Fashion Mall Approved Bank or the U.S. agency or branch of a foreign Fashion Mall Approved Bank, or if there are no domestic Fashion Mall Approved Banks or U.S. agencies or branches of a foreign Fashion Mall Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agencies to a domestic commercial bank. A "Fashion Mall Approved Bank" means a bank or other financial institution which has a minimum long-term unsecured debt rating of at least "AA" or its equivalent by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by two of the Rating Agencies.

   Approval Rights. Under the Fashion Mall Loan, for each calendar year commencing after the Fashion Mall Effective Maturity Date the Fashion Mall Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 60 days prior to the commencement of such calendar year. In the event that the Fashion Mall Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required promptly to deliver to the mortgagee, for the mortgagee's approval, a reasonably detailed explanation of such proposed expense. In the event that the Fashion Mall Borrower must repair or expend funds for an unforeseen expense as immediately required to preserve the value of the Fashion Mall Property, the Fashion Mall Borrower may make such payments without prior approval of the mortgagee.

   Without the mortgagee's consent (which may not be unreasonably withheld, delayed or conditioned), the Fashion Mall Borrower may not enter into any management agreement, except that the Fashion Mall Borrower may, without mortgagee's consent, renew the management agreement with Urban Retail Properties Co. presently in effect as described above under "--Fashion Mall: The Borrower; The Property--Property Management." If during the term of the Fashion Mall Loan, the Fashion Mall Borrower wishes to designate another property manager acceptable to the mortgagee, the Fashion Mall Borrower must notify the mortgagee and the Rating Agencies in writing and obtain from the Rating Agencies written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. The mortgagee has the right to replace the property manager upon the occurrence of events described above under "--Fashion Mall: The Borrower; The Property--Property Management" and to direct the retention of a new property manager at any time following the occurrence and during the continuance of an event of default and at any time after June 13, 2007.

   Provided that no event of default shall have occurred and be continuing, the Fashion Mall Borrower has the right, without the mortgagee's consent, to undertake any alteration, improvement, demolition or removal of the Fashion Mall Property or any portion thereof (any such alteration, improvement, demolition or removal, a "Fashion Mall Alteration") so long as (i) the Fashion Mall Borrower provides the mortgagee with prior written notice of any Fashion Mall Alteration which, when aggregated with all related Fashion Mall Alterations, involves an estimated cost exceeding $3,250,000 (a "Fashion Mall Material Alteration") and (ii) any Fashion Mall Alteration will not upon completion materially adversely (A) affect the value, use or operation of the Fashion Mall Property taken as a whole or (B) reduce the net operating income for the Fashion Mall Property from the level available immediately prior to commencement of such Fashion Mall Alteration. Any Fashion Mall Material Alteration is required to be conducted under the supervision of an independent architect and no Fashion Mall Material Alteration may be undertaken until 5 business days after there shall have been filed with the mortgagee, for information purposes only and not for approval by the mortgagee, detailed plans and specifications and cost estimates therefor, prepared by such independent architect. Notwithstanding anything to the contrary contained in the foregoing, no Fashion Mall Material Alteration nor any Fashion Mall Alterations which, when aggregated with all other Fashion Mall Alterations (other than Fashion Mall Material Alterations) then being undertaken by the Fashion Mall Borrower, exceeds the Fashion Mall Threshold Amount may be performed unless the Fashion Mall Borrower has first delivered to the mortgagee cash and cash equivalents and/or a letter of credit as security in an amount not less than the estimated cost of the Fashion Mall Material Alteration or the Fashion Mall Alterations in excess of the Fashion Mall Threshold Amount.

   The Fashion Mall Borrower may not, without the consent of the mortgagee, amend, modify or waive the provisions of any tenant lease or terminate, reduce rents under or shorten the term of any tenant lease (x) in any manner which would have a material adverse effect on the Fashion Mall Property taken as a whole, or (y) affecting 15,000 or more rentable square feet.

   Financial Reporting. The Fashion Mall Borrower is required to furnish to the mortgagee: (a) annually within 90 days after the end of each fiscal year, a copy of its year-end financial statement audited by Price Waterhouse LLP or another firm of nationally recognized, independent certified public accountants reasonably acceptable to the mortgagee; (b) quarterly within 45 days of each calendar quarter (except the fourth quarter of any calendar year), quarterly unaudited financial statements; (c) quarterly within 45 days of each calendar quarter, a complete rent roll and, annually within 60 days after each calendar year, specified leasing information with respect to the preceding year; (d) annually within 45 days after each calendar year, a summary of all capital expenditures made at the Fashion Mall Property during the prior 12-month period; and (e) as soon as practicable, such further information regarding the Fashion Mall Property as the mortgagee or the Rating Agencies may reasonably request in writing. Concurrently with delivery of the financial statements to the mortgagee, the Fashion Mall Borrower is required to provide a copy of the foregoing items to the Rating Agencies. The Fashion Mall Borrower is also required to provide the mortgagee with updated information concerning the tax and insurance costs for the next succeeding fiscal year prior to the termination of each fiscal year.

YORKTOWN SHOPPING CENTER: THE BORROWER; THE PROPERTY

   The Loan. The Yorktown Shopping Center Loan was made by TIAA on June 28, 1994 and acquired by MSMC on June 18, 1997. The Yorktown Shopping Center Loan had a principal balance at the date of its origination of $60,000,000 and has a principal balance as of the Cut-Off Date of approximately $57,304,459. The Yorktown Shopping Center Loan was made to refinance prior TIAA loans in the amount of $36,098,697 which were originated in 1968, 1975, 1983 and 1986. The Yorktown Shopping Center Loan is secured by, among other things, a Mortgage (the "Yorktown Mortgage") encumbering a regional mall known as the Yorktown Shopping Center, located in Lombard, Illinois (the "Yorktown Property").

   The Borrower. Yorktown Joint Venture (the "Yorktown Borrower") is an Illinois general partnership whose purpose and business is to buy, sell, lease, hold, develop, borrow against, refinance, hypothecate, exercise all incidents of ownership or possession of and otherwise deal with all or any portion of the real and/or personal property constituting the Yorktown Shopping Center, a nearby convenience center known as Yorktown Convenience Center, and adjacent and related property, and other related purposes. The Yorktown Convenience Center does not secure the Yorktown Shopping Center Loan. The general partners of the Yorktown Borrower are the Estate of E.D. Pehrson, et al. (52.00%), the Rogers Brothers (21.00%), Pehrson Yorktown Investments, L.P. (14.06%), Carroll Yorktown Investments, L.P. (8.44%), Joel
B. Wilder (3.50%) and Sumner Schein (1.00%).

   The Property. The Yorktown Property was originally built in 1968 and remodeled and expanded at various times, most recently in 1994. The Yorktown Property is comprised of the Yorktown Borrower's fee simple interest in the Yorktown Shopping Center, an enclosed, 2-level, 4-anchor regional mall located in the City of Lombard, Illinois approximately 13 miles west of downtown Chicago, Illinois. The Yorktown Property has 4 self-owned anchor stores including JC Penney, Carson Pirie Scott & Co., Von Maur and Montgomery Ward and contains approximately 1,305,907 total square feet, of which approximately 392,658 square feet is mall store GLA, approximately 825,368 square feet is self-owned anchor store GLA and approximately 87,881 square feet is outparcel GLA. An 18-screen General Cinema Multiplex with stadium seating is currently being constructed and is expected to be completed by approximately March 1, 1998. The portion of Yorktown Shopping Center that secures the Yorktown Shopping Center Loan consists of 480,539 square feet of mall store and outparcel GLA upon completion of the new cinema. The Yorktown Shopping Center is situated on approximately 104.37 acres and contains approximately 9,750 parking spaces. The ratio of parking spaces per 1,000 square feet of GLA is 7.47 to 1. An appraisal completed by Landauer Associates, Inc. on September 9, 1997 determined a market value of $119,500,000 for the Yorktown Borrower's ownership interest in the property.

   The table below summarizes the components of total square feet at the Yorktown Property as of June 30, 1997, and includes the incremental square footage of the General Cinema Multiplex.

                                                 % OF
                                     GLA       TOTAL GLA
                                 ----------- -----------
Self-Owned Anchor Stores
-------------------------------
 JC Penney .....................    239,110       18.3%
 Carson Pirie Scott & Co.  .....    214,534       16.4
 Von Maur ......................    206,342       15.8
 Montgomery Ward ...............    165,382       12.7
                                 ----------- -----------
  Total Self-Owned Anchor
   Stores ......................    825,368       63.2%
Mall Store Space................    392,658       30.1
Outparcels .....................     87,881        6.7
                                 ----------- -----------
  GLA Total ....................  1,305,907      100.0%
                                 =========== ===========


   Location/Access. The Yorktown Property is located in Lombard, Illinois, a west suburban community of Chicago. The immediate area is primarily residential and includes the communities of Downers Grove, Lombard, Wheaton and Elmhurst. Access to the subject property is via Interstate 88, a primary east-west Chicago highway and State Road 53, a north-south artery in the western suburbs.

    Operating History. The following table shows certain information regarding the operating history of the Yorktown Property (see Underwritable Cash Flow definition):

                        ADJUSTED NET OPERATING INCOME

                                                                   UNDERWRITABLE
                           1994          1995           1996            NOI
                      ------------- -------------  ------------- ---------------
Revenues.............  $ 9,114,578    $ 9,711,467   $10,365,552     $10,460,477
Expenses.............   (2,164,952)    (2,064,742)   (2,111,645)     (2,432,008)
                      ------------- -------------  ------------- ---------------
 Net Operating
  Income.............  $ 6,949,626    $ 7,646,725   $ 8,253,907     $ 8,028,469
                      ============= =============  ============= ===============

   Occupancy History. The occupancy history for the mall store space of the Yorktown Property is as follows:

                       MALL STORES
                     PERCENT LEASED
                     --------------
Occupancy as of(1):
-------------------
 June 30, 1997 .....      91.7%
 December 31, 1996        87.8%
 December 31, 1995        76.4%


------------
(1) Includes month-to-month tenants (9.3% as of June 30, 1997) and Woolworth's (12.7% as of June 30, 1997), which no longer occupies leased space, but is current on rental payments. According to the December 31, 1996 rent roll, Woolworth's rent is $3.24 PSF per annum under a lease that expires January 31, 1999.

   Occupancy Cost. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance, and common area maintenance charges) to the comparable sales per square foot for mall store tenants averaged approximately 10.23% for 1996.

    Tenant Sales. The Yorktown Property's historical mall store sales and outparcel sales are summarized as follows:


                                          SQUARE
                                         FOOTAGE    ANNUAL 1995 SALES(1)
                                        ---------  -----------------------
                                                     TOTAL           PER
                                           1996     (000S)            SF
                                        ---------  ---------      --------
Mall Store Sales(2)

Comparable Store.......................  204,451    $57,362        $281
  Non-Comparable Store.................   65,804      4,199        $149(3)
                                         -------    -------        -------
   Total Mall Store....................  270,255    $61,561        $228
                                         =======                   =======
Outparcel Sales(4)

Yorktown Cinema (old)(5)...............   32,540    $ 3,080        $95
  Pizza Hut............................    4,035        352        $87
                                         -------    -------        -------
   Total Outparcel.....................   36,575    $ 3,432        $94
                                         =======                   =======

Gross Sales--Mall Stores and
Outparcels.............................             $64,993
                                                    =======        =======

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        ANNUAL 1996 SALES(1)
                                        --------------------
                                          TOTAL       PER
                                         (000S)        SF
                                        ---------   -------
Mall Store Sales(2)
Comparable Store.......................  $60,632     $297
  Non-Comparable Store.................    9,490     $220(3)
                                       ---------   --------
   Total Mall Store....................  $70,122     $263
                                                   ========
Outparcel Sales(4)
Yorktown Cinema (old)(5)............... $ 3,283     $101
  Pizza Hut............................     330     $ 82
                                        --------   --------
   Total Outparcel..................... $ 3,613     $ 99
                                                   ========

Gross Sales--Mall Stores and
Outparcels............................. $73,735
                                        =======

------------
(1) Anchor tenants' sales are not available as the anchors, Von Maur, JC Penney, Carson Pirie Scott & Co. and Montgomery Ward each are self-owned anchors and are not required to report sales to the Yorktown Borrower.

(2) Sales and square footage have not been included in the above table for both temporary tenants and Woolworth's.

(3) Non-comparable store tenants may not be in occupancy for a full calendar year and therefore non-comparable sales per square foot may not be reflective of full year sales per square foot.

(4) Sales are not reported for Cole Taylor Bank (4,800 sq. ft.) and Firestone (9,217 sq. ft.).

(5) The previous Yorktown Cinema is being replaced with a 69,829 square foot General Cinema multiplex. The estimated date of construction completion and theater opening is March 1, 1998.

    Mall Stores. The Yorktown Property tenant base is primarily comprised of national retailers such as The Limited, Structure, Victoria's Secret, Express, The Gap, The Disney Store, Gymboree, and Garden Botanika. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

   The following table shows certain information regarding the ten largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):

       TEN LARGEST MALL STORES TENANTS BASED ON ANNUALIZED BASE RENT(1)

TENANT OR TENANT                                TENANT    % OF TOTAL
PARENT COMPANY                 STORE NAME         GLA         GLA
------------------------  ------------------- ---------  ------------
The Limited Inc.          Express, Inc.          41,381       10.5%
                          Lane Bryant
                          Lerner New York
                          The Limited
                          Structure
                          Victoria's Secret

Woolworth Corp.           Woolworths(2)          58,967       15.0
                          Foot Locker
                          Lady Foot Locker
                          Champs Sports

The Gap, Inc.             The Gap                10,094        2.6
                          The Gap Kids

Evan's Inc.               Evan's                 15,719        4.0

Casual Corner Group Inc.  Casual Corner           7,000        1.8
                          Petite Sophisticate

Mark Bros. Jewelers       Mark Bros. Jewelers     1,938        0.5
                          Lundstrom Jewelers

Musicland                 Sam Goody              12,486        3.2

The Walt Disney Co.       The Disney Store        6,432        1.6

Rogers Jewelers           Rogers Jewelers         1,887        0.5

Bachrachs Clothing Co.    Bachrachs               5,058        1.3
                                              ---------  ------------
 Total/Weighted Average                         160,962       41.0%
  (10 Largest)

Remaining (excluding                            199,190       50.7
 non-owned anchors)

Vacant Space                                     32,506        8.3
                                              ---------  ------------
 Total (excluding                               392,658      100.0%
  non-owned anchors)                          =========  ============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         % OF TOTAL
TENANT OR TENANT           ANNUALIZED    ANNUALIZED  ANNUALIZED BASE RENT
PARENT COMPANY              BASE RENT    BASE RENT          PER SF
------------------------  ------------ ------------  --------------------
The Limited Inc.            $853,320       12.9%           $20.62

Woolworth Corp.              362,735        5.5              6.15

The Gap, Inc.                238,856        3.6             23.66

Evan's Inc.                  223,989        3.4             14.25

Casual Corner Group Inc.     175,355        2.6             25.05

Mark Bros. Jewelers          172,200        2.6             88.85

Musicland                    163,000        2.5             13.05

The Walt Disney Co.          141,504        2.1             22.00

Rogers Jewelers              113,220        1.7             60.00

Bachrachs Clothing Co.       105,510        1.6             20.86
                          ----------    -------          -----------
 Total/Weighted Average   $2,549,689       38.4%           $15.84
  (10 Largest)
Remaining (excluding       4,088,086       61.6             20.52
 non-owned anchors)
Vacant Space                       0          0                 0
                          ----------    -------          -----------
 Total (excluding         $6,637,775      100.0%           $19.57(3)
non-owned anchors)        ==========    =======          ===========


------------
(1)    Based on June 30, 1997 rent roll.

(2) Woolworth Corp. has announced the closing of discount stores operating under the Woolworths trade name.

(3) Does not include vacant and month-to-month square footage and base rent.

    Mall Store Lease Expiration. The following table shows scheduled lease expirations of mall store GLA at the Yorktown Property as of June 30, 1997, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date.(1) See "--Anchor Stores" below for anchor lease or REA expirations.

                          LEASE EXPIRATION SCHEDULE

                       NUMBER OF
                         LEASES     EXPIRING   PERCENT OF
   YEAR EXPIRATION      EXPIRING       SF          SF
--------------------  ----------- ----------  ------------
Vacant ..............       0        32,506        8.28%
Month-to-Month (2) ..      15        36,591        9.32
1997.................      13        43,049       10.96
1998.................      13        30,247        7.70
1999.................       7        58,020       14.78
2000.................       9        17,257        4.39
2001.................       8        11,409        2.91
2002.................       8        15,247        3.88
2003.................      11         9,323        2.37
2004.................      10        23,227        5.92
2005.................       7        16,910        4.31
2006.................      11        52,592       13.39
2007 or Later........       9        46,280       11.79
                      ----------- ----------  ------------
 Total/Weighted Avg.      121       392,658      100.00%
                      =========== ==========  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       CUMULATIVE                   ANNUAL                  CUMULATIVE
                       PERCENT OF    ANNUALIZED   BASE RENT    PERCENT OF   PERCENT OF
   YEAR EXPIRATION      BASE RENT    BASE RENT      PER SF     BASE RENT     BASE RENT
--------------------  ------------ ------------  ----------- ------------  ------------
Vacant ..............      8.28%     $        0     $ 0.00         0.00%        0.00%
Month-to-Month (2) ..     17.60%        306,465       8.38         4.62         4.62%
1997.................     28.56%        313,444       7.28         4.72         9.34%
1998.................     36.26%        615,685      20.36         9.28        18.61%
1999.................     51.04%        316,329       5.45         4.77        23.38%
2000.................     55.44%        537,791      31.16         8.10        31.48%
2001.................     58.34%        409,744      35.91         6.17        37.66%
2002.................     62.22%        556,692      36.51         8.39        46.04%
2003.................     64.60%        555,479      59.58         8.37        54.41%
2004.................     70.51%        644,130      27.73         9.70        64.11%
2005.................     74.82%        463,219      27.39         6.98        71.09%
2006.................     88.21%      1,100,928      20.93        16.59        87.68%
2007 or Later........    100.00%        817,869      17.67        12.32       100.00%
                      ------------ ------------  ----------- ------------
 Total/Weighted Avg.                 $6,637,775     $19.57(2)    100.00%
                      ============ ============  =========== ============

------------
(1)    Based on the June 30, 1997 rent roll.

(2)    Does not include vacant and month-to-month square footage.

   Anchor Stores. The following table shows certain information for each of the Yorktown Property's anchor tenants (and its corporate parent):

                                           CREDIT RATING OF
                                                PARENT                   ANCHOR-                    OPERATING
                                              COMPANY(1)                  OWNED/        LEASE        COVENANT         REA
     ANCHORS           PARENT COMPANY       (S&P/MOODY'S)      GLA      COLLATERAL    EXPIRATION  EXPIRATION(2)   TERMINATION
---------------- ------------------------ ---------------- --------- -------------- ------------ -------------- --------------
JC Penney .......J.C. Penney Co., Inc.           A/A2       239,110   Anchor-Owned       N/A         Expired       1/1/2010(3)
Carson Pirie
 Scott ..........Carson Pirie Scott & Co.       NA/NA       214,534   Anchor-Owned       N/A         Expired       1/1/2010(3)
Von Maur ........Von Maur and Company           NA/NA       206,342   Anchor-Owned       N/A       10/1/2009(3)   5/14/2033(3)
Montgomery Ward .Montgomery Ward & Co.(4)       NA/NA       165,382   Anchor-Owned       N/A         Expired       1/1/2010(3)

------------
(1)    Reflects long-term debt rating of the parent company as of September
       22, 1997.

(2) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.

(3) Based on the latest required term commencement date of the REA. The actual commencement date and expiration date may be earlier.

(4) Montgomery Ward & Co., the parent company of Montgomery Ward, filed for bankruptcy protection under the Bankruptcy Code on July 7, 1997.

   Operating Agreement. The Reciprocal Construction, Operation and Easement Agreement dated August 29, 1966 by and between LaSalle National Bank, as Trustee ("LaSalle") and each of Carson, Pirie, Scott & Company ("Carson"), Montgomery Ward Realty Corporation ("Ward"), J.C. Penney Company ("Penney") and Wieboldt Stores, Inc. ("Wieboldt") (as amended September 16, 1968 by the parties thereto with Highland Avenue Corporation ("Highland") as successor to the interest of Carson, Ward, Penney and Wieboldt, the "Yorktown Trustee REA") contained operating covenants, all of which have expired. The Yorktown Trustee REA is for a term until January 1, 2010.

   Von Maur, Inc. is a party to an Operation and Covenant Agreement (the "Von Maur REA") dated as of May 14, 1993 with the Yorktown Borrower pursuant to which it is required to operate its store at the property. The Von Maur REA provides that the Von Maur store shall operate as a Von Maur Fashion Department Store until the year 2009 with an option for an expansion. Von Maur may be relieved of such operating covenant if (i) the Yorktown Trustee REA terminates prior to its expiration date; (ii) one or more of Ward, Penney or Carson ceases operation at Yorktown Shopping Center with no intention to reopen and within 18 months thereafter there is no acceptable replacement; or
(iii) for a period of at least 1 year, less than 65% of the net rental space in Yorktown Shopping Center (excluding Ward, Penney and Carson) is leased.

   Ground Lease Held by Illinois Land Trust. The Yorktown Borrower is the beneficiary of an Illinois land trust (the "Pacific Club Parcel Land Trust") which holds a ground leasehold interest as lessee of the Pacific Club outparcel included in the Yorktown Shopping Center, under a ground lease with its fee owner, JC Penney, which expires December 31, 2003 (the "JC Penney Ground Lease"). The Yorktown Borrower relets such land under a ground lease with Pacific Club, as lessee, which expires on December 31, 1999 (the "Pacific Club Ground Lease"). Rent under the Pacific Club Ground Lease in 1996 was $214,679.The JC Penney Ground Lease requires the Yorktown Borrower to pay rent of $152,000 per year.

   The Yorktown Borrower has assigned its beneficial interest in the Pacific Club Parcel Land Trust to secure the Yorktown Shopping Center Loan, but neither the fee interest in the land nor the Pacific Club Parcel Land Trust's ground leasehold interest secures the Yorktown Shopping Center Loan under the Yorktown Mortgage. Neither the property interests of the Yorktown Borrower under the Pacific Club Parcel Land Trust nor the rights and obligations of the Yorktown Borrower under the JC Penney Ground Lease and the Pacific Club Ground Lease have been included in the collateral securing, or the financial and statistical information relating to, the Yorktown Shopping Center Loan as described herein.

   Market Overview and Competition. According to the September 9, 1997 Landauer Associates, Inc. appraisal, the Yorktown Property trade area (estimated by Landauer Associates, Inc. to be a 4-mile radius) is estimated, as of 1996, to have 157,488 people in approximately 61,698 households with an average household income of $69,974. These estimates represent a compound annual growth rate from 1990 to 1996 of 0.68%, 1.14% and 2.67%, respectively.

   Including the Yorktown Property, there are a total of 5 super-regional and regional malls located in the western submarket of Chicago.

   The following table shows an overview of the competition to the Yorktown
Property:

                                                         APPROXIMATE DISTANCE
                                             OWNER/          FROM YORKTOWN          ANCHORS/           SIZE
   MALL/RETAIL PROPERTY     YR. BUILT      MANAGEMENT           (MILES)           MALL STORES     (SQUARE FEET)
-------------------------  ----------- ----------------  -------------------- ------------------  -------------
Subject Property

 Yorktown Shopping Center      1968    Pehrson                                JC Penney               239,110
                                       Schactman                              Carson Pirie Scott      214,534
                                       Wilder                                 Von Maur                206,342
                                                                              Montgomery Ward         165,382
                                                                              Mall Stores             392,658
                                                                              Outparcels               87,881
                                                                                                  -------------
                                                                               Total                1,305,907
Competition

 Oak Brook Shopping
  Center                       1962    Urban Retail                2          Lord & Taylor            99,000
                                       Properties, Inc.                       Saks Fifth Avenue        91,000
                                                                              Marshall Field's        364,000
                                                                              Nieman Marcus           112,000
                                                                              Nordstrom               215,000
                                                                              Sears                   282,000
                                                                              Mall Stores             850,000
                                                                                                  -------------
                                                                               Total                2,013,000
 Stratford Square              1981    Urban/                      9          Carson Pirie Scott      141,000
                                       Ohio State                             Montgomery Ward         157,000
                                       Teachers                               JC Penney               141,000
                                                                              Kohl's                   75,000
                                                                              Marshall Field's        141,000
                                                                              Sears                   141,000
                                                                              Mall Stores             499,000
                                                                                                  -------------
                                                                               Total                1,295,000
 Fox Valley Center             1975    O'Connor Group/            10          Carson Pirie Scott      115,000
                                       Heitman                                Marshall Field's        207,000
                                                                              JC Penney               231,000
                                                                              Sears                   314,000
                                                                              Mall Stores             599,000
                                                                                                  -------------
                                                                               Total                1,466,000
 Woodfield Mall                1971    The Taubman Co.            13          Lord & Taylor           124,000
                                                                              JC Penney               331,000
                                                                              Sears                   380,000
                                                                              Marshall Field's        347,000
                                                                              Nordstrom               198,000
                                                                              Mall Stores           1,320,000
                                                                                                  -------------
                                                                               Total                2,700,000

------------
Source: Landauer Associates, Inc.

    Environmental Report. A Phase I site assessment dated September 11, 1997 was performed on the Yorktown Property. The Phase I did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Report. A Property Condition Report was completed on the Yorktown Property on October 18, 1993 by a third party due diligence firm. The Property Condition Report concluded that the Yorktown Property was generally in good physical condition and identified approximately $408,000 in deferred maintenance requirements.

   Property Management. The Yorktown Property is managed by Robert W. Long ("Long") and E.D. Pehrson Associates, Inc. ("Pehrson") with the assistance of Wilder Management Associates, Inc. ("Wilder") (collectively, the "Yorktown Managers").

   Long manages the Yorktown Shopping Center, other than portions thereof, subject to the Yorktown Trustee REA, pursuant to a Management Agreement dated May 21, 1993 and a letter agreement dated May 26, 1993 (together, the "Yorktown-Long Management Agreement"), each between the Yorktown Borrower and Long. The Yorktown-Long Management Agreement provides for an annual salary of $123,844 for 1993, to be adjusted by the representative of the Rogers family partners; provided that such salary may not be reduced unless net cash flow from the Yorktown Property declines below 95% of net cash flow for the 1993 calendar year. The Yorktown-Long Management Agreement has a term of one year from the date thereof with automatic extensions from year to year thereafter until the sale of the Yorktown Shopping Center or such earlier time as the Yorktown Borrower or its authorized representative manager terminates such agreement by notice to Long or Long dies or ceases to control the management entity. Long may be replaced as manager pursuant to a change in control under the partnership agreement of the Yorktown Borrower.

   Pehrson manages the common areas specified in the Trustee REA pursuant to the Management Agreement dated September 26, 1993 but expressly intended to have effect as of January 1, 1978 (the "Yorktown-Pehrson Management Agreement") between Pehrson and the Yorktown Borrower. The Yorktown-Pehrson Management Agreement provides for a management fee per annum equal to the lesser of (a) 4% of the cost of keeping, maintaining and operating such common areas and (b) $25,000. The Yorktown-Pehrson Management Agreement is for a term of one year with automatic extensions on a month-to-month basis. It is terminable at will with written notice by Pehrson to each of La Salle, Highland, Ward, Wieboldt and Penney or by any three of La Salle, Highland, Ward, Wieboldt and Penney to Pehrson. The Yorktown Shopping Center Loan does not specifically provide mortgagee with the right to terminate or replace any of the managers of the Yorktown Shopping Center, except that if an independent manager is proposed as a result of any permitted transfer of interest in the Yorktown Shopping Center by the Yorktown Borrower, such independent manager is subject to the approval of the mortgagee and must meet certain specified criteria including experience and reputation in the management of similar properties.

   Each of the Yorktown Managers is affiliated with the Yorktown Borrower. In the industry trade publication Shopping Center World (March 1996), Wilder has been ranked as the 93rd largest retail property manager in the nation.

 YORKTOWN SHOPPING CENTER: THE LOAN

               CERTAIN YORKTOWN SHOPPING CENTER LOAN STATISTICS

                     LOAN PER         LOAN TO      ACTUAL    REFINANCING
                 SQUARE FOOT (1)  VALUE RATIO (2) DSCR (3)    DSCR (4)
                 --------------- ---------------  -------- -------------
Cut-Off Date  ..       $119            48.0%        1.33x       1.47x
At Maturity.....       $102            40.8%        1.64x       1.72x

------------
(1) Based on the 480,539 square feet securing the Yorktown Shopping Center Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on the September 9, 1997 Landauer Associates, Inc. appraised market value and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $7,570,166 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Yorktown Shopping Center Loan during the 12 months following the Cut-Off Date, and in the case of Maturity Date Actual DSCR, 12 months of debt service on the Yorktown Shopping Center Loan assuming a balance equal to the Balloon Balance, a coupon equal to the Yorktown Shopping Center Interest Rate and an amortization term equal to 300 months.

(4) Based on (a) Underwritable Cash Flow of $7,570,166 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Cut-Off Date Principal Balance of the Yorktown Shopping Center Loan, and, in the case of the Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Balloon Balance.

   Security. The Yorktown Shopping Center Loan is a non-recourse loan secured only by the fee estate of the Yorktown Borrower in the Yorktown Property and certain other collateral (including without limitation an assignment of leases and rents).

   Payment Terms. The Yorktown Shopping Center Loan matures on July 1, 2004 (the "Yorktown Shopping Center Maturity Date") and bears interest at a fixed rate per annum of 8.25% (the "Yorktown Shopping Center Interest Rate").

   The payment date for the Yorktown Shopping Center Loan is the first business day of each month, and there is a five day grace period for a default in payment of principal or interest. The Yorktown Shopping Center loan requires equal monthly payments of principal and interest in the amount of $473,000 (based on a 300-month amortization schedule and the Yorktown Shopping Center Interest Rate). On the Yorktown Shopping Center Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the loan documents, is required. The principal balance of the Yorktown Shopping Center Loan on the Yorktown Shopping Center Maturity Date, based on scheduled amortization will be $48,776,057.

   If the Yorktown Borrower defaults in the payment of any monthly installment of principal or interest on the payment date due, it is required to pay a late payment charge in an amount equal to 5% of the amount of the installment not paid. Upon the occurrence of any event of default and acceleration of the Yorktown Shopping Center Loan, or upon failure to repay the principal of the Yorktown Shopping Center Loan at the Yorktown Shopping Center Maturity Date, the entire unpaid principal amount of the Yorktown Shopping Center Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) Yorktown Shopping Center Interest Rate plus 4% (the "Yorktown Shopping Center Default Rate").

   Prepayment. Voluntary prepayment is prohibited under the Yorktown Shopping Center Loan prior to July 1, 1999. Thereafter, the Yorktown Shopping Center Loan may be voluntarily prepaid in whole, but not in part, on any payment date upon payment of a prepayment premium (the "Yorktown Yield Maintenance Premium") equal to the greater of (a) beginning on July 1, 1999 and ending on June 30, 2000 a sum equal to 2% of the outstanding balance of the Yorktown Note, such percentage of the outstanding balance declining 0.25% during each successive 12-month period thereafter to a minimum of 1%, which minimum shall continue thereafter to maturity (such declining percentage, the "Yorktown Applicable Percentage"); and (b) the excess, if any, of (i) the present value on the date of prepayment of all interest payments that would have been payable through the Yorktown Shopping Center Maturity Date as calculated by multiplying the Yorktown Shopping Center Interest Rate by the outstanding balance of the Yorktown Note on the date of prepayment, dividing such product by 12 and discounting such monthly payments at the then treasury discount rate charged on loans to depository institutions by the New York Federal Reserve Bank on the date of prepayment (the "Yorktown Discount Rate") over
(ii) the present value on the date of prepayment of all interest payments that would have been payable had the fixed interest rate been the "Yorktown Assumed Reinvestment Rate" (as defined below) calculated by multiplying the Yorktown Assumed Reinvestment Rate by the outstanding balance of the Yorktown Shopping Center Loan at the time of prepayment, dividing such product by 12 and discounting such monthly payments at the Yorktown Discount Rate. Notwithstanding the foregoing, any prepayment during the 90 days immediately preceding the Yorktown Shopping Center Maturity Date may be made without payment of a prepayment premium.

   The "Yorktown Assumed Reinvestment Rate" means 0.50% plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" set forth in the statistical release H.15.519 (or a successor thereto reasonably selected by the mortgagee) most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining term of the Yorktown Shopping Center Loan. If no maturity exactly corresponds to such remaining term of the Yorktown Shopping Center Loan, yields for the two published maturities most closely corresponding to such remaining term shall be calculated pursuant to the immediately preceding sentence and the Yorktown Assumed Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each such relevant periods to the nearest month.

   Principal prepayments on the Yorktown Shopping Center Loan must be made, at the mortgagee's option, upon acceleration of the loan following an event of default. Prepayments made following an event of default will be subject to the payment of the Yorktown Yield Maintenance Premium. If under the Yorktown Shopping Center Loan the Yorktown Borrower has no privilege of voluntary prepayment at the time payment is tendered as a result of default, the Yorktown Borrower shall pay a "prepayment premium" equal to the greater of:
(A) the prepayment premium described above with the Yorktown Applicable Percentage equal to 2%, or (B) the sum obtained by multiplying the outstanding principal balance by the product of (i) the amount obtained by subtracting (a) the percent per annum of the Treasury Constant Maturities having a maturity date closest in time (based on a weighted average if necessary) to the remaining term of the Yorktown Shopping Center Loan as reported in the statistical release H.15.519 (or a successor thereto reasonably selected by the mortgagee) for the week in which the 15th day prior to the prepayment occurs, from (b) 8.25% and (ii) the number of years and any fraction thereof remaining between the date of prepayment and the Yorktown Shopping Center Maturity Date and then arriving at the present value of such amount by discounting at the Yorktown Discount Rate.

   Lockbox and Reserves. The Yorktown Shopping Center Loan requires monthly impounds of 1/12 of the annual amount of taxes, assessments, water, sewer, governmental payments and insurance premiums. In connection therewith, the Yorktown Borrower has executed and delivered to the mortgagee a Tax Escrow Agreement, dated June 28, 1994, providing for the impounding of property taxes (the "Yorktown Tax Impound"). The Yorktown Tax Impound is held by Heitman Financial Services Ltd as escrow holder (the "Yorktown Escrow Holder") in an interest bearing escrow account in the name of the Yorktown Escrow Holder designating the mortgagee as secured party for the Yorktown Borrower, which account is pledged to the mortgagee as additional collateral for the Yorktown Shopping Center Loan. The Yorktown Tax Agreement does not provide for the impounding of insurance premiums. The Yorktown Shopping Center Loan documents do not provide for any lockboxes or collection accounts except for the tax impound.

   In addition to the foregoing escrow, the Yorktown Mortgage grants to the mortgagee the right at any time to have an independent engineer or other qualified expert survey the adequacy of the maintenance of the Yorktown Property. If any deficiencies in the maintenance are found, the Yorktown Borrower is obligated within 60 days after written demand to deposit with the mortgagee a sum equal to the estimated costs of repairs and replacements together with the costs of the inspection.

   Transfer of Properties and Interest in the Borrower; Encumbrance; Other Debt. The Yorktown Borrower is generally prohibited from transferring or encumbering the Yorktown Property, except that the Yorktown Borrower has the right to transfer, not more than one time during the term of the loan, its interest in the Yorktown Property, in whole, subject to, among others, the requirements that: (a) there is no default; (b) mortgagee receives at least 60 days' prior notice; (c) the proposed transferee has a net worth of not less than $100 million with an excellent reputation in property management and extensive experience in the operation, management and ownership of properties similar to the Yorktown Property; (d) the property manager is acceptable to the mortgagee; and (e) the proposed transferee executes documents satisfactory to the mortgagee to protect mortgagee's security.

   The Yorktown Shopping Center Loan also generally prohibits the transfer of any interest in the Yorktown Borrower without the prior written consent of the mortgagee. However, mortgagee's consent is required to be given with respect to certain transfers of direct or indirect beneficial interests in the Yorktown Borrower; provided that the Yorktown Borrower is not in default, so long as the Pehrson group retains ownership and control of not less than 74% of the ownership interests in the Yorktown Borrower and remains in control of the Yorktown Property.

   The Yorktown Mortgage prohibits the Yorktown Borrower from further encumbering or suffering to exist any lien against all or any portion of the Yorktown Property other than the Yorktown Mortgage. The Yorktown Shopping Center

Loan documents do not contain other restrictions on the Yorktown Borrower's right to incur indebtedness. In addition, the Yorktown Borrower may incur additional indebtedness upon specific request to the mortgagee and after full disclosure of the terms and conditions of a proposed financing consistent with the following criteria: (a) the net operating income of the Yorktown Property exceeds 125% of the sum of the debt service attributable to both the Yorktown Shopping Center Loan and the proposed secondary financing; (b) the occupancy rate is at least 85%; (c) the proposed secondary financing is provided by a financial institution with total net assets of $5 billion or more; (d) no default exists; (e) the outstanding indebtedness under the Yorktown Shopping Center Loan when combined with the amount of the proposed financing does not exceed 90% of the appraised value of the Yorktown Property; and (f) the documents for the secondary financing are in form and content satisfactory to the mortgagee and provide for subordination to the mortgagee and certain other conditions to protect the mortgagee's interest in the Yorktown Property.

   Insurance. The Yorktown Borrower is obligated to insure the Yorktown Property against loss or damage by, or abatement of rental income resulting from, fire, earthquake, boiler explosion, perils insured against under extended coverage insurance, vandalism, malicious mischief, sprinkler leakage and such other hazards, casualties and contingencies (including, but not limited to, war risk insurance, if available) in such amounts (but never less than the full replacement costs) and for such periods as may be required by the mortgagee. The Yorktown Borrower is also obligated to carry and maintain such liability and indemnity insurance (including without limitation water damage insurance and the so-called assumed and contractual liability coverage) as mortgagee may require from time to time in form, amount and with companies satisfactory to mortgagee.

   Condemnation and Casualty. The mortgagee is obligated to make insurance and condemnation proceeds available for restoration of the Yorktown Property if (i) there exist no defaults under the Yorktown Shopping Center Loan documents, (ii) all leases continue in effect, (iii) the mortgagee "shall first be given satisfactory proof that such improvements have been fully restored or that by the expenditure of such money will be fully restored free and clear of liens", (iv) the Yorktown Borrower deposits any shortfall of funds necessary to complete restoration, (v) the Yorktown Borrower obtains waiver of rights of subrogation on insurance policies, and (vi) the aggregate minimum monthly rental payable thereafter under all leases shall not be less than the sum of one-twelfth of the annual premiums for insurance, one twelfth of the annual taxes and assessments, and the monthly installments of principal and interest or otherwise if less than such sum, then so much insurance proceeds shall first be applied upon the said indebtedness without giving rise to any prepayment premium, so that upon payment monthly of an amount equal to such aggregate monthly minimum rentals, when applied monthly to pro-rata ground rent, if any, taxes and assessments and insurance premiums, then to interest and the balance to principal will service the remaining principal balance at an annual constant rate of 9.46145% in which latter event the monthly installment under the Yorktown Shopping Center Loan shall be reduced accordingly. In the event any of the above conditions are not satisfied, the mortgagee may apply the insurance proceeds or condemnation award to the Yorktown Shopping Center Loan, without premium or penalty.

   The Yorktown Shopping Center Loan documents do not specifically require that the Yorktown Borrower repair the Yorktown Shopping Center Property following a casualty or condemnation. The Yorktown Borrower is, however, obligated to keep and maintain the Yorktown Property in thorough repair and condition, make all replacements necessary to keep the Yorktown Property in continuous good condition, and effect such other repairs as the mortgagee reasonably requires.

   Approval Rights. The Yorktown Borrower is not permitted to alter, remove or demolish any of the improvements without the mortgagee's written consent. The Yorktown Borrower is not permitted to enter into any lease, sublease, license or other agreement affecting the use, occupancy or utilization of all or any portion of the Yorktown Property without mortgagee's express prior written approval.

   Financial Reporting. Within 120 days following the expiration of each fiscal year, the Yorktown Borrower is obligated to provide financial statements showing all earnings and expenses since the last such statement, prepared by an independent certified public accountant in accordance with GAAP, and verified by the affidavit of the Yorktown Borrower. The financial statements are to show all sales made on the premises and a rent-roll if so requested by the mortgagee. In addition, the Yorktown Borrower is obligated to furnish the foregoing financial statements within 30 days after demand therefore by the mortgagee, and provide such other financial information that the mortgagee shall reasonably require.

 GRAND KEMPINSKI HOTEL: THE BORROWER; THE PROPERTY

   The Loan. The Grand Kempinski Loan was originated by Secore and acquired by MSMC on September 11, 1997. The Grand Kempinski Loan had a principal balance at origination of $55,000,000 and has a principal balance as of the Cut-Off Date of $55,000,000. It is secured by, among other things, a Mortgage (the "Grand Kempinski Mortgage") encumbering a full-service four star luxury hotel located in Dallas, Texas (the "Grand Kempinski Property").

   The Borrower. Registry Dallas Associates Limited Partnership (the "Grand Kempinski Borrower") is a special purpose Delaware limited partnership whose purpose and business is limited to owning, operating, maintaining, financing and mortgaging the Grand Kempinski Property. The Grand Kempinski Borrower has no material assets other than the Grand Kempinski Property and related interests. The sole general partner of the Grand Kempinski Borrower is Sunshine Holdings I Corp. (the "Grand Kempinski GP"), a special purpose Delaware corporation formed solely for the purpose of acting as general partner of the Grand Kempinski Borrower. The limited partner of the Grand Kempinski Borrower is Dallas Hotel Associates Limited Partnership, a Delaware limited partnership (the "Grand Kempinski LP").

   The Property. The Grand Kempinski Property is comprised of the Grand Kempinski Borrower's fee simple interest in approximately 11 acres of land improved with a 528-room, 15-story, four star luxury hotel currently known as the Grand Kempinski Dallas, located in Addison, a small business town north of Dallas, Texas, at the intersection of Dallas North Tollway and Beltline Road. The Grand Kempinski Property was constructed in 1983 and includes 6 food and beverage facilities--Le Cafe, a 250-seat coffee shop/restaurant, Monte Carlo, a 230-seat French and Italian restaurant, Le Gala, a 150-seat reception hall, the Malachite, a 750-seat showroom, the Bristol Lounge, a 120-seat lobby lounge and bar, and Kempi's, a 750-seat nightclub--as well as 21 meeting rooms totaling approximately 76,000 square feet, 860 parking spaces (330 spaces in surface lots and 530 spaces in a parking garage), 2 swimming pools and a health club with tennis courts and racquetball courts. The average occupancy rate for the 12 months ended June 30, 1997 for the Grand Kempinski Property was 70%. The ADR and the RevPAR for the twelve months ended June 30, 1997 were $110.99 and $77.58, respectively. An appraisal completed on April 1, 1997 determined a value of approximately $90,000,000 for the Grand Kempinski Property.

   Market Overview. The subject property is surrounded by commercial office buildings, the businesses of which provide a primary source of lodging demand for the area. The nearby LBJ Freeway and Quorum/Bent Tree office markets account for 28.3% of Dallas' total office square footage (33.2 million square feet). These markets currently have approximately a 6% vacancy rate compared to approximately a 16% market average for the Dallas area. The construction of 22 office buildings in nearby area, totaling 3,440,578 square feet, is expected to be complete by 1999.

   Demand generators for lodging stem in part from several large businesses and corporations in the Grand Kempinski Property's immediate vicinity. Some of these businesses include:

                               DISTANCE FROM SUBJECT SITE
DEMAND GENERATOR                         (MILES)
--------------------------  --------------------------------
CompUSA ...................               0.10
MBNA Information Services                 0.25
Pizza Hut International  ..               0.25
Mary Kay Cosmetics, Inc.  .               0.75
The Galleria Mall .........                2.0
Countrywide Funding .......                8.0

   Other large employers in the North Dallas area include Texas Instruments, EDS Corporation, JC Penney Co, MCI, Northern Telecom and Frito Lay Co. and may also provide hotel demand potential. There can be no assurance that the office market in the area will remain as described above, or as to the level of future demand for lodging.

   Location/Access. The Grand Kempinski Property is located north of Dallas just off the Dallas Parkway, directly across from Prestonwood Mall. Street frontage for the hotel is available along the Dallas Parkway to east and the Quorum Loop to the south. Regional access comes primarily from the Dallas North Tollway, which is a six-lane, bi-directional toll road that extends in a north-south direction through North Dallas (the Dallas Parkway is a western access road for the Tollway). The Tollway road is a primary commuting route, and links the commercial and residential developments in North Dallas with the communities to the south, including the Dallas Central Business District.

   The Dallas North Tollway provides access to I-635 approximately two miles south of the subject property. I-635, known locally as the LBJ Freeway, constitutes a major east-west loop, which circumnavigates the Dallas Metropolitan area and provides ready access from North Dallas to the Dallas/Fort Worth Airport. The hotel is approximately 19 miles east of the airport.

    Competition. The Grand Kempinski Property's primary competitors include the Marriott Quorum, the Westin Galleria and the Doubletree Lincoln Center. Unlike its competitors, the Grand Kempinski Property derives the largest share of its room demand from the meeting and group segment of the market. The Grand Kempinski Property has 76,000 square feet of meeting space, which substantially exceeds that of its competitors. The Grand Kempinski generally tracks market levels of ADR except for the Westin Galleria, which maintains a significantly higher ADR. The Westin benefits from its location next to the Galleria Mall and office buildings.

   Operating History. The following table shows certain information regarding the operating history of the Grand Kempinski Property:

                    ADJUSTED NET OPERATING INCOME (000'S)

                                                              UNDERWRITABLE
                          1995        1996     LTM 6/30/97         NOI
                       ---------- ----------  ------------- ---------------
Revenues..............  $ 28,618    $ 31,433     $ 32,691       $ 32,691
Expenses..............   (19,053)    (20,016)     (20,262)       (21,930)
                       ---------- ----------  ------------- ---------------
 Net Operating
 Income...............  $  9,565    $ 11,417     $ 12,429       $ 10,761
                       ========== ==========  ============= ===============


   Occupancy History. The following table shows historical average occupancy, ADR and RevPAR for the Grand Kempinski Property:

Occupancy Period:

                      AVERAGE OCCUPANCY
                      -----------------
 LTM ended June
 1997................       69.9%
  1996...............       69.9%
  1995...............       71.6%
                             ADR
                      -----------------
 LTM ended June
 1997................      $110.99
  1996...............      $107.59
  1995...............      $100.11
                            REVPAR
                      -----------------
 LTM ended June
 1997................       $77.58
  1996...............       $75.21
  1995...............       $71.68


   Parking and Zoning Issues. The zoning ordinance (the "Zoning Ordinance") under which the Grand Kempinski Hotel was built on its face requires 1,438 parking spaces. A City of Addison informal policy relating to hotel parking requirements, which MSMC was informed de facto supersedes the Zoning Ordinance in the city's practical enforcement of parking requirements, would require 1,019 spaces. The Grand Kempinski Hotel has 860 parking spaces. Nevertheless, the City of Addison has confirmed in writing that it does not consider the Grand Kempinski Hotel to be non-conforming because of parking issues, and an unqualified certificate of occupancy has been issued and is in effect for the Grand Kempinski Property.

   The Zoning Ordinance also permitted the Grand Kempinski Hotel's height to be either 117 feet "or as approved by [the] FAA." The hotel, with antenna, is 192 feet tall. However, the city has no documentation regarding the FAA approval height. The city has delivered a letter stating that the structure's height is acceptable and does not encroach onto air traffic. The property is not in a deed-restriction zone where height is specifically limited by the FAA, and there are taller buildings in the proximity of the hotel.

   Environmental Report. A Phase I site assessment dated July 24, 1997 was performed on the Grand Kempinski Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results or operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Report. A Property Condition Report was completed on the Grand Kempinski Property on July 30, 1997 by a third party due diligence firm. The Property Condition Report concluded that the Grand Kempinski Property was generally in good physical condition and identified approximately $127,750 in deferred maintenance. At origination of the Grand Kempinski Loan, the Grand Kempinski Borrower established a deferred maintenance reserve account and made an initial deposit equal to $127,750 to fund the cost of addressing the identified items.

   Property Management. The Grand Kempinski Property is currently being managed by Kempinski International, Inc. ("Kempinski"), pursuant to a management agreement with Grand Kempinski Borrower. The Grand Kempinski Borrower has entered into a termination agreement with Kempinski to terminate the management agreement with Kempinski effective no later than November 1, 1997. Upon such termination, the Grand Kempinski Property will be managed by Inter-Continental Hotels Corporation (the "Grand Kempinski Manager"), pursuant to a management agreement (the "Grand Kempinski Management Agreement"), between the Grand Kempinski Manager and the Grand Kempinski Borrower. The Grand Kempinski Manager is responsible for the operation, management and supervision of the Grand Kempinski Property. Under the Grand Kempinski Management Agreement, the Grand Kempinski Manager is entitled to:
(a) an annual license fee equal to 1.25% of annual gross receipts received;
(b) a management fee equal to 15% of income before fixed charges of the Grand Kempinski Property, if such income exceeds $14,000,000 in the calendar year, and if not, no such management fee is payable; (c) reservation fees equal to 5% of the reservation revenue of the Grand Kempinski Property, up to a maximum of $200,000; and (d) compensation for marketing, sales and other services. The fees payable to the Grand Kempinski Manager are operating expenses of the borrower and as such are subordinate to amounts due on the Grand Kempinski Loan, including amounts to be deposited into the reserve accounts thereunder, as described below under "--Grand Kempinski Hotel: The Loan--Lockbox and Reserves."

   The Grand Kempinski Management Agreement provides that the Grand Kempinski Manager will manage the property until September 30, 2007. The Grand Kempinski Manager and Grand Kempinski Borrower each have one option to extend the original term of the Grand Kempinski Management Agreement for an additional five years by giving notice to the other within 180 days of the original term's expiration; the other party then has 30 days from receipt of such notice to accept or reject such extension.

   Under the Grand Kempinski Loan, the Grand Kempinski Borrower may only appoint a replacement manager to the Grand Kempinski Manager if such appointment is reasonably acceptable to the mortgagee.

   Pursuant to a Manager's Consent and Subordination of Management Agreement with respect to the Grand Kempinski Management Agreement, the mortgagee will have the right to terminate the Grand Kempinski Management Agreement at any time after an event of default under the Grand Kempinski Loan has occurred and is continuing, or upon the debt service coverage ratio falling below 1.10, by giving the Grand Kempinski Manager 30 days' prior written notice of such termination. The Grand Kempinski Manager may terminate the Grand Kempinski Management Agreement only with the prior written consent of the mortgagee, except in certain circumstances of uncured defaults. The loan documents provide that the Grand Kempinski Borrower has up to 180 days to find a replacement manager reasonably acceptable to the mortgagee after mortgagee gives the Grand Kempinski Borrower notice of its intent to terminate the Grand Kempinski Management Agreement, before the Grand Kempinski Manager must be terminated. The Grand Kempinski Manager has also agreed in such subordination agreement that if an event of default under the Grand Kempinski Loan has occurred and is continuing, all liens, rights and interests owned, claimed or held by the Grand Kempinski Manager in and to any of the Grand Kempinski Property are and will be, in all respects, subordinate and inferior to the liens and security interest created by the Grand Kempinski Loan.

   Under the Grand Kempinski Loan, the Grand Kempinski Borrower is obligated to achieve, and within 30 days of the end of each calendar quarter provide evidence to the mortgagee of the achievement of, a debt service coverage ratio for the last 4 quarters of at least 1.10 (the "Grand Kempinski Borrower Termination Ratio") as of the end of each such calendar quarter. If the Grand Kempinski Borrower fails to achieve the Grand Kempinski Borrower Termination Ratio, the Grand Kempinski Borrower, at the request of the mortgagee, may terminate the Grand Kempinski Manager and replace the Grand Kempinski Manager with a property manager reasonably acceptable to the mortgagee. The mortgagee will withdraw its request to terminate the Grand Kempinski Manager upon the Grand Kempinski Borrower's failure to achieve the Grand Kempinski Borrower Termination Ratio if the Grand Kempinski Borrower deposits funds into the Grand Kempinski Lockbox (as defined below) in an amount which, if treated as income from the operation of the property, would increase the debt service coverage ratio to the required ratio.

 GRAND KEMPINSKI HOTEL: THE LOAN

                   CERTAIN GRAND KEMPINSKI LOAN STATISTICS

                               LOAN PER        LOAN TO      ACTUAL    REFINANCING
                                ROOM(1)     VALUE RATIO(2)  DSCR(3)     DSCR(4)
                            -------------- --------------  -------- -------------
Cut-Off Date...............    $104,167          61.1%       1.73x       1.69x
At Effective Maturity
 Date......................    $ 85,444          50.1%       2.11x       2.06x

------------
(1) Based on the 528 guest rooms securing the Grand Kempinski Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on the April 1, 1997 appraisal and Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $9,289,725 and (b) in the case of Cut-Off Date, Actual DSCR, actual debt service on the Grand Kempinski Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Grand Kempinski Loan assuming a balance equal to the Balloon Balance, a coupon equal to the Grand Kempinski Initial Interest Rate and an amortization term equal to 300 months.

(4) Based on (a) Underwritable Cash Flow of $9,289,725 and (b) in the case of Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 10% of the Cut-Off Date Principal Balance of the Grand Kempinski Loan, and in the case of Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 10% of the Balloon Balance.

   Security. The Grand Kempinski Loan is a non-recourse loan, secured only by the fee interest of the Grand Kempinski Borrower in the related Mortgaged Property, and certain collateral therefor (including an assignment of leases and rents and the funds in certain accounts). The Grand Kempinski Borrower has agreed to indemnify the mortgagee and its successors and assigns with respect to the liabilities arising from and in connection with certain environmental matters. The mortgagee is the insured under a title insurance policy (which will be assigned to the Trust Fund) which insures that the Grand Kempinski Mortgage constitutes a valid and enforceable first lien on the Grand Kempinski Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The Grand Kempinski Loan matures on October 1, 2022 (the "Grand Kempinski Maturity Date") and bears interest at a fixed rate per annum equal to 8.63% (the "Grand Kempinski Initial Interest Rate") through and including September 30, 2007, and from and including October 1, 2007 (the "Grand Kempinski Effective Maturity Date") at a fixed rate per annum (the "Grand Kempinski Revised Interest Rate") equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the Grand Kempinski Initial Interest Rate plus 5% . Any interest accrued at the excess of the Grand Kempinski Revised Interest Rate over the Grand Kempinski Initial Interest Rate is deferred and added to the outstanding indebtedness under the Grand Kempinski Loan and earns interest at the Grand Kempinski Revised Interest Rate (such deferred interest and interest thereon, "Grand Kempinski Deferred Interest"). Interest on the Grand Kempinski Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Grand Kempinski Loan is the 1st business day of each month, and there is no grace period for a default in payment of principal or interest. However, as described below under "--Grand Kempinski Mezzanine Debt," the Grand Kempinski Mezzanine Lender has the right to cure a payment default within 2 business days after it is given notice thereof, and the Grand Kempinski Loan may not be accelerated or foreclosed during the cure period. Commencing on November 1, 1997, the Grand Kempinski Loan requires 300 constant monthly payments of principal and interest (the "Grand Kempinski Monthly Debt Service Payments") of $447,703.56 (based on a 300 month amortization schedule and the Grand Kempinski Initial Interest Rate). On the Grand Kempinski Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the loan documents, is required. The scheduled principal balance of the Grand Kempinski Loan as of the Grand Kempinski Effective Maturity Date is approximately $45,114,370. Commencing on the Grand Kempinski Effective Maturity Date and continuing on each payment date thereafter, the Grand Kempinski Borrower is required to apply 100% of rents and other revenues from the Grand Kempinski Property to the following items in the following order of priority: (a) to payment of required monthly amounts of taxes and insurance premiums; (b) to payment of the Grand Kempinski Monthly Debt Service Payment; (c) to make required deposits into the furniture, fixtures and equipment reserve account described below under "--Lockbox and Reserves"; (d) to payment of monthly cash expenses pursuant to the annual budget approved by the mortgagee; (e) to payment of extraordinary, unbudgeted operating expenses approved by the mortgagee, if any; (f) to payment of interest accruing at the Grand Kempinski Default Rate (as defined below) and late payment charges, if any; (g) to payments of any other amounts due under the loan documents; (h) to payments to be applied against the outstanding principal of the loan until such principal amount is paid in full; (i) to payments of Grand Kempinski Deferred Interest; (j) to payment to an account maintained for the Grand Kempinski Mezzanine Lender; and (k) lastly, to payment to the Grand Kempinski Borrower of any excess amounts.

    Upon the occurrence of any event of default in the payment of principal and interest, or 10 business days after Lender has given notice to the Grand Kempinski Borrower following any other event of default, the entire unpaid principal amount of the Grand Kempinski Loan and any other outstanding amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and
(b) the then applicable interest rate on the Grand Kempinski Loan (i.e. the Grand Kempinski Initial Interest Rate or the Grand Kempinski Revised Interest
Rate) plus 5% (the "Grand Kempinski Default Rate"). The Grand Kempinski Loan does not require the Grand Kempinski Borrower to pay late payment charges if it defaults on a principal or interest payment.

   Prepayment. Voluntary prepayment is prohibited under the Grand Kempinski Loan prior to September 11, 2000. Thereafter, the Grand Kempinski Loan may be voluntarily prepaid in whole on any payment date upon payment of a prepayment premium (the "Grand Kempinski Yield Maintenance Premium") equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting
(x) an amount equal to the entire outstanding principal balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest (including any final installment of principal payable on the Grand Kempinski Maturity Date) determined by discounting such payments at the Grand Kempinski Discount Rate. The "Grand Kempinski Discount Rate" means the rate which, when compounded monthly, equals the yield, as of the date of prepayment, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of prepayment to the Grand Kempinski Effective Maturity Date. Notwithstanding the foregoing, the Grand Kempinski Loan may be prepaid without a prepayment premium commencing on the Grand Kempinski Effective Maturity Date.

   Principal prepayments on the Grand Kempinski Loan may occur on payment dates after the Grand Kempinski Effective Maturity Date through application of rents, as described above under "--Payment Terms," and must be made, at the mortgagee's option, upon acceleration of the loan following the occurrence of an event of default. Prepayments made following an event of default will be subject to the payment of the Grand Kempinski Yield Maintenance Premium.

   To the extent that the Grand Kempinski Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of the Grand Kempinski Property under the Grand Kempinski Loan, the mortgagee has the option to apply such proceeds to prepay the Grand Kempinski Loan. No yield maintenance premium is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds.

   Lockbox and Reserves. Pursuant to the terms of the Grand Kempinski Loan, the Grand Kempinski Borrower has established with Texas Commerce Bank National Association, as agent for the mortgagee, as secured party, a cash collateral account (the "Grand Kempinski Lockbox") with such bank (the "Grand Kempinski Lockbox Bank"). The Grand Kempinski Borrower has delivered irrevocable written instructions to the bank which holds the operating accounts for the Grand Kempinski Property (collectively, the "Grand Kempinski Property Account"), to deposit on a daily basis by wire transfer to the Grand Kempinski Lockbox, upon receipt, all operating revenue from the Grand Kempinski Property and other amounts received in the Grand Kempinski Property Account. The Grand Kempinski Borrower (i) has instructed and is required to instruct (x) all credit card companies to deposit credit card receivables directly into the Grand Kempinski Property Account and (y) the Grand Kempinski Manager to deposit all operating revenue from the Grand Kempinski Property into the Grand Kempinski Property Account and (ii) has covenanted to deposit all operating revenue received by it into the Grand Kempinski Property Account.

   The Grand Kempinski Borrower has established (a) a debt service escrow account (the "Grand Kempinski Debt Service Escrow Account") funded at the initial closing of the Grand Kempinski Loan in the amount of $755,744 and to be funded each month in an amount equal to the Grand Kempinski Monthly Debt Service Payment, (b) a mortgage escrow account (the "Grand Kempinski Mortgage Escrow Account") to be funded each month in an amount (the "Grand Kempinski Tax and Insurance Amount") equal to 1/12 of tax and insurance premium payments due in the succeeding 12 months, (c) a replacement reserve account (the "Grand Kempinski FF&E Reserve Account") to be funded each month in the amount of 1/12 of 4% of annual operating income (the "Grand Kempinski FF&E Amount"), (d) an operating cash expense account (the "Grand Kempinski Cash Expense Account") to be funded each month in the amount of monthly operating expenses and capital expenditures set forth in the annual budget approved by the mortgagee ("Grand Kempinski Budgeted Expenses") and any extraordinary, unbudgeted operating expenses approved by the mortgagee ("Grand Kempinski Extraordinary Expenses") and (e) a repair reserve account (the "Grand Kempinski Repair Reserve Account") funded at the initial closing of the Grand Kempinski Loan in the amount of $127,750 to pay the cost of repairing certain conditions identified in an engineering report prepared in connection with the origination of the Grand Kempinski Loan. In addition, the Grand Kempinski Mezzanine Borrower (as defined below) has established a mezzanine loan account (the "Grand Kempinski Mezzanine Loan Account") as described below under "--Mezzanine Debt."

   Until the Grand Kempinski Effective Maturity Date, the Grand Kempinski Lockbox Bank will withdraw from the Grand Kempinski Lockbox on the first business day of each month funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the Grand Kempinski Tax and Insurance Amount, for deposit into the Grand Kempinski Mortgage Escrow Account; (ii) funds in an amount equal to the Grand Kempinski Monthly Debt Service Payment, for deposit into the Grand Kempinski Debt Service Escrow Account; (iii) funds in an amount equal to the Grand Kempinski FF&E Amount, for deposit into the Grand Kempinski FF&E Reserve Account; (iv) funds in the amount of Grand Kempinski Budgeted Expenses and Grand Kempinski Extraordinary Expenses, if any, for deposit into the Grand Kempinski Cash Expense Account; (v) funds in the monthly amount due under the Grand Kempinski Mezzanine Loan (as defined below) for deposit into the Grand Kempinski Mezzanine Loan Account; and (vi) the remainder to the Grand Kempinski Borrower.

   From and after the Grand Kempinski Effective Maturity Date, the Grand Kempinski Lockbox Bank will withdraw from the Grand Kempinski Lockbox on the first business day of each month funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the Grand Kempinski Tax and Insurance Amount, for deposit into the Grand Kempinski Mortgage Escrow Account; (ii) funds in an amount equal to the Grand Kempinski Monthly Debt Service Payment, for deposit into the Grand Kempinski Debt Service Escrow Account; (iii) funds in an amount equal to the Grand Kempinski FF&E Amount, for deposit into the Grand Kempinski FF&E Reserve Account; (iv) funds in the amount of Grand Kempinski Budgeted Expenses, for deposit into the Grand Kempinski Cash Expense Account; (v) funds in the amount of Grand Kempinski Extraordinary Expenses, if any, for deposit into the Grand Kempinski Cash Expense Account; (vi) funds to make additional payments on the Grand Kempinski Loan until the outstanding principal balance thereof has been reduced to zero; (vii) funds to make payments of any accrued Grand Kempinski Deferred Interest; (viii) funds up to the amount owing on the Grand Kempinski Mezzanine Loan, for deposit into the Grand Kempinski Mezzanine Loan Account; and (v) the remainder to the Grand Kempinski Borrower.

   Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. The Grand Kempinski Borrower is generally prohibited from transferring or encumbering the Grand Kempinski Property, except that the Grand Kempinski Borrower has the right to transfer, not more than one time during the term of the loan, in whole its interests in the Grand Kempinski Property if, after considering the following factors, the mortgagee determines in its reasonable discretion that the following factors, among others, shall have been satisfied: (i) no event of default shall have occurred and remain uncured under the Grand Kempinski Loan, (ii) the proposed transferee is reputable and creditworthy and complies with all single purpose entity and other applicable Rating Agency requirements, (iii) the mortgagee receives a satisfactory non-consolidation opinion, (iv) the Rating Agencies confirm in writing that such transfer will not result in the reduction, withdrawal or qualification of the rating assigned to any of the Certificates, (v) the transferee executes and delivers a reasonably satisfactory assumption agreement, (vi) the mortgagee is reimbursed for all of its reasonable costs and expenses in connection with such transfer, and (vii) mortgagee receives a transfer fee equal to 0.25% of the then outstanding principal amount of the loan.

   Holders of limited partnership interests in the Grand Kempinski Borrower or of stock in the general partner of the Grand Kempinski Borrower may transfer their interests in the Grand Kempinski Borrower or the general partner of the Grand Kempinski Borrower, as applicable; provided, however, if, after taking into account such transfer and all prior transfers, more than 49% of the interests in the Grand Kempinski Borrower or the general partner of Grand Kempinski Borrower are held by any affiliated group, as conditions to such transfer, (1) a non-consolidation opinion satisfactory to the mortgagee and the Rating Agencies must be delivered, and (2) unless such transferee is a member of the Grand Kempinski Control Group, each Rating Agency must have confirmed in writing that the proposed transfer would not result in a qualification, downgrade or withdrawal of its then current rating on any class of Certificates. "Grand Kempinski Control Group" means certain principals of the Grand Kempinski Borrowers, their immediate family members, or any entity or trust owned or controlled by any such person. Subject to the provisions above, transfers of direct or indirect interests in the Grand Kempinski Borrower may be made if, after giving effect to such transfer and all prior transfers, the Grand Kempinski Control Group owns at least 51% of the interests in the Grand Kempinski Borrower, each Rating Agency has confirmed in writing that the proposed transfer would not result in a qualification, downgrade or withdrawal of its then current rating on any class of Certificates; provided, however, that the transferor shall give 20 days' prior written notice to the mortgagee of any transfer to a person outside the Grand Kempinski Control Group. The interests of the general partner of the Grand Kempinski Borrower in the Grand Kempinski Borrower may not be transferred.

    The Grand Kempinski Borrower is not permitted to incur any additional indebtedness other than (i) indebtedness for operating expenses or equipment leases incurred in the ordinary course of business which is not secured by liens (other than liens being properly contested in accordance with the Grand Kempinski Loan) provided that such indebtedness must be reserved for in an amount equal to 110% of total payables over $250,000 and (ii) indebtedness (not evidenced by a note or other instrument for borrowed money) not secured by liens (other than liens being properly contested in accordance with the Grand Kempinski Loan) for amounts payable or reimbursable to any tenant on account of work performed at the Grand Kempinski Property by such tenant or for costs incurred by such tenant in connection with its occupancy of space, including for tenant improvements.

   Insurance. The Grand Kempinski Borrower is required to maintain (a) fire and extended coverage insurance in an amount equal to at least 100% of the full replacement cost of the improvements and equipment, (b) flood insurance with respect to any part of the Grand Kempinski Property that is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, (c) comprehensive public liability insurance,
(d) rental loss or business interruption insurance which will cover a period of at least 24 months, (e) machinery and boiler explosion insurance, (f) statutory workers compensation insurance and (g) during any period of restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the related property. The Grand Kempinski Loan requires the Grand Kempinski Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated not less than "AA-" by S&P. All policies of insurance are required to name the mortgagee as an additional insured.

   Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to the Grand Kempinski Property, the Borrower is obligated to commence and diligently prosecute to completion the repair and restoration of the Grand Kempinski Property. The Grand Kempinski Borrower is obligated diligently to prosecute any condemnation proceeding, the mortgagee having the right to participate in any such condemnation proceedings, and promptly to commence and diligently to prosecute the restoration of the Grand Kempinski Property following any condemnation.

   If the casualty or condemnation proceeds (after payment of the mortgagee's costs of collection thereof) are less than $1,000,000 and the costs of completing the restoration are less than $1,000,000, the mortgagee shall disburse such proceeds to the Grand Kempinski Borrower for application to the restoration. If the casualty or condemnation proceeds (after payment of the mortgagee's costs of collection thereof) or the costs of completing the restoration are equal to or greater than $1,000,000, the mortgagee shall disburse such proceeds to the Grand Kempinski Borrower for application to the restoration upon satisfaction of the following conditions, among others:
(i)(A) such proceeds, if they are casualty proceeds, are less than 50% of the outstanding principal amount of the Grand Kempinski Loan and (B) if such proceeds are condemnation proceeds, less than 10% of the land has been taken;
(ii) the mortgagee is satisfied that the restoration will be completed on or before the earliest to occur of (x) the maturity date of the loan, (y) such time as may be required by applicable law or (z) the expiration of business interruption insurance coverage, (iii) the mortgagee receives periodic specified assurance of the progress of the restoration and (iv) the Grand Kempinski Borrower has deposited with the mortgagee the amount of any deficiency, as estimated by the mortgagee, in funds required for the restoration.

   All net proceeds not required (i) to be made available for the restoration or (ii) to be returned to the Grand Kempinski Borrower as excess net proceeds may be retained and applied by the mortgagee toward the payment of the Grand Kempinski Loan, or, at the discretion of the mortgagee, to the Grand Kempinski Borrower for such purposes as the mortgagee may designate. If there are excess proceeds after restoration, the mortgagee will make such excess available to the Grand Kempinski Borrower for its own use.

   Approval Rights. On and after the Grand Kempinski Effective Maturity Date, the mortgagee has control over the budget of the Grand Kempinski Borrower. Prior thereto, the mortgagee has the rights with respect to the budget described below under "--Mezzanine Debt."

   Without the mortgagee's consent (which may not be unreasonably withheld), the Grand Kempinski Borrower may not enter into any management agreement other than the management agreement in effect on the origination date of the loan. If during the term of the Grand Kempinski Loan, the Grand Kempinski Borrower wishes to designate another property manager acceptable to the mortgagee, the Grand Kempinski Borrower must notify the mortgagee and obtain its approval and must notify the Rating Agencies in writing and obtain from the Rating Agencies written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. The mortgagee has the right to direct the retention of a new property manager upon certain events described above under "--Grand Kempinski Hotel: The Borrower; The Property--Property Management."

    Provided that no event of default shall have occurred and be continuing, the Grand Kempinski Borrower has the right to undertake any alteration, improvement, demolition or removal of the Grand Kempinski Property or any portion thereof (any such alteration, improvement, demolition or removal, a "Grand Kempinski Alteration") so long as the Grand Kempinski Borrower provides the mortgagee with prior written notice of any Grand Kempinski Alteration which, when aggregated with all related Grand Kempinski Alterations, involves an estimated cost exceeding $1,000,000 (a "Grand Kempinski Material Alteration"). No Grand Kempinski Material Alteration may be performed unless the Grand Kempinski Borrower has first deposited into the Grand Kempinski FF&E Reserve Account the estimated cost of the Grand Kempinski Material Alteration in excess of $1,000,000.

   The Grand Kempinski Borrower may not, without the consent of the mortgagee, amend, modify or waive the provisions of any commercial tenant lease or terminate, reduce rents under or shorten the term of any commercial tenant lease in any manner which would have a material adverse effect on the Grand Kempinski Property taken as a whole.

   Financial Reporting. Within 90 days following the expiration of each calendar year and within 30 days following the end of each calendar month, the Grand Kempinski Borrower must furnish to the mortgagee and to the Rating
Agencies: (i) a current rent roll; (ii) monthly and year-to-date operating statements for each calendar month and annual operating statements for each calendar year including actual capital expenditures and prepared according to GAAP; (iii) a property balance sheet for the monthly and annual statement;
(iv) a comparison of budgeted and actual total income and total expenses for each calendar year or for each month and year-to-date; (v) a calculation of debt service coverage ratio; (vi) monthly or annual (as applicable) occupancy statements including ADR; and (vii) occupancy and RevPAR analysis. Annual statements must be audited by a firm of nationally recognized, independent certified public accountants and state in comparative form all figures for the prior calendar year.

   Mezzanine Debt. The Grand Kempinski LP, which owns a 99.5% limited partnership interest in the Grand Kempinski Borrower, is the borrower (in such capacity, the "Grand Kempinski Mezzanine Borrower") under a mezzanine loan (the "Grand Kempinski Mezzanine Loan") originated by Secore in the amount of $7,000,000 on September 11, 1997. MSMC (the "Grand Kempinski Mezzanine Lender") purchased the Grand Kempinski Mezzanine Loan from Secore on September 11, 1997. The Grand Kempinski Borrower, in its partnership agreement, has acknowledged that it is subject to certain provisions of the Grand Kempinski Mezzanine Loan applicable thereto, as described below. The Grand Kempinski Mezzanine Loan is secured by a pledge by the Grand Kempinski Mezzanine Borrower of its partnership interest in the Grand Kempinski Borrower and a pledge by the owner of 100% of the stock in the Grand Kempinski GP of such stock (collectively, the "Grand Kempinski Pledged Interests"). The Depositor and the Grand Kempinski Mezzanine Lender are subject to an Intercreditor Agreement dated September 11, 1997 as amended or modified to date (the "Grand Kempinski Intercreditor Agreement") relating to their respective rights under the Grand Kempinski Loan and the Grand Kempinski Mezzanine Loan, which Grand Kempinski Intercreditor Agreement has been assigned by the Depositor to the Trustee. The Grand Kempinski Intercreditor Agreement provides that the Grand Kempinski Mezzanine Lender must obtain a written confirmation from each Rating Agency that the following actions will not result in the qualification, downgrade or withdrawal of the ratings initially assigned to the Certificates by such Rating Agency: (i) the transfer of any or all of its interest in the Grand Kempinski Mezzanine Loan, except as otherwise described below; (ii) its foreclosure on the Grand Kempinski Pledged Interests; and (iii) the enforcement of its rights, as described below, to direct the termination of the manager of the Grand Kempinski Property and the approval of a replacement manager therefor and execution of any related management agreement.

   Notwithstanding the foregoing, MSMC as mortgagee under the Grand Kempinski Loan has agreed with the Grand Kempinski Mezzanine Lender that the Grand Kempinski Mezzanine Lender may transfer the Grand Kempinski Mezzanine Loan to a Grand Kempinski Permitted Transferee, including an affiliate of the Grand Kempinski Borrower, without obtaining such Rating Agency confirmation, which agreement shall be binding on the Trust Fund. A "Grand Kempinski Permitted Transferee" means (i) MSMC or an affiliate, (ii) an affiliate of the Grand Kempinski Borrower, so long as such Person is an affiliate of both the Grand Kempinski Mezzanine Borrower and Grand Kempinski Borrower, (iii) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension fund, mutual fund or other registered investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer) or an institution substantially similar to any of the foregoing, in each case under this clause (iii) having at least $250,000,000 in capital/statutory surplus or shareholder's equity and at least $12,000,000,000 in total assets, and being experienced in making commercial real estate loans; or (iv) any entity wholly owned by any one or more institutions meeting the criteria in clause (iii).

    The Grand Kempinski Mezzanine Loan matures on May 1, 2006 and bears interest at a fixed rate per annum equal to 9.87%. Commencing on November 1, 1997 and on the first business day of each month thereafter, the Grand Kempinski Mezzanine Loan requires 103 consecutive monthly payments of principal and interest. Pursuant to the Grand Kempinski Mezzanine Loan, amounts in the Grand Kempinski Lockbox remaining after payment of debt service and reserves under the Grand Kempinski Loan will be deposited into the Mezzanine Loan Account to be applied (i) to payments due under the Grand Kempinski Mezzanine Loan and (ii) if an event of default has occurred and is continuing under the Grand Kempinski Mezzanine Loan, to the payment of principal of the Mezzanine Loan, together with any yield maintenance premium due thereon, until the Grand Kempinski Mezzanine Loan is paid in full.

   The Grand Kempinski Mezzanine Loan may not be prepaid until October 1, 2000. Upon any prepayment of principal of the Grand Kempinski Mezzanine Loan following an event of default thereon (unless such prepayment is related to a prepayment of the Grand Kempinski Loan, whereupon a yield maintenance premium is not required), the Grand Kempinski Mezzanine Borrowers are required to pay a yield maintenance premium. Notwithstanding the foregoing, the partnership agreement of the Grand Kempinski Borrower requires that any net casualty or condemnation proceeds and any net proceeds of a refinancing or transfer of the Grand Kempinski Property, in each case in excess of the portion thereof required to be applied under the Grand Kempinski Loan, must be provided to the Grand Kempinski Mezzanine Borrower as a partnership distribution in order to permit the prepayment of the Grand Kempinski Mezzanine Loan.

   The limited partnership agreement of the Grand Kempinski Borrower provides that it may not cause or permit the transfer or encumbrance (other than permitted encumbrances described in the Grand Kempinski Loan documents) of the Grand Kempinski Property, or prepay or refinance the Grand Kempinski Loan (other than a prepayment required by the terms of the Grand Kempinski Loan), or amend the Grand Kempinski Loan, without the consent of its limited partner, which is the Grand Kempinski Mezzanine Borrower. The Grand Kempinski Mezzanine Borrower has agreed under the Grand Kempinski Mezzanine Loan not to provide its consent to any such transfer or encumbrance of the Grand Kempinski Property, or prepayment or refinancing of the Grand Kempinski Loan, or amendment to the Grand Kempinski Loan (unless the Grand Kempinski Borrower has provided for the repayment in full of the Grand Kempinski Mezzanine Loan) without the consent of the Grand Kempinski Mezzanine Lender; provided, that a partial prepayment of the Grand Kempinski Loan shall only require a partial prepayment of the Grand Kempinski Mezzanine Loan. However, the Grand Kempinski Mezzanine Lender has agreed with the mortgagee under the Grand Kempinski Loan to permit a prepayment or repayment of the Grand Kempinski Loan that does not involve the incurrence of indebtedness by the Grand Kempinski Borrower or the mortgage, lien or encumbrance of the Grand Kempinski Property and to permit refinancing of the Grand Kempinski Loan if certain conditions are met including (i) that the combined debt service coverage ratio shall be not less than the combined debt service coverage ratio prior to refinancing, (ii) the proceeds of such refinancing after repayment of the Grand Kempinski Loan shall be applied to prepay or repay the Grand Kempinski Mezzanine Loan, so that, after giving effect to such prepayment or repayment the aggregate amount of debt shall not increase from that prior to the refinancing, (iii) the payment terms (including without limitation interest, principal amortization and yield maintenance) and other terms of the new mortgage loan shall be in the reasonable opinion of the Grand Kempinski Mezzanine Lender not more onerous and not less favorable to the Grand Kempinski Mezzanine Lender than the terms of the Grand Kempinski Mortgage Loan, (iv) the lender under the new mortgage loan and its principals shall be a reputable lender, satisfactory to the Grand Kempinski Mezzanine Lender in its reasonable discretion, (v) such new mortgage lender shall assume the obligations of the mortgagee under the Grand Kempinski Intercreditor Agreement and such lender, the Grand Kempinski Mezzanine Borrower, the Grand Kempinski Borrower, and all other parties thereto shall enter into such amendments or replacements to the Grand Kempinski Mezzanine Loan documents or replacements thereof, and to the Lock Box Agreement with respect to the Grand Kempinski Loan, so as to preserve for the Grand Kempinski Mezzanine Lender the same benefits under the Grand Kempinski Mezzanine Loan as it had while the Grand Kempinski Loan was outstanding (provided, that in determining such benefits, any reduction therein after the Grand Kempinski Effective Maturity Date shall be taken into account), which amendments or replacements shall be reasonably satisfactory to the Grand Kempinski Mezzanine Lender, and (vi) the Grand Kempinski Mezzanine Borrower shall pay the costs of the Grand Kempinski Mezzanine Lender in connection with such refinancing. The Grand Kempinski Mezzanine Lender has agreed to permit a one-time only sale or other transfer of the Grand Kempinski Property if it determines in its reasonable discretion that the following factors, among others, shall be satisfied: (i) the proposed transferee ("Grand Kempinski Property Transferee") is a reputable entity, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by information reasonably requested by the Grand Kempinski Mezzanine Lender and such Grand Kempinski Property Transferee complies in all respects with all applicable criteria of the Rating Agencies, and (ii) an entity acceptable to the Grand Kempinski Mezzanine Lender, in its reasonable discretion, has executed and delivered to Grand Kempinski Mezzanine Lender an assumption agreement in form and substance reasonably acceptable to the Grand Kempinski Mezzanine Lender, evidencing such entity's agreement to abide and be bound by the terms of the Grand Kempinski Mezzanine Loan.

    In addition, the partnership agreement of the Grand Kempinski Borrower requires that it obtain the approval of the Grand Kempinski Mezzanine Borrower for its budget and for expenses above its budget for as long as the Grand Kempinski Mezzanine Loan is outstanding. The Grand Kempinski Mezzanine Borrower is prohibited from providing its consent to the budget and excess expenses of the Grand Kempinski Borrower without the approval of the Grand Kempinski Mezzanine Lender. Pursuant to the Grand Kempinski Intercreditor Agreement, prior to the Grand Kempinski Effective Maturity Date, the Grand Kempinski Mezzanine Lender shall have the right to approve the budget of the Grand Kempinski Borrower; however, the mortgagee will have the right to override any objection to the budget by the Grand Kempinski Mezzanine Lender. At any time after the Grand Kempinski Effective Maturity Date, the mortgagee shall have the right to control the approval of the budget.

   Pursuant to agreement between the Grand Kempinski mortgagee and Grand Kempinski Mezzanine Lender, the amendment, modification or waiver of the Grand Kempinski Mezzanine Loan is permitted without the consent of the mortgagee under the Grand Kempinski Loan, and the amendment, modification or waiver of the Grand Kempinski Loan is permitted without the consent of the Grand Kempinski Mezzanine Lender; provided that neither the Grand Kempinski Loan nor the Grand Kempinski Mezzanine Loan may be amended, modified or waived to increase the amount payable thereunder or interest thereon, modify the maturity, spread the lien of such loan to encumber additional collateral or cross-default such loan with any additional indebtedness, without the consent of the other lender. The Grand Kempinski Intercreditor Agreement requires the mortgagee to obtain the consent of the Grand Kempinski Mezzanine Lender before it (i) consents to a transfer of the Grand Kempinski Property or a prepayment or refinancing of the Grand Kempinski Loan (in each case, to the extent the Trust has consent rights thereto, and subject to the agreement of the Grand Kempinski Mezzanine Lender to consent to certain prepayments or refinancings as described above); (ii) consents to (to the extent the Trust has consent rights thereto): (A) any material demolition, improvement, renovation, refurbishment or alteration to the property and (B) the entering into, amendment or termination of a contractual obligation of the Grand Kempinski Borrower, provided that if mortgagee reasonably determines that the items in (A) and (B) above are necessary to keep the Grand Kempinski Property in a competitive position or for health and safety reasons, the consent of the Grand Kempinski Mezzanine Lender is not required. In addition, pursuant to the Grand Kempinski Intercreditor Agreement, the mortgagee is required to notify the Grand Kempinski Mezzanine Lender if the Grand Kempinski Borrower seeks or requests a release of the lien of the Grand Kempinski Loan or seeks or requests the mortgagee's consent to, or takes any action in connection with or in furtherance of, a transfer of the Grand Kempinski Property or a prepayment or refinancing of the Grand Kempinski Loan.

   The Grand Kempinski Mezzanine Lender has certain rights to approve a replacement property manager and to cause the termination of the property manager upon an event of default under the Grand Kempinski Mezzanine Loan or a decline in the combined debt service coverage ratio below 1.10. Pursuant to the Grand Kempinski Intercreditor Agreement, the Grand Kempinski Mezzanine Lender's rights to direct the termination of the property manager upon such circumstances and to consent to the appointment of a replacement property manager are subject to any rights of the mortgagee to take such actions pursuant to the Grand Kempinski Loan.

   Under the Grand Kempinski Mezzanine Loan Agreement, the Grand Kempinski Mezzanine Lender has the right, but not the obligation, to exercise the Grand Kempinski Mezzanine Borrower's rights under the limited partnership agreement of the Grand Kempinski Borrower (a) to cure an event of default by the Grand Kempinski Borrower under the Grand Kempinski Loan and (b) to satisfy any liens, claims or judgments against the Grand Kempinski Property, in either case, unless the Grand Kempinski Mezzanine Borrower or the Grand Kempinski Borrower shall be diligently pursuing remedies to the Grand Kempinski Mezzanine Lender's sole satisfaction. The Grand Kempinski Mezzanine Borrower is required to reimburse the Grand Kempinski Mezzanine Lender on demand for any and all costs incurred by the Grand Kempinski Mezzanine Lender in connection with curing such an event of default by the Grand Kempinski Borrower under the Grand Kempinski Loan or satisfying any liens, claims or judgments against the Grand Kempinski Property.

   Under the Grand Kempinski Intercreditor Agreement, the mortgagee is required to give to the Grand Kempinski Mezzanine Lender copies of notices of events of default or notices of events that with the passage of time and failure to cure, would result in the occurrence of a default or event of default under the Grand Kempinski Loan, simultaneously with giving such notices to the Grand Kempinski Borrower. Pursuant to the Grand Kempinski Intercreditor Agreement, the mortgagee is restricted from accelerating the Grand Kempinski Loan, and it shall not pursue any remedies under the Grand Kempinski Loan, unless the Grand Kempinski Mezzanine Lender fails to cure or cause to be cured such default within 2 business days for any payment default and 30 days for any other event of default, following the Grand Kempinski Mezzanine Lender's receipt of written notice of the occurrence of such default, however such cure rights terminate on the date six months after the Reset Date. However, the Grand Kempinski Intercreditor Agreement provides that the requirements described in the previous sentence may be restricted or limited as required in writing by any of the Rating Agencies.

ARROWHEAD TOWNE CENTER: THE BORROWER; THE PROPERTY

   The Loan. The Arrowhead Towne Center Loan was originated by TIAA on December 28, 1994 and acquired by MSMC on September 30, 1996. The Arrowhead Towne Center Loan had a principal balance at origination of $50,000,000 and has a principal balance as of the Cut-Off Date of $48,899,962. It is secured by, among other things, a deed of trust (the "Arrowhead Mortgage") encumbering a super-regional mall located in Glendale, Arizona (the "Arrowhead Property").

   The Borrower. New River Associates (the "Arrowhead Borrower") is an Arizona general partnership, formed to engage in the acquisition, ownership, operation, management and leasing of the Arrowhead Property. The Arrowhead Borrower owns no material asset other than the Arrowhead Property and related interests. The general partners of the Arrowhead Borrower are the Westcor Company II Limited Partnership, an Arizona limited partnership ("Westcor II") (33 1/3%), Ho Bell Road Investment Corporation, a Delaware corporation (33 1/3%), and JCP Realty, Inc., a Delaware corporation (33 1/3%). Westcor II is wholly owned by Westcor Realty Limited Partnership ("WRLP"), which in turn is owned approximately 73% by the pension funds advised by AEW Capital Markets and approximately 27% by various individuals, trusts and partnerships. Ho Bell Road Investment Corporation is a wholly-owned subsidiary of GGP Homart Limited Partnership, a Delaware limited partnership. JCP Realty, Inc. is a wholly-owned subsidiary of J.C. Penney Company, Inc.

   The Property. The Arrowhead Property was originally built in 1993 and expanded in 1996. The Arrowhead Property is comprised of the Arrowhead Borrower's fee simple interest in the Arrowhead Property, an enclosed 2-level 5-anchor, super-regional mall located in the City of Glendale, Arizona. The Arrowhead Property is anchored by five self-owned national stores, Dillard's, JC Penney, Robinson's-May, Montgomery Ward and Mervyn's and contains approximately 1,132,244 square feet, of which approximately 394,297 square feet is mall store GLA, and approximately 737,947 square feet is self-owned anchor store GLA. The portion of Arrowhead Towne Center that secures the Arrowhead Towne Center Loan consists of 394,297 square feet of mall stores. Arrowhead Towne Center is situated on approximately 91.25 acres and contains approximately 6,141 parking spaces. The ratio of parking spaces per 1,000 square feet of GLA is 5.42 to 1. An appraisal completed by Landauer Associates, Inc. on September 4, 1997 determined a market value of $105,000,000 for the Arrowhead Borrower's ownership interest in the Arrowhead Property.

   The table below summarizes the components of total square feet at the Arrowhead Property as of June 30, 1997:

                                                  % OF
                                      GLA       TOTAL GLA
                                  ----------- -----------
Self-Owned Anchor Stores
--------------------------------
 Dillards .......................    204,198       18.0%
 Robinson's-May .................    191,500       16.9
 JC Penney ......................    140,387       12.4
 Montgomery Ward ................    119,862       10.6
 Mervyn's .......................     82,000        7.2
                                  ----------- -----------
  Total Self-Owned Anchor Stores     737,947       65.2%
Mall Store Space ................    394,297       34.8
                                  ----------- -----------
  GLA Total .....................  1,132,244      100.0%
                                  =========== ===========


   Location/Access. The Arrowhead Property is located in Glendale, Arizona, a northwest suburban community of Phoenix, Arizona. The city of Glendale is Arizona's fourth largest city in terms of population and comprises over one-quarter of the Phoenix northwest valley region's total area. The Arrowhead Property is accessible for residents of the northwest valley and city of Phoenix.

    Operating History. The following table shows certain information regarding the operating history of the Arrowhead Property (see Underwritable Cash Flow definition).

                        ADJUSTED NET OPERATING INCOME

                                                                    UNDERWRITABLE
                            1994          1995           1996            NOI
                       ------------- -------------  ------------- ---------------
Revenues..............  $ 9,444,379    $12,121,878   $13,687,319     $14,090,273
Expenses..............   (4,465,328)    (5,130,749)   (5,170,534)     (5,288,005)
                       ------------- -------------  ------------- ---------------
 Net Operating
 Income...............  $ 4,979,051    $ 6,991,129   $ 8,516,785     $ 8,802,268
                       ============= =============  ============= ===============


   Occupancy History. The occupancy history for the mall store space of the Arrowhead Property is as follows:

                      MALL STORES
                    PERCENT LEASED
                    --------------
Occupancy as of:
------------------
 June 30, 1997.....      89.2%
 December 31,
 1996..............      87.1%
 December 31,
 1995..............      81.0%

   Occupancy Cost. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants averaged approximately 13.29% for 1996.

   Tenant Sales. The Arrowhead Property's historical mall store sales are summarized as follows:

                           SQUARE    ANNUAL 1995 SALES    ANNUAL 1996 SALES
                          FOOTAGE           (1)                  (1)
                         --------- -------------------- --------------------
                                      TOTAL      PER       TOTAL      PER
                            1996     (000'S)      SF      (000'S)      SF
                         --------- ---------  --------- ---------  ---------
Mall Store Sales (2)
-----------------------
 Comparable Store ......  236,341    $60,092     $254     $66,427     $281
 Non-Comparable ........  100,250      7,278     $230(3)   13,731     $208(3)
                         --------- ---------  --------- ---------  ---------
  Total Mall Store  ....  336,591    $67,370     $251     $80,158     $265
                         =========            =========            =========
Gross Sales--Mall
Stores..................             $67,370              $80,158
                                   =========            =========

------------
(1) Anchor tenants' sales are not available as the anchors, JC Penney, Dillard's, Robinson's-May, Mervyn's and Montgomery Ward each are self-owned anchors and are not required to report sales to the Arrowhead Borrower.

(2) Based on the December 31, 1996 sales report. Information is based solely upon the sales figures provided to the Arrowhead Borrower from data provided by the tenants.

(3) Non-comparable store tenants may not be in occupancy for a full calendar year and therefore non-comparable sales per square foot may not be reflective of full year sales per square foot.

    Mall Stores. Arrowhead Towne Center's tenant base is primarily comprised of national retailers such as The Limited, Lerner New York, Structure, Victoria's Secret, Foot Locker, Champs, Eddie Bauer, Gymboree, Bombay Company and The Gap. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

   The following table shows certain information regarding the ten largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):

       TEN LARGEST MALL STORE TENANTS BASED ON ANNUALIZED BASE RENT(1)

 TENANT OR TENANT                                TENANT    % OF TOTAL
PARENT COMPANY                STORE NAME           GLA         GLA
----------------------  ---------------------- ---------  ------------
The Limited Inc.        Compagnie Int'l           41,704       10.6%
                        Express
                        Lerner New York
                        Limited
                        The Lane Bryant
                        Victoria's Secret
                        Structure

Woolworth Corp.         Champs                     8,869        2.2
                        Foot Locker
                        Lady Foot Locker

Trans World             Record Town                7,613        1.9
 Entertainment Corp.

Chevy's Mexican         Chevy's Mexican            7,114        1.8
 Restaurant              Restaurant

Spiegel, Inc.           Eddie Bauer                6,000        1.5

The Gap, Inc.           The Gap                    5,277        1.3

Brown Group Inc.        Famous Footwear            5,664        1.4
                        Naturalizer

Pocket Change           Pocket Change              4,690        1.2

Charlotte Russe         Charlotte Russe            7,291        1.8

Arizona Outfitters      Arizona Outfitters         5,664        1.4
                                               ---------  ------------
 Total/Weighted                                   99,886       25.3%
  Average
  (10 Largest)
Remaining (excluding                             252,168       64.0
 non-owned anchors)
Vacant Space                                      42,243       10.7
                                               ---------  ------------
 Total (excluding                                394,297      100.0%
  non-owned anchors)                           =========  ============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                       % OF TOTAL
TENANT OR TENANT         ANNUALIZED    ANNUALIZED  ANNUALIZED BASE RENT
PARENT COMPANY            BASE RENT    BASE RENT          PER SF
----------------------  ------------ ------------  --------------------
The Limited Inc.          $625,560        7.2%           $15.00

Woolworth Corp.            211,442        2.4             23.84

Trans World                182,712        2.1             24.00
 Entertainment Corp.

Chevy's Mexican            170,736        2.0             24.00
 Restaurant

Spiegel, Inc.              150,000        1.7             25.00

The Gap, Inc.              131,925        1.5             25.00

Brown Group Inc.           131,877        1.5             23.28

Pocket Change              131,320        1.5             28.00

Charlotte Russe            109,365        1.3             15.00

Arizona Outfitters         107,616        1.2             19.00
                        ----------    ---------         ----------
 Total/Weighted         $1,952,553       22.4%           $19.55
  Average
  (10 Largest)
Remaining (excluding     6,758,386       77.6             26.80
 non-owned anchors)
Vacant Space                     0          0                 0
                        ----------    ---------         ----------
 Total (excluding       $8,710,939      100.0%           $24.74(2)
                        ==========    =========         ==========
  non-owned anchors)


------------
(1)    Based on June 30, 1997 rent roll.
(2)    Does not include vacant square footage.

   Mall Store Lease Expiration. The following table shows scheduled lease expirations of mall store GLA at the Arrowhead Property as of June 30, 1997, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date.(1) See "--Anchor Stores" below for anchor lease or REA expirations.

                          LEASE EXPIRATION SCHEDULE

                    NUMBER OF                             CUMULATIVE                  ANNUAL                   CUMULATIVE
                     LEASES     EXPIRING    PERCENT OF    PERCENT OF     ANNUAL      BASE RENT   PERCENT OF    PERCENT OF
 YEAR EXPIRATION    EXPIRING       SF           SF        BASE RENT     BASE RENT     PER SF      BASE RENT    BASE RENT
----------------- -----------  ---------- ------------  ------------  ------------ -----------  ------------ ------------
Vacant  ..........                42,243       10.71%        10.71%    $        0     $ 0.00         0.00%         0.00%
1997 .............       8        11,533        2.92         13.64%       310,500      26.92         3.56          3.56%
1998 .............       8         8,050        2.04         15.68%       310,423      38.56         3.56          7.13%
1999 .............       3         5,376        1.36         17.04%       155,289      28.89         1.78          8.91%
2000 .............       4         2,833        0.72         17.76%        94,849      33.48         1.09         10.00%
2001 .............      13        14,155        3.59         21.35%       476,035      33.63         5.46         15.46%
2002 .............       4         4,879        1.24         22.59%       157,275      32.24         1.81         17.27%
2003 .............      67       110,400       28.00         50.59%     3,517,251      31.86        40.38         57.65%
2004 .............      10        20,877        5.29         55.88%       630,336      30.19         7.24         64.88%
2005 .............      10        31,680        8.03         63.92%       679,421      21.45         7.80         72.68%
2006 .............      18        81,198       20.59         84.51%     1,609,579      19.82        18.48         91.16%
2007 or Later ....       5        61,073       15.49        100.00%       769,981      12.61         8.84        100.00%
                  -----------  ---------- ------------                ------------ -----------  ------------
 Total/Weighted
 Avg.  ...........     150       394,297      100.00%                  $8,710,939     $24.74(2)    100.00%
                  ===========  ========== ============                ============ ===========  ============

------------
(1)    Based on the June 30, 1997 rent roll.

(2)    Does not include vacant square footage.

   Anchor Stores. The following table shows certain information for each of Arrowhead Towne Center's anchor tenants (and its corporate parent):

                                          CREDIT RATING OF
                                               PARENT                    ANCHOR-                   OPERATING
                                             COMPANY(1)                  OWNED/         LEASE       COVENANT        REA
    ANCHORS           PARENT COMPANY       (S&P)/(MOODY'S)    GLA      COLLATERAL    EXPIRATION  EXPIRATION(2)  TERMINATION
--------------  ------------------------- ---------------- --------- -------------- ------------ ------------- -------------
Dillard's...... Dillard Dept. Stores Inc.       A+/A2       204,198   Anchor-Owned       N/A       10/15/2008    2/14/2042
JC Penney...... J.C. Penney Co., Inc.           A/A2        140,387   Anchor-Owned       N/A       10/15/2008    2/14/2042
Robinson's-May  May Department Stores           A/A2        191,500   Anchor-Owned       N/A       10/15/2008    2/14/2042
Montgomery
 Ward.......... Montgomery Ward & Co.(3)        NA/NA       119,862   Anchor-Owned       N/A       10/15/2009    2/14/2042
Mervyn's....... Dayton Hudson Corp.           BBB+/Baa1      82,000   Anchor-Owned       N/A       10/15/2008    2/14/2042

------------
(1)    Reflects long-term debt rating as of September 22, 1997.

(2) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.

(3) Montgomery Ward & Co., the parent company of Montgomery Ward, filed for bankruptcy protection under the Bankruptcy Code on July 7, 1997.

   Operating Agreement. Pursuant to the Construction, Operation, and Reciprocal Easement Agreement dated as of February 14, 1992 (the "Arrowhead REA") among the Arrowhead Borrower, Montgomery Ward Land Corporation, JC Penney Company, Inc., Mervyn's, Dillard Department Stores, Inc. and The May Department Stores, each of the parties other than the Arrowhead Borrower (i) covenanted to open its store on the opening date set forth therein (For Montgomery Ward Land Corporation, October 15, 1994, and for each other company October 15, 1993) and (ii) covenanted to operate its store for 15 consecutive years from such opening date under the trade name specified therein ("Montgomery Ward," "Penney" or "JC Penney", "Mervyn's", "Dillard's" and "Robinson's") (or in the case of each company, such other trade name as it is doing business in 75% of its stores having a specified floor area, ranging from 70,000 to 100,000 square feet, which operate under the foregoing specified trade names in Arizona as of the date of the Arrowhead
REA). The Arrowhead REA permits each store to be released from its operating covenant if two of the other stores cease or fail to operate their respective stores as required by the foregoing operating covenant and such failure continues for six continuous months.

   Market Overview and Competition. According to the September 4, 1997 Landauer Associates, Inc. appraisal, the Arrowhead Property trade area (estimated by Landauer Associates, Inc. to be a 8-mile radius) is estimated, as of 1996, to have 490,241 people in approximately 195,922 households with an average household income of $42,957. These estimates represent a compound annual growth rate from 1990 to 1996 of 2.56%, 2.83% and 2.09%, respectively.

   Including the Arrowhead Property, there are a total of six super-regional and regional malls located within the northwest Phoenix submarket.

   The following table shows an overview of the competition to the Arrowhead
Property:

                                                    APPROXIMATE DISTANCE
                         YEAR BUILT/      OWNER/       FROM ARROWHEAD        ANCHORS/         SIZE
 MALL/RETAIL PROPERTY     RENOVATED     MANAGEMENT         (MILES)          MALL STORES       (SF)
----------------------  ------------- ------------  -------------------- ---------------  -----------
Subject Property
 Arrowhead Towne
  Center                     1993     Westcor                            Dillard's           204,198
                                                                         Robinsons-May       191,500
                                                                         JC Penney           140,387
                                                                         Montgomery Ward     119,862
                                                                         Mervyn's             82,000
                                                                         AMC Theaters         46,123
                                                                         Mall Stores         348,174
                                                                                          -----------
                                                                          Total            1,132,244
Competition
 Metrocenter                1973/     Corporate               7          Sears               241,249
                             1996     Property                           Dillard's           340,000
                                      Investor/                          Robinsons-May       106,000
                                      Westcor                            JC Penney           150,000
                                                                         Macy's              161,600
                                                                         Mall Stores         535,043
                                                                                          -----------
                                                                          Total            1,533,892

 Paradise Valley             1979     Westcor                15          Dillard's           200,000
                                      Partners                           JC Penney           150,000
                                                                         Robinsons-May       145,000
                                                                         Sears               125,000
                                                                         Macy's              180,000
                                                                         Mall Stores         417,495
                                                                                          -----------
                                                                          Total            1,217,495

 Desert Sun                 1981/     Westcor                12          Sears               144,275
                             1993     Partners                           Mervyn's             80,000
                                                                         Montgomery Ward     115,000
                                                                         JC Penney           148,750
                                                                         Dillard's           124,200
                                                                         Mall Stores         302,624
                                                                                          -----------
                                                                          Total              914,849

------------
Source: Landauer Associates, Inc.

    Environmental Report. A Phase I site assessment dated August 18, 1997 was performed on the Arrowhead Property. The Phase I site assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Report. A Property Condition Report was completed on the Arrowhead Property on December 23, 1994 by a third party due diligence firm. The Property Condition Report concluded that the Arrowhead Property was generally in good physical condition and identified approximately $25,000 in deferred maintenance requirements.

   Special Tax Assessments Affecting the Arrowhead Property. The Arrowhead Borrower is party to a Development Agreement with the City of Glendale (the "City") pursuant to which the borrower is required to pay semi-annual assessments by the City in connection with the repayment of bonds which were issued by the city to fund certain improvements on public land located near the Arrowhead Property. As is the case with other tax assessments, pursuant to local tax law the City's right to payment thereof is secured by a lien on the Arrowhead Property which is prior to the lien of the mortgagee. The title policy issued in connection with the origination of the Arrowhead Towne Center Loan disclosed two liens relating to City of Glendale bond obligations in the amounts of $9.5 million and $5.6 million respectively.

   In conjunction with the Development Agreement, the City agreed to reimburse the Arrowhead Borrower in an amount equal to 95.1515% of the assessments paid by the Arrowhead Borrower which relate to reimbursable off-site costs, as defined. Such payments to be made by the City are based on the amount of privilege license taxes collected by the City on retail sales, rental and construction activities during the preceding six-month period, limited to 66% of annual collections. Any amounts not paid to the Arrowhead Borrower by the City (due to declines in tax collections or otherwise) will accumulate in a short-fall account and will earn interest at the prime rate. The Arrowhead Borrower's initial assessment and, accordingly, the City's first reimbursement payment to the Arrowhead Borrower began in June 1994. Under the terms of the agreement, semi-annual assessment and reimbursement payments will continue until the full assessed amount has been paid in full, or until June 2014.

   The notes to the financial statements of the Arrowhead Borrower for its 1996 fiscal year stated "Management believes that approximately $16,881,000 remains to be assessed to the Arrowhead Borrower, of which approximately $14,925,000 will be subject to reimbursement by the City. The amount not reimbursed by the City will be subject to reimbursement by the tenants of Arrowhead Towne Center. During 1996 and 1995 the Arrowhead Borrower was reimbursed by the City for all assessments paid ($1,424,000 in 1996 and $1,454,000 in 1995)." See "Risk Factors--The Mortgage Loans--Special Tax Assessments Affecting the Arrowhead Property."

   Property Management. The Arrowhead Property is managed by Westcor II, the 33 1/3% owner of the Arrowhead Borrower (in such capacity, the "Arrowhead Manager"), pursuant to a management agreement dated July 28, 1988 (the "Arrowhead Management Agreement"), between the Arrowhead Manager and the Arrowhead Borrower. The Arrowhead Management Agreement provides for (i) until the fifth anniversary of the opening date of the Arrowhead Mall, defined as the date on which 3 department stores of at least 120,000 square feet and at least 60% of the mall stores are open for business (the "Arrowhead Opening Date"), a management fee, payable monthly, of 4.00% of the minimum and percentage rent collected by the Arrowhead Manager during the preceding month, but in no event less than $8,000 per month and (ii) leasing commissions (a) of $3.00 per square foot of GLA for new leases, and (b) in the case of renewals or extensions of existing leases, $1.50 per square foot; provided, that no such leasing commissions are payable until a separate leasing agreement executed contemporaneously with the Arrowhead Management Agreement has expired.

   The Arrowhead Management Agreement is for an initial term ending on the fifth anniversary of the Arrowhead Opening Date and, unless terminated by either party by written notice given not later than 90 days prior to such fifth anniversary, provides for automatic extensions on a year to year basis, unless terminated by either party by notice to the other 90 days prior to the next anniversary of the Arrowhead Opening Date. The Arrowhead Towne Center Loan provides that the Arrowhead Property must be managed by (1) the Arrowhead Manager; (2) an affiliate of the Arrowhead Manager so long as Westcor II employs any two of the following persons in an executive capacity with supervisory responsibilities: Robert L. Ward, Gilbert C. Chester, John
F. Rasor, Robert B. William and Robert G. Mayhall, or (3) a manager reasonably acceptable to the mortgagee. The mortgagee does not have any right to terminate the manager, even upon an event of default under the Arrowhead Towne Center Loan.

   The Arrowhead Manager is 100% owned by WRLP. In the industry trade publication Shopping Center World (March 1996), WRLP has been ranked as the 32nd largest retail property manager in the nation, with approximately 14,041,620 square feet under management.

 ARROWHEAD TOWNE CENTER: THE LOAN

                CERTAIN ARROWHEAD TOWNE CENTER LOAN STATISTICS

                    LOAN PER        LOAN TO                      REFINANCING
                 SQUARE FOOT(1)  VALUE RATIO(2) ACTUAL DSCR(3)     DSCR(4)
                 -------------- --------------  -------------- -------------
Cut-Off Date  ..      $124            46.6%          1.79x          1.90x
At Maturity  ...      $118            44.4%          1.93x          1.99x

------------
(1) Based on the 394,297 square feet securing the Arrowhead Towne Center Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on the September 4, 1997 Landauer Associates, Inc. appraised market value and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $8,356,914 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Arrowhead Towne Center Loan during the 12 months following the Cut-Off Date, and in the case of Maturity Date Actual DSCR, 12 months of debt service on the Arrowhead Towne Center Loan assuming a balance equal to the Balloon Balance, a coupon equal to the Arrowhead Interest Rate and an amortization term equal to 360 months.

(4) Based on (a) Underwritable Cash Flow of $8,356,914 and, (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Cut-Off Date Principal Balance of the Arrowhead Towne Center Loan, and, in the case of the Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Balloon Balance.

   Security. The Arrowhead Towne Center Loan is a non-recourse loan, secured only by the fee estate of the Arrowhead Borrower in the Arrowhead Property and certain other collateral (including without limitation, an assignment of leases and rents and a pledge of funds in certain accounts and certain residential development fees and improvements reimbursements payable to the Arrowhead Borrower under the Development Agreement with the City of Glendale described above). The mortgagee under the Arrowhead Towne Center Loan is the insured under a title insurance policy, insuring that it has a valid and enforceable lien on the Arrowhead Property subject to the exceptions listed therein. The Arrowhead Borrower has executed an Environmental Indemnity Agreement pursuant to which it is personally liable.

   Payment Terms. The Arrowhead Towne Center Loan matures on January 1, 2002 (the "Arrowhead Maturity Date") and bears interest at a fixed rate per annum of 8.60% (the "Arrowhead Interest Rate").

   The payment date for the Arrowhead Towne Center Loan is the first day of each month, and there is a 5-day grace period for a default in payment of principal or interest. The Arrowhead Note does not specify the day count fraction to be used to calculate interest; however, the Arrowhead Towne Center Loan has been serviced as if such Note provided for interest on the Arrowhead Towne Center Loan to be calculated on the basis of a 360-day year of 30-day months. The Arrowhead Note requires equal monthly payments of principal and interest in the sum of $388,000 (based on a thirty-year amortization schedule and the Arrowhead Interest Rate). On the Arrowhead Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums due under the loan documents, is required. The principal balance of the Arrowhead Towne Center Loan on the Arrowhead Maturity Date, based on scheduled amortization, will be $46,597,454.

   In the event the Arrowhead Borrower fails to pay any monthly installment of principal or interest when due, then the Arrowhead Borrower is required to pay to the mortgagee a late payment charge of 5% of the installment not paid. Upon the occurrence of an event of default under the Arrowhead Towne Center Loan, interest will accrue on the entire unpaid principal balance and any other amounts, including interest then due thereon at a default rate equal to 12% per annum.

   Prepayment. Voluntary prepayment in full is permitted under the Arrowhead Towne Center Loan, provided no acceleration due to a default has occurred and upon 60 days' prior notice and payment of a premium ("Arrowhead Yield Maintenance Premium") equal to the greater of (a) the Arrowhead Yield Maintenance or (b) 2% of the outstanding principal balance of the loan during the third loan year, 1 1/2% during the fourth year and 1% thereafter. The "Arrowhead Yield Maintenance" is the amount by which (i) the sum of the Arrowhead Discounted Values of all remaining scheduled payments on the Arrowhead Towne Center Loan, Note Payments, calculated at the Arrowhead Discount Rate, exceeds (ii) the outstanding principal amount of the loan on the date of prepayment. "Arrowhead Discounted Value" means the value of an Arrowhead Note Payment based on the formula NP/(1+R/12)n, where NP means the amount of a remaining scheduled payment, R means the Arrowhead Discount Rate, and n means the number of months from the date of prepayment to the date of the remaining scheduled payment in question. "Arrowhead Note Payments" means each scheduled payment of monthly debt service under the Arrowhead Towne Center Loan at the Arrowhead Interest Rate between the date of prepayment and the Arrowhead Maturity Date, including the scheduled repayment of principal at the Arrowhead Maturity Date. The "Arrowhead Discount Rate" is the yield of a U.S. Treasury security selected by mortgagee, as published in The Wall Street Journal two weeks prior to the date of prepayment, having a maturity and interest rate that are the same as, or if not identical, the most closely corresponding to, those of the Arrowhead Towne Center Loan. The Arrowhead Towne Center Loan may be prepaid without payment of the Arrowhead Yield Maintenance Premium, in full only, during the 4 months immediately preceding the Arrowhead Maturity Date provided no event of default has occurred resulting in an acceleration of the Arrowhead Towne Center Loan. No payment of the Arrowhead Yield Maintenance Premium is required if prepayment occurs due to application of insurance or condemnation proceeds or application of escrow proceeds. If the Arrowhead Borrower tenders payment upon acceleration of the Arrowhead Towne Center Loan due to an event of default prior to the date on which the Arrowhead Borrower is eligible to make voluntary prepayment, the Arrowhead Borrower must pay the Arrowhead Yield Maintenance Premium.

   Release. Provided that no event of default has occurred and is continuing under the Arrowhead Towne Center Loan documents, the Arrowhead Borrower has the right, without consent of mortgagee, to release one parcel of the Arrowhead Property (the "Arrowhead Released Parcel") for the purpose of either conveying or ground leasing such Arrowhead Released Parcel to a third party for the construction of a department store reasonably acceptable to mortgagee containing a minimum of 150,000 net rentable square feet. The Arrowhead Borrower is not required to pay down the Arrowhead Towne Center Loan in connection with such release. Such release is subject to the mortgagee's approval of the location of the Arrowhead Released Parcel and the satisfaction of certain other conditions.

   Lockbox and Reserves. The Arrowhead Towne Center Loan does not require a lockbox or reserves other than payment to the mortgagee or its agent monthly until the Note is fully paid of a sum equal to all real estate taxes next due on the Arrowhead Property (as estimated by the mortgagee), less all sums paid therefor, divided by the number of months to elapse before one month prior to the date when such taxes will become due and payable.

   Mortgagee has the right at any time and from time to time to engage an independent consultant to survey the adequacy of the maintenance of the Arrowhead Property, and which if found to be inadequate, mortgagor shall reimburse mortgage for the cost of such inspection.

   Transfer of Properties and Interest in the Arrowhead Borrower; Encumbrance; Other Debt. The Arrowhead Borrower is generally prohibited from transferring or encumbering the Arrowhead Property except that the Arrowhead Borrower has the right exercisable once to sell, assign or transfer (each, an "Arrowhead Permitted Transfer") the Arrowhead Property to (a) a real estate investment trust approved by mortgagee (an "Arrowhead REIT Transferee"), or
(b) an entity (an "Arrowhead Non-REIT Transferee") with (i) a verifiable net worth of at least $50,000,000 or if such entity is a pension fund, an entity with total assets of at least $10,000,000,000 and a rating acceptable to mortgagee issued by an agency acceptable to mortgagee or, to the extent such entity does not have a rating, such entity has submitted to mortgagee its financial statements which are in form and substance acceptable to mortgagee, and (ii) substantial experience in the ownership, operation, and management of enclosed regional malls similar in size to the Arrowhead Property which contain in the aggregate a minimum of 1,000,000 square feet of GLA, or (c) an entity (an "Arrowhead Qualified Affiliate Transferee") which is a wholly owned and controlled affiliate of an Arrowhead Permitted Transferee (as hereinafter defined), so long as (A) certain conditions relating to tenancy are satisfied, (B) no default exists, (C) concurrently with the transfer of the Arrowhead Property, the proposed Arrowhead REIT Transferee, Arrowhead Non-REIT Transferee, or Arrowhead Qualified Affiliate Transferee (each, an "Arrowhead Permitted Transferee"), as applicable, shall expressly assume the loan, (D) the debt service coverage ratio for the 12 month period immediately preceding such sale, assignment, or transfer shall not be less than 1.5 to 1.0, (E) the loan to value ratio does not exceed 65% as of the proposed date of sale, transfer or assignment, (F) the Arrowhead Property continues to be managed by (1) an affiliate of Westcor II so long as Westcor II continues to employ any two of the following people in an executive capacity with supervisory responsibilities: Robert L. Ward, Gilbert W. Chester, John F. Rasor, Robert B. William, and Robert G. Mayhall, or (2) a manager reasonably acceptable to the mortgagee and (G) the Arrowhead Borrower pays to the mortgagee $150,000, plus all of mortgagee's reasonable expenses.

   Certain transfers of partnership interests in, and changes to the composition of Arrowhead Borrower (each, an "Arrowhead Permitted Partnership Transfer") are permitted under the Arrowhead Towne Center Loan and are not deemed to be an exercise of the right to sell, assign or transfer the Arrowhead Property so long as certain conditions are met depending on the nature of the transfer and, in all cases, so long as the condition set forth in Subsection (F) above is satisfied.

   The Arrowhead Mortgage prohibits the Arrowhead Borrower from incurring other liens on the Arrowhead Property but does not otherwise prohibit the Arrowhead Borrower from incurring indebtedness.

    Insurance. The Arrowhead Borrower is generally required to maintain such general liability and casualty insurance as may be reasonably required from time to time by mortgagee, insuring against loss or damage by, or abatement of rental income resulting from, fire, earthquake, boiler explosion, perils insured against under extended coverage insurance, vandalism, malicious mischief and sprinkler leakage and such other hazards, casualties and contingencies (including but not limited to, war risk insurance, if such war risk insurance is available at reasonable rates) in such amounts and for such periods as may be reasonably required by mortgagee, and is required to pay when due any premium on such insurance. All such insurance shall be carried by companies approved by mortgagee; provided, that any such company shall be deemed approved if it has an Alfred M. Best Company, Inc. rating of A:X or better, is licensed in Arizona and has actively been in business for at least five years.

   Condemnation and Casualty. If the Arrowhead Property is condemned or damaged or destroyed by fire or other casualty, the Arrowhead Borrower is permitted to collect, adjust and compromise any losses of less than $500,000 and, subject to the provisions below, the mortgagee may collect, adjust and compromise any losses in excess of $500,000. The mortgagee may apply condemnation or casualty proceeds at its option as follows: (a) as a prepayment of the Arrowhead Towne Center Loan without payment of any prepayment premium, (b) to restoring the Arrowhead Property, or (c) by delivering same to the Arrowhead Borrower.

   Notwithstanding anything above to the contrary, in the event of any condemnation or loss or damage to the improvements on the Arrowhead Property which exceeds $500,000, mortgagee shall make the condemnation or casualty proceeds available for the restoration of the improvements so damaged, subject to the following conditions: (a) that the Arrowhead Borrower is not then in default under the loan; (b) that Arrowhead Borrower can satisfactorily demonstrate that the debt service coverage ratio following restoration and repair will be at least 1.10 to 1; (c) that mortgagee shall first be given satisfactory proof that such improvements have been fully restored; (d) that in the event such proceeds are insufficient, Arrowhead Borrower deposits funds which, together with the condemnation or casualty proceeds, shall be sufficient to restore the Arrowhead Property; (e) that in the event Arrowhead Borrower shall fail within a reasonable time, subject to delays beyond its control, to restore or rebuild such improvements, then mortgagee, at its option, may so restore or rebuild; and (f) that any excess funds shall be applied to repayment of the loan without payment of any prepayment premium. In the event such conditions are not satisfied, then mortgagee can elect the disposition of such proceeds in its discretion as described in the first paragraph of this section.

   Approval Rights. The Arrowhead Towne Center Loan documents provide that the Arrowhead Borrower has the right, provided that no event of default under the Arrowhead Towne Center Loan documents has occurred and is continuing, without consent of the mortgagee to undertake alterations, improvement, demolition or removal as required for (a) alterations made to tenant spaces pursuant to leases approved by mortgagee, (b) alterations as contemplated in the construction budget dated December 27, 1994 approved by mortgagee or (c) alterations which are cosmetic or non-structural in nature. Any alteration that does not meet the foregoing criteria may be undertaken only with the mortgagee's written consent. The Arrowhead Borrower may not enter into or modify a lease without the mortgagee's prior written consent except for (a) leases that have a term of less than one year or (b) leases that are for not more than 5,000 net rentable square feet, are on forms previously approved by mortgagee, provide for the payment of fair market rents, are on commercially reasonable terms negotiated at arm's length, and in the case of a modification, shall not cause the debt service coverage ratio to be less than
1.3 to 1 for the 12-month period following such modification. The Arrowhead Borrower may not, without the mortgagee's written consent, terminate a lease unless (a) the lessee thereunder is in default or (b) such termination is pursuant to the Arrowhead Borrower's reasonable and prudent business judgment, and the lease covers not more than 5000 net rentable square feet; provided, that such termination shall not cause the debt service coverage ratio to be less than 1.3 to 1 for the 12-month period following such termination.

   Financial Reporting. Within 90 days following the expiration of each fiscal year, the Arrowhead Borrower must furnish to the mortgagee a certified earning and expenses statement, prepared by an independent certified public accountant acceptable to the mortgagee, in accordance with generally accepted accounting principles, and verified by the Arrowhead Borrower. In addition, once per year, within 10 days after demand therefor and, in any event, within 90 days following the expiration of each fiscal year of the Arrowhead Borrower, the Arrowhead Borrower must (a) use reasonable efforts to obtain from all tenants of the Arrowhead Property and to furnish to the mortgagee statements showing all sales made therein by such tenants and (b) provide an operating and capital expenditure budget for the Arrowhead Borrower's forthcoming fiscal year. Further, within 5 days following the end of each fiscal quarter, the Arrowhead Borrower must furnish to mortgagee a current rent roll of the Arrowhead Property certified by the Arrowhead Borrower.

 MARK CENTERS POOL: THE BORROWERS; THE PROPERTY

   The Loan. The Mark Centers Pool Loan was originated by Secore on October 4, 1996 and acquired by MSMC on October 4, 1996. The Mark Centers Pool Loan had a principal balance at origination of $45,929,800 and has a principal balance as of the Cut-Off Date of approximately $45,449,576. It is secured by a single Mortgage (the "Mark Centers Pool Mortgage") encumbering 17 community and neighborhood retail shopping centers located in 7 mid-Atlantic and southeastern states (the "Mark Centers Pool Properties").

   The Borrowers. The borrowers under the Mark Centers Pool Loan (each, a "Mark Centers Pool Borrower Entity" and, collectively, the "Mark Centers Pool Borrower") are 10 special-purpose limited partnerships. Their respective sole general partners (the "Mark Centers Pool Borrower GPs") are 10 special-purpose corporations, each organized in the jurisdiction of organization of its respective, similarly named Mark Centers Pool Borrower Entity, where its respective Mark Centers Pool Property or Properties are located. The limited partnership agreement of each Mark Centers Pool Borrower Entity provides that it is organized for the sole purpose of owning its respective Mark Centers Pool Property or Properties and carrying on all incidental or related activities. The organizational documents of each Mark Centers Pool Borrower GP provide that it was organized solely for the purpose of acting as general partner of its respective Mark Centers Pool Borrower Entity. Mark Centers Limited Partnership, a Delaware limited partnership ("MCLP"), is the sole limited partner of each Mark Centers Pool Borrower entity, and each Mark Centers Pool Borrower GP is a direct, wholly-owned subsidiary of MCLP. MCLP conducts substantially all the activities of Mark Centers Trust, a Maryland real estate investment trust (the "Mark Centers Pool REIT"), which is a public company traded on the New York Stock Exchange and which owns an 85% interest in MCLP as its sole general partner. The chairman and chief executive officer of the Mark Centers Pool REIT is Marvin
L. Slomowitz.

   The Properties. The Mark Centers Pool Properties securing the Mark Centers Pool Loan are comprised of the Mark Centers Borrower's fee or leasehold interest in 17 community and neighborhood retail shopping centers located in Pennsylvania, Alabama, South Carolina, New York, Virginia, Georgia and Florida. 10 of the Mark Centers Pool Properties are located in Pennsylvania. The Mark Centers Pool Properties contain approximately 2,317,463 square feet of GLA. The Mark Centers Pool Properties range in size from approximately 45,380 square feet of GLA to approximately 381,678 square feet of GLA, with an average size of approximately 136,321 square feet of GLA. As of June 30, 1997, the Mark Centers Pool Properties were approximately 93% leased and the aggregate annualized base rent was approximately $8,739,141 or approximately $4.04 per square foot of leased GLA. The aggregate appraised value of the Mark Centers Pool Properties, based on the appraisals performed by CB Commercial Real Estate Group, Inc., from May 5, 1996 to July 11, 1996, is $71,200,000, with the values for the individual Mark Center Pool Properties ranging from $11,900,000 to $1,800,000. As of June 30, 1997 no single Mark Centers Pool Property accounted for more than 16.5% of the total GLA, more than 14.4% of annualized base rent from the Mark Centers Pool Properties or more than 15.9% of the Net Operating Income in respect to the 12 months ended December 31, 1996.

   Geographic Location. The following table summarizes the geographic location of the Mark Centers Pool Properties based on square footage of GLA:

                                                      PERCENT OF
                                         PERCENT OF       GLA
STATE                          GLA       TOTAL GLA      LEASED
-------------------------  ----------- ------------  ------------
Pennsylvania..............  1,136,173       49.0%         98.4%
Alabama...................    584,901       25.2          83.5
South Carolina............    133,878        5.8          91.0
New York..................    128,479        5.5          95.0
Virginia..................    118,535        5.1         100.0
Georgia...................    113,367        4.9          96.0
Florida...................    102,130        4.4          79.0
                           ----------- ------------  ------------
  Total/Weighted Average    2,317,463      100.0%         93.2%
                           =========== ============  ============

   Operating History. The following table shows certain information regarding the operating history of the Mark Centers Pool Properties:

                     ADJUSTED NET OPERATING INCOME (000S)

                                                              1997
                           1994      1995       1996    UNDERWRITABLE NOI
                        --------- ---------  --------- -----------------
Revenues...............  $ 9,378    $10,686   $11,217        $11,491
Expenses...............   (2,933)    (3,042)   (3,626)        (3,757)
                        --------- ---------  --------- -----------------
  Net Operating
 Income................  $ 6,444    $ 7,643   $ 7,591        $ 7,734
                        ========= =========  ========= =================

    Occupancy History. The following table summarizes the occupancy history of the Mark Centers Pool Properties:

 OCCUPANCY PERIOD/DATE       OCCUPANCY
-------------------------  -------------
  June 30, 1997 ..........       93%
  1996 ...................       90%
  1995 ...................       94%

   Sales History. The following table shows certain information regarding the 1995 and 1996 sales history for certain tenants at Mark Centers Pool
Properties:

                                             ANNUAL 1995 SALES      ANNUAL 1996 SALES
                                          ---------------------- ----------------------
                              GLA (SF)                      PER                    PER
TENANT NAME                JUNE 30, 1997       TOTAL        SF        TOTAL        SF
------------------------  --------------- --------------  ------ --------------  ------
 Kmart...................     291,627       $ 45,915,113   $157    $ 45,447,228   $156
 Ames....................     192,270         22,947,021    119      22,318,099    116
 Price Chopper...........     100,519         37,398,427    372      39,223,907    390
 Shoprite Supermarket ...      52,924         28,723,840    543      29,809,255    563
 Beacon 8 Theater........      24,780                 NA     NA       1,372,042     55
 WalMart.................     111,970         47,633,824    425      48,258,621    431
 Bruno's Inc.............      47,982          5,764,081    120       4,972,307    104
 Big Lots................      60,537          5,146,384     85       5,653,429     93
 Bi-Lo(2) ...............      60,094         10,430,889    174       7,069,374    161
 Food Lion...............      29,000          7,502,091    259       6,927,170    239
                          --------------- --------------  ------ --------------  ------
  Total/Weighted Average      971,703       $211,461,670   $223    $209,679,390   $221
                          =============== ==============  ====== ==============  ======

------------
(1)    Total sales and sales per square foot figures exclude the Beacon 8
       Theater.

(2) 1996 sales per square foot are based on occupied square feet; the Bi-Lo at Ames Plaza closed in February 1996.

   Description of the Tenants. Approximately 71.1% of the leased GLA of the Mark Centers Pool Properties is leased as of June 30, 1997 to tenants under leases for space greater than or equal to 15,000 square feet per lease, which include leases of supermarkets, drug stores, and value-oriented department furniture and apparel stores. Tenants in the Mark Centers Pool Properties generally offer basic consumer necessities, such as food, health and beauty aids, moderately priced clothing, furniture and home improvement supplies.

   The largest single tenant of the Mark Centers Pool Properties is Kmart, whose 3 leases at the Mark Centers Pool Properties generated less than 8.5% of the annualized base rent of the Mortgaged Properties as of June 30, 1997. Other than Kmart, no single tenant represented more than 4.0% of the annualized base rent of the Mark Centers Pool Properties as of June 30, 1997.

 TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT -- MARK CENTERS POOL LOAN

 TENANT OR TENANT                                 NUMBER OF     TENANT
PARENT COMPANY(1)               STORE NAME        LOCATIONS      GLA
-------------------------  -------------------- -----------  -----------
K-Mart Corp.                Kmart                      3        291,627
Ames Dept. Stores           Ames                       3        192,270
Price Chopper               Price Chopper              3        100,519
ShopRite Group              Shoprite Supermarket       1         52,924
Beacon 8 Theater            New Smyrna Beacon 8        1         24,780
                              Theater
Wal-Mart Stores             WalMart                    1        111,970
Bruno's Inc.                Bruno's Inc.               1         47,982
Consolidated Stores Corp.   Big Lots                   2         60,537
Royal Ahold                 Bi-Lo                      2         60,094
Food Lion, Inc.             Food Lion                  1         29,000
                                                             -----------
 Total/Weighted Average                                         971,703
Other Major Tenants (more                            109        986,083
 than 5000sf)
Remaining Tenants                                     98        200,641
Vacant Space                                          53        159,036
                                                -----------  -----------
 Total                                               278      2,317,463
                                                ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                       % OF TOTAL    ANNUALIZED
TENANT OR TENANT            % OF TOTAL    ANNUALIZED   ANNUALIZED    BASE RENT
PARENT COMPANY(1)               GLA       BASE RENT     BASE RENT      PER SF
-------------------------  ------------ ------------  ------------ ------------
K-Mart Corp.                12.6%         $  717,953        8.2%       $ 2.46
Ames Dept. Stores           8.3              318,440        3.6          1.66
Price Chopper               4.3              301,000        3.4          2.99
ShopRite Group              2.3              281,278        3.2          5.31
Beacon 8 Theater            1.1              223,020        2.6          9.00
Wal-Mart Stores             4.8              219,975        2.5          1.96
Bruno's Inc.                2.1              192,000        2.2          4.00
Consolidated Stores Corp.   2.6              190,611        2.2          3.15
Royal Ahold                 2.6              190,088        2.2          3.16
Food Lion, Inc.             1.3              181,250        2.1          6.25
                            ----------- ------------  ------------ ------------
 Total/Weighted Average     41.9%         $2,815,615       32.2%       $ 2.90
Other Major Tenants (more   42.6           3,443,052       39.4          3.49
 than 5000sf)
Remaining Tenants           8.7            2,480,474       28.4         12.36
Vacant Space                6.9                    0        0.0          0.00
                            ----------- ------------  ------------ ------------
 Total                      100.0%        $8,739,141      100.0%       $ 4.04(2)
                            =========== ============  ============ ============

------------
(1)    The parent company may not be the obligor under the applicable lease.

(2)    Excludes vacant space.

    Lease Expiration. The following table shows scheduled lease expirations of the Mark Centers Pool Properties as of June 30, 1997, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date:(1)

                       NUMBER OF                            CUMULATIVE                 ANNUAL                  CUMULATIVE
                        LEASES     EXPIRING    PERCENT OF   PERCENT OF     ANNUAL     BASE RENT   PERCENT OF   PERCENT OF
   EXPIRATION YEAR     EXPIRING       SF           SF           SF       BASE RENT     PER SF     BASE RENT    BASE RENT
-------------------------------- ----------- ------------ ------------ ------------ ----------- ------------ ------------
Vacant ..............      53        159,036       6.9 %        6.9 %    $        0     $   0           0 %          0 %
No Expiration Date(2)       7          9,493       0.4          7.3 %        58,734      6.19         0.7          0.7 %
1997 ................      40        101,760       4.4         11.7 %       615,741      6.05         7.0          7.7 %
1998 ................      34        174,089       7.5         19.2%        929,529      5.34        10.6         18.4%
1999 ................      38        699,168      30.2         49.3%      1,966,898      2.81        22.5         40.9%
2000 ................      26        223,640       9.7         59.0%        858,159      3.84         9.8         50.7%
2001 ................      30        301,613      13.0         72.0%      1,164,821      3.86        13.3         64.0%
2002 ................      19        103,805       4.5         76.5%        458,677      4.42         5.2         69.3%
2003 ................       8         50,456       2.2         78.7%        355,717      7.05         4.1         73.3%
Thereafter ..........      23        494,403      21.3        100.0%      2,330,865      4.71        26.7        100.0%
                     ----------- ----------- ------------ ------------ ------------ ----------- ------------ ------------
Total/Weighted
 Average.............     278      2,317,463     100.0%                  $8,739,141     $4.04(3)    100.0%
                     =========== =========== ============ ============ ============ =========== ============

------------
(1) Lease expiration schedule is based on the rent roll as of June 30, 1997.

(2) The No Expiration Date category includes those leases which are listed on the rent roll as being either month-to-month, or having expirations that are prior to the date of the rent roll, or having no expiration date.

(3)    Excludes vacant space.

   Property Summary. The following table sets forth certain information regarding location, Cut-Off Date Allocated Loan Amount, GLA, occupancy history, financial history, and the tenancy of the Mark Centers Pool
Properties:

                    THE MARK CENTERS POOL PROPERTY SUMMARY

                                                                                      OCCUPANCY
                                           CUT-OFF DATE                        ------------------------
                                            ALLOCATED     TOTAL    YEAR BUILT/                JUNE 30,
PROPERTY NAME              LOCATION        LOAN AMOUNT   SF/UNITS   RENOVATED   1995    1996    1997
-------------------  -------------------- ------------  --------- -----------  ------ ------  --------
25th Street Plaza .. Easton, PA            $ 7,996,805    131,477   1955/1987    100%    99%     100%
Monroe Plaza........ Stroudsburg, PA         3,809,944    130,569      1974      100%   100%     100%
Northside Mall...... Dothan, AL              3,411,058    381,678      1969       89%    92%      87%
Birney's Plaza...... Moosic, PA              3,380,086    196,399   1972/1992     99%    99%      99%
Mountainville        Allentown, PA           3,189,401    114,801   1959/1993     99%    97%      97%
 Plaza..............
Martintown Plaza ... North Augusta, SC       2,915,495    133,878   1974/1990     95%    91%      91%
Shillington Plaza .. Reading, PA             2,893,230    150,742   1974/1994    100%   100%     100%
Cloud Springs Plaza  Fort Ogelthorpe, GA     2,657,421    113,367   1968/1991    100%    98%      96%
 Shopping Ctr. .....

Midway Plaza........ Opelika, AL             2,504,438    203,223   1966/1986     71%    63%      77%
Troy Plaza.......... Troy, NY                2,408,353    128,479   1966/1988    100%    97%      95%
Kingston Plaza...... Kingston, PA            2,280,900     62,824   1982/1993    100%   100%     100%
Plaza 15............ Lewisburg, PA           2,167,102    113,600   1976/1994     89%    96%      96%
New Smyrna Beach ... New Smyrna Beach, FL    1,535,575    102,130   1963/1993     93%    57%      79%
Kmart/Shamokin Dam . Shamokin Dam, PA        1,252,664     92,171   1979/1992    100%   100%     100%
Dunmore Plaza....... Dunmore, PA             1,136,492     45,380   1967/1984    100%   100%     100%
Ames Plaza.......... Shamokin, PA            1,018,835     98,210      1967      100%    60%      92%
Kings Fairground ... Danville, VA              891,777    118,535      1972       89%    94%     100%
                                          ------------  --------- -----------  ------ ------  --------
Total/Weighted                             $45,449,576  2,317,463                 94%    90%      93%
 Average............
                                          ============  =========              ====== ======  ========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    NOI                                                 PRIMARY TENANTS WITH
                     ---------------------------------- ANNUALIZED  ANNUALIZED              GREATER THAN
                                              UNDER-    BASE RENT   BASE RENT                15,000 SF
PROPERTY NAME           1995        1996     WRITABLE    6/30/97   PSF 6/30/97               6/30/97(1)
-------------------  ---------- ----------  ---------- ----------  ----------- ------------------------------------
25th Street Plaza .. $1,360,676  $1,209,270 $1,142,522  $1,262,295    $9.60    F.W. Woolworth (1998)
Monroe Plaza........    631,653     554,339    537,176     453,498    $3.47    Shoprite Supermarket (2005),
                                                                               Ames Department Store (1999)
Northside Mall......    662,950     675,225    614,969     797,772    $2.40    (2)
Birney's Plaza......    597,717     606,341    600,828     662,671    $3.41    Kmart (1999), Big Lots (1998)
Mountainville           545,770     516,813    499,836     597,743    $5.37    (3)
 Plaza..............
Martintown Plaza ...    465,842     549,780    560,899     596,912    $4.90    Belk Store Services (2004), Bruno's
                                                                               Inc. (2010)
Shillington Plaza ..    553,166     540,183    496,160     510,700    $3.39    Kmart (1999), Weiss Market (1999)
Cloud Springs Plaza     374,918     163,587    429,087     497,759    $4.57    Big Lots (2000), Food Lion (2011),
 Shopping Ctr. .....
                                                                               W.S. BadCock Corp. (2000)
Midway Plaza........    463,537     574,118    565,066     609,994    $3.90    (4)
Troy Plaza..........    428,183     254,653    303,027     447,938    $3.67    Ames (2001), Price Chopper (1999)
Kingston Plaza......    333,559     369,780    323,981     388,440    $6.18    Price Chopper (2006)
Plaza 15............    309,164     434,790    426,798     384,538    $3.53    G.C. Murphy (2001), Bi-Lo (2001)
New Smyrna Beach ...    148,408     352,854    474,986     581,073    $7.20    New Smyrna Beacon 8 Theater (2005)
Kmart/Shamokin Dam .    243,686     224,235    204,962     252,289    $2.74    Kmart (2004)
Dunmore Plaza.......    197,533     177,757    158,685     151,739    $3.34    Price Chopper (2000)
Ames Plaza..........    226,343     204,206    179,554     206,506    $2.29    Bi-Lo (1999), Ames Distributing
                                                                               Store (2000)
Kings Fairground ...    196,885     209,642    216,042     337,274    $2.85    Schewel Furniture (2001), The Kroger
                                                                               Company (2002)
                     ---------- ----------  ---------- ----------  ----------- ------------------------------------
Total/Weighted       $7,739,990  $7,617,573 $7,734,578  $8,739,141    $4.04(5)
 Average............
                     ========== ==========  ========== ==========  ===========

------------
(1)    Lease expirations are listed assuming no renewal options are exercised.

(2) WalMart (1999), Goody's Store (2003), Montgomery Ward (1999), Books A Million (2006), Troy State University (1998)

(3)    Kling's Handyman (1999), Acme Markets Store (1999), Thrift Drug (1999)

(4)    Office Depot (2007), Ben Franklin Crafts (2021), Eastwynn Theaters
       (2005), Bargain Town Store (1998)

(5)    Excludes vacant space.

   Ground Leases. At each of 11 Mark Centers Pool Properties, all or a portion of the underlying land is leased to the respective Mark Centers Pool Borrower Entity pursuant to one or more ground leases (collectively, the "Mark Centers Pool Ground Leases").

   8 Mark Centers Pool Ground Leases (each, a "Mark Centers Pool Intercompany Ground Lease"), each for a Mark Centers Pool Property in Pennsylvania, are between MCLP, as lessor, and the respective Mark Centers Pool Borrower Entity, as lessee. The Mark Centers Pool Intercompany Ground Leases are for all of the land underlying Birney's Plaza, Mountainville Plaza, Kingston Plaza, Plaza 15, Kmart/Shamokin Dam, Dunmore Plaza and Ames Plaza, and a portion of the land underlying Monroe Plaza. The term of each Mark Centers Pool Intercompany Ground Lease runs through September 30, 2032 after 1 7-year extension option. The rent under each Mark Centers Pool Intercompany Ground Lease is $1,000 per year through September 30, 2025 and, thereafter, fair market rental value as determined by the lessor and the lessee. The Mark Centers Intercompany Ground Leases do not provide that the mortgagee has control of the disbursements of casualty and condemnation proceeds. However, the fee interest of the lessor under each of the Mark Centers Pool Intercompany Ground Leases is subject and subordinate to the lien of the Mark Centers Pool Mortgage. See "Risk Factors--The Mortgage Loans--Leasehold Interests" above.

   Monroe Plaza is also subject to 2 additional Mark Centers Pool Ground Leases, each with an unaffiliated lessor for a contiguous parcel of underlying land. One such Mark Centers Pool Ground Lease is with M. Elizabeth Schell, as lessor, and runs through October 31, 2033 after 5 5-year extension options. The rent is $1,100 per year subject to adjustment for inflation every four years. The other such Mark Centers Pool Ground Lease is with Jacob
L. Cohen and Audrey Cohen, as lessor, and runs through October 31, 2033 after 5 5-year extension options. The rent is $525 per year subject to adjustment for inflation every four years.

   In addition, 3 Mark Centers Pool Properties not in Pennsylvania are each subject to a Mark Centers Pool Ground Lease with an unaffiliated lessor. Of these, the Mark Centers Pool Ground Lease for Northside Mall is for a portion of the underlying land only; the rest of the land is owned in fee by the applicable Mark Centers Pool Borrower Entity. The land underlying the parking lot at Northside Mall is subject to a Mark Centers Pool Ground Lease with William E. McFatter and Mildred T. McFatter, as lessor, which runs through April 21, 2036 after 4 5-year automatic extension options. The rent is $24,000 per year and increases to $25,800 per year on April 21, 2001, to $26,187 on April 21, 2006 and yearly thereafter until it reaches $40,327.47 per year in the last year of the last extension term.

   All the land underlying Martintown Plaza is subject to a Mark Centers Pool Ground Lease with Julia Mealing, as lessor, which runs through February 28, 2072 after 3 10-year extension options and 1 9-year extension option. The rent is $2,000 per month, subject to adjustment for inflation on April 1, 2002 and at the commencement of each extension term thereafter.

   All the land underlying Kings Fairground is subject to a Mark Centers Pool Ground Lease with Danville Fair Association, Inc., as lessor, which runs through April 30, 2070 after 3 10-year extension options and 1 14-year extension option. The rent is $31,000 per year through April 30, 2036 and is increased thereafter for each successive extension term to $46,500 per year during the last extension term.

   Environmental Reports. Environmental Site Assessments have been performed on the Mark Centers Pool Properties within the past two years. The Environmental Site Assessments did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the Mark Centers Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such Environmental Site Assessments. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Report. Property Condition Reports were completed by a third party due diligence firm. The Property Condition Reports concluded that the Mark Centers Pool Properties were generally in good physical condition. At origination, the Mark Centers Pool Borrower established a deferred maintenance reserve account and made an initial deposit equal to $254,956 to fund the cost of addressing the identified items.

   Property Management. The Mark Centers Pool Properties are managed by MCLP pursuant to a management agreement, dated as of October 3, 1996 (the "Mark Centers Pool Management Agreement"), between MCLP and the Mark Centers Pool Borrower. The Mark Centers Pool Management Agreement provides for a management fee of $25,000 per annum for each Mark Centers Pool Property, payable annually. The Mark Centers Pool Management Agreement is for a term ending October 3, 2021. MCLP is an affiliate of the Mark Centers Pool Borrower, as described above under "--The Borrower."

    Pursuant to a manager's consent and subordination of management agreement, the Mark Centers Pool Manager has agreed (i) not to terminate the Mark Centers Pool Management Agreement without the consent of the mortgagee, except for non-payment of management fees (in which case the mortgagee has a 60-day cure period), (ii) that all liens, rights and interests owned, claimed or held by MCLP in and to the Mark Centers Pool Properties are and will be in all respects subordinate to the liens and security interests created by the Mark Centers Pool Loan, (iii) that on the occurrence of an event of default under the Mark Centers Pool Loan MCLP will continue performance under the Mark Centers Pool Management Agreement provided that the mortgagee performs or causes to be performed the obligations of the Mark Centers Pool Borrower thereunder, (iv) that, notwithstanding anything in the Mark Centers Pool Management Agreement to the contrary, the mortgagee, or the Mark Centers Pool Borrower at the mortgagee's direction, shall have the right to terminate the Mark Centers Pool Management Agreement (a) upon a default by MCLP under the Mark Centers Pool Management Agreement, (b) upon a fifty percent (50%) or more change in control of the ownership of MCLP, (c) upon the filing of a voluntary petition under the Bankruptcy Code by the Mark Centers Pool REIT or by MCLP or any of its affiliates, (d) at any time for cause (including, but not limited to, MCLP's gross negligence, willful misconduct or fraud), or (e) at such time as the Mark Centers Pool Borrower's net operating income for the previous twelve calendar month period shall be less than 85% of the Mark Centers Pool Borrower's net operating income for the period from July 1, 1995 through June 30, 1996 and (vi) not to amend or modify the Mark Centers Pool Management Agreement without the prior written consent of the mortgagee.

 MARK CENTERS POOL: THE LOAN

                  CERTAIN MARK CENTERS POOL LOAN STATISTICS

                               LOAN PER        LOAN TO                        REFINANCING
                            SQUARE FOOT(1)  VALUE RATIO(2) ACTUAL DSCR(3)       DSCR(4)
                            -------------- --------------  -------------- -----------------
Cut-Off Date...............       $20            63.8%          1.50x            1.59x
At Effective Maturity
 Date......................       $16            53.3%          1.81x            1.90x

------------
(1) Based on the aggregate of 2,296,500 square feet of GLA securing the Mark Centers Pool Loan and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(2) Based on appraisals performed from May 5, 1996 to July 11, 1996 and Cut-Off Date Principal Balance or Balloon Balance, as applicable. See "--Security" below.

(3) Based on (a) Underwritable Cash Flow of $6,847,352 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Mark Centers Pool Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Mark Centers Pool Loan assuming a balance equal to the Balloon Balance, a coupon equal to the Mark Centers Pool Initial Interest Rate and an amortization term equal to 300 months.

(4) Based on (a) Underwritable Cash Flow of $6,847,352 and (b) in the case of Cut-Off Date Refinancing DSCR, on annual debt service payment equal to 9.5% of the Cut-Off Date Principal Balance of the Mark Centers Pool Loan, and in the case of Effective Maturity Date Refinancing DSCR, on annual debt service equal to 9.5% of the Balloon Balance.

   Security. The Mark Centers Pool Loan is a nonrecourse loan, secured only by the fee or leasehold estate of the Mark Centers Pool Borrower Entities in their respective Mark Centers Pool Properties and certain other collateral relating thereto (including an assignment of leases and rents, an assignment of certain agreements and the funds in certain accounts). The mortgagee is the insured under the title insurance policies (which will be assigned to the Trust Fund) which insure, among other things, that the Mark Centers Pool Mortgage constitutes a valid and enforceable first lien on each Mark Centers Pool Property, subject to certain exceptions and exclusions from coverage set forth therein.

   With respect to all of the Mark Centers Pool Properties other than those located in Florida and New York, each such Mark Centers Pool Property secures the entire outstanding principal amount of the Mark Centers Pool Loan. With respect to the 2 Mark Centers Pool Properties located in Florida and New York, in order to minimize mortgage recording taxes, a common practice in such jurisdictions, each such property secures a lesser amount equal to a percentage of the Cut-off Date Allocated Loan Amount of such property (101.1% in the case of the New Smyrna Beach property and 103.8% in the case of the Troy Plaza property). The Cut-off Date LTV of the Mark Centers Pool Loan, based on the amount of the security, rather than the full appraised value, for such properties, would be approximately 66.9%.

   Payment Terms. The Mark Centers Pool Loan matures on November 1, 2021 (the "Mark Centers Pool Maturity Date") and bears interest at (a) a fixed rate per annum equal to 8.84% (the "Mark Centers Pool Initial Interest Rate") through and including October 30, 2006 and (b) from and including October 31, 2006 (the "Mark Centers Pool Effective Maturity Date"), at a fixed rate per annum (the "Mark Centers Pool Revised Interest Rate") equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the Mark Centers Pool Initial Interest Rate plus 5%. Any interest accrued at the excess of the Mark Centers Pool Revised Interest Rate over the Mark Centers Pool Initial Interest Rate is deferred and added to the outstanding indebtedness under the Mark Centers Pool Loan and earns interest at the Mark Centers Pool Revised Interest Rate (such deferred interest and interest thereon, the "Mark Centers Pool Deferred Interest"). Interest on the Mark Centers Pool Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Mark Centers Pool Loan is the first business day of each month, and there is no grace period for a default in payment of principal or interest. Commencing on December 1, 1996, the Mark Centers Pool Loan requires 300 constant payments of principal and interest (the "Mark Centers Pool Monthly Debt Service Payments") of $380,421.23 monthly (based on a 300-month amortization schedule and the Mark Centers Pool Initial Interest
Rate). On the Mark Centers Pool Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the loan documents, is required. Commencing on the Mark Centers Pool Effective Maturity Date and continuing on each payment date thereafter, the Mark Centers Pool Borrower is required to apply 100% of rents and other revenues from the Mark Centers Pool Properties received on or before such day to the following items in the following order of priority: (a) to payment of rent under ground leases; (b) to deposit of the Mark Centers Pool Tax and Insurance Amount (as defined below under "--Lockbox and Reserves") into the Mark Centers Pool

Mortgage Escrow Account (as defined below under "--Lockbox and Reserves"); (c) to payment of the Mark Centers Pool Monthly Debt Service Payment, including late payment charges, if any; (d) to payment of monthly cash expenses pursuant to the related annual budget approved by the mortgagee; (e) to deposit of the Mark Centers Pool Capital Expenditure Reserve Amount (as defined below under "--Lockbox and Reserves") into the Mark Centers Pool Capital Expenditure Reserve Account (as defined below under "--Lockbox and Reserves"); (f) to payment of extraordinary, unbudgeted operating expenses approved by the mortgagee, if any; (g) to payment of outstanding principal until principal is paid in full; (h) to payment of Mark Centers Pool Deferred Interest, including interest thereon, if any, accruing at the Mark Centers Pool Default Rate (as defined below); and (i) to payment of any other amounts due under the loan documents. The scheduled principal balance of the Mark Centers Pool Loan as of the Mark Centers Pool Effective Maturity Date will be approximately $37,962,282.

   If the Mark Centers Pool Borrower defaults in the payment of any monthly installment on the payment date, it is required to pay a late payment charge in an amount equal to 5% of the amount of the installment not paid. An additional late charge equal to 5% of the monthly payment due will be charged for each successive month the payment remains outstanding. Upon the occurrence of any event of default, the entire unpaid principal amount of the Mark Centers Pool Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the Mark Centers Pool Loan (i.e. the Mark Centers Pool Initial Interest Rate or the Mark Centers Pool Revised Interest Rate) plus 5% (the "Mark Centers Pool Default Rate").

   Prepayment. Voluntary prepayment is prohibited under the Mark Centers Pool Loan prior to November 1, 1999. Thereafter, the Mark Centers Pool Loan may be voluntarily prepaid in whole or in part on any payment date, upon 60 days' prior written notice and payment of a prepayment premium (the "Mark Centers Pool Yield Maintenance Premium") equal to the greater of (a) 1% of the portion of the principal amount being repaid and (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest determined by discounting such payments at a discount rate equivalent to the Mark Centers Pool Treasury Rate as of the date of the proposed prepayment. The "Mark Centers Pool Treasury Rate" means the yield, as of the Mark Centers Pool Effective Maturity Date, calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Mark Centers Pool Effective Maturity Date to the Mark Centers Pool Maturity Date. Notwithstanding the foregoing, the Mark Centers Pool Loan may be prepaid without a prepayment premium during the period commencing 180 days prior to the Mark Centers Pool Effective Maturity Date.

   During the period commencing October 31, 1999 and continuing through the Mark Centers Pool Maturity Date, voluntary principal prepayments on the Mark Centers Pool Loan may occur on payment dates by application of the Mark Centers Pool Prepayment Amount (as defined below) paid in connection with the release of a Mark Centers Pool Property as described below under "--Release in Exchange for Prepayment Amount." Principal prepayments on the Mark Centers Pool Loan may occur on payment dates after the Mark Centers Pool Effective Maturity Date through application of rents, as described above under "--Payment Terms," and must be made upon acceleration of the loan following the occurrence of an event of default. Prepayments made following an event of default will be subject to the payment of the Mark Centers Pool Yield Maintenance Premium.

   To the extent that the Mark Centers Pool Borrower is not permitted to apply any casualty insurance or condemnation proceeds to the restoration of the related Mark Centers Pool Property under the Mark Centers Pool Loan, the mortgagee will apply such proceeds to prepay the Mark Centers Pool Loan. No yield maintenance premium is required to be paid in connection with any prepayment resulting from such application of casualty or condemnation proceeds. See "--Condemnation and Casualty" below.

   Release in Exchange for Prepayment Amount. During the period commencing October 31, 1999 and continuing through the Mark Centers Pool Maturity Date, the Mark Centers Pool Borrower may obtain the release from the lien of the Mortgage of (x) one Mark Centers Pool Property selected from among 25th
Street Plaza, Monroe Plaza, Shillington Plaza, Cloud Springs Plaza Shopping Center, Troy Plaza and Kingston Plaza and (y) up to four Mark Centers Pool Properties selected from among the other eleven Mark Centers Pool Properties; provided that, with respect to each release of a Mark Centers Pool Property, among other conditions, (a) the Mark Centers Pool Borrower shall have given
60 days' prior written notice of such
proposed release, (b) the release shall occur on a payment date, (c) no event of default shall have occurred and be continuing with respect to the Mark Centers Pool Loan, (d) the Mark Centers Pool Borrower shall pay an amount (the "Mark Centers Pool Minimum Release Price") sufficient to pay 125% of the Allocated Loan Amount for such Mark Centers Pool Property (the "Mark Centers Pool Prepayment Amount"), accrued interest and principal payments thereon (assuming an interest rate equal to the greater of 10.09% and the actual interest rate on the Note, through and including the release date), and the Mark Centers Pool Yield Maintenance Premium, (e) after giving effect to such proposed release, the Mark Centers Pool DSCR (as defined below) shall be at least equal to the greater of 1.28:1 or the Mark Centers Pool DSCR with respect to the 12-month period immediately preceding the release and (f) the Mark Centers Pool Borrower shall have delivered or caused to be delivered certain required certificates, endorsements to title insurance policies, appraisals, legal opinions and financial statements.

   The "Mark Centers Pool DSCR" for any period means the ratio of aggregate net operating income on the Mark Centers Pool Properties, calculated in accordance with GAAP, to debt service on the Mark Centers Pool Loan (based on a debt service constant equal to the greater of 10.09% per annum and the actual debt service constant on the note) for such period.

   Lockbox and Reserves. The Mark Centers Pool Borrower has established with Fleet National Bank (the "Mark Centers Pool Lockbox Bank") a cash collateral account (the "Mark Centers Pool Lockbox"). Pursuant to the terms of the Mark Centers Pool Loan, the Mark Centers Pool Borrower is required to direct tenants to pay all rents directly into the Mark Centers Pool Lockbox and has covenanted to deposit all revenues received by it directly into the Mark Centers Pool Lockbox within one business day of receipt.

   The Mark Centers Pool Borrower has established (a) an interest escrow account (the "Mark Centers Pool Interest Escrow Account") to be funded each month before the Mark Centers Pool Effective Maturity Date in an amount equal to the amount of interest and principal due on the next payment date, (b) a mortgage escrow account (the "Mark Centers Pool Mortgage Escrow Account") funded at the initial closing of the Mark Centers Pool Loan in the amount of $1,137,704.84 and to be funded each month before the Mark Centers Pool Effective Maturity Date in an additional amount equal to 1/12 of the annual amount of insurance premiums and taxes (the "Mark Centers Pool Tax and Insurance Amount"), and into which Mark Centers Pool Contested Payables Reserve Amounts (as defined below), if any, are deposited, (c) a deferred maintenance reserve account (the "Mark Centers Pool Deferred Maintenance Reserve Account") funded in the amount of $554,029 at the initial closing of the Mark Centers Pool Loan to provide for certain deferred maintenance specified in the Mark Centers Pool Mortgage, (d) an environmental reserve account (the "Mark Centers Pool Environmental Reserve Account") funded in the amount of $3,000,000 at the initial closing of the Mark Centers Pool Loan to provide for certain environmental remediation as described below, (e) a security deposit account (the "Mark Centers Pool Security Deposit Account") into which all tenants, upon irrevocable instructions of the Mark Centers Pool Borrower, directly deposit all security deposits required by tenant leases, (f) a capital expenditure reserve account (the "Mark Centers Pool Capital Expenditure Reserve Account") funded each month before the Mark Centers Pool Effective Maturity Date in an amount (the "Mark Centers Pool Capital Expenditure Reserve Amount") equal to 1/12 of an annual amount equal to $0.15 per square foot for each Mortgaged Property, to reimburse the Mark Centers Pool Borrower for capital expenditures approved by the mortgagee and
(g) an additional collateral account (the "Mark Centers Pool Additional Collateral Account") funded at the initial closing of the Mark Centers Pool Loan in the amount of $1,110,000 released and to be released to the Mark Centers Pool Borrower when it enters into satisfactory replacement leases as described below.

   The Mark Centers Pool Borrower may instruct the Mark Centers Pool Lockbox Bank to transfer from the Mark Centers Pool Lockbox to the Mark Centers Pool Mortgage Escrow Account an amount equal to 125% of any amounts being contested in connection with any payables which exceed $250,000 in the aggregate (such amounts in excess of $250,000 delivered in connection with any such contest in excess of $250,000 are referred to herein as "Mark Centers Pool Contested Payables Reserve Amounts").

   Until the Mark Centers Pool Effective Maturity Date, the Mark Centers Pool Lockbox Bank will withdraw from the Mark Centers Pool Lockbox on the first business day of each month or as soon thereafter as there shall be sufficient collected funds on deposit in the Mark Centers Pool Lockbox, funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the Mark Centers Pool Tax and Insurance Amount, for deposit into the Mark Centers Pool Mortgage Escrow Account; (ii) funds in an amount equal to the interest and principal due on the next payment date, for deposit into the Mark Centers Pool Interest Escrow Account; (iii) funds in an amount equal to the Mark Centers Pool Contested Payables Reserve Amounts, if any, for deposit into the Mark Centers Pool Mortgage Escrow Account; and (iv) funds in an amount equal to the Mark Centers Pool Capital Expenditure Reserve Amount, for deposit into the Mark Centers Pool Capital Expenditure Reserve Account.

    After the Mark Centers Pool Effective Maturity Date, the Mark Centers Pool Lockbox Bank will withdraw from the Mark Centers Pool Lockbox on the first business day of each month or as soon thereafter as there shall be sufficient collected funds on deposit in the Mark Centers Pool Lockbox, funds in the following amounts and in the following order of priority: (i) an amount equal to the Mark Centers Pool Tax and Insurance Amount, for deposit into the Mark Centers Pool Mortgage Escrow Account; (ii) an amount equal to the amount of interest due on the next payment date at the Mark Centers Pool Initial Interest Rate, including, if applicable, interest at the Mark Centers Pool Default Rate applicable prior to the Mark Centers Pool Effective Maturity Date, together with principal due on the next payment date, for deposit into the Mark Centers Pool Interest Escrow Account; (iii) an amount equal to the Mark Centers Pool Contested Payables Reserve Amounts, if any, for deposit into the Mark Centers Pool Mortgage Escrow Account; (iv) an amount equal to the Mark Centers Pool Capital Expenditure Reserve Amount, for deposit into the Mark Centers Pool Capital Expenditure Reserve Account; (v) an amount equal to the monthly allocation of operating expenses in the related annual budget approved by the mortgagee and any extraordinary, unbudgeted operating expenses approved by the mortgagee, for payment to the Mark Centers Pool Borrower; (vi) funds to be applied against the outstanding principal until such principal amount is paid in full; and (vii) an amount equal to the Mark Centers Pool Deferred Interest.

   Approximately $254,956 is on reserve in the Mark Centers Deferred Maintenance Reserve Account as of the Cut-Off Date. Funds on deposit in the Mark Centers Pool Environmental Reserve Account have been and are to be disbursed to reimburse the Mark Centers Pool Borrower upon completion of certain environmental remediation required under the Mark Centers Pool Mortgage. All such required environmental remediation has been completed except items for which approximately $225,179 is on reserve in the Marks Centers Pool Environmental Reserve Account as of the Cut-Off Date. Funds remaining on deposit in the Mark Centers Pool Additional Collateral Account are to be released to the Mark Centers Pool Borrower when it enters into satisfactory replacement leases at Ames Plaza. $435,082 is on reserve in the Marks Centers Additional Collateral Account as of the Cut-Off Date.

   At any time prior to the Mark Centers Pool Effective Maturity Date, if (i) no event of default has occurred and is continuing, (ii) the Mark Centers Pool Borrower has certified that (x) no accounts payable are more than 60 days past due, unless the same are being contested by the Mark Centers Pool Borrower in good faith, and no other obligations are past due and (y) the Mark Centers Pool Borrower has caused the deposit into the Mark Centers Pool Mortgage Escrow Account of all Mark Centers Pool Contested Payables Reserve Amounts in connection with accounts payable being contested in good faith and
(iii) all deposits required to be made into accounts as described above have been made, then the Mark Centers Pool Borrower may instruct the Mark Centers Pool Lockbox Bank to transfer any excess amounts remaining on a payment date in the Mark Centers Pool Lockbox to or at the direction of the Mark Centers Pool Borrower.

   Transfer of Properties and Interests in Borrower; Encumbrance; Other Debt. The Mark Centers Pool Borrower is generally prohibited from transferring or encumbering the Mark Centers Pool Properties except for a transfer of a Mortgaged Property that has been released as described under "--Release in Exchange for Prepayment Amount" above.

   The Mark Centers Pool Loan generally prohibits the transfer of any interest in the Mark Centers Pool Borrower without the prior written consent of the mortgagee. However, the mortgagee's consent is not required with respect to transfers of direct or indirect beneficial interests in the Mark Centers Pool Borrower, provided that (i) no event of default shall have occurred and be continuing, (ii) the Mark Centers Pool Borrower (or the transferor of such interest) shall deliver notice thereof to the mortgagee and the Rating Agencies at least 15 business days prior to the effective date of such transfer, (iii) the Mark Centers Pool Borrower shall remain a single purpose entity, (iv) no transfer of limited partner, non-managing member or shareholder interests shall result in any one person (or any group of affiliates) owning, directly or indirectly, 50% or more of the beneficial ownership interests of the Mark Centers Pool Borrower, and (v) MCLP shall at all times directly or indirectly own not less than 51% of the beneficial interests in the Mark Centers Pool Borrower, and if the Mark Centers Pool Borrower shall be a partnership, all general partners thereof shall be wholly-owned subsidiaries of the Mark Centers Pool REIT. If 10% or more of direct beneficial interests in the Mark Centers Pool Borrower are transferred or if any transfer shall result in a person or a group of affiliates acquiring more than a 50% interest as set forth above, the Mark Centers Pool Borrower shall deliver or cause to be delivered to the Rating Agencies and the mortgagee a satisfactory opinion of counsel as to nonconsolidation in bankruptcy.

   The Mark Centers Pool Borrower is not permitted to incur any additional indebtedness other than unsecured indebtedness for operating expenses incurred in the ordinary course of business which (i) is paid within 60 days of the date incurred, unless (a) the Mark Centers Pool Borrower is in good faith contesting its obligation to pay such indebtedness in a manner satisfactory to the mortgagee, (b) adequate reserves with respect thereto are maintained on the books of the Mark

 Centers Pool Borrower in accordance with GAAP, (c) such contest operates to suspend collection of such amounts or enforcement of such obligations and (d) no event of default has occurred and is continuing, and (ii) does not exceed, at any time, for all Mark Centers Pool Properties, 5% of the Mark Centers Pool Loan.

   Insurance. The Mark Centers Pool Borrower is required to maintain for each Mark Centers Pool Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount equal to the full replacement cost of the improvements, equipment and inventory, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $1,000,000 per occurrence and with an aggregate limit of not less than $5,000,000 per Mark Centers Pool Property, (c) statutory workers compensation insurance, (d) business interruption and/or loss of "rental value" insurance to cover the loss of at least 18 months, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Mark Centers Pool Property, (f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to each Mark Centers Pool Property, (g) flood insurance, if available, with respect to any of the Mark Centers Pool Properties located within a federally designated flood hazard zone in an amount equal to the lesser of the Allocated Loan Amount for the applicable Mark Centers Pool Property and the maximum limit of coverage available, (h) with respect to New Smyrna Beach only, windstorm insurance coverage with such limits and deductibles as are generally required by institutional lenders for similar properties in the geographic area where such Mark Centers Pool Property is located, in any event at least equal to the lesser of the Allocated Loan Amount for such Mark Centers Pool Property and the maximum limit of coverage available with respect to such Mark Centers Pool Property, and (i) at the mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties. Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Mark Centers Pool Properties and any sublimits in such blanket policy applicable to the Mark Centers Pool Properties, which amounts shall not be less than the amounts required pursuant to, and which shall in any case comply in all other respects with the requirements of, the Mark Centers Pool Loan. The Mark Centers Pool Loan requires the Mark Centers Pool Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated (x) not less than "A" by S&P and "A" or its equivalent by one or more of the other Rating Agencies and (y) not less than "A" by Alfred M. Best Company, Inc. with a financial size category of not less than IX. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance."

   Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of any Mark Centers Pool Property or a condemnation of a portion of any Mark Centers Pool Property, in either case which does not constitute a Mark Centers Pool Total Loss, the Mark Centers Pool Borrower is obligated promptly either (1) to pay in full the principal and interest and all other amounts due on the loan or (2) to commence and diligently prosecute to completion the repair, restoration and rebuilding of such Mark Centers Pool Property.

   A "Mark Centers Pool Total Loss" means (x) a casualty, damage or destruction of a Mark Centers Pool Property, the cost of restoration of which would exceed 50% of the Allocated Loan Amount or (y) a permanent taking by condemnation of 25% or more of the GLA of such Mark Centers Pool Property, in either case, such that it would be impractical, in the mortgagee's sole discretion, even after restoration, to operate such Mark Centers Pool Property as an economically viable whole and with respect to which the applicable tenant leases do not require restoration.

   Following a casualty or condemnation at any Mark Centers Pool Property, any insurance proceeds and condemnation proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the Mark Centers Pool Loan and the prepayment of the principal amount outstanding thereon, if: (i) an event of default has occurred and is continuing, (ii) a Mark Centers Pool Total Loss (as defined below) has occurred, (iii) the work of restoration cannot be completed before the earlier of (a) the date which is 6 months before the Mark Centers Pool Maturity Date or (b) the date on which the business interruption insurance required to be carried by the Mark Centers Pool Borrower expires or (iv) the Mark Centers Pool Borrower is unable to demonstrate to the mortgagee's reasonable satisfaction its continuing ability to pay the loan.

   In the event of (i) a Mark Centers Pool Total Loss resulting from a casualty, damage or destruction, if either (A) the cost to repair such Mark Centers Pool Property would exceed $500,000 in the case of 25th Street Plaza or, in the case of any other Mark Centers Pool Property, the greater of $250,000 or 10% of the Allocated Loan Amount for such Mark Centers Pool

 Property (in each case, the "Mark Centers Pool Threshold Amount") and the restoration of the Mark Centers Pool Property cannot reasonably be completed before the date which is the later to occur of (x) the date of expiration of any business interruption insurance or (y) the date of expiration of any letter of credit posted in lieu thereof or in addition thereto and under such circumstances the Mark Centers Pool Borrower is not required under any tenant lease to restore the Mark Centers Pool Property or (B) the mortgagee elects not to permit the Mark Centers Pool Borrower to restore the Mark Centers Pool Property, or (ii) a Mark Centers Pool Total Loss resulting from a condemnation, then the Mark Centers Pool Borrower must prepay the Mark Centers Pool Loan to the extent of the casualty proceeds or condemnation proceeds received, up to an amount equal to the outstanding principal thereof.

   If any insurance and condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Mark Centers Pool Threshold Amount, then all such proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the Mark Centers Pool Loan and the prepayment of the principal amount outstanding thereon, without prepayment premium or penalty, only if: (A)(i) the amount of such proceeds is equal to or greater than the outstanding principal amount, (ii) the casualty or condemnation occurs less than 180 days before the Mark Centers Pool Maturity Date, or (iii) more than 25% of the rentable area of the applicable Mark Centers Pool Property has been the subject of the casualty or condemnation, or (B) such proceeds are condemnation proceeds received in excess of the amount needed to restore the applicable Mark Centers Pool Property after a partial taking as required by the loan documents, in which case prepayment will be made to the extent of such unneeded proceeds or they will be deposited in the Mark Centers Pool Capital Improvements Reserve Account for use at such Mark Centers Pool Property.

   If any casualty or condemnation proceeds exceed the Mark Centers Pool Threshold Amount, all casualty and condemnation proceeds are required to be paid directly to the mortgagee. If such proceeds do not in the aggregate exceed the Mark Centers Pool Threshold Amount, they are to be paid to the Mark Centers Pool Borrower to be used for restoration. In the event that any insurance or condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Mark Centers Pool Threshold Amount and are not required to be applied to the payment or prepayment of the loan as described above, then the mortgagee is obligated to make all insurance and condemnation proceeds (other than business interruption insurance proceeds) available to the Mark Centers Pool Borrower or the applicable tenant for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the applicable Mark Centers Pool Property if, among other conditions, (i) the mortgagee is furnished with an estimate of the cost of the work accompanied by appropriate plans and specifications for the work of restoration and an independent architect's certification as to such costs and
(ii) if the cost of the work exceeds the proceeds, the Mark Centers Pool Borrower, at its option, either deposits with or delivers to the mortgagee (and promptly following any such deposit or delivery, provides written notice of same to the Rating Agencies) (A) cash and cash equivalents, (B) a letter or letters of credit in an amount equal to the estimated cost of the work less the proceeds available, or (C) such other evidence of the Mark Centers Pool Borrower's ability to meet such excess costs as is reasonably satisfactory to the mortgagee and the Rating Agencies.

   Approval Rights. Under the Mark Centers Pool Loan, the Mark Centers Pool Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 60 days prior to the commencement of each calendar year after the Mark Centers Effective Maturity Date. If the mortgagee notifies the Mark Centers Pool Borrower within 10 days of any objections to such budget, the Mark Centers Pool Borrower is required promptly to revise the same and resubmit it to the mortgagee until an annual budget is approved. In the event that the Mark Centers Pool Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required promptly to deliver to the mortgagee, for the mortgagee's approval, a reasonably detailed explanation of such proposed expense.

   Without the mortgagee's consent (which may not be unreasonably withheld, delayed or conditioned), the Mark Centers Pool Borrower may not enter into any management agreement. If during the term of the Mark Centers Pool Loan, the Mark Centers Pool Borrower wishes to designate another property manager acceptable to the mortgagee for all or any of the Mark Centers Pool Properties, the Mark Centers Pool Borrower must notify the mortgagee and the Rating Agencies in writing and obtain from the Rating Agencies written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. The mortgagee has the right to direct the retention of a new property manager at any time following the occurrence and during the continuance of an event of default.

   Provided that no event of default shall have occurred and be continuing, the Mark Centers Pool Borrower has the right, without the mortgagee's consent, to undertake any alteration, improvement, demolition or removal of the Mark Centers Pool Property or any portion thereof (any such alteration, improvement, demolition or removal, a "Mark Centers Pool

Alteration") so long as (i) the Mark Centers Pool Borrower provides the mortgagee with prior written notice of any Mark Centers Pool Alteration which, when aggregated with all related Mark Centers Pool Alterations constituting a single project, involves an estimated cost exceeding the greater of the Mark Centers Pool Threshold Amount or $250,000 with respect to Mark Centers Pool Alterations being undertaken at a single Mark Centers Pool Property or $2,000,000 with respect to Mark Centers Pool Alterations being undertaken at all the Mark Centers Pool Properties at such time (in each case, a "Mark Centers Pool Material Alteration") and (ii) any Mark Centers Pool Alteration will not upon completion materially adversely (A) affect the value, use or operation of the affected Mark Centers Pool Property taken as a whole or (B) reduce the net operating income for such Mark Centers Pool Property from the level available immediately prior to commencement of such Mark Centers Pool Alteration. Any Mark Centers Pool Material Alteration is required to be conducted under the supervision of an independent architect and no Mark Centers Pool Material Alteration may be undertaken until 5 business days after there shall have been filed with the mortgagee, for information purposes only and not for approval by the mortgagee, detailed plans and specifications and cost estimates therefor, prepared by such independent architect. Notwithstanding anything to the contrary contained in the foregoing, no Mark Centers Pool Material Alteration nor any Mark Centers Pool Alterations which, when aggregated with all other Mark Centers Pool Alterations (other than Mark Centers Pool Material Alterations) then being undertaken by the Mark Centers Pool Borrower, exceeds the Mark Centers Pool Threshold Amount may be performed unless the Mark Centers Pool Borrower has first delivered to the mortgagee cash and cash equivalents and/or a letter of credit as security in an amount not less than the estimated cost of the Mark Centers Pool Material Alteration or the Mark Centers Pool Alterations in excess of $2,000,000.

   The Mark Centers Pool Borrower may not, without the consent of the mortgagee, amend, modify or waive the provisions of any tenant lease or terminate, reduce rents under or shorten the term of any tenant lease (x) in any manner which would have a material adverse effect on the applicable Mark Centers Pool Property taken as a whole, or (y) affecting 15,000 or more rentable square feet.

   Financial Reporting. The Mark Centers Pool Borrower is required to furnish to the mortgagee: (a) annually within 90 days after the end of each fiscal year, a copy of the Mark Centers Pool Borrower's year-end financial statement audited by Ernst & Young, LLP or another firm of nationally recognized, independent certified public accountants reasonably acceptable to the mortgagee; (b) annually within 45 days after each fiscal year, year-end unaudited financial statements; (c) quarterly within 45 days after the end of each calendar quarter, quarterly unaudited financial statements; (d) monthly within 20 days after the end of each calendar month, and quarterly (as to the preceding calendar quarter) within 45 days each calendar quarter, a complete rent roll; (e) annually within 45 days after the end of each calendar year, a summary of all capital expenditures made at each Mark Centers Pool Property during the prior 12-month period; and (f) promptly, such further information regarding the Mark Centers Pool Properties as the mortgagee may reasonably request. Concurrently with delivery of the financial statements to the mortgagee, the Mark Centers Pool Borrower is required to provide a copy of the foregoing items to the Rating Agencies. The Mark Centers Pool Borrower is also required to provide the mortgagee with updated information concerning the tax and insurance costs for the next succeeding fiscal year prior to the termination of each fiscal year.

WESTGATE MALL: THE BORROWER; THE PROPERTY

   The Loan. The Westgate Mall Loan was made by TIAA on December 13, 1996, and acquired by MSMC on June 18, 1997. The Westgate Mall Loan had a principal balance at the date it was refinanced by TIAA of $43,023,167.99 and has a principal balance as of the Cut-Off Date of approximately $42,681,517. The Westgate Mall Loan was made by TIAA to refinance prior TIAA loans in the same amount which were originated in 1986 and 1987. It is secured by, among other things, a Mortgage (the "Westgate Mall Mortgage") encumbering a regional mall known as the Westgate Mall, located in Fairview Park, Ohio (the "Westgate Mall Property").

   The Borrower. Westgate Joint Venture ("the Westgate Mall Borrower") is an Ohio general partnership whose purpose and business is acquiring, owning, developing, financing, refinancing, constructing, improving, operating, managing, renting, leasing, selling, exchanging and otherwise dealing in the real property comprising Westgate Mall and certain adjacent real property, and other related purposes. The general partners of the Westgate Mall Borrower are JG Westgate Ltd., an Ohio limited liability company (80%), Boykin Westgate Co., an Ohio general partnership (10%) and various trusts to which a 10% partnership interest initially held by Visconsi Westgate Co. was transferred upon the dissolution of Visconsi Westgate Co. The Westgate Mall Borrower owns no material assets other than the Westgate Mall Property and related interests. JG Westgate Ltd. is beneficially owned by The Richard E. Jacobs Group, Inc.

   The Property. The Westgate Mall Property was originally built in 1954 and remodeled and expanded at various times, most recently in 1996. The Westgate Mall Property is comprised of the Westgate Mall Borrower's fee simple interest in the Westgate Mall, an enclosed one-level, 3-anchor, regional mall located in the City of Fairview Park, Ohio, approximately eight miles from downtown Cleveland, Ohio. The Westgate Mall is anchored by Dillard's North, Dillard's South, and Kohl's and contains approximately 789,222 total square feet, of which approximately 225,553 square feet is mall store GLA, approximately 172,000 square feet is self-owned anchor store GLA, approximately 289,031 square feet is anchor store GLA in which tenants own the improvements thereon, approximately 67,343 square feet is outparcel GLA and approximately 35,295 square feet is outparcel GLA in which tenants own the improvements thereon. To the extent any improvements and related land are owned by the anchor tenants, only the portion of the property owned by the Westgate Mall Borrower secures the Westgate Mall Loan. The portion of the Westgate Mall that secures the Westgate Mall Loan consists of 617,222 square feet. Westgate Mall is situated on approximately 50.76 acres and contains approximately 3,719 parking spaces with cross utilization provided under reciprocal easement agreements with adjoining property owners. The ratio of parking spaces per 1,000 square feet of GLA is 4.71 to 1. An appraisal completed by Landauer Associates, Inc. on September 18, 1997, determined a market value of $65,000,000 for the Westgate Mall Borrower's ownership interest in the property.

   The table below summarizes the components of total square feet at the Westgate Mall Property as of June 30, 1997.

                                                        % OF
                                             GLA      TOTAL GLA
                                          --------- -----------
Self-Owned Anchor Stores
----------------------------------------
 Dillard's South ........................  172,000       21.8%
Anchor Stores (Anchor-Owned
Improvements)
 ---------------------------------------
 Dillard's North ........................  194,531       24.6
 Kohl's .................................   94,500       12.0
                                          --------- -----------
  Total Anchor Stores (Anchor-Owned
  Improvements) .........................  289,031       36.6%
Mall Store Space.........................  225,553       28.6
Outparcels ..............................   67,343        8.5
Outparcels (Tenant-Owned Improvements)  .   35,295        4.5
                                          --------- -----------
  GLA Total .............................  789,222      100.0%
                                          ========= ===========


   Location/Access. Fairview Park is located 10 miles west of Cleveland, Ohio, between Interstate Highways 90 and 480, two of the primary arterial roadways serving the Cleveland metropolitan area. The Westgate Mall Property is located in an in-fill location in the Cleveland suburb of Fairview Park, Ohio. The surrounding community is primarily single and multi-family residences. The property is located 0.5 miles south of Interstate 90, a primary transportation artery on Cleveland's west side, which provides east/west access to the site.

    Operating History. The following table shows certain information regarding the operating history of the Westgate Mall Property (see Underwritable Cash Flow definition):

                        ADJUSTED NET OPERATING INCOME

                                                                    UNDERWRITABLE
                            1994          1995           1996            NOI
                       ------------- -------------  ------------- ---------------
Revenues .............  $ 7,778,697    $ 8,192,137   $ 8,415,211     $ 8,380,267
Expenses .............   (2,406,279)    (2,645,815)   (2,898,619)     (2,793,983)
                       ------------- -------------  ------------- ---------------
 Net Operating Income   $ 5,372,418    $ 5,546,322   $ 5,516,592     $ 5,586,284
                       ============= =============  ============= ===============

   Occupancy History. The occupancy history for the mall store space of the Westgate Mall Property is as follows:

                      MALL STORES
                    PERCENT LEASED
                    --------------
Occupancy as of:
------------------
 June 30, 1997.....      88.5%
 December 31, 1996       92.9%

   Occupancy Costs. The ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants averaged approximately 13.5% for 1996.

    Tenant Sales. The Westgate Mall Property's historical mall store sales, anchor store sales and outparcels are summarized as follows:

                              SQUARE
                             FOOTAGE    ANNUAL 1995 SALES(1)   ANNUAL 1996 SALES(1)
                           ----------- --------------------- ----------------------
                                          TOTAL       PER        TOTAL       PER
                               1996       (000S)       SF       (000S)        SF
                           ----------- ----------  --------- -----------  ---------
Anchor Store Sales
-------------------------
 Dillard's North .........   194,531     $ 25,779     $133     $ 25,026      $129
 Dillard's South..........   172,000       18,375     $107       17,275      $100
 Kohl's ..................    70,875(2)     N/A       N/A        12,485(3)   $176
                           ----------- ----------  --------- -----------  ---------
   Total Anchor Store ....   437,406     $ 44,154     $120     $ 54,786      $125
                           =========== ==========  ========= ===========  =========
Mall Store Sales
 ------------------------
 Comparable Store.........   183,401     $ 45,419     $248     $ 44,995      $245
 Non-Comparable Store ....    33,197        3,471     $137(4)     3,892      $199(4)
                           ----------- ----------  --------- -----------  ---------
   Total Mall Store.......   216,598     $ 48,891     $234     $ 48,887      $241
                           =========== ==========  ========= ===========  =========
Outparcel Sales
 ------------------------
 Dillard's Home Store ....    60,000     $  4,909     $ 82     $  4,661      $ 78
 Longhorn Steak House ....     5,320        2,389     $449        2,270      $427
 Applebee's...............     5,001        2,678     $536        2,612      $522
 General Cinema...........    24,974        2,272     $ 91        2,184      $ 87
 Ohio Motorists Assoc.
  (7).....................     7,343        N/A       N/A         N/A        N/A
                           ----------- ----------  --------- -----------  ---------
   Total Outparcel........   102,638     $ 12,249     $129     $ 11,727      $123
                           =========== ==========  ========= ===========  =========
Gross Sales--Anchors,
Mall Stores and Outparcels.              $105,293              $115,400
                                       ==========            ===========

------------
(1) Based on the December 31, 1996 sales report. Information is based solely upon the sales figures provided by the Westgate Mall Borrower from data provided by the tenants.

(2) Actual Kohl's square footage is 94,500. Square footage of 70,875 reflects average square footage for 1996 based on Kohl's April 1996 open date.

(3) Kohl's 1996 sales of $12,484,500 are actual sales for the period April through December 1996.

(4) Non-comparable store tenants may not be in occupancy for a full calendar year and therefore non-comparable sales per square foot may not be reflective of full year sales per square foot.

    Mall Stores. The Westgate Mall Property tenant base is primarily comprised of national retailers such as Ann Taylor, Bath and Body Works, The Limited, Victoria's Secret, Lerner New York, Lane Bryant, Express, Gap Kids, The Gap, Foot Locker, American Eagle and Waldenbooks. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

   The following table shows certain information regarding the ten largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):

  TEN LARGEST MALL STORE AND ANCHOR TENANTS BASED ON ANNUALIZED BASE RENT(1)

                                                                                         % OF TOTAL
TENANT OR TENANT                                    TENANT    % OF TOTAL    ANNUALIZED   ANNUALIZED   ANNUALIZED BASE RENT
PARENT COMPANY                   STORE NAME           GLA         GLA       BASE RENT     BASE RENT          PER SF
-------------------------  ---------------------- ---------  ------------ ------------  ------------ --------------------
The Limited Inc.           Bath and Body Works       45,347       20.1%     $  811,340       18.8%           $17.89
                           Compagnie Int. Express
                           Lane Bryant
                           Lerner New York
                           Limited Too
                           Structure
                           The Limited
                           Victoria's Secret

The Gap Inc.               Baby Gap                  12,386        5.5         291,668        6.8             23.55
                           Gap Kids
                           The Gap

Woolworth Corp.            Foot Locker               12,209        5.4         190,836        4.4             15.63
                           Koenig Sporting Goods

Consolidated Stores Inc.   All for One                7,388        3.3         162,798        3.8             22.04
                           Kay-Bee Toy and Hobby

Sterling Inc.              Rogers Jewelers            2,789        1.2         158,061        3.7             56.67
                           J.B. Robinson Jewelers

Borders Group Inc.         Waldenbooks/Waldenkids     7,018        3.1         140,354        3.3             20.00

Camelot Music Inc.         Camelot Music              3,239        1.4         129,540        3.0             40.00

The Bombay Company         The Bombay Company         4,120        1.8         107,131        2.5             26.00

Cozad's Hallmark           Cozad's Hallmark           3,112        1.4         102,680        2.4             33.00

Gantos Inc.                Gantos                     6,080        2.7          97,280        2.3             16.00
                                                  ---------  ------------ ------------  ------------ --------------------
 Total/Weighted Average                             103,687       46.0%     $2,191,689       50.9%           $21.14
  (10 Largest)
Remaining (excluding                                 95,925       42.5       2,115,135       49.1             22.05
 non-owned anchors)
Vacant Space                                         25,941       11.5               0        0.0                 0
                                                  ---------  ------------ ------------  ------------ --------------------
 Total (excluding                                   225,553      100.0%     $4,306,824      100.0%           $21.58(2)
  non-owned anchors)
                                                  ---------  ============ ------------  ============ --------------------
Dillard Dept. Stores Inc.  Dillard's North          194,531                    750,000                         3.86
Kohl's Dept. Stores Inc.   Kohl's                    94,500                    206,000                         2.18
                                                  ---------  ------------ ------------  ------------ --------------------
 Total (including                                   514,584                 $5,262,824                       $10.77(2)
  non-owned anchors)
                                                  =========               ============  ============ ====================

------------
(1)    Based on June 30, 1997 rent roll.

(2)    Does not include vacant and open expiration square footage.

    Mall Store Lease Expiration. The following table shows scheduled lease expirations of mall store GLA at the Westgate Mall Property as of June 30, 1997, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date.(1) See "--Anchor Stores" below for anchor lease or REA expirations.

                          LEASE EXPIRATION SCHEDULE

                      NUMBER OF                           CUMULATIVE                  ANNUAL                  CUMULATIVE
                       LEASES     EXPIRING   PERCENT OF   PERCENT OF   ANNUALIZED   BASE RENT    PERCENT OF   PERCENT OF
  YEAR EXPIRATION     EXPIRING       SF          SF       BASE RENT    BASE RENT      PER SF     BASE RENT    BASE RENT
------------------- ----------- ---------- ------------ ------------ ------------ ------------ ------------ ------------
Vacant..............               25,941       11.50%       11.50%    $        0     $ 0.00         0.00%        0.00%
No expiration date .      1           100        0.04        11.55%           500       5.00         0.01         0.01%
1997................      4         8,373        3.71        15.26%        98,946      11.82         2.30         2.31%
1998................     10        12,314        5.46        20.72%       401,967      32.64         9.33        11.64%
1999................      8        17,892        7.93        28.65%       337,271      18.85         7.83        19.47%
2000................     16        15,500        6.87        35.52%       534,915      34.51        12.42        31.89%
2001................     12        38,546       17.09        52.61%       813,827      21.11        18.90        50.79%
2002................      6        14,054        6.23        58.84%       293,395      20.88         6.81        57.60%
2003................      2         4,323        1.92        60.76%        59,208      13.70         1.37        58.98%
2004................      3         7,013        3.11        63.87%       155,226      22.13         3.60        62.58%
2005................      8        41,808       18.54        82.40%       791,024      18.92        18.37        80.95%
2006................      5        21,417        9.50        91.90%       488,699      22.82        11.35        92.29%
2007 or Later.......      5        18,272        8.10       100.00%       331,846      18.16         7.71       100.00%
                    ----------- ---------- ------------              ------------ ------------ ------------
 Total/Weighted
  Avg...............     80       225,553      100.00%                 $4,306,824     $21.58(2)    100.00%
                    =========== ========== ============ ============ ============ ============ ============

------------
(1)    Based on the June 30, 1997 rent roll.

(2)    Does not include vacant square footage.

   Anchor Stores. The following table shows certain information for each of Westgate Mall's anchor tenants (and each respective corporate parent):

                               CREDIT RATING OF
                                    PARENT                     ANCHOR-                         OPERATING
                                  COMPANY(1)                    OWNED/           LEASE         COVENANT           REA
ANCHORS       PARENT COMPANY    (S&P/MOODY'S)      GLA        COLLATERAL     EXPIRATION(2)   EXPIRATION(3)    TERMINATION
----------- ----------------- ----------------  --------- ----------------  -------------- ---------------  --------------
DILLARD'S     DILLARD DEPT.
 NORTH         STORES INC.          A+/A2        194,531    COLLATERAL(4)     7/31/2017        7/31/2017(5)   5/31/2017(5)
DILLARD'S     DILLARD DEPT.
 SOUTH         STORES INC.          A+/A2        172,000     ANCHOR-OWNED             N/A     12/31/2000(5)     PERPETUAL
               KOHL'S DEPT.
KOHL'S         STORES, INC.        BBB/BAA1       94,500    COLLATERAL(4)     6/30/2036(5)     6/30/2016(5)           N/A

------------
(1)    Reflects long-term debt rating as of September 22, 1997.

(2)    Includes initial term and options identified in the lease.

(3) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.

(4) Represents collateral in which the anchor owns the improvements thereon.

(5) Based on the latest required term commencement date of the lease. The actual commencement date and expiration date may be earlier.

   Operating Agreement. The Reciprocal Operating Agreement (the "Associated-Higbee ROA") dated June 3, 1986 by and among the Westgate Mall Borrower, Associated Dry Goods Corporation ("Associated") and The Higbee Company ("Higbee") contains operating covenants affecting the operation of the anchor stores in the Westgate Mall. The Associated-Higbee ROA, in part, requires that (i) Higbee operates a retail department store at the Westgate Mall until December 31, 2000 under the name "Higbee" or such other name as may then be used to identify the chain operating under such name (Dillard's South), or for as long as (ii) Associated operates a retail department store at the Westgate Mall under the name "Horne's" or such other name as may then be used to identify the chain operating under such name (Dillard's

North) (subject to certain lease terms). The Westgate Mall Borrower is required to continuously operate the Westgate Mall as a shopping center having a minimum of 160,000 square feet of floor area for a term of 20 years after the opening of the Westgate Mall. If such requirements are not met and the Westgate Mall Borrower fails to cure such default within 12 months after notice thereof, each of Dillard's South and Dillard's North shall be relieved of its operating covenant after notice of the intention to cease operating is provided to the Westgate Mall Borrower.

   The Lease to Kohl's Department Store, Inc. ("Kohl's") (the "Kohl's Lease") dated July 28, 1995 by and between the Westgate Mall Borrower as landlord and Kohl's as tenant contains operating covenants. The Kohl's Lease, in part, requires that (i) Kohl's operates a retail department store under the name "Kohl's" at the Westgate Mall until June 30, 2016, and (ii) thereafter Kohl's remains obligated to operate a retail department store for the remainder of the lease term for as long as at least one other department store is then operating or obligated to operate.

   Market Overview and Competition. According to the September 18, 1997 Landauer Associates, Inc. appraisal, the Westgate Mall Property trade area (estimated by Landauer Associates, Inc. to be a 10-mile radius), is estimated, as of 1996, to have 640,546 people in approximately 263,028 households with an average household income of $41,680. These estimates represent a compound annual growth rate from 1990 to 1996 of .06%, .52% and 2.03%, respectively.

   Including the Westgate Mall Property, there are a total of five super-regional and regional malls located in west and south suburban Cleveland.

   The following table shows an overview of the competition to the Westgate Mall Property:

                                                     APPROXIMATE DISTANCE
                        YEAR BUILT/       OWNER/         FROM WESTGATE         ANCHORS/          SIZE
 MALL/RETAIL PROPERTY    RENOVATED      MANAGEMENT          (MILES)           MALL STORES        (SF)
---------------------  ------------- --------------  -------------------- -----------------  -----------
Subject Property
----------------
  Westgate Mall          1954/1996   The Richard E.                       Dillard's (North)     194,531
                                     Jacobs Group                         Dillard's (South)     172,000
                                                                          Kohl's                 94,500
                                                                          Mall Stores           225,553
                                                                          Outparcels            102,638
                                                                                             -----------
                                                                           Total                789,222
Competition
-----------
  Parmatown Mall              1956   Forest City               8          Dillard's             189,958
                                     Enterprises                          JC Penney             157,414
                                                                          Kaufmann's            297,997
                                                                          Mall Stores           654,631
                                                                                             -----------
                                                                           Total              1,300,000

  Great Northern Mall         1976   CGR Advisors              4          JC Penney             165,638
                                                                          Kaufmann's            222,854
                                                                          Sears                 173,702
                                                                          Mall Stores           329,285
                                                                                             -----------
                                                                           Total                891,479

  South Park Center           1996   The Richard E.           10          JC Penney                 N/A
                                     Jacobs Group                         Sears                     N/A
                                                                          Dillard's                 N/A
                                                                          Kaufmann's                N/A
                                                                          Mall Stores               N/A
                                                                                             -----------
                                                                           Total              1,384,555

  Midway Mall                 1966   The Richard E.           13          Dillard's                 N/A
                                     Jacobs                               JC Penney                 N/A
                                     Group                                Kaufmann's                N/A
                                                                          Sears                     N/A
                                                                          Mall Stores               N/A
                                                                                             -----------
                                                                           Total              1,184,004

------------
Source: Landauer Associates, Inc.

    Environmental Report. A Phase I site assessment, dated August 22, 1997, was performed on the Westgate Mall Property. The Phase I assessment did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Neverthless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loan--Environmental Law Considerations."

   Engineering Report. A Property Condition Report was completed on the Westgate Property on November 25, 1996 by a third party due diligence firm. The Property Condition Report concluded that the Westgate Property was generally in good physical condition and identified approximately $505,900 in deferred maintenance requirements.

   Property Management. The manager of the Westgate Mall Property is JG Shopping Center Management LLC (the "Westgate Mall Manager"), an affiliate of The Richard E. Jacobs Group, which is also the beneficial owner of JG Westgate Ltd., the 80% general partner of the Westgate Mall Borrower, pursuant to a management agreement, dated January 1, 1997 (the "Westgate Mall Management Agreement"), between the Westgate Mall Manager and the Westgate Mall Borrower. The Westgate Mall Management Agreement provides for (i) a management fee of 5% of all revenues received from tenants or occupants of and income from facilities within the improvements on the Westgate Mall Property. In addition, certain affiliates of the Westgate Mall Borrower provide leasing services for leasing commissions equal to 3% of total fixed minimum rent over the lease term for initial and replacement leases, and 2% of the total fixed minimum rent over the lease term for renewal leases.

   The Westgate Mall Management Agreement is for a term ending December 31, 2006, with automatic extensions on a yearly basis unless election by either party to terminate the agreement as of the next succeeding December 31 is given to the other party not later than November 1 of that year. The Westgate Mall loan documents do not provide the mortgagee with any right to replace or terminate the Westgate Mall Manager.

   The Westgate Mall Manager is affiliated with the Richard E. Jacobs Group, Inc., which is also the beneficial owner of the 80% general partner of the Westgate Mall Borrower. In the industry trade publication Shopping Center World (March 1996), the Richard E. Jacobs Group, Inc. has been ranked as the 6th largest retail property manager in the nation, with approximately 38,295,968 square feet under management.

 WESTGATE MALL: THE LOAN

                    CERTAIN WESTGATE MALL LOAN STATISTICS

                    LOAN PER         LOAN TO                       REFINANCING
                SQUARE FOOT (1)  VALUE RATIO (2) ACTUAL DSCR (3)    DSCR (4)
                --------------- ---------------  --------------- -------------
Cut-Off Date          $143            65.7%           1.20x           1.39x
At Maturity           $120            55.2%           1.44x           1.65x

------------
(1) Based on the 292,896 square feet of GLA securing the Westgate Mall loan (617,222 collateral square feet net of square footage to tenants which own their improvements), and the Cut-Off Date Principal Balance or Balloon Balance, as applicable, adjusted for tenants which own their improvements.

(2) Based on the September 18, 1997 Landauer Associates, Inc. appraised market value and the Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $5,321,105 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Westgate Mall Loan during the 12 months following the Cut-Off Date, and in the case of Maturity Date Actual DSCR, 12 months of debt service on the Westgate Mall Loan assuming a balance equal to the Balloon Balance, a coupon equal to the Westgate Mall Interest Rate and an amortization term equal to 300 months.

(4) Based on (a) Underwritable Cash Flow of $5,321,105 and (b) in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Cut-Off Date Principal Balance of the Loan, and in the case of Maturity Date Refinancing DSCR an annual debt service payment equal to 9.0% of the Balloon Balance.

   Security. The Westgate Mall Loan is a non-recourse loan, secured only by the fee estate of the Westgate Mall Borrower in the Westgate Mall Property and certain other collateral (including, without limitation, an assignment of leases and rents). The mortgagee is the insured under a title insurance policy issued by Chicago Title Insurance Company, Inc., insuring that the Westgate Mall Mortgage is a valid and enforceable first lien on the Westgate Mall Property subject to the exceptions listed therein.

   Payment Terms. The Westgate Mall Loan matures on December 1, 2006 (the "Westgate Mall Maturity Date") and bears interest at a fixed rate per annum equal to 9.25% (the "Westgate Mall Interest Rate"). The Westgate Mall Loan does not specify the day count fraction to be used to calculate interest; however, the Westgate Mall Loan has been serviced as if such Note provided for interest on the Westgate Mall Loan to be calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Westgate Mall Loan is the first business day of each month, and there is a five day grace period after the mailing or actual communication of notice to the borrower for a default in payment of principal or interest. The Westgate Mall Loan requires equal monthly payments of principal and interest in the sum of $368,442.60 (based on a 300-month amortization schedule and the Westgate Mall Interest Rate). On the Westgate Mall Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the loan documents, is required. The principal balance of the Westgate Mall Loan on the Westgate Mall Maturity Date, based on scheduled amortization will be $35,890,982.

   If the Westgate Mall Borrower fails to pay any monthly installment of principal or interest within 4 days after the payment date due, it is required to pay a late payment charge in an amount equal to 5% of the amount of such installment. Upon the occurrence of any event of default and acceleration of the Westgate Mall Loan, or upon failure to repay the principal of the Westgate Mall Loan at the Westgate Mall Maturity Date, the entire unpaid principal amount of the Westgate Mall Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and
(b) the Westgate Mall Interest Rate plus 3% (the "Westgate Mall Default
Rate").

   Prepayment. Voluntary prepayment is prohibited under the Westgate Mall Loan prior to December 1, 2000. Thereafter, the Westgate Mall Loan may be voluntarily prepaid in whole, but not in part, on any payment date upon payment of a prepayment premium (the "Westgate Mall Yield Maintenance Premium") equal to the greater of (a) 2% of the unpaid principal balance for the period from December 1, 2000 through November 31, 2001, 1.5% of the unpaid principal balance for the period December 1, 2002 through November 31, 2003, and 1% of the unpaid principal balance for the period December 1, 2003 through September 30, 2006, and (b) an amount (the "Westgate Mall Yield Maintenance Amount") equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance as of the date of such prepayment (including any final installment of principal payable on the Westgate Mall Maturity Date) from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest determined by discounting such payments at a discount rate equivalent to 0.50% plus the Westgate Mall Discount Rate. The "Westgate

Mall Discount Rate" means a rate equal to the yield of U.S. Treasury obligations to be selected by the mortgagee, as published by the Bloomberg News Service two weeks prior to prepayment, having a maturity date corresponding to the original maturity date of the Westgate Mall Loan. Notwithstanding the foregoing, the Westgate Mall Loan may be prepaid without a prepayment premium commencing on September 1, 2006.

   Principal prepayments on the Westgate Mall Loan must be made, at the mortgagee's option, upon acceleration of the loan following the occurrence of an event of default. Prepayments made following an event of default will be subject to the payment of a prepayment premium equal to the greater of (a) 3% of the unpaid principal balance of the Westgate Mall Note on the date of prepayment, or (b) the Westgate Mall Yield Maintenance Amount, provided, however, that the discount rate used to calculate such amount shall be the Westgate Mall Discount Rate, less 50 basis points.

   To the extent that the Westgate Mall Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of the Westgate Mall Property under the Westgate Mall Loan, the mortgagee has the option to apply such proceeds to prepay the Westgate Mall Loan. No yield maintenance premium is required to be paid in connection with any prepayment resulting from the application of insurance proceeds or condemnation proceeds.

   Lockbox and Reserves. The Westgate Mall Mortgage requires monthly impounds of 1/12th of the annual amount of taxes, assessments, water, sewer, governmental payments and insurance premiums. In connection therewith, the Westgate Mall Borrower has executed and delivered to the mortgagee a Real Estate Tax Pledge Agreement, dated December 13, 1996 (the "Westgate Mall Tax Agreement"), providing for the impounding of property taxes (the "Westgate Mall Tax Impound"). The Westgate Mall Tax Impound is held by Key Trust Company of Ohio, NA, a national bank (the "Westgate Mall Escrow Holder") in an interest bearing escrow account in the name of the mortgagee, which account is pledged to the mortgagee as additional collateral for the Westgate Mall Loan. The Westgate Mall Tax Agreement does not provide for the impounding of insurance premiums. The Westgate Mall Loan documents do not provide for any lock boxes or collection accounts except for the tax impound.

   In addition to the foregoing escrow, the Westgate Mall Mortgage grants to the mortgagee the right at any time to have an independent engineer or other qualified expert survey the adequacy of the maintenance of the Westgate Mall Property. If any deficiencies in maintenance are found, the Westgate Mall Borrower is obligated within 60 days after written demand to deposit with the mortgagee a sum equal to the estimated costs of repairs and replacements together with the costs of the inspection.

   Transfer of Property and Interest in Borrower; Encumbrance; Other
Debt. The Westgate Mall Borrower is generally prohibited from transferring or encumbering the Westgate Mall Property. The Westgate Mall Loan also generally prohibits the transfer of any interest in the Westgate Mall Borrower without the prior written consent of the mortgagee. However, mortgagee's consent is not required with respect to certain transfers of the Property or certain transfers of direct or indirect beneficial interests in the Westgate Mall Borrower, provided that (i) at least 30 days' prior written notice shall be received by the mortgagee and (ii) no event of default shall have occurred and be continuing as of the date of such notice or the date of such transfer. Without the consent of the mortgagee, the Westgate Mall Property may be conveyed to or otherwise become part of a Real Estate Investment Trust consisting of the real estate assets of The Richard E. Jacobs Group, Inc. (the "Jacobs Group REIT"), and the Westgate Mall Loan may be assumed by the entity to which the Westgate Mall Property is conveyed in connection with the Jacobs Group REIT. In addition, so long as the Westgate Mall Property is managed by (i) the Westgate Mall Manager or (ii) a similar management company affiliated with the Richard E. Jacobs Group, Inc., as approved by the mortgagee, or (iii) the Jacobs Group REIT or an affiliate of the Jacobs Group REIT, the following additional transfers are permitted without the mortgagee's consent:

     (a) Any transfer of the Westgate Mall Property by the Westgate Mall Borrower to any entity in which Jacobs Realty Investors Limited Partnership ("JRILP"), Richard E. Jacobs, The Richard E. Jacobs Trust dated April 23, 1987 (the "REJ Trust"), or The David H. Jacobs Trust dated August 24, 1987 (the "DHJ Trust"), or any of them in the aggregate, directly or indirectly own not less than 51% of each of the capital, income and loss and voting interests;

     (b) Any transfer to JRILP, Richard E. Jacobs, the REJ Trust or the DHJ
         Trust;

     (c) Any transfer of any direct or indirect interest in the Westgate Mall Borrower owned at the time of such transfer by JRILP, Richard E. Jacobs, the REJ Trust or the DHJ Trust, if such transfer (i) occurs by reason of the death or disability of Richard E. Jacobs or a beneficiary of the REJ Trust or DHJ Trust or (ii) is to a trust or other entity owned or controlled by, or benefiting, one or more of JRILP, Richard E. Jacobs, the REJ Trust, the DHJ Trust or members of the immediate family of Richard E. Jacobs or David H. Jacobs;

      (d) Any transfer of any direct or indirect interest in Westgate Mall Borrower so long as after such transfer, JRILP, Richard E. Jacobs, the REJ Trust, the DHJ Trust or any trust created for the benefit of members of the immediate family of Richard E. Jacobs or David H. Jacobs, the adult members of the immediate family of Richard E. Jacobs or David H. Jacobs, or any of them, in the aggregate, directly or indirectly own not less than 51% of each of the capital, income and loss, and voting interests in the Westgate Mall Borrower;

     (e) Any transfers of beneficial interest in or any transfers of all or a portion of its interest in Westgate Mall Borrower by any of the DAV-JVJ Trust under Agreement dated January 4, 1993, the Tom Visconsi Trust, the Olsen Family Trust, the C.P.M. Rini Trust or the Vince Vermes Trust; or

     (f) Transfers of any portions of partnership interest in or any transfer of all or a portion of its interest in Westgate Mall Borrower by Boykin Westgate Co., an Ohio general partnership.

   The Westgate Mall Loan documents do not require such permitted transferees to assume the Westgate Mall Loan or pay any assumption fee in connection with such transfer.

   In addition, as described below under "Right of First Refusal," the Westgate Mall Property may be sold to certain institutional transferees if the mortgagee fails to exercise the option to purchase described under such heading.

   The Westgate Mall Mortgage prohibits the Westgate Mall Borrower from further encumbering or suffering to exist any lien against all or any portion of the Westgate Mall Property other than the Westgate Mall Mortgage. The Westgate Mall Loan documents do not contain other restrictions on the Westgate Mall Borrower's right to incur indebtedness.

   Right of First Refusal. The Westgate Mall Mortgage contains a right of first refusal whereby the Westgate Mall Mortgagee is given the right to elect to purchase the Westgate Mall Borrower's interest in the Westgate Mall Property on the same terms and conditions as any bona fide offer received by the Westgate Mall Borrower from a purchaser meeting certain "suitability standards". The mortgagee must exercise the option within 45 days after receiving written notice and a copy of the sales contract, together with sufficient information to determine whether the purchaser meets the suitability standards. If the mortgagee declines to exercise the right of first refusal, the Westgate Mall Borrower may sell the Westgate Mall Property under the same terms as the contract, provided that the mortgagee has determined that such buyer (i) has a net worth of at least $100,000,000, (ii) is a responsible developer or manager of regional shopping centers engaged in the business of operating enclosed mall shopping centers containing a total of not less than 5 million square feet of gross leaseable area or is a "Westgage Mall Institutional Investor" (as defined below), (iii) if required under the purchase contract, the buyer has expressly assumed the obligations of the developer under any operating agreements and as landlord under the leases, and (iv) Richard E. Jacobs and The David H. Jacobs Trust have ratified their environmental indemnities or provided a substitute environmental indemnity. "Westgate Mall Institutional investor" is defined as a commercial bank, charitable foundation, insurance company, real estate investment trust, pension fund or investment advisor registered under the Investment Advisors Act of 1940.

   Insurance. The Westgate Mall Borrower is obligated to insure the Westgate Mall Property against loss or damage by, and abatement of rental income resulting from, fire and such other hazards, casualties, and contingencies (including, but not limited to war risk insurance, if available, and earthquake and sink hole insurance) in such amounts (but never less than the full replacement costs) and for such periods as the mortgagee reasonably requires, but not in amounts exceeding any limitations imposed by law. The Westgate Mall Borrower is also obligated to carry and maintain such liability and indemnity insurance (including, but not limited to, water damage and so called assumed and contractual liability insurance) as the mortgagee requires from time to time.

   Casualty and Condemnation. The mortgagee is obligated to make insurance and condemnation proceeds available for restoration of the Westgate Mall Property if (i) there exist no defaults under the Westgate Mall Loan documents, (ii) all leases continue in effect, (iii) the mortgagee shall first be given satisfactory proof that such improvements have been fully restored or that by the expenditure of such money will be fully restored free and clear of liens, (iv) the Westgate Mall Borrower deposits any shortfall of funds necessary to complete the restoration, (v) the Westgate Mall Borrower obtains waiver of rights of subrogation on insurance policies, and (vi) that the aggregate minimum monthly rental payable thereafter under all leases shall not be less than the sum of one-twelfth of the annual premiums for insurance, one twelfth of the annual taxes and assessments, and the monthly installments of principal and interest or otherwise if less than such sum, then so much insurance proceeds shall first be applied upon the said indebtedness without giving rise to any pre-payment premium, so that upon payment monthly of an amount equal to such aggregate monthly minimum rentals, when applied monthly to pro-rata ground rent, if any, taxes and assessments and insurance premiums, then to interest and the balance to principal will service the remaining principal balance at an annual constant rate of 10.277% in which later event the monthly installment under the Westgate Mall Note shall be reduced accordingly. In the event any of the above conditions are not satisfied, the mortgagee may apply the insurance proceeds or condemnation award to the Westgate Mall Loan, without premium or penalty.

   The Westgate Mall Loan Documents do not specifically require that the Westgate Mall Borrower repair the Westgate Mall Property following a casualty or condemnation. The Westgate Mall Borrower is, however, obligated to keep and maintain the Westgate Mall Property in thorough repair and condition, make all replacements necessary to keep the Westgate Mall Property in continuous good condition, and effect such other repairs as the mortgagee reasonably requires.

   Approval Rights. The Westgate Mall Borrower is not permitted to alter, remove or demolish any of the improvements without the mortgagee's written consent. The Westgate Mall Borrower is not permitted to enter into any lease, sublease, license or other agreement affecting the use, occupancy or utilization of all or any portion of the Westgate Mall Property securing the Westgate Mall Loan without mortgagee's express prior written approval.

   Financial Reporting. Within 120 days following the expiration of each fiscal year, Westgate Mall Borrower is obligated to provide financial statements showing all earnings and expenses since the last such statement, prepared by an independent certified public accountant in accordance with generally accepted accounting principles, and verified by the affidavit of the Westgate Mall Borrower. The financial statements are to show all sales made on the premises and a rent roll if so requested by the mortgagee. In addition, the Westgate Mall Borrower is obligated to furnish the foregoing financial statements within 30 days after demand therefore by the mortgagee, and provide such other financial information that the Westgate Mall Mortgagee shall reasonably require.

 WESTSHORE MALL: THE BORROWER; THE PROPERTY

   The Loan. The Westshore Mall Loan was originated by Secore and acquired by MSMC on January 31, 1997. The Westshore Mall Loan had a principal balance at origination of $21,000,000 and has a principal balance as of the Cut-Off Date of approximately $20,900,775. It is secured by, among other things, a first lien Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits (the "Westshore Mall Mortgage") encumbering a regional mall located in Holland, Michigan (the "Westshore Mall Property").

   The Borrower. Westshore Properties, L.L.C. (the "Westshore Mall Borrower") is a special purpose Delaware limited liability company whose purpose is limited to owning and operating the Westshore Mall Property. The managing member of the Westshore Mall Borrower is Ivanhoe Wilmorite Westshore, Inc., a special purpose Delaware corporation whose purpose is limited to serving as the managing member of the Westshore Mall Borrower and engaging in related activities. The Westshore Mall Borrower is indirectly owned by Ivanhoe, Inc. (85%), the real estate group of the Canadian pension fund Caisse de Depot et Placement du Quebec ("Ivanhoe") and by Wilmorite, Inc. (15%) ("Wilmorite").

   The Property. The Westshore Mall Property was originally built in 1988. The Westshore Mall Property is comprised of the Westshore Mall Borrower's fee simple interest in the Westshore Mall, an enclosed, single-level, 4-anchor regional mall, located in the City of Holland, Ottawa County, Michigan. The Westshore Mall Property is anchored by JC Penney, Sears, Younkers and Steketee's and contains approximately 473,619 total square feet, of which approximately 213,817 square feet is anchor GLA, 143,034 square feet is mall store GLA, approximately 105,757 square feet is an adjacent Target-anchored strip center, and approximately 11,011 square feet is outparcel GLA as to which tenants own the improvements thereon. The portion of Westshore Mall that secures the Westshore Mall Loan consists of 393,949 square feet (including anchor stores, mall stores, outparcels, and community shopping center stores, other than Target). The Westshore Mall is situated on approximately 51.4 acres and contains approximately 2,292 surface parking spaces. The ratio of parking spaces per 1,000 square feet of GLA is 4.84 to
1. An appraisal completed by Landauer Associates, Inc. on December 31, 1996 determined a market value of $33,000,000 for the Westshore Borrower's ownership interest in the property.

   The table below summarizes the components of total square feet at the Westshore Mall Property as of July 1, 1997.

                                                       % OF
                                            GLA      TOTAL GLA
                                         --------- -----------
Anchor Stores
---------------------------------------  --------- -----------
 Younkers ..............................   69,148       14.6%
 Sears .................................   52,515       11.1
 JC Penney .............................   51,399       10.9
 Steketee's ............................   40,755        8.6
                                         --------- -----------
  Total Anchor Stores ..................  213,817       45.1%
Self-Owned Community Center Anchor
 Store
---------------------------------------
 Target.................................   79,670       16.8%
Mall Store Space .......................  143,034       30.2
Non-Target Community Shopping Center  ..   26,087        5.5
Outparcels (Tenant-Owned Improvements) .   11,011        2.3
                                         --------- -----------
  GLA Total ............................  473,619      100.0%
                                         ========= ===========

   Location/Access. The Westshore Mall Property is located in an in-fill area of Holland, Michigan. Holland is a west Michigan community located approximately 35 minutes south of Grand Rapids. Holland is an employment and population center for Ottawa County. Area employers include Haworth, Herman Miller, Prince Corporation and Donnelley Corporation. Access to the site is provided by U.S. Route 31, a primary north/south thoroughfare to the community.

    Operating History. The following table shows certain information regarding the operating history of the Westshore Mall Property (see Underwritable Cash Flow definition):

                        ADJUSTED NET OPERATING INCOME

                                                                    UNDERWRITABLE
                            1994          1995           1996            NOI
                       ------------- -------------  ------------- ---------------
Revenues..............  $ 5,038,171    $ 4,656,406   $ 5,185,601     $ 5,118,829
Expenses..............   (2,051,082)    (1,571,771)   (1,733,301)     (1,754,610)
                       ------------- -------------  ------------- ---------------
 Net Operating
 Income...............  $ 2,987,089    $ 3,084,635   $ 3,452,300     $ 3,364,219
                       ============= =============  ============= ===============


   Occupancy History. The occupancy history for the mall store space of the Westshore Mall Property is as follows:

                      MALL STORES
                    PERCENT LEASED
                    --------------
Occupancy as of:
------------------
 June 30, 1997  ...      95.3%
 December 31, 1996       95.3%

   Occupancy Costs. According to Landauer Associates, Inc., the estimated ratio of the average occupancy cost per square foot (i.e., minimum rent, percentage rent, real estate taxes, insurance and common area maintenance charges) to the comparable sales per square foot for mall store tenants averaged approximately 11.33% for 1997.

   Tenant Sales. The Westshore Mall Property's historical mall store sales, anchor store sales and outparcel sales are summarized as follows:

                                                                ANNUAL 1995
                                                      SF          SALES(1)       ANNUAL 1996 SALES(1)
                                                  --------- ------------------- --------------------
                                                               TOTAL      PER      TOTAL      PER
                                                     1996     (000S)      SF      (000S)       SF
                                                  --------- ---------  -------- ---------  ---------
Anchor Store Sales

 JC Penney.......................................   51,399    $ 8,981   $  175    $    NA(2) $   NA(2)
 Sears...........................................   52,515     12,835      244     12,892       246
 Younkers........................................   69,148      9,885      143     10,482       152
 Steketee's......................................   40,755      3,452       85      3,339        82
                                                  --------- ---------  -------- ---------  ---------
  Total Anchor Store.............................  213,817    $35,154   $  164    $26,714    $  164(3)
                                                  =========            ========            =========

Mall Store Sales

 Comparable Store................................  127,027    $28,905   $  228    $28,806    $  227
 Non-Comparable Store............................   13,954      2,167      155(4)   2,988       214(4)
 Drug/Food Market Stores.........................      150        184    1,229        180     1,201
 Entertainment...................................    5,355        375       70        367        68
                                                  --------- ---------  -------- ---------  ---------
  Total Mall Store...............................  146,486    $31,632   $  216    $32,341    $  221
                                                  =========            ========            =========

Outparcel Sales

  Total Outparcel................................   22,100    $ 1,789   $80.94    $ 1,812    $81.97
                                                  =========            ======== ---------  =========

Gross Sales--Anchors, Mall Stores and Outparcels              $68,574             $60,866
                                                            =========           =========

------------
(1) Based on the September 30, 1996 sales report. The 1996 sales listed above are based on rolling 12-month sales data in the report. Information is based solely upon the sales figures provided by the Westshore Mall Borrower from data provided by the tenants.

(2) The 1996 JC Penney rolling 12-month sales are not reported in the September 30, 1996 sales report.

(3) Based on anchor store square footage, net of JC Penney, which did not report sales in the September 30, 1996 sales report.

(4) Non-comparable store tenants may not be in occupancy for a full calendar year and therefore non-comparable sales per square foot may not be reflective of full year sales per square foot.

    Mall Stores. The Westshore Mall Property tenant base is primarily comprised of a mix of national retailers such as The Limited, Lerner New York, Lane Bryant, WaldenBooks, Kinney Shops and Northern Reflections. The retail leases usually provide for minimum rents, percentage rents based on gross sales and the recovery from tenants of a portion of common area expenses, real estate taxes and other property related costs.

   The following table shows certain information regarding the ten largest mall store tenants by Annualized Base Rent (percentage rent and tenant reimbursement obligations are not included):

  TEN LARGEST MALL STORE AND ANCHOR TENANTS BASED ON ANNUALIZED BASE RENT(1)

                                                                                     % OF TOTAL
TENANT OR TENANT                                TENANT    % OF TOTAL    ANNUALIZED   ANNUALIZED   ANNUALIZED BASE RENT
PARENT COMPANY                STORE NAME          GLA         GLA       BASE RENT     BASE RENT          PER SF
-----------------------  -------------------- ---------  ------------ ------------  ------------ --------------------
The Limited Inc.         Bath and Body Works     22,178       15.5%     $  320,918       14.3%           $14.47
                         Express
                         Lane Bryant
                         Lerner New York
                         The Limited

Woolworth Corp.          Afterthoughts            9,840        6.9         191,751        8.6             19.49
                         Foot Locker
                         Kinney Shoes
                         Lady Foot Locker
                         Northern Reflections

Maurice's Inc.           Maurice's                5,428        3.8          86,034        3.8             15.85
Deb Shops Inc.           Deb                      5,911        4.1          82,262        3.7             13.92
County Seat Stores Inc.  County Seat              3,535        2.5          78,300        3.5             22,15
J.J. Finnegan's          J.J. Finnegan's          5,995        4.2          77,945        3.5             13.00
Musicland                Musicland                4,910        3.4          68,740        3.1             14.00
CalMed Inc.              Imperial Sports          3,320        2.3          63,080        2.8             19.00
The Buckle Inc.          Buckle                   5,058        3.5          55,638        2.5             11.00
Paul Harris              Paul Harris              4,500        3.1          54,000        2.4             12.00
                                              ---------  ------------ ------------  ------------ --------------------
 Total/Weighted Average                          70,675       49.4%     $1,078,668       48.1%           $15.26
  (10 Largest)
Remaining (excluding                             65,590       45.9       1,161,624       51.9             17.71
 non-owned anchors)
Vacant Space                                      6,769        4.7               0          0                 0
                                              ---------  ------------ ------------  ------------ --------------------
 Total (excluding                               143,034      100.0%     $2,240,292      100.0%           $16.44(2)
                                              =========  ============ ============  ============
  non-owned anchors)
Sears Roebuck & Co.      Sears                   52,515                    157,545                         3.00
J.C. Penney Co., Inc.    JC Penney               51,399                    188,370                         3.66
Proffitt's Inc.          Younkers                69,148                    224,808                         3.25
Paul Steketee & Sons     Steketee's              40,755                    171,018                         4.20
                                              ---------               ------------               --------------------
 Total (including                               356,851                 $2,982,033                       $ 8.52(2)
                                              =========  ============ ============               ====================
  non-owned anchors)

------------
(1)    Based on June 30, 1997 rent roll.
(2)    Does not include vacant square footage.

    Mall Store Lease Expiration. The following table shows scheduled lease expirations of mall store GLA at the Westshore Mall Property as of July 1, 1997, assuming none of the tenants renew their leases, exercise renewal options or terminate their leases prior to the scheduled expiration date(1). See Anchor Stores below for Anchor Lease or REA expirations.

                    NUMBER OF                             CUMULATIVE                   ANNUAL                   CUMULATIVE
                     LEASES     EXPIRING    PERCENT OF    PERCENT OF      ANNUAL      BASE RENT   PERCENT OF    PERCENT OF
 YEAR EXPIRATION    EXPIRING       SF           SF        BASE RENT     BASE RENT      PER SF      BASE RENT    BASE RENT
----------------- -----------  ---------- ------------  ------------  ------------- -----------  ------------ ------------
Vacant  ..........      0          6,769        4.73%         4.73%     $        0     $ 0.00         0.00%         0.00%
1997 .............      3          1,874        1.31          6.04%         61,388      32.76         2.74          2.74%
1998 .............     15         26,703       18.67         24.71%        468,306      17.54        20.90         23.64%
1999 .............     11         29,915       20.91         45.63%        503,600      16.83        22.48         46.12%
2000 .............      6         19,944       13.94         59.57%        342,804      17.19        15.30         61.42%
2001 .............      8          9,952        6.96         66.53%        234,542      23.57        10.47         71.89%
2002 .............      3          6,346        4.44         70.96%         81,958      12.91         3.66         75.55%
2003 .............      5         14,345       10.03         80.99%        165,305      11.52         7.38         82.92%
2004 .............      3         13,010        9.10         90.09%        165,940      12.75         7.41         90.33%
2005 .............      3          7,318        5.12         95.21%        128,411      17.57         5.74         96.07%
2006 .............      1          5,058        3.54         98.74%         55,638      11.00         2.48         98.55%
2007 or Later ....      1          1,800        1.26        100.00%         32,400      18.00         1.45        100.00%
                  -----------  ---------- ------------  ------------  ------------- -----------  ------------ ------------
Total/Weighted
 Avg .............     59        143,034      100.00%                   $2,240,292     $16.44(2)    100.00%
                  ===========  ========== ============  ============  ============= ===========  ============

------------
(1)    Based on the July 1, 1997 rent roll.

(2)    Does not include vacant square footage.

   Anchor Stores. The following table shows certain information for each of the Westshore Mall's anchor tenants (and its corporate parent):

                                      CREDIT RATING
                                        OF PARENT                                    LEASE         OPERATING
                                       COMPANY(1)               ANCHOR-OWNED/     EXPIRATION       COVENANT          REA
   ANCHORS        PARENT COMPANY      (S&P/MOODY'S)     GLA      COLLATERAL         YEAR(2)     EXPIRATION (3)   TERMINATION
------------  -------------------------------------  -------- ---------------  ---------------  -------------- -------------
Younkers..... Proffitt's Inc.            NA/Ba2       69,148      Collateral      10/31/2023(4)   10/31/2003         N/A
JC Penney.... J.C. Penney Co., Inc.       A/A2        51,399      Collateral            2033(4)         2003         N/A
Sears........ Sears Roebuck & Co.         A-/A2       52,515      Collateral            2028(4)         2003         N/A
Steketee's .. Paul Steketee & Sons        NA/NA       40,755      Collateral       7/31/2028       7/31/2003         N/A
              Dayton Hudson
Target....... Corporation                 NA/NA       79,670    Anchor-Owned             N/A       8/23/2067         N/A

------------

(1)    Reflects long-term debt rating as of September 22, 1997.
(2)    Includes initial term and options identified in the lease.
(3) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.
(4) Based on the latest required term commencement date of the lease. The actual commencement date and expiration date may be earlier.

    Operating Agreement. Pursuant to the Lease Agreement dated November 5, 1987 between the Westshore Mall Limited Partnership ("WMLP") and Sears, Roebuck & Co., as amended on December 7, 1988, Sears must operate for 10 years and an additional 5 years as a department store (as Sears or another name) for so long as at least one of JC Penney or Younkers is open and operating and at least 60% of the mall store space is open and operating. If such requirements are not met and the mortgagor fails to cure within 12 months, Sears may terminate its lease by written notice delivered to mortgagor within 30 days after the end of such 12 month period.

   Pursuant to the Lease Agreement dated August 1, 1986 between WMLP and J.C. Penney Company, Inc., as amended on August 5, 1988, December 1, 1988, and December 6, 1988, JC Penney, (or such other name under which a majority of the tenant's retail department stores are then being operated) must operate for 10 years and an additional 5 years as a retail department store for so long as at least 2 of Sears, Steketee's and Younkers is open and operating during the same period and at least 65% of the mall store space is open and operating. If such requirements are not met, JC Penney may terminate compliance with its operating covenant upon 30 days prior written notice to the mortgagor.

   Pursuant to the Lease Agreement dated August 24, 1987 between WMLP and H.C. Prange Company, Younkers is required to operate for 15 years for so long as at least 2 department stores other than Younkers occupying no fewer than 92,000 square feet is open and operating and at least 100,000 square feet of non-department store space is open and operating. If such requirements are not met and mortgagor fails to cure within 6 months after receiving written notice, Younkers shall have the option to pay alternate rent in lieu of minimum rent and percentage rent (as provided under such lease). In addition, if such default is not cured within 18 months of mortgagor's receipt of notice, either party may terminate the lease upon written notice within 30 days after the end of the 18 month period.

   Pursuant to the Lease Agreement dated October 29, 1987 between WMLP and Paul Steketee & Sons Company, Steketee's is not obligated to pay its minimum annual rent unless any two of Sears, JC Penney and Younker's are operating in the Westshore Mall and a total of at least 70% of the remaining rental area in the shopping center is leased and open for business (excluding Steketee's). For so long as Steketee's is operating as a retail department store and is not in default on its lease, the Westshore Mall Borrower covenants to operate the shopping center with at least 330,000 square feet of rentable area.

   The Reciprocal Easement Agreement dated January 25, 1989, as amended, between WMLP and Dayton Hudson Corporation, concerning the Target self-owned anchor store, contains no operating covenants.

   Mall store leases pertaining, in the aggregate, to approximately 27% of the GLA at the Westshore Mall Property permit their respective tenants to terminate the lease if: (i) certain anchor stores (typically 2 in number) fail to remain open; (ii) the Westshore Mall Property fails to maintain certain minimum mall store tenant occupancy levels, generally between 50% and 65% of the GLA; or (iii) the affected tenant fails to achieve certain sales levels for certain specified years of its lease term.

    Market Overview and Competition. According to the December 31, 1996 Landauer Associates, Inc. appraisal, the Westshore Mall Property trade area (estimated by Landauer Associates, Inc. to be a 15-mile radius) is estimated, as of 1996, to have 170,301 people in approximately 57,514 households with an average household income of $48,650. These estimates represent a compound annual growth rate from 1990 to 1996 of 2.59%, 2.98% and 2.37%, respectively.

   Including the Westshore Mall Property, there are a total of five regional and outlet malls located in the greater Holland/Western Michigan area. Future retail competition is expected with the proposed mall development in Grandville, Michigan approximately 30 minutes from the Westshore Mall Property. The proposed Grandville Mall anchors include Hudson's, Sears and JC Penney.

   The following table shows an overview of the competition to the Westshore Mall Property:

                             YEAR BUILT/        OWNER/               ANCHORS/             SIZE
   MALL/RETAIL PROPERTY       RENOVATED       MANAGEMENT            MALL STORES           (SF)
--------------------------  ------------- -----------------  ------------------------ -----------
Subject Property

 Westshore Mall             1988          Wilmorite/         JC Penney                     51,399
                                          Ivanhoe            Sears                         52,515
                                                             Steketee's                    40,755
                                                             Younkers                      69,148
                                                             Target (Westshore Plaza)      79,670
                                                             Mall Stores                  143,034
                                                             Strip Center                  26,087
                                                             Outparcels                    11,011
                                                                                      -----------
                                                              Total                       473,619
Competition

 Woodland Mall              1968/84       Taubman Realty     Hudson's                     132,614
                                          Group              JC Penney                    239,110
                                                             Sears                        265,228
                                                             Mall Stores                  425,000
                                                                                      -----------
                                                              Total                     1,061,952

 Manufacturers              1988/90       Horizon            Phase I                      112,600
 Marketplace/Dutch Village                                   Phase II                      73,200
                                                                                      -----------
                                                              Total                       185,800

 Muskegon Mall              1976/89/      Erie Dev.          Sears                        123,651
                            92            (Richard Perlman)  Steketee's                    51,585
                                                             Mall Stores                  167,764
                                                                                      -----------
                                                              Total                       343,000

 Eastbrook Mall             N/A           Eastbrook LP       Kingman Furniture            140,806
                                          (Visser Day Co.)   Burlington Coat               63,873
                                                             Steketee's                    99,075
                                                             Menards                       78,595
                                                             Mall Stores                  350,000
                                                                                      -----------
                                                              Total                       732,349

 Orchards Mall              1979/93       Equitable          Elder-Beerman                 70,403
                                                             JC Penney                    103,283
                                                             Sears                        127,747
                                                             Mall Stores                  222,911
                                                                                      -----------
                                                              Total                       524,344

------------
Source: Landauer Associates, Inc.

    Environmental Report. A Phase I site assessment, dated October 15, 1996, was performed on the Westshore Mall Property. No material environmental conditions were identified which warranted further evaluation. The Phase I did not reveal any environmental liability that the Depositor believes would have a material adverse effect on the borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such environmental assessment. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations."

   Engineering Report. A Property Condition Report was completed on the Westshore Property on December 16, 1996 by a third party due diligence firm. The Property Condition Report concluded that the Westshore Property was generally in good physical condition and identified approximately $171,000 in deferred maintenance requirements. At origination, the Westshore Borrower established a deferred maintenance reserve account and made an initial deposit equal to $213,750, to fund the cost of addressing the identified items.

   Property Management. The Westshore Mall Property is managed by Wilmorite-Ivanhoe Property Management, L.L.C. (the "Westshore Mall Manager"), an affiliate of the Westshore Mall Borrower, pursuant to a management and operating agreement dated December 31, 1996 (the "Westshore Mall Management Agreement") between the Westshore Mall Manager and the Westshore Mall Borrower. The Westshore Mall Manager of the Westshore Mall Property receives an annual management fee equal to 4% of the sum of (i) fixed annual minimum rent paid under all leases for each operating year, (ii) the percentage rent paid under all leases for each operating year and (iii) the income derived from termination of any of the leases for each operating year. With respect to any new lease or the renewal of any existing lease and the amendment or restatement of any reciprocal easement agreement (the "Westshore Mall REA") whereby the amount of square feet in the retail stores operated by any new or existing party to the Westshore Mall REA is constructed or increased, the Westshore Mall Manager is paid a commission of (a) $4.00 per square foot for any lease or amended Westshore Mall REA for space equal to or less than 60,000 square foot, or (b) $2.50 per square foot for any lease or amended Westshore Mall REA equal to more than 60,000 square foot.

   The Westshore Mall Management Agreement is for a term ending December 31, 2001, with 1 automatic extension for an additional 5-year term and, thereafter, consecutive automatic extension terms of 1 year. The mortgagee, or the Westshore Mall Borrower at the mortgagee's direction, has the right to terminate the Westshore Mall Manager (i) upon or after an occurrence of an event of default under the Westshore Mall Loan or by Westshore Mall Manager under the Westshore Mall Management Agreement that continues beyond any grace or cure periods, (ii) at any time for cause (including Westshore Mall Manager's gross negligence, willful misconduct or fraud), or (iii) if the Westshore Mall Borrower fails to maintain a debt service coverage ratio of 1.15:1.

   The debt service coverage ratio must be achieved by the Westshore Mall Borrower, within 30 days at the end of each calendar quarter. The Westshore Mall Borrower may avoid mortgagee's termination of Westshore Mall Manager for failure to maintain the debt service coverage ratio by pledging cash, cash equivalents or a letter of credit (the "Westshore Mall Debt Service Collateral") to mortgagee in an amount which, if treated as income from operations of the Westshore Mall Property, would increase operating income sufficient to maintain the debt service coverage ratio in excess of 1.15:1. The Westshore Mall Debt Service Collateral will be released to the Westshore Mall Borrower, so long as no event of default has occurred and is continuing, upon the earlier to occur of (i) the date on which the debt service coverage ratio has been greater than 1.15:1 for four consecutive quarters or (ii) the date MSMC sells the Westshore Mall Loan to an unaffiliated third party. The debt service coverage ratio is defined as the ratio of net operating income to debt service (calculated on the basis of a loan constant of the higher of 10% and the actual debt service constant on the Note).

   The Westshore Mall Manager is owned by Ivanhoe and Wilmorite, the indirect owners of the Westshore Mall Borrower. In the industry trade publication Shopping Center World (March 1996), Wilmorite has been ranked as the 31st largest retail property managers in the United States, with approximately 14,755,000 square feet under management. Ivanhoe is the real estate group of the Canadian pension fund Caisse De Depot Et Placement du Quebec.

 WESTSHORE MALL: THE LOAN

                    CERTAIN WESTSHORE MALL LOAN STATISTICS

                               LOAN PER        LOAN TO                      REFINANCING
                            SQUARE FOOT(1)  VALUE RATIO(2) ACTUAL DSCR(3)     DSCR(4)
                            -------------- --------------  -------------- -------------
Cut-Off Date                      $53            63.3%          1.68x          1.66x
At Effective Maturity Date        $49            58.9%          1.81x          1.78x

------------
(1) Based on the 393,949 square feet of GLA securing the Westshore Mall Loan and the Cut-Off Date Principal Balance or Balloon Balance as applicable.

(2) Based on the December 31, 1996, Landauer Associates, Inc. appraised market value and Cut-Off Date Principal Balance or Balloon Balance, as applicable.

(3) Based on (a) Underwritable Cash Flow of $3,119,597 and (b) in the case of Cut-Off Date Actual DSCR, actual debt service on the Westshore Mall Loan during the 12 months following the Cut-Off Date, and in the case of Effective Maturity Date Actual DSCR, 12 months of debt service on the Westshore Mall Loan assuming a balance equal to the Balloon Balance, a coupon equal to the Westshore Mall Initial Interest Rate and an amortization term equal to 360 months.

(4) Based on (a) Underwritable Cash Flow of $3,119,597 and, in the case of the Cut-Off Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Cut-Off Date Principal Balance of the Loan and (b) in the case of the Effective Maturity Date Refinancing DSCR, an annual debt service payment equal to 9.0% of the Balloon Balance.

   Security. The Westshore Mall Loan is a non-recourse loan, secured only by the Westshore Mall Borrower's fee interest in the Westshore Mall Property and certain other collateral relating thereto (including an assignment of leases, rents and security deposits, funds in certain accounts and from time to time, letters of credit).

   The mortgagee is the named insured under a title insurance policy which insures that the Westshore Mall Mortgage constitutes a valid and enforceable first lien on the Westshore Mall Property, subject to certain exceptions and exclusions from coverage set forth therein.

   Payment Terms. The Westshore Mall Loan matures on March 1, 2027 (the "Westshore Mall Maturity Date") and bears interest (a) at a fixed rate per annum of 8.07% (the "Westshore Mall Initial Interest Rate") through and including February 29, 2004 and (b) from and including March 1, 2004 (the "Westshore Mall Effective Maturity Date"), at a fixed rate per annum (the "Westshore Mall Revised Interest Rate") equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the Westshore Mall Initial Interest Rate plus 5%. Any interest accrued after the Westshore Mall Effective Maturity Date at the excess of the Westshore Mall Revised Interest Rate over the Westshore Mall Initial Interest Rate shall be deferred and added to the outstanding indebtedness under the Westshore Mall and shall, to the extent permitted by applicable law, earn interest at the Westshore Mall Revised Interest Rate (such deferred interest and interest thereon, the "Westshore Mall Deferred Interest"). Interest on the Westshore Mall Loan is calculated on the basis of a 360-day year of 30-day months.

   The payment date for the Westshore Mall Loan is the first business day of each month, and there is a grace period of 1 business day for a default in payment of principal or interest. The Westshore Mall Loan requires 360 equal installments of principal and interest (the "Westshore Mall Monthly Debt Service Payments") of $155,116.56 monthly (based on a 360-month amortization schedule and the Westshore Mall Initial Interest Rate). On the Westshore Mall Maturity Date, payment of the then outstanding balance of the principal, if any, together with all accrued and unpaid interest and all other sums payable under the loan documents, is required. The principal balance of the Westshore Mall Loan on the Westshore Mall Effective Maturity Date, based on scheduled amortization, is $19,438,469. In the event that the Westshore Mall Borrower has not paid the principal of and interest on the Westshore Mall Loan in full on or before the Westshore Mall Effective Maturity Date, then commencing on the Westshore Mall Effective Maturity Date and continuing on each payment date thereafter, the Westshore Mall Borrower is required to apply 100% of rents and other revenues from the Westshore Mall Property to the following items in the following order of priority: (a) to payment of required monthly amounts of taxes and insurance premiums; (b) to payment of the Westshore Mall Monthly Debt Service Payment and to payment of interest accruing at the Westshore Mall Default Rate (as defined below) and late payment charges, if any; (c) to payments of required monthly deposits into the Westshore Mall Capital Reserve Account (as defined below under "--Lockbox and Reserves");
(d) to payment of monthly cash expenses pursuant to the annual budget approved by the mortgagee; (e) to payment of extraordinary, unbudgeted operating expenses approved by the mortgagee, if any; (f) to payments to be applied against the outstanding principal of the Westshore Mall Loan until such principal amount is paid in full; (g) to payment of the Westshore Mall Deferred Interest; (h) to payment of any other amounts due under the Westshore Mall Loan documents; and (i) lastly, to payment to the Westshore Mall Borrower of any excess amounts.

    If the Westshore Mall Borrower fails to pay any monthly installment of principal and/or interest within the grace period of 1 business day after the payment date, it is required to pay a late payment charge in an amount equal to 5% of the amount of the installment not paid. Upon the occurrence of any event of default, the entire unpaid principal amount of the Westshore Mall Loan and any other amounts payable, including interest, will bear interest at a default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the then applicable interest rate on the Westshore Mall Loan (i.e., the Westshore Mall Initial Interest Rate or the Westshore Mall Revised Interest Rate) plus 5% (the "Westshore Mall Default Rate").

   Prepayment. Voluntary prepayment is prohibited under the Westshore Mall Loan prior to March 1, 2002. Thereafter, upon 45 days' prior written notice, the Westshore Mall Loan may be voluntarily prepaid in whole or in part on any payment date upon payment of a prepayment premium (the "Westshore Mall Yield Maintenance Premium") equal to the greater of (a) 1% of the portion of the principal amount being prepaid and (b) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance being prepaid and whose denominator is the entire outstanding principal balance on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the outstanding principal balance as of the date of such prepayment from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest (including any final installment of principal payable on the Westshore Mall Effective Maturity Date) determined by discounting such payments at a discount rate (the "Westshore Mall Discount Rate") equivalent to the rate which, when compounded monthly, equals the yield calculated by linear interpolation of the yields of noncallable U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the Westshore Mall Effective Maturity Date to the Westshore Mall Maturity Date.

   Notwithstanding the foregoing, the Note may be prepaid without a prepayment premium on any payment date commencing on the date that is 90 days prior to the Westshore Mall Effective Maturity Date.

   Principal prepayments on the Westshore Mall Loan may occur on payment dates after the Westshore Mall Effective Maturity Date through application of rents, as described above under "--Payment Terms," and must be made, at the mortgagee's option, upon acceleration of the Westshore Mall Loan following the occurrence of an event of default. Prepayments made following an event of default will be subject to the payment of the Westshore Mall Yield Maintenance Premium.

   To the extent that the Westshore Mall Borrower is not permitted to apply any insurance or condemnation proceeds to the restoration of the Westshore Mall Property under the Westshore Mall Loan, the mortgagee has the option to apply such proceeds to prepay the Westshore Mall Loan. No yield maintenance premium is required to be paid in connection with any prepayment resulting from the application of insurance or condemnation proceeds.

   Release in Exchange for Substitute Collateral. At any time during the period beginning 2 years after the Closing Date, provided no event of default under the Westshore Mall Loan has occurred and is then continuing, the Westshore Mall Borrower is permitted, on any regularly scheduled payment date selected by the Westshore Mall Borrower with at least thirty days' notice to the mortgagee (the "Westshore Mall Defeasance Date"), to defease all of the Westshore Mall Loan (a "Westshore Mall Defeasance") (and release the lien of the Mortgage with respect to the entire Westshore Mall Property), provided that, among other conditions, the Westshore Mall Borrower pays on the Westshore Mall Defeasance Date the Westshore Mall Defeasance Deposit (as defined below). In addition, in connection with any such defeasance, the Westshore Mall Borrower is required (a) to grant to the mortgagee a valid perfected first priority security interest in the Westshore Mall Defeasance Deposit and (b) to deliver to the mortgagee, among other things, a written confirmation from each Rating Agency that such defeasance will not result in the qualification, downgrade or withdrawal of the ratings of the Certificates and certain required opinion letters.

   The "Westshore Mall Defeasance Deposit" means any direct noncancellable obligations of the United States Government, including, without limitation, treasury bills, notes and bonds in an amount sufficient to provide payments on or prior to, but as close as possible to, all successive scheduled payment dates upon which interest and/or principal payments are required under the Westshore Mall Loan from and after the Westshore Mall Defeasance Date through and including the Westshore Mall Effective Maturity Date and in amounts equal to the payments due on such dates under the Westshore Mall Loan and in the amount of the full outstanding principal balance of the Westshore Mall Loan and all deferred interest thereon on the Westshore Mall Effective Maturity Date. Upon the satisfaction of such conditions, the entire Westshore Mall Property will be released from the lien of the Westshore Mall Mortgage and the Westshore Mall Defeasance Deposit will serve as the sole collateral for the repayment of the Westshore Mall Loan. In connection with a Westshore Mall Defeasance, the Westshore Mall Borrower may elect to have the Westshore Mall Loan assumed by a successor borrower, which is required to be a special purpose entity.

    Lockbox and Reserves. Pursuant to the terms of the Westshore Mall Loan, the Westshore Mall Borrower has established in the name of Manufacturers and Traders Trust Company, as agent for the mortgagee, as secured party, a cash collateral account (the "Westshore Mall Lockbox") with such bank (the "Westshore Mall Lockbox Bank"). The Westshore Mall Borrower has instructed and is required to instruct all tenants either to mail all checks or to wire all funds with respect to rent due under their leases to the Westshore Mall Lockbox, and has covenanted to deposit all operating revenue from the Westshore Mall Property into the Westshore Mall Lockbox.

   The Westshore Mall Borrower has established (a) a debt service escrow account (the "Westshore Mall Debt Service Escrow Account") to be funded each month in an amount equal to the Westshore Mall Monthly Debt Service Payment,
(b) a mortgage escrow account (the "Westshore Mall Mortgage Escrow Account") to be funded each month in an amount equal to 1/12 of annual taxes and insurance premiums (the "Westshore Mall Tax and Insurance Amount"), into which Westshore Mall Contested Payables Reserve Amounts (as defined below) may also be deposited from time to time, (c) a capital expenditures and tenant improvement and leasing commissions reserve account (the "Westshore Mall Capital Reserve Account") to be funded each month before the Westshore Mall Effective Maturity Date in the amount (the "Westshore Mall Capital Reserve Amount") of 1/12 of the annual amount required for capital expenditures and tenant improvements and leasing commissions, (d) a deferred maintenance reserve account (the "Westshore Mall Deferred Maintenance Reserve Account") in the amount of $213,750 (unless the items for which such reserve is to be established have been satisfactorily addressed) and (e) an account for collection of tenants' security deposits (the "Westshore Mall Security Deposit Account").

   The Westshore Mall Borrower may instruct the Westshore Mall Lockbox Bank to transfer from the Westshore Mall Lockbox to the Westshore Mall Mortgage Escrow Account an amount equal to 125% of any amounts being contested in connection with any payables which exceed $250,000 in the aggregate (such amounts in excess of $250,000 delivered in connection with any such contest in excess of $250,000 are referred to herein as "Westshore Mall Contested Payables Reserve Amounts").

   Until the Westshore Mall Effective Maturity Date, the Westshore Mall Lockbox Bank will withdraw from the Westshore Mall Lockbox on the first business day of each month funds in the following amounts and in the following order of priority: (i) funds in an amount equal to the Westshore Mall Tax and Insurance Amount, for deposit into the Westshore Mall Mortgage Escrow Account; (ii) funds in an amount equal to the Westshore Mall Monthly Debt Service Payment, for deposit into the Westshore Mall Debt Service Escrow Account; (iii) funds in an amount equal to the Westshore Mall Contested Payables Reserve Amount, if any, for deposit into the Westshore Mall Mortgage Escrow Account and (iv) funds in an amount equal to the Westshore Mall Capital Reserve Amount, for deposit into the Westshore Mall Capital Reserve Account.

   If the Westshore Mall Borrower has not paid the Westshore Mall Loan in full on or before the Westshore Mall Effective Maturity Date, the Westshore Mall Lockbox Bank will withdraw from the Westshore Mall Lockbox on the first business day of each month following the Westshore Mall Effective Maturity Date funds in the following amounts and in the following order of priority:
(i) funds in an amount equal to the Westshore Mall Tax and Insurance Amount, for deposit into the Westshore Mall Mortgage Escrow Account; (ii) funds in an amount equal to the Westshore Mall Monthly Debt Service Payment and any unpaid interest accrued at the Westshore Mall Default Rate applicable prior to the Westshore Mall Effective Maturity Date, for deposit into the Westshore Mall Debt Service Escrow Account; (iii) funds in an amount equal to the Westshore Mall Contested Payables Reserve Amount, if any, for deposit into the Westshore Mall Mortgage Escrow Account, (iv) funds in an amount equal to the Westshore Mall Capital Reserve Amount, for deposit into the Westshore Mall Capital Reserve Account, (v) funds in an amount equal to the monthly allocation of operating expenses in the annual budget approved by the mortgagee and any extraordinary expenses approved by the mortgagee, for disbursement to the Westshore Mall Borrower, (vi) funds to be applied by the mortgagee against the outstanding principal due under the Westshore Mall Loan until such principal amount is paid in full, (vii) funds in an amount equal to the Westshore Mall Deferred Interest until the same is paid in full, including, if applicable, interest thereon at the Westshore Mall Default Rate applicable from and after the Westshore Mall Effective Maturity Date and
(viii) the remainder to the Westshore Mall Borrower.

   Transfer of Properties and Interest in Borrower; Encumbrance; Other
Debt. The Westshore Mall Borrower is generally prohibited from transferring or encumbering the Westshore Mall Property except that the Westshore Mall Borrower has the right to (x) transfer or ground lease to a retail or other compatible user one or more non-income producing pads consisting of undeveloped land, which may not be located immediately adjacent to the applicable improvements, (y) transfer or ground lease to a retail or other compatible user pads subject to existing leases; provided, however, that in the case of any transfer or ground lease described in clauses (x) or (y) above, the Rating Agencies shall have provided written reaffirmation that such transfer or ground lease will not adversely affect the then ratings of any of the Certificates and (if any such transfer or ground lease is of a pad whose value is in excess of 10% of the value of the Westshore Mall Property) the Westshore Mall Borrower shall have caused to be delivered an acceptable tax opinion and nondisqualification opinion, and (z) sell, not more than 1 time during the term of the Westshore Mall Loan, in whole its interest in the Westshore Mall Property, to a Westshore Mall Qualified Purchaser subject to the prior written approval of the mortgagee and to the satisfaction of the following conditions, among others: (i) the Westshore Mall Borrower shall give at least 30 days' prior written notice of the date proposed for such sale (the "Westshore Mall Sale Date"); (ii) no event of default shall have occurred and be continuing as of the date of such notice or the Westshore Mall Sale Date; (iii) the Westshore Mall Borrower shall provide evidence of real estate experience, qualifications and creditworthiness and management ability of the proposed transferee and its property manager; (iv) the Westshore Mall Qualified Purchaser shall have expressly agreed to assume the obligations of the Westshore Mall Borrower under the Westshore Mall Loan; (v) the mortgagee shall receive acceptable opinions of counsel, including an acceptable nonconsolidation opinion; and
(vi) the Westshore Mall Borrower shall pay a transfer fee equal to 0.1% of the then outstanding principal amount of the loan.

   A "Westshore Mall Qualified Purchaser" means a single purpose entity which is (a) acceptable to the mortgagee and the Rating Agencies in their sole and absolute discretion, meeting such requirements of creditworthiness and real estate experience ownership and/or management as the mortgagee determines in its reasonable discretion, and (b) an experienced owner and operator of regional mall properties that has national anchors as tenants.

   The Westshore Mall Loan generally prohibits the transfer of any interest in the Westshore Mall Borrower without the prior written consent of the mortgagee. However, mortgagee's consent is not required with respect to transfers of direct or indirect beneficial interests in the Westshore Mall Borrower, provided that (i) no event of default shall have occurred and be continuing, (ii) the Westshore Mall Borrower (or the transferor of such interest) shall deliver notice thereof to the mortgagee and the Rating Agencies at least 15 business days prior to the effective date of such transfer, (iii) the Westshore Mall Borrower shall remain a single purpose entity and (iv) Thomas C. Wilmot ("Wilmot") and/or Ivanhoe shall own not less than 51% of the beneficial interest in the Westshore Mall Borrower. If 10% or more of direct beneficial interests in the Westshore Mall Borrower are transferred or if any transfer results in a person or a group of affiliates other than Wilmot and Ivanhoe acquiring more than a 51% interest as set forth above, the Westshore Mall Borrower is required to deliver or cause to be delivered to the Rating Agencies and the mortgagee a satisfactory opinion of counsel as to nonconsolidation in bankruptcy.

   The Westshore Mall Borrower is not permitted to incur any additional indebtedness other than (i) unsecured indebtedness for operating expenses incurred in the ordinary course of business which does not exceed, at any time, $840,000 and is paid within 100 days of the date incurred unless (a) the Westshore Mall Borrower is in good faith contesting its obligation to pay such indebtedness in a manner satisfactory to the mortgagee, (b) adequate reserves with respect thereto are maintained on the books of the Westshore Mall Borrower in accordance with GAAP, (c) such contest operates to suspend collection of such amounts or enforcement of such obligations and (d) no event of default exists and is continuing, (ii) unsecured indebtedness (not evidenced by a note or other instrument for borrowed money) for amounts payable or reimbursable to any tenant on account of work performed at the Westshore Mall Property by such tenant or for costs incurred by such tenant in connection with its occupancy of space, including for tenant improvements and (iii) unsecured indebtedness to one or more affiliates of the Westshore Mall Borrower which (A) is payable only to the extent that net operating income is available after the payment of all amounts then due and payable on all other indebtedness of the Westshore Mall Borrower, (B) prohibits such affiliate from exercising any remedy, accelerating any indebtedness or commencing any action in bankruptcy against the Westshore Mall Borrower so long as the Westshore Mall Loan is outstanding, (C) is on terms no more favorable to such affiliate than those which would be negotiated at arm's length, (D) does not, together with the indebtedness under the Westshore Mall Loan, exceed 80% of the then current value of the Westshore Mall Property and
(E) is satisfied (or converted into an equity interest) upon any transfer of the Westshore Mall Property or refinancing of the Westshore Mall Loan.

   Insurance. The Westshore Mall Borrower is required to maintain for the Westshore Mall Property (a) insurance against all perils included within the classification "All Risks of Physical Loss" with extended coverage in an amount at all times sufficient to prevent the Westshore Mall Borrower from becoming a co-insurer, but in any event equal to the full insurable value of the improvements and equipment, (b) comprehensive general liability insurance in such amounts as are generally required by institutional lenders for comparable properties but in no event less than $1,000,000 per occurrence and with an aggregate limit of not less than $5,000,000, (c) statutory workers' compensation insurance, (d) business interruption and/or loss of "rental value" insurance to cover the loss of at least 12 months, (e) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the Westshore Mall Property, (f) broad-form boiler and machinery insurance and insurance against loss of occupancy or use arising from any related breakdown in such amounts as are generally available at a commercially reasonable premium and are generally required by institutional lenders for properties comparable to the Westshore Mall Property, (g) flood insurance in an amount equal to the lesser of the outstanding principal amount of the loan and the maximum limit of coverage available, (h) earthquake insurance if available and in such amounts as are customarily required by other institutional lenders with similar loans, and (i) at the mortgagee's reasonable request, such other insurance against loss or damage of the kind customarily insured against and in such amounts as are generally required by institutional lenders for comparable properties.

   Any such insurance may be effected under a blanket policy so long as any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Westshore Mall Property and any sublimits in such blanket policy applicable to the Westshore Mall Property, which amounts may not be less than the amounts required pursuant to, and which must in any case comply in all other respects with the requirements of, the Westshore Mall Loan. All insurance policies are required to name the mortgagee as an additional named insured, to provide that all proceeds (except with respect to proceeds of general liability and workers' compensation insurance) be payable to the mortgagee except as described below under "--Casualty and Condemnation" and to contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the mortgagee notwithstanding the negligent or willful acts or omissions of the Westshore Mall Borrower;
(ii) a waiver of subrogation endorsement in favor of the mortgagee; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Westshore Mall Borrower, the mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the mortgagee knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of first class properties comparable to and in the general vicinity of the Westshore Mall Property, but in no event in excess of $100,000 except in the case of earthquake coverage, if applicable, for which such deductible shall not be in excess of that generally required by institutional lenders on loans secured by comparable properties; and (v) a provision that such policies shall not be canceled, terminated or expired without at least 30 days' prior written notice to the mortgagee, in each instance. The Westshore Mall Loan requires the Westshore Mall Borrower to obtain the insurance described above from insurance carriers having claims paying abilities rated (x) not less than "AA" by S&P and "AA" or its equivalent by one or more of the other Rating Agencies and (y) not less than "A" by Best's with a financial size category of not less than IX. At closing of the Westshore Mall Loan, the Originator permitted the Westshore Mall Borrower to obtain liability insurance from Lumbermen Mutual Casualty Co., which has a claims paying ability of A+ by S&P. See "Risk Factors -- The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance."

   Condemnation and Casualty. Promptly after the occurrence of any damage or destruction to all or any portion of the Westshore Mall Property or a condemnation of a portion of the Westshore Mall Property, in either case which does not constitute a Westshore Mall Total Loss, the Westshore Mall Borrower is obligated promptly either (1) to pay in full the principal and interest and all other amounts due on the loan or (2) to commence and diligently prosecute to completion the repair, restoration and rebuilding of the Westshore Mall Property.

   A "Westshore Mall Total Loss" means (x) a casualty, damage or destruction of the Westshore Mall Property, the cost of restoration of which would exceed 50% of the outstanding principal balance of the loan or (y) a permanent taking by condemnation of 25% or more of the GLA of the Westshore Mall Property, in either case, such that it would be impractical, in the mortgagee's sole discretion, even after restoration, to operate the Westshore Mall Property as an economically viable whole and with respect to which the applicable tenant leases do not require restoration.

   Following a casualty or condemnation at the Westshore Mall Property, any insurance and condemnation proceeds will be applied (after payment of the mortgagee's reasonable expenses of collection thereof) to amounts due under the Westshore Mall Loan and the prepayment of the principal amount outstanding thereon, if: (i) the proceeds equal or exceed the outstanding principal balance of the Westshore Mall Loan, (ii) an event of default has occurred or is continuing, (iii) a Westshore Mall Total Loss has occurred,
(iv) the work of restoration cannot be completed before the earlier of (a) the date which is 6 months before the Westshore Mall Maturity Date or (b) the date on which the business interruption insurance expires, (v) the Westshore Mall Property is not capable of being restored substantially to its condition prior to the casualty or condemnation, or (vi) the Westshore Mall Borrower is unable to demonstrate to the mortgagee's reasonable satisfaction its continuing ability to pay the Westshore Mall Loan.

   In the event of (i) a Westshore Mall Total Loss resulting from a casualty, damage or destruction, if either (A) the cost to repair the Westshore Mall Property would exceed $2,100,000 (the "Westshore Mall Threshold Amount") and the restoration of the Westshore Mall Property cannot reasonably be completed before the date which is the later to occur of the date of expiration of any business interruption insurance or the date of expiration of any letter of credit posted in lieu thereof or in addition thereto and under such circumstances the Westshore Mall Borrower is not required under any tenant lease to make the proceeds available to restore the Westshore Mall Property or
(B) the mortgagee elects not to permit the Westshore Mall Borrower to restore the Westshore Mall Property, or (ii) a Westshore Mall Total Loss resulting from a condemnation, then the Westshore Mall Borrower must prepay the loan to the extent of the casualty or condemnation proceeds received up to an amount equal to the outstanding principal thereof.

   If any insurance or condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Westshore Mall Threshold Amount, then all such proceeds will be applied to amounts due under the Westshore Mall Loan and the prepayment of the principal amount outstanding thereon, without prepayment premium or penalty, only if: (A)(i) the amount of such proceeds is equal to or greater than the outstanding principal amount of the Westshore Mall Loan, or (ii) the casualty or condemnation occurs less than 180 days before the Westshore Mall Maturity Date, or (iii) more than 25% of the rentable area of the Westshore Mall Property has been the subject of the casualty or condemnation, or (B) such proceeds are condemnation proceeds received in excess of the amount needed to restore the Westshore Mall Property after a partial taking by condemnation, in which case prepayment will be made to the extent of such unneeded proceeds or they will be deposited in the Westshore Mall Capital Reserve Account for use at the Westshore Mall Property.

   If any casualty or condemnation proceeds exceed $500,000, all casualty and condemnation proceeds are required to be paid directly to the mortgagee. If such proceeds do not exceed the Westshore Mall Threshold Amount, they are to be paid to the Westshore Mall Borrower to be used for restoration. In the event that any insurance or condemnation proceeds (other than business interruption insurance proceeds) are in excess of the Westshore Mall Threshold Amount and are not required to be applied to the payment or prepayment of the loan as described above, then the mortgagee is obligated to make all casualty and condemnation proceeds (other than business interruption insurance proceeds) available to the Westshore Mall Borrower or the applicable tenant for payment or reimbursement of the costs and expenses of the repair, restoration and rebuilding of the Westshore Mall Property if, among other conditions, the mortgagee is furnished with an estimate of the cost of the work accompanied by appropriate plans and specifications for the work of restoration and an independent architect's certification as to such costs.

   Approval Rights. Under the Westshore Mall Loan, the Westshore Mall Borrower is required to submit to the mortgagee, for the mortgagee's written approval, an annual budget not later than 45 days prior to the commencement of each calendar year. In the event that the Westshore Mall Borrower must incur an extraordinary operating expense or a capital expense not set forth in the approved annual budget, it is required promptly to deliver to the mortgagee, for the mortgagee's approval, a reasonably detailed explanation of such proposed expense. In the event that the Westshore Mall Borrower must repair or expend funds for an unforeseen expense as immediately required to preserve the value of the Westshore Mall Property, the Westshore Mall Borrower may make such payments without prior approval of the mortgagee.

   Without the mortgagee's consent (which may not be unreasonably withheld, delayed or conditioned), the Westshore Mall Borrower may not enter into any management agreement. If during the term of the Westshore Mall Loan, the Westshore Mall Borrower wishes to designate another property manager acceptable to the mortgagee, the Westshore Mall Borrower must notify the mortgagee and the Rating Agencies in writing and obtain from the Rating Agencies written confirmation that the retention of the proposed property manager will not result in a downgrade, withdrawal or qualification of the then ratings of the Certificates. The mortgagee has the right to replace the property manager upon the occurrence of events described above under "--Property Management" and to direct the retention of a new property manager at any time following the occurrence and during the continuance of an event of default and at any time after March 1, 2005.

   Provided that no event of default shall have occurred and be continuing, the Westshore Mall Borrower has the right, without the mortgagee's consent, to undertake any alteration, improvement, demolition or removal of the Westshore Mall Property or any portion thereof (any such alteration, improvement, demolition or removal, a "Westshore Mall Alteration") so long as
(i) the Westshore Mall Borrower provides the mortgagee with prior written notice of any Westshore Mall Alteration which, when aggregated with all related Westshore Mall Alterations, involves an estimated cost exceeding the Westshore Mall Threshold Amount (a "Westshore Mall Material Alteration") and
(ii) any Westshore Mall Alteration will not upon completion materially adversely (A) affect the value, use or operation of the Westshore Mall Property taken as a whole or (B) reduce the net operating income for the Westshore Mall Property from the level available immediately prior to commencement of such Westshore Mall Alteration. Any Westshore Mall Material Alteration is required to be conducted under the supervision of an independent architect and no Westshore Mall Material Alteration may be undertaken until 5 business days after there shall have been filed with the mortgagee, for information purposes only and not for approval by the mortgagee, detailed plans and specifications and cost estimates therefor, prepared by such independent architect. Notwithstanding anything to the contrary contained in the foregoing, no Westshore Mall Material Alteration nor any Westshore Mall Alterations which, when aggregated with all other Westshore Mall Alterations (other than Westshore Mall Material Alterations) then being undertaken by the Westshore Mall Borrower, exceeds the Westshore Mall Threshold Amount may be performed unless the Westshore Mall Borrower has first delivered to the mortgagee cash and cash equivalents and/or a letter of credit as security in an amount not less than the estimated cost of the Westshore Mall Material Alteration or the Westshore Mall Alterations in excess of the Westshore Mall Threshold Amount.

   The Westshore Mall Borrower may not, without the consent of the mortgagee, amend, modify or waive the provisions of any tenant lease or terminate, reduce rents under or shorten the term of any tenant lease in any manner which would have a material adverse effect on the Westshore Mall Property taken as a whole.

   Financial Reporting. The Westshore Mall Borrower is required to furnish to the mortgagee: (a) annually within 90 days after the end of each fiscal year, a copy of its year-end financial statement audited by a "Big Six" accounting firm or other firm reasonably acceptable to the mortgagee; (b) quarterly within 45 days of the end of each calendar quarter (except the fourth quarter of any calendar year), quarterly unaudited financial statements; (c) quarterly within 45 days of the end of each calendar quarter, a complete rent roll and, annually within 60 days after each calendar year, specified leasing information with respect to the preceding year; (d) annually within 45 days after the end of each calendar year, a summary of all capital expenditures made at the Westshore Mall Property during the prior 12-month period; and (e) as soon as practicable, such further information regarding the Westshore Mall Property as the mortgagee or the Rating Agencies may reasonably request in writing. Concurrently with delivery of the financial statements to the mortgagee, the Westshore Mall Borrower is required to provide a copy of the foregoing items to the Rating Agencies. The Westshore Mall Borrower is also required to provide the mortgagee with updated information concerning the tax costs for the next succeeding fiscal year no later than 20 business days after the 1st day of such fiscal year.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling Agreement and will consist of fourteen classes (each, a "Class") to be designated as the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class X Certificates, the Class Q Certificates, the Class R Certificates and the Class LR Certificates. The Class G, Class H, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Deferred Interest Distribution Account, the Class Q Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) certain rights and remedies under the Loan Sale Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and the Lock Box Accounts. The Certificates do not represent an interest in or obligation of the Depositor, MSMC, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriter, the borrowers or any of their respective affiliates.

   Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Principal Balance Certificates") and the Class X Certificates will have the following Certificate Principal Amount or Notional Amount (in each case, subject to a variance of plus or minus 5%):

              INITIAL CERTIFICATE PRINCIPAL
CLASS           AMOUNT OR NOTIONAL AMOUNT
------------  -----------------------------
Class A-1  ..          $238,000,000
Class A-2  ..          $ 64,000,000
Class A-3  ..          $226,171,000
Class B .....          $ 22,636,000
Class C .....          $ 22,636,000
Class D .....          $ 45,271,000
Class E .....          $ 45,271,000
Class F .....          $ 41,500,000
Class G .....          $ 26,408,000
Class H .....          $ 22,638,157
Class X .....          $754,531,157

   The Certificate Principal Amount of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" herein. The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

   The Class X will not have a Certificate Principal Amount. Such Class will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will generally equal the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time, plus the amount of any unpaid Interest Shortfall on such Classes. For convenience in describing interest distributions, the Class X Certificates will be deemed to consist of 10 components, the "Class A-1 Component", the "Class A-2 Component", the "Class A-3

Component", the "Class B Component", the "Class C Component", the "Class D Component", the "Class E Component", the "Class F Component", the "Class G Component" and the "Class H Component", each of which will have a notional amount (each, a "Component Notional Amount") allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Principal Balance Certificates.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the third Business Day of each month, commencing on November 5, 1997 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Principal Amount or the Notional Amount, as the case may be, thereof has been reduced to zero) of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

   The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments, Balloon Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Collection Period, (ii) all other amounts required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account, and (iii) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Master Servicer Remittance Date but excluding the following:

     (a) amounts permitted to be used to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling Agreement--Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Master Servicer) payable to the Master Servicer and the amounts payable to the Special Servicer described herein under "The Pooling Agreement--Special Servicer" in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Master Servicer or Special Servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement (together with the Servicing Fee, "Servicing Compensation");

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds, condemnation proceeds or the Repurchase Price received with respect to a Mortgage Loan which represents any unpaid Servicing Compensation as described herein, to which the Master Servicer, the Special Servicer or the Trustee is entitled;

     (e) all amounts representing certain unanticipated or default related expenses reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including indemnities;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Deferred Interest;

     (i) with respect to the North Shore Towers Loan, amounts paid to John Hancock with respect to the Hancock Retained Interest;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling Agreement.

   "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, but not including any Balloon Payment. The Monthly Payment for any Distribution Date with respect to (i) any REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer does not enter into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related maturity date not been reached, as the case may be, determined as set forth in the Pooling Agreement.

   "Balloon Payment" means with respect to the North Shore Towers Loan, the Edens & Avant Pool Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan, the payments due on their respective stated maturity dates.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any Principal Prepayment, any delinquent Monthly Payment received from the related borrower after the Master Servicer Remittance Date for the Due Date related to such Monthly Payment, any Repurchase Price received in connection with a Mortgage Loan repurchased from the Trust Fund and any other payments under or with respect to the Mortgage Loans not scheduled to be made, but excluding Prepayment Premiums, Deferred Interest and Default Interest and excluding any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   "Prepayment Premiums" are payments received on a Mortgage Loan as the result of the receipt of certain Unscheduled Payments, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance, which are intended to compensate the mortgagee for an early and unscheduled receipt of principal.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling Agreement.

   "Principal Prepayments" are unscheduled payments of principal permitted to be made by a borrower under the terms of a Mortgage Loan and received from the borrower.

   "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring on November 5, 1997, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.

   "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

   "Excess Rate" with respect to each of the Mortgage Loans (other than the North Shore Towers Loan, the Edens & Avant Pool Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan) is the excess of the related Revised Interest Rate over the related Initial Interest Rate.

    "Deferred Interest" with respect to each of the Mortgage Loans (other than the North Shore Towers Loan, the Edens & Avant Pool Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center
Loan) is the interest accrued at the related Excess Rate in respect of such Mortgage Loan, plus interest thereon, to the extent permitted by applicable law, at the related Revised Interest Rate.

   Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount", with respect to any Distribution Date and any Class of Principal Balance Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions in reduction of Certificate Principal Amount or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period); and "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Amount (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period) of such Class. Calculations of interest on the Certificates, will be made on the basis of a 360-day year consisting of twelve 30-day months.

   The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

   The "Interest Accrual Period" with respect to any Distribution Date and with respect to any Class of Certificates is the calendar month preceding the month in which such Distribution Date occurs.

   Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Deferred Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

   The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

   The Pass-Through Rate on the Class A-1 Certificates will be equal to 6.590%.

   The Pass-Through Rate on the Class A-2 Certificates will be equal to 6.880%, provided, however, that in no event shall the Class A-2 Pass-Through Rate exceed the WAC Rate.

   The Pass-Through Rate on the Class A-3 Certificates will be equal to 6.950%, provided, however, that in no event shall the Class A-3 Pass-Through Rate exceed the WAC Rate.

   The Pass-Through Rate on the Class B Certificates is equal to the WAC Rate minus 1.07%.

   The Pass-Through Rate on the Class C Certificates is equal to the WAC Rate minus 1.03%.

   The Pass-Through Rate on the Class D Certificates is equal to the WAC Rate minus 0.93%.

   The Pass-Through Rate on the Class E Certificates is equal to the WAC Rate minus 0.74%.

   The Pass-Through Rate on the Class F Certificates is equal to the WAC Rate minus 0.65%.

   The Pass-Through Rate on the Class G Certificates is equal to the WAC Rate minus 0.37%.

   The Pass-Through Rate on the Class H Certificates will be equal to 6.590% per annum.

   The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-1 Component, the Class A-2 Component, the Class A-3 Component, the Class B

Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component, the Class G Component and the Class H Component, weighted on the basis of their respective Component Notional Amounts. The Pass-Through Rate on the Class A-1 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-1 Certificates. The Pass-Through Rate on the Class A-2 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-2 Certificates. The Pass-Through Rate on the Class A-3 Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class A-3 Certificates. The Pass-Through Rate on the Class B Component is a per annum rate equal to 1.07%. The Pass-Through Rate on the Class C Component is a per annum rate equal to 1.03%. The Pass-Through Rate on the Class D Component is a per annum rate equal to 0.93%. The Pass-Through Rate on the Class E Component is a per annum rate equal to 0.74%. The Pass-Through Rate on the Class F Component is a per annum rate equal to 0.65%. The Pass-Through Rate on the Class G Component is a per annum rate equal to 0.37%. The Pass-Through Rate on the Class H Component is a per annum rate equal to the WAC Rate minus the Pass-Through Rate on the Class H Certificates.

   The "WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Date in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

   The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X Certificates.

   The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the Servicing Fee Rate, and, in the case of the North Shore Towers Loan, minus the Hancock Retained Interest. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

   The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Note in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate.

   The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment or, if applicable, Extended Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the borrower or advanced by the Master Servicer, Trustee or Fiscal Agent, (ii) all Balloon Payments, voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling Agreement before such date of determination and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Master Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan is zero.

   The "Principal Distribution Amount" for any Distribution Date will be equal to the sum, without duplication, of:

     (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans;

     (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans;

      (iii) the principal component of any payment (including any Balloon Payment) on any Mortgage Loan received on or after the maturity date thereof in the related Collection Period; and

     (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     First, pro rata, in respect of interest, to the Class A-1, Class A-2, Class A-3 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

     Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts in the following order: first, to the Class A-1 Certificates, second, to the Class A-2 Certificates, and third, to the Class A-3 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount for such Distribution Date;

     Third, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     Twelfth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Fifteenth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     Eighteenth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     Nineteenth, to the Class G Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     Twentieth to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     Twenty-first, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     Twenty-second, to the Class H Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     Twenty-third, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

     Twenty-fourth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

   On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the aggregate of the Principal Distribution Amounts will be distributed, first, to the Class A-1, Class A-2 and, Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1, Class A-2 and Class A-3 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1, Class A-2 and Class A-3 Certificates) has been reduced to zero.

   All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amount distributable pursuant to such clause.

   Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period (other than, with respect to the North Shore Towers Loan, the portion of the Prepayment Premiums payable to John Hancock as described under "Description of the Mortgaged Properties and the Mortgage Loans--North Shore Towers: The Loan--Prepayment" herein) will be distributed to the holders of the Certificates as described below.

   If any Class A Certificate remains outstanding on such Distribution Date, holders of the Classes of Principal Balance Certificates entitled to distributions of principal on such Distribution Date will be entitled to distributions with respect to the applicable Prepayment Premium in an aggregate amount (allocable among such Classes if more than one such Class remains outstanding, as described below) equal to the product of (a) the amount of such Prepayment Premium, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is equal to the excess, if any, of the then current Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates (or, in the case of two or more classes of

Class A Certificates remaining outstanding, the one with the earliest payment priority), over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis, in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the Class X Certificates.

   If no Class A Certificate remains outstanding on such Distribution Date, holders of the Class X Certificates will be entitled to a distribution with respect to the applicable Prepayment Premium equal to the product of such Prepayment Premium, multiplied by a fraction, the numerator of which is equal to the sum of the Servicing Fee Rate (and, in the case of the North Shore Towers Loan, the Hancock Retained Interest) and the Component Pass-Through Rate related to the Class of Certificates with the earliest Class designation which has a Class Prepayment Percentage greater than zero, and the denominator of which is the greater of (x) the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid over the Discount Rate, and
(y) the sum of such Component Pass-Through Rate and the Servicing Fee Rate (and, in the case of the North Shore Towers Loan, the Hancock Retained Interest). Any portion of such Prepayment Premium that is not so distributed to the holders of the Class X Certificates will be distributed to the holders of one or more of the Class B, Class C, Class D, Class E and Class F Certificates in an amount equal to the product of (a) the related Class Prepayment Percentage for such Distribution Date and (b) such remaining portion of the Prepayment Premium.

   With respect to any Class of Certificates (other than the Class X and Residual Certificates) and any Distribution Date, the "Class Prepayment Percentage" will be equal to a fraction, expressed as a percentage, the numerator of which is the portion of the Principal Distribution Amount to be distributed to the holders of such Class of Certificates on such Distribution Date, and the denominator of which is the total Principal Distribution Amount for such Distribution Date.

   For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates ("Release H.15") under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity of the Mortgage Loan prepaid. If Release
H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

   See "Certain Legal Aspects of the Mortgage Loans and the Leases--Default Interest, Prepayment Charges and Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

   Deferred Interest. On each Distribution Date, the Trustee shall distribute any Deferred Interest received with respect to any Mortgage Loan during the related Collection Period to holders of the following Classes of Certificates in the following percentages: 5% to the Class B Certificates, 7% to the Class C Certificates, 15% to the Class D Certificates, 15% to the Class E Certificates, 17% to the Class F Certificates, 19% to the Class G Certificates and 22% to the Class H Certificates.

   Class Q Distributions. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class Q Certificates, to the extent set forth in the Pooling Agreement. The Class Q Certificates are not entitled to any other distributions.

   Realized Losses. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2, and Class A-3 Certificates, based on their respective Certificate Principal Amounts.

   Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will be allocated to each Class of Certificates in the same manner as Realized Losses. Excess Prepayment Interest Shortfalls will be allocated to each Class of Certificates, pro rata, based upon the amount of interest which would have otherwise been distributable to each Class. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates resulting from allocations of Realized Losses.

   The "Prepayment Interest Shortfall", with respect to any Distribution Date and any Mortgage Loan, is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Rate, resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the Due Date in such Collection Period. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

   The "Excess Prepayment Interest Shortfall" with respect to any Distribution Date, is the aggregate amount by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Collection Period exceeds the aggregate Servicing Fee (minus the Trustee Fee and the Mansion Grove Subservicing Fee) available to be paid to the Master Servicer for such Distribution Date.

   Appraisal Reduction Amounts. In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "--Appraisal Reductions" below, and (ii) the Voting Rights of certain Classes will be reduced as described under "The Pooling Agreement--Amendment" herein. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Certificates.

   The Certificate Principal Amount of each of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceed such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amount of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero). See "--Payment Priorities" above and "--Appraisal Reductions" below.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest (other than Deferred Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; and, finally, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

APPRAISAL REDUCTIONS

   With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 45 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 30 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan (each, an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate (in the case of the North Shore Towers Loan, net of the Hancock Retained Interest), (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

   Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.

DELIVERY, FORM AND DENOMINATION

   The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess thereof, and the Class X Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $100,000 initial Notional Amount, and in multiples of $1 in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

    A "Certificateholder" or "holder" under the Pooling Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Special Servicer, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Trustee, the Master Servicer, or the Special Servicer, such Certificate will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an affiliate thereof will be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. The Percentage Interest of any Offered Certificate of any Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Principal Amount of such Class of Certificates. See "Description of the Certificates--General" in the Prospectus.

BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

   Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or
(iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Pooling Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.

TRANSFER RESTRICTIONS

   Each Class B, Class C, Class D, Class E and Class F Certificate (each, a "Subordinated Offered Certificate" and, collectively, the "Subordinated Offered Certificates") will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or
Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA of the Code (each, a "Plan"), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

   Holders of Subordinated Offered Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Subordinated Offered Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to either deliver to the Seller, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that such transferee is not a person or entity referred to in clause (A) or (B) of the legend or provide an opinion to the Seller, the Certificate Registrar and the Trustee as described in the Pooling Agreement. Any transfer of a Subordinated Offered Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amounts, as applicable, of the related Classes of Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amounts, as applicable, of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

   The rate of distributions in reduction of the Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Principal Amount or Notional Amount, as applicable, may result from repurchases of Mortgage Loans made by MSMC due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination."

   Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Prepayment Lockout Periods or otherwise) on the Mortgage Loans affect the Pass-Through Rates of the Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E and Class F Certificates for one or more future periods and therefore the yield on such Classes.

   The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

   Because the Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the length of any Prepayment Lockout Period, the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors, and no representation is made as to the anticipated rate of prepayments on the Mortgage Loans.

   Although the payment of a Prepayment Premium is required in connection with a voluntary prepayment of certain of the Mortgage Loans during certain periods of time, there can be no assurance that the related borrowers would refrain from prepaying such Mortgage Loans due to the existence of such Prepayment Premiums, or that such Prepayment Premiums would be held to be enforceable if challenged. In addition, approximately 77.9% of any Prepayment Premium received in connection with the North Shore Towers Loan is required to be paid to John Hancock, and will not be available for distribution to Certificateholders.

   Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the maturity date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans. The terms of the Mortgage Loans (in particular, the term of any Prepayment

Lockout Period, the extent to which Prepayment Premiums are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See "Mortgage Pool Characteristics" and "Description of the Mortgaged Properties and the Mortgage Loans" herein.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective Mortgage Loans (other than with respect to the North Shore Towers Loan, the Edens & Avant Pool Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan) after their respective Effective Maturity Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

YIELD ON THE OFFERED CERTIFICATES

   The yield to maturity of Offered Certificates will be sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments and repurchases), delinquencies and liquidations on the Mortgage Loans.

   The following tables indicate the assumed purchase price (before adding accrued interest, if any), expressed as a percentage of the applicable Certificate Principal Amount, and the hypothetical pre-tax yield to maturity on the Offered Certificates, stated on a corporate bond equivalent basis, based on certain hypothetical scenarios. The pre-tax yields to maturity set forth in the tables below were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Offered Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, plus accrued interest, if any, as basis points and by converting such monthly rates to corporate bond equivalent rates. Such calculations of yield do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently, do not purport to reflect the return on any investment in the Offered Certificates when such reinvestment rates are considered.

   For purposes of preparing the tables, it was assumed that (i) each of the Mortgage Loans has the following characteristics as of the Cut-Off Date:

                                    CUT-OFF     REMAINING TERM   REMAINING
                                      DATE       TO EFFECTIVE     TERM TO
                                   PRINCIPAL     MATURITY DATE   MATURITY    INTEREST    SERVICING   ASSUMED NET
             MORTGAGE LOAN          BALANCE        (MONTHS)      (MONTHS)     ACCRUAL       FEE       CASH FLOW
       ------------------------ --------------  -------------- -----------  ---------- -----------  -------------
    1. 605 Third Avenue           $120,000,000        120           360       30/360       .0355%    $19,403,628
    2. Edens & Avant Pool          $82,750,000        119           119       30/360       .0355%    $20,253,312
    3. FGS Pool                    $73,537,438        111           232       30/360       .0355%    $16,886,490
    4. Mansion Grove Apartments    $72,862,226        117           357       30/360       .0423%     $9,246,143
    5. North Shore Towers          $70,280,966         86            86       30/360      2.5905%    $20,124,264
    6. Fashion Mall                $64,864,238        116           357       30/360       .0355%     $9,748,888
    7. Yorktown Shopping Center    $57,304,459         81            81       30/360       .0355%     $7,570,166
    8. Grand Kempinski Hotel       $55,000,000        120           300       30/360       .0355%     $9,289,725
    9. Arrowhead Town Center       $48,899,962         51            51       30/360       .0355%     $8,356,914
   10. Mark Centers Pool           $45,449,576        108           289       30/360       .0355%     $6,847,352
   11. Westgate Mall               $42,681,517        110           110       30/360       .0355%     $5,321,105
   12. Westshore Mall              $20,900,775         77           353       30/360       .0355%     $3,119,597

(ii) each Mortgage Loan will pay principal and interest in accordance with its terms, and scheduled payments will be timely received; (iii) MSMC does not repurchase any Mortgage Loan as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase"; (iv) none of the Depositor, Master Servicer or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (v) the Closing Date is October 17, 1997; (vi) there are no delinquencies; (vii) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules; (viii) no Prepayment Premiums are collected except as otherwise noted in the tables; (ix) there are no Prepayment Interest Shortfalls or Appraisal Reduction Amounts; (x) distributions on the Offered Certificates are made on the 3rd day of the month (each assumed to be a Business Day); (xi) no Balloon Payment is extended beyond its maturity date;
(xii) each Mortgage Loan bears interest at the related Mortgage Rate as described herein; (xiii) the Offered Certificates bear interest at the related Pass-Through Rates as described herein; and (xiv) unless otherwise specified in the Scenarios described below, the Mortgage Loans do not prepay (assumptions (i) through (xiv) above are collectively referred to as the "Mortgage Loan Assumptions").

   In the case of Scenario 1 below, it is assumed that all of the Mortgage Loans having Effective Maturity Dates are prepaid in full ("Scenario 1") on their respective Effective Maturity Dates and, in the case of the Edens & Avant Pool Loan, the North Shore Towers Loan, the Arrowhead Towne Center Loan, the Westgate Mall Loan and the Yorktown Shopping Center Loan, the Balloon Payments due on such Mortgage Loans are paid on the respective maturity dates for such Mortgage Loans. In the case of Scenario 2, it is assumed that the Mortgage Loans are prepaid in full on the first Due Dates on which prepayments in full can be made without payment of any Prepayment Premium and without defeasance. Scenarios 1 and 2 are collectively referred to herein as the "Scenarios".

                                     CLASS A-1

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   101-00          6.450%     6.445%
                   101-04          6.423%     6.417%
                   101-08          6.395%     6.389%
                   101-12          6.368%     6.361%
                   101-16          6.340%     6.333%
                   101-20          6.313%     6.305%
                   101-24          6.285%     6.277%
                   101-28          6.258%     6.249%
                   102-00          6.231%     6.221%

                                  CLASS A-2

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   101-00          6.817%     6.814%
                   101-04          6.798%     6.795%
                   101-08          6.779%     6.775%
                   101-12          6.759%     6.755%
                   101-16          6.740%     6.736%
                   101-20          6.721%     6.716%
                   101-24          6.702%     6.696%
                   101-28          6.682%     6.677%
                   102-00          6.663%     6.657%

                                  CLASS A-3

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   101-00          6.898%     6.897%
                   101-04          6.880%     6.878%
                   101-08          6.862%     6.860%
                   101-12          6.844%     6.842%
                   101-16          6.826%     6.823%
                   101-20          6.807%     6.805%
                   101-24          6.789%     6.787%
                   101-28          6.771%     6.768%
                   102-00          6.753%     6.750%

                                   CLASS B

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   101-00          6.932%     6.930%
                   101-04          6.914%     6.912%
                   101-08          6.897%     6.894%
                   101-12          6.879%     6.876%
                   101-16          6.861%     6.858%
                   101-20          6.843%     6.840%
                   101-24          6.826%     6.823%
                   101-28          6.808%     6.805%
                   102-00          6.790%     6.787%

                                    CLASS C

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   101-00          6.973%     6.970%
                   101-04          6.955%     6.953%
                   101-08          6.937%     6.935%
                   101-12          6.920%     6.917%
                   101-16          6.902%     6.899%
                   101-20          6.884%     6.881%
                   101-24          6.866%     6.863%
                   101-28          6.849%     6.845%
                   102-00          6.831%     6.828%

                                   CLASS D

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   101-00          7.076%     7.073%
                   101-04          7.058%     7.055%
                   101-08          7.040%     7.037%
                   101-12          7.022%     7.019%
                   101-16          7.005%     7.001%
                   101-20          6.987%     6.983%
                   101-24          6.969%     6.965%
                   101-28          6.951%     6.947%
                   102-00          6.934%     6.929%

                                   CLASS E

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   101-00          7.271%     7.267%
                   101-04          7.253%     7.249%
                   101-08          7.235%     7.231%
                   101-12          7.217%     7.212%
                   101-16          7.199%     7.194%
                   101-20          7.181%     7.176%
                   101-24          7.163%     7.158%
                   101-28          7.145%     7.140%
                   102-00          7.127%     7.122%

                                   CLASS F

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   100-28          7.381%     7.377%
                   101-00          7.363%     7.359%
                   101-04          7.345%     7.341%
                   101-08          7.327%     7.323%
                   101-12          7.309%     7.304%
                   101-16          7.291%     7.286%
                   101-20          7.273%     7.268%
                   101-24          7.255%     7.250%
                   101-28          7.237%     7.232%

                                    CLASS X

                   ASSUMED
                PURCHASE PRICE    SCENARIO    SCENARIO
                     (%)             1           2
               ----------------  ---------- ----------
                   6-12...         9.075%     8.713%
                   6-13...         8.938%     8.576%
                   6-14...         8.802%     8.439%
                   6-15...         8.667%     8.304%
                   6-16...         8.534%     8.169%
                   6-17...         8.401%     8.036%
                   6-18...         8.270%     7.904%
                   6-19...         8.139%     7.772%
                   6-20...         8.009%     7.642%

   It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. The Mortgage Loans will not have all of the characteristics assumed for purposes of the Scenarios. Yield will be affected by prepayment rates, Balloon Payment extensions, and may differ significantly from the Mortgage Loan Assumptions. There can be no assurance that the pre-tax yields, on the Offered Certificates will correspond to any of the pre-tax yields or discounted margins, as applicable, shown herein or that the aggregate purchase prices of the Offered Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date" is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Principal Amount of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. However, delinquencies on Mortgage Loans could result in final distributions in reduction of the Certificate Principal Amount of one or more Classes after the Rated Final Distribution Date of such Class or Classes.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Principal Amount. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Principal Amount of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling Agreement--Representations and Warranties; Repurchase" or "--Optional Termination; Optional Mortgage Loan Purchase" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof. The tables of "Percentage of Initial Certificate Principal Amount Outstanding For Each Designated Scenario" set forth below indicate the weighted average life of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Principal Amount of such Offered Certificates that would be outstanding after each of the dates shown based on the assumptions for each of the designated Scenarios described above under "--Yield on the Offered Certificates." The tables have also been prepared on the basis of the Mortgage Loan Assumptions described under "--Yield on the Offered Certificates." The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary, and may vary significantly, from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                  CLASS A-1

 DISTRIBUTION DATE           SCENARIO 1      SCENARIO 2
-------------------------  -------------- --------------
Initial Percent ..........       100%            100%
October 3, 1998 ..........        97%             97%
October 3, 1999 ..........        94%             94%
October 3, 2000 ..........        91%             91%
October 3, 2001 ..........        87%             68%
October 3, 2002 ..........        64%             64%
October 3, 2003 ..........        60%             60%
October 3, 2004 ..........        27%              0%
October 3, 2005 ..........         0%              0%
October 3, 2006 ..........         0%              0%
October 3, 2007 ..........         0%              0%
October 3, 2008 ..........         0%              0%
October 3, 2009 ..........         0%              0%
October 3, 2010 ..........         0%              0%
October 3, 2011 ..........         0%              0%
October 3, 2012 ..........         0%              0%
October 3, 2013 ..........         0%              0%
October 3, 2014 ..........         0%              0%
October 3, 2015 ..........         0%              0%
October 3, 2016 ..........         0%              0%
October 3, 2017 ..........         0%              0%
October 3, 2018 ..........         0%              0%
Weighted Average Life
 (in years) ..............      5.58            5.44

------------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                  CLASS A-2

 DISTRIBUTION DATE           SCENARIO 1      SCENARIO 2
-------------------------  -------------- --------------
Initial Percent ..........       100%            100%
October 3, 1998 ..........       100%            100%
October 3, 1999 ..........       100%            100%
October 3, 2000 ..........       100%            100%
October 3, 2001 ..........       100%            100%
October 3, 2002 ..........       100%            100%
October 3, 2003 ..........       100%            100%
October 3, 2004 ..........       100%            100%
October 3, 2005 ..........        88%             88%
October 3, 2006 ..........        15%              0%
October 3, 2007 ..........         0%              0%
October 3, 2008 ..........         0%              0%
October 3, 2009 ..........         0%              0%
October 3, 2010 ..........         0%              0%
October 3, 2011 ..........         0%              0%
October 3, 2012 ..........         0%              0%
October 3, 2013 ..........         0%              0%
October 3, 2014 ..........         0%              0%
October 3, 2015 ..........         0%              0%
October 3, 2016 ..........         0%              0%
October 3, 2017 ..........         0%              0%
October 3, 2018 ..........         0%              0%
Weighted Average Life
 (in years) ..............      8.74            8.52

------------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                  CLASS A-3

 DISTRIBUTION DATE           SCENARIO 1      SCENARIO 2
-------------------------  -------------- --------------
Initial Percent ..........       100%            100%
October 3, 1998 ..........       100%            100%
October 3, 1999 ..........       100%            100%
October 3, 2000 ..........       100%            100%
October 3, 2001 ..........       100%            100%
October 3, 2002 ..........       100%            100%
October 3, 2003 ..........       100%            100%
October 3, 2004 ..........       100%            100%
October 3, 2005 ..........       100%            100%
October 3, 2006 ..........       100%             88%
October 3, 2007 ..........         0%              0%
October 3, 2008 ..........         0%              0%
October 3, 2009 ..........         0%              0%
October 3, 2010 ..........         0%              0%
October 3, 2011 ..........         0%              0%
October 3, 2012 ..........         0%              0%
October 3, 2013 ..........         0%              0%
October 3, 2014 ..........         0%              0%
October 3, 2015 ..........         0%              0%
October 3, 2016 ..........         0%              0%
October 3, 2017 ..........         0%              0%
October 3, 2018 ..........         0%              0%
Weighted Average Life
 (in years) ..............      9.51            9.38

------------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.

(2) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                   CLASS B

 DISTRIBUTION DATE           SCENARIO 1      SCENARIO 2
-------------------------  -------------- --------------
Initial Percent ..........       100%            100%
October 3, 1998 ..........       100%            100%
October 3, 1999 ..........       100%            100%
October 3, 2000 ..........       100%            100%
October 3, 2001 ..........       100%            100%
October 3, 2002 ..........       100%            100%
October 3, 2003 ..........       100%            100%
October 3, 2004 ..........       100%            100%
October 3, 2005 ..........       100%            100%
October 3, 2006 ..........       100%            100%
October 3, 2007 ..........         0%              0%
October 3, 2008 ..........         0%              0%
October 3, 2009 ..........         0%              0%
October 3, 2010 ..........         0%              0%
October 3, 2011 ..........         0%              0%
October 3, 2012 ..........         0%              0%
October 3, 2013 ..........         0%              0%
October 3, 2014 ..........         0%              0%
October 3, 2015 ..........         0%              0%
October 3, 2016 ..........         0%              0%
October 3, 2017 ..........         0%              0%
October 3, 2018 ..........         0%              0%
Weighted Average Life
 (in years) ..............      9.88            9.79

------------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.
(2)   The weighted average life of the Class B Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                   CLASS C

 DISTRIBUTION DATE           SCENARIO 1      SCENARIO 2
-------------------------  -------------- --------------
Initial Percent ..........       100%            100%
October 3, 1998 ..........       100%            100%
October 3, 1999 ..........       100%            100%
October 3, 2000 ..........       100%            100%
October 3, 2001 ..........       100%            100%
October 3, 2002 ..........       100%            100%
October 3, 2003 ..........       100%            100%
October 3, 2004 ..........       100%            100%
October 3, 2005 ..........       100%            100%
October 3, 2006 ..........       100%            100%
October 3, 2007 ..........         0%              0%
October 3, 2008 ..........         0%              0%
October 3, 2009 ..........         0%              0%
October 3, 2010 ..........         0%              0%
October 3, 2011 ..........         0%              0%
October 3, 2012 ..........         0%              0%
October 3, 2013 ..........         0%              0%
October 3, 2014 ..........         0%              0%
October 3, 2015 ..........         0%              0%
October 3, 2016 ..........         0%              0%
October 3, 2017 ..........         0%              0%
October 3, 2018 ..........         0%              0%
Weighted Average Life
 (in years) ..............      9.88            9.79

------------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.
(2)   The weighted average life of the Class C Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                   CLASS D

 DISTRIBUTION DATE           SCENARIO 1      SCENARIO 2
-------------------------  -------------- --------------
Initial Percent ..........       100%            100%
October 3, 1998 ..........       100%            100%
October 3, 1999 ..........       100%            100%
October 3, 2000 ..........       100%            100%
October 3, 2001 ..........       100%            100%
October 3, 2002 ..........       100%            100%
October 3, 2003 ..........       100%            100%
October 3, 2004 ..........       100%            100%
October 3, 2005 ..........       100%            100%
October 3, 2006 ..........       100%            100%
October 3, 2007 ..........         0%              0%
October 3, 2008 ..........         0%              0%
October 3, 2009 ..........         0%              0%
October 3, 2010 ..........         0%              0%
October 3, 2011 ..........         0%              0%
October 3, 2012 ..........         0%              0%
October 3, 2013 ..........         0%              0%
October 3, 2014 ..........         0%              0%
October 3, 2015 ..........         0%              0%
October 3, 2016 ..........         0%              0%
October 3, 2017 ..........         0%              0%
October 3, 2018 ..........         0%              0%
Weighted Average Life
 (in years) ..............      9.93            9.79

------------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.
(2)   The weighted average life of the Class D Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                   CLASS E

 DISTRIBUTION DATE           SCENARIO 1      SCENARIO 2
-------------------------  -------------- --------------
Initial Percent ..........       100%            100%
October 3, 1998 ..........       100%            100%
October 3, 1999 ..........       100%            100%
October 3, 2000 ..........       100%            100%
October 3, 2001 ..........       100%            100%
October 3, 2002 ..........       100%            100%
October 3, 2003 ..........       100%            100%
October 3, 2004 ..........       100%            100%
October 3, 2005 ..........       100%            100%
October 3, 2006 ..........       100%            100%
October 3, 2007 ..........         0%              0%
October 3, 2008 ..........         0%              0%
October 3, 2009 ..........         0%              0%
October 3, 2010 ..........         0%              0%
October 3, 2011 ..........         0%              0%
October 3, 2012 ..........         0%              0%
October 3, 2013 ..........         0%              0%
October 3, 2014 ..........         0%              0%
October 3, 2015 ..........         0%              0%
October 3, 2016 ..........         0%              0%
October 3, 2017 ..........         0%              0%
October 3, 2018 ..........         0%              0%
Weighted Average Life
 (in years) ..............      9.96            9.79

------------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.
(2)   The weighted average life of the Class E Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                   CLASS F

 DISTRIBUTION DATE           SCENARIO 1      SCENARIO 2
-------------------------  -------------- --------------
Initial Percent ..........       100%            100%
October 3, 1998 ..........       100%            100%
October 3, 1999 ..........       100%            100%
October 3, 2000 ..........       100%            100%
October 3, 2001 ..........       100%            100%
October 3, 2002 ..........       100%            100%
October 3, 2003 ..........       100%            100%
October 3, 2004 ..........       100%            100%
October 3, 2005 ..........       100%            100%
October 3, 2006 ..........       100%            100%
October 3, 2007 ..........         0%              0%
October 3, 2008 ..........         0%              0%
October 3, 2009 ..........         0%              0%
October 3, 2010 ..........         0%              0%
October 3, 2011 ..........         0%              0%
October 3, 2012 ..........         0%              0%
October 3, 2013 ..........         0%              0%
October 3, 2014 ..........         0%              0%
October 3, 2015 ..........         0%              0%
October 3, 2016 ..........         0%              0%
October 3, 2017 ..........         0%              0%
October 3, 2018 ..........         0%              0%
Weighted Average Life
 (in years) ..............      9.96            9.79

------------
(1) Assuming that the 3rd day of each of the months indicated is the Distribution Date occurring in such month.
(2)   The weighted average life of the Class F Certificates is determined by
      (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

                             THE POOLING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of October 1, 1997 (the "Pooling Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

   The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036; Attention: Domenico Ruscitti, Prospectus Department, (212) 761-8570.

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will cause to be delivered to the Trustee, with respect to each Mortgage Loan (i) the original Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) or counterpart(s) thereof; (iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee; (iv) to the extent not contained in the Mortgages, the original assignment of leases and rents or counterpart thereof; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; (vii) the original lender's title insurance policy (or marked commitments to insure); and (viii) originals or copies of environmental indemnities, collateral assignments of management agreements and such other loan documents as are in the possession of the Depositor, including original assignments thereof to the Trustee, unless the Depositor is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Trustee in writing of such delay and shall deliver such documents to the Trustee promptly upon the Depositor's receipt thereof.

   The Trustee, or any custodian for the Trustee, will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Depositor as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling Agreement and report any missing documents or certain types of defects therein to the Depositor and MSMC.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling Agreement, the Depositor will assign the representations and warranties made by MSMC in the Loan Sale Agreement to the Trustee for the benefit of Certificateholders. The representations and warranties to be assigned to the Trustee for the benefit of the Certificateholders are set forth on Exhibit B to this Prospectus Supplement.

   The Pooling Agreement requires that the Master Servicer, the Special Servicer or the Trustee notify MSMC and the Depositor upon its becoming aware of any breach of any representation or warranty with respect to a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. In the Loan Sale Agreement, MSMC will make the representations and warranties set forth in Exhibit B with respect to the Mortgage Loans, and that upon a breach of any of such representations and warranties that remains uncured and which materially and adversely affects the value of a Mortgage Loan, or the interest of the Certificateholders therein, MSMC will repurchase such Mortgage Loan at the Repurchase Price. The Pooling Agreement will provide that the Trustee will enforce the rights of the Trust Fund and Certificateholders under the Loan Sale Agreement.

   Notwithstanding the foregoing, the Pooling Agreement will provide that upon discovery by the Trustee, the Special Servicer or the Master Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such party shall give prompt notice thereof to the Depositor and MSMC and within 90 days after such discovery, if such breach cannot be cured within such period MSMC will be required to purchase such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of MSMC to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by MSMC with respect to a Mortgage Loan. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates will be obligated to

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purchase a Mortgage Loan if MSMC defaults on its obligation to repurchase or cure, and no assurance can be given that MSMC will fulfill such obligations. See "The Depositor" in the Prospectus. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified.

   The "Repurchase Price" with respect to a Mortgage Loan shall be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate (in the case of the North Shore Towers Loan, net of the Hancock Retained Interest), in effect from time to time, to but not including the Due Date in the Collection Period of purchase, (iii) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling Agreement requires each of the Master Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but without regard to (i) any known relationship that the Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable, (iii) the Master Servicer's or the Special Servicer's obligation, as applicable, to make Advances: (iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others or itself, by the Master Servicer or the Special Servicer of any other mortgage loans or properties (the "Servicing Standard"). The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling Agreement. The North Shore Towers Loan will be subserviced by John Hancock. The Mansion Grove Loan will be subserviced by Trowbridge, Kieselhorst & Co. Inc. Notwithstanding any subservicing agreement, the Master Servicer or Special Servicer, as applicable, shall remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Any subservicing agreement entered into by the Master Servicer or Special Servicer, as applicable, will provide that it may be assumed or terminated by the Trustee, or any successor Master Servicer or Special Servicer, if the Trustee, or any successor Master Servicer or Special Servicer, has assumed the duties of the Master Servicer or Special Servicer, respectively. The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

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    The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under such Mortgage Loan); (ii) the Master Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the related borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Master Servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan; (vi) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or (vii) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Master Servicer, or (c) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. With respect to any Specially Serviced Mortgage Loan the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan and upon the curing of such events the servicing of such Mortgage Loan will be returned to the Master Servicer.

   The Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Prepayment Lockout Period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Master Servicer and the Special Servicer will be directed in the Pooling Agreement not to take any enforcement action other than requests for payment with respect to payment of Deferred Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer will also be permitted to forgive the payment of Deferred Interest under the circumstances described under "--Realization Upon Mortgage Loans; Modifications" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans; Modifications," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Specially Serviced Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Master Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Master Servicer Remittance Date), or, with respect to a Mortgage Loan for which the Special

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Servicer has elected to extend the payments as described in "--Realization
Upon Mortgage Loans; Modifications" herein, the amount equal to the lesser of
(a) the related Extended Monthly Payment (net of the related Servicing Fee, and, in the case of the North Shore Towers Loan, the Hancock Retained Interest) or (b) the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make a P&I Advance to the extent it determines that such Advance would not ultimately be recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to such Mortgage Loan as to which such Advances were made. The Master Servicer will not be required or permitted to make an advance for Deferred Interest, Default Interest, Prepayment Premiums or Balloon Payments. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of Monthly Payments (or Extended Monthly Payments) on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

   The Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property. In addition, the Special Servicer may be obligated to make certain Property Advances with respect to Specially Serviced Mortgage Loans.

   The obligation of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee or Fiscal Agent, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the Master Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

   To the extent the Master Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling Agreement. The Trustee and the Fiscal Agent (or the Master Servicer with respect to a Property Advance required to be made by the Special Servicer) will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer (or the Special Servicer). See "--Duties of the Trustee" and "--Duties of the Fiscal Agent" below.

   The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower,
(ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or
(iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

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    The Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded monthly, as of each Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

ACCOUNTS

   Lockbox Accounts and Cash Collateral Accounts. With respect to each Mortgage Loan other than the North Shore Towers Loan, Yorktown Shopping Center Loan, Arrowhead Towne Center Loan and Westgate Mall Loan, one or more accounts in the name of the mortgagee have been established into which rents or other revenues from the related Mortgaged Properties are directly deposited by the related tenants, credit card companies or borrower (the "Lockbox Accounts") or into which funds in related property collection accounts (into which rents, credit card receivables or other revenues are directly deposited) are swept on a regular basis (the "Cash Collateral Accounts"). Agreements governing the Lockbox Accounts and Cash Collateral Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that funds on deposit in the Lockbox Accounts and Cash Collateral Accounts are periodically swept into the Collection Account. Upon the occurrence of an Edens & Avant Pool Lockbox Event, the Edens & Avant Pool Borrower is required to establish a Lockbox Account. The Reserve Accounts generally will be sub-accounts of the related Lockbox Account. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Master Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, after the respective Effective Maturity Date all amounts in the related Lockbox Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) if applicable, Deferred Interest, in that order. The Lockbox Accounts and Cash Collateral Accounts will not be an asset of the Trust REMICs.

   Collection Account. On each Due Date, the Master Servicer will be required to withdraw from each Lockbox Account and Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement for application towards the Monthly Payment due on the related Mortgage Loan. The Master Servicer shall also deposit into the Collection Account within one Business Day of receipt all other payments in respect of the Mortgage Loans, other than amounts deposited into any Reserve Account.

   Distribution Accounts. The Trustee will establish and maintain two segregated accounts (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates entitled to distributions therefrom. With respect to each Distribution Date, the Master Servicer will disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds, and (ii) the portion of the Servicing Compensation representing the Trustee Fee. In addition, the Master Servicer will deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee will withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" herein.

   The Trustee will also establish and maintain one or more segregated accounts for the "Deferred Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders entitled to distributions therefrom and the "Class Q Distribution Account" in the name of the Trustee for the benefit of the holders of the Class Q Certificates.

   The Lockbox Accounts, Cash Collateral Accounts, the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Deferred Interest Distribution Account and the Class Q Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Master Servicer will be authorized to make withdrawals from the Lockbox Accounts, the Cash Collateral Accounts and the Collection Account. Each of the Lockbox Accounts, Cash Collateral Accounts,

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Collection Account, any REO Account, the Lower-Tier Distribution Account, the
Upper-Tier Distribution Account, any escrow account, the Deferred Interest Distribution Account and the Class Q Distribution Account will be either (i)
(A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated by each of the Rating Agencies in one of its three highest rating categories at all times (or in the case of the REO Account, Lockbox Accounts, Cash Collateral Accounts and Collection Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA" by Fitch, "AA-" by S&P and "Aa3" by Moody's or, if applicable, the short term rating equivalent thereof (or "A-1" in the case of S&P)) or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause such Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank"). Amounts on deposit in the Collection Account, the Lockbox Accounts, the Cash Collateral Accounts and any REO Account may be invested in certain United States government securities and other high-quality investments ("Permitted Investments"). Interest or other income earned on funds in the Collection Account, the Lockbox Accounts and the Cash Collateral Accounts will be paid to the Master Servicer (except, in the case of the Lockbox Accounts and Cash Collateral Accounts, to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any Prepayment Premiums (net of the portion of any Prepayment Premium required to be paid to John Hancock) and (II) the Trustee Fee for such Distribution Date, (B) to the Class Q Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, if any, (C) to the Deferred Interest Distribution Account an amount equal to the Deferred Interest received in the related Collection Period, if any, (ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances, the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"; (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee Fee) in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid Servicing Compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement;
(vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; (viii) to the extent not otherwise retained by the Master Servicer or John Hancock and to the extent actually collected, any amounts relating to the Hancock Retained Interest; and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

SUCCESSOR MANAGER

   With respect to each Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, will enforce the Trustee's rights with respect to the manager under the related Mortgage Loan and management agreement. In the event the Master Servicer or the Special Servicer is entitled itself to terminate, or to cause the related borrower to terminate, the manager under the Mortgage Loan, the Master Servicer or the Special Servicer, as the case may be, will promptly give notice of its right to terminate the manager to the Trustee (who will copy the holders of Certificates and the Rating Agencies). The most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate

Class, in the event that the Class A Certificates are the only Classes outstanding (other than the Class X Certificates or the Class Q or Residual Certificates), the Class A Certificates and the Class X Certificates together will be treated as the most subordinate Class of Certificates) will have the right to recommend termination of the manager, and if so, to recommend a Successor Manager (as defined below). Holders of Certificates representing Voting Rights of greater than 50% of such subordinate Class of Certificates will have ten Business Days from the receipt of such notice to respond to such notice. Upon receipt of a recommendation to terminate the manager and appoint a Successor Manager, the Master Servicer or the Special Servicer, as the case may be, will give notice of such recommendation to the Trustee (who will copy the holders of Certificates) and effect such recommendation unless: (i) within five business days of the receipt of notice of such recommendation holders of Certificates representing Voting Rights of greater than 50% of any Class of Certificates which is assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager; or (ii) the Master Servicer or the Special Servicer, as the case may be, determines that effecting such recommendation to terminate is not consistent with the Servicing Standard and therefore the Master Servicer or Special Servicer elects not to effect such recommendation. If the Master Servicer or the Special Servicer, as the case may be, does not receive a required response (or if the response received is inconsistent) and the Master Servicer or the Special Servicer, as the case may be, determines it is consistent with the Servicing Standard to terminate the manager or in the event the manager is otherwise terminated or resigns under the related Mortgage or management agreement, the Master Servicer or the Special Servicer, as applicable, shall use its best efforts, or if applicable cause the related borrower, to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the existing management agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For purposes of this paragraph, a "Successor Manager" shall be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, shall not cause a qualification, withdrawal or downgrading of any of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced in writing, and shall be a professional management corporation or business entity which manages, and is experienced in managing, other comparable commercial properties and meets any criteria in the related loan documents.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgaged Properties and the Mortgage Loans" herein), the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Master Servicer or the Special Servicer, with respect to Specially Serviced Mortgage Loans, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgaged Properties and the Mortgage Loans" herein), the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

    See "Certain Legal Aspects of the Mortgage Loans and the Leases -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

INSPECTIONS

   The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event (i) the Master Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of
(a) $5,000,000 or more at least once every 12 months and (b) less than $5,000,000 at least once every 24 months (provided, however, that at least 25% of the Mortgaged Properties with Allocated Loan Amounts of less than $5,000,000 will be inspected within 12 months after the Closing Date), in each case commencing in October 1998 (or at such other times, provided each Rating Agency has confirmed in writing to the Master Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Master Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer) is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   The Pooling Agreement requires that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before April 15 of each year, beginning April 15, 1998, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans for the preceding calendar year is fairly stated, based on an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation, except for such exceptions stated in such report.

   The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before April 15 of each year, beginning April 15, 1998, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer, and that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

   Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

   The Pooling Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or other representation or specific liability provided in the Pooling Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations or duties thereunder. The Pooling Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, in each case by the person being indemnified; (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling Agreement, or (iii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

   In addition, the Pooling Agreement provides that none of the Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor from the Collection Account.

   The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

   Any person into which the Depositor or the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor or the Master Servicer is a party, or any person succeeding to the business of the Depositor or the Master Servicer, will be the successor of the Depositor or the Master Servicer, as the case may be, under the Pooling Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Depositor or the Master Servicer under the Pooling Agreement.

EVENTS OF DEFAULT

   Events of default of the Master Servicer (each, with respect to the Master Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Deferred Interest Distribution Account or Class Q Distribution Account any amount required to be so remitted at the time required to be remitted pursuant to the Pooling Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class, and if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; (iii) any failure by the Master Servicer to make any Advances as required pursuant to the Pooling Agreement; (iv) confirmation in writing by any Rating Agency that not terminating the Master Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer indicating its insolvency or inability to pay its obligations.

    Events of default of the Special Servicer (each, with respect to the Special Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Special Servicer to remit to the Collection Account any amount so required under the Pooling Agreement;
(ii) any failure by the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for a period of 30 days after the giving of written notice of such failure to the Special Servicer by the Master Servicer, the Depositor or the Trustee, or to the Special Servicer, the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; (iii) confirmation in writing by any Rating Agency that not terminating the Special Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Special Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Pooling Agreement and in and to the Trust Fund. If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) described in clause (v) in the second preceding paragraph occurs, the rights and obligations of the Master Servicer under the Pooling Agreement shall automatically terminate. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Master Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by Fitch and S&P and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Master Servicer or Special Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

   If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to terminate the Special Servicer and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement, unless such termination and succession would result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling Agreement. The Trustee or other successor Special Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance thereof, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

   The Pooling Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement; or (iv) amend the section in the Pooling Agreement relating to the amendment of the Pooling Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

   The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class Q, Class R and Class LR Certificates, (b) 4% in the case of the Class X Certificates (the "Fixed Voting Rights Percentage"), and (c) in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by
(ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS; MODIFICATIONS

   Specially Serviced Mortgage Loans; Appraisals; Extensions. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"); provided, that, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

    Following a default in the payment of any principal balance and accrued interest remaining unpaid on the maturity date of a Mortgage Loan, the Special Servicer may either foreclose or elect to grant up to three consecutive one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the maturity date (or the first or second anniversary thereof in the case of the second or third extension), respectively, the related borrower had made twelve consecutive Monthly Payments (or Extended Monthly Payments in the case of the second or third extension) on or prior to their Due Dates, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard described herein and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan, (iv) the Special Servicer terminates the related manager unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of such Mortgaged Properties and (v) such extension requires the related borrower to make Extended Monthly Payments. The Special Servicer's determination to extend shall be made in the Special Servicer's good faith judgment, and may, but is not required to be, based on an Updated Appraisal.

   The Special Servicer will not be permitted to agree to any extension of a Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date. If such borrower fails to make an Extended Monthly Payment during the initial extension period, no further extensions will be granted. The "Extended Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in the payment of any principal balance and accrued interest remaining unpaid on its maturity date, is equal to (a) the principal portion of a revised monthly payment (which will be calculated based on an amortization schedule which would fully amortize such principal balance and accrued interest over a term that does not extend past the date occurring two years prior to the Rated Final Distribution Date (commencing on the maturity date of such Mortgage Loan) and an interest rate no less than the Mortgage Rate with respect to such Mortgage Loan), and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Extended Monthly Payments may include interest at a rate lower than the related Default Rate (but, except as otherwise provided in the Pooling Agreement, not lower than the related Mortgage Rate). In no event will the Special Servicer be permitted to extend any Mortgage Loan at a rate lower than the Mortgage Rate.

   The Master Servicer or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Deferred Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Deferred Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Deferred Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related maturity date and (ii) waiver of the right to such accrued Deferred Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Deferred Interest. Any such waiver shall not be effective until such prepayment is tendered.

   Pursuant to the terms of the 605 Third Avenue Loan and the Grand Kempinski Loan, the mortgagee is required to give prior written notice to the Third Avenue Mezzanine Lender or Grand Kempinski Mezzanine Lender, as applicable, of any material default under such Mortgage Loans prior to commencing foreclosure proceedings. In addition, the Third Avenue Mezzanine Lender and Grand Kempinski Mezzanine Lender, as the case may be, will have the right to cure any such default prior to foreclosure. See "Description of the Mortgaged Properties and Mortgage Loans--605 Third Avenue: The Loan--Mezzanine Debt" and "--Grand Kempinski Hotel: The Loan--Mezzanine Debt" herein.

   Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

    Notwithstanding anything herein to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and
(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Certain Federal Income Tax Consequences--Prohibited Transactions and Other Taxes" in the Prospectus.

   The Pooling Agreement will provide that the Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling Agreement, including extensions thereof;

provided, however, that with respect to the 605 Third Avenue Loan the Special Servicer may offer to sell such Mortgage Loan only (i) to MSMC or any of its affiliates, or (ii) to an institutional lender meeting certain financial and other criteria set forth in the related loan documents. See "Description of the Mortgaged Properties and the Mortgage Loans--605 Third Avenue: The Loan--Transfers by Lender" herein. The Special Servicer is required to give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer is required to accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

   In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee), if the highest offeror is affiliated with the Special Servicer. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Pooling Agreement will not obligate the Special Servicer to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

   Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation with, and agreement by, the Master Servicer, may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

   Modifications. During the term of a Specially Serviced Mortgage Loan, the Special Servicer, may, consistent with the Servicing Standard, agree to modify such Mortgage Loan to reduce the amount of principal (but, except as otherwise provided below, not interest) payable monthly on such Mortgage Loan provided that (a) a material default in respect of payment on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation; (b) the Special Servicer terminates the related manager (unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of the related Mortgaged Properties); and (c) the Special Servicer may only agree to reductions of principal lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; provided, however, Certificateholders representing greater than 66 2/3% of all Voting Rights may direct the Special Servicer not to agree to any such modification. The Special Servicer will promptly provide a copy of such proposed modification to the Master Servicer, the Rating Agencies and the Trustee. The Trustee will, within five Business Days, notify, in writing, all of the Certificateholders that have Voting Rights for such proposed modification. For purposes of determining whether Certificateholders representing 66 2/3% of all Voting Rights have directed the Special Servicer not to agree to such modification, each Certificateholder will have 15 days to respond to such notice, and any Certificateholder that has not responded within such time period will be deemed to have consented to such modification. In the event that the Special Servicer is directed not to agree to such modification, the Special Servicer will continue to have the options described elsewhere herein, including foreclosure, subject to the following paragraph, or, if applicable, extension of the related Mortgage Loan.

   Additionally, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term or forgive or defer interest on and principal of, and/or add collateral for, any Specially Serviced

Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (the "Directing Class"), subject, however, to each of the following limitations, conditions and restrictions: (a) a material default in respect of such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis, than would liquidation;
(b) no reduction in the scheduled monthly payment of interest on any Mortgage Loan as a result of such modification, waiver or amendment may result in an Interest Shortfall to any Class other than the Directing Class, determined as of the date of such modification, waiver or amendment; (c) any reduction in the scheduled monthly payment of principal and/or interest on any Mortgage Loan must require that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan; (d) the Special Servicer may only agree to reductions of principal and/or interest lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three periods of twelve months or less each; (e) the Special Servicer may not reduce any Prepayment Premium or Prepayment Lockout Period; (f) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Principal Amount of the Directing Class less the sum of (x) the aggregate amount of Appraisal Reduction Amounts then outstanding and (y) the aggregate amount of Interest Shortfalls then outstanding (other than with respect to the Directing Class); and (g) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations. For the purpose of determining the Percentage Interest of the Directing Class, the Certificates held by any Certificateholder that (i) holds, or whose affiliate holds, any debt of any of the borrowers, or any of the affiliates of the borrowers, under the Mortgage Loans, or (ii) is the related manager or affiliate of the related manager, shall not be taken into consideration. If the Certificateholders representing 100% of the Percentage Interests of the second most subordinate Class of Certificates then outstanding consent to such modification, waiver or amendment, the Directing Class for purposes of the determinations made in clauses (b) and (f) shall include the second most subordinate Class of Certificates and the amount by which principal can be reduced shall not be in excess of 80% of the aggregate principal balance of both such Classes less the items specified in clauses
(f)(x) and (y) above. A modification pursuant to this paragraph is not subject to the veto of Certificateholders set forth in the preceding paragraph.

   Notwithstanding the foregoing, pursuant to the terms of the Hancock Agreement, so long as no North Shore Towers Credit Event has occurred, any material modification to any economic or priority-related terms of the North Shore Towers Loan must be approved by John Hancock, provided that such approval may not be unreasonably withheld. "North Shore Towers Credit Events" include the failure to make a scheduled monthly payment for 60 or more days, the failure to make a balloon payment when due, the failure or imminent failure to make any payment that is not likely to be cured by the borrower within 60 days, certain events of insolvency, and events of foreclosure. In addition, the Hancock Agreement provides that in the event that only a partial interest payment is received from the borrower, or if the North Shore Towers Loan is modified or restructured and the North Shore Towers Interest Rate is reduced, the Monthly Payments must first be applied to interest and such interest is required to be allocated to John Hancock and the Trust Fund pro rata, based on the ratio of the Hancock Retained Interest or the North Shore Towers Net Interest Rate, as applicable, to the North Shore Towers Interest Rate.

   The Master Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Code Section 1001 or Treasury Regulations Section 1.860G-2(b)(3), as evidenced by an Opinion of Counsel, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The Master Servicer or the Special Servicer, as applicable, shall provide copies of any modifications, waiver or amendment to each Rating Agency.

 OPTIONAL TERMINATION

   The Depositor and, if the Depositor does not exercise its option, the Master Servicer and, if neither the Depositor nor the Master Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of
(i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable, but, in the case of the North Shore Towers Loan, net of the Hancock Retained Interest) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) unreimbursed Property Advances, and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the Prospectus.

   Any Mortgage Loan purchased under the circumstances described in the preceding paragraph will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and (ii) the holders of the Classes of Certificates entitled to receive the Deferred Interest with respect to such Mortgage Loan, to receive from the purchaser(s), from time to time, payments corresponding to Deferred Interest with respect to such Mortgage Loan.

THE TRUSTEE

   LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group--Morgan Stanley 1997-XL1.

   The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Master Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by Fitch and S&P and "Aa2" by Moody's, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and the Fiscal Agent under the Pooling Agreement, the Trustee and the Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest thereon as provided in the Pooling

Agreement. All expenses incurred by the Trustee upon any removal without cause will be paid by the party terminating the Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Master Servicer out of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer each indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") and the Master Servicer (except for the information under "--The Master Servicer") will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

   In the event that the Master Servicer fails to make a required Advance, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Master Servicer, and if the Master Servicer so fails, the Trustee), will be obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer, as applicable, that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer or Special Servicer, as applicable.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement. The Trustee will not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Deferred Interest Distribution Account, Class Q Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

   In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a Netherlands banking corporation, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois, 60674-4107.

   The Fiscal Agent may not resign except (i) in the event of the resignation or removal of the Trustee (in which event, the Fiscal Agent shall be deemed to have been removed), (ii) upon determination that it may no longer perform such obligations and duties under applicable law, or (iii) upon written confirmation from the Rating Agencies that such resignation, without the appointment of a successor Fiscal Agent, will not in and of itself result in a downgrade, qualification or withdrawal of the then current rating of any Class of Certificates. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Depositor and the Trustee. Except as provided in (iii) above, no resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing (which may be the Trustee) shall have assumed the Fiscal Agent's obligations and duties under the Pooling Agreement. All expenses incurred by the Fiscal Agent upon any removal without cause shall be paid by the party terminating the Fiscal Agent.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information in the first sentence under the preceding section with the heading "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations. The Fiscal Agent will not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Deferred Interest Distribution Account, Class Q Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

   In the event that the Master Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will be obligated to make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer, Special Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

THE MASTER SERVICER

   GMAC Commercial Mortgage Corporation ("GMACCM") will initially act as the Master Servicer. The following information has been provided by GMACCM. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

   GMACCM, a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of December 31, 1996, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $24.8 billion in aggregate outstanding principal amount. Neither the Master Servicer, its parent nor any of its affiliates will guarantee the Certificates or the assets included in the Trust Fund.

    Pursuant to the terms of the Pooling Agreement, the Master Servicer will be required to indemnify the Depositor and the Trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of the Master Servicer's willful misfeasance, bad faith or negligent failure to comply with its duties and obligations under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling Agreement, the Master Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) 1/12 times a per annum rate equal to (a) with respect to the North Shore Towers Loan, 0.0205%, (b) with respect to the Mansion Grove Loan, 0.0423%, and (c) with respect to all other Mortgage Loans, 0.0355% (in each case, the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan, provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Servicing Fee includes the compensation payable to the Master Servicer (which includes, in the case of the Mansion Grove Loan, a fee (the "Mansion Grove Subservicing Fee") payable to the subservicer equal to 0.0218% per annum) and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee payable to the Master Servicer with respect to all the Mortgage Loans (but not the fees payable to the Trustee or the Mansion Grove Subservicing Fee) for the related Distribution Date shall be reduced up to the amount sufficient to fully offset such Prepayment Interest Shortfalls. The Master Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent not payable to the related borrower under the related Mortgage Loan or applicable law).

   In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items (but not including any yield maintenance charge or prepayment premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling Agreement.

   The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.

SPECIAL SERVICER

   GMACCM will initially be appointed as special servicer of the Mortgage Loans (in such capacity, the "Special Servicer"). See "--The Master Servicer" herein. The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement will provide that although more than one Special Servicer may be appointed, only one Special Servicer may specially service any Mortgage Loan.

   The information concerning GMACCM set forth herein has been provided by GMACCM and none of the Depositor, the Master Servicer, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

   The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates and the Class X Certificates are the only Classes outstanding, the Class A Certificates and the Class X Certificates together will be treated as the subordinate Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

   The Pooling Agreement provides that if the Master Servicer is acting as the Special Servicer with respect to the Grand Kempinski Loan or the 605 Third Avenue Loan, and the Master Servicer acquires either the Grand Kempinski Mezzanine

Loan or the Third Avenue Mezzanine Loan, as applicable, the Master Servicer shall promptly resign as Special Servicer with respect to the related Mortgage Loan, and if the Master Servicer fails to promptly resign, the Trustee will be required to terminate the Master Servicer as Special Servicer with respect to such Mortgage Loan, and the holders of the most subordinate Class of Certificates then outstanding will then appoint a successor Special Servicer.

   Pursuant to the Pooling Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Master Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of (i) 1/12 times a per annum rate of 0.35% and (ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"); provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive a "Liquidation Fee" equal to 0.75% of the amount equal to (x) the proceeds of the sale of any Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made three consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to 0.75% of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling Agreement. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) MSMC as described herein under "--Representations and Warranties; Repurchase," (ii) by the Master Servicer, the Depositor or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or (iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates.

MASTER SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Master Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or the Special Servicer could cause a conflict relating to the Master Servicer's or the Special Servicer's duties pursuant to the Pooling Agreement and the Master Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Master Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof. Additionally, the Pooling Agreement provides that (i) an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest and,
(ii) any Certificateholder that is also (A) the holder of any debt of any of the affiliates of any of the borrowers under the Mortgage Loans or (B) the related manager or affiliate of the related manager may not vote with respect to selecting, or directing the actions of the Special Servicer with respect to such Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, the Trustee is obligated to mail to each Certificateholder, to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling Agreement. Certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement No. 284. In addition, to the extent provided to it by the Master Servicer, the Trustee shall make available upon request to each Certificateholder and Rating Agency a quarterly report and an annual summary of quarterly reports setting forth certain information with respect to the borrowers and the Mortgaged Properties. Such quarterly and annual summaries will be prepared by the Master Servicer solely from information provided to the Master Servicer pursuant to the Mortgage Loans without modification, interpretation or analysis (except that the Master Servicer will use its best efforts to isolate management fees and funded reserves from borrower reported expenses, if necessary) and the Master Servicer shall not be responsible for the completeness or accuracy of such information (except that the Master Servicer will use its best efforts to correct patent errors). Certain information regarding the Mortgage Loans will be made available by the Trustee in electronic format through a dial-up bulletin board service available by calling (714) 282-3990. A form of the monthly reports is included herein as Exhibit C. Within a reasonable period of time after each calendar year, the

Trustee is obligated to furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

   Additionally, the Master Servicer shall make available (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) to the Rating Agencies and to the Trustee, which shall make available to the Certificateholders upon written request (provided that each such Certificateholder will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), information relating to the Mortgaged Properties or the borrowers which has been provided to the Master Servicer pursuant to the Mortgage Loans, including financial and operating statements and other information specified on the list described in the previous sentence and provided to the Master Servicer pursuant to the Mortgage Loans.

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                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans in New York (approximately 26.40% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), California (approximately 12.50% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Texas (approximately 9.00% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Indiana (approximately 8.60% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), South Carolina (approximately 8.30% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Illinois (approximately 7.60% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Arizona (approximately 6.50% of the Mortgage Loans by Cut-Off Date Allocated Amount), and Ohio (approximately 5.70% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

   New York, California, Texas, Indiana, South Carolina, Illinois, Arizona and Ohio and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. All of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

   Under New York law, while a foreclosure may proceed either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Under New York law, upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. In New York, liens for unpaid real estate taxes take priority over the lien of a previously recorded mortgage.

   California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following a non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of the collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

   Under Texas law, a deed of trust is foreclosed by non-judicial process; judicial process is generally not used. Generally, there is no election of remedies observed in Texas. Accordingly, a mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, 21 days notice prior to foreclosure is required. Deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust.

   Mortgages on Indiana real estate may be foreclosed only by judicial proceedings; a private power of sale is not permitted under Indiana law. Mortgagees may sue on both the note and the mortgage simultaneously. Indiana law allows a mortgagee to obtain a deficiency judgment. Following entry of judgment in a foreclosure action, Indiana real estate may not be sold to satisfy that judgment for three
(3) months. The owner of the foreclosed-upon real estate may waive the benefit of that statutorily-imposed delay, but in consideration of such waiver the judgment holder is required to relinquish its rights to a deficiency judgment. All foreclosure sales are conducted by the sheriff of the county in which the real estate is located. Property may be redeemed by the borrower prior to the sheriff's sale by payment in full of the judgment amount, including interest and costs. Following the sheriff's sale of the property, the borrower has no further right of redemption. In Indiana, liens for unpaid real estate taxes take priority over all mortgages.

   Under South Carolina law, mortgages are foreclosed only judicially at a public auction sale. The note can be sued on in lieu of foreclosure. The court may also render judgment against the parties liable for the debt and at the same time direct the sale of the mortgaged property. Deficiency judgments are permitted. When a foreclosure sale is made, any balance of the mortgage debt over the purchase price of the property shall not be extinguished by reason of the mortgagee or his assignee becoming the purchaser at the sale, whether the mortgage contains such a provision to that effect or not. No foreclosure sale under a mortgage conferring a power upon the mortgagee to sell shall be valid to pass title unless the underlying debt is first established in a court of competent jurisdiction or unless the amount of the debt is consented to in writing by the debtor subsequent to the maturity of the debt. There is no right to redeem after the foreclosure sale is final.

   Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished only by judicial proceedings; there is no private power of sale under Illinois law. Common law remedy of strict foreclosure is still available in Illinois. Foreclosure is regulated by statute and is subject to the court's equitable powers. Generally, a mortgagee may obtain, where applicable, and seek to recover, a deficiency judgment. A mortgagor has a statutory right of redemption which, as to mortgagors of non-residential real estate, may be waived. A mortgagor also has a statutory right of reinstatement which may be granted only once in any given five year period. The right of reinstatement allows a mortgagor, whose loan has been accelerated due to a default, to cure said default (by paying principal amount due, including costs, expenses, attorneys' fees and other fees, but excluding the portion of principal which would not have been due in absence of acceleration) within ninety days from the date the court obtains jurisdiction over mortgagor. The reinstatement right cannot be waived by the mortgagor. Illinois statutes also provide priority to certain tax liens over the lien of previously recorded mortgages.

   Under Arizona law, a deed of trust may be foreclosed by court action (i.e., judicially) or by means of the power of sale conferred upon the trustee (i.e., non-judicially). A judicial foreclosure is subject to the general risks outlined above. In a judicial foreclosure, the beneficiary may accelerate the loan subject to the trustee's right to pay the loan in full prior to entry of the foreclosure judgment. Once a foreclosure judgment is entered, the trust property is sold by the county sheriff at a public auction. Following sale, the grantor and holders of subordinate liens or encumbrances have a period of six months within which to redeem the trust property. In a non-judicial foreclosure under Arizona law, the trust property is sold at public auction by the trustee (or its successor). The trustee's sale can be held after the 90th day following recordation in the county records of a notice of trustee's sale. The trustor and any person holding a subordinate lien or encumbrance on the trust property have a nonwaivable right to reinstate the loan. A reinstatement may be effected by payment to the beneficiary or trustee on or before 5:00 p.m. on the last Business Day prior to a scheduled trustee's sale of the entire amount then due on the loan other than such portion of the principal as would not then be due had no default occurred and by curing all other defaults.

   Under Ohio law, foreclosure of a mortgage can occur only through judicial process. There is no private power of sale or strict foreclosure available in Ohio. Foreclosure is regulated by statute and is subject to the court's equitable powers. Mortgagees may sue both on the note and mortgage simultaneously and generally may recover a deficiency judgment unless the mortgage loan is nonrecourse. Mortgagors have a nonwaivable statutory right of redemption and the statutes further provide that the real estate generally cannot be sold in foreclosure for less than two-thirds of its appraised value. Mortgagors have no right of reinstatement. Ohio statutes also provide for priority of liens for unpaid real estate taxes over the lien of a previously recorded mortgage.

   In some states, foreclosure may result in automatic termination of subordinate leases in the absence of either (i) an agreement to the contrary between the foreclosing lender and the tenant or (ii) circumstances in which it would be inequitable to permit such termination. In addition, in all states, real property taxes have priority over the lien of previously recorded mortgages or deeds of trust and in some states and under certain circumstances, mechanics' liens and materialmen's liens may also take priority over the lien of previously recorded mortgages or deeds of trust.

    Foreclosure under either a mortgage or a deed of trust or the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist, and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's or mortgagee's ability to sell the property or upon the sale price.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Elections will be made to treat the portion of the Trust Fund exclusive of the Reserve Accounts, the Lock Box Accounts, the Cash Collateral Accounts, the Deferred Interest, the Deferred Interest Distribution Account, the Default Interest, and the Class Q Distribution Account, and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, such portion of the Trust Fund will qualify, as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts, the Cash Collateral Accounts and the Lock Box Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Deferred Interest and the Default Interest), proceeds therefrom, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and the Upper-Tier Distribution Account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. In addition, the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will represent pro rata undivided beneficial interests in designated portions of the Deferred Interest and the related portions of the Deferred Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Deferred Interest based on the relative fair market values of each, it is anticipated that the rights to Deferred Interest will have negligible value as of the Closing Date. The Class Q Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Default Interest (subject to an obligation to pay interest on Advances to the Master Servicer, Special Servicer or Trustee, as the case may be) in respect of the Mortgage Loans and the Class Q Distribution Account, and such portion will be treated as part of the grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(5)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

   A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(5)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for such treatment. A beneficial owner's interest in an Offered Certificate will constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association only to the extent of the portion of the Offered Certificate allocable to the Mansion Grove Loan and to the North Shore Towers Loan (in each case, to the extent not allocable to commercial use with respect thereto). The Lower-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.

   The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting and any income from Deferred Interest as such amounts are received or accrued by the Trust Fund, based on their own methods of accounting. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--General" in the Prospectus.

   It is anticipated that the regular interests represented by the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates will be issued at a premium.

   Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, the Depositor does not intend to treat the payments of interest on the Class X Certificates as contingent interest.

   The prepayment assumption that will be used to amortize premium of an initial owner will be Scenario 1 as described under "Yield, Prepayment and Maturity Considerations--Yield on the Offered Certificates" above.

   Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

                             ERISA CONSIDERATIONS

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan of the Class B, Class C, Class D, Class E and Class F Certificates (the "Subordinated Offered Certificates") is restricted. See "Description of the Offered Certificates--Transfer Restrictions." Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA or Section 4975 of the Code with respect to the purchase, holding or disposition of the Subordinated Offered Certificates. For purposes of the following discussion all references to the Offered Certificates, unless otherwise indicated, shall be deemed to exclude the Subordinated Offered Certificates.

   As described in the Prospectus under "ERISA Considerations," Title I of ERISA and Section 4975 of the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (May 17, 1990)), referred to herein as the "Exemption," for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the

Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

   Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

     (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, S&P, Fitch or Duff & Phelps Credit Rating Co. ("DCR");

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust Fund must also meet the following requirements:

        (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

        (b) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

        (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of any such borrowers, should not purchase any of the Offered Certificates.

   The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. THE CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, UNLESS SUCH PERSON IS AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

   The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Class A-1, Class A-2, Class A-3, Class X, Class B and Class C Certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as such Certificates are rated in one of the two highest rating categories by one or more Rating Agencies and the Mortgage Loans are secured by real estate. The other Classes of Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Except as to the status of certain Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates of any Class under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions of the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor and MSMC, upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 108% of the initial aggregate Certificate Principal Amount of the Offered Certificates, plus accrued interest, if any, from October 1, 1997, before deducting expenses payable by the Depositor.

   In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. One or more affiliates of the Underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.

   MSMC, an affiliate of the Underwriter and the Depositor, currently holds the Grand Kempinski Mezzanine Loan, and if MSMC were to foreclose on the collateral for this loan following an event of default, MSMC would become the owner of the Grand Kempinski Borrower. Certain affiliates of the Underwriter, including MSMC, engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--The Mortgage Loans--Other Financing", "--Conflicts of Interest", "Description of the Mortgaged Properties and the Mortgage Loans--Grand Kempinski Hotel: The Borrower; The Property--Mezzanine Debt" herein.

   The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   In connection with the offering, the Underwriter may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short positions created by the Underwriter in connection with the offering. Short positions created by the Underwriter involve the sale by the Underwriter of a greater number of Certificates than they are required to purchase from the Depositor in the offering. The Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if such Certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be affected in the over-the-counter market or otherwise.

   This Prospectus Supplement and the Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

   The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act of 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulation 1991 (as amended).

                                   EXPERTS

   Cushman & Wakefield, Inc., Hospitality Valuation Services International,
O. Marshall Dodds Company, Inc., Regional Appraisal Associates, Landauer Associates, Inc. and CB Commercial Real Estate Group, Inc. are each an independent real estate brokerage, appraisal, management and consulting firm, and have either appraised or rendered an opinion on the current fair market value of the Mortgaged Properties or prepared a market study of the Mortgaged Properties. The results of such appraisals, marketability study and market studies and references to such firms are set forth in the information included in this Prospectus Supplement under the heading "Description of the Mortgaged Properties and the Mortgage Loans--Description of the Borrowers and the Properties" and in the complete report available for inspection at the corporate trust office of the Trustee, and such summary report, together with information based on the complete report included in this Prospectus Supplement, have been included in this Prospectus Supplement in reliance upon the authority of Cushman & Wakefield, Inc., Hospitality Valuation Services International, O. Marshall Dodds Company, Inc., Regional Appraisal Associate, Landauer Associates, Inc. and CB Commercial Real Estate Group, Inc. as experts on real estate appraisals.

                       VALIDITY OF OFFERED CERTIFICATES

   The validity of the Offered Certificates will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                   RATINGS

   It is a condition to the issuance of the Offered Certificates that (i) each of the Class A-1, Class A-2 and Class A-3 Certificates be rated "AAA" by Fitch, "Aaa" by Moody's and "AAA" by S&P; (ii) the Class B Certificates be rated "AAA" by Fitch, "Aaa" by Moody's and "AA+" by S&P; (iii) the Class C Certificates be rated "AA+" by Fitch, "Aa1" by Moody's and "AA" by S&P; (iv) the Class D Certificates be rated "A+" by Fitch, "A2" by Moody's and "A" by S&P; (v) the Class E

Certificates be rated "BBB" by Fitch, "Baa2" by Moody's and "BBB" by S&P; (vi) the Class F Certificates be rated "BBB-" by Fitch; and (vii) the Class X Certificates be rated "AAA" by Fitch and "Aaa" by Moody's. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Deferred Interest or the tax treatment of the Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the WAC Rate, will be affected by changes therein due to variations in the rates of amortization of the Mortgage Loans. See "Risk Factors" herein and "Yield Considerations" in the Prospectus.

   The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amount "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                       INDEX OF SIGNIFICANT DEFINITIONS

 605 Third Avenue Loan ......................................S-13
AA Rating .................................................. S-131
ACMs ....................................................... S-44
ADA ........................................................ S-55
Additional Fisher Persons .................................. S-84
ADR ........................................................ S-15, S-107
Advance Rate ............................................... S-255
Advances ................................................... S-254
Allocated Loan Amount ...................................... S-67
Alternative Third Avenue Loan Transferee ................... S-85
Annual Debt Service ........................................ S-67
Annualized Base Rent ....................................... S-68
Anticipated Term ........................................... S-68
Applicable Third Avenue Defeasance Collateral .............. S-81
Appraisal Reduction Amount ................................. S-233
Appraisal Reduction Event .................................. S-233
Arrowhead Borrower ......................................... S-20, S-177
Arrowhead Discount Rate .................................... S-184
Arrowhead Discounted Value ................................. S-183
Arrowhead Interest Rate .................................... S-20, S-183
Arrowhead Management Agreement ............................. S-182
Arrowhead Manager .......................................... S-182
Arrowhead Maturity Date .................................... S-20, S-183
Arrowhead Mortgage ......................................... S-177
Arrowhead Non-REIT Transferee .............................. S-184
Arrowhead Note Payments .................................... S-183
Arrowhead Opening Date ..................................... S-182
Arrowhead Permitted Partnership Transfer ................... S-184
Arrowhead Permitted Transfer ............................... S-184
Arrowhead Permitted Transferee ............................. S-184
Arrowhead Property ......................................... S-20, S-177
Arrowhead Qualified Affiliate Transferee ................... S-184
Arrowhead REA .............................................. S-180
Arrowhead REIT Transferee .................................. S-184
Arrowhead Released Parcel .................................. S-184
Arrowhead Towne Center Loan ................................ S-20
Arrowhead Yield Maintenance ................................ S-183
Arrowhead Yield Maintenance Premium ........................ S-183
Associated ................................................. S-203
Associated-Higbee ROA ...................................... S-203
Available Funds ............................................ S-225
Average Base Rent Per Square Foot .......................... S-68
Balloon Balance ............................................ S-68
Balloon Payment ............................................ S-226
Bankruptcy Code ............................................ S-42
Bennett Related Person ..................................... S-118
Business Day ............................................... S-12
Carson ..................................................... S-160
Cash Collateral Accounts ................................... S-255

                                     S-280

CEDEL ...................................................... S-1, S-12,
                                                             S-61
CEDEL Participants ......................................... S-235
CERCLA ..................................................... S-44
Certificate Owners ......................................... S-235
Certificate Principal Amount ............................... S-3
Certificate Registrar ...................................... S-233
Certificateholder .......................................... S-234
Certificateholders ......................................... S-61
Certificates ............................................... S-1, S-11
Chase Realty ............................................... S-62
City ....................................................... S-56, S-182
Class ...................................................... S-1, S-224
Class A Certificates ....................................... S-25, S-224
Class A-1 Component ........................................ S-224
Class A-2 Component ........................................ S-224
Class A-3 Component ........................................ S-224
Class B Component .......................................... S-225
Class C Component .......................................... S-225
Class D Component .......................................... S-225
Class E Component .......................................... S-225
Class F Component .......................................... S-225
Class G Component .......................................... S-225
Class H Component .......................................... S-225
Class Prepayment Percentage ................................ S-231
Class Q Distribution Account ............................... S-255
Closing Date ............................................... S-11
Code ....................................................... S-32
Collection Account ......................................... S-255
Collection Period .......................................... S-226
Commission ................................................. S-267
Component Notional Amount .................................. S-225
Controlling Entity ......................................... S-129
Cross-over Date ............................................ S-28, S-230
Cut-Off Date ............................................... S-11
Cut-Off Date Allocated Loan Amount ......................... S-67
Cut-Off Date LTV ........................................... S-67
DCR ........................................................ S-276
Debt Service Coverage Ratio ................................ S-67
Default Interest ........................................... S-226
Default Rate ............................................... S-226
Deferred Interest .......................................... S-60, S-63,
                                                             S-227
Deferred Interest Distribution Account ..................... S-255
Definitive Certificate ..................................... S-233
Department ................................................. S-275
Depositor .................................................. S-1, S-11
Depositories ............................................... S-234
DHCR ....................................................... S-41
DHJ Trust .................................................. S-207
Directing Class ............................................ S-265
Discount Rate .............................................. S-231
Distribution Date .......................................... S-3, S-225

                                     S-281

DNS Trust .................................................. S-123
DSCR ....................................................... S-67
DTC ........................................................ S-1, S-12
DTSC ....................................................... S-45
Due Date ................................................... S-12
Edens & Avant Partial Release Parcel ....................... S-99
Edens & Avant Pool Alteration .............................. S-105
Edens & Avant Pool Borrower ................................ S-14, S-90
Edens & Avant Pool Capital Expenditure Reserve Account  .... S-101
Edens & Avant Pool Capital Expenditure Reserve Amount  ..... S-101
Edens & Avant Pool Default Rate ............................ S-98
Edens & Avant Pool Defeasance Collateral ................... S-99
Edens & Avant Pool Deferred Maintenance Reserve Account  ... S-101
Edens & Avant Pool Discount Rate ........................... S-99
Edens & Avant Pool DSCR .................................... S-99
Edens & Avant Pool DSCR Determination Date ................. S-104
Edens & Avant Pool Environmental Reserve Account  .......... S-101
Edens & Avant Pool GP ...................................... S-90
Edens & Avant Pool Ground Leases ........................... S-50, S-96
Edens & Avant Pool Interest Escrow Account ................. S-100
Edens & Avant Pool Interest Escrow Amount .................. S-100
Edens & Avant Pool Interest Rate ........................... S-15, S-98
Edens & Avant Pool Loan .................................... S-14
Edens & Avant Pool Lockbox Bank ............................ S-100
Edens & Avant Pool Lockbox Event ........................... S-100
Edens & Avant Pool Management Agreement .................... S-96
Edens & Avant Pool Management Replacement DSCR ............. S-104
Edens & Avant Pool Manager ................................. S-96
Edens & Avant Pool Manager's Subordination ................. S-97
Edens & Avant Pool Material Alteration ..................... S-105
Edens & Avant Pool Maturity Date ........................... S-15, S-98
Edens & Avant Pool Monthly Debt Service Payments  .......... S-98
Edens & Avant Pool Mortgage Escrow Account ................. S-101
Edens & Avant Pool Mortgages ............................... S-90
Edens & Avant Pool Operating Account ....................... S-100
Edens & Avant Pool Operating Partnership ................... S-90
Edens & Avant Pool Properties .............................. S-14, S-90
Edens & Avant Pool Replaced Property ....................... S-100
Edens & Avant Pool Substitute Property ..................... S-99
Edens & Avant Pool Tax and Insurance Amount ................ S-101
Edens & Avant Pool Total Loss .............................. S-103
Edens & Avant Pool Transferee .............................. S-101
Edens & Avant Pool Treasury Rate ........................... S-99
Edens & Avant Pool Yield Maintenance Premium ............... S-99
Effective Maturity Date .................................... S-63, S-67
Effective Maturity Date Balance, ........................... S-67
Effective Maturity Date LTV ................................ S-67
Eligible Bank .............................................. S-256
EMD ........................................................ S-63
EMD LTV .................................................... S-67
EMD Mortgage Loans ......................................... S-63

                                     S-282

Environmental Site Assessments ............................. S-45
EPA ........................................................ S-45
ERISA ...................................................... S-32
Euroclear .................................................. S-1, S-12,S-61
Euroclear Participants ..................................... S-235
Event of Default ........................................... S-259
Event of Default ........................................... S-260
Excess Cash Flow ........................................... S-60, S-63
Excess Prepayment Interest Shortfall ....................... S-232
Excess Rate ................................................ S-226
Exemption .................................................. S-32, S-275
Extended Monthly Payment ................................... S-262
Fashion Mall Additional Collateral ......................... S-154
Fashion Mall Alteration .................................... S-155
Fashion Mall Approved Bank ................................. S-154
Fashion Mall Borrower ...................................... S-17, S-143
Fashion Mall Capital Reserve Account ....................... S-150
Fashion Mall Capital Reserve Amount ........................ S-150
Fashion Mall Contested Payables Reserve Amounts  ........... S-151
Fashion Mall Debt Service Collateral ....................... S-154
Fashion Mall Default Rate .................................. S-150
Fashion Mall Deferred Interest ............................. S-18, S-149
Fashion Mall Discount Rate ................................. S-150
Fashion Mall DSCR .......................................... S-154
Fashion Mall Effective Maturity Date ....................... S-18, S-149
Fashion Mall Ground Rent Amount ............................ S-151
Fashion Mall Ground Rent Escrow Account .................... S-150
Fashion Mall Initial Interest Rate ......................... S-18, S-149
Fashion Mall Interest Escrow Account ....................... S-150
Fashion Mall Loan .......................................... S-17
Fashion Mall Lockbox ....................................... S-150
Fashion Mall Lockbox Bank .................................. S-150
Fashion Mall Management Agreement .......................... S-148
Fashion Mall Manager ....................................... S-148
Fashion Mall Material Alteration ........................... S-155
Fashion Mall Maturity Date ................................. S-18, S-149
Fashion Mall Monthly Debt Service Payments ................. S-149
Fashion Mall Mortgage Escrow Account ....................... S-150
Fashion Mall Mortgage ...................................... S-143
Fashion Mall Property ...................................... S-17, S-143
Fashion Mall Property Account .............................. S-150
Fashion Mall Qualified Purchaser ........................... S-151
Fashion Mall Revised Interest Rate ......................... S-18, S-149
Fashion Mall Sale Date ..................................... S-151
Fashion Mall Tax and Insurance Amount ...................... S-150
Fashion Mall Threshold Amount .............................. S-153
Fashion Mall Total Loss .................................... S-153
Fashion Mall Treasury Rate ................................. S-149
Fashion Mall Yield Maintenance Premium ..................... S-150
FGS Alteration ............................................. S-121
FGS Approved Bank .......................................... S-117

                                     S-283

FGS Borrower ............................................... S-106
FGS Borrowers .............................................. S-15, S-106
FGS Contested Payables Reserve Amount ...................... S-116
FGS Default Rate ........................................... S-115
FGS Deferred Interest ...................................... S-16, S-114
FGS Deferred Maintenance Reserve Account ................... S-116
FGS Discount Rate .......................................... S-116
FGS DSCR Determination Date ................................ S-121
FGS Effective Maturity Date ................................ S-15, S-114
FGS FF&E Reserve Account ................................... S-116
FGS FF&E Reserve Amount .................................... S-116
FGS Initial Interest Rate .................................. S-15, S-114
FGS Interest Escrow Account ................................ S-116
FGS Lockbox Accounts ....................................... S-116
FGS Lockbox Bank ........................................... S-116
FGS Management Agreement ................................... S-112
FGS Management Agreements .................................. S-112
FGS Management Replacement DSCR ............................ S-121
FGS Manager ................................................ S-112
FGS Managers ............................................... S-112
FGS Manager's Subordination ................................ S-112
FGS Material Alteration .................................... S-122
FGS Maturity Date .......................................... S-15, S-114
FGS Minimum DSCR ........................................... S-121
FGS Monthly Debt Service Payments .......................... S-114
FGS Mortgage Escrow Account ................................ S-116
FGS Mortgage Escrow Security ............................... S-117
FGS Mortgages .............................................. S-106
FGS Multistate Note ........................................ S-51, S-106
FGS Notes .................................................. S-106
FGS Parking Garage Ground Lease ............................ S-109
FGS Permitted Transferees .................................. S-118
FGS Pool Defeasance Collateral ............................. S-115
FGS Pool Ground Leases ..................................... S-51
FGS Pool Loan .............................................. S-15
FGS Pool Properties ........................................ S-15, S-106
FGS Pool Total Loss ........................................ S-120
FGS Property Accounts ...................................... S-116
FGS Radisson Plaza Ground Lease ............................ S-109
FGS Revised Interest Rate .................................. S-15, S-114
FGS Saddle Brook Ground Lease .............................. S-111
FGS Sale Date .............................................. S-117
FGS Tax, Insurance and Ground Rent Amount .................. S-116
FGS Threshold Amount ....................................... S-120
FGS Westbury Borrower ...................................... S-106
FGS Westbury Ground Lease .................................. S-111
FGS Westbury Note .......................................... S-51, S-106
FGS Westbury Sublease ...................................... S-111
FGS Yield Maintenance Premium .............................. S-115
First P&I Date ............................................. S-68
Fiscal Agent ............................................... S-1, S-11

                                     S-284

Fisher 40th & 3rd .......................................... S-76
Fisher Manager ............................................. S-79
Fisher Mezzanine SPC ....................................... S-76
Fisher Owner ............................................... S-76
Fisher Principal ........................................... S-79
Fisher Principals .......................................... S-84
Fisher Related Persons ..................................... S-84
Fisher SPC ................................................. S-76
Fitch ...................................................... S-1, S-33
Fixed Voting Rights Percentage ............................. S-261
Form 8-K ................................................... S-75
FSA ........................................................ S-278
GAAP ....................................................... S-65
Getty Related Person ....................................... S-118
GLA ........................................................ S-13, S-67
GMACCM ..................................................... S-268
Grand Kempinski Alteration ................................. S-174
Grand Kempinski Borrower ................................... S-19, S-167
Grand Kempinski Borrower Termination Ratio ................. S-169
Grand Kempinski Budgeted Expenses .......................... S-171
Grand Kempinski Cash Expense Account ....................... S-171
Grand Kempinski Control Group .............................. S-172
Grand Kempinski Debt Service Escrow Account ................ S-171
Grand Kempinski Default Rate ............................... S-171
Grand Kempinski Deferred Interest .......................... S-19, S-170
Grand Kempinski Discount Rate .............................. S-171
Grand Kempinski Effective Maturity Date .................... S-19, S-170
Grand Kempinski Extraordinary Expenses ..................... S-171
Grand Kempinski FF&E Amount ................................ S-171
Grand Kempinski FF&E Reserve Account ....................... S-171
Grand Kempinski GP ......................................... S-167
Grand Kempinski Initial Interest Rate ...................... S-19, S-170
Grand Kempinski Intercreditor Agreement .................... S-174
Grand Kempinski Loan ....................................... S-19
Grand Kempinski Lockbox .................................... S-171
Grand Kempinski Lockbox Bank ............................... S-171
Grand Kempinski LP ......................................... S-167
Grand Kempinski Management Agreement ....................... S-169
Grand Kempinski Manager .................................... S-169
Grand Kempinski Material Alteration ........................ S-174
Grand Kempinski Maturity Date .............................. S-19, S-170
Grand Kempinski Mezzanine Borrower ......................... S-174
Grand Kempinski Mezzanine Lender ........................... S-174
Grand Kempinski Mezzanine Loan ............................. S-174
Grand Kempinski Mezzanine Loan Account ..................... S-172
Grand Kempinski Monthly Debt Service Payments .............. S-170
Grand Kempinski Mortgage ................................... S-167
Grand Kempinski Mortgage Escrow Account .................... S-171
Grand Kempinski Permitted Transferee ....................... S-174
Grand Kempinski Pledged Interests .......................... S-174
Grand Kempinski Property ................................... S-19, S-167

                                     S-285

Grand Kempinski Property Account ........................... S-171
Grand Kempinski Property Transferee ........................ S-175
Grand Kempinski Repair Reserve Account ..................... S-171
Grand Kempinski Revised Interest Rate ...................... S-19, S-170
Grand Kempinski Tax and Insurance Amount ................... S-171
Grand Kempinski Yield Maintenance Premium .................. S-171
Hancock Agreement .......................................... S-60
Hancock Retained Interest .................................. S-17
Hawaiian Affiliate ......................................... S-84
Hawaiian Mezzanine SPC ..................................... S-76
Hawaiian Owner ............................................. S-76
Hawaiian Realty ............................................ S-76
Hawaiian SPC ............................................... S-76
Higbee ..................................................... S-203
Highland ................................................... S-160
holder ..................................................... S-234
Holders .................................................... S-236
Indirect Participants ...................................... S-234
Initial Interest Rate ...................................... S-63
Interest Accrual Amount .................................... S-28, S-227
Interest Accrual Period .................................... S-227
Interest Distribution Amount ............................... S-28, S-227
Interest Shortfall ......................................... S-29, S-227
Ivanhoe .................................................... S-210
Jacobs Group REIT .......................................... S-207
John Hancock ............................................... S-11, S-62, S-135
JRILP ...................................................... S-207
Kempinski .................................................. S-169
Kohl's ..................................................... S-204
Kohl's Lease ............................................... S-204
LaSalle .................................................... S-160
LC ......................................................... S-66
Liquidation Fee ............................................ S-270
Loan Sale Agreement ........................................ S-62
Loan to Value Ratio ........................................ S-67
Lockbox Accounts ........................................... S-255
Long ....................................................... S-163
Lower-Tier Distribution Account ............................ S-255
Lower-Tier Regular Interests ............................... S-274
Lower-Tier REMIC ........................................... S-3, S-31, S-274
LTM ........................................................ S-68
LTV ........................................................ S-63, S-67
LUSTs ...................................................... S-45
Major Institutional Lender ................................. S-85, B-6
Mansion Grove Affiliated Properties ........................ S-55, S-130
Mansion Grove Alteration ................................... S-133
Mansion Grove Approved Bank ................................ S-129
Mansion Grove Borrower ..................................... S-16, S-123
Mansion Grove Capital Reserve Account ...................... S-128
Mansion Grove Capital Reserve Amount ....................... S-128
Mansion Grove Contested Payables Reserve Amount  ........... S-128

                                     S-286

Mansion Grove Default Rate ................................. S-127
Mansion Grove Deferred Interest ............................ S-16, S-126
Mansion Grove Discount Rate ................................ S-127
Mansion Grove DSCR Determination Date ...................... S-132
Mansion Grove DSCR ......................................... S-133
Mansion Grove Effective Maturity Date ...................... S-16, S-126
Mansion Grove GP ........................................... S-123
Mansion Grove Initial Interest Rate ........................ S-16, S-126
Mansion Grove Interest Escrow Account ...................... S-127
Mansion Grove Loan ......................................... S-16
Mansion Grove Lockbox ...................................... S-127
Mansion Grove Lockbox Bank ................................. S-127
Mansion Grove Management Agreement ......................... S-125
Mansion Grove Management Replacement DSCR .................. S-132
Mansion Grove Manager ...................................... S-125
Mansion Grove Manager's Subordination ...................... S-125
Mansion Grove Material Alteration .......................... S-133
Mansion Grove Maturity Date ................................ S-16, S-126
Mansion Grove Monthly Debt Service Payments ................ S-126
Mansion Grove Mortgage ..................................... S-123
Mansion Grove Mortgage Escrow Account ...................... S-127
Mansion Grove Mortgage Escrow Security ..................... S-128
Mansion Grove Property ..................................... S-16, S-123
Mansion Grove Property Account ............................. S-127
Mansion Grove Qualified Purchaser .......................... S-129
Mansion Grove Revised Interest Rate ........................ S-16, S-126
Mansion Grove Sale Date .................................... S-129
Mansion Grove Siding Litigation Recovery ................... S-132
Mansion Grove Subservicing Fee ............................. S-269
Mansion Grove Tax and Insurance Amount ..................... S-128
Mansion Grove Threshold Amount ............................. S-131
Mansion Grove Total Loss ................................... S-131
Mansion Grove Treasury Rate ................................ S-126
Mansion Grove Yield Maintenance Premium .................... S-127
Mark Centers Pool Additional Collateral Account  ........... S-194
Mark Centers Pool Alteration ............................... S-197
Mark Centers Pool Borrower ................................. S-186
Mark Centers Pool Borrower Entity .......................... S-186
Mark Centers Pool Borrower GPs ............................. S-186
Mark Centers Pool Borrowers ................................ S-20
Mark Centers Pool Capital Expenditure Reserve Account  ..... S-194
Mark Centers Pool Capital Expenditure Reserve Amount  ...... S-194
Mark Centers Pool Contested Payables Reserve Amounts  ...... S-194
Mark Centers Pool Default Rate ............................. S-193
Mark Centers Pool Deferred Interest ........................ S-21, S-192
Mark Centers Pool Deferred Maintenance Reserve Account  .... S-194
Mark Centers Pool DSCR ..................................... S-194
Mark Centers Pool Effective Maturity Date .................. S-21, S-192
Mark Centers Pool Environmental Reserve Account  ........... S-194
Mark Centers Pool Ground Leases ............................ S-50, S-190
Mark Centers Pool Initial Interest Rate .................... S-21, S-192

                                     S-287

Mark Centers Pool Intercompany Ground Lease ................ S-190
Mark Centers Pool Interest Escrow Account .................. S-194
Mark Centers Pool Loan ..................................... S-20
Mark Centers Pool Lockbox .................................. S-194
Mark Centers Pool Lockbox Bank ............................. S-194
Mark Centers Pool Management Agreement ..................... S-190
Mark Centers Pool Material Alteration ...................... S-198
Mark Centers Pool Maturity Date ............................ S-21, S-192
Mark Centers Pool Minimum Release Price .................... S-194
Mark Centers Pool Monthly Debt Service Payments  ........... S-192
Mark Centers Pool Mortgage ................................. S-186
Mark Centers Pool Mortgage Escrow Account .................. S-194
Mark Centers Pool Prepayment Amount ........................ S-194
Mark Centers Pool Properties ............................... S-20, S-186
Mark Centers Pool REIT ..................................... S-186
Mark Centers Pool Revised Interest Rate .................... S-21, S-192
Mark Centers Pool Security Deposit Account ................. S-194
Mark Centers Pool Tax and Insurance Amount ................. S-194
Mark Centers Pool Threshold Amount ......................... S-197
Mark Centers Pool Total Loss ............................... S-196
Mark Centers Pool Treasury Rate ............................ S-193
Mark Centers Pool Yield Maintenance Premium ................ S-193
Master Servicer ............................................ S-1, S-11
Master Servicer Remittance Date ............................ S-253
MCLP ....................................................... S-186
Mezzanine Loans ............................................ S-47
Michigan ................................................... S-102
Monthly Payment ............................................ S-226
Moody's .................................................... S-1, S-33
Mortgage ................................................... S-12, S-62
Mortgage Loan Assumptions .................................. S-239
Mortgage Loans ............................................. S-1
Mortgage Pool .............................................. S-1, S-12
Mortgage Rate .............................................. S-27, S-228
Mortgaged Properties ....................................... S-1, S-12
Mortgaged Property ......................................... S-62
MSMC ....................................................... S-1, S-11
Multistate Borrowers ....................................... S-106
Negative Adjustment ........................................ S-275
Net Default Interest ....................................... S-226
Net Mortgage Rate .......................................... S-26, S-228
Net Operating Income ....................................... S-65
Net REO Proceeds ........................................... S-226
Neuberger Space ............................................ S-83
NOI ........................................................ S-65
North Shore Towers Alterations ............................. S-141
North Shore Towers Borrower ................................ S-17, S-135
North Shore Towers Credit Events ........................... S-265
North Shore Towers Default Rate ............................ S-138
North Shore Towers Interest Rate ........................... S-17, S-138
North Shore Towers Loan .................................... S-17

                                     S-288

North Shore Towers Management Agreement .................... S-137
North Shore Towers Management Contract Transaction  ........ S-141
North Shore Towers Manager ................................. S-136
North Shore Towers Maturity Date ........................... S-17, S-138
North Shore Towers Monthly Debt Service Payments  .......... S-138
North Shore Towers Mortgage ................................ S-135
North Shore Towers Net Interest Rate ....................... S-17
North Shore Towers Property ................................ S-17, S-135
North Shore Towers Space Leases ............................ S-140
North Shore Towers Tax Reserve Fund ........................ S-139
North Shore Towers Total Loss .............................. S-141
North Shore Towers Treasury Rate ........................... S-139
North Shore Towers Yield Maintenance Premium ............... S-138
Note ....................................................... S-12, S-62
Notional Amount ............................................ S-3, S-224
OCC ........................................................ S-67
Occupancy .................................................. S-67
Occupancy Costs ............................................ S-68
Offered Certificates ....................................... S-1
Original Principal Balance ................................. S-68
Originators ................................................ S-62
Owning Trusts .............................................. S-123
Parking Garage Defeasance .................................. S-81
Participants ............................................... S-233
Pass-Through Rate .......................................... S-3, S-25, S-227
PCBs ....................................................... S-45
Pehrson .................................................... S-163
Penney ..................................................... S-160
Percentage Interest ........................................ S-225
Permitted Investments ...................................... S-256
P&I Advance ................................................ S-30, S-253
Plan ....................................................... S-32, S-236
Pooling Agreement .......................................... S-11, S-251
Prepayment Interest Shortfall .............................. S-232
Prepayment Lockout Period .................................. S-59
Prepayment Premiums ........................................ S-226
Prime Rate ................................................. S-255
Principal Balance Certificates ............................. S-25, S-224
Principal Distribution Amount .............................. S-29, S-228
Principal Prepayments ...................................... S-226
Principal Window ........................................... S-9
Private Certificates ....................................... S-1, S-224
pro rata ................................................... S-230
Property Advances .......................................... S-254
Property Condition Reports ................................. S-74
psf ........................................................ S-68
Rated Final Distribution Date .............................. S-242
Rating Agencies ............................................ S-1, S-33
REA ........................................................ S-146
Realized Loss .............................................. S-231
Refinancing DSCR ........................................... S-68

                                     S-289

Regular Certificates ....................................... S-32, S-228
Rehabilitation Fee ......................................... S-270
REJ Trust .................................................. S-207
Release H.15 ............................................... S-231
REMIC ...................................................... S-3, S-31
REO Account ................................................ S-224
REO Mortgage Loan .......................................... S-229
REO Property ............................................... S-224
Repurchase Price ........................................... S-252
Reserve Accounts ........................................... S-63
Residual Certificates ...................................... S-32
Restricted Group ........................................... S-33, S-277
Revised Interest Rate ...................................... S-63
RevPAR ..................................................... S-15, S-107
Rules ...................................................... S-235
Sales per SF ............................................... S-68
Scenario 1 ................................................. S-239
Secore ..................................................... S-23
Senior Offered Certificates ................................ S-33
Servicing Compensation ..................................... S-225
Servicing Fee .............................................. S-269
Servicing Fee Rate ......................................... S-269
Servicing Standard ......................................... S-252
SF/Units ................................................... S-67
Similar Law ................................................ S-236
SMMEA ...................................................... S-34
Soros Related Person ....................................... S-118
S&P ........................................................ S-1, S-33
Special Servicer ........................................... S-11, S-269
Special Servicer's Appraisal Reduction Estimate  ........... S-233
Special Servicing Fee ...................................... S-270
Specially Serviced Mortgage Loan ........................... S-253
sponsor .................................................... S-40
Stated Principal Balance ................................... S-228
Subordinated Offered Certificate ........................... S-236
Subordinated Offered Certificates .......................... S-236, S-275
Successor Manager .......................................... S-257
SVE ........................................................ S-45
tenant-stockholder ......................................... S-40
Terms and Conditions ....................................... S-235
Third Avenue Alteration .................................... S-87
Third Avenue Borrower ...................................... S-13, S-76
Third Avenue Building ...................................... S-13
Third Avenue Default Rate .................................. S-81
Third Avenue Defeasance Date ............................... S-81
Third Avenue Deferred Interest ............................. S-14, S-80
Third Avenue Discount Rate ................................. S-82
Third Avenue DSCR .......................................... S-79
Third Avenue Effective Maturity Date ....................... S-14, S-80
Third Avenue Initial Interest Rate ......................... S-13, S-80
Third Avenue Initial Monthly Debt Service Payments  ........ S-80

                                     S-290

Third Avenue Intercreditor Agreement ....................... S-88
Third Avenue Lockbox ....................................... S-82
Third Avenue Management Agreement .......................... S-78
Third Avenue Manager ....................................... S-78
Third Avenue Material Alteration ........................... S-87
Third Avenue Maturity Date ................................. S-14, S-80
Third Avenue Mezzanine Borrowers ........................... S-87
Third Avenue Mezzanine Lender .............................. S-87
Third Avenue Mezzanine Loan ................................ S-47, S-87
Third Avenue Monetary Default .............................. S-89
Third Avenue Monthly Debt Service Payments ................. S-80
Third Avenue Mortgage ...................................... S-76
Third Avenue Neutral Arbitrator ............................ S-87
Third Avenue Pledged Interests ............................. S-87
Third Avenue Principal Amortization Letters of Credit  ..... S-14, S-80
Third Avenue Property ...................................... S-13, S-76
Third Avenue Revised Interest Rate ......................... S-14, S-80
Third Avenue Revised Monthly Debt Service Payments  ........ S-80
Third Avenue Stock Owners .................................. S-87
Third Avenue Threshold Amount .............................. S-86
Third Avenue Total Defeasance .............................. S-81
Third Avenue Total Loss .................................... S-86
Third Avenue Yield Maintenance Premium ..................... S-82
TI ......................................................... S-66
TIAA ....................................................... S-23, S-62
Total Revenue .............................................. S-65
Total Value ................................................ S-66
Treasury Rate .............................................. S-231
Trowbridge ................................................. S-11
Trust Fund ................................................. S-1
Trust REMICs ............................................... S-3
Trustee .................................................... S-1, S-11, S-62
Trustee Fee ................................................ S-267
Trustee Fee Rate ........................................... S-267
Underwritable Cash Flow .................................... S-65
Underwriter ................................................ S-1, S-11
Unscheduled Payments ....................................... S-226
Updated Appraisal .......................................... S-261
Upper-Tier Distribution Account ............................ S-255
Upper-Tier REMIC ........................................... S-3, S-31, S-274
Value ...................................................... S-66
Von Maur REA ............................................... S-160
Voting Rights .............................................. S-261
WAC Rate ................................................... S-26, S-228
Ward ....................................................... S-160
Weighted Average Life ...................................... S-9
Westcor II ................................................. S-177
Westgate Mall Borrower ..................................... S-21, S-199
Westgate Mall Default Rate ................................. S-206
Westgate Mall Discount Rate ................................ S-206
Westgate Mall Escrow Holder ................................ S-207

                                     S-291

Westgate Mall Interest Rate ................................ S-21, S-206
Westgate Mall Loan ......................................... S-21
Westgate Mall Management Agreement ......................... S-205
Westgate Mall Manager ...................................... S-205
Westgate Mall Maturity Date ................................ S-21, S-206
Westgate Mall Mortgage ..................................... S-199
Westgate Mall Property ..................................... S-21, S-199
Westgate Mall Tax Agreement ................................ S-207
Westgate Mall Tax Impound .................................. S-207
Westgate Mall Yield Maintenance Amount ..................... S-206
Westgate Mall Yield Maintenance Premium .................... S-206
Westshore Mall Alteration .................................. S-222
Westshore Mall Borrower .................................... S-22, S-210
Westshore Mall Capital Reserve Account ..................... S-219
Westshore Mall Capital Reserve Amount ...................... S-219
Westshore Mall Contested Payables Reserve Amounts  ......... S-219
Westshore Mall Debt Service Collateral ..................... S-216
Westshore Mall Debt Service Escrow Account ................. S-219
Westshore Mall Default Rate ................................ S-218
Westshore Mall Defeasance .................................. S-218
Westshore Mall Defeasance Date ............................. S-218
Westshore Mall Defeasance Deposit .......................... S-218
Westshore Mall Deferred Interest ........................... S-22, S-217
Westshore Mall Deferred Maintenance Reserve Account  ....... S-219
Westshore Mall Discount Rate ............................... S-218
Westshore Mall Effective Maturity Date ..................... S-22, S-217
Westshore Mall Initial Interest Rate ....................... S-22, S-217
Westshore Mall Loan ........................................ S-22
Westshore Mall Lockbox ..................................... S-219
Westshore Mall Lockbox Bank ................................ S-219
Westshore Mall Management Agreement ........................ S-216
Westshore Mall Manager ..................................... S-216
Westshore Mall Material Alteration ......................... S-222
Westshore Mall Maturity Date ............................... S-22, S-217
Westshore Mall Monthly Debt Service Payments ............... S-217
Westshore Mall Mortgage .................................... S-210
Westshore Mall Mortgage Escrow Account ..................... S-219
Westshore Mall Property .................................... S-22, S-210
Westshore Mall Qualified Purchaser ......................... S-220
Westshore Mall REA ......................................... S-216
Westshore Mall Revised Interest Rate ....................... S-22, S-217
Westshore Mall Sale Date ................................... S-220
Westshore Mall Security Deposit Account .................... S-219
Westshore Mall Tax and Insurance Amount .................... S-219
Westshore Mall Threshold Amount ............................ S-221
Westshore Mall Total Loss .................................. S-221
Westshore Mall Yield Maintenance Premium ................... S-218
Wieboldt ................................................... S-160
Wilder ..................................................... S-163
Wiley Space ................................................ S-83
Wilmorite .................................................. S-210

                                     S-292

Wilmot ..................................................... S-220
WMLP ....................................................... S-214
WRLP ....................................................... S-177
Yorktown Applicable Percentage ............................. S-164
Yorktown Assumed Reinvestment Rate ......................... S-164, S-165
Yorktown Borrower .......................................... S-18
Yorktown Discount Rate ..................................... S-164
Yorktown Escrow Holder ..................................... S-165
Yorktown Managers .......................................... S-163
Yorktown Mortgage .......................................... S-156
Yorktown Property .......................................... S-18, S-156
Yorktown Shopping Center Default Rate ...................... S-164
Yorktown Shopping Center Interest Rate ..................... S-19, S-164
Yorktown Shopping Center Loan .............................. S-18
Yorktown Shopping Center Maturity Date ..................... S-19, S-164
Yorktown Tax Impound ....................................... S-165
Yorktown Yield Maintenance Premium ......................... S-164
Yorktown-Long Management Agreement ......................... S-163
Yorktown-Pehrson Management Agreement ...................... S-163
Zoning Ordinance ........................................... S-52, S-168

                     [THIS PAGE LEFT INTENTIONALLY BLANK]

                                                                 EXHIBIT A












                            FINANCIAL INFORMATION

                     [THIS PAGE LEFT INTENTIONALLY BLANK]

                                 EXHIBIT A-1

                     SUMMARIZED FINANCIAL INFORMATION FOR
                          605 THIRD AVENUE PROPERTY
                                 (UNAUDITED)

                                                   YEAR ENDED        YEAR ENDED         YEAR ENDED     SIX MONTHS ENDED
                                               DECEMBER 31, 1994  DECEMBER 31, 1995 DECEMBER 31, 1996   JUNE 30, 1997
                                               ----------------- -----------------  ----------------- ----------------
Gross Income..................................    $42,170,859        $42,468,646       $42,054,849       $21,043,701
Less: Interest & Other Inv. Income............        260,147            340,865           398,097            72,264
Gross Income from Operations..................     41,910,712         42,127,781        41,656,752        20,971,437
                                               ----------------- -----------------  ----------------- ----------------
Total Expenses................................     37,462,244         38,230,956        38,737,518        19,362,285
                                               ----------------- -----------------  ----------------- ----------------
Less Non-Operating Expenses:
 Depreciation(A)..............................        766,342            774,146           766,521           379,186
 Financial Expenses(B)........................     17,530,468         17,479,110        17,455,092         8,726,506

 Subtotal Non-Operating Expenses..............     18,306,810         18,253,256        18,221,613         9,105,692
                                               ----------------- -----------------  ----------------- ----------------
Operating Expenses............................     19,155,434         19,977,700        20,515,905        10,256,593
                                               ----------------- -----------------  ----------------- ----------------
Income from Operations, Exclusive of Interest
 Income, Depreciation and Financial Expenses .    $22,755,278        $22,150,081       $21,140,847       $10,714,844
                                               ================= =================  ================= ================

------------

(A)    Includes depreciation on building, improvements and garage equipment.

(B) Includes interest on mortgage, amortization of mortgage expenses, and interest on affiliate loan.

                                 EXHIBIT A-2

                     SUMMARIZED FINANCIAL INFORMATION FOR
                             EDENS & AVANT GROUP
                                 (UNAUDITED)

                                                                           YEAR ENDED        YEAR ENDED
                                                                       DECEMBER 31, 1995  DECEMBER 31, 1996
                                                                       ----------------- -----------------
Total Revenues........................................................    $31,849,194        $39,479,815

Total Expenses........................................................     37,655,014         49,841,761
Less Non-Operating Expenses:
  Depreciation and amortization.......................................      5,008,435          5,799,471
  Interest Expense....................................................     16,880,548         26,549,394

  Subtotal Non-Operating Expenses.....................................     21,888,983         32,348,865
                                                                       ----------------- -----------------
Operating Expenses....................................................     15,766,031         17,492,896
                                                                       ----------------- -----------------
Income from Operations, Exclusive of Interest Income, Depreciation
 and Financial Expenses...............................................    $16,083,163         21,986,919
                                                                       ================= =================


------------

                                  EXHIBIT B

                        REPRESENTATIONS AND WARRANTIES

   For purposes of the representations and warranties, the date of origination of each of the North Shore Towers Loan, the Yorktown Shopping Center Loan, the Arrowhead Towne Center Loan and the Westgate Mall Loan is the date on which MSMC took an assignment of the existing note and mortgage from the prior lender. With respect to each Mortgage Loan, as of the Closing Date (except as may be specified in the related representation and warranty or on Schedule 1 to this Exhibit B):

   (i) The information set forth in the mortgage loan schedule attached to the Loan Sale Agreement as to the Mortgage Loan is complete, true and correct in all material respects;

   (ii) MSMC is the sole owner and holder of the Mortgage Loan and has good and marketable title thereto, has full right, power and authority to sell and assign such Mortgage Loan free and clear of any interest or claim of a third party;

   (iii) The Mortgage Loan has not been since the date of origination by the applicable Originator, and currently is not, thirty or more days delinquent, and the mortgagor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves;

   (iv) MSMC has not advanced funds, or knowingly received any advance of funds from a party other than the mortgagor subject to the related Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

   (v) (A) The Mortgage Loan documents have been duly and properly executed, and (B) the Mortgage Loan documents are legal, valid and binding obligations of the mortgagor, and their terms are enforceable against the mortgagor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity;

   (vi) The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by one or more nationally recognized title insurance companies, insuring the Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of MSMC, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of MSMC, materially interferes with the current use of the related Mortgaged Property or security intended to be provided by such Mortgage, with the mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property (or if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the Mortgage Loan). To the actual knowledge of MSMC, no material claims have been made under such title policy and no claims have been made thereunder;

   (vii) As of the date of origination of the Mortgage Loan there were no, and to the best knowledge of MSMC there are no, mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy;

   (viii) (A) each building or other improvement located on any Mortgaged Property was insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by an insurer meeting the requirements of the Mortgage Loan documents, in an amount not less than the replacement cost of the Mortgaged Property; each Mortgaged Property was also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; and (B) the loan documents obligate the mortgagor to maintain all such insurance and, at the mortgagor's failure to do so, authorize the mortgagee to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from such mortgagor;

    (ix) As of the most recent date of inspection of each Mortgaged Property by MSMC, based solely on MSMC's review of the Property Condition Reports issued with respect to the Mortgage Loan and the most recent visual inspection (as described in (xviii) below) of the Mortgaged Property, no building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan and is in good repair. MSMC has neither received notice, nor is otherwise aware, of any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to the borrower's ability to perform its obligations under its related Mortgage Loan;

   (x) To MSMC's best knowledge, after review of compliance confirmations from applicable municipalities, surveys and/or title insurance endorsements, none of the improvements included for the purpose of determining the appraised value of each Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Mortgage Loan and all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added;

   (xi) The Mortgage Loan does not violate applicable usury laws;

   (xii) Since the date of origination of the Mortgage Loan, the terms of the Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the mortgage loan schedule and which are evidenced by documents in the Mortgage Loan file delivered to the Trustee) and no portion of the Mortgaged Property has been released from the lien of the Mortgage in any manner;

   (xiii) All applicable mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents;

   (xiv) Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases, subject only to a license granted to the relevant mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, subject only to those exceptions described in clause (vi) above. To the best of MSMC's knowledge and without affirmative investigation, no person other than the relevant mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in clause (vi) above;

   (xv) Each Mortgage, upon due recordation, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in clause (vi) above;

   (xvi) MSMC has not taken any action, nor has knowledge that the mortgagor has taken any action, that would cause the representations and warranties made by the mortgagor in the Mortgage Loan documents not to be true;

   (xvii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and MSMC covenants that it will not make any future advances under the Mortgage Loan to the mortgagor. Except for the escrows and disbursements therefrom as contemplated by the mortgage loan documents, any mortgagor requirements for on or off-site improvements or as to disbursement of any escrow funds therefor have been complied with;

   (xviii) MSMC has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof;

   (xix) The Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization, except with those Mortgage Loans that provide for Deferred Interest;

   (xx) The Mortgage Loan is a whole loan and contains no equity participation (other than the Hancock Retained Interest) by the lender;

   (xxi) No fraudulent acts were committed by MSMC in connection with the origination process of the Mortgage Loan;

   (xxii) All taxes and governmental assessments that prior to the date of origination of the Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the Mortgage Loan;

    (xxiii) To the extent required under applicable law, MSMC was authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mortgage Loan;

   (xxiv) To the best knowledge of MSMC, there is no material default, breach, violation or event of acceleration existing under any of the Mortgage Loan documents and MSMC has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing;

   (xxv) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the mortgagor which would materially interfere with such right to foreclosure;

   (xxvi) (A) With respect to each Mortgaged Property, a Phase I environmental report and, in certain cases, a Phase II environmental report or an update to such Phase I report was conducted by a licensed qualified engineer. MSMC has reviewed each such report and update. (B) MSMC, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the related report and/or update. MSMC has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. (C) MSMC has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

   (xxvii) The Mortgage Loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if (A) the mortgagor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or (B) any direct or indirect interest in mortgagor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Mortgage Loan documents;

   (xxviii) To the best of MSMC's knowledge and without affirmative investigation or inquiry, there is no pending action, suit or proceeding, arbitration or governmental investigation against the mortgagor or any Mortgaged Property an adverse outcome of which could materially affect the mortgagor's performance of its obligations under the Mortgage Loan documents;

   (xxix) The servicing and collection practices used by MSMC, and to the best of MSMC's knowledge, the origination practices of the related Originator, have been in all respects legal, proper and prudent and have met customary industry standards except to the extent that, in connection with its origination, such standards were modified by the applicable Originator in its reasonable discretion;

   (xxx) In connection with the assignment, transfer or conveyance of any individual Mortgage, the Note and Mortgage contain no provision limiting the right or ability of the applicable Originator to assign, transfer and convey the Mortgage to any other person or entity;

   (xxxi) If any Mortgaged Property is subject to any leases (other than any ground lease referred to in (xxxv) below), to the best of MSMC's knowledge, the mortgagor is the owner and holder of the landlord's interest under any leases, and the related Mortgage and assignment of leases and rents, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (vi) hereof;

   (xxxii) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the loan;

   (xxxiii) Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds (provided that such proceeds exceed the threshold amount described in the loan documents) as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration;

    (xxxiv) Based on MSMC's review of the 100-year flood plain map provided by FEMA, except for the Mortgaged Properties set forth on Schedule 1, no Mortgaged Property is located in a special flood hazard area (Zone A) as defined by the Federal Insurance Administration and, with respect to the Mortgaged Properties set forth on Schedule 1, flood insurance coverage has been obtained;

   (xxxv) With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a ground lease and based upon the terms of the ground lease or an estoppel letter from the ground lessor the following apply to such ground lease:

     A. The ground lease or a memorandum thereof has been duly recorded, the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the ground lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan documents delivered to the Trustee.

     B. The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest.

     C. The borrower's interest in the ground lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

     D. To the best of MSMC's knowledge, as of the origination date of the Mortgage Loan, the ground lease was in full force and effect and no material default had occurred under the ground lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease. No notice of default under the ground lease has been received by MSMC.

     E. The ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and the ground lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the ground lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such ground lease or estoppel letter.

     F. The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease which is curable after the receipt of notice of any default, before the lessor thereunder may terminate the ground lease.

     G. The ground lease either (i) has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan or (ii) grants the lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds ten years beyond the maturity date of the related Mortgage Loan.

     H. The ground lease requires the lessor to enter into a new lease with the mortgagee upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding, provided the mortgagee cures the lessee's defaults to the extent they are curable and succeeds to the interests of the mortgagee.

     I. Under the terms of the ground lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

     J. Such ground lease does not impose any material restrictions on subletting.

     K. Either the ground lease or the related Mortgage contains the borrower's covenant that such ground lease shall not be amended, canceled, or terminated without the prior written consent of the mortgagee.

     L. Either the ground lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default under the ground lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

   (xxxvi) (A) the Mortgage Loan is directly secured by a Mortgage on a commercial real property, and (B) the fair market value of such real property, as evidenced by an appraisal conducted within 12 months of the origination of the Mortgage

Loan, or as determined by MSMC based on market studies and pursuant to its underwriting standards, was at least equal to 80% of the principal amount of the Mortgage Loan (I) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (II) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregated basis) and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (I) and
(II) shall be made on an aggregate basis); and

   (xxxvii) To the best knowledge of MSMC, certificates of occupancy and building permits, as applicable, have been issued with respect to the Mortgaged Property;

   (xxxviii) Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the Mortgage Loan pursuant to the Mortgage Loan documents have been funded and all such escrow accounts required to have been funded as of the Cut-Off Date (taking into account any applicable notice and grace period) have been funded;

   (xxxix) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to the Depositor, and the related reassignment of assignment of leases and rents, if any, constitutes a legal, valid and binding assignment thereof to the Depositor;

   (xl) The related Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related assignment of leases and rents and any related security agreement and escrow agreement; the security for the Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property or Properties do not secure any mortgage loan other than the Mortgage Loan being transferred and assigned to the Depositor under the Loan Sale Agreement (except for Mortgage Loans, if any, which are cross-collateralized with other Mortgage Loans being conveyed to the Depositor or subsequent transferee under the Loan Sale Agreement and identified on the mortgage loan schedule); and

   (xli) To MSMC's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

                           SCHEDULE 1 TO EXHIBIT B

 REPRESENTATION     EXCEPTION
------------------  -----------------------------------------------------------------------------
(vii)               Arrowhead Towne Center: there are two liens (each relating to City of
                    Glendale bond obligations) shown on the title policy, one in the amount of approximately $5.6 million and the other in the amount of approximately $9.5 million, each payable in annual installments of principal, plus semi-annual installments of interest at 6%. For more information see "Description of the
                    Mortgaged Properties and the Mortgage Loans--Arrowhead Towne Center: The
                    Loan--Special Tax Assessments Affecting the Arrowhead Property" in the
                    Prospectus Supplement.

(viii)              Yorktown Shopping Center: the mortgage loan documents obligate the mortgagor to maintain all insurance as described in the loan documents, but do not specifically authorize the mortgagee to pay for insurance at the mortgagor's cost and expense and seek reimbursement.

                    Westgate Mall: the mortgage loan documents obligate the mortgagor to maintain all insurance as described in the loan documents, but do not specifically authorize the mortgagee to pay for insurance at the mortgagor's cost and expense and seek reimbursement.

                    Westshore Mall: certain insurers providing property damage and rental loss insurance are rated by S&P lower than "AA," the rating required under the related mortgage, or have a Best financial size category less than IX, as the mortgage requires.

                    Fashion Mall: one insurer providing property damage and rental loss insurance is rated by S&P lower than "AA," the rating required under the related mortgage; and one insurer providing liability insurance has a Best financial size category less than IX, as the mortgage requires.

                    605 Third Avenue: most insurers providing property damage, rental loss and liability insurance are rated by S&P lower than "AA," the rating required under the related mortgage; and one insurer providing property damage and rental loss insurance has a Best financial size category less than IX, as the mortgage requires.

(x)                 Grand Kempinski Hotel: (a) notwithstanding that a zoning ordinance requires
                    1,438 parking spaces, the Grand Kempinski Hotel has 861 parking spaces. A
                    City of Addison informal policy relating to hotel parking requirements, which de facto supersedes the zoning ordinance in the city's practical enforcement of parking requirements, would require 1,019 spaces. The City of Addison has confirmed in writing that it does not consider the Grand Kempinski Hotel to be non-conforming because of parking issues, and an unqualified certificate of occupancy has been issued and is in effect; (b) although the same zoning ordinance limits the height of the Grand Kempinski Hotel to either 117 feet, or "as approved by [the] FAA," the Grand Kempinski Hotel is 192 feet tall.
                    However, the city has no documentation regarding the FAA approval height, and the city has delivered a letter stating that the structure's height is acceptable and does not encroach onto air traffic.

(xviii)             Mark Centers Trust Pool: MSMC caused the Mark Centers Pool Properties to be inspected during the past 18 months preceding the date hereof, rather than the past 12 months.

(xxvii)             Yorktown Shopping Center: (B) TIAA entered into letter agreements which predate the mortgage and contemplate the mortgage; such letter agreements include the basis upon which TIAA would grant a waiver to certain terms of the mortgage such as those relating to transfers of interest and releases.

(xxx)               605 Third Avenue: the mortgagee may only assign or otherwise transfer the mortgage loan (without the consent of the mortgagor)(i) to Morgan Stanley
                    Mortgage Capital Inc., (ii) to any affiliate of the lender or Morgan Stanley
                    Mortgage Capital Inc., (iii) in connection with any securitization (as defined in the loan documents) of the mortgage loan, and/or (iv) to a Major
                    Institutional Lender. For a description of a "Major Institutional Lender", see "Description of the Mortgaged Properties and the Mortgage Loans --605
                    Third Avenue: The Loan--Transfers by Mortgagee" in the Prospectus Supplement.
                    In addition, from and after the occurrence of an event of default, the mortgagee also has the right to make a transfer of the 605 Third Avenue Loan to a person not described above, so long as such transfer is made in accordance with certain procedures which are described under "Description of the Mortgaged Properties and the Mortgage Loans--605 Third Avenue: The
                    Loan--Transfers by Mortgagee" in the Prospectus Supplement.

                                      B-6

REPRESENTATION      EXCEPTION
------------------  -----------------------------------------------------------------------------
(xxxiii)            Edens & Avant Pool: Blockbuster Broad River (11)--(a) insurance proceeds may be disbursed to the mortgagor who may restore the property, defease the mortgage loan with respect to the related mortgaged property or substitute in a qualified substitute property; or (b) if proceeds are required to be paid to the mortgagee, the mortgagee must use such proceeds to prepay the mortgage loan.

                    North Shore Towers: John Hancock entered into a letter agreement whereby it agreed to permit the use of any fire insurance loss proceeds received by it for restoration, provided the North Shore Towers Loan is not in default at such time.

(xxxiv)             Edens & Avant:  Capital Square

                                    Crossroads S/C

                                    Edisto Village

                                    Lawndale Village

                                    Northside-Clinton

                                    Shoppers Port

                                    Trenholm Plaza

                                    Woodberry Plaza

                    FGS Pool:       St. Petersburg Florida

                                    Woburn, Massachusetts Howard Johnson

                    Mark Centers
                    Trust Pool:     Northside Mall

                                    Ames Plaza

                                    Kings Fairground

(xxxv)(A)           FGS Pool: The FGS Westbury Sublease is silent as to whether the interest of the lessee thereunder may be encumbered by the related Mortgage.

  (B)               Edens & Avant Pool: Ravenel Town Center (52) --no estoppel certificate was obtained with respect to the lease; however, the lease provides that the leasehold estate is indefeasible for the term and the lessor's sole and exclusive remedy for a breach by the lessee is an action for specific performance or damages.

  (E)               FGS Pool: The FGS Westbury Sublease does not provide the protections to the mortgagee set forth in this subsection.
                    Edens & Avant Pool: Blockbuster Broad River (11) --the lease does not specifically provide that a notice of termination is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee.
                    Edens & Avant Pool: Stephen's Plaza (6) --neither the lease nor the estoppel specifically provide that a notice of termination is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee.

  (F)               FGS Pool: The FGS Westbury Sublease does not provide the protections to the mortgagee set forth in this subsection.

  (G)               FGS Pool: Both the FGS Westbury Sublease and the FGS Westbury Ground Lease
                    expire, with no further renewals, in 2014, which is prior to the Maturity
                    Date of the FGS Pool Loan. However, thereafter, there will be no leasehold estate in the applicable property and the mortgage will be secured by the fee estate in such property.

  (H)               FGS Pool: The FGS Westbury Sublease does not provide the protections to the mortgagee set forth in this subsection.

                                      B-7

REPRESENTATION      EXCEPTION
------------------  -----------------------------------------------------------------------------
  (I)               Edens & Avant Pool: Blockbuster Broad River (11)-the lease does not specifically entitle the mortgagee or trustee to casualty insurance proceeds;
                    in addition see the corresponding exception to (xxxiii).

                    FGS Pool: neither the FGS Radisson Plaza Ground Lease nor the FGS Parking
                    Garage Ground Lease provides that the mortgagee has the right to supervise and control the receipt and disbursement of the proceeds. In addition, the
                    FGS Parking Garage Ground Lease provides that the lessee shall be entitled to recover all insurance proceeds if lessee is obligated to restore the property; however, the lease provides that the insurance policy may make the mortgagee the loss payee.

(xl)                605 Third Avenue: the note is also secured by a $5,000,000 letter of credit which increases to $15,000,000 over a six year period; the letter of credit can be applied to principal if the mortgage loan is not repaid by the mortgagor by the Effective Maturity Date.

                                                             EXHIBIT C
                                                FORM OF REPORT TO CERTIFICATEHOLDERS

ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9                         WAC:
 Chicago, IL 60603                                                                                       WAMM:


===================================================================================================================================
                                                                                         Number Of Pages
                                                                                         ---------------

                             Table of Contents                                                   1

                             REMIC Certificate Report                                            1

                             Other Related Information                                           2

                             Asset Backed Facts Sheets                                           1

                             Delinquency Loan Detail                                             1

                             Mortgage Loan Characteristics                                       2

                             Loan Level Listing                                                  1



                             TOTAL PAGES INCLUDED IN THIS PACKAGE                                2


                             Specially Serviced Loan Detail                                 Appendix A
                             Modified Loan Detail                                           Appendix B
                             Realized Loss Detail                                           Appendix C

===================================================================================================================================

                                                                                                                        Page 1 of 9

                                                                C-1



ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9                         WAC:
 Chicago, IL 60603                                                                                       WAMM:


===================================================================================================================================
          ORIGINAL        OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE      CLOSING      INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE(1)     BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE       PAYMENT    ADJUSTMENT      RATE(2)
CUSIP    Per $1,000     Per $1,000   Per $1,000    Per $1,000     Per $1,000    Per $1,000   Per $1,000   Per $1,000   Next Rate(3)
-----------------------------------------------------------------------------------------------------------------------------------




















            0.00           0.00         0.00          0.00           0.00          0.00         0.00         0.00
===================================================================================================================================
                                                                           Total P&I Payment    0.00
                                                                          ===========================
                                                                                                                        Page 2 of 9
Note: (1) N denotes notional balance not included in total
      (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
      (3) Estimated



ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                    OTHER RELATED INFORMATION


===================================================================================================================================

                    Certificate     Excess Prepay    Unpaid     APR Reduction  Debt Maint.
                       Class     Interest Shortfall Interest        Amount       Premium
                    -----------  ------------------ --------    -------------  -----------












                    -------------------------------------------------------------------------------------------
                         Total:          0.00          0.00          0.00          0.00          0.00
                    -------------------------------------------------------------------------------------------

                                                 Advances (Interest  or Credit)
                                      -----------------------------------------------------
               Prior Outstanding            Current Month                  Recovered              Advances Outstanding
          -------------------------   -------------------------    ------------------------    --------------------------
            Principal     Interest      Principal     Interest       Principal    Interest       Principal     Interest
          ------------   ----------   ------------   ----------    ------------  ----------    ------------   -----------

Servicer:
Trustee:
Fiscal Agent:

          ---------------------------------------------------------------------------------------------------------------
Total:         0.00          0.00          0.00          0.00          0.00          0.00          0.00          0.00
          ---------------------------------------------------------------------------------------------------------------

                                       Current Period Collected Servicing Fees:
                                       Current Period Special Servicing Fees:
                                       Additional Servicing Compensation:

===================================================================================================================================

                                                                                                                        Page 3 of 9

                                                                C-3




ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                    OTHER RELATED INFORMATION

===================================================================================================================================

          Summary of REO Property:

          ---------------------------------------------------------------------------------------------------------------
                                                                              Date of            Amount
                                                   Principal       Book        Final               of        Agg. Other
          Property Name       Date of REO           Balance        Value      Recovery          Proceeds   Rec. Collected
          -------------       -----------          ---------       -----      --------          --------   --------------




          ---------------------------------------------------------------------------------------------------------------
               Total:                                 0.00          0.00                          0.00          0.00
          ---------------------------------------------------------------------------------------------------------------

                        Appraised value of real estate acquired through foreclosure or grant      ---------------
                        of a deed in lieu of foreclosure:
                                                                                                  ---------------

          Summary of Appraisal Reductions:

          ---------------------------------------------------------------------------------------------------------------
                                                   Principal           Appraisal           Appraisal          Date of
          Property Name       Loan Number           Balance         Reduction Amount          Date           Reduction
          -------------       -----------          ---------        ----------------       ---------         ---------







          ---------------------------------------------------------------------------------------------------------------
               Total:                                 0.00                0.00                                  0.00
          ---------------------------------------------------------------------------------------------------------------

===================================================================================================================================
                                                                                                                        Page 4 of 9

                                                                C-4



ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603

===================================================================================================================================
                  Delinq        Delinq       Delinq      Foreclosure/                   Modifi-        Pre-            Curr
                 1 Month       2 Months     3+ Months     Bankruptcy        REO         cations      payments       Weighted Avg.
               -----------   -----------   -----------   ------------   -----------   -----------   -----------    --------------
Distribution
    Date       #   Balance   #   Balance   #   Balance   #    Balance   #   Balance   #   Balance   #   Balance    Coupon   Remit
===================================================================================================================================
11/03/97         0      0      0      0      0      0      0       0      0      0      0      0      0      0
              0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%  0.00%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
Aging Category.

                                                                                                                        Page 5 of 9

                                                                C-5



ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                      DELINQUENT LOAN DETAIL

===================================================================================================================================
Disclosure   Paid                 Outstanding   Out. Property                      Special
Doc          Thru   Current P&I       P&I         Protection       Advance         Servicer      Foreclosure   Bankruptcy    REO
Control #    Date     Advance      Advances**      Advances     Description(1)   Transfer Date      Date          Date       Date
===================================================================================================================================




















===================================================================================================================================
A. P&I Advance - Loan in Grace Period  1. P&I Advance - Loan delinquent 1 month  3. P&I Advance - Loan delinquent 3 months or More
B. P&I Advance - Late Payment but      2. P&I Advance - Loan delinquent 2 months 4. Matured Balloon/Assumed Schedule Payment
   < one month delinq
===================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

                                                                                                                        Page 6 of 9

                                                                C-6


ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                            POOL TOTAL


                     DISTRIBUTION OF PRINCIPAL BALANCES
-------------------------------------------------------------------------
     (2) Current Scheduled     Number      (2) Scheduled    Based on
           Balances           of Loans        Balance        Balance
=========================================================================
         $0  to     $500,000
   $500,000  to   $1,000,000
 $1,000,000  to   $1,500,000
 $1,500,000  to   $2,000,000
 $2,000,000  to   $2,500,000
 $2,500,000  to   $3,000,000
 $3,000,000  to   $3,500,000
 $3,500,000  to   $4,000,000
 $4,000,000  to   $5,000,000
 $5,000,000  to   $6,000,000
 $6,000,000  to   $7,000,000
 $7,000,000  to   $8,000,000
 $8,000,000  to   $9,000,000
 $9,000,000  to  $10,000,000
$10,000,000  to  $11,000,000
$11,000,000  to  $12,000,000
$12,000,000  to  $13,000,000
$13,000,000  to  $14,000,000
$14,000,000  to  $15,000,000
$15,000,000  &      Above
=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------

              Average Scheduled Balance is        0
              Maximum Scheduled Balance is        0
              Minimum Scheduled Balance is        0


                        DISTRIBUTION OF PROPERTY TYPES
-------------------------------------------------------------------------
                               Number      (2) Scheduled    Based on
         Property Types       of Loans        Balance        Balance
=========================================================================














=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------
         Current Mortgage      Number      (2) Scheduled    Based on
          Interest Rate       of Loans        Balance        Balance
=========================================================================
       7.000%  or  less
       7.000%  to  7.125%
       7.125%  to  7.375%
       7.375%  to  7.625%
       7.625%  to  7.875%
       7.875%  to  8.125%
       8.125%  to  8.375%
       8.375%  to  8.625%
       8.625%  to  8.875%
       8.875%  to  9.125%
       9.125%  to  9.375%
       9.375%  to  9.625%
       9.625%  to  9.875%
       9.875%  to 10.125%
      10.125%  &   Above
=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------

                 W/Avg Mortgage Interest Rate is 0.0000%
                 Minimum Mortgage Interest Rate is 0.0000%
                 Maximum Mortgage Interest Rate is 0.0000%

                           GEOGRAPHIC DISTRIBUTION
-------------------------------------------------------------------------
                               Number      (2) Scheduled    Based on
    Geographic Location       of Loans        Balance        Balance
=========================================================================
         California
          Maryland
          Virginia
          Georgia
          Florida
         New Jersey
          Arizona
        Pennsylvania
           Texas
        Rhode Island
       North Carolina
          New York
          Kentucky
            Utah
         Connecticut








=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------


                                                                                                                        Page 7 of 9

                                                                C-7


ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                            POOL TOTAL


                              LOAN SEASONING
-------------------------------------------------------------------------
                               Number      (2) Scheduled    Based on
       Number of Years        of Loans        Balance        Balance
=========================================================================














=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------
           Weighted Average Seasoning is         0.0


                      DISTRIBUTION OF AMORTIZATION TYPE
-------------------------------------------------------------------------
                               Number      (2) Scheduled    Based on
      Amortization Type       of Loans        Balance        Balance
=========================================================================








=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------

                        DISTRIBUTION OF REMAINING TERM
                               FULLY AMORTIZING
-------------------------------------------------------------------------
       Fully Amortizing        Number      (2) Scheduled    Based on
        Mortgage Loans        of Loans        Balance        Balance
=========================================================================
       60 months or less
       61 to 120 months
      121 to 180 months
      181 to 240 months
      241 to 360 months
=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------
           Weighted Average Months to Maturity is 0



                        DISTRIBUTION OF REMAINING TERM
                                 BALLOON LOANS
-------------------------------------------------------------------------
            Balloon            Number      (2) Scheduled    Based on
         Mortgage Loans       of Loans        Balance        Balance
=========================================================================
       12 months or less
       13 to  24 months
       25 to  36 months
       37 to  48 months
       49 to  60 months
       61 to 120 months
      121 to 180 months
      181 to 240 months
=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------
                 Weighted Average Months to Maturity is 0

                            DISTRIBUTION OF DSCR
-------------------------------------------------------------------------
          Debt Service         Number      (2) Scheduled    Based on
       Coverage Ratio (1)     of Loans        Balance        Balance
=========================================================================
       0.500  or  less
       0.500  to  0.625
       0.625  to  0.750
       0.750  to  0.875
       0.875  to  1.000
       1.000  to  1.125
       1.125  to  1.250
       1.250  to  1.375
       1.375  to  1.500
       1.500  to  1.625
       1.625  to  1.750
       1.750  to  1.875
       1.875  to  2.000
       2.000  to  2.125
       2.125  &   above
           Unknown
=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is 0.000


                                NOI AGING
-------------------------------------------------------------------------
                            Number      (2) Scheduled    Based on
            NOI Date       of Loans        Balance        Balance
=========================================================================
       1 year  or  less
         1 to 2 years
       2 Years or More
           Unknown
=========================================================================
             Total                0               0           0.00%
-------------------------------------------------------------------------

----------
(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                                                                   Page 8 of 9
                                                                C-8


ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                         LOAN LEVEL DETAIL

===================================================================================================================================
             Appraisal   Property                          Operating    Ending                                               Loan
Disclosure   Reduction     Type    Maturity                Statement   Principal   Note   Scheduled             Prepayment   Status
Control #     Amounts      Code      Date     DSCR    NOI    Date       Balance    Rate      P&I     Prepayment    Date    Code (1)
===================================================================================================================================






















===================================================================================================================================
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
-----------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv in Grace Period      1. P&I Adv-delinquent 1 month         5. Prepaid in full               9. REO
                                            2. P&I Adv-delinquent 2 months        6. Specially Serviced           10. DPO
            B. P&I Adv < one month delinq   3. P&I Adv-delinquent 3+ months       7. Foreclosure                  11. Modification
                                            4. Mat Balloon/Assumed P&I            8. Bankruptcy
===================================================================================================================================
                                                                                                                        Page 9 of 9

                                                                C-9


ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                 SPECIALLY SERVICED LOAN DETAIL

===================================================================================================================================
               Beginning                                                 Specially
Disclosure     Scheduled      Interest      Maturity      Property        Serviced
Control #       Balance         Rate          Date          Type        Status Code (1)               Comments
===================================================================================================================================



















===================================================================================================================================
(1) Legend:
     1) Request for waiver of Prepayment Penalty     4) Loan with Borrower Bankruptcy         7) Loans Paid Off
     2) Payment default                              5) Loan in Process of Foreclosure        8) Loans Returned to Master Servicer
     3) Request for Loan Modification or Workout     6) Loan now REO Property
===================================================================================================================================

                                                                                                                         APPENDIX A

                                                                C-10


ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                      MODIFIED LOAN DETAIL

===================================================================================================================================
Disclosure          Modification                                     Modification
Control #               Date                                         Description
-----------------------------------------------------------------------------------------------------------------------------------




















===================================================================================================================================

                                                                                                                         APPENDIX B

                                                                C-11



ABN AMRO
LaSalle National Bank
                                                     MORGAN STANLEY CAPITAL I INC.                       Statement Date: 11/03/97
                                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER               Payment Date:   11/03/97
Administrator:                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Prior Payment:       N/A
                                                           SERIES 1997-XL1                               Record Date:    10/31/97
 Alyssa Stahl (800) 246-5761
 135 S. LaSalle Street   Suite 1740                  ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL 60603                                      REALIZED LOSS DETAIL

===================================================================================================================================
                                         Beginning              Gross Proceeds    Aggregate       Net       Net Proceeds
Dist. Disclosure  Appraisal  Appraisal   Scheduled   Gross       as a % of       Liquidation   Liquidation    as a % of     Realized
Date  Control #     Date       Value      Balance   Proceeds   Sched Principal    Expenses *     Proceeds   Sched. Balance    Loss
-----------------------------------------------------------------------------------------------------------------------------------




















-----------------------------------------------------------------------------------------------------------------------------------
Current Total                  0.00                      0.00                      0.00        0.00                           0.00
Cumulative                     0.00                      0.00                      0.00        0.00                           0.00
===================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                  APPENDIX C
                                                                C-12

                                                                      EXHIBIT D


MORGAN STANLEY                                                  October 9, 1997
Real Estate Debt Capital Markets
Mortgage/Asset Capital Markets

                           MORGAN STANLEY DEAN WITTER

                                 CMBS New Issue
                                   Term Sheet

                        ---------------------------------
                          Pricing Date: October 9, 1997
                        ---------------------------------

                                  $754,531,157
                                  (Approximate)
                          Morgan Stanley Capital I Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1997-XL1

                        ---------------------------------

				    XL1 1997
				   LARGE LOAN
                           MORGAN STANLEY DEAN WITTER

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH
SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD
BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                                            TERM SHEET                                           October 9, 1997

                                                    $754,531,157 (APPROXIMATE)
                                              MORGAN STANLEY MORTGAGE CAPITAL I INC.
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                                         SERIES 1997-XL1


                                                  Overview of the Certificates
--------------------------------------------------------------------------------------------------------------------------------
                                                                                  Expected
                                                                                    Final            Final         Anticipated
        Amount (1)           Ratings           Subordination     Average Life     Principal       Distribution     Pass-Through
Class     ($MM)        (Fitch/Moody's/S&P)           %             (yrs) (3)     Window (3)(4)      Date (3)        Rate (5)(6)
--------------------------------------------------------------------------------------------------------------------------------
Public Certificates:
--------------------
 A-1     $238.0           AAA/Aaa/AAA              30.0%             5.58            1-86           12/3/04           6.59%
 A-2       64.0           AAA/Aaa/AAA              30.0              8.74           86-110          12/3/06           6.88
 A-3      226.2           AAA/Aaa/AAA              30.0              9.51          110-119           9/3/07           6.95
 X        754.5           AAA/Aaa/NR                -                -               1-120          10/3/07       Variable Rate
 B         22.6           AAA/Aaa/AA+              27.0              9.88             119            9/3/07        WAC - 107bp
 C         22.6           AA+/Aal/AA               24.0              9.88             119            9/3/07        WAC - 103bp
 D         45.3             A+/A2/A                18.0              9.93          119-120          10/3/07        WAC - 93bp
 E         45.3          BBB/Baa2/BBB              12.0              9.96             120           10/3/07        WAC - 74bp
 F         41.5           BBB-/NR/NR                6.5              9.96             120           10/3/07        WAC - 65bp

Private Certificates:
---------------------
 G         26.4          BB/Ba3/BB                  3.0              9.96             120           10/3/07        WAC - 37bp
 H         22.6           B-/B2/B                   -                9.96             120           10/3/07           6.59
--------------------------------------------------------------------------------------------------------------------------------

(1) Approximate, in the case of each such Class, subject to a permitted variance of plus or minus 5%.

(2) Class X Notional Amount is equal to the sum of all Certificate Principal Amounts outstanding from time to time.

(3) Based on Modeling Assumptions and Scenario 1, each as defined in the Prospectus Supplement.

(4) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designed Class in accordance with the Modeling Assumptions.

(5) Other than the Class X Certificates, in the case of A-1, A-2, A-3 and H classes, interest will accrue at a fixed rate, and in the case of the B, C, D, E, F and G classes, interest will accrue at the Weighted Average Net Mortgage Rate for such Distribution Date less a fixed interest strip.

(6) Subject to change at pricing.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                   TERM SHEET                   October 9, 1997

                           $754,531,157 (APPROXIMATE)
                     MORGAN STANLEY MORTGAGE CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-XL1


I. ISSUE CHARACTERISTICS
------------------------

ISSUE TYPE:                  The Class A-1, A-2 A-3, X, B, C, D, E, and F
                             Certificates will be offered publicly through a Prospectus Supplement (and accompanying
                             Prospectus) to be dated October 13, 1997, and the class G and H will be privately placed (pursuant to Rule 144A under the Securities Act of 1933, as amended) pursuant to a Private Placement
                             Memorandum to be dated October 9, 1997.

COLLATERAL:                  The collateral consists of approximately $754.5
                             million pool of 12 fixed rate commercial mortgage loans.

SECURITIES ISSUED:           $754,531,157 monthly pay, multi-class sequential
                             pay, commercial mortgage REMIC pass-through certificates, including ten principal and interest
                             Classes (Classes A-1, A-2, A-3, B, C, D, E, F, G and H and an interest-only Class (Class X) whose Notional Amount consists of ten separate strip components, each corresponding to the Classes of the Principal Balance Certificates.

DEPOSITER:                   Morgan Stanley Mortgage Capital Inc.

LEAD MANAGER:                Morgan Stanley & Co. Incorporated

MASTER SERVICER:             GMAC Commercial Mortage Corporation

SPECIAL SERVICER:            GMAC Commercial Mortage Corporation

TRUSTEE/FISCAL AGENT:        LaSalle National Bank/ABN Amro Bank, N.V.

PRICING DATE:                On or about October 9, 1997

EXPECTED CLOSING DATE:       On or about October 17, 1997

DISTRIBUTION DATES:          The 3rd business day of each month, commencing
                             November 5, 1997

MINIMUM DENOMINATIONS:       $10,000 for Public Certificates (other than the
                             Class X Certificates); $100,000 for all other
                             Certificates

SETTLEMENT TERMS:            DTC, Euroclear and Cedel, same day funds, with
                             accrued interest

LEGAL/REGULATORY STATUS:     Class A-1, A-2, A-3, X, B and C Certificates are
                             expected to be eligible for exemptive relief under ERISA. Class A-1, A-2, A-3, X, B and C
                             Certificates are expected to be SMMEA eligible so long as they are rated in the two highest rating categories and the loans are secured by real property.

RISK FACTORS:                THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY
                             NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                             FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT,
                             PROSPECTUS AND PRIVATE PLACEMENT MEMORANDUM


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1


II. Structure Characteristics
-----------------------------

Anticipated Pass-Through Rates: Class A-1: 6.59%
                                Class A-2: 6.88
                                Class A-3: 6.95
                                Class B:   WAC - 107bp
                                Class C:   WAC - 103bp
                                Class D:   WAC -  93bp
                                Class E:   WAC -  74bp
                                Class F:   WAC -  65bp
                                Class G:   WAC -  37bp
                                Class H:   6.59
                                Class X:   The Pass-Through Rate on the Class X
                                           Certificates on each Distribution
                                           Date will equal, in general, the
                                           weighted average of the Class X
                                           Component Rates for the respective
                                           Principal Balance Certificates for
                                           such Distribution Date. The Class X
                                           Component Rate in respect of any
                                           Class of Principal Balance
                                           Certificates will, in general,
                                           equal the excess, if any, of the
                                           Weighted Average Net Mortgage Rate
                                           over the Pass-Through rates
                                           applicable to the Classes of
                                           Principal Balance Certificates.

                                           The Pass-Through Rate for each class
                                           of Principal Balance Certificates
                                           for any Distribution Date will not
                                           exceed the Weighted Average Net
                                           Mortgage Rate for such Distribution
                                           Date.

Interest Distributions:         Each Class of Certificates (other than the
                                Class R Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding
                                Certificate Principal Amount or Notional Amount of such Class, as applicable.

Principal Distributions:        Principal will be distributed on each
                                Distribution Date to the most senior Class
                                (i.e., the Class with the earliest
                                alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Principal
                                Amount is reduced to zero (sequential order).
                                If, due to losses, the Certificate Principal
                                Amounts of the Class B through Class H
                                Certificates are reduced to zero, payments of principal to the Class A-1, A-2 and A-3
                                Certificates will be made on a pro rata basis.

Prepayment Premium Allocation:  Prepayment Premiums (to the extent received)
                                will be allocated among the Class X
                                Certificates and the Principal Balance
                                Certificates (other than Classes G and H) entitled to distributions in respect of principal on any Distribution Date, as described in the Pospectus Supplement under DESCRIPTION OF THE OFFERED CERTIFICATES - Distributions - Prepayment Premiums.

Credit Enhancement:             Each Class of Certificates (other than Classes
                                A-1, A-2, A-3, Q and X) will be subordinated to all other Classes with an earlier alphabetical
                                Class designation.

Advancing:                      The Master Servicer, the Trustee and the Fiscal
                                Agent (in that order) will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

                                                                      continued


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1

Realized Losses and Expense Losses:    Realized Losses and trust fund expenses,
                                       if any, will be allocated to the Class
                                       H, Class G, Class F, Class E, Class D,
                                       Class C and Class B Certificates, in
                                       that order, and then to Classes A-1, A-2 and A-3, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Class
                                       Pass-Through Rate, will be payable in
                                       subsequent periods, subject to available funds.

Prepayment Interest Shortfalls:        For any Distribution Date, any Net
                                       Aggregate Prepayment Interest Shortfall
                                       not offset by the Servicing Fee for such Distribution Date, will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:                  Any appraisal reduction generally will
                                       be created in the amount, if any, by
                                       which the Principal Balance of a
                                       Specially Serviced Mortgage Loan (plus
                                       other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property.
                                       The Appraisal Reduction Amount will
                                       reduce proportionately the amount of P&I
                                       Advances for such loan, which reduction
                                       will be borne, in general, by a
                                       reduction of interest distributable to
                                       the most subordinate Class of Principal
                                       Balance Certificate outstanding.

                                       An Appraisal Reduction will be reduced
                                       to zero as of the date the related
                                       Mortgage Loan has been brought current
                                       for at least three consecutive months,
                                       paid in full, liquidated, repurchased or otherwise disposed of.

Directing Class:                       The Directing Class will generally be
                                       the most subordinate Class of
                                       Certificates outstanding at any time.
                                       The Pooling Agreement provides that
                                       holders of Certificates evidencing
                                       greater than 50% of the Percentage
                                       Interests of the Directing Class may
                                       replace the Special Servicer provided
                                       that each Rating Agency confirms that
                                       such replacement will not cause a
                                       qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

Special Servicer:                      In general, the Special Servicer has the
                                       right to modify the terms of a Specially
                                       Serviced Mortgage Loan if it determines
                                       that such modification would be in the
                                       best interests of the
                                       Certificateholders, provided that the
                                       Special Servicer generally may not
                                       extend the maturity date of a Mortgage
                                       Loan beyond two years prior to the Final
                                       Rated Distribution Date.

Optional Termination:                  The Depositor, then the Master Servicer,
                                       then the holder of a majority of the LR
                                       Certificates will have the option to
                                       purchase, in whole but not in part, the
                                       remaining assets of the Trust on or
                                       after the Distribution Date on which the aggregate Certificate Principal Amount of all Classes of Certificates then outstanding is less than or equal to 1% of the initial Pool Balance. Such purchase price will generally be at a price equal to the unpaid aggregate
                                       Scheduled Principal Balances of the
                                       Mortgage Loans, plus accrued and unpaid
                                       interest and unreimbursed Servicing
                                       Advances.

Reports to Certificateholders:         The Trustee will prepare and deliver
                                       monthly Certificateholder Reports. The
                                       Special Servicer will prepare and
                                       deliver to the Trustee monthly reports
                                       summarizing the status of each Specially
                                       Serviced Mortgage Loan. The Master
                                       Servicer and Special Servicer will
                                       prepare and deliver to the Trustee an
                                       annual report setting forth certain
                                       information with respect to each
                                       Mortgage Loan, as available. Each of the reports will be available to the Certificateholders upon request. A
                                       Report containing information regarding
                                       the Mortgage Loans will be available
                                       electronically.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1


                                        |-------- Class X ---------|
                 BOND STRUCTURE         |        Component         |

Class A-1          AAA/Aaa/AAA                                         $238.0MM
                      6.59%

Class A-2          AAA/Aaa/AAA                                         $64.0MM
                      6.88%

Class A-3          AAA/Aaa/AAA                                         $226.2MM
                      6.95%

Class B       AAA/Aaa/AA+ WAC - 107bp                                  $22.6MM

Class C        AA+/Aa1/AA WAC - 103bp                                  $22.6MM

Class D          A+/A2/A WAC - 93bp                                    $45.3MM

Class E       BBB/Baa2/BBB WAC - 74bp                                  $45.3MM

Class F        BBB-/NR/NR WAC - 65bp                                   $41.5MM

Class G         BB/Ba3/BB WAC - 37bp                                   $26.4MM

Class H            B-/B2/B 6.59%                                       $22.6MM

-------------------------------------------------------------------------------
(1) The Class X Notional Amount is generally equal to the sum of the Certificate Principal Amounts of each Principal Balance Certificate outstanding from time to time. The Pass-Through Rate on the Class X Certificats on each Distribution Date will equal, in general, the weighted average of the Class X Strip Rates for the respective Principal Balance Certificates for such Distribution Date. The Class X Strip Rate in respect of any Class of Principal Balance Certificates will, in general, equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through rates applicable to the Classes of Principal Balance Certificates. The Class X Certificates will be rated AAA/Aaa by Fitch and Moody's.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1


The Class A-1, A-2, A-3, B, C, D, E, F, G and H Certificates are monthly pay, multi-class, sequential pay REMIC commercial mortgage pass-through certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


                            Priority of Cash Flows
-------------------------------------------------------------------------------
                                                                   Class X
                                                                   (Notional
                                                 A-1               Principal)
C                                                           A-2
A                                                                  A-3
S                                                                  B
H                                                                  C
                                                                   D
F                                                                  E
L                                                                  F
O                                                                  G
W                                                                  H
-------------------------------------------------------------------------------
0         20         40         60         80         100         120 Months


                   Remaining Term to Effective Maturity Date
-------------------------------------------------------------------------------
            605 Third Avenue                                     120
             Edens and Avant                                    119
                    FGS Pool                               111
               Mansion Grove                                  117
          North Shore Towers                          86
                Fashion Mall                                 116
    Yorktown Shopping Center                         81
         The Grand Kempinski                                     120
      Arrowhead Towne Center               51
Mark Centers Trust Portfolio                             108
               Westgate Mall                              110
              Westshore Mall                       77
-------------------------------------------------------------------------------
                             0    20    40    60    80    100    120 Months

-------------------------------------------------------------------------------
(1) The Class A-1, A-2, A-3 and X Certificates will be paid interest on a pro rata basis.

(2) The above analysis is based on the Modeling Assumptions and Scenario described in the Prospectus Supplement.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1

III. Collateral Characteristics
-------------------------------------------------------------------------------
Cut-Off Date Principal Balance: (as of October 1, 1997)            $754,531,157
Number of Mortgage Loans:                                                    12
Number of Properties:                                                       104
Weighted Average Coupon:                                                  8.34%
Weighted Average Cut-Off Date LTV:                                        52.7%
Weighted Average LTV at Effective Maturity Date:                          45.5%
Weighted Average DSCR:                                                    2.00x
Weighted Average Original Amortization Term:                         322 months
Weighted Average Original Term to Effective Maturity Date:           116 months
Weighted Average Remaining Term to Effective Maturity Date:          105 months
Weighted Average Seasoning:                                           11 months

-----------------------------------------------------------------------------------------------------------------------------------
                                                           Principal
                        Cut-Off                           Balance at                                           Original   Remaining
                         Date       Percent of             Effective           Effective                        Term to    Term to
                       Principal      Cut-Off              Maturity   Cut-Off  Maturity             Original   Effective  Effective
                        Balance    Date Principal            Date      Date      Date             Amortization  Maturity   Maturity
Loan Name               ($000's)      Balance     Coupon   ($000's)    LTV       LTV     DSCR (1)     Term        Date       Date
-----------------------------------------------------------------------------------------------------------------------------------
605 Third Avenue       $120,000        15.9%      7.917%  $105,000(2)  66.7%     58.3%     2.04x       N/A         120        120
Edens and Avant          82,750        11.0       7.300     82,750     36.8      36.8      3.35        N/A         120        119
FGS Pool                 73,537         9.7       8.600     52,575     50.9      36.4      2.16        240         119        111
Mansion Grove            72,862         9.7       8.350     64,492     61.7      54.7      1.39        360         120        117
North Shore Towers       70,281         9.3        9.32(3)  64,482     20.1      18.4      2.83        360         120         86
Keystone at the
  Crossing Fashion
  Mall                   64,864         8.6       7.850     56,941     55.9      49.1      1.73        360         119        116
Yorktown Shopping
  Center                 57,304         7.6       8.250     48,776     48.0      40.8      1.33        300         120         81
The Grand Kempinski      55,000         7.3       8.630     45,114     61.1      50.1      1.73        300         120        120
Arrowhead Towne Center   48,900         6.5       8.600     46,597     46.6      44.4      1.79        360          84         51
Mark Centers Trust
  Portfolio              45,450         6.0       8.840     37,962     63.8      53.3      1.50        300         119        108
Westgate Mall            42,682         5.7       9.250     35,891     65.7      55.2      1.20        300         119        110
Westshore Mall           20,901         2.8       8.070     19,438     63.3      58.9      1.68        360          84         77
                       --------       -----       -----   --------     ----      ----      ----        ---         ---        ---
Totals/Weighted
  Averages             $754,531       100.0%      8.339%  $660,019     52.7%     45.5%     2.00x       322(4)      116        105
                       ========       =====       =====   ========     ====      ====      ====        ===         ===        ===
-----------------------------------------------------------------------------------------------------------------------------------

(1) Based on underwritable net cash flow.

(2) Effective Maturity Date Balance after accounting for a $15,000,000 LOC which will be available at the Effective Maturity Date.

(3) The North Shore Towers mortgage coupon is 9.32%, however, John Hancock is retaining a 2.57% strip leaving a pass-through coupon of 6.75%.

(4) Weighted average original amortization term excludes 605 Third Avenue and Edens and Avant.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1

                                                          Loan Features
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Bankruptcy-  Funded
                                                      Removal of     Capital   Lock Box/                        remote     Tax and
                                        Principal      Property      Reserve     Sweep           Cross         borrowing  Insurance
Loan Name           Call Protection     Repayment     Manager(1)    Accounts    Account    Collateralization    entity      Escrow
-----------------------------------------------------------------------------------------------------------------------------------
605 Third Avenue    Locked 24 mos.,     Effective        No           Yes         Yes             N/A             Yes        Yes
                      Defeasance        Maturity

Edens and Avant     Locked 24 mos.,      Balloon        Yes           Yes         Yes             Yes             Yes        Yes
                      Defeasance

FGS Pool            Locked 24 mos.,     Effective       Yes           Yes         Yes             Yes             Yes        Yes
                      Defeasance        Maturity

Mansion Grove       Locked 57 mos.,     Effective       Yes           Yes         Yes             N/A             Yes        Yes
                     Greater of 1%      Maturity
                     and Yld Maint

North Shore Towers   Greater of 1%       Balloon         No            No          No             N/A              No        Yes(2)
                     and Yld Maint

Fashion Mall-       Locked 24 mos.,     Effective       Yes           Yes         Yes             N/A             Yes        Yes
 Keystone at the     Greater of 1%      Maturity
 Crossing         and Yld Maint +50bp

Yorktown Shopping   Locked 21 mos.,      Balloon         No            No          No             N/A              No        Yes
 Center              Greater of 2%
                    declining .25%
                    annually to 1%
                  and Yld Maint +50bp

The Grand           Locked 35 mos.,     Effective       Yes           Yes         Yes             N/A             Yes        Yes
 Kempinski           Greater of 1%      Maturity
                     and Yld Maint

Arrowhead Towne      Greater of 2%       Balloon         No            No          No             N/A              No        Yes(2)
 Center                declining
                  .5% annually to 1%
                     and Yld Maint

Mark Centers        Locked 25 mos.,     Effective       Yes           Yes         Yes             Yes             Yes        Yes
 Trust Portfolio     Greater of 1%      Maturity
                     and Yld Maint

Westgate Mall       Locked 38 mos.,      Balloon         No            No          No             N/A              No        Yes
                     Greater of 2%
                     declining .5%
                     annually to 1%
                  and Yld Maint +50bp

Westshore Mall      Locked 53 mos.,     Effective       Yes           Yes         Yes             N/A             Yes        Yes
                     Greater of 1%      Maturity
                     and Yld Maint
-----------------------------------------------------------------------------------------------------------------------------------

(1) Subject to various conditions as outlined in the prospectus supplement.
(2) Taxes only.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1

                                                   Property Overview
------------------------------------------------------------------------------------------------------------------
                                               Borrower/                     Property                 Year Built/
Loan Name               Location               Sponsor                       Type                     Renovated
------------------------------------------------------------------------------------------------------------------
605 Third Avenue        New York, NY           Fisher Brothers/              Office                   1963/1996
                                               National Bulk Carriers
Edens and Avant         SC, NC, TN, GA         State of Michigan             Community Shopping       Various
                                               Retirement System             Centers(61), Office(2)
FGS Pool                CA, FL, TX, NY,        Fisher Brothers/Getty/        Hotel(14), Office(1)     Various
                        NJ, MA, VA, NE         Soros
Mansion Grove           Santa Clara, CA        Sanford Diller                Multifamily              1989
North Shore Towers      Floral Park, NY        1,547 Co-op Owners/           Multifamily              1971

Fashion Mall-
 Keystone at the
 Crossing               Indianapolis, IN       Royal British Shell Pension   Regional Mall            1973/1992

Yorktown Shopping
 Center                 Lombard, IL            Estate of E.D. Pehrson/       Super-Regional Mall      1968/1994
                                               Wilder Group

The Grand Kempinski     Dallas, TX             The Rolaco Group              Hotel                    1983

Arrowhead Towne Center  Glendale, AZ           Westcor/JCP                   Super-Regional Mall      1993

Mark Centers Trust
 Portfolio              PA, AL, SC, GA,        Mark Centers Trust            Community Shopping       Various
                        NY, FL, VA                                           Centers(17)

Westgate Mall           Fairview Park, OH      R.E. Jacobs Group             Regional Mall            1954/1996

Westshore Mall          Holland Township, MI   Ivanhoe/Wilmorite             Regional Mall            1988
------------------------------------------------------------------------------------------------------------------

                            Cutoff Date         Square Feet/
                               Loan               No. of          Loan PSF/                          Appraised
Loan Name                     Amount              Units(5)        Per Unit        Occupancy(3)         Value
------------------------------------------------------------------------------------------------------------------
605 Third Avenue           $120,000,000           946,369        $   116(1)          98.0%        $  180,000,000
Edens and Avant              82,750,000         4,439,655             19             90.6            225,036,809
FGS Pool                     73,537,438             2,923         23,943(2)          66.3            144,450,000
Mansion Grove                72,862,226               877         83,081             96.8            118,000,000
North Shore Towers           70,280,966             1,844         38,113             92.0            350,000,000
Fashion Mall-Keystone
at the Crossing              64,864,238           682,912             95             87.5            116,000,000
Yorktown Shopping Center     57,304,459           480,539            119             91.7            119,500,000
The Grand Kempinski          55,000,000               528        104,167             69.9             90,000,000
Arrowhead Towne Center       48,899,962           394,297            124             88.7            105,000,000
Mark Centers Trust
 Portfolio                   45,449,576         2,317,463             20             93.2             71,200,000
Westgate Mall                42,681,517           617,222            143(4)          88.5             65,000,000
Westshore Mall               20,900,775           393,949             53             95.3             33,000,000
                           ------------                                                           --------------
Total                      $754,531,157                                                           $1,617,186,809
                           ============                                                           ==============
------------------------------------------------------------------------------------------------------------------

(1) Based on a Loan Amount of $120,000,000 less the $10,000,000 allocated to the parking garage, or $110,000,000.

(2) Based on a Loan Amount of $73,537,438 less the $3,553,487 allocated to the Admiralty Office Building.

(3) Regional Mall Occupancy figures reflect Mall Store Tenants only.

(4) Adjusted for tenants which own their own improvements.

(5) Self-owned anchors are excluded from square feet.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1


                                                    Geographic Diversification
----------------------------------------------------------------------------------------------------------------------------------
                       Cut-Off      Cut-Off                     Percentage of                            Percentage of   Weighted
                        Date          Date                           Total      Weighted                     Total       Average
        Number of     Allocated    Allocated      Underwritten   Underwritten   Average       Appraised    Appraised      Cut-Off
State   Properties   Loan Amount  Loan Amount(1)   Cash Flow     Cash Flow(1)     DSCR          Value       Value(1)     Date LTV
----------------------------------------------------------------------------------------------------------------------------------
 NY         6       $199,500,169      26.4%       41,005,056         30.1%        2.32      $543,800,000      33.6%        49.7%
 CA         3         94,577,979      12.5        14,373,039         10.6         1.57       155,400,000       9.6         59.3
 TX         2         68,226,868       9.0        12,440,513          9.1         1.81       115,850,000       7.2         59.1
 IN         1         64,864,238       8.6         9,748,888          7.2         1.73       116,000,000       7.2         55.9
 SC        45         62,865,695       8.3        15,081,865         11.1         3.27       166,030,757      10.3         38.0
 IL         1         57,304,459       7.6         7,570,166          5.6         1.33       119,500,000       7.4         48.0
 AZ         1         48,899,962       6.5         8,356,914          6.1         1.79       105,000,000       6.5         46.6
 OH         1         42,681,517       5.7         5,321,105          3.9         1.20        65,000,000       4.0         65.7
 PA        10         29,125,458       3.9         4,120,484          3.0         1.50        45,200,000       2.8         63.8
 FL         4         21,770,709       2.9         4,195,753          3.1         2.11        39,100,000       2.4         51.8
 MI         1         20,900,775       2.8         3,119,597          2.3         1.68        33,000,000       2.0         63.3
 NC        11         10,677,820       1.4         2,695,100          2.0         3.35        29,945,550       1.9         36.8
 TN         3          8,656,771       1.1         2,151,718          1.6         3.35        23,907,979       1.5         36.8
 GA         6          6,122,631       0.8         1,219,842          0.9         2.55        13,277,522       0.8         48.5
 AL         2          5,915,496       0.8           970,193          0.7         1.50         8,675,000       0.5         63.8
 NJ         2          4,244,443       0.6         1,763,005          1.3         2.16        14,200,000       0.9         50.9
 MA         2          3,553,487       0.5         1,159,565          0.9         2.16        11,200,000       0.7         50.9
 VA         2          3,556,893       0.5           763,523          0.6         2.00         8,500,000       0.5         54.1
 NE         1          1,085,788       0.1           111,263          0.1         2.16         3,600,000       0.2         50.9
          ---       ------------     -----      ------------        -----         ----    --------------     -----         ----
Totals/
Weighted
Averages  104       $754,531,157     100.0%     $136,167,585        100.0%        2.00x   $1,617,186,809     100.0%        52.7%
          ===       ============     =====      ============        =====         ====    ==============     =====         ====
----------------------------------------------------------------------------------------------------------------------------------

(1) Numbers may not add to 100% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                                  Term Sheet                    October 9, 1997

                          $754,531,157 (Approximate)
                    Morgan Stanley Mortgage Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1997-XL1


                         Property Type Diversification
-------------------------------------------------------------------------------

                           [Graphics or Image Omitted]

Pie chart with captions that set forth the following information:

                                 REGIONAL MALL
                                     31.1%

                                  MULTIFAMILY
                                     19.0%

                                    OFFICE
                                     16.9%

                                     HOTEL
                                     16.6%

                                    RETAIL
                                     16.6%


----------------------------------------------------------------------------------------------------------------------------------
                                           Percentage of
                               Cut-Off       Cut-Off                 Percentage of                        Percentage of  Weighted
                                Date          Date                       Total     Weighted                   Total      Average
                Number of     Allocated     Allocated   Underwritten  Underwritten  Average     Appraised   Appraised    Cut-Off
Property Type   Properties   Loan Amount   Loan Amount    Cash Flow    Cash Flow     DSCR         Value       Value      Date LTV
----------------------------------------------------------------------------------------------------------------------------------
Regional Mall       5       $234,650,951      31.1%      34,116,670      25.1%       1.55x    $438,500,000     27.1%       54.5%
Multifamily         2        143,143,192      19.0       29,370,407      21.6        2.10      468,000,000     28.9        41.3
Office              4        127,493,934      16.9       21,055,602      15.5        2.09      196,348,327     12.1        65.3
Hotel              15        124,983,951      16.6       25,455,590      18.7        1.97      228,450,000     14.1        55.4
Retail             78        124,259,130      16.6       26,169,315      19.2        2.68      285,888,481     17.7        46.7
                  ---       ------------     -----     ------------     -----        ----   --------------    -----        ----
Totals/Weighted
 Averages         104       $754,531,158     100.0%    $136,167,585     100.0%       2.00x  $1,617,186,809    100.0%       52.7%
                  ===       ============     =====     ============     =====        ====   ==============    =====        ====
----------------------------------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                               605 Third Avenue


-------------------------------------------------------------------------------
                               Loan Information
-------------------------------------------------------------------------------

                          Original               Cut-Off Date

Principal Balance:        $120,000,000           $120,000,000

Origination Date:         September 10, 1997

Interest Rate:            7.917%

Amortization:             Interest-only payments through Effective Maturity
                          Date, thereafter, 20 year amortization. In lieu of amortization, borrower has posted an initial LOC of $5MM which will be increased in equal annual installments to achieve a $15MM balance by October 1, 2003.

Hyperamortization:        After the Effective Maturity Date, interest rate
                          increases to 12.917%. All excess cash flow is used to reduce outstanding principal balance; the additional
                          5% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

Effective Maturity Date:  October 1, 2007

Maturity Date:            October 1, 2027

Borrower/Sponsor:         605 Third Avenue LLC, a special-purpose New York
                          limited liability company indirectly owned and controlled by the Fisher Brothers and National Bulk
                          Carriers, Inc.

Call Protection:          Two year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter. Loan prepayable at par beginning 90 days prior to the Effective Maturity Date.

Removal of
Property Manager:         As long as the Fisher Brothers manage the property,
                          the manager can only be replaced, (i) upon a monetary event of default, (ii) upon acceleration of the loan, or (iii) if the manager has engaged in gross negligence or willful misconduct. If the Fisher
                          Brothers are not managing the property, the manager can be replaced upon the above-mentioned events and if at the end of each calendar quarter, the DSCR for the trailing twelve months, drops below 1.15x together with certain other conditions outlined in the loan documents.

Up Front Reserves:        Deferred Maintenance:                        $ 70,000
                          Leasing Rollover Reserve:                  $5,000,000

General Monthly
Reserves:                 Property Taxes, Insurance in appropriate amounts and
                          Replacement Reserves of $219,728 annually

Additional Monthly
Reserves:                 Leasing Rollover:           Replenished to $5,000,000
                                                     (capped at $200,000/month)

                          Wiley Rollover:                $165,000/month through
                                                                October 1, 2002

                          Neuberger Rollover:             $35,000/month through
                                                               October 1, 2002,
                                                         $165,000/month through
                                                                October 1, 2006

Collection Account:       Hard Lockbox

Cross-Collateralization/
Default:                  N/A

Mezzanine Loans:          Yes, $12,000,000. Currently held by the Fisher
                          Brothers.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             Property Information
-------------------------------------------------------------------------------

Single Asset/Portfolio:   Single Asset

Property Type:            Office

Location:                 605 Third Avenue, New York, New York

Year Built/Renovated:     1963/Various through 1996

The Collateral:           43 story office building containing 984,447 SF of GLA
                          (946,369 net rentable SF) and adjacent 750 space parking garage.

                          Major tenants include John Wiley & Sons, Neuberger & Berman, Grant Thornton and ESPN, Inc.

Property
Management:               Fisher Brothers Management Co.

Occupancy
(June 30, 1997):          98%

1996 Net Operating
Income:                   $22,823,422

Underwritable Net
Cash Flow:                $19,403,628

Appraised Value:          $180,000,000

Cut-Off Date
Loan/PSF(1):              $116

Appraised By:             Cushman & Wakefield, Inc.

Appraisal Date:           August 1, 1997

                          Cut-Off Date           At Maturity

LTV:                          66.7%                 58.3%
DSCR(2):                      2.04x                 2.33x

(1) Based on the Cut-Off Date Loan Balance reduced by the $10,000,000 allocated to the parking garage.

(2) Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                               605 Third Avenue


                                        Ten Largest Tenants Based on Annualized Base Rent(1)
---------------------------------------------------------------------------------------------------------------------------------
Tenant or                                                                   Percent                 Percent of Total   Annualized
Parent Company                                                    Tenant    of Total    Annualized     Annualized       Base Rent
of Tenant                          Tenant Name                   NRA (SF)  NRA (SF)(4)   Base Rent    Base Rent(4)        PSF
---------------------------------------------------------------------------------------------------------------------------------
John Wiley & Sons, Inc.            John Wiley & Sons, Inc.       231,047     24.4%     $ 8,682,754         27.1%         $37.58
Neuberger & Berman Management      Neuberger & Berman            139,448     14.7        4,677,992         14.6           33.55
Unisys Corporation(2)              Unisys Corporation             77,144      8.2        3,092,463          9.7           40.09
Aon Risk Services, Inc. of
  New York(3)                      Rollins Hudig Hall             71,080      7.5        2,772,120          8.7           39.00
Grant Thornton, LLP                Grant Thornton                 55,688      5.9        1,733,016          5.4           31.12
Disney                             ESPN, Inc.                     53,674      5.7        1,573,947          4.9           29.32
Univision Television Group, Inc.   Univision Holdings, Inc.       35,814      3.8        1,157,508          3.6           32.32
Veeba Corporation                  Stinnes Corporation            25,560      2.7          945,720          3.0           37.00
Snow, Becker, Kroll Et. Al.        Snow, Becker, Kroll Et. Al.    25,270      2.7          717,830          2.2           28.41
Esanu Katsky Korins & Siger        Esanu Katsky Korins & Siger    19,867      2.1          566,210          1.8           28.50
                                                                 -------    -----      -----------        -----          ------
Total/Average Major Tenants                                      734,592     77.6%     $25,919,560         81.0%         $35.28

Other Tenants                                                    193,082     20.4        6,090,083         19.0           31.54

Vacant                                                            18,695      2.0                0          0.0            0.00
                                                                 -------    -----      -----------        -----          ------
Total Net Rentable Area                                          946,369    100.0%     $32,009,643        100.0%         $34.51(5)
                                                                 =======    =====      ===========        =====          ======


                             Historical Occupancy
-------------------------------------------------------------------------------
                                                           Average
               Year                                       Occupancy
-------------------------------------------------------------------------------
               1996                                         98.1%
               1995                                         98.6
               1994                                        100.0
               1993                                         99.5
               1992                                         99.5
               1991                                         85.2
               1990                                         99.0
               1989                                         92.8
               1988                                        100.0
               1987                                        100.0
               1986                                        100.0
                                                           -----
              Average                                       97.5%
                                                           =====
-------------------------------------------------------------------------------

(1) Based on June 30, 1997 Rent Roll

(2) Neuberger and Berman currently sub-leases and has an executed lease beginning in 1999 for 66,625 of the 77,144 sq. ft. occupied by Unisys. The remaining 10,519 sq. ft. is currently sub-leased to Cosmetics Plus.

(3) Space has been re-measured to 74,780 sq. ft. Neuberger and Berman has an executed lease beginning in 2000 for two-thirds of this space (56,085 sq. ft.). Neuberger is currently subleasing this space.

(4) Numbers may not total 100.0% due to rounding.

(5) Annualized Base Rent PSF excludes vacant space.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                               605 Third Avenue


                                       Lease Expiration Schedule(1)
-----------------------------------------------------------------------------------------------------------
                                                                           Percent of Total    Annualized
Year Ending           Expiring          Percent of       Annualized           Annualized        Base Rent
 Dec. 31                 SF             Total SF(3)       Base Rent          Base Rent(3)       Per Sq. Ft.
-----------------------------------------------------------------------------------------------------------
Vacant                 18,695               2.0%                  -               -                 -
 1997                  17,996               1.9             452,400               1.4%             25.14
 1999(2)              150,722              15.9           5,530,256              17.3              36.69
 2000                  95,844              10.1           3,660,384              11.4              38.19
 2001                   8,000               0.8             225,500               0.7              28.19
 2003                 231,047              24.4           8,682,754              27.1              37.58
 2004                  72,321               7.6           2,127,207               6.6              29.41
 2005                  69,468               7.3           2,185,268               6.8              31.46
 2006                  29,568               3.1           1,161,952               3.6              39.30
2007 or
 Later                252,708              26.7           7,983,922              24.9              31.59
                      -------             -----          ----------             -----              -----
Total                 946,369             100.0%        $32,009,643             100.0%            $34.51
                      =======             =====          ==========             =====              =====
-----------------------------------------------------------------------------------------------------------

(1) Based on June 30, 1997 Rent Roll.

(2) 1999 expirations include: Unysis (77,144 sq. ft.), Grant Thornton (53,688 sq. ft.), and Smith Barney (17,890 sq. ft.). Neuberger & Berman has already executed leases for 66,625 sq. ft. of the space leased by Unysis. Neuberger & Berman is currently subleasing this space.

(3) Numbers may not add to 100.0% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                 Edens & Avant


-------------------------------------------------------------------------------
                               Loan Information
-------------------------------------------------------------------------------

                          Original          Cut-Off Date

Principal Balance:        $82,750,000       $82,750,000

Origination Date:         July 15, 1997

Interest Rate:            7.30%

Amortization:             Interest only for 10 years with balloon payment at
                          maturity

Hyperamortization:        Not Applicable

Effective Maturity Date:  Not Applicable

Maturity Date:            August 31, 2007

Borrower/Sponsor:         Edens & Avant Financing Limited Partnership, a
                          Delaware limited partnership, controlled by the State of Michigan Retirement System 83.5%, and a group consisting of Joseph Edens and other principals and employees of Edens & Avant, Inc. 16.5%.

Call Protection:          Two-year prepayment lockout from the date of
                          securitization, with U.S. Treasury defeasence thereafter. Loan prepayable at par beginning 60 days prior to the Maturity Date.

Removal of Property
Manager: Management may be terminated (i) if at the end of each calendar quarter DSCR for the trailing 12 months
                          <1.25:1.0 unless borrower deposits additional
                          collateral to enable the loan to meet the test (ii) upon a 50% or more change in control of the manager,
                          (iii) upon a default by the manager under the management agreement (iv) upon an event of default under the loan documents or (v) at any time for cause.

Up Front Reserves:        Deferred Maintenance                        $ 317,009
                          Environmental Reserve:                      $ 391,188
                          Capital Expenditure and TI:                $4,795,088

General Monthly
Reserves:                 Property Taxes, Insurance, Debt Service and Capital
                          Expenditure reserves of $73,994 monthly.

Collection Account:       "Sweep Account" whereby borrower deposits gross
                          receipts daily into a cash collateral account used to establish the escrows listed above; "Springing
                          Lockbox" whereby upon DSCR <1.5:1.0 or the occurance of certain events of default, a hard lockbox is established.

Cross-Collateralization/
Default:                  Yes

Mezzanine Loans:          None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             Property Information
-------------------------------------------------------------------------------

Single Asset/Portfolio:   Portfolio

Property Type:            61 retail centers, 2 office buildings

Location:                 Location by Allocated Loan Amount

                        [Graphics or Image Material Omitted]

Pie chart with captions that set forth the following information:

                                    South
                                   Carolina
                                     72.6%
                                     North
                                   Carolina
                                     12.8%
                                   Tennessee
                                     10.4%
                                    Georgia
                                     4.2%

Year Built:               See Property Description Table

The Collateral:           54 community and neighborhood retail shopping
                          centers, 7 freestanding retail stores and 2 office buildings encompassing total GLA of 4,439,655 SF.

                          Anchors include Food Lion, Wal-Mart, Bi-Lo, Revco, Family Dollar and Winn Dixie.

Property Management:      Edens & Avant Properties Limited Partnerships

Average Occupancy
(April 8, 1997):          91%

1996 Net Operating
Income:                   $ 20,238,540

Underwritable
Net Cash Flow:            $ 20,253,312

Calculated Value at
a 9% Cap Rate:            $225,036,809

Cut-Off Date Loan/PSF:    $19

                          Cut-off Date           At Maturity

LTV:                         36.8%                  36.8%
DSCR(1):                     3.35x                  3.35x

(1) Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                 Edens & Avant

                                             Property Description
-------------------------------------------------------------------------------------------------------
                                                                                          Cut-Off Date
                                                        Year Built/      Occupancy       Allocated Loan
Property                Location              NRA     Last Renovated    April 8, 1997        Amount
-------------------------------------------------------------------------------------------------------
Florence Mall           Florence, SC        247,064      1965/1984           100%         $5,516,883
Trenholm Plaza          Forest Acres, SC    172,957      1960/1997            86           4,399,870
NBSC Building           Columbia, SC        147,890      1970/1994            80           3,588,694
Hampton Plaza           Clarksville, TN     189,302        1988               97           3,021,907
Cumberland Plaza        McMinnville, TN     143,951        1988               97           2,835,486
Cunningham Place        Clarksville, TN     149,744        1987              100           2,799,378
Bay Village             Conway, SC          133,480        1988               99           2,381,777
Belvedere Plaza         Anderson, SC        158,739      1965/1992            73           2,331,027
Lakeside Shopping
  Center                Anderson, SC        137,507        1979               96           2,134,162
Triangle Village        Lexington, SC       115,754        1986               97           2,031,662
Widewater Square        Columbia, SC         95,700      1976/1990            95           2,028,788
Palmetto Plaza          Sumter, SC           97,864      1964/1996            98           2,013,032
Edisto Village          Orangeburg, SC      108,668      1972/1994            98           1,980,334
Gateway Plaza           Sumter, SC           91,150        1989               88           1,956,673
Shoppers Port           Charleston, SC       74,400      1974/1992           100           1,890,984
Raleigh Blvd.
  Shopping Center       Raleigh, NC          72,232        1990               94           1,755,941
Kalmia Plaza            Aiken, SC           215,330        1967               75           1,747,952
Westland Square         West Columbia, SC    62,735      1987/1996            96           1,692,883
Woodberry Plaza         West Columbia, SC    82,930      1976/1994           100           1,645,846
Northway Plaza          Columbia, SC         74,689      1974/1988            93           1,580,781
Western Square          Laurens, SC          80,764        1978               82           1,379,182
Lawndale Village        Greensboro, NC       46,337        1987              100           1,323,007
Raeford-Hoke Village    Raeford, NC          73,530        1982              100           1,319,807
Fairfield Square        Winnsboro, SC        54,640        1987              100           1,306,443
Northside Plaza-
  Henderson             Henderson, NC        66,090      1981/1995            90           1,283,456
St. George Plaza        St. George, SC       53,211      1982/1997            78           1,282,442
Waterway Plaza          Little River, SC     49,750        1991              100           1,282,040
Northside Plaza-
  Clinton               Clinton, NC          80,030        1982               92           1,234,189
Ravenel Town Centre     Ravenel, SC          48,050        1996              100           1,153,951
South Square Shopping
  Center                Lancaster, SC        44,350        1992              100           1,148,991
Barnwell Plaza          Barnwell, SC         70,725        1985              100           1,148,471
Capitol Square          West Columbia, SC    79,921      1974/1993            75           1,048,824
Blowing Rock Square     Blowing Rock, NC     42,559        1990              100           1,047,320
Bainbridge Mall         Bainbadge, GA       145,124        1973               91           1,046,440
Three Fountains Plaza   West Columbia, SC    41,450      1986/1996            95           1,009,260
Crossroads Shopping
  Center                Asheboro, NC         51,440        1981              100           1,000,793

                                                                                             continued
-------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                 Edens & Avant


                                                   Property Description
-----------------------------------------------------------------------------------------------------------------------
                                                                                                         Cut-Off Date
                                                                      Year Built/       Occupancy       Allocated Loan
Property                   Location                      NRA         Last Renovated    April 8, 1997        Amount
-----------------------------------------------------------------------------------------------------------------------
Saluda Town Centre          Saluda, SC                  37,450             1996             100%           $972,557
Clusters of Whitehall       Columbia, SC                68,029          1973/1988            64             970,542
Lexington Village           Lexington, SC               30,764             1988              95             954,392
Dreher Plaza West           Columbia, SC                20,276             1989             100             931,594
Tri-County Plaza            Royston, GA                 63,510             1986              89             929,948
Clover Plaza                Clover, SC                  45,575             1990              98             903,605
Stephens Plaza              Toccoa, GA                  47,850             1989             100             804,486
Goldrush Shopping
  Center                    McCormick, SC               39,700             1993             100             757,251
Mitchell Plaza              Batesburg, SC               39,970             1987             100             751,239
Blockbuster/Taco
  Bell-Lexington            Lexington, SC                9,200             1990             100             662,593
Rosewood Extension          Columbia, SC                13,188             1989              88             641,374
Edgecombe Square            Tarboro, NC                 85,740             1990              42             603,720
Forest Drive
  Shopping Ctr              Columbia, SC                16,399             1988              85             519,033
Friarsgate Plaza            Irmo, SC                    68,235          1981/1996            82             491,790
Catawba Village             Newton-Conover, NC          58,450             1978              86             477,676
Waynesville Shopping
  Center                    Waynesville, NC             33,300             1985             100             426,181
Shotwell Center             Bainsbridge, GA             42,037             1980             100             403,332
Mauldin Square              Mauldin, SC                 15,800             1986             100             352,348
1634 Main Street
  Building                  Columbia,SC                 13,994          1934/1988            89             351,753
Blockbuster-Irmo            Irmo, SC                     6,000             1988             100             333,806
Blockbuster-Decker
   Blvd                     Columbia, SC                 6,000             1989             100             321,007
Blockbuster-Warner
  Robbins                   Warner Robbins, GA           6,400             1989             100             281,004
Blockbuster-Broad
  River,                    Columbia, SC                 6,000             1988             100             222,634
Jackson Plaza
  Expansion                 Sylva, NC                    8,000             1985             100             205,730
Edens KW Winnsboro          Winnsboro, SC                7,200             1989             100              71,575
Taco Cid West               Columbia, SC                 2,090             1980             100              60,155
Lakeside Square             Anderson, SC                48,441             1975              34                 N/A
                                                     ---------                              ---         -----------
Totals/Weighted Averages                             4,439,655                               91%        $82,750,000
                                                     =========                              ===         ===========
-----------------------------------------------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                 Edens & Avant


                                                       Property Description
-----------------------------------------------------------------------------------------------------------------------------------
                                   Cut-Off Date                     Annualized               Primary Tenants with
                                  Allocated Loan   Underwritable   Base Rent PSF           Greater than 15,000 Sq.Ft.
Property                              Amount       Net Cash Flow   April 8, 1997                April 8, 1997(1)
-----------------------------------------------------------------------------------------------------------------------------------
Florence Mall                       $5,516,883      $1,311,100        $ 6.59       (2)
Trenholm Plaza                       4,399,870       1,093,249          9.07       (3)
NBSC Building                        3,588,694         849,396         13.06       National Bank of South Carolina (2001)
Hampton Plaza                        3,021,907         765,676          4.74       (4)
Cumberland Plaza                     2,835,486         695,624          5.53       Wal-Mart (2008), Food Lion (2009)
Cunningham Place                     2,799,378         690,419          4.89       Winn Dixie (2007), Wal-Mart (2007)
Bay Village                          2,381,777         570,345          4.98       (5)
Belvedere Plaza                      2,331,027         560,524          6.27       Hamrick's Inc. (2000), Farmers Furniture (1999)
Lakeside Shopping Center             2,134,162         523,182          4.66       Wal-Mart (2000), Bi-Lo (2011)
Triangle Village                     2,031,662         508,128          4.95       Food Lion (2006), Wal-Mart (2005)
Widewater Square                     2,028,788         483,524          6.19       Bi-Lo (2011)
Palmetto Plaza                       2,013,032         480,719          4.64       McCrory (1999), Food Lion (2017)
Edisto Village                       1,980,334         476,356          5.48       (6)
Gateway Plaza                        1,956,673         495,289          6.57       Bi-Lo (2008)
Shoppers Port                        1,890,984         452,297          7.26       Food Lion (2010)
Raleigh Blvd. Shopping Center        1,755,941         444,884          7.84       Food Lion (2010)
Kalmia Plaza                         1,747,952         502,886          3.14       Food Lion (2017), Roses Stores (1998)
Westland Square                      1,692,883         401,253          7.70       Food Lion (2016)
Woodberry Plaza                      1,645,846         398,658          5.76       Winn Dixie (2014), Big Lots (2000)
Northway Plaza                       1,580,781         380,015          5.02       Food Lion (2017)
Western Square                       1,379,182         336,422          6.49       Bi-Lo (2012)
LawndaleVillage                      1,323,007         322,415          7.26       Winn-Dixie (2007)
Raeford-Hoke Village                 1,319,807         317,052          5.27       B.C. Moore & Sons, Inc. (2004) Food Lion (2015)
Fairfield Square                     1,306,443         314,566          6.40       Food Lion (2007)
Northside Plaza-Henderson            1,283,456         318,495          4.78       Food Lion (2017)
St. George Plaza                     1,282,442         311,420          5.10       Food Lion (2017)
Waterway Plaza                       1,282,040         313,929          7.32       Food Lion (2016)
Northside Plaza-Clinton              1,234,189         299,409          5.26       Food Lion (2016), Maxway (2001)
Ravenel Town Centre                  1,153,951         282,401          6.03       Food Lion (2016)
South Square Shopping Center         1,148,991         288,227          7.64       Food Lion (2017)
Barnwell Plaza                       1,148,471         290,073          4.79       Food Lion Inc. (2005), Wal-Mart (2005)
Capitol Square                       1,048,824         255,399          5.13       Bi-Lo (2010)

                                                                                                                         continued
-----------------------------------------------------------------------------------------------------------------------------------

(1) Lease expirations are listed assuming no renewal options are exercised.

(2) Rogers Brothers Fabrics (2000), Books A Million (2005), Fleet Mortgage Group (1998), Piggly Wiggly (2009), Peebles-Kimbrell Company (1997)

(3) Publix Super Markets (2017), Books a Million (2004), Fresh Market (2007)

(4) Gregg Appliances, Inc. (2006), Wal-Mart (2008), Central Tractor Farm & Country (2000), Michaels Arts & Craft (2001)

(5) Big Lots (1998), Wal-Mart (2008), Goody's Family Clothing (Open Expiration)

(6) Bi-Lo (2014), Badcock Furniture (1998), Maxway Store (1999)

(7) Belk-Simpson (1998), Heilig-Myers Furniture (2002), Goody's Family Clothing
    (1998), Bargain Town (1998)


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                 Edens & Avant


                                                         Property Description
------------------------------------------------------------------------------------------------------------------------------
                                       Cut-Off Date                        Annualized            Primary Tenants with
                                      Allocated Loan   Underwritable      Base Rent PSF       Greater than 15,000 Sq.Ft.
Property                                  Amount       Net Cash Flow      April 8, 1997            April 8, 1997 (1)
------------------------------------------------------------------------------------------------------------------------------
Blowing Rock Square                    $ 1,047,320      $   268,436          $ 7.21             Food Lion (2016)
Bainbndge Mall                           1,046,440          267,154            2.90             (7)
Three Fountains Plaza                    1,009,260          250,318            7.54             Food Lion (2016)
Crossroads Shopping Center               1,000,793          243,919            5.89             Food Lion (2006)
Saluda Town Centre                         972,557          240,931            7.76             Food Lion (2016)
Clusters of Whitehall                      970,542          209,177            6.71             N/A
Lexington Village                          954,392          221,538            9.16             N/A
Dreher Plaza                               931,594          217,762           12.61             N/A
Tri-County Plaza                           929,948          210,770            4.73             Bi-Lo (2006)
Clover Plaza                               903,605          234,122            6.22             Food Lion (2010)
Stephens Plaza                             804,486          204,690            6.05             Bi-Lo (2009)
Goldrush Shopping Center                   757,251          187,330            5.65             Food Lion (2013)
Mitchell Plaza                             751,239          189,323            6.01             Food Lion (2006)
Blockbuster/Taco Bell-Lexington            662,593          157,958           19.41             N/A
Rosewood Extension                         641,374          150,873           14.17             N/A
Edgecombe Square                           603,720          164,470            6.65             Food Lion (2015)
Forest Drive Shopping Ctr                  519,033          123,118            9.96             N/A
Friarsgate Plaza                           491,790          107,720            3.32             Bi-Lo (2001)
Catawba Village                            477,676          151,734            4.05             Bi-Lo (1998)
Waynesville Shopping Center                426,181          118,770            4.47             Food Lion (2006)
Shotwell Center                            403,332           86,742            3.74             Harvey's Supermarket (2000)
Maudlin Square                             352,348           80,514            7.02             N/A
1634 Main Street Building                  351,753           81,953           12.77             N/A
Blockbuster-Irmo                           333,806           78,315           13.75             N/A
Blockbuster-Decker Blvd                    321,007           75,260           14.75             N/A
Blockbuster-Warner Robbins                 281,004           65,621           12.25             N/A
Blockbuster-Broad River,                   222,634           51,778           16.76             N/A
Jackson Plaza Expansion                    205,730           45,516            5.65             N/A
Edens KW Winnsboro                          71,575           18,886            4.75             N/A
Taco Cid                                    60,155           13,529           10.33             N/A
Lakeside Square                                N/A            2,036            3.18             N/A
                                       -----------      -----------          ------
Totals/Weighted Averages               $82,750,000      $20,253,312          $ 6.06
                                       ===========      ===========          ======
------------------------------------------------------------------------------------------------------------------------------

(1) Lease expirations are listed assuming no renewal options are exercised.

(2) Rogers Brothers Fabrics (2000), Books A Million (2005), Fleet Mortgage Group (1998), Piggly Wiggly (2009), Peebles-Kimbrell Company (1997)

(3) Publix Super Markets (2017), Books a Million (2004), Fresh Market (2007)

(4) Gregg Appliances, Inc. (2006), Wal-Mart (2008), Central Tractor Farm & Country (2000), Michaels Arts & Craft (2001)

(5) Big Lots (1998), Wal-Mart (2008), Goody's Family Clothing (Open Expiration)

(6) Bi-Lo (2014), Badcock Furniture (1998), Maxway Store (1999)

(7) Belk-Simpson (1998), Heilig-Myers Furniture (2002), Goody's Family Clothing
    (1998), Bargain Town (1998)


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                 Edens & Avant


                                        Ten Largest Tenants Based on Annualized Base Rent(1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Percent
Tenant or                                                                       Percent                   of Total      Annualized
Parent Company                                                       Tenant     of Total   Annualized     Annualized    Base Rent
of Tenant                                       Store Name          GLA (SF)   GLA (SF)(5)  Base Rent    Base Rent(5)      PSF
----------------------------------------------------------------------------------------------------------------------------------
Food Lion, Inc.                              Food Lion               721,290      16.2%    $ 4,170,035      17.1%        $ 5.78
Royal Ahold                                  Bi-Lo                   304,799       6.9       1,581,702       6.5           5.19
Wal-Mart Stores(3)                           Wal-Mart(3)             446,483      10.1       1,499,524       6.2           3.36
Revco DS, Inc.                               Revco                   232,821       5.2       1,383,127       5.7           5.94
Blockbuster Entertainment                    Blockbuster Video        50,128       1.1         817,699       3.4          16.31
Winn-Dixie Stores                            Winn-Dixie              115,844       2.6         747,224       3.1           6.45
National Bank of S.C                         National Bank of S.C.    46,350       1.0         637,565       2.6          13.76
Eckerd Corp.                                 Eckerd's                 59,662       1.3         423,779       1.7           7.10
Cato Corp.                                   Cato                     60,460       1.4         423,443       1.7           7.00
Publix Supermarkets                          Publix Supermarkets      37,912       0.9         318,456       1.3           8.40
                                                                   ---------     -----     -----------     -----         ------
Totals/Weighted Average (10 Largest)                               2,075,749      46.8%    $12,002,554      49.3%        $ 5.78
Other Major Tenants (more than 5,000 sq. ft.)                      1,440,959      32.5       6,161,447      25.3           4.28
Remaining Tenants                                                    503,013      11.3       6,133,856      25.2          12.19
Vacant Space(2)                                                      419,934       9.5          46,800       0.2           0.11
                                                                   ---------     -----     -----------     -----         ------
Total                                                              4,439,655     100.0%    $24,344,657     100.0%        $ 6.06
                                                                   =========     =====     ===========     =====         ======

----------------------------------------------------------------------------------------------------------------------------------
                                                     Lease Expiration Schedule(1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Percent of          Annualized
      Year Ending                     Expiring            Percent of         Annualized        Total Annualized        Base Rent
        Dec. 31                          SF               Total SF(5)         Base Rent           Base Rent(5)         Per Sq. Ft.
----------------------------------------------------------------------------------------------------------------------------------
        Vacant(2)                      419,934                9.5%          $    46,800                0.2%             $   0.11
   Open Expiration(4)                   76,452                1.7               358,015                1.5                  4.68
          1997                         164,590                3.7             1,322,361                5.4                  8.03
          1998                         653,786               14.7             3,769,348               15.5                  5.77
          1999                         379,753                8.6             2,694,931               11.1                  7.10
          2000                         417,548                9.4             2,516,703               10.3                  6.03
          2001                         371,125                8.4             2,641,518               10.9                  7.12
          2002                         126,621                2.9               783,637                3.2                  6.19
          2003                          55,770                1.3               323,573                1.3                  5.80
       Thereafter                    1,774,076               40.0             9,887,770               40.6                  5.57
                                     ---------              -----           -----------              -----              --------
Totals/Weighted Averages             4,439,655              100.0%          $24,344,657              100.0%             $   6.06
                                     =========              =====           ===========              =====              ========
----------------------------------------------------------------------------------------------------------------------------------

(1) Based on the April 8, 1997 rent roll.

(2) The $46,800 of Annualized Base Rent is from a vacated Cato at Western Square. Cato is still obligated to pay rent under its lease through January 1999.

(3) Of the seven Wal-Mart Stores, four have vacated their space. In two of the four cases, Wal-Mart has sub-leased the space. Wal-Mart remains obligated under their lease terms for these centers.

(4) Open expiration category includes those leases which are listed on the rent roll as being either month-to-month, or having expirations that are prior to the date of the rent roll or having no expiration date.

(5) Numbers may not total 100.0% due to rounding.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                   FGS Pool


-------------------------------------------------------------------------------
                               Loan Information
-------------------------------------------------------------------------------

                          Original          Cut-Off Date

Principal Balance:        $74,500,000       $73,537,438

Origination Date:         January 21, 1997

Interest Rate:            8.60%

Amortization:             240 months

Hyperamortization:        After the Effective Maturity Date, interest rate
                          increases to 13.60%. All excess cash flow is used to reduce outstanding principal balance; the additional
                          5% interest accrues interest at the increased rate and is deferred until the principal balance is zero.

Effective Maturity Date:  January 21, 2007

Maturity Date:            February 1, 2017

Borrower/Sponsor:         15 separate special-purpose borrowing entities, each
                          a Delaware limited partnership controlled by the Fisher Brothers, Gordon Getty and George Soros.

Call Protection:          Two year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter. Loan prepayable at par beginning 60 days prior to the Effective Maturity Date.

Removal of Property
Manager: Management may be terminated (i) if at the end of each calendar quarter DSCR for the trailing 12 months is <1.15:1 and RevPAR at the properties is < 72.9% of RevPAR at specified competitive properties as reported in the Smith Travel Research Report for the trailing 12 months, (ii) upon a 50% or more change of control of the manager without lender consent, (iii) following acceleration or a monetary event of default, (iv) for manager's gross negligence, willful misconduct or fraud, or (v) upon appointment of a receiver.

Up Front Reserves:        Deferred Maintenance: $318,000

General Monthly
Reserves:                 Property Taxes, Insurance, Debt Service, Ground
                          Lease, FF&E Reserves in the amount of $273,520 monthly.

Collection Account:       Hard Lockbox.

Cross-Collateralization:  Yes.

Cross-Default:            A default of the Westbury Loan ($2.5m) does not
                          default the rest of this loan, however a default of the rest of the loan does default the Westbury Loan.

Mezzanine Loans:          None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             Property Information
-------------------------------------------------------------------------------

Single Asset/Portfolio:   Portfolio

Property Type:            14 hotels, 1 office building

Location:                 Location by Allocated Loan Account

                       [Graphics or Image Material Omitted]

Pie chart with captions that set forth the following information:

                                   California
                                     29.5%
                                    Florida
                                     27.6%
                                     Texas
                                     18.0%
                                    New York
                                      9.2%
                                   New Jersey
                                      5.7%
                                 Massachusetts
                                      4.9%
                                    Virginia
                                      3.6%
                                    Nebraska
                                      1.5%

Year Built:               See Property Description Table

The Collateral:           14 franchised hotels, with a total of 2,923 rooms,
                          and one office building with GLA of 93,773 SF.

Property Management:      Remington Hotel Corporation Affiliates

Average Occupancy:           Hotel             Office
(LTM May 31, 1997)            66.3%             93.5%

ADR:                         $74.19              NA
(LTM May 31, 1997)

RevPAR:                      $49.19              NA
(LTM May 31, 1997)

1996 Net Operating
Income:                   $18,215,700

Underwritable
Net Cash Flow:            $16,886,490

Appraised Value:          $144,450,000

Appraised By:             Hospitality Valuation Services

Appraisal Date:           January 1, 1997

Cut-Off Date
Loan/Per Room(1):         $23,943

                          Cut-Off Date           At Maturity

LTV:                         50.9%                  36.4%

DSCR(2):                     2.16x                  3.06x


(1) Based on Underwritable Net Cash Flow.

(2) Loan per Room excludes the $3,553,487 loan amount allocated to the office building

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                   FGS Pool


                                                     Portfolio Overview
-------------------------------------------------------------------------------------------------------------------
                                                                                                            Year
Property                              Location                             Rooms/Sq. ft.  Year Built     Renovated
-------------------------------------------------------------------------------------------------------------------
Newark/Fremont Hilton                 Newark, CA                                311             1984        1994
Radisson Plaza                        Fort Worth, TX                            517        1921/1969        1980
Embassy Suites Palm Beach Gardens     Palm Beach Gardens, FL                    160             1989        1995
St. Petersburg Bayfront Hotel St      Petersburg, FL                            333             1971        1995
Holiday Inn Select, Beverly Hills     Beverly Hills Beverly Hills, CA           260             1973        1994
Admiralty Office Building             Palm Beach Gardens, FL                 93,773             1989         NA
Holiday Inn Select, Clark             Clark, NJ                                 191             1973        1995
Howard Johnson Hotel                  Woburn, MA                                100             1972        1994
Ramada Inn Seminary Plaza             Alexandria, VA                            193             1975        1995
Howard Johnson Lodge                  Middletown, NY                            117             1975        1984
Howard Johnson Motor Lodge            Westbury, NY                               80             1967        1994
Howard Johnson Bed N Breakfast        Commack, NY                               109             1971        1995
Howard Johnson Plaza Saddle           Brook, NJ                                 141             1969        1994
Ramada Inn                            Omaha, NE                                 215             1973        1995
Woburn Ramada Hotel                   Woburn, MA                                196             1972        1995
                                                                                ---
Total                                                                      2,923 Rooms/
                                                                           93,773 Sq. Ft.
                                                                           ==============

----------------------------------------------------------------------------------------------------------------------------------
                                             Cut-Off Date
                                            Allocated Loan         Loan          Occupancy               ADR         Underwritten
Property                                        Amount          Per Room/PSF  LTM May 31,1997(1)   LTM May 31,1997    Cash Flow
----------------------------------------------------------------------------------------------------------------------------------
Newark/Fremont Hilton                         $14,016,532       $    45,069         81.4%               $86.92        $ 3,568,915
Radisson Plaza                                 13,226,868            25,584         59.4                 85.74          3,150,788
Embassy Suites Palm Beach Gardens               8,883,717            55,523         79.8                 98.08          1,497,892
St. Petersburg Bayfront Hotel                   7,797,930            23,417         64.9                 71.00          1,537,748
Holiday Inn Select, Beverly Hills               7,699,222            29,612         75.7                 68.84          1,557,977
Admiralty Office Building                       3,553,487                38         93.5                  N/A             720,625
Holiday Inn Select, Clark                       3,059,947            16,021         69.8                 82.54          1,410,192
Howard Johnson Hotel                            2,763,823            27,638         72.4                 68.38            578,386
Ramada Inn Seminary Plaza                       2,665,115            13,809         60.9                 69.36            594,895
Howard Johnson Lodge                            2,566,407            21,935         53.3                 55.95            394,591
Howard Johnson Motor Lodge                      2,467,699            30,846         81.1                 71.44            485,653
Howard Johnson Bed N Breakfast                  1,776,743            16,300         59.3                 65.38            343,573
Howard Johnson Plaza                            1,184,496             8,401         62.0                 67.66            352,813
Ramada Inn                                      1,085,788             5,050         53.1                 48.35            111,263
Woburn Ramada Hotel                               789,664             4,029         61.7                 66.07            581,179
                                              -----------       -----------         ----                ------        -----------
Total/Weighted Averages                       $73,537,438       $23,943/$38         66.3%               $74.19        $16,886,490
                                              ===========       ===========         ====                ======        ===========
----------------------------------------------------------------------------------------------------------------------------------

(1) Numbers may not total 100.0% due to rounding.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                 Mansion Grove


-------------------------------------------------------------------------------
                               Loan Information
-------------------------------------------------------------------------------

                          Original          Cut-Off Date

Principal Balance:        $73,000,000       $72,862,226

Origination Date:         June 9, 1997

Interest Rate:            8.35%

Amortization:             360 months

Hyperamortization:        After the Effective Maturity Date, interest rate
                          increases to the greater of 10.35% or the 20 year UST
                          + 2%, capped at 13.35%. All excess cash flow is used to reduce outstanding principal balance; the additional interest accrues interest at the increased rate and is deferred until the principal balance is zero.

Effective Maturity Date:  July 1, 2007

Maturity Date:            July 1, 2027

Borrower/Sponsor:         Lick Mill Creek Apartments, a California limited
                          partnership. The limited partners are three family trusts controlled by Sanford Diller 89%, Mark Kroll
                          5% and Robert Wagner 6%. The sole general partner is Santa Clara Citimarc Devco, Inc., which is controlled by Sanford Diller.

Call Protection:          Prepayment lockout prior to July 1, 2002, thereafter
                          prepayable with a prepayment premium equal to the greater of, (i) yield maintenance at U.S. Treasury flat and (ii) 1% of the outstanding loan balance.
                          Loan prepayable at par beginning 90 days prior to the Effective Maturity Date.

Removal of Property
Manager: Management may be terminated (i) if at the end of a calendar quarter DSCR for the trailing twelve months
                          <1.10:1 and property is not being managed as well as
                          other properties in the market and continues as such for 90 days (ii) upon the occurrence of an event of default and appointment of a receiver, or (iii) after the Effective Maturity Date.

Up Front Reserves:        None

General Monthly
Reserves:                 Property Taxes, Insurance and Replacement reserves of
                          $29,200 monthly.

Collection Accounts:      "Sweep Account" whereby borrower deposits gross
                          receipts daily into a property account which is swept regularly into a cash collateral account used to establish the escrows listed above; however, debt service is not funded through the sweep account unless Borrwer defaults on payment or loan goes into default.

Cross-Collateralization/
Default:                  Not Applicable

Mezzanine Loans:          None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             Property Information
-------------------------------------------------------------------------------

Single Asset/Portfolio:   Single Asset

Property Type:            Multifamily

Location:                 502 Mansion Park Drive
                          Santa Clara, California

Year Built:               1987 to 1989

The Collateral:           877-unit residential complex consisting of 24
                          three-story buildings and one cottage used as a maintenance and concierge office in Santa Clara, California

                          Residential: 725,350 SF

                          Parking: 1,625 spaces of which 1,124 are located within subterranean parking garages.

Amenities:                3 pools, 3 spas, 3 tennis courts, a 1,296 square foot
                          convenience store, weight and aerobic rooms.

Property Management:      Prometheus Management Group, Inc. d/b/a Maxim
                          Property Management

Occupancy
(June 26, 1997):          97%

1996 Net Operating
Income:                   $9,363,629

Underwritable
Net Cash Flow:            $9,246,143

Appraised Value:          $118,000,000

Appraised By:             Landauer Associates, Inc.

Appraisal Date:           April 9, 1997

Cut-Off Date
Loan/Per Unit:            $83,081

                          Cut-Off Date           At Maturity

LTV:                          61.7%                 54.7%

DSCR(1):                      1.39x                 1.58x


(1) Based on Underwritable Net Cash Flow.

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                 Mansion Grove


                                                   Residential Unit Summary(1)
------------------------------------------------------------------------------------------------------------------------
                                                                  Average                     Total           Total
                                                   Average      Total Market    Monthly   Market Monthly  Market Annual
Type                                 No. Units    Square Feet    Square Feet   Rent/Unit       Rent            Rent
------------------------------------------------------------------------------------------------------------------------
2 bedroom, 1 bath                          1         1,000           1,000       $1,800     $    1,800     $    21,600
1 bedroom, 1 bath                        438           700         306,600        1,250        547,500       6,570,000
2 bedroom, 2 bath                        150           961         144,150        1,600        240,000       2,880,000
2 bedroom, 2 bath                        288           950         273,600        1,550        446,400       5,356,800
                                         ---           ---         -------       ------     ----------     -----------
Totals/Weighted Averages                 877           827         725,350       $1,409     $1,235,700     $14,828,400
                                         ===           ===         =======       ======     ==========     ===========
------------------------------------------------------------------------------------------------------------------------

(1) Source: Landauer Associates, Inc.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                              North Shore Towers


-------------------------------------------------------------------------------
                               Loan Information
-------------------------------------------------------------------------------

                          Original          Cut-Off Date

Principal Balance:        $71,700,000       $70,280,966

Origination Date:         November 21, 1994

Interest Rate:            9.32%; 2.57% retained by John Hancock, leaving a
                          pass-through coupon of 6.75%

Amortization:             360 months

Hyperamortization:        Not Applicable

Effective
Maturity Date:            Not Applicable

Maturity Date:            December 1, 2004

Borrower/
Sponsor: The borrower is North Shore Towers Apartments Incorporated, a New York Corporation and the sponsor is Three Towers Holding, Inc., a co-operative housing unit.

Call Protection:          Prepayable in full with a prepayment premium equal to
                          the greater of: (i) yield maintenance and; (ii) 1% of the outstanding loan balance. Loan prepayable at par beginning 90 days prior to the Maturity Date.

Removal of Property
Manager:                  None

Up Front Reserves
[(balance as of Cut-Off
Date)]:                   None

General Monthly
Reserves:                 Property Taxes

Collection Account:       None

Cross-Collateralization/
Defaults:                 Not Applicable

Mezzanine Loans:          None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             Property Information
-------------------------------------------------------------------------------

Single Asset/Portfolio:   Single Asset

Property Type:            High-rise Multifamily Cooperative

Location:                 269-10, 270-10, and
                          271-10 Grand Central Parkway
                          Floral Park, New York

Year Built:               1971

The Collateral:           Three 33-story, 1,844-unit multifamily buildings in
                          Queens County, New York:

                          Residential: 1,743,792 NRSF

                          Parking 2,374 spaces in a below grade parking garage, plus 547 surface parking spaces.

Amenities:                18-hole golf course, swimming pool, tennis courts,
                          movie theater, plus commercial tenants including;
                          Chase Manhattan Bank, Towers Card and Gift Shop,
                          Towers Fruit and HBA Travel.

Property
Management:               North Shore Towers Management Incorporated affiliate
                          of sponsor

Occupancy:                Sponsor Held Units (295 Total), were 92% occupied as
                          of August 22, 1997.

1996 Net Operating
Income:                   N/A

Underwritable Net
Cash Flow:                $20,124,264

Appraised Value:          $350,000,000

Appraised By:             Regional Appraisal Associates

Appraisal Date:           June 30, 1997

Cut-Off Date
Loan/Per Unit:            $38,113

                          Cut-Off Date           At Maturity

LTV:                         20.1%                  18.4%

DSCR(1):                     2.83x                  3.14x

(1) Based on Underwritable Net Cash Flow

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                              North Shore Towers

                                      Residential Apartment Units Summary
--------------------------------------------------------------------------------------------------------------
                              No.                  No.            Total            Sq. Ft./         Total Sq.
Type                         Units                Rooms           Rooms              Unit              Ft.
--------------------------------------------------------------------------------------------------------------
One Bed-Arcade                    1                3.0                3                684                684
Two Bed-Arcade                    1                4.0                4                712                712
Two Bed-Arcade                    1                5.0                5              1,216              1,216
Studio-Arcade                     6                2.0               12                300              1,800
Studio                           22                2.0               44                450              9,900
Studio                          137                2.5              343                600             82,200
One Bed                         403                3.0            1,209                700            282,100
One Bed                         706                4.0            2,824                930            656,580
Two Bed                         444                5.0            2,220              1,200            532,800
Two Bed                          13                7.0               91              1,800             23,400
Three Bed                       104                6.0              624              1,350            140,400
Three Bed                         6                8.0               48              2,000             12,000
                              -----                               -----                             ---------
Totals                        1,844                               7,427                             1,743,792
                              =====                               =====                             =========
--------------------------------------------------------------------------------------------------------------

                                 Sponsor Held Residential Apartment Units Summary
--------------------------------------------------------------------------------------------------------------
                                                                                  Stabilized
                  No.           No.         Total       Sq. Ft./       Total        Monthly       Monthly
Type/Sq. Ft.   of Units      of Rooms       Rooms         Unit        Sq. Ft.         Rent     Maintenance(1)
--------------------------------------------------------------------------------------------------------------
Studio              1           2.0            2          450            450       $    690       $    440
Studio              1           2.5            3          600            600          1,145            617
One Bed            54           3.0          162          700         37,800         49,159         37,542
One Bed           131           4.0          524          930        121,830        165,300        151,225
Two Bed            93           5.0          465         1200        111,600        155,222        152,982
Three Bed          14           6.0           84         1350         18,900         26,347         31,879
Three Bed           1           8.0            8         2000          2,000          4,037          3,905
                  ---                      -----                     -------       --------       --------
Totals            295                      1,248                     293,180       $401,900       $378,590
                  ===                      =====                     =======       ========       ========
--------------------------------------------------------------------------------------------------------------

(1) Monthly maintenance is calculated by allocating the maintenance charges per available share, including electricity, from the December 31, 1996 financial statement to individual units based on their share allocation outlined in the Offering Plan September 16, 1985.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                    Fashion Mall - Keystone at the Crossing


-------------------------------------------------------------------------------
                               Loan Information
-------------------------------------------------------------------------------

                          Original               Cut-Off Date

Principal Balance:        $65,000,000            $64,864,238

Origination Date:         June 13, 1997

Interest Rate:            7.85%

Amortization:             360 months

Hyperamortization:        After the Effective Maturity Date, interest rate
                          increases to the greater of 9.85% or the 20 year UST
                          + 2%, capped at 12.85%. All excess cash flow is used to reduce outstanding principal balance; the additional interest accrues interest at the increased rate and is deferred until the principal balance is zero.

Effective Maturity Date:  June 13, 2007

Maturity Date:            July 1, 2027

The Borrower/Sponsor:     Galahad Real Estate Corporation, a wholly-owned
                          subsidiary of Pendragon Real Estate Corporation, which is a wholly-owned subsidiary of Shell Pensions
                          Trust Ltd., United Kingdom, as trustee of the Shell
                          Contribution Pension Fund.

Call Protection:          Two year prepayment lockout from the date of the
                          securitization; thereafter, prepayable with a prepayment premium equal to the greater of: (i) yield maintenance at U.S. Treasury plus 50bp and
                          (ii) 1% of the outstanding loan balance. Loan prepayable at par beginning 90 days prior to the Effective Maturity Date.

Removal of
Property Manager:         Management may be replaced by lender if as of the end
                          of any calendar quarter DSCR < 1.10:1, or following an event of default or at any time after the Effective Maturity Date.

Up-Front Reserves:        None

Ongoing Reserves:         Property Taxes, Insurance, Debt Service, Ground Rent
                          and Replacement Reserves of $8,518 monthly.

Collection Account:       Hard Lockbox

Cross-Collateralization/
Default:                  N/A

Mezzanine Loans:          None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             Property Information
-------------------------------------------------------------------------------

Single Asset/Portfolio:   Single Asset

Property Type:            Regional Mall

Location:                 8702 Keystone Crossing, Indianapolis, Indiana

Year Built/Renovated
and Expanded:             1973/various times to 1992.

The Collateral:           Two-story, two-anchor regional mall, with a total
                          GLA of 682,912 SF, mall store space of 349,222 SF, 249,721 SF of anchor stores, 54,829 SF of outparcel space and 29,140 SF is an adjacent one-story strip center. Collateral GLA is 682,912.

                          Anchors are Parisian and Jacobson.

Property Management:      Urban Shopping Centers, Inc., a NYSE company

Percent of Mall Store
Space Leased
(May 31, 1997):           88.0%

1996 Net Operating
Income:                   $10,170,268

Underwritable
Net Cash Flow:            $9,748,888

Appraised Value:          $116,000,000

Appraised By:             Landauer Associates, Inc.

Appraisal Date:           March 18, 1997

Cut-Off Date
Loan/PSF:                 $95

                          Cut-Off Date           At Maturity

LTV:                         55.9%                  49.1%

DSCR(1):                     1.73x                  1.97x

Mall Store Sales             1995                   1996

PSF(2):                      $372                   $359


(1) Based on Underwritable Net Cash Flow.
(2) Comparable Mall Store Sales.

-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                    Fashion Mall - Keystone at the Crossing


                               Ten Largest Mall Store Tenants Based on Annualized Base Rent(1)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Percent
Tenant or                                                                         Percent                of Total    Annualized
Parent Company                                                         Tenant    of Total  Annualized   Annualized    Base Rent
of Tenant                                    Store Name               GLA (SF)  GLA (SF)(3) Base Rent   Base Rent(3)    PSF
---------------------------------------------------------------------------------------------------------------------------------
The Limited Inc.                           Limited                     37,531      10.7%   $  716,383      9.9%       $19.09
                                           Abercrombie and Fitch
                                           Structure
                                           Bath & Body Works
                                           Victoria's Secret
Williams-Sonoma, Inc.                      Hold Everything             20,148       5.8       424,119      5.8         21.05
                                           Pottery Barn
                                           Williams-Sonoma
The Gap Inc.                               Banana Republic             15,537       4.4       418,696      5.8         26.95
                                           Gap
                                           Gap Kids
                                           Baby Gap
Spiegel, Inc.                              Eddie Bauer                 17,534       5.0       403,282      5.6         23.00
J. Crew Group, Inc.                        J. Crew                      8,566       2.5       308,376      4.3         36.00
Talbots                                    Talbots                      9,508       2.7       218,176      3.0         22.95
                                           Talbots Kids
Laura Ashley Holdings, Plc                 Laura Ashley                 8,000       2.3       208,000      2.9         26.00
Marks & Spencer, Plc                       Brooks Brothers              6,678       1.9       153,594      2.1         23.00
Jos. A. Bank Clothiers                     Jos. A. Bank Clothiers       7,608       2.2       144,552      2.0         19.00
Raleigh Limited                            Raleigh Limited              6,000       1.7       135,900      1.9         22.65
                                                                      -------     -----    ----------    -----        ------
Total/Weighted Average (10 Largest)                                   137,110      39.3%   $3,131,077     43.2%       $22.84
Remaining (excluding non-owned anchors)                               168,199      48.2     4,121,583     56.8         24.50
Vacant                                                                 43,913      12.6             0      0.0          0.00
                                                                      -------     -----    ----------    -----        ------
Total (excluding non-owned anchors)                                   349,222     100.0%   $7,252,660    100.0%       $23.89(2)
                                                                      =======     =====    ==========    =====        ======

---------------------------------------------------------------------------------------------------------------------------------

(1) Based on the May 1997 Rent Roll. Mall Store Space only includes Fashion Mall East and Fashion Mall West. Excludes Keystone Shoppes and outparcels.

(2) Does not include vacant and open expiration square footage and base rent.

(3) Numbers may not total 100.0% due to rounding.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                             Collateral Term Sheet:
                    Fashion Mall - Keystone at the Crossing

                                        Credit
                                      Rating of                     Anchor-                           Operating
              Parent               Parent Company (1)                Owned             Lease           Covenant           REA
Anchors      Company                  S&P/Moody's         GLA       Collateral       Expiration(2)  Expiration (3)(4)  Termination
-----------------------------------------------------------------------------------------------------------------------------------
Parisian   Proffitt's Inc.              NA/Ba2         129,721     Collateral           2043           2013                NA
Jacobson's Jacobson Stores Inc.         NA/Ba3         120,000     Collateral           2048(4)        2013(4)             NA


------------------------------------------------------------------------------
                   Mall Store Lease Expiration Schedule (5)
------------------------------------------------------------------------------

   Year Ending                       Percent of            Annualized Tenant              Percent of Total          Annualized Base
   December 31        Expiring SF    Total SF(7)               Base Rent               Annualized Base Rent(7)          Rent PSF
-----------------------------------------------------------------------------------------------------------------------------------
Vacant                  43,913           12.57%              $        0                           0.00%                   $ 0.00
Month to Month           9,979            2.86                  198,384                           2.74                     19.88
1997                     6,570            1.88                  174,528                           2.41                     26.56
1998                    22,338            6.40                  597,891                           8.24                     26.77
1999                    36,733           10.52                  834,907                          11.51                     22.73
2000                    40,208           11.51                  749,370                          10.33                     18.64
2001                    10,113            2.90                  247,411                           3.41                     24.46
2002                     4,529            1.30                  126,471                           1.74                     27.92
2003                    22,069            6.32                  646,354                           8.91                     29.29
2004                    35,063           10.04                  794,538                          10.96                     22.66
2005                    46,512           13.32                1,071,285                          14.77                     23.03
2006                    35,310           10.11                  998,131                          13.76                     28.27
2007 or Later           35,885           10.28                  813,389                          11.22                     22.67
                       -------          ------               ----------                         ------                    ------
Total                  349,222          100.00%              $7,252,660                         100.00%                   $23.89(6)
                       =======          ======               ==========                         ======                    ======

------------------------------------------------------------------------------
(1) Reflects long-term debt rating as of September 22, 1997.
(2) Includes initial term and options identified in the lease.
(3) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.
(4) Based on the latest required term commencement date of the lease. The actual commencement date, and expiration date, may be earlier.
(5) Based on the May 1997 Rent Roll. Mall Store Space only includes Fashion Mall East and Fashion Mall West. Excludes Keystone Shoppes and outparcels.
(6) Weighted average annualized base rent PSF excludes vacant space and month-to-month tenants.
(7) Numbers may not total 100.00% due to rounding.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                           Yorktown Shopping Center

                               Loan Information
                               Original                        Cut-Off Date
Principal Balance:             $60,000,000                     $57,304,459

Origination Date:              June 28, 1994, refinancing existing loans made
                               between 1968 and 1986

Interest Rate:                 8.25%

Amortization:                  300 months

Hyperamortization:             N/A

Efffective Maturity
Date:                          N/A

Maturity Date:                 July 1, 2004

Borrower/ Sponsor:             Yorktown Joint Venture, an Illinois general
                               partnership. The general partners are the Estate
                               of E.D. Pehrson et.al. (52.0%) the Rogers
                               Brothers (21.0%), Pehrson Yorktown Investments,
                               L.P. (14.06%) Carroll Yorktown Investments, L.P.
                               (8.44%), Joel B. Wilder (3.5%) and Sumner Schein
                               (1.0%)

Call Protection:               Prepayment lockout through July 1, 1999;
                               thereafter, payable with a prepayment premium equal to the greater of: (i) yield maintenance at U.S. Treasury plus 50bp and (ii) 2% declining
                               1/4% annually to 1% of the outstanding loan balance. Loan prepayable at par 90 days prior to the Effective Maturity Date.

Removal of Property
Manager:                       None

Up Front Reserves:             None

Ongoing Reserves:              Property Taxes and Insurance

Collection Account:            None

Cross-Collateralization/
Default:                       N/A

Mezzanine Loans:               None; however, mortgage allows borrower to
                               secure secondary financing provided certain DSCR
                               (combined more than 1.25x), LTV (combined less than 90%), and occupancy (more than 85%) tests are met and mortgagee approves form and content of documents.

                             Property Information

Single Asset/Portfolio:        Single Asset

Property Type:                 Super Regional Mall

Location:                      203 Yorktown Avenue, Lombard, Illinois

Year Built/Renovated
and Expanded:                  1968/1994

The Collateral:                Two-story, four-anchor super regional mall with
                               a total GLA of 1,305,907 SF, mall store space of 392,658, 825,368 SF of self-owned anchor stores and 87,881 SF of outparcel space. Collateral GLA is 480,539.

                               Anchors include JC Penney, Von Maur, Montgomery Ward and Carson Pirie Scott & Co.

Property Management:           R. Long, E.D. Pehrson Associates, Wilder
                               Management

Percent of Mall Store
Space Leased
(June 30, 1997):               91.7%

1996 Net Operating
Income:                        $8,253,907

Underwritable Net
Cash Flow:                     $7,570,166

Appraised Value:               $119,500,000

Appraised By:                  Landauer Associates Inc.

Appraisal Date:                September 9, 1997

Cut-Off Date
Loan/PSF:                          $119
                               Cut-Off Date                       At Maturity
LTV:                              48.0%                              40.8%

DSCR(1):                          1.33x                              1.64x

Mall Store Sales                   1995                               1996
PSF(2):                            $281                               $297


(1) Based on Underwritable Net Cash Flow.
(2) Comparable Mall Store Sales.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                           Yorktown Shopping Center

         Ten Largest Mall Store Tenants Based on Annualized Base Rent(1)
------------------------------------------------------------------------------

                                                                                                    Percent
Tenant or                                                        Percent                            of Total           Annualized
Parent Company                                 Tenant            of Total        Annualized        Annualized           Base Rent
of Tenant                 Store Name           GLA(SF)           GLA (SF)(3)      Base Rent         Base Rent(3)           PSF
----------------------------------------------------------------------------------------------------------------------------------
The Limited Inc.          Express, Inc.          41,381           10.5%            $853,320         12.9%                 $20.62
                          Lane Bryant
                          Lerners
                          Limited
                          Structure
                          Victoria's Secrets

Woolworth Corp.           Woolworths             58,967           15.0              362,735           5.5                   6.15
                          Footlocker
                          Lady Footlocker
                          Champs Sports

NA                        The Gap                10,094            2.6               238,856          3.6                  23.66
                          The Gap Kids

NA                        Evans                  15,719            4.0               223,989          3.4                  14.25

Casual Corner Group Inc.  Casual Corner           7,000            1.8               175,355          2.6                  25.05
                          Petite Sophisticate

Mark Bros. Jewelers       Mark Bros. Jewelers     1,938            0.5               172,200          2.6                  88.85
                          Lundstrom Jewelers

Musicland                 Sam Goody              12,486            3.2               163,000          2.5                  13.05

Disney Store              Disney Store            6,432            1.6               141,504          2.1                  22.00

NA                        Rogers Jewelers         1,887            0.5               113,220          1.7                  60.00

NA                        Bachrachs               5,058            1.3               105,510          1.6                  20.86
                                               --------          -----            ----------        -----                 ------

Total/Weighted Average
 (10 Largest)                                   160,962           41.0%           $2,549,689         38.4%                $15.84

Remaining (excluding
  non-owned anchors)                            199,190           50.7             4,088,086         61.6                  20.52
Vacant                                           32,506            8.3                     0          0.0                   0.00
                                               --------          -----            ----------        -----                 ------
Total (excluding non-owned anchors)             392,658          100.0%           $6,637,775        100.0%                $19.57(2)
                                               ========          =====            ==========        =====                 ======
----------------------------------------------------------------------------------------------------------------------------------

(1) Based on the June 30, 1997 Rent Roll.
(2) Weighted average annualized base rent PSF excludes vacant space and month to month tenants.
(3) Numbers may not total 100.0% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                           Yorktown Shopping Center

                                                         Anchor Summary
-----------------------------------------------------------------------------------------------------------------------------------
                                        Credit Rating of                                                 Operating         REA
                    Parent              Parent Company(1)                      Anchor-Owned    Lease      Covenant      Termination
Anchor Tenant       Company             (Sep) (Moody's)        GLA             Collateral    Expiration  Expiration(2)     Year
-----------------------------------------------------------------------------------------------------------------------------------
J.C. Penney      J.C. Penney Co., Inc.      A/A2              239,110         Anchor-Owned     NA         Expired         2010

Carson, Pirie,   Carson, Pirie, Scott & Co. NA/NA             214,534         Anchor-Owned     NA         Expired         2010
Scott

Von Maur         Von Maur and Company       NA/NA             206,342         Anchor-Owned     NA           2009          2033

Montgomery Ward  Montgomery Ward & Co.      NA/NA (3)         165,382         Anchor-Owned     NA         Expired         2010


                                                Mall Store Lease Expiration Schedule(4)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Annualized
Year Ending              Expiring       Percent of          Annualized           Percent of Total              Base Rent
December 31                SF            Total SF (6)       Base Rent          Annualized Base Rent (6)        Per Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------------
    Vacant               32,506            8.28%           $      0                     0.00%                    $ 0.00
Month to Month           36,591            9.32             306,465                     4.62                       8.38
     1997                43,049           10.96             313,444                     4.72                       7.28
     1998                30,247            7.70             615,685                     9.28                      20.36
     1999                58,020           14.78             316,329                     4.77                       5.45
     2000                17,257            4.39             537,791                     8.10                      31.16
     2001                11,409            2.91             409,744                     6.17                      35.91
     2002                15,247            3.88             556,692                     8.39                      36.51
     2003                 9,323            2.37             555,479                     8.37                      59.58
     2004                23,227            5.92             644,130                     9.70                      27.73
     2005                16,910            4.31             463,219                     6.98                      27.39
     2006                52,592           13.39           1,100,928                    16.59                      20.93
2007 or Later            46,280           11.79             817,869                    12.32                      17.67
                        -------          ------          ----------                   ------                     ------
Total/Weighted Average  392,658          100.00%         $6,637,775                   100.00%                    $19.57 (5)
                        =======          ======          ==========                   ======                     ======

 (1) Reflects long-term debt rating of the parent company as of September
     1997.

 (2) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current name and other store names), without taking into account co-tenancy or other operating requirements.

 (3) See information in the Prospectus Supplement regarding Montgomery Ward & Co. bankruptcy.

 (4) Data is based on the June 30, 1997 Rent Roll.

 (5) Weighted average annualized base rent PSF excludes vacant space and month to month tenants.

 (6) Numbers may not total 100.00% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                Grand Kempinski

                               Loan Information

                            Original         Cut-off Date
Principal Balance:         $55,000,000        $55,000,000

Origination Date:          September 11, 1997

Interest Rate:             8.63%

Amortization:              300 months

Hyperamortization:         After the Effective Maturity Date, interest rate
                           increases to 13.63%. All excess cash flow is used to reduce outstanding principal balance; the additional 5% interest accrues interest at the incr eased rate and is deferred until the principal balance is zero.

Effective Maturity Date:   October 1, 2007

Maturity Date:             October 1, 2022

Borrower/Sponsor:          Registry Dallas Associates L.P., a special-purpose
                           Delaware limited partnership controlled by the Rolaco Group.

Call Protection:           Prepayment lockout through September 11, 2000;
                           thereafter, prepayable with a prepayment premium of the greater of: (i) yield maintenance at U.S.
                           Treasury flat and (ii) 1% of the outstanding loan balance. Loan prepayable at par beginning on the Effective Maturity Date.

Removal of Property
Manager: Management may be replaced by lender if as of the end of any calendar quarter DSCR < 1.10 or following an event of default.

Up Front Reserves:         Repair Fund:      $127,750

General Monthly
Reserves:                  Property Taxes, Insurance, Debt Service, FF&E
                           Reserves equal to 1/12 of 4% of annual operating income, Operating Expenses, Mezzanine Escrow.

Collection Account:        Hard Lockbox

Cross-Collateralizing/
Default:                   N/A

Mezzanine Loans:           Yes, $7,000,000. Currently held by Morgan Stanley
                           Mortgage Capital Inc.

                             Property Information

Single Asset/Portfolio:    Single Asset

Property Type:             Hotel

Location:                  15201 Dallas Parkway, Dallas, Texas

Year Built:                1983

The Collateral:            Four-star, 15-story luxury convention hotel with
                           528 rooms, 76,318 square feet of meeting space and 860 parking spaces.

Property Management:       Kempinski International, Inc. Inter-Continental,
                           Inc. will be managing the hotel by November 15, 1997
                           (approximately). Inter-Continental, Inc. has executed a new management contract.

Average Occupancy
(LTM June 30, 1997):       69.9%

ADR
(LTM June 30, 1997):       $110.99

RevPAR
(LTM June 30, 1997):       $77.58

1996 Net Operating
Income:                    $11,416,707

Underwritable
Net Cash Flow:             $9,289,725

Appraised Value:           $90,000,000

Appraised By:              Hospitality Valuation Services.

Appraisal Date:            April 1, 1997

Cut-Off Date
Loan/Room:                 $104,167

                           Cut-Off Date                At Maturity
LTV:                         61.1%                        50.1%

DSCR(1):                     1.73x                        2.11x

(1) Based on Underwritable Net Cash Flow.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                Grand Kempinski


                               Property Overview
------------------------------------------------------------------------------
              Guestrooms                              Units
------------------------------------------------------------------------------
              King Beds                                293
              Double/Doubles                           204
              Suites                                    31
                                                       ---
              Total                                    528
                                                      ====
-------------------------------------------------------------------------------

              Food/Beverage Facility                  Seats
-------------------------------------------------------------------------------
              Le Cafe (Coffee Shop/Restaurant)         250
              Monte Carlo (French/Italian Restaurant)  230
              La Gala (Reception Hall)                 150
              Malachite (Showroom)                     750
              Bristol Lounge (Lobby Lounge/Bar)        120
              Kempi's (Nightclub)                      750
                                                      ----
              Total                                  2,250
                                                     =====
-------------------------------------------------------------------------------

              Meeting and Banquet Room              Sq. Ft.
-------------------------------------------------------------------------------
              Crystal Ballroom (8 sections)          25,400
              Crystal Ballroom Foyer                 20,000
              Lalique Ballroom (2 sections)           4,560
              Lalique Foyer                           2,000
              Malachite Showroom                      9,280
              Le Gala Reception Hall                  3,180
              3 Conference Rooms (2 sections each)    3,300
              2 Board Rooms                           1,100
              2 Meeting Rooms
              Cosmopolitan                              650
              Metroplex                                 650
              Addison Hospitality Suite               1,030
              Garden Court                            5,168
                                                     ------
              Total                                  76,318
                                                     ======
-------------------------------------------------------------------------------

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                Grand Kempinski

                         Analysis of Accommodation Utilization(1)
--------------------------------------------------------------------------------------------
                                Grand Kempinski                          Marketwide
                           ---------------------------        -----------------------------
                           Room Rights                        Room Rights        Percent of
Market Segment              Supplied  Percent of Total         Supplied            Total
--------------------------------------------------------------------------------------------
Meetings & Group             64,000        46%                 206,000             36%
Commercial                   55,000        40                  269,000             47
Leisure                      10,000         7                   88,000             15
Airline                      10,000         7                   10,000              2
                            -------       ---                  -------            ---
Totals                      139,000       100%                 572,000            100%
                            =======       ===                  =======            ===

                                              Analysis of Primary Competitors (1)
------------------------------------------------------------------------------------------------------------------------------
                           Number        Meeting             Estimated 1995                       Estimated 1996
Property                  of Rooms       Space     Occupancy     ADR          RevPAR   Occupancy        ADR        RevPAR
------------------------------------------------------------------------------------------------------------------------------
Grand Kempinski               528         76,000       73.5%     $ 97.40      $ 71.60      71.9%        $104.60      $75.21
Dallas Marriot Quorum         547         16,000       82.0        94.00        77.08      84.0          102.00       85.68
Westin Galleria               431         35,978       81.0       131.00       106.11      83.0          144.00      119.52
Doubletree Lincoln Center     502         25,000       72.0        90.00        64.80      74.0          100.00       74.00
                            -----        -------       ----      -------      -------      ----         -------      ------
Totals/Weighted Averages    2,008        152,978       77.1%     $102.30      $ 78.80      78.2%        $111.70      $87.27
                            =====        =======       ====      =======      =======      ====         =======      ======



(1) Source: Hospitality Valuation Services, April 1, 1997.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                             Collateral Term Sheet:
                             Arrowhead Towne Center

                               Loan Information

                            Original          Cut-Off Date
Principal Balance:        $50,000,000          $48,899,962

Origination Date:         December 28, 1994

Interest Rate:            8.60%

Amortization:             360 months

Hyperamortization:        N/A

Effective Maturity
Date:                     N/A

Maturity Date:            January 1, 2002

Borrower/Sponsor:         New River Associates, single asset Arizona general
                          partnership. The general partners are wholly-owned affiliates of Westcor Realty Limited Partnership,
                          General Growth Properties Inc. and JCP Realty Inc., each with a one-third general partnership interest.

Call Protection:          Prepayable with a prepayment premium equal to the
                          greater of: (i) yield maintenance at U.S. Treasury flat and (ii) 2% in 1997 and then declining 1/2% annually to 1% of the outstanding loan balance.
                          Loan prepayable at par 120 days prior to the Maturity Date.

Removal of Property
Manager:                  None

Up Front Reserves:        None

General Monthly
Reserves:                 Property Taxes

Collection Account:       None

Cross Collateralization/
Default:                  N/A

Mezzanine Loan:           None

                             Property Information

Single Asset/Portfolio:    Single Asset

Property Type:             Super-Regional Mall

Location:                  7700 West Bell Road Glendale, Arizona

Year Built:                1993

The Collateral:            Two-story, five-anchor super-regional mall with a
                           total of 1,132,244 SF, mall space of 394,297 SF and 737,947 of self-owned anchor stores. Collateral GLA is 394,297 SF.

                           Anchors include Dillard's, JC Penney, Mervyn's, Montgomery Ward and Robinson May.

Property
Management:                Westcor Partners

Percent of Mall Store
Space Leased
(June 30, 1997):           89.2%

1996 Net
Operating Income:          $8,516,785

Underwritable Net
Cash Flow:                 $8,356,914

Appraised Value:           $105,000,000

Appraised By:              Landauer Associates, Inc.

Appraisal Date:            September 4, 1997

Cut-off Date
Loan/PSF:                  $124

                           Cut-Off Date                 At Maturity
LTV:                          46.6%                        44.4%

DSCR(1):                      1.79x                        1.93x

Mall Store Sales              1995                         1996
PSF(2):                       $254                         $281


(1) Based on Underwritable Net Cash Flow.
(2) Comparable Mall Store Sales.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                            Arrowhead Towne Center

-----------------------------------------------------------------------------------------------------------------------------
                                Ten Largest Mall Store Tenants Based on Annualized Base Rent (1)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                               Percent
Tenant or                                                           Percent                    of Total       Annualized
Parent Company                                           Tenant    of Total    Annualized      Annualized      Base Rent
of Tenant                     Store Name                 GLA(SF)    GLA (SF)     Base Rent     Base Rent         PSF
-----------------------------------------------------------------------------------------------------------------------------
The Limited Inc.              Compagnie Int'l Express     41,704      10.6%      $625,560         7.2%          $15.00
                              Lerner New York
                              Limited, The
                              Victoria's Secret
                              Structure

Woolworth Corp.               Champs                      8,869        2.2        211,442         2.4            23.84
                              Footlocker
                              Lady Footlocker

Trans World
Entertainment Corp.           Record Town                 7,613        1.9        182,712         2.7            24.00

Chevy's Mexican Restaurant    Chevy's Mexican Restaurant  7,114        1.8        170,736         2.5            24.00

Spiegel, Inc.                 Eddie Bauer                 6,000        1.5        150,000         2.2            25.00

The Gap Inc.                  Gap, The                    5,277        1.3        131,925         2.0            25.00

Brown Group Inc.              Famous Footwear             5,664        1.4        131,877         1.5            23.28
                              Naturalizer

Pocket Change                 Pocket Change               4,690        1.2        131,320         1.9            28.00

Charlotte Russe               Charlotte Russe             7,291        1.8        109,365         1.6            15.00

Arizona Outfitters            Arizona Outfitters          5,664        1.4        107,616         1.6            19.00
                                                        -------      -----     ----------       -----           ------

Total/Weighted
Average (10 Largest)                                     99,886       25.3%    $1,952,553        22.3%          $19.55

Remaining (excluding
non-owned anchors)                                      252,168       61.0      6,758,386        77.1            25.15

Vacant                                                   42,243       10.7              0         0.0             0.00
                                                        -------      -----     ----------       -----           ------
Total (excluding non-owned anchors)                     394,297      100.0%    $8,710,939       100.0%          $24.74 (2)
                                                        =======      =====     ==========       =====           ======

(1) Based on the June 30, 1997 Rent Roll.
(2) Does not include vacant and open expiration square footage and base rent.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                            Arrowhead Towne Center

                                                Credit Rating of                                        Operating         REA
                     Parent                      Parent Company             Anchor-Owned/     Lease      Covenant     Termination
Anchor Tenant        Company (1)                  (S&P/Moody's)    GLA       Collateral    Expiration  Expiration (2)     Year
-----------------------------------------------------------------------------------------------------------------------------------
Dillard's           Dillard Dept. Store Inc.         NA/A2       204,198    Anchor-Owned       N/A         2007          2042
JC Penney           JC Penney Co., Inc.               A/A2       140,387    Anchor-Owned       N/A         2007          2042
Robinson's May      May Department Stores             A/A2       191,500    Anchor-Owned       N/A         2007          2042
Montgomery Ward     Montgomery Ward & Co.            NA/NA       119,862    Anchor-Owned       N/A         2007          2042
Mervyn's            Dayton Hudson Corp.             BBB+/Baa1     82,000    Anchor-Owned       N/A         2007          2042

                                        Mall Store Lease Expiration Summary (3)
-------------------------------------------------------------------------------------------------------------------------
   Year Ending                        Percent of          Annualized          Percent of Total          Annualized Base
  December 31       Expiring SF       Total SF            Base Rent           Annualized Base Rent         Rent PSF
-------------------------------------------------------------------------------------------------------------------------
   Vacant (4)        42,243            10.7%          $        0                 0.0%                   $  0.00
     1997            11,533             2.9              310,500                 3.5                      26.92
     1998             8,050             2.0              310,423                 3.5                      38.56
     1999             5,376             1.4              155,289                 1.8                      28.89
     2000             2,833             0.7               94,849                 1.1                      33.48
     2001            14,155             3.6              476,035                 5.4                      33.63
     2002             4,879             1.2              157,275                 1.8                      32.24
     2003           110,400            28.0            3,517,251                40.1                      31.86
     2004            20,877             5.3              630,336                 7.2                      30.19
     2005            31,680             8.0              679,421                 7.8                      21.45
     2006            81,198            20.6            1,609,579                18.4                      19.82
2007 or Later        61,073            15.5              769,981                 8.8                      12.61
                    -------           -----           ----------               -----                     ------
     Total          394,297           100.0%          $8,710,939               100.0%                    $24.74 (5)
                    =======           =====           ==========               =====                     ======

(1) In certain cases the parent company is not the obligor under the lease or operating covenant.
(2) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.
(3) Data is based on the June 30, 1997 Rent Roll.
(4) Vacant square footage listed as "uncommitted" space on June 30, 1997 Rent Roll.
(5) Total annual base rent per square foot is net of base rent and shown footage figures for vacant space.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                         Mark Centers Trust Portfolio

                               Loan Information

                          Original                     Cut-Off Date
Principal                 $45,929,800                  $45,449,576

Origination Date:         October 4, 1996

Interest Rate:            8.84%

Amortization:             300 months

Hyperamortization:        After the Effective Maturity Date,
                          interest rate increases to 13.84%. All
                          excess cash flow is used to reduce the
                          outstanding principal balance; the
                          additional 5% interest accrues interest at
                          the increased rate and is deferred until
                          the principal balance is zero.

Effective Maturity Date:  October 31, 2006

Maturity Date:            November 1, 2021

Borrower/Sponsor:         Ten separate special-purpose borrowing
                          entities controlled by Mark Centers
                          Limited Partnership, the operating
                          subsidiary of Mark Centers Trust, a
                          publicly traded REIT.

Call Protection:          Prepayment lockout through November 1,
                          1999; thereafter, prepayable with a
                          prepayment premium equal to the greater of
                          (i) yield maintenance at U.S. Treasury
                          flat or (ii) 1% of the outstanding loan
                          balance. Loan payable at par beginning 180
                          days prior to the Effective Maturity Date.

Removal of Property
Manager:                  Management may be terminated (i) if NOI
                          for the trailing 12 months is 85% of NOI for the 12 months preceding June 30, 1996,
                          (ii) upon a 50% or more change in control of the manager, (iii) upon default by the manager under the management agreement,
                          (iv) if the manager, Mark Centers Trust or any affiliate files a voluntary petition in bankruptcy, or (v) at any time for cause.

Up Front Reserves:        Deferred Maintenance:        $   554,029
                          Environmental Reserve(1):    $   562,500
                          Security Deposits:           $   144,013
                          Additional Collateral:       $ 1,110,000



General Monthly
Reserves:                 Property Taxes, Insurance,
                          Debt Service and
                          Replacement Reserves of
                          $0.15 PSF annually

Collective Account:       Hard Lockbox

Cross Collateralization/
Default:                  Yes

Mezzanine Loans:          None

                             Property Information

Single Asset/Portfolio:    Portfolio

Property Type:             Retail

Location:                  Location by Allocated Loan Amount

                      [Graphics or Image Material Omitted]

Pie chart with the following information:

                                  Pennsylvania
                                      64.1%

                                    Virginia
                                       2.0%

                                     Florida
                                       3.4%

                                    New York
                                       5.3%

                                     Georgia
                                       5.8%

                                   South Carolina
                                        6.4%

                                      Alabama
                                       13.0%

Year Built:                See Property Description Table

The Collateral:            17 community and neighborhood retail shopping
                           centers, encompassing total NRA of 2,317,463 SF.

                           Anchors include Bi-Lo, Ames, Price Chopper and
                           K-mart.

Property
Management:                Mark Centers Limited Partnership

Average Occupancy:
(June 30, 1997)           93%

1996 Net
Operating Income:          $7,617,573

Underwritable Net
Cash Flow:                 $6,847,352

Appraised Value:           $71,200,000

Appraised By:              CB Commercial Real Estate Group, Inc.

Appraisal Date:            May 15, 1996 - July 2, 1996

Cut-off Date
Loan/PSF:                  $20

                           Cut-Off Date                 At Maturity
LTV:                          63.8%                        53.3%

DSCR(1):                      1.50x                        1.81x


(1) Based on Underwritable Net Cash Flow

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                         Mark Centers Trust Portfolio


                             Property Description
------------------------------------------------------------------------------

                                                                                                                 Cut-Off Date
                                                                       Year Built/            Occupancy         Allocated Loan
Property                             Location               NRA        Renovated            June 30, 1997(1(2)      Amount
---------------------------------------------------------------------------------------------------------------------------------
25th Street Plaza                    Easton, PA           131,477       1955/1987                   100%           $ 7,996,805
Monroe Plaza                         Stroudsburg, PA      130,569         1974                      100              3,809,944
Northside Mall                       Dothan, AL           381,678         1969                       87              3,411,058
Birney's Plaza                       Moosic, PA           196,399       1972/1992                    99              3,380,086
Mountainville Plaza                  Allentown, PA        114,801       1959/1993                    97              3,189,401
Martintown Plaza                     North Augusta, SC    133,878       1974/1990                    91              2,915,495
Shillington Plaza                    Reading, PA          150,742       1974/1994                   100              2,893,230
Clound Springs Plaza Shopping Ctr.   Fort Oglethorpe, GA  113,367       1968/1991                    96              2,657,421
Midway Plaza                         Opelika, AL          203,223       1966/1986                    77              2,504,438
Troy Plaza                           Troy, NY             128,479       1966/1988                    95              2,408,353
Kingston Plaza                       Kingston, PA          64,824       1982/1993                   100              2,280,900
Plaza 15                             Lewisburg, PA        113,600       1976/1994                    96              2,167,102
New Smyrna Beach                     New Smyrna Beach, FL 102,130       1963/1993                    79              1,535,575
K-Mart/Shamokin Dam                  Shamokin Dam, PA      92,171       1979/1992                   100              1,252,664
Dunmore Plaza                        Dunmore, PA           45,380       1967/1984                   100              1,136,492
Ames Plaza                           Shamokin, PA          98,210         1967                       92              1,018,835
Kings Fairground                     Danville, PA         118,535         1972                      100                891,777
                                                          -------                                   ---              ---------
Total/Weighted Averages                                 2,317,463                                    93%           $45,449,576
                                                        =========                                   ===            ===========
--------------------------------------------------------------------------------------------------------------------------------

(1) Percent of GLA leased as of June 30, 1997
(2) Numbers may not total 100.% due to rounding.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                         Collateral Term Sheet:
                      Mark Centers Trust Portfolio

                           Property Description

-----------------------------------------------------------------------------------------------------------------------
                                Cut-Off Date                   Annualized              Primary Tenants with
                               Allocated Loan  Underwritable Base Rent PSF          Greater than 15,000 Sq. Ft.
Property                           Amount      Net Cash Flow June 30, 1997               June 30, 1997(1)
-----------------------------  -------------- -------------  ------------- --------------------------------------------
25th Street Plaza                $ 7,996,805    $1,089,931       $9.60     F.W. Woolworth (1998)
Monroe Plaza                       3,809,944       484,949        3.47     Shoprite Supermarket (2005), Ames Department
                                                                           Store (1999)
Northside Mall                     3,411,058       474,685        2.40     (2)
Birney's Plaza                     3,380,086       522,894        3.41     K-Mart (1999), Big Lots (1998)
Mountainville Plaza                3,189,401       454,665        5.37     (3)
Martintown Plaza                   2,915,495       510,347        4.90     Belk Store Services (2004), Bruno's Inc.
                                                                           (2010)
Shillington Plaza                  2,893,230       435,864        3.39     K-Mart (1999), Weiss Market (1999)
Cloud Springs Plaza Shopping       2,657,421       384,865        4.57     Big Lots (2000), Food Lion (2011), W.S.
 Ctr.                                                                      BodCock Corp. (2000)
Midway Plaza                       2,504,438       495,509        3.90     (4)
Troy Plaza                         2,408,353       253,347        3.67     Ames (2001), Price Chopper (1999)
Kingston Plaza                     2,280,900       298,851        6.18     Price Chopper (2006)
Plaza 15                           2,167,102       382,483        3.53     G.C. Murphy (2001), Bi-Lo (2001)
New Smyrna Beach                   1,535,575       439,488        7.20     New Smyrna Beacon 8 Theatre (2005)
K-Mart/Shamokin Dam                1,252,664       168,094        2.74     K-Mart (2004)
Dunmore Plaza                      1,136,492       140,533        3.34     Price Chopper (2000)
Ames Plaza                         1,018,835       142,220        2.29     Bi-Lo (1999), Ames Distribution Store (2000)
Kings Fairground                     891,777       168,628        2.85     Schewel Furniture (2001), The Kroger Company
                                                                           (2002)
                               -------------- -------------  -------------
Totals/Weighted Averages         $45,449,576    $6,847,352       $4.04
                               ============== =============  =============

-----------------------------------------------------------------------------
(1)    Lease expirations are listed assuming no renewal options are exercised.
(2) WalMart (1999), Goody's Store (2003), Montgomery Ward (1999), Books A Million (2006), Montgomery Ward (1999), Troy State University (1998)
(3)    Kling's Handyman (1999), Acme Markets Store (1999), Thrift Drug (1999)
(4)    Office Depot (2007), Ben Franklin Crafts (2021), Eastwynn Theaters
       (2005), Bargain Town Store (1998)


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                         Mark Centers Trust Portfolio
            Ten Largest Tenants Based on Annualized Base Rent (1)


----------------------------------------------------------------------------------------------------------------------
                                                                                               Percent
Tenant or                                                         Percent                     of Total      Annualized
Parent Company                                       Tenant       of Total     Annualized    Annualized     Base Rent
of Tenant                  Store Name               GLA (SF)    GLA (SF)(4)    Base Rent    Base Rent(4)       PSF
-------------------------- ---------------------- -----------  ------------- ------------  -------------- ------------
K-Mart Corp.               K-Mart                     291,627       12.6%      $  717,953         8.2%        $ 2.46
Ames Dept. Stores          Ames                       192,270        8.3          318,440         3.6           1.66
Price Chopper              Price Chopper              100,519        4.3          301,000         3.4           2.99
ShopRite Group             ShopRite Supermarket        52,924        2.3          281,278         3.2           5.31
Beacon 8 Theater           New Smyrna Beacon 8
                            Theater                    24,780        1.1          223,020         2.6           9.00
Wal-Mart Stores            Wal-Mart                   111,970        4.8          219,975         2.5           1.96
Bruno's Inc.               Bruno's Inc.                47,982        2.1          192,000         2.2           4.00
Consolidated Stores Corp.  Big Lots                    60,537        2.6          190,611         2.2           3.15
Royal Ahold                Bi-Lo                       60,094        2.6          190,088         2.2           3.16
Food Lion, Inc.            Food Lion                   29,000        1.3          181,250         2.1           6.25
                                                  -----------  ------------- ------------  -------------- ------------
Total/Weighted Average (10
 Largest)                                             971,703       41.9%      $2,815,615        32.2%        $ 2.90
Other Major Tenants (2)                               986,083       42.6        3,443,052        39.4           3.49
Other Tenants                                         200,641        8.7        2,480,474        28.4          12.36
Vacant                                                159,036        6.9                0         0.0           0.00
                                                  -----------  ------------- ------------  -------------- ------------
Total                                               2,317,463      100.0%      $8,739,141       100.0%        $ 4.04
                                                  ===========  ============= ============  ============== ============

                        Lease Expiration Schedule (1)
-----------------------------------------------------------------------------

                         Number of                Percent of                Percent of Total   Annualized
Expiration                 Leases     Expiring       Total      Annualized     Annualized      Base Rent
Year                      Expiring     Sq. Ft.    Sq. Ft.(4)    Base Rent     Base Rent(4)     Per Sq Ft.
----------------------  ----------- -----------  ------------ ------------  ---------------- ------------
         Vacant              53         159,036        6.9%     $        0          0.0%         $0.00
No Expiration Date (3)        7           9,493        0.4          58,734          0.7           6.19
          1997               40         101,760        4.4         615,741          7.0           6.05
          1998               34         174,089        7.5         929,529         10.6           5.34
          1999               38         699,168       30.2       1,966,898         22.5           2.81
          2000               26         223,640        9.7         858,159          9.8           3.84
          2001               30         301,613       13.0       1,164,821         13.3           3.86
          2002               19         103,805        4.5         458,677          5.2           4.42
          2003                8          50,456        2.2         355,717          4.1           7.05
       Thereafter            23         494,403       21.3       2,330,865         26.7           4.71
                        ----------- -----------  ------------ ------------  ---------------- ------------
         Total              278       2,317,463      100.0%     $8,739,141        100.0%         $4.04
                        =========== ===========  ============ ============  ================ ============

------------
(1)    Based on the June 30, 1997 Rent Roll.
(2) Other Major Tenants include tenants with leases with greater than 5,000 sq. ft. of GLA.
(3) The No Expiration Date category includes those leases which are listed on then rent roll as either being month-to-month, or having expirations that are prior to the date of the rent roll, or having no expiration date.
(4)    Totals may not add to 100.0% due to rounding.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                Westgate Mall

                               Loan Information

                                       Original                         Cut-Off Date
Principal Balance:                     $43,023,167                      $42,681,517

Origination Date:                      December 13, 1996

Interest Rate:                         9.25%

Amortization:                          300 months

Hyperamortization:                     N/A

Effective Maturity Date:               N/A

Maturity Date:                         December 1, 2006

Borrower/ Sponsor:                     Westgate Joint Venture, a single-asset Ohio
                                       general partnership. The general partners are
                                       Richard JG Westgate Ltd (80%), Boykin Westgate Co.
                                       (10%), and Visconsi Westgate Co. (10%).

Call Protection:                       Prepayment lockout through December 1, 2000;
                                       hereafter prepayable in full with a prepayment
                                       premium equal to the greater of: (i) yield
                                       maintenance computed with U.S. Treasury
                                       discounting plus 50bp and (ii) 2% declining
                                       1/2% annually to a minimum of 1% of the
                                       outstanding loan balance. Loan prepayable at par
                                       beginning 90 days prior to maturity.

Removal of Property Manager:           None

Up Front Reserves:                     None

General Monthly Reserves:              Property Taxes and Insurance

Collection Account:                    None

Cross-Collateralization/ Default:      N/A

Mezzanine Loans:                       None

                             Property Information

Single Asset/Portfolio:           Single Asset

Property Type:                    Regional Mall

Location:                         West 210th Street and Center Ridge Road
                                  Fairview Park, Ohio

Year Built/Renovated and
 Expanded:                        1954/1996

The Collateral:                   One story, three anchor regional mall, with a
                                  total GLA of 789,222 SF with mall store space
                                  of 225,553 SF, 172,200 SF of self-owned anchor
                                  stores, and 324,326 SF occupied by
                                  ground-leased tenants including 24,974 SF
                                  occupied by a General Cinema theatre and 5,320
                                  SF occupied by a restaurant. Collateral GLA is
                                  617,222 SF.

                                  Anchors include Dillard's South, Dillard's North,
                                  and Kohl's.

Property Management:              Richard E. Jacobs Group

Percent of Mall Store Space
 Leased (June 30, 1997):          88.5%

1996 Net Operating Income:        $5,516,592

Underwritable Net Cash Flow:      $5,321,105

Appraised Value:                  $65,000,000

Appraised By:                     Landauer Associates, Inc.

Appraisal Date:                   September 18, 1997

Cut-Off Date Loan/PSF:            $143 (1)

                                  Cut-Off Date                  At Maturity

LTV:                               65.7%                         55.2%

DSCR(2):                          1.20x 1.44x

Mall Store Sales                  1995                          1996

PSF(3):                           $248                          $245

------------
(1) Adjusted for tenants which own their own improvements
(2) Based on Underwritable Net Cash Flow.
(3) Comparable Mall Store Sales.

This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR

PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                               Collateral Term Sheet:
                                   Westgate Mall

       Ten Largest Mall Store Tenants Based on Annualized Base Rent (1)

                                                                PERCENT                   PERCENT
TENANT OR                                                      OF TOTAL                  OF TOTAL     ANNUALIZED
PARENT COMPANY                                       TENANT       GLA      ANNUALIZED   ANNUALIZED    BASE RENT
OF TENANT                 STORE NAME                GLA (SF)    (SF)(3)    BASE RENT   BASE RENT(3)      PSF
------------------------  ------------------------ ---------  ---------- ------------  ------------ ------------
The Limited, Inc.         Bath & Body Works           45,347      20.1%    $  811,340       18.8%       $17.89
                          Compagnie Int. Express
                          Lane Bryant
                          Lerner New York
                          Limited Too
                          Structure
                          The Limited
                          Victoria's Secret

The Gap, Inc.             Baby Gap                    12,386       5.5        291,668        6.8         23.55
                          Gap Kids
                          The Gap

Woolworth Corp.           Foot Locker                 12,209       5.4        190,836        4.4         15.63
                          Koenig Sporting Goods(2)

Consolidated Stores Inc.  All for One                  7,388       3.3        162,798        3.8         22.04
                          Kay-Bee Toy and Hobby

Sterling Inc.             Rogers Jewelers              2,789       1.2        158,016        3.7         56.66
                          J.B. Robinson Jewelers

Borders Group Inc.        Walden Books/Walden Kids     7,018       3.1        140,354        3.3         20.00

Camelot Music, Inc.       Camelot Music                3,239       1.4        129,540        3.0         40.00

The Bombay Company        The Bombay Company           4,120       1.8        107,131        2.5         26.00

Cozod's Hallmark          Cozad's Hallmark             3,112       1.4        102,680        2.4         33.00

Gantos, Inc.              Gantos                       6,080       2.7         97,280        2.3         16.00
                                                   ---------  ---------- ------------  ------------ ------------
Total/Weighted Average (10 Largest)                  103,687      46.0%    $2,191,689       50.9%       $21.14
Remaining (excluding non-owned anchors)               95,925      42.5      2,115,135       49.1         22.05
Vacant                                                25,941      11.5              0        0.0          0.00
                                                   ---------  ---------- ------------  ------------ ------------
Total (excluding non-owned anchors)                  225,553     100.0%    $4,306,824      100.0%       $21.58
                                                   =========  ========== ============  ============ ============

------------
(1) Based on the June 30, 1997 Rent Roll.
(2) Does not include square footage or rent figures for vacant spaces and tenants with no expiration date.
(4) Numbers may not total 100.0% due to rounding.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR

PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                Westgate Mall

-------------------------------------------------------------------------------------------------------------------------
                                   Credit Rating
                                     of Parent                                                 Operating         REA
                                   Company (S&P,             Anchor-Owned/       Lease         Covenant      Termination
Anchor Tenant    Parent Company      Moody's)(1)      GLA      Collateral     Expiration(2)   Expiration(3)      Year
-------------------------------------------------------------------------------------------------------------------------

Dillard's North  Dillard's Dept.        NA/A2       194,531   Ground Lease        2017            2017(4)        2017
                 Store Inc.

Dillard's South  Dillard's Dept.        NA/A2       172,200   Anchor-Owned        2000              --         Perpetual
                 Store Inc.

Kohl's           Kohl's Dept.          BBB/Baa1      94,500   Ground Lease
                 Store Inc.                                    Collateral         2035(4)         2016(4)         --

-------------------------------------------------------------------------------------------------------------------------

                   Mall Store Lease Expiration Schedule (5)

-----------------------------------------------------------------------------

                                                                                Annualized
Year Ending          Expiring    % of Total    Annualized      % of Total       Base Rent
December 31             SF         SF(7)      Base Rent(6)   Base Rent(6)(7) Per Sq. Ft. (6)
------------------  ---------- ------------  -------------- ---------------  ---------------
     Vacant(5)         25,941       11.50%     $        0          0.00%          $ 0.00

No expiration date        100        0.04             500          0.01             5.00
        1997            8,373        3.71          98,946          2.30            11.82
        1998           12,314        5.46         401,967          9.33            32.64
        1999           17,892        7.93         337,271          7.83            18.85
        2000           15,500        6.87         534,915         12.42            34.51
        2001           38,546       17.09         813,827         18.90            21.11
        2002           14,054        6.23         293,395          6.81            20.88
        2003            4,323        1.92          59,208          1.37            13.70
        2004            7,013        3.11         155,226          3.60            22.13
        2005           41,808       18.54         791,024         18.37            18.92
        2006           21,417        9.50         488,699         11.35            22.82
   2007 or Later       18,272        8.10         331,846          7.71            18.16
                    ---------- ------------  -------------- ---------------  ---------------
       Total          225,553      100.00%     $4,306,824        100.00%          $21.58 (5)
                    ========== ============  ============== ===============  ===============

-----------------------------------------------------------------------------
(1)    Reflects long-term debt rating as of September 22, 1997.
(2) Includes initial term options identified in the lease. For Dillard's North, initial term expires 2007; there is one ten-year renewal option. for Dillard's South, initial term expires 2016; there are two ten-year renewal options. For Kohl's initial term expires 2005; there are two ten-year renewal options.
(3) Date of operating covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operating requirements.
(4) Based on the latest required term commencement date of the lease. The actual commencement date, and expiration date, may be earlier.
(5)    Data is based on the June 30, 1997 Rent Roll.
(6) Total annual base rent per square foot is net of base rent and square footage figures for vacant tenants and tenants with no expiration date.
(7)    Numbers may not total 100.0% due to rounding.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                Westgate Mall

                               Loan Information

                                Original                  Cut-Off Date
Principal Balance:              $21,000,000               $20,900,775

Origination Date                January 31, 1997

Interest Rate:                  8.07%

Amortization:                   360 months

Hyperamortization:              After the Effective Maturity Date, interest
                                rate increases to 13.07%. All excess cash
                                flow is used to reduce outstanding
                                principal balance; the additional 5%
                                interest accrues interest at the increased
                                rate and is deferred until the principal
                                balance is zero.

Effective Maturity Date:        March 1, 2004

Maturity Date:                  March 1, 2027

Borrower/Sponsor:               Westshore Properties L.L.C., a special
                                purpose, bankruptcy remote limited liability
                                company controlled by Wilmorite, Inc.
                                (15%), and Ivanhoe (85%), the retail real
                                estate group of the Canadian pension fund
                                Caisse de Depot et Placement du Quebec.

Call Protection:                Prepayment lockout through March 1, 2002
                                (except that defeasence is allowed two
                                years after securitization); thereafter,
                                prepayable with a prepayment premium equal
                                to the greater of; (i) yield maintenance
                                computed with U.S. Treasury discounting
                                and; (ii) 1% of the outstanding loan
                                balance. Loan prepayable at par beginning
                                90 days prior to the Effective Maturity
                                Date.

Removal of Property Manager:    Management may be terminated (i) if at the
                                end of each calendar quarter the DSCR for
                                the trailing twelve months (less than)
                                1.15:1 unless additional collateral is
                                pledged, (ii) upon event of default or;
                                (iii) after March 1, 2005.

Up Front Reserves:              Deferred Maintenance:     $213,750

General Monthly Reserves:       Property Taxes, Insurance, Debt Service and
                                replacement reserves of $0.50 psf/annually

Collection Account:             Hard Lockbox

Cross-Collateralization/
Default:                        N/A

Partner Loans:                  None


                            Property Information

Single Asset/Portfolio:         Single Asset

Property Type:                  Regional Mall

Location:                       12331 James Street Holland, Michigan

Year Built:                     1988

The Collateral:                 One story, five-anchor regional mall with a
                                total GLA of 473,619 SF, with mall store
                                space of 143,034 SF, 79,670 SF of
                                self-owned anchor stores, 11,011 SF of
                                outparcel space and 26,087 SF is an
                                adjacent strip center. Collateral GLA is
                                393,949 SF.

                                Anchors include JC Penney, Sears, Younkers and Steketee's.

Property Management:            Genesee Management and Wilmorite -(Ivanhoe
                                Property Management, L.L.C.)

Mall Store
Space Leased
(July 1, 1997):                 95.4%

1996 Net Operating Income:      $3,452,300

Underwritable
Net Cash Flow:                  $3,119,597

Appraised Value:                $33,000,000

Appraised By:                   Landauer Associates, Inc.

Appraisal Date:                 December 31, 1996

Cut-Off Date
Loans/PSF:                      $53

LTV:                                   Cut-Off Date          At Maturity

                                            63.3%                 58.9%

DSCR(1):                                   1.68x                 1.81x

Mall Store Sales                            1995                  1996

PSF(2):                                    $228                  $227

------------
(1)    Based on Underwritable Net Cash Flow.
(2)    Comparable Mall Store Sales.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                Westshore Mall

       Ten Largest Mall Store Tenants Based on Annualized Base Rent (1)

------------------------  -------------------- ---------  ---------- ------------  ------------ ------------
Tenant or                 Store Name             Tenant     Percent    Annualized     Percent     Annualized
Parent Company                                   GLA(SF)   of Total    Base Rent     of Total     Base Rent
of Tenant                                                  GLA (SF)                 Annualized       PSF
                                                                                     Base Rent
------------------------  -------------------- ---------  ---------- ------------  ------------ ------------
The Limited Inc.          Bath & Body Works       22,178      15.5%    $  320,918       14.3%       $14.47
                          Express
                          Lane Bryant
                          Lerner
                          Limited
Woolworth Corp.           Afterthoughts            9,840       6.9        191,751        8.6         19.49
                          Footlocker
                          Kinney Shoes
                          Lady Footlocker
                          Northern Reflections
Maurices's, Inc.          Maurice's                5,428       3.8         86,034        3.8         15.85
Deb Shops, Inc.           Deb                      5,911       4.1         82,262        3.7         13.92
County Seat Stores, Inc.  County Seat              3,535       2.5         78,300        3.5         22.15
J. J. Finnegan's          J.J. Finnegan's          5,995       4.2         77,945        3.5         13.00
Musicland                 Musicland                4,910       3.4         68,740        3.1         14.00
Cal Mad, Inc.             Imperial Sports          3,320       2.3         63,080        2.8         19.00
The Buckle, Inc.          Buckle                   5,058       3.5         55,638        2.5         11.00
Paul Harris               Paul Harris              4,500       3.1         54,000        2.4         12.00
                                               ---------  ---------- ------------  ------------ ------------
Total/Weighted Average (10 Largest)               70,675      49.4%    $1,078,668       48.1%       $15.26
Remaining (excluding non-owned anchors)           65,590      45.9      1,161,624       51.9         17.71
Vacant                                             6,769       4.7              0        0.0          0.00
                                               ---------  ---------- ------------  ------------ ------------
Total (excluding non-owned anchors)              143,034     100.0%    $2,240,292      100.0%       $16.44(2)
                                               =========  ========== ============  ============ ============

-----------------------------------------------------------------------------
(1) Based on the July 4, 1997 Rent Roll.
(2) Does not include vacant square footage.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.

                            Collateral Term Sheet:
                                Westshore Mall

                                Anchor Summary

--------------  -------------------- ----------------  -------- ---------------  --------------- ---------------  -------------
                                      Credit Rating of                                               Operating         R&A
                Parent                 Parent Company             Anchor-Owned/       Lease          Covenant      Termination
Anchor Tenant   Company               (SLP/Moody's)(1)    GLA      Collateral     Expiration(2)    Expiration(3)       Year
--------------  -------------------- ----------------  -------- ---------------  --------------- ---------------  -------------
Younker's       Proffitt's Inc.            Na/Ba2       69,148     Collateral          2023            2003(4)          NA
JC Penney       JC Penney Co., Inc.         A/A2        51,399     Collateral          2033            2003(4)          NA
Sears           Sears Roebuck & Co.        A-/A2        52,515     Collateral          2028            2003(4)          NA
Steketee's      Paul Steketee & Sons       NA/NA        40,755     Collateral          2028            2003(4)          NA

-----------------------------------------------------------------------------

                   Mall Store Lease Expiration Schedule (5)

---------------  ------------- -------------  ----------------- -----------------------  --------------------
  Year Ending                    Percent of   Annualized Tenant     Percent of Total     Annualized Base Rent
  December 31     Expiring SF    Total SF(7)      Base Rent      Annualized Base Rent(7)      Per Sq. Ft.
---------------  ------------- -------------  ----------------- -----------------------  --------------------
     Vacant           6,769          4.73%        $        0               0.00%                $ 0.00
      1997            1,874          1.31             61,388               2.74                  32.76
      1998           26,703         18.67            468,306              20.90                  17.54
      1999           29,915         20.91            503,600              22.48                  16.83
      2000           19,944         13.94            342,804              15.30                  17.19
      2001            9,952          6.96            234,542              10.47                  23.57
      2002            6,346          4.44             81,958               3.66                  12.91
      2003           14,345         10.03            165,305               7.38                  11.52
      2004           13,010          9.10            165,940               7.41                  12.75
      2005            7,318          5.12            128,411               5.74                  17.57
      2006            5,058          3.54             55,638               2.48                  11.00
 2007 or Later        1,800          1.26             32,400               1.45                  18.00
                 ------------- -------------  ----------------- -----------------------  --------------------
      Total         143,034        100.00%        $2,240,292             100.00%                $16.44(6)
                 ============= =============  ================= =======================  ====================

-----------------------------------------------------------------------------
(1) Reflects long-term debt rating as of September, 1997
(2) Includes initial term and options identified in the lease. For Younker's initial term expires 2003; there are four 5-year renewal options. For JC Penney initial term expires 2003; there are six 5-year renewal options. For Sears initial term expires 2003; there are five 5-year renewal options. For Steketee's initial term expires 2003; there is a renewal option for up to 25 years.

(3) Date of Operating Covenant expiration is the expiration date of the covenant requiring the anchor store to be open and operating (inclusive of current store name and other store names) without taking into account co-tenancy or other operting requirements.
(4) Based on the latest required term commencement date of the lease. The actual commencement date, and expiration date, may be earlier.
(5) Data is based on the July 4, 1997 Rent Roll.
(6) Does not include vacant square footage.
(7) Numbers may not total 100.0% due to rounding.


This information has been prepared in connection with the issuance of the securities referenced above and is based in part on information provided by the Mortgage Loan Sellers with respect to the expected characteristics of the Mortgage Loans in which these securities will represent undivided beneficial interests. The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return hypothesized herein will be achieved. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate or follow a predictable pattern. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE ONLY PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT OR PRIVATE PLACEMENT MEMORANDUM. In the event of any such offering, these materials, including any description of the Mortgage Loans contained herein, shall be deemed superseded in their entirety by such Prospectus and Prospectus Supplement or Private Placement Memorandum. To our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Future Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.
                               49

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 ANNEX A

                    MORTGAGED PROPERTIES CHARACTERISTICS




















                                     Annex A-1

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A
                     MORTGAGED PROPERTIES CHARACTERISTICS

      MORTGAGE                                      PROPERTY
        LOAN         PROPERTY NAME                    TYPE    ADDRESS                             CITY
------------------  ---------------------------------------  ----------------------------------- ------------------------
                                                             605 Third Ave. Between 39th and
605 THIRD AVENUE    605 Third Avenue               Office    40th St.                            New York
------------------  ---------------------------------------  ----------------------------------- ------------------------
EDENS & AVANT POOL
------------------  ---------------------------------------  ----------------------------------- ------------------------
         1          Florence Mall                  Retail    104 West Evans St.                  Florence
         2          Trenholm Plaza                 Retail    Forest Dr. & Trenholm Rd.           Forest Acres
         3          NBSC Building                  Office    1241 Main Street                    Columbia
         4          Hampton Plaza                  Retail    2864 Wilma Rudolph Blvd.            Clarksville
         5          Cumberland Plaza               Retail    1339 New Smithville Hwy             McMinnville
------------------  ---------------------------------------  ----------------------------------- ------------------------
         6          Cunningham Place               Retail    1600 Fort Campbell Blvd.            Clarksville
         7          Bay Village                    Retail    2300 Church Street                  Conway
         8          Belvedere Plaza                Retail    3100 North Main Street              Anderson
         9          Lakeside Shopping Ctr.         Retail    302 Pearman Dairy Road              Anderson
         10         Triangle Village               Retail    912-934 North Lake Drive            Lexington
------------------  ---------------------------------------  ----------------------------------- ------------------------
         11         Widewater Square               Retail    3315 Broad River Road               Columbia
         12         Palmetto Plaza                 Retail    493 Guignard Drive                  Sumter
         13         Edisto Village                 Retail    398 Riverside Drive                 Orangeburg
         14         Gateway Plaza                  Retail    1324 Broad Street Extension         Sumter
         15         Shoppers Port                  Retail    2049 Savannah Highway               Charleston
------------------  ---------------------------------------  ----------------------------------- ------------------------
         16         Raleigh Boulevard Shopping Ctr.Retail    1100 Raleigh blvd.                  Raleigh
         17         Kalmia Plaza                   Retail    1680 Richland Avenue-West           Aiken
         18         Westland Square                Retail    2250 Sunset Boulevard               West Columbia
         19         Woodberry Plaza                Retail    3234 August Road                    West Columbia
         20         Northway Plaza                 Retail    5100 Fairfield Road                 Columbia
------------------  ---------------------------------------  ----------------------------------- ------------------------
         21         Western Square                 Retail    1500 West Main Street               Laurens
         22         Lawndale Village               Retail    4701 Lawndale Ave.                  Greensboro
         23         Raeford-Hoke Village           Retail    234 Cole Avenue                     Raeford
         24         Fairfield Square               Retail    102 Fairfield Square                Winnsboro
         25         Northside Plaza - Henderson    Retail    1600 North Garnett Street           Henderson
------------------  ---------------------------------------  ----------------------------------- ------------------------
         26         St. George Plaza               Retail    5974 Jim Bilton Boulevard           St. George
         27         Waterway Plaza                 Retail    3369 Highway 9 East                 Little River
         28         Northside Plaza - Clinton      Retail    318 North Boulevard                 Clinton
         29         Ravenel Town Center            Retail    6323 Savannah Hwy                   Ravenel
         30         South Square Shopping Ctr.     Retail    1730 Airport Road                   Lancaster
------------------  ---------------------------------------  ----------------------------------- ------------------------
         31         Barnwell Plaza                 Retail    1019 Dunbarton Blvd.                Barnwell
         32         Capitol Square                 Retail    431 Sunset Boulevard                West Columbia
         33         Blowing Rock Square            Retail    175 U.S. Highway 321 By-Pass        Blowing Rock
         34         Bainbridge Mall                Retail    1400 East Shotwell Street           Bainbridge
         35         Three Fountains Plaza          Retail    3979 Platt Springs Rd.              West Columbia
------------------  ---------------------------------------  ----------------------------------- ------------------------
         36         Crossroads Shopping Ctr.       Retail    1317 East Dixie Drive               Asheboro
         37         Saluda Town Centre             Retail    U.S. Highway 378 @ Clemson Road     Saluda
         38         Clusters of Whitehall          Retail    300 St. Andrews Rd.                 Columbia
         39         Lexington Village              Retail    205 Columbia Avenue                 Lexington
         40         Dreher Plaza                   Retail    100 Dreher Road                     West Columbia
------------------  ---------------------------------------  ----------------------------------- ------------------------
         41         Tri-County Plaza               Retail    1075 Franklin Springs Road          Royston/Franklin Springs
         42         Clover Plaza                   Retail    809 Bethel Road                     Clover
         43         Stephens Plaza                 Retail    328 South Big A Road                Toccoa
         44         Goldrush Shopping Ctr.         Retail    316 S. Mine St.                     McCormick
         45         Mitchell Plaza                 Retail    215 West Columbia Avenue            Batesburg
------------------  ---------------------------------------  ----------------------------------- ------------------------
         46         Blockbuster/Taco Bell
                    -Lexington                     Retail    509-515 West Main Street            Lexington
         47         Rosewood Extension             Retail    4450 Rosewood Dr.                   Columbia
         48         Edgecombe Square               Retail    1102-1110 Western Blvd.             Tarboro
         49         Forest Drive Shopping Ctr.     Retail    1551 Sunnyside Lane                 Columbia
         50         Friarsgate Plaza               Retail    7948 Broad River Road               Irmo
------------------  ---------------------------------------  ----------------------------------- ------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                               CUT-OFF
                                                                                 DATE
                                                                              ALLOCATED                CUT-OFF    1994
      MORTGAGE               ZIP                TOTAL             OCCUPANCY      LOAN      APPRAISED    DATE      TOTAL
        LOAN         STATE   CODE  YEAR BUILT  SF/UNITS OCCUPANCY AS OF DATE    AMOUNT       VALUE       LTV     REVENUE
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
605 THIRD AVENUE   NY      10017    1963      946,369       98%   30-Jun-97 $120,000,000  $180,000,000  66.7%  $42,062,429
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
EDENS & AVANT POOL
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         1         SC      29502  1965/1984   247,064      100%   08-Apr-97 $  5,516,883  $ 14,567,776  36.8%  $ 1,276,384
         2         SC      29206  1960/1997   172,957       86%   08-Apr-97 $  4,399,870  $ 12,147,216    (1)  $ 1,116,510
         3         SC      29202  1970/1994   147,890       80%   08-Apr-97 $  3,588,694  $  9,437,738    (1)  $   706,363
         4         TN      37040    1988      189,302       97%   08-Apr-97 $  3,021,907  $  8,507,510    (1)           --
         5         TN      37110    1988      143,951       97%   08-Apr-97 $  2,835,486  $  7,729,152    (1)           --
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         6         TN      37042    1987      149,744      100%   08-Apr-97 $  2,799,378  $  7,671,318    (1)           --
         7         SC      29526    1988      133,480       99%   08-Apr-97 $  2,381,777  $  6,337,171    (1)           --
         8         SC      29622  1965/1992   158,739       73%   08-Apr-97 $  2,331,027  $  6,228,040    (1)  $   802,942
         9         SC      29624    1979      137,507       96%   08-Apr-97 $  2,134,162  $  5,835,761    (1)           --
         10        SC      29072    1986      115,754       97%   08-Apr-97 $  2,031,662  $  5,645,862    (1)           --
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         11        SC      29526  1976/1990    95,700       95%   08-Apr-97 $  2,028,788  $  5,372,492    (1)  $   621,512
         12        SC      29150  1964/1996    97,864       98%   08-Apr-97 $  2,013,032  $  5,341,321    (1)  $   496,180
         13        SC      29113  1972/1994   108,668       98%   08-Apr-97 $  1,980,334  $  5,292,841    (1)  $   476,134
         14        SC      29150    1989       91,150       88%   08-Apr-97 $  1,956,673  $  5,503,214    (1)  $   243,951
         15        SC      29401  1974/1992    74,400      100%   08-Apr-97 $  1,890,984  $  5,025,523    (1)  $   511,455
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         16        NC      27610    1990       72,232       94%   08-Apr-97 $  1,755,941  $  4,943,153    (1)  $   503,006
         17        SC      29801    1967      215,330       75%   08-Apr-97 $  1,747,952  $  5,587,618    (1)  $   872,176
         18        SC      29033  1987/1996    62,735       96%   08-Apr-97 $  1,692,883  $  4,458,371    (1)  $   404,352
         19        SC      29033  1976/1994    82,930      100%   08-Apr-97 $  1,645,846  $  4,429,538    (1)  $   399,745
         20        SC      29203  1974/1988    74,689       93%   08-Apr-97 $  1,580,781  $  4,222,393    (1)  $   404,213
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         21        SC      29360    1978       80,764       82%   08-Apr-97 $  1,379,182  $  3,738,018    (1)  $   448,304
         22        NC      27408    1987       46,337      100%   08-Apr-97 $  1,323,007  $  3,582,391    (1)  $   374,449
         23        NC      28376    1982       73,530      100%   08-Apr-97 $  1,319,807  $  3,522,802    (1)  $   263,228
         24        SC      29180    1987       54,640      100%   08-Apr-97 $  1,306,443  $  3,495,183    (1)  $   356,466
         25        NC      27536  1981/1995    66,090       90%   08-Apr-97 $  1,283,456  $  3,538,831    (1)  $   330,492
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         26        SC      29477  1982/1997    53,211       78%   08-Apr-97 $  1,282,442  $  3,460,222    (1)  $   243,149
         27        SC      29566    1991       49,750      100%   08-Apr-97 $  1,282,040  $  3,488,095    (1)  $   358,770
         28        NC      28328    1982       80,030       92%   08-Apr-97 $  1,234,189  $  3,326,763    (1)  $   189,044
         29        SC      29470    1996       48,050      100%   08-Apr-97 $  1,153,951  $  3,137,788    (1)           --
         30        SC      29720    1992       44,350      100%   08-Apr-97 $  1,148,991  $  3,202,526    (1)  $   367,709
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         31        SC      29812    1985       70,725      100%   08-Apr-97 $  1,148,471  $  3,223,032    (1)           --
         32        SC      29033  1974/1993    79,921       75%   08-Apr-97 $  1,048,824  $  2,837,762    (1)  $   378,526
         33        NC      28605    1990       42,559      100%   08-Apr-97 $  1,047,320  $  2,982,618    (1)  $   306,356
         34        GA      31717    1973      145,124       91%   08-Apr-97 $  1,046,440  $  2,968,377    (1)           --
         35        SC      29170  1986/1996    41,450       95%   08-Apr-97 $  1,009,260  $  2,781,315    (1)  $   228,920
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         36        NC      27203    1981       51,440      100%   08-Apr-97 $  1,000,793  $  2,710,208    (1)  $    85,605
         37        SC      29138    1996       37,450      100%   08-Apr-97 $    972,557  $  2,677,011    (1)           --
         38        SC      29212  1973/1988    68,029       64%   08-Apr-97 $    970,542  $  2,324,183    (1)  $   443,913
         39        SC      29072    1988       30,764       95%   08-Apr-97 $    954,392  $  2,461,536    (1)  $   266,551
         40        SC      29169    1989       20,276      100%   08-Apr-97 $    931,594  $  2,419,578    (1)  $   281,032
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         41        GA      30662    1986       63,510       89%   08-Apr-97 $    929,948  $  2,341,893    (1)  $   165,027
         42        SC      29710    1990       45,575       98%   08-Apr-97 $    903,605  $  2,601,357    (1)  $   323,620
         43        GA      30577    1989       47,850      100%   08-Apr-97 $    804,486  $  2,274,328    (1)  $   286,058
         44        SC      29835    1993       39,700      100%   08-Apr-97 $    757,251  $  2,081,442    (1)  $   231,684
         45        SC      29006    1987       39,970      100%   08-Apr-97 $    751,239  $  2,103,594    (1)  $   249,223
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------
         46        SC      29072    1990        9,200      100%   08-Apr-97 $    662,593  $  1,751,944    (1)  $   186,611
         47        SC      29209    1989       13,188       88%   08-Apr-97 $    641,374  $  1,676,369    (1)  $   209,953
         48        NC      27886    1990       85,740       42%   08-Apr-97 $    603,720  $  1,827,445    (1)  $   436,802
         49        SC      29204    1988       16,399       85%   08-Apr-97 $    519,033  $  1,367,975    (1)  $   146,311
         50        SC      29063  1981/1996    68,235       82%   08-Apr-97 $    491,790  $  1,196,889    (1)  $   253,232
------------------ ------- ------ ----------- -------- --------- ---------- ------------ ------------- ------- -----------

      MORTGAGE                                        PROPERTY
        LOAN         PROPERTY NAME                      TYPE       ADDRESS                             CITY
------------------  ------------------------------ -------------  ----------------------------------- ------------------
         51         Catawba Village                Retail         807 U.S. Highway 70                 Newton-Conover
         52         Waynesville Plaza              Retail         121 Eagles Nest Road                Waynesville
         53         Shotwell Square                Retail         1614 Shotwell Street                Bainbridge
         54         Mauldin Square                 Retail         306 North Main Street               Mauldin
         55         1634 Main Street               Office         1634 Main Street                    Columbia
------------------  ------------------------------ -------------  ----------------------------------- ------------------
         56         Blockbuster - Irmo             Retail         7249 St. Andrews Road               Irmo
         57         Blockbuster - Decker           Retail         2525 Decker Boulevard               Columbia
         58         Blockbuster - Warner Robbins   Retail         1871 Watson Boulevard               Warner Robbins
         59         Blockbuster - Broad River      Retail         2419 Broad River Road               Columbia
         60         Jackson Plaza Expansion        Retail         403 Gridstaff Road                  Sylva
------------------  ------------------------------ -------------  ----------------------------------- ------------------
         61         Edens KW Winnsboro             Retail         160 South 321 By-Pass               Winnsboro
         62         Taco Cid                       Retail         1416 Charleston Highway             West Columbia
         63         Lakeside Square                Retail         300 Pearman Dairy Road              Anderson
------------------  ------------------------------ -------------  ----------------------------------- ------------------
FGS POOL
-------------------------------------------------- -------------  ----------------------------------- ------------------
         1          Newark/Fremont Hilton          Hotel          39900 Balentine Drive               Newark
         2          Radisson, Fort Worth           Hotel          815 8th Street                      Fort Worth
         3          Embassy Suites Palm Beach
                    Gardens                        Hotel          4350 PGA Boulevard                  Palm Beach Gardens
         4          St. Petersburg Bayfront Hilton Hotel          333 1st Street South                St. Petersburg
         5          Holiday Inn Select, Beverly
                    Hills                          Hotel          1150 South Beverly Drive            Beverly Hills
------------------  ------------------------------ -------------  ----------------------------------- ------------------
         6          Admiralty Bank Building        Office         4400 PGA Boulevard                  Palm Beach Gardens
         7          Holiday Inn Select, Clark      Hotel          36 Valley Road                      Clark
         8          Howard Johnson, Woburn         Hotel          1 Mack Road                         Woburn
         9          Ramada Inn Seminary Plaza      Hotel          4641 Kenmore Avenue                 Alexandria
         10         Howard Johnson, Middletown     Hotel          511 Route 211 East                  Middletown
------------------  ------------------------------ -------------  ----------------------------------- ------------------
         11         Howard Johnson, Westbury       Hotel          120 Jericho Turnpike                Westbury
         12         Howard Johnson, Commack        Hotel          450 Moreland Road                   Commack
         13         Howard Johnson, Saddle Brook   Hotel          129 Pehle Avenue                    Saddle Brook
         14         Ramada Inn, Omaha              Hotel          7007 Grover Street                  Omaha
         15         Ramada Hotel, Woburn           Hotel          15 Middlesex Canal Park Road        Woburn
------------------  ------------------------------ -------------  ----------------------------------- ------------------
MANSION GROVE APARTMENTS                           Multifamily    502 Mansion Park Dr.                Santa Clara
-------------------------------------------------- -------------  ----------------------------------- ------------------
NORTH SHORE TOWERS                                 Multifamily    269-10, 270-10, 271-10 Grand
                                                                  Central Pkwy                        Floral Park
------------------  ------------------------------ -------------  ----------------------------------- ------------------
FASHION MALL                                       Regional Mall  8702 Keystone Crossing              Indianapolis
-------------------------------------------------- -------------  ----------------------------------- ------------------
YORKTOWN SHOPPING CENTER                           Regional Mall  203 Yorktown Ave.                   Lombard
-------------------------------------------------- -------------  ----------------------------------- ------------------
GRAND KEMPINSKI HOTEL                              Hotel          15201 Dallas Parkway                Dallas
-------------------------------------------------- -------------  ----------------------------------- ------------------
ARROWHEAD TOWNE CENTER                             Regional Mall  7700 West Bell Road                 Glendale
-------------------------------------------------- -------------  ----------------------------------- ------------------
MARK CENTERS POOL
-------------------------------------------------- -------------  ----------------------------------- ------------------
         1          25th Street Plaza              Retail         Routes 248 & 22                     Easton
         2          Monroe Plaza                   Retail         Third & McConnell Sts               Stroudsburg
         3          Northside Mall                 Retail         US Hwy 231 & Ross Clark Circle      Dothan
         4          Birney's Plaza                 Retail         Route 11 at Pittson Avenue          Moosic
         5          Mountainville Plaza            Retail         South Fourth St.                    Allentown
------------------  ------------------------------ -------------  ----------------------------------- ------------------
         6          Martintown Plaza               Retail         NEC Martintown & Knox               North Augusta
         7          Shillington Plaza              Retail         1 Parkside Avenue                   Reading
         8          Clound Springs Plaza Shopping                 SWC US Highway 27/Cloud Springs
                    Ctr.                           Retail         Road                                Fort Ogelthorpe
         9          Midway Plaza                   Retail         Pepperell Parkway & US Hwy 29       Opelika
         10         Troy Plaza                     Retail         156 Hossik Street                   Troy
------------------  ------------------------------ -------------  ----------------------------------- ------------------
         11         Kingston Plaza                 Retail         Third Avenue and East Pierce St.    Kingston
         12         Plaza 15                       Retail         NWC Route 15/Hospital Drive         Lewisburg
         13         New Smyrna Beach               Retail         1430 South Dixie Freeway            New Smyrna Beach
         14         K-Mart/Shamokin Dam            Retail         Routes 11 and 15                    Shamokin Dam
         15         Dunmore Plaza                  Retail         1400 Monroe Avenue                  Dunmore
------------------  ------------------------------ -------------  ----------------------------------- ------------------
         16         Ames Plaza                     Retail         Route 61                            Shamokin
         17         Kings Fairground               Retail         83 Piney Forest Road                Danville
------------------  ------------------------------ -------------  ----------------------------------- ------------------
WESTGATE MALL       Westgate Mall                  Regional Mall  West 210th Street & Center Ridge Rd Fairview Park
------------------  ------------------------------ -------------  ----------------------------------- ------------------
WESTSHORE MALL      Westshore Mall                 Regional Mall  12331 James Street                  Holland Township
------------------  ------------------------------ -------------  ----------------------------------- ------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                CUT-OFF
                                                                                 DATE
                                                                               ALLOCATED                  CUT-OFF   1994
      MORTGAGE               ZIP                TOTAL              OCCUPANCY     LOAN         APPRAISED    DATE     TOTAL
        LOAN         STATE   CODE  YEAR BUILT  SF/UNITS OCCUPANCY AS OF DATE    AMOUNT          VALUE       LTV    REVENUE
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- ----------
         51        NC      28658    1978       58,450        86%     08-Apr-97  $   477,676 $  1,685,934     (1)   $  157,698
         52        NC      28786    1985       33,300       100%     08-Apr-97  $   426,181 $  1,319,670     (1)   $  156,908
         53        GA      31717    1980       42,037       100%     08-Apr-97  $   403,332 $    963,801     (1)   $  163,268
         54        SC      29662    1986       15,800       100%     08-Apr-97  $   352,348 $    894,596     (1)   $   81,137
         55        SC      29201  1934/1988    13,994        89%     08-Apr-97  $   351,753 $    910,589     (1)   $  142,438
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- ----------
         56        SC      29210    1988        6,000       100%     08-Apr-97  $   333,806 $    870,170     (1)   $   92,991
         57        SC      29206    1989        6,000       100%     08-Apr-97  $   321,007 $    836,226     (1)   $   99,383
         58        GA      31093    1989        6,400       100%     08-Apr-97  $   281,004 $    729,122     (1)   $   85,780
         59        SC      29210    1988        6,000       100%     08-Apr-97  $   222,634 $    575,311     (1)   $  108,388
         60        NC      28779    1985        8,000       100%     08-Apr-97  $   205,730 $    505,735     (1)   $   54,478
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- ----------
         61        SC      29180    1989        7,200       100%     08-Apr-97  $    71,575 $    209,846     (1)   $   33,000
         62        SC      29169    1980        2,090       100%     08-Apr-97  $    60,155 $    150,323     (1)           --
         63        SC      29625    1975       48,441        34%     08-Apr-97           NA           NA      NA           --
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- ----------
FGS POOL
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- ----------
         1         CA      94560    1984          311        81%    LTM 5/30/97 $14,016,532 $ 21,800,000   50.9%           --
         2         TX      76102    1921          517        59%    LTM 5/30/97 $13,226,868 $ 25,850,000     (2)           --
         3         FL      33410    1989          160        80%    LTM 5/30/97 $ 8,883,717 $ 15,000,000     (2)           --
         4         FL      33701    1971          333        65%    LTM 5/30/97 $ 7,797,930 $ 14,300,000     (2)           --
         5         CA      90035    1973          260        76%    LTM 5/30/97 $ 7,699,222 $ 15,600,000     (2)           --
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
         6         FL      33410    1989       93,773        93%     30-Jun-97  $ 3,553,487 $  6,000,000     (2)           --
         7         NJ      07066    1973          191        70%    LTM 5/30/97 $ 3,059,947 $ 10,700,000     (2)           --
         8         MA      01801    1972          100        72%    LTM 5/30/97 $ 2,763,823 $  5,200,000     (2)           --
         9         VA      22304    1975          193        61%    LTM 5/30/97 $ 2,665,115 $  6,600,000     (2)           --
         10        NY      10940    1975          117        53%    LTM 5/30/97 $ 2,566,407 $  3,300,000     (2)           --
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
         11        NY      11753    1967           80        81%    LTM 5/30/97 $ 2,467,699 $  3,800,000     (2)           --
         12        NY      11725    1971          109        59%    LTM 5/30/97 $ 1,776,743 $  3,200,000     (2)           --
         13        NJ      07662    1969          141        62%    LTM 5/30/97 $ 1,184,496 $  3,500,000     (2)           --
         14        NE      68106    1973          215        53%    LTM 5/30/97 $ 1,085,788 $  3,600,000     (2)           --
         15        MA      01801    1972          196        62%    LTM 5/30/97 $   789,664 $  6,000,000     (2)           --
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
MANSION GROVE
 APARTMENTS        CA      95050    1989          877        97%     26-Jun-97  $72,862,226 $118,000,000   61.7%   $9,886,752
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
NORTH SHORE
 TOWERS            NY      11005    1971        1,844        92%     22-Aug-97  $70,280,966 $350,000,000   20.1%           --
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
FASHION MALL       IN      46204    1973      682,912        88%     01-May-97  $64,864,238 $116,000,000   55.9%           --
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
YORKTOWN SHOPPING
 CENTER            IL      60148    1968      480,539        92%     30-Jun-97  $57,304,459 $119,500,000   48.0%   $9,114,578
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
GRAND KEMPINSKI
 HOTEL             TX      75248    1983          528        70%    LTM 6/30/97 $55,000,000 $ 90,000,000   61.1%           --
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
ARROWHEAD TOWNE
 CENTER            AZ      85301    1993      394,297        89%     30-May-97  $48,899,962 $105,000,000   46.6%   $9,444,379
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
MARK CENTERS POOL
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
         1         PA      18045  1955/1987   131,477       100%     30-Jun-97  $ 7,996,805 $ 11,900,000   63.8%   $1,464,653
         2         PA      18360    1974      130,569       100%     30-Jun-97  $ 3,809,944 $  5,700,000     (3)   $  787,413
         3         AL      36303    1969      381,678        87%     30-Jun-97  $ 3,411,058 $  5,375,000     (3)   $1,009,771
         4         PA      18507  1972/1992   196,399        99%     30-Jun-97  $ 3,380,086 $  5,000,000     (3)   $  884,665
         5         PA      18103  1959/1993   114,801        97%     30-Jun-97  $ 3,189,401 $  5,000,000     (3)   $  724,791
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
         6         SC      29841  1974/1990   133,878        91%     30-Jun-97  $ 2,915,495 $  4,125,000     (3)   $  605,376
         7         PA      19607  1974/1994   150,742       100%     30-Jun-97  $ 2,893,230 $  4,800,000     (3)   $  144,139
         8         GA      30742  1968/1991   113,367        96%     30-Jun-97  $ 2,657,421 $  4,000,000     (3)   $  442,968
         9         AL      36801  1966/1986   203,223        77%     30-Jun-97  $ 2,504,438 $  3,300,000     (3)   $  515,891
         10        NY      12180  1966/1988   128,479        95%     30-Jun-97  $ 2,408,353 $  3,500,000     (3)   $  792,763
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
         11        PA      18704  1982/1993    62,824       100%     30-Jun-97  $ 2,280,900 $  3,300,000     (3)   $  505,967
         12        PA      17837  1976/1994   113,600        96%     30-Jun-97  $ 2,167,102 $  3,400,000     (3)   $  152,833
         13        FL      32168  1963/1993   102,130        79%     30-Jun-97  $ 1,535,575 $  3,800,000     (3)   $  226,267
         14        PA      17876  1979/1992    92,171       100%     30-Jun-97  $ 1,252,664 $  2,300,000     (3)   $  332,013
         15        PA      18509  1967/1984    45,380       100%     30-Jun-97  $ 1,136,492 $  1,800,000     (3)   $  288,935
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
         16        PA      17872    1967       98,210        92%     30-Jun-97  $ 1,018,835 $  2,000,000     (3)   $  288,602
         17        VA      24540    1972      118,535       100%     30-Jun-97  $   891,777 $  1,900,000     (3)   $  291,111
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
WESTGATE MALL      OH      44126    1954      617,222        89%     30-Jun-97  $42,681,517 $ 65,000,000   65.7%   $7,778,697
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------
WESTSHORE MALL     MI      49423    1988      393,949        95%     01-Jul-97  $20,900,775 $ 33,000,000   63.3%   $5,038,171
------------------ ------- ------ ----------- --------- --------- ------------- ----------- ------------- -------- -----------

(1) Edens & Avant Pool Properties Cut-Off Date LTV and DSCR calculated on a pool basis and equal 36.8% and 3.35x respectively

(2) FGS Pool Properties Cut-Off Date LTV and DSCR calculated on a pool basis and equal 50.9% and 2.16x respectively

(3) Mark Centers Pool Properties Cut-Off Date LTV and DSCR calculated on a pool basis and equal 63.8% and 1.50x respectively

     1995           1996
     TOTAL         TOTAL          1994           1995          1996       UNDERWRITABLE
    REVENUE       REVENUE       TOTAL NOI     TOTAL NOI      TOTAL NOI      CASH FLOW      DSCR       FEE/LEASEHOLD
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $42,742,254    $41,790,566    $24,490,657   $24,335,430    $22,823,422    $19,403,628     2.04           Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------

-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $ 1,573,385    $ 1,872,469    $   838,005   $ 1,212,016    $ 1,455,783    $ 1,311,100     3.35           Fee
 $ 1,185,790    $ 1,058,628    $   771,188   $   888,547    $   813,906    $ 1,093,249       (1)          Fee
 $ 1,358,959    $ 1,523,409    $   168,861   $   629,258    $   824,054    $   849,396       (1)          Fee
          --    $   953,571             --            --    $   781,197    $   765,676       (1)          Fee
          --    $   944,689             --            --    $   763,145    $   695,624       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
          --    $   879,977             --            --    $   721,321    $   690,419       (1)          Fee
          --    $   775,068             --            --    $   626,742    $   570,345       (1)          Fee
 $   931,001    $   801,659    $   645,669   $   755,482    $   633,309    $   560,524       (1)          Fee
          --    $   464,648             --            --    $   382,626    $   523,182       (1)          Fee
 $   552,579    $   678,996             --   $   457,390    $   569,913    $   508,128       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $   646,816    $   716,471    $   441,732   $   480,744    $   552,949    $   483,524       (1)          Fee
 $   505,660    $   502,911    $   334,266   $   377,185    $   405,067    $   480,719       (1)          Fee
 $   618,703    $   639,689    $   359,332   $   508,410    $   522,835    $   476,356       (1)          Fee
 $   561,388    $   638,133    $   143,002   $   404,198    $   524,229    $   495,289       (1)          Fee
 $   514,076    $   340,115    $   356,875   $   376,494    $   247,359    $   452,297       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $   507,863    $   576,652    $   390,286   $   392,579    $   447,969    $   444,884       (1)          Fee
 $   740,488    $   752,278    $   605,328   $   513,263    $   472,148    $   502,886       (1)          Fee
 $   401,420    $   478,158    $   301,822   $   313,524    $   405,525    $   401,253       (1)          Fee
 $   525,212    $   559,916    $   296,462   $   395,610    $   433,989    $   398,658       (1)          Fee
 $   418,308    $   416,762    $   287,622   $   307,721    $   316,010    $   380,015       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $   454,234    $   467,136    $   367,836   $   369,630    $   406,709    $   336,422       (1)          Fee
 $   396,740    $   397,043    $   299,578   $   319,903    $   334,921    $   322,415       (1)          Fee
 $   397,756    $   444,978    $   205,300   $   316,682    $   348,292    $   317,052       (1)          Fee
 $   380,443    $   377,586    $   264,748   $   298,788    $   297,506    $   314,566       (1)          Fee
 $   314,254    $   345,326    $   243,186   $   236,050    $   264,741    $   318,495       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $   255,222    $   245,268    $   183,413   $   195,054    $   193,730    $   311,420       (1)          Fee
 $   401,899    $   402,354    $   274,242   $   317,599    $   325,972    $   313,929       (1)          Fee
 $   215,405    $   250,539    $   129,911   $   165,653    $   190,241    $   299,409       (1)          Fee
          --    $   275,796             --            --    $   250,848    $   282,401       (1)    Leasehold
 $   361,841    $   359,228    $   303,962   $   292,215    $   293,716    $   288,227       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $   342,958    $   401,878             --   $   283,679    $   340,256    $   290,073       (1)          Fee
 $   392,249    $   374,688    $   288,595   $   291,520    $   289,527    $   255,399       (1)          Fee
 $   340,526    $   324,585    $   226,681   $   270,922    $   271,699    $   268,436       (1)          Fee
 $   172,460    $   516,968             --   $    89,014    $   302,407    $   267,154       (1)          Fee
 $   222,378    $   262,545    $   176,115   $   171,010    $   204,675    $   250,318       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $   327,687    $   338,713    $    22,166   $   250,624    $   253,833    $   243,919       (1)          Fee
          --    $    53,491             --            --    $    50,148    $   240,931       (1)          Fee
 $   425,281    $   452,687    $   324,400   $   296,926    $   350,336    $   209,177       (1)          Fee
 $   290,043    $   307,276    $   196,485   $   226,936    $   242,398    $   221,538       (1)          Fee
 $   288,437    $   293,797    $   226,760   $   230,745    $   245,187    $   217,762       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $   335,030    $   334,674    $   121,774   $   279,402    $   276,523    $   210,770       (1)          Fee
 $   327,564    $   284,800    $   251,400   $   258,037    $   221,453    $   234,122       (1)          Fee
 $   294,121    $   334,600    $   176,738   $   169,792    $   212,771    $   204,690       (1)    Leasehold
 $   271,954    $   246,845    $   186,176   $   220,994    $   199,132    $   187,330       (1)          Fee
 $   250,249    $   252,238    $   186,537   $   187,583    $   195,230    $   189,323       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------
 $   204,173    $   198,025    $   164,183   $   175,127    $   169,250    $   157,675       (1)          Fee
 $   213,353    $   212,303    $   171,733   $   175,522    $   179,432    $   150,873       (1)          Fee
 $   336,087    $   267,190    $   307,787   $   210,907    $   184,919    $   164,470       (1)          Fee
 $   154,876    $   165,299    $   114,724   $   118,399    $   131,983    $   123,118       (1)          Fee
 $   240,188    $   227,955    $   178,878   $   167,774    $   160,735    $   107,720       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------------


     1995           1996
     TOTAL         TOTAL          1994           1995          1996       UNDERWRITABLE
    REVENUE       REVENUE       TOTAL NOI     TOTAL NOI      TOTAL NOI      CASH FLOW      DSCR   FEE/LEASEHOLD
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $   167,818    $   176,084    $  113,475     $  113,655    $   139,314    $   151,734       (1)          Fee
 $   148,520    $   158,530    $  130,429     $  113,202    $   114,667    $   118,770       (1)          Fee
 $   159,963    $   170,968    $  115,189     $  105,294    $   122,197    $    86,742       (1)          Fee
 $   105,138    $   123,721    $   55,548     $   74,905    $    92,941    $    80,514       (1)          Fee
 $   144,418    $   115,929    $   81,372     $   73,057    $    57,060    $    81,953       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $    92,617    $   101,276    $   79,100     $   79,467    $    88,121    $    78,315       (1)          Fee
 $    97,388    $    97,603    $   85,638     $   83,598    $    85,698    $    75,260       (1)          Fee
 $    84,863    $    84,281    $   75,371     $   75,840    $    75,126    $    65,621       (1)          Fee
 $   108,178    $   101,473    $   63,437     $   63,111    $    56,650    $    51,778       (1)        Mixed
 $    61,715    $    62,910    $   41,475     $   46,703    $    47,723    $    45,516       (1)    Leasehold
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $    33,824    $    33,968    $   26,443     $   20,013    $    21,237    $    18,886       (1)          Fee
 $    21,168    $    23,400            --     $   15,572    $    21,709    $    13,529       (1)          Fee
          --    $    56,845            --             --    $    27,454    $     2,036       (1)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $ 8,557,030    $10,528,127            --     $2,386,246    $ 3,584,474    $ 3,568,915     2.16           Fee
 $11,699,233    $13,486,790            --     $2,508,653    $ 3,526,146    $ 3,150,788       (2)        Mixed
 $ 4,277,876    $ 4,703,656            --     $1,166,437    $ 1,624,318    $ 1,497,892       (2)          Fee
 $ 7,753,492    $ 8,420,930            --     $1,557,034    $ 2,031,243    $ 1,537,748       (2)          Fee
 $ 4,937,668    $ 5,991,931            --     $  747,380    $ 1,714,187    $ 1,557,977       (2)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $ 1,382,654    $ 1,453,685            --     $  825,821    $   778,325    $   720,625       (2)          Fee
 $ 3,988,820    $ 4,047,602            --     $  468,732    $   811,208    $ 1,410,192       (2)          Fee
 $ 1,608,802    $ 1,942,972            --     $  445,830    $   654,728    $   578,386       (2)          Fee
 $ 3,309,124    $ 3,501,141            --     $  454,917    $   580,732    $   594,895       (2)          Fee
 $ 1,425,751    $ 1,536,424            --     $  488,222    $   551,390    $   394,591       (2)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $ 1,621,805    $ 1,758,862            --     $  476,479    $   588,802    $   485,653       (2)        Mixed
 $ 1,442,977    $ 1,574,373            --     $  342,720    $   418,900    $   343,573       (2)          Fee
 $ 1,846,184    $ 2,331,202            --     $   39,921    $   459,954    $   352,813       (2)        Mixed
 $ 2,635,888    $ 2,553,729            --     $  303,313    $   224,712    $   111,263       (2)          Fee
 $ 3,223,899    $ 4,311,186            --     $   41,048    $   666,581    $   581,179       (2)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $10,664,852    $12,248,641    $6,410,725     $7,535,274    $ 9,363,629    $ 9,246,143     1.39           Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
          --             --            --             --             --    $20,124,264     2.83         Mixed
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $13,619,519    $13,946,994            --     $9,850,921    $10,170,268    $ 9,748,888     1.73     Leasehold
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $ 9,711,467    $10,365,552    $6,949,626     $7,646,725    $ 8,253,907    $ 7,570,166     1.33           Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $28,618,019    $31,432,514            --     $9,565,048    $11,416,707    $ 9,289,725     1.73           Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $12,121,878    $13,687,319    $4,979,051     $6,991,129    $ 8,516,785    $ 8,356,914     1.79           Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------

-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $ 1,648,131    $ 1,552,485    $1,171,304     $1,360,676    $ 1,209,270    $ 1,089,931     1.50           Fee
 $   821,189    $   782,426    $  614,866     $  631,653    $   554,339    $   484,949       (3)    Leasehold
 $ 1,192,082    $ 1,226,620    $  495,305     $  662,950    $   675,225    $   474,685       (3)        Mixed
 $   880,298    $   885,695    $  581,001     $  597,717    $   606,341    $   522,894       (3)    Leasehold
 $   730,334    $   753,908    $  516,368     $  545,770    $   516,813    $   454,665       (3)    Leasehold
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $   611,844    $   665,812    $  439,332     $  465,842    $   549,780    $   510,347       (3)    Leasehold
 $   703,365    $   703,868    $  108,842     $  553,166    $   540,183    $   435,864       (3)          Fee
 $   486,069    $   555,654    $  365,859     $  374,918    $   163,587    $   384,865       (3)          Fee
 $   552,751    $   581,960    $  394,751     $  463,537    $   574,118    $   495,509       (3)          Fee
 $   799,060    $   775,509    $  376,371     $  428,183    $   254,653    $   253,347       (3)          Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $   491,434    $   486,779    $  386,968     $  333,559    $   369,780    $   298,851       (3)    Leasehold
 $   361,478    $   575,901    $  148,173     $  309,164    $   434,790    $   382,483       (3)    Leasehold
 $   275,657    $   497,820    $  100,979     $  148,408    $   352,854    $   439,488       (3)          Fee
 $   330,011    $   313,392    $  233,695     $  243,686    $   224,235    $   168,094       (3)    Leasehold
 $   296,199    $   281,867    $  187,077     $  197,533    $   177,757    $   140,533       (3)    Leasehold
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $   300,398    $   286,819    $  210,361     $  226,343    $   204,206    $   142,220       (3)    Leasehold
 $   302,140    $   316,681    $  193,613     $  196,885    $   209,642    $   168,628       (3)    Leasehold
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $ 8,192,137    $ 8,415,211    $5,372,418     $5,546,322    $ 5,516,592    $ 5,321,105     1.20           Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------
 $ 4,656,406    $ 5,185,601    $2,987,089     $3,084,635    $ 3,452,300    $ 3,119,597     1.68           Fee
-------------- ------------- -------------- ------------- -------------- --------------- ------- ----------------


PROSPECTUS
                      MORTGAGE PASS-THROUGH CERTIFICATES

                             (ISSUABLE IN SERIES)

                        MORGAN STANLEY CAPITAL I INC.
                                  DEPOSITOR

   The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

   Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
(vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                (cover continued on next page)
                        ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS
    SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        ---------------------
   INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

   Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

   Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.
                           ---------------------

                            MORGAN STANLEY & CO.
                                 INCORPORATED
October 9, 1997

   Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

   The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

   UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and
(x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

   To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS

                                                            PAGE
                                                           ------
PROSPECTUS SUPPLEMENT.....................................     2
AVAILABLE INFORMATION.....................................     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........     4
SUMMARY OF PROSPECTUS.....................................     5
RISK FACTORS..............................................    13
DESCRIPTION OF THE TRUST FUNDS............................    20
USE OF PROCEEDS...........................................    26
YIELD CONSIDERATIONS......................................    27
THE DEPOSITOR.............................................    30
DESCRIPTION OF THE CERTIFICATES...........................    30
DESCRIPTION OF THE AGREEMENTS.............................    38
DESCRIPTION OF CREDIT SUPPORT.............................    55
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE
 LEASES...................................................    57
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................    74
STATE TAX CONSIDERATIONS..................................    98
ERISA CONSIDERATIONS......................................    99
LEGAL INVESTMENT..........................................   101
PLAN OF DISTRIBUTION......................................   103
LEGAL MATTERS.............................................   103
FINANCIAL INFORMATION.....................................   103
RATING....................................................   104
INDEX OF PRINCIPAL DEFINITIONS............................   105

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor .....................  Morgan Stanley Capital I Inc., a
                                 wholly-owned subsidiary of Morgan Stanley
                                 Group Inc. See "The Depositor."

Master Servicer ...............  The master servicer (the "Master Servicer"), if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Special Servicer ..............  The special servicer (the "Special
                                 Servicer"), if any, for each series of
                                 Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

Trustee .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Agreements--The Trustee."

The Trust Assets ..............  Each series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

 (a) Mortgage Assets ..........  The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                                 To the extent described in the related
                                 Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust
                                 Funds--Mortgage Loans--Leases" and "Risk
                                 Factors--Limited Assets" herein.

                                 The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                                 Each Mortgage Loan may provide for no
                                 accrual of interest or for accrual of
                                 interest thereon at an interest rate (a
                                 "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

 (b) Government Securities ....  If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government
                                 Securities").

 (c) Collection Accounts ......  Each Trust Fund will include one or more accounts established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

 (d) Credit Support ...........  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

 (e) Cash Flow Agreements .....  If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.

Distributions on Certificates .  Each series of Certificates evidencing an interest in a Trust Fund that includes
                                 Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                 Each series of Certificates will consist of one or more classes of Certificates that may
                                 (i) provide for the accrual of interest
                                 thereon based on fixed, variable or
                                 adjustable rates; (ii) be senior
                                 (collectively, "Senior Certificates") or subordinate (col-lectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal
                                 Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest
                                 Certificates"); (v) provide for
                                 distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

 (a) Interest .................  Interest on each class of Offered
                                 Certificates (other than Stripped Principal
                                 Certificates and certain classes of Stripped
                                 Interest Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the Certificates."

 (b) Principal ................  The Certificates of each series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

Advances ......................  Unless otherwise provided in the related
                                 Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

Termination ...................  If so specified in the related Prospectus
                                 Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the
                                 Certificates--Termination."

Registration of Certificates ..  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates will initially be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Tax Status of the
 Certificates .................  The Certificates of each series will constitute either (i) "regular interests"
                                 ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or
                                 (ii) interests ("Grantor Trust
                                 Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

 (a) REMIC ....................  REMIC Regular Certificates generally will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                                 A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Residual Certificates".

                                 The Offered Certificates will be treated as
                                 (i) assets described in section
                                 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

 (b) Grantor Trust ............  If no election is made to treat the Trust
                                 Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                                 Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations ..........  A fiduciary of an employee benefit plan or other retirement plan or arrangement,
                                 including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ..............  The related Prospectus Supplement will specify whether any class or classes of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

   The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

   Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate

Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

   Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

   The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

   It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

   If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

   If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

   Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

   To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

   Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

   The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

   The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL
CERTIFICATES

   Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

   The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

   Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

 General

   The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

 Leases

   To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

   To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

   Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

   As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

   While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

   The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

   The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

   Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

 Loan-to-Value Ratio

   The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

 Mortgage Loan Information in Prospectus Supplements

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

 Payment Provisions of the Mortgage Loans

   Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

   Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

   The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities,
(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

   Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

   If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

   Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

   The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

   When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

   The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

   The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted

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average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

   Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

   The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 Type of Mortgage Asset

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

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 Foreclosures and Payment Plans

   The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

 Due-on-Sale and Due-on-Encumbrance Clauses

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                THE DEPOSITOR

   Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

   The Depositor does not have, nor is it expected in the future to have, any significant assets.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

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
   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

   All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

  (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

    (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

    (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

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    (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

  (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

  (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

  (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

  (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the

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amount of Accrued Certificate Interest that is otherwise distributable on
(or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

   To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

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ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

   Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

                               34
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   (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

  (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

  (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

  (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

  (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

  (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

  (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

  (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure,
(f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

  (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

  (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

  (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

  (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

  (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

  (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such

                               35
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Distribution Date, separately identifying any reduction in such Certificate
Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

  (xv) the aggregate amount of principal prepayments made during the related Due Period;

  (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

  (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

  (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

  (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

  (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

  (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

  (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

   In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

   The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however,

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will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

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   DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                        DESCRIPTION OF THE AGREEMENTS

   The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal

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and interest to be received on or with respect to such Assets after the
Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

   The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

   If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

   With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

   Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

   Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

   Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole

Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

   Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

   Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

   A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

 General

   The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding

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Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

 Deposits

   A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

  (i) all payments on account of principal, including principal prepayments, on the Assets;

  (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

  (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

  (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

  (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

  (vi) any amounts representing Prepayment Premiums;

  (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

  (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

  (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

  (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges,

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Prepayment Premiums or Equity Participations on the Mortgage Assets;

 (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

  (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

  (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

 Withdrawals

   A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

  (i) to make distributions to the Certificateholders on each Distribution
Date;

  (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

  (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

  (iv) to reimburse a Master Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

  (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause
(ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

  (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

  (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

  (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

  (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

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  (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

  (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

  (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

  (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

  (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

  (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

  (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

  (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

  (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

  (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

 Other Collection Accounts

   Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability

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insurance policy or instrument of Credit Support included in the related
Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

   Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

   The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

   A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

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REALIZATION UPON DEFAULTED WHOLE LOANS

   A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

   The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

   Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

   The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

  (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

  (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

   If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

   The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

   If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

   If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

   If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

   The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

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   Each Agreement for a Trust Fund that includes Whole Loans will require the
Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

   In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

   Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

RENTAL INTERRUPTION INSURANCE POLICY

   If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

   The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit

                               50
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Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform
Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

   Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

   Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

   The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

   Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;
(iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the

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Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

   Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

   Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the

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Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

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DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

   Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

   If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy

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of any such material instrument for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

   Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed

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to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

   The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

   Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

   Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such

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property is generally pledged or assigned as security to the lender under the
UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

FORECLOSURE

 General

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Equitable Limitations on Enforceability of Certain Provisions

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair

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consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

 Non-Judicial Foreclosure/Power of Sale

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Public Sale

   A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under

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federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

 REO Properties

   If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless
(i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

   In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO

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Taxes in connection with the operation of commercial REO Properties by
REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

 Rights of Redemption

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

 Anti-Deficiency Legislation

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states

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permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

 Leasehold Risks

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the

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outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

   If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the

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extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

   In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

   To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and

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defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

   Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

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   Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

   Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996 lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

   The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

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   Unless otherwise provided in the related Prospectus Supplement, the
Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

   Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

   A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

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   "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

   In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

   Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such

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prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

   Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages

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on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures

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contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control
Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

   The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

   If a REMIC election is not made, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

   Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of

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income and deductions as and when collected by or paid to the Master
Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

   Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement will have advised the Depositor that:

     (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

     (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

   Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

   Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A

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Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

   Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount

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and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

   Anti-Abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

   1. Stripped Bonds and Stripped Coupons

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

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   Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

   Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

   The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on certain provisions of the OID Regulations, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

   It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

   Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

   Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be

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considered to represent "real estate assets" within the meaning of Code
Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

   2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

   The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

   Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other

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rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

   Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

   3. Grantor Trust Certificates Representing Interests in ARM Loans

   The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust

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Certificateholder when such amount accrues. Furthermore, the addition of
Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

   Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

   Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year). Lower capital gains rates generally will apply to individuals who hold Grantor Trust Certificates for more than 18 months.

   It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate,
(ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition of the Grantor Trust Certificate would be treated as ordinary income instead of capital gain.

   Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

   Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

   As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United

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States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

   The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

   The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

   A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

   In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

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   Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

   Only REMIC Certificates, other than the residual interest in a Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

   Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

   In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue

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price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

   Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

   Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the

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IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

   Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

   Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

   A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also

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be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

   The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

   Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

   Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption

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price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

   Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and
(b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

   A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an

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election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date they are published as final regulations in the Federal Register. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

   Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

   Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

   It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate,
(ii) the REMIC Regular

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Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

   The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

   The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

   Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

   Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

   Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

   Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any

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period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

   Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

   Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

   For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

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   Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

   Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

   A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

   A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

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   Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

   The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

   A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

   Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

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Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

   Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

   Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

   In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

   Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

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   Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

   The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

   Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the

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distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

   Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

   In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

   Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

   If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period

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beginning on such date, the REMIC will not be subject to any Prohibited
Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual
Certificates within the 90-day period.

   The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

   Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

   Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

   Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

   Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are

                               96
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effectively connected with their conduct of a trade or business within the
United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

   REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

   Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

   A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

   In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual

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Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

   Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,
(i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

   Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

   Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income

                               98
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tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

 General

   Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

   The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

   Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise be parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

   The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

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 Availability of Underwriter's Exemption for Certificates

   Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and
(2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

   General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

     (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

   Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

   Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC

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defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series or classes of Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

   All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

   Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLAN OF DISTRIBUTION

   The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

   Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                LEGAL MATTERS

   Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

TERM
                                                             PAGE(S) ON WHICH
                                                             TERM IS DEFINED
                                                            IN THE PROSPECTUS

Accrual Certificates ..................................................       30
ADA ...................................................................       72
Applicable Amount .....................................................       93
ARM Loans .............................................................   24, 79
Asset Conservation Act ................................................       68
Asset Seller ..........................................................       20
Assets ................................................................    1, 20
Balloon Mortgage Loans ................................................       16
Bankruptcy Code .......................................................       63
Book-Entry Certificates ...............................................       31
Cash Flow Agreement ...................................................       26
Cash Flow Agreements ..................................................        1
Cede ..................................................................    3, 37
CERCLA ................................................................   18, 68
Certificate Account ...................................................       41
Certificate Owners ....................................................       37
Certificateholders ....................................................        3
Closing Date ..........................................................       83
Commercial Loans ......................................................       20
Commercial Properties .................................................       20
Commission ............................................................        3
Contributions Tax .....................................................       95
Cooperatives ..........................................................       21
Covered Trust .........................................................   17, 55
CPR ...................................................................       29
Credit Support ........................................................    1, 26
Crime Control Act .....................................................       73
Deferred Interest .....................................................       80
Definitive Certificates ...............................................   31, 38
Depositor .............................................................       20
Determination Date ....................................................       31
DTC ...................................................................    3, 37
Due Period ............................................................       31
Environmental Hazard Condition ........................................       69
Equity Participations .................................................       24
ERISA .................................................................       99
ERISA Plans ...........................................................       99
Exchange Act ..........................................................        3
Exemption .............................................................      100
FDIC ..................................................................       41
FHLMC .................................................................       50
FNMA ..................................................................       69
Government Securities .................................................    1, 20
Indirect Participants .................................................       37
Insurance Proceeds ....................................................       42
IRS ...................................................................       76
Labor .................................................................       99
L/C Bank ..............................................................       56
Lease .................................................................        3
Lease Assignment ......................................................        1
Legislative History ...................................................       83

                               106

Lessee ................................................................        3
Liquidation Proceeds ..................................................       42
Lock-out Date .........................................................       24
Lock-out Period .......................................................       24
Mark-to-Market Regulations ............................................       93
Master REMIC ..........................................................       83
MBS ...................................................................    1, 20
MBS Agreement .........................................................       24
MBS Issuer ............................................................       24
MBS Servicer ..........................................................       24
MBS Trustee ...........................................................       24
Morgan Stanley ........................................................      103
Mortgage Loans ........................................................    1, 20
Mortgage Notes ........................................................       21
Mortgage Rate .........................................................       24
Mortgages .............................................................       21
Multifamily Loans .....................................................       20
Multifamily Properties ................................................       20
NCUA ..................................................................      102
Nonrecoverable Advance ................................................       34
Offered Certificates ..................................................        1
OID ...................................................................   74, 76
OID Regulations .......................................................       76
Originator ............................................................       21
Participants ..........................................................       37
Pass-Through Rate .....................................................       32
Payment Lag Certificates ..............................................       89
Permitted Investments .................................................       41
Plans .................................................................       99
Prepayment Assumption .................................................       79
Prepayment Premium ....................................................       24
Prohibited Transactions Tax ...........................................       95
RCRA ..................................................................       68
Record Date ...........................................................       31
Related Proceeds ......................................................       34
Relief Act ............................................................       72
REMIC Certificates ....................................................       82
REMIC Regular Certificateholders ......................................       83
REMIC Regular Certificates ............................................       82
REMIC Regulations .....................................................       74
REMIC Residual Certificateholder ......................................       90
REMIC Residual Certificates ...........................................       82
REO Extension .........................................................       61
REO Tax ...............................................................       61
Restricted Group ......................................................      100
RICO ..................................................................       73
Senior Certificates ...................................................       30
Servicing Standard ....................................................       45
SMMEA .................................................................      101
SMMEA Certificates ....................................................      101
Special Servicer ......................................................       45
Stripped ARM Obligations ..............................................       80
Stripped Bond Certificates ............................................       77
Stripped Coupon Certificates ..........................................       77
Stripped Interest Certificates ........................................       30

                               107

Stripped Principal Certificates .......................................       30
Subordinate Certificates ..............................................       30
Sub-Servicer ..........................................................       45
Sub-Servicing Agreement ...............................................       45
Subsidiary REMIC ......................................................       83
Super-Premium Certificates ............................................       84
Title V ...............................................................       71
Trust Assets ..........................................................        2
Trust Fund ............................................................        1
UCC ...................................................................       37
Voting Rights .........................................................       19
Warrantying Party .....................................................       40

           INSTRUCTIONS TO READ CD-ROM FOR MORGAN STANLEY CAPITAL I

ACCESSING APPRAISALS IN ADOBE ACROBAT(1) PDF (PORTABLE DOCUMENT FORMAT)

FOR USERS WITH PRE-INSTALLED ACROBAT READERS

o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.

o Please note that the folder names correspond to the respective mortgage loans. Double-click on the folder that you are interested in reviewing. Within each main folder, you will find two sub-folders: one entitled "PDF" and the other "RTF". To access the Acrobat version of the appraisal, double-click on the PDF folder. In the case of a single mortgage, you will see only one Acrobat file. For pooled mortgages, you will see a complete list of Acrobat files for that pool.

o  Double-click on the file you wish to review.

o Acrobat Reader will launch and display the contents of the file (appraisal) on screen.

o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.

FOR USERS WHO NEED TO INSTALL THE ACROBAT READER

o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.

o If you are a Windows 95 or Windows NT user, double-click on the "Win95" folder. Once inside the folder, double-click on the "Ar32e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.

o If you are a Windows 3.11 user, double-click on the "Win31" folder. Once inside the folder, double-click on the "Ar16e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.

o Once your Reader is installed, go back to the CD-ROM. Please note that the folder names correspond to the respective mortgage loans. Double-click on the folder that you are interested in reviewing. Within each main folder, you will find two sub-folders: one entitled "PDF" and the other "RTF". To access the Acrobat version of the appraisal, double-click on the PDF folder. In the case of a single mortgage, you will see only one Acrobat file. For pooled mortgages, you will see a complete list of Acrobat files for that pool.

o  Double-click on the file you wish to review.

o Acrobat Reader will launch and display the contents of the file (appraisal) on screen.

o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.

ACCESSING APPRAISALS IN RTF (RICH TEXT FORMAT) (SUITABLE FOR WORDPERFECT, WORD AND EXCEL)

o Accessing the RTF files requires only that you have one of the following word processing applications: MICROSOFT(2) WORD (version 6.0 or later) or WORDPERFECT(3) (version 6.0/6.1 or later). Viewing an appraisal in RTF will allow you to cut and paste blocks of text into another word processing file and/or cut and paste tabular data directly into a spreadsheet program such as EXCEL, preserving the delimited data fields. (NOTE: The RTF files consist of the same material content as the PDF files.)

o  Insert the disk in the CD-ROM drive.

o Start your word processor, and go through the File/Open drop-down menu and dialog box to locate your CD-ROM drive and double-click on the folder of the mortgage or pool that you are interested in reviewing. Within each main folder, you will find two sub-folders: one entitled "PDF" and the other "RTF". To access the RTF version of the appraisal, double-click on the RTF folder. In the case of a single mortgage, you will see only one RTF file. For pooled mortgages, you will see a complete list of RTF files for that pool.

o  Double-click on the file you wish to open.
------------
(1)    Adobe and Acrobat are registered trademarks of Adobe Systems
       Incorporated.
(2)    Microsoft, Word and Excel are registered trademarks of Microsoft
       Corporation.
(3)    WordPerfect is a registered trademark of Corel Corporation Limited.

                         INSIDE BACK COVER:

                  [GRAPHICS OR IMAGE MATERIAL OMITTED]

Photographs of: Birney Plaza, Martintown Plaza, Westgate Mall, Westshore Mall, The Grand Kempinski, Arrowhead Towne Center, Yorktown Shopping Center

   This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in both PDF and RTF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

   If and when the words "expects," "intends," "anticipates," "estimates" and analogous expressions are used on the CD-ROM, such statements are subject to a variety of risks and uncertainties that could cause results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other events, conditions and circumstances, many of which are beyond the control of the Depositor and the Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, MSMC and the Originators. Any forward-looking statements speak only as of their date. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in the CD-ROM to reflect any change in events, conditions or circumstances on which any such statement is based.

   This diskette contains Loan Characteristics/Schedule of Additional Information for Mortgage Loans in Microsoft Excel(1) Version 7.0 format. The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the diskette. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.

------------
(1)    Microsoft Excel is a registered trademark of Microsoft Corporation.

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement and the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Seller or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                          PAGE
                                                     -------------
Executive Summary ..................................       S-8
Summary of Prospectus Supplement ...................      S-11
Risk Factors .......................................      S-35
Mortgage Pool Characteristics ......................      S-61
Description of the Mortgage Loans and the Mortgaged
 Properties.........................................      S-75
Description of the Offered Certificates ............     S-223
Yield, Prepayment and Maturity Considerations  .....     S-236
The Pooling Agreement ..............................     S-251
Certain Legal Aspects of the Mortgage Loans ........     S-271
Use of Proceeds ....................................     S-273
Certain Federal Income Tax Consequeces .............     S-273
ERISA Considerations ...............................     S-274
Legal Investment ...................................     S-276
Plan of Distribution ...............................     S-276
Experts ............................................     S-277
Validity of the Offered Certificates ...............     S-277
Ratings ............................................     S-277
Index of Significant Definitions ...................     S-279
Exhibit A--Financial Information ...................       A-1
Exhibit B--Representations and Warranties  .........       B-1
Exhibit C--Form of Report to Certificateholders  ...       C-1
Exhibit D--Preliminary Term Sheet ..................       D-1
Annex A--Mortgaged Properties Characteristics  ..... Annex A-1

                     Prospectus
Prospectus Supplement ..............................         2
Available Information...............................         3
Incorporation of Certain Information By Reference  .         4
Summary of Prospectus ..............................         5
Risk Factors .......................................        13
Description of the Trust Funds .....................        20
Use of Proceeds ....................................        26
Yield Considerations ...............................        27
The Depositor ......................................        30
Description of the Certificates ....................        30
Description of the Agreements ......................        38
Description of Credit Support ......................        55
Certain Legal Aspects of the Mortgage Loans and the
 Leases ............................................        57
Certain Federal Income Tax Consequences ............        74
State Tax Considerations ...........................        98
ERISA Considerations ...............................        99
Legal Investment ...................................       101
Plan of Distribution ...............................       103
Legal Matters ......................................       103
Financial Information ..............................       103
Rating .............................................       104
Index of Principal Definitions .....................       105

                                 $705,484,000
                                (APPROXIMATE)

                                MORGAN STANLEY
                                CAPITAL I INC.
                                  DEPOSITOR


                            COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                               SERIES 1997-XLI

                            PROSPECTUS SUPPLEMENT
           CLASS A-1 CERTIFICATES                $238,000,000
           CLASS A-2 CERTIFICATES                $ 64,000,000
           CLASS A-3 CERTIFICATES                $226,171,000
           CLASS X CERTIFICATES                  $754,531,157
           CLASS B CERTIFICATES                  $ 22,636,000
           CLASS C CERTIFICATES                  $ 22,636,000
           CLASS D CERTIFICATES                  $ 45,271,000
           CLASS E CERTIFICATES                  $ 45,271,000
           CLASS F CERTIFICATES                  $ 41,499,000

                                MORGAN STANLEY
                                 DEAN WITTER

                               October   , 1997